As filed pursuant to Rule 424(b)(5)
Under the Securities Act of 1933
Registration No. 333-131630

SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED OCTOBER 16, 2007
(TO PROSPECTUS DATED JULY 27, 2007)

CWALT, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

Alternative Loan Trust 2007-J1
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-J1

This Supplement modifies certain information contained in the Prospectus Supplement, dated February 27, 2007 (the “Prospectus Supplement”) relating to the Mortgage Pass-Through Certificates, Series 2007-J1.

This Supplement modifies the information contained in the following sections of the Prospectus Supplement:

•	the “Summary—Description of the Certificates” section beginning on page S-8 of the Prospectus Supplement;

•	the “Risk Factors” section beginning on page S-36 of the Prospectus Supplement;

•	the “The Mortgage Pool—General” section beginning on page S-50 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Countrywide Home Loans” section beginning on page S-72 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Mortgage Loan Production” section on page S-73 of the Prospectus Supplement;

•	the “Static Pool Data” section on page S-78 of the Prospectus Supplement;

•	the “Legal Proceedings” section on page S-175 of the Prospectus Supplement;

•	the “Ratings” section beginning on page S-187 of the Prospectus Supplement; and

•	Annex A of the Prospectus Supplement, which contained information regarding the initial mortgage loans as of the initial cut-off date.

In addition, the Certificateholder Monthly Distribution Summaries for the distribution dates occurring in March 2007 through January 2008 are attached hereto as Annex B and provide information regarding the distributions made to the certificates on the distribution dates occurring in March 2007 through January 2008, updated information regarding the mortgage loans and certain other information.

In addition, the Prospectus dated July 27, 2007 is attached hereto as Annex C and replaces the Prospectus dated November 14, 2006 that was originally included with the Prospectus Supplement.

Countrywide Securities Corporation

The date of this Supplement is February 1, 2008.

Summary - Description of the Certificates

The section of the Prospectus Supplement titled “Summary—Description of the Certificates” beginning on page S-8 of the Prospectus Supplement is modified to reflect the recent ratings actions of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., and Fitch Ratings, as indicated below:

Class of Certificates	Initial S&P Rating	S&P Rating Action	Current S&P Rating
Class 1-A-1	AAA	Affirmed	AAA
Class 1-A-2	AAA	Affirmed	AAA
Class 1-A-3	AAA	Affirmed	AAA
Class 1-A-4	AAA	Affirmed	AAA
Class 1-A-5	AAA	Affirmed	AAA
Class 1-A-6	AAA	Affirmed	AAA
Class 1-A-7	AAA	Affirmed	AAA
Class 1-A-8	AAA	Affirmed	AAA
Class 1-A-9	AAA	Affirmed	AAA
Class 1-A-10	AAA	Affirmed	AAA
Class 1-A-11	AAA	Affirmed	AAA
Class 1-A-12	AAA	Affirmed	AAA
Class 1-A-13	AAA	Affirmed	AAA
Class 1-A-14	AAA	Affirmed	AAA
Class 1-A-15	AAA	Affirmed	AAA
Class 2-A-1	AAA	Affirmed	AAA
Class 2-A-2	AAA	Affirmed	AAA
Class 2-A-3	AAA	Affirmed	AAA
Class 2-A-4	AAA	Affirmed	AAA
Class 2-A-5	AAA	Affirmed	AAA
Class 2-A-6	AAA	Affirmed	AAA
Class 2-A-7	AAA	Affirmed	AAA
Class 2-A-8	AAA	Affirmed	AAA
Class 2-A-9	AAA	Affirmed	AAA
Class 2-A-10	AAA	Affirmed	AAA
Class 2-A-11	AAA	Affirmed	AAA
Class 2-A-12	AAA	Affirmed	AAA
Class 2-A-13	AAA	Affirmed	AAA
Class 2-A-14	AAA	Affirmed	AAA
Class 2-A-15	AAA	Affirmed	AAA
Class 2-A-16	AAA	Affirmed	AAA
Class 2-A-17	AAA	Affirmed	AAA
Class 2-A-18	AAA	Affirmed	AAA
Class 2-A-19	AAA	Affirmed	AAA
Class 2-A-20	AAA	Affirmed	AAA
Class 2-A-21	AAA	Affirmed	AAA
Class 2-A-22	AAA	Affirmed	AAA
Class 2-A-23	AAA	Affirmed	AAA
Class 2-A-24	AAA	Affirmed	AAA
Class 2-A-25	AAA	Affirmed	AAA
Class 2-A-26	AAA	Affirmed	AAA
Class 2-A-27	AAA	Affirmed	AAA
Class 2-A-28	AAA	Affirmed	AAA
Class 2-A-29	AAA	Affirmed	AAA
Class 2-A-30	AAA	Affirmed	AAA
Class 2-A-31	AAA	Affirmed	AAA
Class 2-A-32	AAA	Affirmed	AAA
Class 2-A-33	AAA	Affirmed	AAA
Class 2-A-34	AAA	Affirmed	AAA
Class 2-A-35	AAA	Affirmed	AAA
Class 2-A-36	AAA	Affirmed	AAA
Class 2-A-37	AAA	Affirmed	AAA

2

Class of Certificates	Initial S&P Rating	S&P Rating Action	Current S&P Rating
Class 2-A-38	AAA	Affirmed	AAA
Class 2-A-39	AAA	Affirmed	AAA
Class 2-A-40	AAA	Affirmed	AAA
Class 2-A-41	AAA	Affirmed	AAA
Class 2-A-42	AAA	Affirmed	AAA
Class 2-A-43	AAA	Affirmed	AAA
Class 2-A-44	AAA	Affirmed	AAA
Class 3-A-1	AAA	Affirmed	AAA
Class 3-A-2	AAA	Affirmed	AAA
Class 3-A-3	AAA	Affirmed	AAA
Class 3-A-4	AAA	Affirmed	AAA
Class 3-A-5	AAA	Affirmed	AAA
Class 3-A-R	AAA	Affirmed	AAA
Class A-R	AAA	Affirmed	AAA
Class PO	AAA	Affirmed	AAA
Class X	AAA	Affirmed	AAA
Class B-1	A-	Downgraded/CreditWatch Negative	B-
Class B-2	BBB-	Downgraded/CreditWatch Negative	CCC
Class M	AA	Downgraded	A+
Class 3-M-1	AA+	Downgraded	AA
Class 3-M-2	AA	Downgraded	A-
Class 3-M-3	A	Downgraded/CreditWatch Negative	BB-
Class 3-B	BBB	Downgraded/CreditWatch Negative	B-

Class of Certificates	Initial Moody’s Rating	Moody’s Rating Action	Current Moody’s Rating
Class 3-A-2	Aaa	Negative Outlook	Aaa
Class 3-M-1	Aa2	Negative Outlook	Aa2
Class 3-M-2	Aa3	Negative Outlook	Aa3
Class 3-M-3	Baa1	Downgraded	B1
Clas 3-B	Baa3	Downgraded	Caa2

Class of Certificates	Initial Fitch Rating	Fitch Rating Action	Current Fitch Rating
Class M	AA	Downgraded	A+
Class B-1	A	Downgraded	BBB-
Class B-2	BBB	Downgraded	B
Class B-3	BB	Downgraded	C
Class B-4	B	Downgraded	C

Risk Factors

The section of the Prospectus Supplement titled “Risk Factors” beginning on page S-36 of the Prospectus Supplement is modified by adding the following paragraphs at the end of that section:

Mortgage Loans With Larger Principal Balances May Have A Disproportionate Effect On Your Certificates
The tables in Annex A entitled “Current Mortgage Loan Principal Balances” specify the percentage of the mortgage loans in each loan group, by aggregate stated principal balance of the mortgage loans in that loan group as of January 1, 2008, that have principal balances in each of the ranges specified in those tables. The prepayment, delinquency, default and loss experience of mortgage loans with large principal balances may have a greater effect on the performance of the certificates than other mortgage loans. Significant realized losses on one or more mortgage loans with large principal balances will result in a substantial reduction or total write-down of the class certificate balance of one or more classes of subordinated certificates.

3

Withdrawal Or Downgrading Of Initial Ratings Is Likely To Affect The Values Of The Certificates
The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate, and they have done so recently with respect to large numbers of prior securitizations, including those of the sponsor. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The ratings on the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans. A reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

Recent Developments In The Residential Mortgage Market And The Economy May Adversely Affect The Performance And Market Value Of Your Securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and worsening economic conditions that may adversely affect the performance and market value of your securities.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase. These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values are expected to remain stagnant or decrease during the near term.  A continued decline or an extended flattening of housing values may result in additional increases in delinquencies and losses on residential mortgage loans generally. The loan-to-value ratio information provided in this prospectus supplement with respect to each mortgage loan is based on the value assigned to the related mortgaged property during the origination of that mortgage loan, and any decline in the value of that mortgaged property after the origination of the mortgage loan will result in a higher loan-to-value ratio with respect to that mortgage loan.

Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. and may continue to increase as a result of the weakening housing market and the seasoning of the securitized pools. These increases in delinquencies and losses (as adjusted for age) are most pronounced for recent vintages and are especially pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores. See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

In addition, numerous residential mortgage loan originators, including American Home Mortgage Corp. (“AHM”) and Southstar Funding LLC (“Southstar”), each of whom originated a significant number of the mortgage loans, have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of your securities. The bankruptcy of AHM and the cessation of mortgage lending by Southstar may also make it more difficult for the master servicer to service the mortgage loans originated by them because they will not be available to respond to inquiries or provide deficient or defective documentation with respect to the mortgage loans originated by them. As a result, mortgage loans originated by AHM and Southstar may experience higher than expected delinquencies and losses.

4

Mortgage lenders, including Countrywide Home Loans, Inc., recently have adjusted their loan programs and underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers. These developments have contributed, and may continue to contribute, to a weakening in the housing market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential homebuyers. The continued use or further adjustment of these loan program and underwriting standards may contribute to additional increases in delinquencies and losses on residential mortgage loans generally. The tighter underwriting guidelines for residential mortgage loans, together with lower levels of home sales and reduced refinance activity, also may have contributed to a reduction in the prepayment rate for mortgage loans generally and this may continue. See “Risk Factors - Your Yield Will Be Affected By Prepayments” in this prospectus supplement for a discussion as to how slower prepayment rates could affect the yield on your certificates.

Numerous laws, regulations and rules related to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Certificateholders will bear the risk that these future regulatory developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

Lack Of Liquidity In The Secondary Market May Adversely Affect The Market Value Of Your Securities
The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from reduced investor demand for mortgage loans and mortgage-backed securities and increased investor yield requirements for those loans and securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors. See “Risk Factors—Secondary Market For The Securities May Not Exist” in the prospectus.

5

If only a portion of the certificates have been sold to the public, the market for the certificates could be illiquid because of the small amount of certificates held by the public. In addition, the market overhang created by the existence of certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your certificates.

The Mortgage Pool - General

The section of the Prospectus Supplement titled “The Mortgage Pool—General” beginning on page S-50 of the Prospectus Supplement is modified by adding the following paragraph at the end of that section:

For all purposes, delinquencies with respect to the mortgage loans will be recognized in accordance with the MBA Method. See “The Agreements—Delinquency Calculation Methods” in the prospectus for more information about the MBA Method.

The FICO credit scores referenced in the tables in Annex A with respect to substantially all of the mortgage loans were obtained by the respective originators from one or more credit reporting agencies in connection with the origination of those mortgage loans.

Servicing of Mortgage Loans - Countrywide Home Loans

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Countrywide Home Loans” beginning on page S-72 of the Prospectus Supplement is modified by replacing the last paragraph of that section with the following paragraphs:

On January 11, 2008, Bank of America Corporation and Countrywide Financial entered into a definitive agreement providing for the merger of Countrywide Financial with and into a wholly-owned subsidiary of Bank of America Corporation (the “Merger-Sub”), with the Merger-Sub surviving the merger. As a result of the merger, among other things, all of the direct and indirect subsidiaries of Countrywide Financial (which include the depositor, Countrywide Home Loans and Countrywide Servicing) will become indirect subsidiaries of Bank of America Corporation. The merger is currently expected to be completed in the third quarter of 2008, subject to customary conditions, including receipt of approval by Countrywide Financial's shareholders and receipt of customary regulatory approvals. No assurance can be given that the necessary approvals will be obtained, that other conditions to closing will be satisfied, that the transaction will be completed when expected, or that the transaction will be completed at all.

On October 26, 2007, Standard & Poor’s Ratings Services changed its counterparty credit rating on Countrywide Home Loans from “A/A-1” to “BBB+/A-2”, and this rating remained on CreditWatch with negative implications. On August 16, 2007, Moody’s Investors Service changed its senior debt rating assigned to Countrywide Home Loans from “A3” to “Baa3” and its short-term debt rating assigned to Countrywide Home Loans from “Prime-2” to “Prime-3”, and on November 19, 2007, Moody’s Investors Service confirmed its ratings and placed its ratings on negative outlook. On August 16, 2007, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “A” to “BBB+” and its short-term issuer default rating assigned to Countrywide Home Loans from “F1” to “F2”, and on November 6, 2007, Fitch Ratings affirmed its ratings, removed its ratings from “Rating Watch Evolving” status and assigned a “Rating Outlook Negative” to its ratings. On January 11, 2008, in connection with the entry by Countrywide Financial and Bank of America Corporation into the definitive agreement described above, Standard & Poor's Ratings Services placed its ratings of Countrywide Home Loans on CreditWatch with positive implications, Moody's Investors Service placed its ratings of Countrywide Home Loans on review for possible upgrade, and Fitch Ratings assigned a "Rating Watch Positive" to its ratings of Countrywide Home Loans.
6

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and September 30, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,459.136 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Servicing of Mortgage Loans - Mortgage Loan Production

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Mortgage Loan Production” on page S-73 of the Prospectus Supplement is modified by replacing the paragraph and table in that section with the following:

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended December 31,					Nine Months Ended September 30,
	2002	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933	775,307
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095	$155,120
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%	45.7%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511	387,900
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841	$122,460
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%	36.0%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753	96,154
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093	$15,375
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%	4.5%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353	458,727
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876	$29,875
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%	8.8%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881	90,528
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596	$16,928
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%	5.0%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431	1,808,616
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501	$339,758
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000	$188,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%	58%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%	29%
_________
(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

For purposes of the table set forth above, the following terms have the following meanings:
7

Conventional Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Conventional Non-conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

FHA/VA Loans: loans that are insured or guaranteed by the Federal Housing Administration (“FHA”) or the Department of Veterans’ Affairs (“VA”).

Prime Home Equity Loans: prime credit quality second-lien mortgage loans, including home equity lines of credit.

Nonprime Mortgage Loans: first- and second-lien mortgage loans made to individuals with credit-blemished profiles.

Static Pool Data

The section of the Prospectus Supplement titled “Static Pool Data” on page S-78 of the Prospectus Supplement is modified by replacing the paragraphs in that section with the following:

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200712. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the mortgage loans and that were established before January 1, 2006; or

•	in the case of information regarding the mortgage loans, information about the mortgage loans for periods before January 1, 2006.

Delinquency data available at the foregoing web address has been calculated according to the MBA Method.

We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity’s mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity’s mortgage loans will perform in the same way that any of those pools has performed.

Legal Proceedings

The section of the Prospectus Supplement titled “Legal Proceedings” on page S-175 of the Prospectus Supplement is modified by adding the following paragraph at the end of that section:

A complaint filed in state superior court in Los Angeles, California alleges violations of the federal securities laws by various parties who participated in certain securitization transactions effected by CWALT, Inc. between January 2005 and June 2007. The complaint names as defendants Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, Countrywide Securities Corporation, CWALT, Inc. and certain individuals who served as directors of CWALT, Inc. during the applicable period, along with other unaffiliated entities. The complaint also names as defendants certain securitization trusts (including the issuing entity described herein) formed by CWALT, Inc. between January 2005 and June 2007. The complaint seeks relief on behalf of a putative class of plaintiffs who acquired the securities issued by the various securitization trusts. The complaint alleges, among other things, that the mortgage loans transferred to the various securitization trusts were not originated in accordance with the underwriting guidelines and underwriting process that were disclosed in the applicable prospectus supplements. The complaint seeks unspecified monetary damages and other forms of relief. Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, Countrywide Securities Corporation and CWALT, Inc. intend to defend the action vigorously.
8

Ratings

The section of the Prospectus Supplement titled “Ratings” beginning on page S-187 of the Prospectus Supplement is modified to reflect the recent ratings actions of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., and Fitch Ratings as indicated below:

Class of Certificates	Initial S&P Rating	S&P Rating Action	Current S&P Rating
Class 1-A-1	AAA	Affirmed	AAA
Class 1-A-2	AAA	Affirmed	AAA
Class 1-A-3	AAA	Affirmed	AAA
Class 1-A-4	AAA	Affirmed	AAA
Class 1-A-5	AAA	Affirmed	AAA
Class 1-A-6	AAA	Affirmed	AAA
Class 1-A-7	AAA	Affirmed	AAA
Class 1-A-8	AAA	Affirmed	AAA
Class 1-A-9	AAA	Affirmed	AAA
Class 1-A-10	AAA	Affirmed	AAA
Class 1-A-11	AAA	Affirmed	AAA
Class 1-A-12	AAA	Affirmed	AAA
Class 1-A-13	AAA	Affirmed	AAA
Class 1-A-14	AAA	Affirmed	AAA
Class 1-A-15	AAA	Affirmed	AAA
Class 2-A-1	AAA	Affirmed	AAA
Class 2-A-2	AAA	Affirmed	AAA
Class 2-A-3	AAA	Affirmed	AAA
Class 2-A-4	AAA	Affirmed	AAA
Class 2-A-5	AAA	Affirmed	AAA
Class 2-A-6	AAA	Affirmed	AAA
Class 2-A-7	AAA	Affirmed	AAA
Class 2-A-8	AAA	Affirmed	AAA
Class 2-A-9	AAA	Affirmed	AAA
Class 2-A-10	AAA	Affirmed	AAA
Class 2-A-11	AAA	Affirmed	AAA
Class 2-A-12	AAA	Affirmed	AAA
Class 2-A-13	AAA	Affirmed	AAA
Class 2-A-14	AAA	Affirmed	AAA
Class 2-A-15	AAA	Affirmed	AAA
Class 2-A-16	AAA	Affirmed	AAA
Class 2-A-17	AAA	Affirmed	AAA
Class 2-A-18	AAA	Affirmed	AAA
Class 2-A-19	AAA	Affirmed	AAA
Class 2-A-20	AAA	Affirmed	AAA
Class 2-A-21	AAA	Affirmed	AAA
Class 2-A-22	AAA	Affirmed	AAA
Class 2-A-23	AAA	Affirmed	AAA
Class 2-A-24	AAA	Affirmed	AAA
Class 2-A-25	AAA	Affirmed	AAA
Class 2-A-26	AAA	Affirmed	AAA
Class 2-A-27	AAA	Affirmed	AAA
Class 2-A-28	AAA	Affirmed	AAA

9

Class of Certificates	Initial S&P Rating	S&P Rating Action	Current S&P Rating
Class 2-A-29	AAA	Affirmed	AAA
Class 2-A-30	AAA	Affirmed	AAA
Class 2-A-31	AAA	Affirmed	AAA
Class 2-A-32	AAA	Affirmed	AAA
Class 2-A-33	AAA	Affirmed	AAA
Class 2-A-34	AAA	Affirmed	AAA
Class 2-A-35	AAA	Affirmed	AAA
Class 2-A-36	AAA	Affirmed	AAA
Class 2-A-37	AAA	Affirmed	AAA
Class 2-A-38	AAA	Affirmed	AAA
Class 2-A-39	AAA	Affirmed	AAA
Class 2-A-40	AAA	Affirmed	AAA
Class 2-A-41	AAA	Affirmed	AAA
Class 2-A-42	AAA	Affirmed	AAA
Class 2-A-43	AAA	Affirmed	AAA
Class 2-A-44	AAA	Affirmed	AAA
Class 3-A-1	AAA	Affirmed	AAA
Class 3-A-2	AAA	Affirmed	AAA
Class 3-A-3	AAA	Affirmed	AAA
Class 3-A-4	AAA	Affirmed	AAA
Class 3-A-5	AAA	Affirmed	AAA
Class 3-A-R	AAA	Affirmed	AAA
Class A-R	AAA	Affirmed	AAA
Class PO	AAA	Affirmed	AAA
Class X	AAA	Affirmed	AAA
Class B-1	A-	Downgraded/CreditWatch Negative	B-
Class B-2	BBB-	Downgraded/CreditWatch Negative	CCC
Class M	AA	Downgraded	A+
Class 3-M-1	AA+	Downgraded	AA
Class 3-M-2	AA	Downgraded	A-
Class 3-M-3	A	Downgraded/CreditWatch Negative	BB-
Class 3-B	BBB	Downgraded/CreditWatch Negative	B-

Class of Certificates	Initial Moody’s Rating	Moody’s Rating Action	Current Moody’s Rating
Class 3-A-2	Aaa	Negative Outlook	Aaa
Class 3-M-1	Aa2	Negative Outlook	Aa2
Class 3-M-2	Aa3	Negative Outlook	Aa3
Class 3-M-3	Baa1	Downgraded	B1
Clas 3-B	Baa3	Downgraded	Caa2

Class of Certificates	Initial Fitch Rating	Fitch Rating Action	Current Fitch Rating
Class M	AA	Downgraded	A+
Class B-1	A	Downgraded	BBB-
Class B-2	BBB	Downgraded	B
Class B-3	BB	Downgraded	C
Class B-4	B	Downgraded	C

Annex A

Annex A of the Prospectus Supplement is replaced with the Annex A attached to this Supplement.

10

ANNEX A

[Collateral Tables]

Annex A

The Mortgage Pool

The following information sets forth certain characteristics of the mortgage loans as of January 1, 2008. Other than with respect to rates of interest, percentages (approximate) are stated in each case by aggregate Stated Principal Balance of the mortgage loans as of January 1, 2008. Due to rounding, the sum in any column of the following tables may not equal the indicated value. The FICO credit scores referenced in the tables below with respect to substantially all of the mortgage loans were obtained from one or more credit reporting agencies in connection with the origination of such mortgage loans.

Loan Group 1

Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
4.501 - 5.000	1	$198,293	0.12%	198,293	4.990	310	754	98.45
5.501 - 6.000	22	10,073,548	5.98	457,889	5.934	343	694	61.92
6.001 - 6.500	195	124,333,210	73.82	637,606	6.346	346	691	71.55
6.501 - 7.000	57	32,113,647	19.07	563,397	6.688	347	694	61.20
7.001 - 7.500	3	910,168	0.54	303,389	7.186	344	734	47.39
7.501 - 8.000	2	521,422	0.31	260,711	7.853	249	564	79.82
8.501 - 9.000	5	272,729	0.16	54,546	8.769	339	550	80.00
Total	285	$168,423,017	100.00%
_________
(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates inclusive of the interest premium charge by the related lenders. As of January 1, 2008, the weighted average mortgage rate of the mortgage loans in loan group 1 (net of such premiums) was approximately 6.396% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 1 was approximately 6.398% per annum as of January 1, 2008.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	4	$165,505	0.10%	41,376	8.781	340	551	80.00
50,000.01 - 100,000.00	3	270,285	0.16	90,095	6.373	346	705	66.36
150,000.01 - 150,000.00	14	1,784,399	1.06	127,457	6.776	343	682	67.07
150,000.01 - 200,000.00	14	2,453,361	1.46	175,240	6.256	340	701	71.43
200,000.01 - 250,000.00	13	3,038,266	1.80	233,713	6.618	347	674	72.09
250,000.01 - 300,000.00	11	3,091,884	1.84	281,080	6.485	346	692	64.64
300,000.01 - 350,000.00	8	2,590,607	1.54	323,826	6.381	348	702	69.52
350,000.01 - 400,000.00	4	1,533,390	0.91	383,347	6.436	347	696	71.95
400,000.01 - 450,000.00	35	15,187,008	9.02	433,915	6.375	341	675	69.40
450,000.01 - 500,000.00	36	17,181,590	10.20	477,266	6.320	348	694	75.34
500,000.01 - 550,000.00	28	14,536,292	8.63	519,153	6.419	347	695	69.60
550,000.01 - 600,000.00	21	12,103,921	7.19	576,377	6.394	342	708	69.23
600,000.01 - 650,000.00	16	10,072,670	5.98	629,542	6.329	348	690	73.69
650,000.01 - 700,000.00	12	8,203,777	4.87	683,648	6.344	347	712	64.62
700,000.01 - 750,000.00	10	7,223,779	4.29	722,378	6.362	347	706	70.49
750,000.01 - 1,000,000.00	30	26,141,439	15.52	871,381	6.436	342	701	69.53
1,000,000.01 - 1,500,000.00	17	21,639,760	12.85	1,272,927	6.461	348	678	64.43
1,500,000.01 - 2,000,000.00	6	10,969,948	6.51	1,828,325	6.270	348	682	68.28
Above 2,000,000.00	3	10,235,135	6.08	3,411,712	6.421	345	684	62.06
Total	285	$168,423,017	100.00%
_____________
(1) As of January 1, 2008, the average current mortgage loan principal balance of the mortgage loans in loan group 1 was approximately $590,958.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
541 - 560	6	$676,033	0.40%	112,672	8.197	268	549	79.86
581 - 600	1	544,245	0.32	544,245	6.375	349	600	68.75
601 - 620	6	3,418,393	2.03	569,732	6.555	344	614	73.04
621 - 640	40	19,303,759	11.46	482,594	6.350	347	631	68.88
641 - 660	45	25,916,941	15.39	575,932	6.371	347	650	69.12
661 - 680	30	23,892,354	14.19	796,412	6.506	347	671	64.84
681 - 700	53	39,289,730	23.33	741,316	6.388	348	691	66.76
701 - 720	34	16,928,063	10.05	497,884	6.343	345	710	78.16
721 - 740	16	9,926,220	5.89	620,389	6.425	333	731	70.72
741 - 760	15	7,161,589	4.25	477,439	6.396	346	752	68.24
761 - 780	10	4,923,929	2.92	492,393	6.363	348	774	71.61
781 - 800	22	13,373,835	7.94	607,902	6.292	347	789	66.84
801 - 820	7	3,067,925	1.82	438,275	6.368	323	810	70.58
Total	285	$168,423,017	100.00%
_________
(1)	As of January 1, 2008, the non-zero weighted average FICO credit score of the mortgagors related to the mortgage loans in loan group 1 was approximately 692.

Documentation Programs

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	122	$74,902,613	44.47%	613,956	6.391	345	704	67.30
Full/Alternative	101	65,767,431	39.05	651,163	6.384	346	656	72.23
Stated Income/State Asset	21	8,642,547	5.13	411,550	6.445	346	743	66.36
Preferred	10	7,039,619	4.18	703,962	6.311	339	775	71.24
No Income/No Asset	12	5,977,740	3.55	498,145	6.537	347	735	52.17
No Ratio	14	4,234,734	2.51	302,481	6.633	346	697	69.08
Full-DU	4	1,388,517	0.82	347,129	6.301	348	746	77.05
Streamline	1	469,816	0.28	469,816	6.250	346	698	71.65
Total	285	$168,423,017	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	30	$18,027,851	10.70%	600,928	6.466	346	688	42.28
50.01 - 55.00	13	6,605,268	3.92	508,098	6.402	347	709	52.18
55.01 - 60.00	18	10,688,910	6.35	593,828	6.485	347	700	58.08
60.01 - 65.00	23	20,807,238	12.35	904,663	6.401	346	685	63.16
65.01 - 70.00	38	25,055,364	14.88	659,352	6.408	348	677	68.79
70.01 - 75.00	36	20,450,169	12.14	568,060	6.373	344	691	73.56
75.01 - 80.00	114	61,372,720	36.44	538,357	6.366	344	701	79.18
80.01 - 85.00	2	1,069,083	0.63	534,541	6.321	348	639	83.40
85.01 - 90.00	9	3,983,206	2.37	442,578	6.458	341	658	89.66
95.01 - 100.00	2	363,208	0.22	181,604	5.846	325	715	98.77
Total	285	$168,423,017	100.00%
________
(1)	As of January 1, 2008, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 68.94%.
(2)
Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination. See the definition of Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	28	$16,107,688	9.56%	575,275	6.424	346	690	41.69
50.01 - 55.00	12	6,468,273	3.84	539,023	6.394	347	710	52.15
55.01 - 60.00	18	10,688,910	6.35	593,828	6.485	347	700	58.08
60.01 - 65.00	21	16,807,661	9.98	800,365	6.375	346	681	62.17
65.01 - 70.00	36	22,975,075	13.64	638,197	6.433	348	676	67.52
70.01 - 75.00	33	20,272,834	12.04	614,328	6.414	343	680	72.25
75.01 - 80.00	63	38,795,622	23.03	615,804	6.308	344	699	77.36
80.01 - 85.00	5	2,846,217	1.69	569,243	6.204	348	657	81.00
85.01 - 90.00	28	16,236,286	9.64	579,867	6.435	346	703	80.87
90.01 - 95.00	6	3,775,792	2.24	629,299	6.468	348	684	78.64
95.01 - 100.00	35	13,448,657	7.99	384,247	6.480	343	712	80.21
Total	285	$168,423,017	100.00%
________
(1)	As of January 1, 2008, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 72.45%.
(2)
The original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related mortgaged properties. See the definition of Combined Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	1	$407,105	0.24%	407,105	5.750	297	706	90.00
Arizona	12	5,327,956	3.16	443,996	6.469	348	679	69.84
Arkansas	1	147,857	0.09	147,857	7.500	339	710	80.00
California	112	75,115,098	44.60	670,671	6.347	347	699	68.97
Colorado	8	3,959,571	2.35	494,946	6.531	347	691	68.04
Connecticut	3	2,547,675	1.51	849,225	6.532	343	642	56.12
Delaware	1	460,342	0.27	460,342	6.250	348	644	84.69
Florida	22	10,944,010	6.50	497,455	6.477	347	686	65.09
Georgia	6	3,213,200	1.91	535,533	6.603	347	681	64.40
Hawaii	2	861,329	0.51	430,664	6.500	348	673	74.10
Illinois	5	3,953,266	2.35	790,653	6.328	347	685	68.11
Iowa	1	142,210	0.08	142,210	6.375	347	748	80.00
Louisiana	2	348,486	0.21	174,243	6.417	347	668	76.09
Maryland	9	3,867,442	2.30	429,716	6.317	347	684	74.92
Massachusetts	7	3,358,271	1.99	479,753	6.312	346	700	55.91
Michigan	10	5,732,385	3.40	573,239	6.589	344	667	67.40
Minnesota	3	1,530,552	0.91	510,184	6.263	348	634	77.09
Missouri	2	1,515,264	0.90	757,632	6.300	348	751	79.88
Nevada	4	2,300,065	1.37	575,016	6.469	348	690	71.71
New Hampshire	2	453,036	0.27	226,518	6.894	347	675	79.93
New Jersey	8	3,367,448	2.00	420,931	6.421	340	649	69.01
New Mexico	1	136,871	0.08	136,871	6.875	347	682	74.46
New York	13	9,259,688	5.50	712,284	6.415	335	704	60.36
North Carolina	5	3,311,848	1.97	662,370	6.519	347	665	71.97
Ohio	1	232,000	0.14	232,000	6.750	348	642	80.00
Oregon	3	1,707,056	1.01	569,019	6.540	262	709	79.65
Pennsylvania	3	1,388,510	0.82	462,837	6.580	348	694	70.13
Rhode Island	2	638,782	0.38	319,391	6.125	347	656	47.75
South Carolina	4	1,479,894	0.88	369,973	6.456	346	655	74.17
Tennessee	3	1,801,425	1.07	600,475	6.477	347	705	73.08
Texas	2	2,685,325	1.59	1,342,663	6.500	348	688	73.38
Utah	3	1,181,406	0.70	393,802	6.424	348	627	78.86
Virginia	10	5,432,113	3.23	543,211	6.402	346	723	74.11

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Washington	9	4,525,238	2.69	502,804	6.340	347	699	79.59
Wisconsin	3	3,518,494	2.09	1,172,831	6.236	348	676	71.71
Wyoming	2	1,571,799	0.93	785,899	6.432	347	699	60.53
Total	285	$168,423,017	100.00%
_________
(1)	As of January 1, 2008, no more than approximately 2.876% of the mortgage loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Refinance (Cash-Out)	123	$72,620,255	43.12%	590,409	6.393	347	676	64.03
Purchase	93	49,237,409	29.23	529,435	6.383	342	722	75.74
Refinance (Rate/Term)	69	46,565,353	27.65	674,860	6.422	346	684	69.42
Total	285	$168,423,017	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	182	$104,876,113	62.27%	576,242	6.422	346	681	68.53
Planned Unit Development	67	42,385,093	25.17	632,613	6.385	344	696	70.32
High rise Condominium	18	12,974,549	7.70	720,808	6.343	343	761	70.84
2-4 Family Residence	11	5,361,245	3.18	487,386	6.146	346	701	58.15
Low rise Condominium	7	2,826,017	1.68	403,717	6.446	347	688	75.27
Total	285	$168,423,017	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	254	$155,105,518	92.09%	610,652	6.393	345	691	69.43
Secondary Residence	7	7,000,425	4.16	1,000,061	6.409	348	710	61.07
Investment Property	24	6,317,074	3.75	263,211	6.505	347	697	65.72
Total	285	$168,423,017	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
349	35	$23,970,720	14.23%	684,878	6.281	700	69.57
348	133	86,903,810	51.60	653,412	6.384	690	71.20
347	50	23,432,047	13.91	468,641	6.482	683	66.49
346	26	17,677,417	10.50	679,901	6.421	702	60.88
345	6	2,383,061	1.41	397,177	6.404	698	64.92
344	5	1,665,355	0.99	333,071	6.474	700	49.75
343	2	395,281	0.23	197,640	6.491	676	54.27
342	3	1,205,308	0.72	401,769	6.674	703	85.49
341	4	4,116,089	2.44	1,029,022	6.610	683	63.23
340	6	1,345,704	0.80	224,284	6.718	706	80.00
339	1	147,857	0.09	147,857	7.500	710	80.00
338	1	107,224	0.06	107,224	8.750	549	80.00
334	1	955,088	0.57	955,088	6.500	607	60.31
330	1	290,891	0.17	290,891	6.375	803	70.00
327	2	282,279	0.17	141,139	5.865	683	67.67
326	1	194,223	0.12	194,223	5.625	713	80.00
325	1	112,418	0.07	112,418	5.875	801	90.00
323	1	449,779	0.27	449,779	5.750	782	75.00
310	1	198,293	0.12	198,293	4.990	754	98.45
305	1	438,201	0.26	438,201	6.500	632	49.73
297	1	407,105	0.24	407,105	5.750	706	90.00
225	1	556,646	0.33	556,646	6.500	813	74.92
220	1	403,304	0.24	403,304	7.810	548	79.77
162	1	784,918	0.47	784,918	6.250	724	80.00
Total	285	$168,423,017	100.00%
_________
(1)	As of January 1, 2008, the weighted average remaining term to maturity of the mortgage loans in loan group 1 was approximately 345 months.

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	178	$97,758,723	58.04%	549,206	6.360	344	688	69.51
60	3	1,356,000	0.81	452,000	6.402	348	728	79.49
120	104	69,308,294	41.15	666,426	6.451	347	696	67.94
Total	285	$168,423,017	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	252	$152,511,975	90.55%	605,206	6.391	345	691	69.47
12	6	2,748,149	1.63	458,025	6.731	329	660	57.69
36	22	10,623,421	6.31	482,883	6.379	347	708	62.93
60	5	2,539,472	1.51	507,894	6.509	347	711	74.47
Total	285	$168,423,017	100.00%

Loan Group 2

Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
6.001 - 6.500	59	$24,786,523	13.46%	420,111	6.435	346	702	76.25
6.501 - 7.000	194	96,999,139	52.68	499,996	6.794	347	693	72.18
7.001 - 7.500	110	37,881,083	20.57	344,373	7.355	346	682	75.10
7.501 - 8.000	51	14,374,496	7.81	281,853	7.757	344	682	73.21
8.001 - 8.500	36	8,797,694	4.78	244,380	8.272	346	694	76.38
8.501 - 9.000	9	1,280,561	0.70	142,285	8.720	346	644	80.53
Total	459	$184,119,496	100.00%
_________
(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates inclusive of the interest premium charge by the related lenders. As of January 1, 2008, the weighted average mortgage rate of the mortgage loans in loan group 2 (net of such premiums) was approximately 7.019% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in Loan Group 2 was approximately 7.021% per annum as of January 1, 2008.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	8	$334,995	0.18%	41,874	7.802	341	690	78.31
50,000.01 - 100,000.00	45	3,295,251	1.79	73,228	7.567	343	702	65.52
100,000.01 - 150,000.00	40	5,112,603	2.78	127,815	7.256	345	705	73.25
150,000.01 - 200,000.00	59	10,487,179	5.70	177,749	7.325	345	689	72.42
200,000.01 - 250,000.00	48	10,690,530	5.81	222,719	7.254	345	688	76.50
250,000.01 - 300,000.00	41	11,237,966	6.10	274,097	7.152	346	705	75.15
300,000.01 - 350,000.00	9	2,973,976	1.62	330,442	7.177	347	703	76.92
350,000.01 - 400,000.00	18	6,745,334	3.66	374,741	6.729	347	701	76.16
400,000.01 - 450,000.00	22	9,547,670	5.19	433,985	6.838	347	680	74.84
450,000.01 - 500,000.00	40	19,096,408	10.37	477,410	6.984	347	688	73.92
500,000.01 - 550,000.00	26	13,648,987	7.41	524,961	6.826	347	701	74.06
550,000.01 - 600,000.00	20	11,447,635	6.22	572,382	6.836	347	689	77.13
600,000.01 - 650,000.00	19	12,041,218	6.54	633,748	6.994	347	682	71.69
650,000.01 - 700,000.00	6	4,066,737	2.21	677,790	6.733	347	687	78.09
700,000.01 - 750,000.00	9	6,520,976	3.54	724,553	6.979	346	703	68.10
750,000.01 - 1,000,000.00	29	25,722,537	13.97	886,984	7.140	347	688	76.50
1,000,000.01 - 1,500,000.00	14	19,152,315	10.40	1,368,022	6.872	345	686	69.20
1,500,000.01 - 2,000,000.00	4	7,013,235	3.81	1,753,309	7.100	347	680	70.64
Above 2,000,000.00	2	4,983,943	2.71	2,491,972	6.875	347	686	70.00
Total	459	$184,119,496	100.00%
_____________
(1) As of January 1, 2008, the average current mortgage loan principal balance of the mortgage loans in loan group 2 was approximately $401,132.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
500 and Below	1	$172,581	0.09%	172,581	7.125	340	451	79.99
501 - 580	1	233,718	0.13	233,718	7.750	262	512	75.00
581 - 600	5	491,568	0.27	98,314	8.170	341	598	72.87
601 - 620	16	4,752,556	2.58	297,035	7.436	347	615	60.39
621 - 640	42	20,497,662	11.13	488,040	6.959	347	630	72.59
641 - 660	53	21,587,923	11.72	407,319	7.201	347	650	73.82
661 - 680	82	32,295,313	17.54	393,845	7.024	347	671	74.19
681 - 700	68	36,743,218	19.96	540,341	7.002	347	690	75.40
701 - 720	55	23,851,185	12.95	433,658	6.888	345	711	76.96
721 - 740	51	15,476,473	8.41	303,460	6.957	347	730	74.30
741 - 760	34	10,081,993	5.48	296,529	7.040	346	747	72.72
761 - 780	23	9,550,329	5.19	415,232	6.836	346	773	64.60
781 - 800	18	5,248,130	2.85	291,563	7.244	346	788	73.95
801 - 820	9	2,745,656	1.49	305,073	6.998	347	807	75.05
Not Scored	1	391,192	0.21	391,192	6.500	347	N/A	80.00
Total	459	$184,119,496	100.00%
_________
(1)	As of January 1, 2008, the non-zero weighted average FICO credit score of the mortgagors related to the mortgage loans in loan group 2 was approximately 691.

Documentation Programs

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	207	$97,500,385	52.95%	471,016	6.965	347	689	75.18
Full/Alternative	74	34,434,595	18.70	465,332	6.770	344	676	73.72
No Ratio	56	19,460,956	10.57	347,517	7.192	347	698	69.46
Stated Income/Stated Asset	52	17,920,514	9.73	344,625	7.187	346	709	74.99
No Income/No Asset	69	14,541,928	7.90	210,753	7.561	346	706	67.24
Full-DU	1	261,119	0.14	261,119	6.625	348	640	80.00
Total	459	$184,119,496	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	37	$13,751,677	7.47%	371,667	7.026	346	691	40.81
50.01 - 55.00	6	1,820,774	0.99	303,462	7.256	346	660	52.98
55.01 - 60.00	13	3,259,844	1.77	250,757	6.945	347	687	57.77
60.01 - 65.00	12	5,395,859	2.93	449,655	6.910	347	681	64.68
65.01 - 70.00	50	23,246,745	12.63	464,935	7.038	347	690	69.33
70.01 - 75.00	67	28,252,980	15.34	421,686	6.947	346	689	73.99
75.01 - 80.00	264	104,423,557	56.72	395,544	7.036	346	693	79.60
80.01 - 85.00	2	978,223	0.53	489,112	7.355	336	676	82.66
85.01 - 90.00	5	2,176,052	1.18	435,210	7.055	347	676	89.78
90.01 - 95.00	2	716,205	0.39	358,102	7.160	348	630	95.00
100.01 - 105.00	1	97,580	0.05	97,580	6.125	311	800	103.00
Total	459	$184,119,496	100.00%
________
(1)	As of January 1, 2008, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 73.66%.
(2)
Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination. See the definition of Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	37	$13,751,677	7.47%	371,667	7.026	346	691	40.81
50.01 - 55.00	6	1,820,774	0.99	303,462	7.256	346	660	52.98
55.01 - 60.00	12	3,144,388	1.71	262,032	6.953	347	687	57.69
60.01 - 65.00	11	5,294,645	2.88	481,331	6.903	347	683	64.69
65.01 - 70.00	42	20,927,663	11.37	498,278	6.960	347	686	69.29
70.01 - 75.00	59	24,364,674	13.23	412,961	6.921	346	689	73.90
75.01 - 80.00	132	48,314,702	26.24	366,020	6.888	346	695	79.39
80.01 - 85.00	6	2,930,494	1.59	488,416	6.998	346	675	80.22
85.01 - 90.00	36	17,597,176	9.56	488,810	7.142	347	700	79.17
90.01 - 95.00	26	10,192,914	5.54	392,035	7.012	346	680	79.99
95.01 - 100.00	91	35,682,810	19.38	392,119	7.261	347	692	79.63
100.01 - 105.00	1	97,580	0.05	97,580	6.125	311	800	103.00
Total	459	$184,119,496	100.00%
________
(1)	As of January 1, 2008, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 79.43%.
(2)
The original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related mortgaged properties. See the definition of Combined Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	3	$1,076,901	0.58%	358,967	6.953	347	726	79.94
Arizona	27	7,962,213	4.32	294,897	7.187	347	680	77.88
Arkansas	1	188,000	0.10	188,000	7.750	340	708	80.00
California	111	60,406,508	32.81	544,203	6.912	347	689	74.73
Colorado	14	8,164,595	4.43	583,185	7.081	347	690	70.01
Connecticut	7	2,671,897	1.45	381,700	6.739	348	669	73.61
Delaware	1	199,921	0.11	199,921	7.250	348	659	56.00
District of Columbia	3	1,729,055	0.94	576,352	7.589	346	683	76.65
Florida	76	19,680,905	10.69	258,959	7.112	344	697	70.69
Georgia	11	2,018,661	1.10	183,515	7.150	344	717	80.00
Hawaii	2	1,431,347	0.78	715,674	6.694	346	640	75.84
Idaho	3	220,754	0.12	73,585	6.832	346	727	59.35
Illinois	12	6,068,669	3.30	505,722	7.023	347	703	77.00
Indiana	6	2,300,049	1.25	383,341	7.184	348	682	76.75
Kentucky	4	1,643,764	0.89	410,941	6.982	347	684	81.13
Louisiana	3	1,466,378	0.80	488,793	6.906	347	664	73.42
Maine	1	243,800	0.13	243,800	6.875	348	663	79.00
Maryland	11	3,912,248	2.12	355,659	7.080	346	680	78.36
Massachusetts	9	6,954,328	3.78	772,703	7.116	347	675	67.18
Michigan	11	2,319,945	1.26	210,904	7.131	345	711	77.22
Minnesota	7	3,232,595	1.76	461,799	6.984	344	730	75.53
Missouri	1	134,983	0.07	134,983	8.000	347	604	70.00
Montana	1	1,000,000	0.54	1,000,000	6.750	348	691	80.00
Nebraska	4	290,227	0.16	72,557	7.750	346	723	75.00
Nevada	7	2,407,753	1.31	343,965	6.818	348	682	78.84
New Hampshire	4	2,166,123	1.18	541,531	6.877	346	709	79.15
New Jersey	1	1,087,859	0.59	1,087,859	7.000	347	637	40.74
New Mexico	1	366,921	0.20	366,921	7.125	346	679	73.78
New York	16	10,301,857	5.60	643,866	7.173	347	701	68.42
North Carolina	5	1,444,614	0.78	288,923	7.488	346	715	78.91
Ohio	10	1,467,585	0.80	146,758	7.268	345	689	72.63
Oklahoma	1	43,547	0.02	43,547	7.750	346	646	80.00
Oregon	7	2,638,042	1.43	376,863	6.900	347	720	76.34

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Pennsylvania	6	823,482	0.45	137,247	7.203	340	668	78.63
Rhode Island	5	1,648,565	0.90	329,713	8.010	347	691	71.81
South Carolina	10	4,573,399	2.48	457,340	6.940	346	678	50.81
Tennessee	8	1,398,086	0.76	174,761	7.657	345	709	81.51
Texas	15	2,662,246	1.45	177,483	7.169	340	664	76.98
Utah	3	1,448,100	0.79	482,700	6.946	348	725	77.77
Vermont	1	226,568	0.12	226,568	7.250	348	672	80.00
Virginia	17	8,078,499	4.39	475,206	6.881	347	694	77.53
Washington	10	3,876,839	2.11	387,684	6.725	346	713	78.64
West Virginia	1	578,537	0.31	578,537	7.500	348	681	80.00
Wisconsin	1	163,135	0.09	163,135	6.875	347	677	69.92
Wyoming	1	1,400,000	0.76	1,400,000	6.625	347	631	80.00
Total	459	$184,119,496	100.00%
_________
(1)	As of January 1, 2008, no more than approximately 1.442% of the mortgage loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Refinance (Cash-Out)	240	$98,401,728	53.44%	410,007	6.941	347	682	70.99
Purchase	157	59,075,873	32.09	376,279	7.194	347	701	79.00
Refinance (Rate-Term)	62	26,641,895	14.47	429,708	6.931	345	700	71.71
Total	459	$184,119,496	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	297	$116,072,134	63.04%	390,815	7.024	346	688	72.84
Planned Unit Development	83	42,969,929	23.34	517,710	6.939	347	689	74.85
Low-rise Condominium	44	12,109,029	6.58	275,205	7.180	346	682	77.28
2-4 Family Residence	26	7,522,777	4.09	289,338	7.332	347	713	70.95
High rise Condominium	7	5,356,457	2.91	765,208	6.800	346	747	77.58
Townhouse	2	89,170	0.05	44,585	7.500	348	675	80.00
Total	459	$184,119,496	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	322	$149,427,959	81.16%	464,062	6.987	346	685	74.42
Investment Property	116	24,397,106	13.25	210,320	7.185	346	718	70.52
Secondary Residence	21	10,294,431	5.59	490,211	7.119	345	706	70.19
Total	459	$184,119,496	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
349	21	$9,338,069	5.07%	444,670	6.717	695	69.18
348	154	73,375,731	39.85	476,466	6.920	686	75.53
347	102	46,118,154	25.05	452,139	7.077	695	72.97
346	77	25,960,189	14.10	337,145	7.303	689	74.61
345	36	10,330,310	5.61	286,953	7.033	695	65.62
344	11	4,750,776	2.58	431,889	7.073	706	73.31
343	9	1,841,610	1.00	204,623	7.126	692	73.22
342	11	2,161,216	1.17	196,474	6.876	734	72.60
341	5	1,389,927	0.75	277,985	6.781	712	77.37
340	8	1,430,814	0.78	178,852	7.579	681	77.63
339	3	663,863	0.36	221,288	7.448	707	79.67
338	5	2,295,451	1.25	459,090	6.592	674	65.22
337	8	1,400,595	0.76	175,074	7.616	669	81.56
335	1	451,723	0.25	451,723	6.750	690	80.50
334	2	679,503	0.37	339,751	6.872	747	48.59
328	1	74,970	0.04	74,970	7.500	697	44.00
320	1	1,428,452	0.78	1,428,452	6.625	709	78.33
317	1	51,614	0.03	51,614	7.750	597	79.85
311	1	97,580	0.05	97,580	6.125	800	103.00
305	1	45,229	0.02	45,229	8.250	694	75.00
262	1	233,718	0.13	233,718	7.750	512	75.00
Total	459	$184,119,496	100.00%
_________
(1)	As of January 1, 2008, the weighted average remaining term to maturity of the mortgage loans in loan group 2 was approximately 346 months.

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	269	$96,925,829	52.64%	360,319	6.921	346	691	72.28
60	2	597,352	0.32	298,676	6.557	348	682	77.23
120	188	86,596,316	47.03	460,619	7.135	347	691	75.19
Total	459	$184,119,496	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	400	$166,366,603	90.36%	415,917	7.016	346	691	73.71
12	11	3,660,042	1.99	332,731	6.993	348	713	70.67
24	3	489,427	0.27	163,142	7.883	346	634	75.75
36	41	12,482,027	6.78	304,440	7.038	346	690	73.59
60	4	1,121,396	0.61	280,349	7.286	330	632	75.95
Total	459	$184,119,496	100.00%

Loan Group 3

Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.001 - 5.500	4	$1,922,895	1.05%	480,724	5.500	346	711	72.70
5.501 - 6.000	23	10,704,035	5.83	465,393	5.811	346	713	71.85
6.001 - 6.500	35	15,936,415	8.68	455,326	6.375	343	730	79.36
6.501 - 7.000	131	45,259,035	24.64	345,489	6.829	347	686	78.09
7.001 - 7.500	189	49,879,958	27.16	263,915	7.304	346	674	77.62
7.501 - 8.000	149	32,983,330	17.96	221,365	7.806	343	656	78.39
8.001 - 8.500	72	17,415,228	9.48	241,878	8.305	343	667	80.37
8.501 - 9.000	39	7,131,244	3.88	182,852	8.782	346	671	84.52
9.001 - 9.500	5	1,414,468	0.77	282,894	9.324	346	678	94.42
9.501 - 10.000	3	927,851	0.51	309,284	9.664	345	635	86.64
10.001 - 10.500	1	75,515	0.04	75,515	10.150	346	634	95.00
Total	651	$183,649,976	100.00%
_________
(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates inclusive of the interest premium charge by the related lenders. As of January 1, 2008, the weighted average mortgage rate of the mortgage loans in loan group 3 (net of such premiums) was approximately 7.227% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 3 was approximately 7.271% per annum as of January 1, 2008.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	7	$324,798	0.18%	46,400	7.865	289	693	73.45
50,000.01 - 100,000.00	74	5,849,370	3.19	79,046	7.779	343	678	77.06
100,000.01 - 150,000.00	149	18,357,329	10.00	123,204	7.578	345	672	79.51
150,000.01 - 200,000.00	92	16,022,483	8.72	174,157	7.424	342	664	77.83
200,000.01 - 250,000.00	57	12,754,625	6.95	223,765	7.722	346	679	81.15
250,000.01 - 300,000.00	45	12,513,026	6.81	278,067	7.469	350	672	80.38
300,000.01 - 350,000.00	46	14,875,525	8.10	323,381	7.314	350	666	78.52
350,000.01 - 400,000.00	28	10,554,611	5.75	376,950	7.514	338	660	77.77
400,000.01 - 450,000.00	24	10,353,985	5.64	431,416	7.094	345	669	81.88
450,000.01 - 500,000.00	47	22,334,390	12.16	475,200	6.997	345	680	79.57
500,000.01 - 550,000.00	22	11,614,434	6.32	527,929	7.006	347	675	79.34
550,000.01 - 600,000.00	13	7,394,774	4.03	568,829	6.895	347	671	78.53
600,000.01 - 650,000.00	11	6,959,799	3.79	632,709	6.724	346	737	70.24
650,000.01 - 700,000.00	7	4,798,550	2.61	685,507	7.662	343	702	79.20
700,000.01 - 750,000.00	2	1,464,145	0.80	732,072	6.819	349	734	77.38
750,000.01 - 1,000,000.00	19	17,017,864	9.27	895,677	7.195	347	703	76.40
1,000,000.01 - 1,500,000.00	7	8,691,592	4.73	1,241,656	6.557	346	724	72.14
1,500,000.01 - 2,000,000.00	1	1,768,679	0.96	1,768,679	8.000	336	593	80.00
Total	651	$183,649,976	100.00%
_____________
(1) As of January 1, 2008, the average current mortgage loan principal balance of the mortgage loans in loan group 3 was approximately $282,104.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
500 and Below	1	$121,050	0.07%	121,050	8.875	343	456	79.99
501 - 520	2	296,862	0.16	148,431	7.666	344	506	79.99
521 - 540	2	579,047	0.32	289,523	7.679	344	534	80.00
541 - 560	9	1,844,674	1.00	204,964	7.639	343	550	78.87
561 - 580	6	983,294	0.54	163,882	7.600	343	567	79.39
581 - 600	16	5,425,166	2.95	339,073	7.704	341	594	79.28
601 - 620	41	8,766,214	4.77	213,810	7.704	350	613	77.40
621 - 640	86	26,641,358	14.51	309,783	7.327	348	630	80.41
641 - 660	120	30,878,789	16.81	257,323	7.495	346	651	77.88
661 - 680	83	22,844,618	12.44	275,236	7.396	344	670	78.29
681 - 700	103	28,009,470	15.25	271,937	7.298	345	690	77.83
701 - 720	53	12,466,414	6.79	235,215	7.051	342	711	79.28
721 - 740	42	12,551,101	6.83	298,836	7.223	345	731	77.53
741 - 760	39	13,104,844	7.14	336,022	6.744	346	751	77.23
761 - 780	31	13,459,226	7.33	434,169	6.774	344	770	79.64
781 - 800	13	4,561,652	2.48	350,896	6.731	346	790	74.40
801 - 820	3	997,508	0.54	332,503	6.896	333	808	67.75
Not Scored	1	118,692	0.06	118,692	8.500	343	N/A	75.00
Total	651	$183,649,976	100.00%
_________
(1)	As of January 1, 2008, the non-zero weighted average FICO credit score of the mortgagors related to the mortgage loans in loan group 3 was approximately 680.

Documentation Programs

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	220	$71,624,884	39.00%	325,568	7.300	344	682	77.11
Full/Alternative	175	44,274,322	24.11	252,996	6.953	348	664	80.24
No Ratio	129	33,996,848	18.51	263,541	7.613	345	678	79.54
No Income/No Asset	66	14,397,954	7.84	218,151	7.821	347	687	75.65
Stated Income/Stated Asset	47	12,963,731	7.06	275,824	7.126	343	685	77.97
Preferred	9	5,325,858	2.90	591,762	6.371	347	760	79.93
Full-DU	5	1,066,378	0.58	213,276	6.533	346	751	78.19
Total	651	$183,649,976	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	10	$2,511,609	1.37%	251,161	6.951	341	702	45.24
50.01 - 55.00	1	168,240	0.09	168,240	7.375	340	618	50.29
55.01 - 60.00	9	3,566,687	1.94	396,299	6.465	354	712	58.28
60.01 - 65.00	15	7,306,306	3.98	487,087	6.771	347	700	63.46
65.01 - 70.00	30	8,620,734	4.69	287,358	7.681	345	667	68.48
70.01 - 75.00	49	15,169,158	8.26	309,575	7.093	343	679	73.85
75.01 - 80.00	473	128,181,628	69.80	270,997	7.281	345	681	79.74
80.01 - 85.00	7	2,605,387	1.42	372,198	6.776	345	637	83.64
85.01 - 90.00	26	7,848,109	4.27	301,850	7.101	344	653	89.37
90.01 - 95.00	17	4,358,060	2.37	256,356	8.156	346	677	94.59
95.01 - 100.00	14	3,314,056	1.80	236,718	8.495	359	703	100.00
Total	651	$183,649,976	100.00%
________
(1)	As of January 1, 2008, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 3 was approximately 78.35%.
(2)
Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination. See the definition of Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	10	$2,511,609	1.37%	251,161	6.951	341	702	45.24
50.01 - 55.00	1	168,240	0.09	168,240	7.375	340	618	50.29
55.01 - 60.00	9	3,566,687	1.94	396,299	6.465	354	712	58.28
60.01 - 65.00	15	7,306,306	3.98	487,087	6.771	347	700	63.46
65.01 - 70.00	22	6,130,880	3.34	278,676	7.584	346	670	68.13
70.01 - 75.00	35	10,898,538	5.93	311,387	6.946	342	681	73.44
75.01 - 80.00	138	41,185,306	22.43	298,444	7.188	342	691	79.26
80.01 - 85.00	17	7,952,169	4.33	467,775	6.899	350	663	79.10
85.01 - 90.00	71	25,512,580	13.89	359,332	7.138	345	670	82.47
90.01 - 95.00	81	21,108,224	11.49	260,595	7.600	345	683	82.30
95.01 - 100.00	250	57,070,122	31.08	228,280	7.483	347	674	81.02
100.01 - 105.00	2	239,315	0.13	119,658	6.203	336	688	78.28
Total	651	$183,649,976	100.00%
________
(1)	As of January 1, 2008, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 3 was approximately 86.89%.
(2)
The original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related mortgaged properties. See the definition of Combined Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	11	$2,616,498	1.42%	237,863	7.559	345	661	79.73
Arizona	7	1,192,330	0.65	170,333	7.714	341	695	76.24
Arkansas	1	80,683	0.04	80,683	7.250	345	683	92.84
California	64	34,370,707	18.72	537,042	6.810	347	688	77.55
Colorado	8	943,954	0.51	117,994	7.547	345	668	75.70
Connecticut	9	3,018,578	1.64	335,398	7.270	346	688	81.63
Delaware	3	717,978	0.39	239,326	7.391	345	675	80.00
District of Columbia	4	1,312,649	0.71	328,162	7.656	345	677	80.00
Florida	92	22,673,371	12.35	246,450	7.560	343	667	78.47
Georgia	67	11,626,217	6.33	173,526	7.579	346	655	80.22
Hawaii	2	736,164	0.40	368,082	7.650	342	699	68.00
Idaho	6	2,313,496	1.26	385,583	7.821	343	690	74.07
Illinois	15	4,899,533	2.67	326,636	7.458	345	686	73.85
Indiana	1	207,998	0.11	207,998	7.000	346	710	80.00
Kentucky	2	386,857	0.21	193,428	6.888	344	664	78.62
Louisiana	6	1,458,254	0.79	243,042	8.081	346	696	80.41
Maine	2	439,606	0.24	219,803	7.372	345	762	79.44
Maryland	21	8,888,887	4.84	423,280	7.065	346	657	81.74
Massachusetts	18	6,729,081	3.66	373,838	7.126	346	689	78.04
Michigan	11	1,702,272	0.93	154,752	7.368	346	653	78.45
Minnesota	14	2,854,481	1.55	203,891	7.225	346	664	79.52
Mississippi	11	1,804,278	0.98	164,025	7.571	325	678	79.15
Missouri	9	1,128,120	0.61	125,347	7.621	344	670	76.60
Nevada	13	3,666,791	2.00	282,061	7.400	353	673	83.56
New Jersey	20	8,004,868	4.36	400,243	7.405	350	651	79.02
New Mexico	1	920,500	0.50	920,500	7.875	345	643	70.00
New York	35	17,263,455	9.40	493,242	7.073	344	707	73.97
North Carolina	19	4,173,451	2.27	219,655	7.784	328	662	77.00
Ohio	25	3,391,323	1.85	135,653	7.276	352	666	79.30
Oklahoma	8	944,145	0.51	118,018	7.943	345	691	83.36
Oregon	11	3,468,352	1.89	315,305	7.186	346	680	77.89
Pennsylvania	12	2,703,261	1.47	225,272	7.391	338	692	79.97
Rhode Island	3	1,085,901	0.59	361,967	7.672	342	681	79.86

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
South Carolina	26	4,388,335	2.39	168,782	7.590	352	683	78.55
Tennessee	13	2,442,110	1.33	187,855	7.410	351	659	83.42
Texas	41	5,756,608	3.13	140,405	7.722	345	682	82.55
Utah	8	1,911,244	1.04	238,906	7.310	339	741	86.66
Virginia	25	9,243,682	5.03	369,747	6.727	346	714	77.26
Washington	5	1,648,245	0.90	329,649	7.560	346	655	79.76
Wisconsin	2	535,713	0.29	267,857	7.645	347	753	80.00
Total	651	$183,649,976	100.00%
_________
(1)	As of January 1, 2008, no more than approximately 1.386% of the mortgage loans in loan group 3 were secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	326	$83,763,198	45.61%	256,942	7.350	346	690	80.47
Refinance (Cash-Out)	272	80,981,930	44.10	297,728	7.232	346	670	76.75
Refinance (Rate/Term)	53	18,904,849	10.29	356,695	7.092	341	680	75.81
Total	651	$183,649,976	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	364	$96,604,734	52.60%	265,398	7.224	345	674	78.24
Planned Unit Development	151	37,552,200	20.45	248,690	7.368	345	670	79.45
2-4 Family Residence	64	24,258,922	13.21	379,046	7.450	345	696	77.22
Low-rise Condominium	45	12,328,977	6.71	273,977	7.292	344	677	79.40
High-rise Condominium	20	11,065,364	6.03	553,268	6.882	348	737	79.13
Co-op	2	1,166,871	0.64	583,435	7.350	345	657	55.84
Townhouse	5	672,908	0.37	134,582	8.188	339	650	80.86
Total	651	$183,649,976	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	467	$139,766,532	76.10%	299,286	7.208	346	674	78.74
Investment Property	142	34,098,717	18.57	240,132	7.465	344	704	76.68
Secondary Residence	42	9,784,727	5.33	232,970	7.503	341	690	78.60
Total	651	$183,649,976	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
467	1	$212,049	0.12%	212,049	7.500	671	60.00
466	2	381,506	0.21	190,753	7.825	633	80.00
465	3	787,184	0.43	262,395	7.241	616	79.21
464	1	112,602	0.06	112,602	7.125	768	100.00
463	1	131,292	0.07	131,292	7.875	645	80.00
462	1	273,831	0.15	273,831	8.875	680	100.00
349	16	9,927,599	5.41	620,475	6.393	705	75.19
348	65	29,357,561	15.99	451,655	6.704	694	78.84
347	114	35,275,199	19.21	309,432	7.207	691	78.27
346	106	30,482,905	16.60	287,575	7.317	687	79.33
345	80	17,517,552	9.54	218,969	7.543	667	78.73
344	101	23,466,386	12.78	232,340	7.658	650	78.26
343	37	8,996,999	4.90	243,162	7.688	674	76.13
342	11	3,310,939	1.80	300,994	7.222	658	81.00
341	21	4,075,260	2.22	194,060	8.054	660	78.23
340	13	1,948,478	1.06	149,883	7.762	642	75.90
339	23	4,178,584	2.28	181,678	7.547	672	78.52
338	8	1,281,077	0.70	160,135	7.457	633	73.33
337	15	2,437,893	1.33	162,526	7.590	690	79.25
336	9	3,961,747	2.16	440,194	7.987	644	79.01
335	4	1,899,184	1.03	474,796	6.672	742	76.08
334	1	87,903	0.05	87,903	7.875	769	80.00
333	1	149,651	0.08	149,651	5.500	720	77.25
331	5	511,425	0.28	102,285	7.125	746	80.00
330	2	207,626	0.11	103,813	8.522	677	80.00
327	2	573,579	0.31	286,789	5.943	719	77.47
326	1	694,320	0.38	694,320	8.875	718	80.00
320	1	472,310	0.26	472,310	7.125	663	75.00
248	1	139,362	0.08	139,362	5.875	802	89.15
167	2	97,553	0.05	48,776	6.991	682	64.22
166	2	512,637	0.28	256,319	7.663	680	80.00
163	1	187,785	0.10	187,785	6.500	780	78.43
Total	651	$183,649,976	100.00%
_________
(1)	As of January 1, 2008, the weighted average remaining term to maturity of the mortgage loans in loan group 3 was approximately 345 months.

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	414	$104,314,165	56.80%	251,967	7.319	345	680	79.36
60	6	1,491,650	0.81	248,608	7.465	345	666	75.65
120	231	77,844,161	42.39	336,988	7.203	346	680	77.05
Total	651	$183,649,976	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Non-zero Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	320	$109,961,854	59.88%	343,631	7.120	346	684	78.65
6	2	262,968	0.14	131,484	7.625	337	753	80.00
12	42	12,338,453	6.72	293,773	7.447	345	694	73.99
24	21	4,698,948	2.56	223,759	8.458	345	697	87.94
30	5	1,417,325	0.77	283,465	7.234	296	664	80.00
36	252	50,403,205	27.45	200,013	7.423	346	669	77.62
60	9	4,567,223	2.49	507,469	7.540	342	651	80.31
Total	651	$183,649,976	100.00%

ANNEX B

[Certificate Monthly Distribution Summaries]

     THE
   BANK OF
     NEW
    YORK
101 Barclay St, 4 West                                                                                                                                                                                                                                                                        Distribution Date:    03/26/07
New York, NY 10286                                                                                                                                                                                                                                                                            Revision Date:        04/16/07
Officer:        Michael Cerchio      212-815-6314
Associate:      Corrie Wagner        212-815-8318

                                  CWALT, Inc.
                         Alternative Loan Trust 2007-J1
               Mortgage Pass-Through Certificates, Series 2007-J1

                 Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                Certificate                                                  Pass                                                                                        Current                                     Cumulative
                                                         Class            Recombination            Rate              Beginning                              Through                            Principal          Interest              Total           Realized           Ending                     Realized
           Class                    Cusip             Description            Classes               Type               Balance                              Rate (%)                           Distribution      Distribution        Distribution         Losses            Balance                     Losses
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            1A1                   02149MAA7             Senior              Deposit-100.00%     Fix-30/360           125,000,000.00                                                5.750000     1,359,606.39          598,958.33        1,958,564.73               -      123,640,393.61                                   -
            1A2                   02149MAB5             Senior                          N/A     Fix-30/360            20,881,000.00                                                5.750000                -          100,054.79          100,054.79               -       20,881,000.00                                   -
            1A3                   02149MAC3             Senior              Deposit-100.00%     Fix-30/360             8,438,000.00                                                5.750000        91,778.87           40,432.08          132,210.95               -        8,346,221.13                                   -
            1A4                   02149MAD1             Senior              Deposit-100.00%     Fix-30/360            18,540,000.00                                                5.750000                -           88,837.50           88,837.50               -       18,540,000.00                                   -
            1A5                   02149MAE9             Senior              Exchange- 0.00%     Fix-30/360            18,540,000.00                                                5.250000                -           81,112.50           81,112.50               -       18,540,000.00                                   -
            1A6                   02149MAF6             Senior              Exchange- 0.00%     Fix-30/360            18,540,000.00                                                5.500000                -           84,975.00           84,975.00               -       18,540,000.00                                   -
            1A7                   02149MAG4            Strip IO             Exchange- 0.00%     Fix-30/360             1,612,173.00                                                5.750000                -            7,725.00            7,725.00               -        1,612,173.91                                   -
            1A8                   02149MAH2             Senior              Exchange- 0.00%     Fix-30/360            17,767,500.00                                                6.000000                -           88,837.50           88,837.50               -       17,767,500.00                                   -
            1A9                   02149MAJ8            Strip PO             Exchange- 0.00%     Fix-30/360               772,500.00                                                0.000000                -                   -                   -               -          772,500.00                                   -
            1A10                  02149MAK5             Senior              Exchange- 0.00%     Fix-30/360            17,367,000.00                                                5.750000                -           83,216.88           83,216.88               -       17,367,000.00                                   -
            1A11                  02149MAL3             Senior              Exchange- 0.00%     Fix-30/360             1,173,000.00                                                5.750000                -            5,620.63            5,620.63               -        1,173,000.00                                   -
            1A12                  02149MAM1             Senior              Exchange- 0.00%     Fix-30/360           133,438,000.00                                                5.750000     1,451,385.26          639,390.42        2,090,775.68               -      131,986,614.74                                   -
            1A13                  02149MCZ0             Senior              Exchange- 0.00%     Fix-30/360           133,438,000.00                                                5.250000     1,451,385.26          583,791.25        2,035,176.51               -      131,986,614.74                                   -
            1A14                  02149MDA4             Senior              Exchange- 0.00%     Fix-30/360           133,438,000.00                                                5.500000     1,451,385.26          611,590.83        2,062,976.10               -      131,986,614.74                                   -
            1A15                  02149MDB2            Strip IO             Exchange- 0.00%     Fix-30/360            11,603,304.00                                                5.750000                -           55,599.17           55,599.17               -       11,477,096.93                                   -
            2A1                   02149MAP4             Senior                          N/A     Var-30/360            10,000,000.00                                                5.520000       192,332.41           46,000.00          238,332.41               -        9,807,667.59                                   -
            2A2                   02149MAQ2            Strip IO                         N/A     Var-30/360            10,000,000.00                                                0.480000                -            4,000.00            4,000.00               -        9,807,667.59                                   -
            2A3                   02149MAR0             Senior              Deposit-100.00%     Fix-30/360            26,500,000.00                                                6.000000                -          132,500.00          132,500.00               -       26,500,000.00                                   -
            2A4                   02149MAS8             Senior              Deposit-100.00%     Fix-30/360             2,000,000.00                                                6.000000                -           10,000.00           10,000.00               -        2,000,000.00                                   -
            2A5                   02149MAT6             Senior              Deposit-100.00%     Fix-30/360            11,500,000.00                                                6.000000        42,000.00           57,500.00           99,500.00               -       11,458,000.00                                   -
            2A6                   02149MAU3             Senior                          N/A     Var-30/360            40,000,000.00                                                5.920000       548,506.43          197,333.33          745,839.77               -       39,451,493.57                                   -
            2A7                   02149MAV1            Strip IO                         N/A     Var-30/360            40,000,000.00                                                0.080000                -            2,666.67            2,666.67               -       39,451,493.57                                   -
            2A8                   02149MAW9             Senior              Deposit-100.00%     Fix-30/360            58,572,000.00                                                6.000000                -          292,860.00          292,860.00               -       58,572,000.00                                   -
            2A9                   02149MAX7             Senior              Deposit-100.00%     Fix-30/360             5,714,000.00                                                6.000000                -           28,570.00           28,570.00               -        5,714,000.00                                   -
            2A10                  02149MAY5             Senior              Deposit-100.00%     Fix-30/360            38,568,000.00                                                6.000000       121,000.00          192,840.00          313,840.00               -       38,447,000.00                                   -
            2A11                  02149MAZ2             Senior              Exchange- 0.00%     Fix-30/360            26,500,000.00                                                5.250000                -          115,937.50          115,937.50               -       26,500,000.00                                   -
            2A12                  02149MBA6             Senior              Exchange- 0.00%     Fix-30/360            26,500,000.00                                                5.500000                -          121,458.33          121,458.33               -       26,500,000.00                                   -
            2A13                  02149MBB4             Senior              Exchange- 0.00%     Fix-30/360            26,500,000.00                                                5.750000                -          126,979.17          126,979.17               -       26,500,000.00                                   -
            2A14                  02149MBC2            Strip IO             Exchange- 0.00%     Fix-30/360             3,312,500.00                                                6.000000                -           16,562.50           16,562.50               -        3,312,500.00                                   -
            2A15                  02149MBD0             Senior              Exchange- 0.00%     Fix-30/360             2,000,000.00                                                5.250000                -            8,750.00            8,750.00               -        2,000,000.00                                   -
            2A16                  02149MBE8             Senior              Exchange- 0.00%     Fix-30/360             2,000,000.00                                                5.500000                -            9,166.67            9,166.67               -        2,000,000.00                                   -
            2A17                  02149MBF5             Senior              Exchange- 0.00%     Fix-30/360             2,000,000.00                                                5.750000                -            9,583.33            9,583.33               -        2,000,000.00                                   -
            2A18                  02149MBG3            Strip IO             Exchange- 0.00%     Fix-30/360               250,000.00                                                6.000000                -            1,250.00            1,250.00               -          250,000.00                                   -
            2A19                  02149MBH1             Senior              Exchange- 0.00%     Fix-30/360            11,500,000.00                                                5.250000        42,000.00           50,312.50           92,312.50               -       11,458,000.00                                   -
            2A20                  02149MBJ7             Senior              Exchange- 0.00%     Fix-30/360            11,500,000.00                                                5.500000        42,000.00           52,708.33           94,708.33               -       11,458,000.00                                   -
            2A21                  02149MBK4             Senior              Exchange- 0.00%     Fix-30/360            11,500,000.00                                                5.750000        42,000.00           55,104.17           97,104.17               -       11,458,000.00                                   -
            2A22                  02149MBL2            Strip IO             Exchange- 0.00%     Fix-30/360             1,437,500.00                                                6.000000                -            7,187.50            7,187.50               -        1,432,250.00                                   -
            2A23                  02149MBM0             Senior              Exchange- 0.00%     Fix-30/360            58,572,000.00                                                5.250000                -          256,252.50          256,252.50               -       58,572,000.00                                   -
            2A24                  02149MBN8             Senior              Exchange- 0.00%     Fix-30/360            58,572,000.00                                                5.500000                -          268,455.00          268,455.00               -       58,572,000.00                                   -
            2A25                  02149MBP3             Senior              Exchange- 0.00%     Fix-30/360            58,572,000.00                                                5.750000                -          280,657.50          280,657.50               -       58,572,000.00                                   -
            2A26                  02149MBQ1            Strip IO             Exchange- 0.00%     Fix-30/360             7,321,500.00                                                6.000000                -           36,607.50           36,607.50               -        7,321,500.00                                   -
            2A27                  02149MBR9             Senior              Exchange- 0.00%     Fix-30/360             5,714,000.00                                                5.250000                -           24,998.75           24,998.75               -        5,714,000.00                                   -
            2A28                  02149MBS7             Senior              Exchange- 0.00%     Fix-30/360             5,714,000.00                                                5.500000                -           26,189.17           26,189.17               -        5,714,000.00                                   -
            2A29                  02149MBT5             Senior              Exchange- 0.00%     Fix-30/360             5,714,000.00                                                5.750000                -           27,379.58           27,379.58               -        5,714,000.00                                   -
            2A30                  02149MBU2            Strip IO             Exchange- 0.00%     Fix-30/360               714,250.00                                                6.000000                -            3,571.25            3,571.25               -          714,250.00                                   -
            2A31                  02149MBV0             Senior              Exchange- 0.00%     Fix-30/360            38,568,000.00                                                5.250000       121,000.00          168,735.00          289,735.00               -       38,447,000.00                                   -
            2A32                  02149MBW8             Senior              Exchange- 0.00%     Fix-30/360            38,568,000.00                                                5.500000       121,000.00          176,770.00          297,770.00               -       38,447,000.00                                   -
            2A33                  02149MBX6             Senior              Exchange- 0.00%     Fix-30/360            38,568,000.00                                                5.750000       121,000.00          184,805.00          305,805.00               -       38,447,000.00                                   -
            2A34                  02149MBY4            Strip IO             Exchange- 0.00%     Fix-30/360             4,821,000.00                                                6.000000                -           24,105.00           24,105.00               -        4,805,875.00                                   -
            2A35                  02149MBZ1             Senior              Exchange- 0.00%     Fix-30/360            64,286,000.00                                                5.250000                -          281,251.25          281,251.25               -       64,286,000.00                                   -
            2A36                  02149MCA5             Senior              Exchange- 0.00%     Fix-30/360            64,286,000.00                                                5.500000                -          294,644.17          294,644.17               -       64,286,000.00                                   -
            2A37                  02149MDC0             Senior              Exchange- 0.00%     Fix-30/360            64,286,000.00                                                5.750000                -          308,037.08          308,037.08               -       64,286,000.00                                   -
            2A38                  02149MDD8            Strip IO             Exchange- 0.00%     Fix-30/360             8,035,750.00                                                6.000000                -           40,178.75           40,178.75               -        8,035,750.00                                   -
            2A39                  02149MDE6             Senior              Exchange- 0.00%     Fix-30/360            28,500,000.00                                                5.250000                -          124,687.50          124,687.50               -       28,500,000.00                                   -
            2A40                  02149MDF3             Senior              Exchange- 0.00%     Fix-30/360            28,500,000.00                                                5.500000                -          130,625.00          130,625.00               -       28,500,000.00                                   -
            2A41                  02149MDG1             Senior              Exchange- 0.00%     Fix-30/360            28,500,000.00                                                5.750000                -          136,562.50          136,562.50               -       28,500,000.00                                   -
            2A42                  02149MDH9            Strip IO             Exchange- 0.00%     Fix-30/360             3,562,500.00                                                6.000000                -           17,812.50           17,812.50               -        3,562,500.00                                   -
            2A43                  02149MDJ5             Senior              Exchange- 0.00%     Fix-30/360            28,500,000.00                                                6.000000                -          142,500.00          142,500.00               -       28,500,000.00                                   -
            2A44                  02149MDK2             Senior              Exchange- 0.00%     Fix-30/360            64,286,000.00                                                6.000000                -          321,430.00          321,430.00               -       64,286,000.00                                   -
             X                                                                          N/A                          385,884,297.00                                                0.663316                -          213,302.54          213,302.54               -      385,149,218.26                                   -
            X-1                   02149MAN9            Strip IO                         N/A     Var-30/360           180,910,300.00                                                0.454190                -           68,473.04           68,473.04               -      180,351,854.01                                   -
            X-2                   02149MAN9            Strip IO                         N/A     Var-30/360           204,973,997.00                                                0.847890                -          144,829.50          144,829.50               -      204,797,364.25                                   -
            3A1                   02149MCH0             Senior                          N/A     Fix-30/360            70,043,000.00                                                5.917000     1,122,549.72          345,370.36        1,467,920.08               -       68,920,450.28                                   -
            3A2                   02149MCJ6             Senior                          N/A     Fix-30/360            70,043,000.00                                                5.729000       525,322.50          334,396.96          859,719.46               -       69,517,677.50                                   -
            3A3                   02149MCK3             Senior                          N/A     Fix-30/360             2,724,000.00                                                6.088000                -           13,819.76           13,819.76               -        2,724,000.00                                   -
            3A4                   02149MCL1             Senior                          N/A     Fix-30/360            31,868,000.00                                                5.755000                -          152,833.62          152,833.62               -       31,868,000.00                                   -
            3A5                   02149MCY3             Senior                          N/A     Fix-30/360             7,967,000.00                                                5.750000                -           38,175.21           38,175.21               -        7,967,000.00                                   -
            3AR                   02149MCM9             Senior                          N/A     Fix-30/360                   100.00                                                0.000000           100.00                   -              100.00               -                   -                                   -
             AR                   02149MCC1             Senior                          N/A     Fix-30/360                   100.00                                                5.750000           100.00                2.23              102.23               -                   -                                   -
             PO                                                                         N/A                              164,880.07                                                0.000000        19,139.06                   -           19,139.06               -          145,741.01                                   -
            PO-1                  02149MCD9            Strip PO                         N/A     Fix-30/360               136,139.61                                                0.000000           119.94                   -              119.94               -          136,019.67                                   -
            PO-2                  02149MCD9            Strip PO                         N/A     Fix-30/360                28,740.46                                                0.000000        19,019.12                   -           19,019.12               -            9,721.34                                   -
             3C                   02149MCV9            Residual                         N/A     Fix-30/360                        -                                                0.000000                -          209,620.19          209,620.19               -      197,529,376.30                                   -
             P                    02149MCW7        Prepay Penalties                     N/A     Fix-30/360                   100.00                                                0.000000                -                   -                   -               -              100.00                                   -
             3P                   02149MCX5        Prepay Penalties                     N/A     Fix-30/360                   100.00                                                0.000000                -                   -                   -               -              100.00                                   -
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            3M1                   02149MCN7           Subordinate                       N/A     Fix-30/360             4,282,000.00                                                6.000000                -           21,410.00           21,410.00               -        4,282,000.00                                   -
            3M2                   02149MCP2           Subordinate                       N/A     Fix-30/360             2,888,000.00                                                6.000000                -           14,440.00           14,440.00               -        2,888,000.00                                   -
            3M3                   02149MCQ0           Subordinate                       N/A     Fix-30/360             4,582,000.00                                                6.000000                -           22,910.00           22,910.00               -        4,582,000.00                                   -
             3B                   02149MCR8           Subordinate                       N/A     Fix-30/360             1,693,000.00                                                6.000000                -            8,465.00            8,465.00               -        1,693,000.00                                   -
             M                    02149MCE7           Subordinate                       N/A     Var-30/360            13,144,500.00                                                5.881794         6,160.38           64,427.70           70,588.07               -       13,138,339.62                                   -
             B1                   02149MCF4           Subordinate                       N/A     Var-30/360             4,905,000.00                                                5.881794         2,298.81           24,041.83           26,340.64               -        4,902,701.19                                   -
             B2                   02149MCG2           Subordinate                       N/A     Var-30/360             3,139,000.00                                                5.881794         1,471.14           15,385.79           16,856.93               -        3,137,528.86                                   -
             B3                   02149MCS6           Subordinate                       N/A     Var-30/360             2,158,100.00                                                5.881794         1,011.43           10,577.92           11,589.34               -        2,157,088.57                                   -
             B4                   02149MCT4           Subordinate                       N/A     Var-30/360             1,765,700.00                                                5.881794           827.52            8,654.57            9,482.09               -        1,764,872.48                                   -
             B5                   02149MCU1           Subordinate                       N/A     Var-30/360             1,373,565.00                                                5.881794           643.74            6,732.52            7,376.26               -        1,372,921.26                                   -
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
           Totals                                                                                                    588,453,945.07                                                             4,034,848.40        3,297,118.90        7,331,967.30               -      584,419,096.67                                   -
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                          Principal Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                Original             Beginning           Scheduled                                Net                                                  Current             Ending            Ending
                                               Certificate          Certificate          Principal                             Principal                            Deferred          Realized           Certificate       Certificate
        Class                Cusip               Balance              Balance           Distribution                          Distribution                          Interest           Losses              Balance           Factor
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
         1A1               02149MAA7             125,000,000.00      125,000,000.00         1,359,606.39                                           1,359,606.39                -                   -      123,640,393.61     0.989123149
         1A2               02149MAB5              20,881,000.00       20,881,000.00                    -                                                      -                -                   -       20,881,000.00     1.000000000
         1A3               02149MAC3               8,438,000.00        8,438,000.00            91,778.87                                              91,778.87                -                   -        8,346,221.13     0.989123149
         1A4               02149MAD1              18,540,000.00       18,540,000.00                    -                                                      -                -                   -       18,540,000.00     1.000000000
         1A5               02149MAE9              18,540,000.00       18,540,000.00                    -                                                      -                -                   -       18,540,000.00     1.000000000
         1A6               02149MAF6              18,540,000.00       18,540,000.00                    -                                                      -                -                   -       18,540,000.00     1.000000000
         1A7               02149MAG4               1,612,173.00        1,612,173.00                    -                                                      -                -                   -        1,612,173.91     1.000000566
         1A8               02149MAH2              17,767,500.00       17,767,500.00                    -                                                      -                -                   -       17,767,500.00     1.000000000
         1A9               02149MAJ8                 772,500.00          772,500.00                    -                                                      -                -                   -          772,500.00     1.000000000
        1A10               02149MAK5              17,367,000.00       17,367,000.00                    -                                                      -                -                   -       17,367,000.00     1.000000000
        1A11               02149MAL3               1,173,000.00        1,173,000.00                    -                                                      -                -                   -        1,173,000.00     1.000000000
        1A12               02149MAM1             133,438,000.00      133,438,000.00         1,451,385.26                                           1,451,385.26                -                   -      131,986,614.74     0.989123149
        1A13               02149MCZ0             133,438,000.00      133,438,000.00         1,451,385.26                                           1,451,385.26                -                   -      131,986,614.74     0.989123149
        1A14               02149MDA4             133,438,000.00      133,438,000.00         1,451,385.26                                           1,451,385.26                -                   -      131,986,614.74     0.989123149
        1A15               02149MDB2              11,603,304.00       11,603,304.00                    -                                                      -                -                   -       11,477,096.93     0.989123179
         2A1               02149MAP4              10,000,000.00       10,000,000.00           192,332.41                                             192,332.41                -                   -        9,807,667.59     0.980766759
         2A2               02149MAQ2              10,000,000.00       10,000,000.00                    -                                                      -                -                   -        9,807,667.59     0.980766759
         2A3               02149MAR0              26,500,000.00       26,500,000.00                    -                                                      -                -                   -       26,500,000.00     1.000000000
         2A4               02149MAS8               2,000,000.00        2,000,000.00                    -                                                      -                -                   -        2,000,000.00     1.000000000
         2A5               02149MAT6              11,500,000.00       11,500,000.00            42,000.00                                              42,000.00                -                   -       11,458,000.00     0.996347826
         2A6               02149MAU3              40,000,000.00       40,000,000.00           548,506.43                                             548,506.43                -                   -       39,451,493.57     0.986287339
         2A7               02149MAV1              40,000,000.00       40,000,000.00                    -                                                      -                -                   -       39,451,493.57     0.986287339
         2A8               02149MAW9              58,572,000.00       58,572,000.00                    -                                                      -                -                   -       58,572,000.00     1.000000000
         2A9               02149MAX7               5,714,000.00        5,714,000.00                    -                                                      -                -                   -        5,714,000.00     1.000000000
        2A10               02149MAY5              38,568,000.00       38,568,000.00           121,000.00                                             121,000.00                -                   -       38,447,000.00     0.996862684
        2A11               02149MAZ2              26,500,000.00       26,500,000.00                    -                                                      -                -                   -       26,500,000.00     1.000000000
        2A12               02149MBA6              26,500,000.00       26,500,000.00                    -                                                      -                -                   -       26,500,000.00     1.000000000
        2A13               02149MBB4              26,500,000.00       26,500,000.00                    -                                                      -                -                   -       26,500,000.00     1.000000000
        2A14               02149MBC2               3,312,500.00        3,312,500.00                    -                                                      -                -                   -        3,312,500.00     1.000000000
        2A15               02149MBD0               2,000,000.00        2,000,000.00                    -                                                      -                -                   -        2,000,000.00     1.000000000
        2A16               02149MBE8               2,000,000.00        2,000,000.00                    -                                                      -                -                   -        2,000,000.00     1.000000000
        2A17               02149MBF5               2,000,000.00        2,000,000.00                    -                                                      -                -                   -        2,000,000.00     1.000000000
        2A18               02149MBG3                 250,000.00          250,000.00                    -                                                      -                -                   -          250,000.00     1.000000000
        2A19               02149MBH1              11,500,000.00       11,500,000.00            42,000.00                                              42,000.00                -                   -       11,458,000.00     0.996347826
        2A20               02149MBJ7              11,500,000.00       11,500,000.00            42,000.00                                              42,000.00                -                   -       11,458,000.00     0.996347826
        2A21               02149MBK4              11,500,000.00       11,500,000.00            42,000.00                                              42,000.00                -                   -       11,458,000.00     0.996347826
        2A22               02149MBL2               1,437,500.00        1,437,500.00                    -                                                      -                -                   -        1,432,250.00     0.996347826
        2A23               02149MBM0              58,572,000.00       58,572,000.00                    -                                                      -                -                   -       58,572,000.00     1.000000000
        2A24               02149MBN8              58,572,000.00       58,572,000.00                    -                                                      -                -                   -       58,572,000.00     1.000000000
        2A25               02149MBP3              58,572,000.00       58,572,000.00                    -                                                      -                -                   -       58,572,000.00     1.000000000
        2A26               02149MBQ1               7,321,500.00        7,321,500.00                    -                                                      -                -                   -        7,321,500.00     1.000000000
        2A27               02149MBR9               5,714,000.00        5,714,000.00                    -                                                      -                -                   -        5,714,000.00     1.000000000
        2A28               02149MBS7               5,714,000.00        5,714,000.00                    -                                                      -                -                   -        5,714,000.00     1.000000000
        2A29               02149MBT5               5,714,000.00        5,714,000.00                    -                                                      -                -                   -        5,714,000.00     1.000000000
        2A30               02149MBU2                 714,250.00          714,250.00                    -                                                      -                -                   -          714,250.00     1.000000000
        2A31               02149MBV0              38,568,000.00       38,568,000.00           121,000.00                                             121,000.00                -                   -       38,447,000.00     0.996862684
        2A32               02149MBW8              38,568,000.00       38,568,000.00           121,000.00                                             121,000.00                -                   -       38,447,000.00     0.996862684
        2A33               02149MBX6              38,568,000.00       38,568,000.00           121,000.00                                             121,000.00                -                   -       38,447,000.00     0.996862684
        2A34               02149MBY4               4,821,000.00        4,821,000.00                    -                                                      -                -                   -        4,805,875.00     0.996862684
        2A35               02149MBZ1              64,286,000.00       64,286,000.00                    -                                                      -                -                   -       64,286,000.00     1.000000000
        2A36               02149MCA5              64,286,000.00       64,286,000.00                    -                                                      -                -                   -       64,286,000.00     1.000000000
        2A37               02149MDC0              64,286,000.00       64,286,000.00                    -                                                      -                -                   -       64,286,000.00     1.000000000
        2A38               02149MDD8               8,035,750.00        8,035,750.00                    -                                                      -                -                   -        8,035,750.00     1.000000000
        2A39               02149MDE6              28,500,000.00       28,500,000.00                    -                                                      -                -                   -       28,500,000.00     1.000000000
        2A40               02149MDF3              28,500,000.00       28,500,000.00                    -                                                      -                -                   -       28,500,000.00     1.000000000
        2A41               02149MDG1              28,500,000.00       28,500,000.00                    -                                                      -                -                   -       28,500,000.00     1.000000000
        2A42               02149MDH9               3,562,500.00        3,562,500.00                    -                                                      -                -                   -        3,562,500.00     1.000000000
        2A43               02149MDJ5              28,500,000.00       28,500,000.00                    -                                                      -                -                   -       28,500,000.00     1.000000000
        2A44               02149MDK2              64,286,000.00       64,286,000.00                    -                                                      -                -                   -       64,286,000.00     1.000000000
          X                                      385,884,297.00      385,884,297.00                    -                                                      -                -                   -      385,149,218.26     0.998095080
         X-1               02149MAN9             180,910,300.00      180,910,300.00                    -                                                      -                -                   -      180,351,854.01     0.996913133
         X-2               02149MAN9             204,973,997.00      204,973,997.00                    -                                                      -                -                   -      204,797,364.25     0.999138268
         3A1               02149MCH0              70,043,000.00       70,043,000.00         1,122,549.72                                           1,122,549.72                -                   -       68,920,450.28     0.983973420
         3A2               02149MCJ6              70,043,000.00       70,043,000.00           525,322.50                                             525,322.50                -                   -       69,517,677.50     0.992500000
         3A3               02149MCK3               2,724,000.00        2,724,000.00                    -                                                      -                -                   -        2,724,000.00     1.000000000
         3A4               02149MCL1              31,868,000.00       31,868,000.00                    -                                                      -                -                   -       31,868,000.00     1.000000000
         3A5               02149MCY3               7,967,000.00        7,967,000.00                    -                                                      -                -                   -        7,967,000.00     1.000000000
         3AR               02149MCM9                     100.00              100.00               100.00                                                 100.00                -                   -                   -     0.000000000
         AR                02149MCC1                     100.00              100.00               100.00                                                 100.00                -                   -                   -     0.000000000
         PO                                          164,880.07          164,880.07            19,139.06                                              19,139.06                -                   -          145,741.01     0.883921325
        PO-1               02149MCD9                 136,139.61          136,139.61               119.94                                                 119.94                -                   -          136,019.67     0.999118957
        PO-2               02149MCD9                  28,740.46           28,740.46            19,019.12                                              19,019.12                -                   -            9,721.34     0.338245965
         3C                02149MCV9                          -                   -                    -                                                      -                -                   -      197,529,376.30     0.000000000
          P                02149MCW7                     100.00              100.00                    -                                                      -                -                   -              100.00     1.000000000
         3P                02149MCX5                     100.00              100.00                    -                                                      -                -                   -              100.00     1.000000000
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
         3M1               02149MCN7               4,282,000.00        4,282,000.00                    -                                                      -                -                   -        4,282,000.00     1.000000000
         3M2               02149MCP2               2,888,000.00        2,888,000.00                    -                                                      -                -                   -        2,888,000.00     1.000000000
         3M3               02149MCQ0               4,582,000.00        4,582,000.00                    -                                                      -                -                   -        4,582,000.00     1.000000000
         3B                02149MCR8               1,693,000.00        1,693,000.00                    -                                                      -                -                   -        1,693,000.00     1.000000000
          M                02149MCE7              13,144,500.00       13,144,500.00             6,160.38                                               6,160.38                -                   -       13,138,339.62     0.999531334
         B1                02149MCF4               4,905,000.00        4,905,000.00             2,298.81                                               2,298.81                -                   -        4,902,701.19     0.999531334
         B2                02149MCG2               3,139,000.00        3,139,000.00             1,471.14                                               1,471.14                -                   -        3,137,528.86     0.999531334
         B3                02149MCS6               2,158,100.00        2,158,100.00             1,011.43                                               1,011.43                -                   -        2,157,088.57     0.999531334
         B4                02149MCT4               1,765,700.00        1,765,700.00               827.52                                                 827.52                -                   -        1,764,872.48     0.999531334
         B5                02149MCU1               1,373,565.00        1,373,565.00               643.74                                                 643.74                -                   -        1,372,921.26     0.999531334
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
       Totals                                    588,453,945.07      588,453,945.07         4,034,848.40                                           4,034,848.40                -                   -      584,419,096.67
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                          Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
        Pass                                                                                                                                     Total                                Net Rate                      Net                                                       Net Rate              Yield                        Yield
       Through               Effective                      Current                             Deferred                                        Interest                             Carryover                   Interest                           Interest                 Carryover           Supplemental                 Supplemental
      Rate (%)              Coupon (%)                     Interest                             Interest                                          Due                                   Paid                     Shortfall                            Paid                  After Dist.              Paid                     After Distr
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
             5.750000                5.750000                          598,958.33                                     -                                               598,958.33                  -                                   -                       598,958.33                  -                      -                                  -
             5.750000                5.750000                          100,054.79                                     -                                               100,054.79                  -                                   -                       100,054.79                  -                      -                                  -
             5.750000                5.750000                           40,432.08                                     -                                                40,432.08                  -                                   -                        40,432.08                  -                      -                                  -
             5.750000                5.750000                           88,837.50                                     -                                                88,837.50                  -                                   -                        88,837.50                  -                      -                                  -
             5.250000                5.250000                           81,112.50                                     -                                                81,112.50                  -                                   -                        81,112.50                  -                      -                                  -
             5.500000                5.500000                           84,975.00                                     -                                                84,975.00                  -                                   -                        84,975.00                  -                      -                                  -
             5.750000                5.750000                            7,725.00                                     -                                                 7,725.00                  -                                   -                         7,725.00                  -                      -                                  -
             6.000000                6.000000                           88,837.50                                     -                                                88,837.50                  -                                   -                        88,837.50                  -                      -                                  -
             0.000000                0.000000                                   -                                     -                                                        -                  -                                   -                                -                  -                      -                                  -
             5.750000                5.750000                           83,216.88                                     -                                                83,216.88                  -                                   -                        83,216.88                  -                      -                                  -
             5.750000                5.750000                            5,620.63                                     -                                                 5,620.63                  -                                   -                         5,620.63                  -                      -                                  -
             5.750000                5.750000                          639,390.42                                     -                                               639,390.42                  -                                   -                       639,390.42                  -                      -                                  -
             5.250000                5.250000                          583,791.25                                     -                                               583,791.25                  -                                   -                       583,791.25                  -                      -                                  -
             5.500000                5.500000                          611,590.83                                     -                                               611,590.83                  -                                   -                       611,590.83                  -                      -                                  -
             5.750000                5.750000                           55,599.17                                     -                                                55,599.17                  -                                   -                        55,599.17                  -                      -                                  -
             5.520000                5.520000                           46,000.00                                     -                                                46,000.00                  -                                   -                        46,000.00                  -                      -                                  -
             0.480000                0.480000                            4,000.00                                     -                                                 4,000.00                  -                                   -                         4,000.00                  -                      -                                  -
             6.000000                6.000000                          132,500.00                                     -                                               132,500.00                  -                                   -                       132,500.00                  -                      -                                  -
             6.000000                6.000000                           10,000.00                                     -                                                10,000.00                  -                                   -                        10,000.00                  -                      -                                  -
             6.000000                6.000000                           57,500.00                                     -                                                57,500.00                  -                                   -                        57,500.00                  -                      -                                  -
             5.920000                5.920000                          197,333.33                                     -                                               197,333.33                  -                                   -                       197,333.33                  -                      -                                  -
             0.080000                0.080000                            2,666.67                                     -                                                 2,666.67                  -                                   -                         2,666.67                  -                      -                                  -
             6.000000                6.000000                          292,860.00                                     -                                               292,860.00                  -                                   -                       292,860.00                  -                      -                                  -
             6.000000                6.000000                           28,570.00                                     -                                                28,570.00                  -                                   -                        28,570.00                  -                      -                                  -
             6.000000                6.000000                          192,840.00                                     -                                               192,840.00                  -                                   -                       192,840.00                  -                      -                                  -
             5.250000                5.250000                          115,937.50                                     -                                               115,937.50                  -                                   -                       115,937.50                  -                      -                                  -
             5.500000                5.500000                          121,458.33                                     -                                               121,458.33                  -                                   -                       121,458.33                  -                      -                                  -
             5.750000                5.750000                          126,979.17                                     -                                               126,979.17                  -                                   -                       126,979.17                  -                      -                                  -
             6.000000                6.000000                           16,562.50                                     -                                                16,562.50                  -                                   -                        16,562.50                  -                      -                                  -
             5.250000                5.250000                            8,750.00                                     -                                                 8,750.00                  -                                   -                         8,750.00                  -                      -                                  -
             5.500000                5.500000                            9,166.67                                     -                                                 9,166.67                  -                                   -                         9,166.67                  -                      -                                  -
             5.750000                5.750000                            9,583.33                                     -                                                 9,583.33                  -                                   -                         9,583.33                  -                      -                                  -
             6.000000                6.000000                            1,250.00                                     -                                                 1,250.00                  -                                   -                         1,250.00                  -                      -                                  -
             5.250000                5.250000                           50,312.50                                     -                                                50,312.50                  -                                   -                        50,312.50                  -                      -                                  -
             5.500000                5.500000                           52,708.33                                     -                                                52,708.33                  -                                   -                        52,708.33                  -                      -                                  -
             5.750000                5.750000                           55,104.17                                     -                                                55,104.17                  -                                   -                        55,104.17                  -                      -                                  -
             6.000000                6.000000                            7,187.50                                     -                                                 7,187.50                  -                                   -                         7,187.50                  -                      -                                  -
             5.250000                5.250000                          256,252.50                                     -                                               256,252.50                  -                                   -                       256,252.50                  -                      -                                  -
             5.500000                5.500000                          268,455.00                                     -                                               268,455.00                  -                                   -                       268,455.00                  -                      -                                  -
             5.750000                5.750000                          280,657.50                                     -                                               280,657.50                  -                                   -                       280,657.50                  -                      -                                  -
             6.000000                6.000000                           36,607.50                                     -                                                36,607.50                  -                                   -                        36,607.50                  -                      -                                  -
             5.250000                5.250000                           24,998.75                                     -                                                24,998.75                  -                                   -                        24,998.75                  -                      -                                  -
             5.500000                5.500000                           26,189.17                                     -                                                26,189.17                  -                                   -                        26,189.17                  -                      -                                  -
             5.750000                5.750000                           27,379.58                                     -                                                27,379.58                  -                                   -                        27,379.58                  -                      -                                  -
             6.000000                6.000000                            3,571.25                                     -                                                 3,571.25                  -                                   -                         3,571.25                  -                      -                                  -
             5.250000                5.250000                          168,735.00                                     -                                               168,735.00                  -                                   -                       168,735.00                  -                      -                                  -
             5.500000                5.500000                          176,770.00                                     -                                               176,770.00                  -                                   -                       176,770.00                  -                      -                                  -
             5.750000                5.750000                          184,805.00                                     -                                               184,805.00                  -                                   -                       184,805.00                  -                      -                                  -
             6.000000                6.000000                           24,105.00                                     -                                                24,105.00                  -                                   -                        24,105.00                  -                      -                                  -
             5.250000                5.250000                          281,251.25                                     -                                               281,251.25                  -                                   -                       281,251.25                  -                      -                                  -
             5.500000                5.500000                          294,644.17                                     -                                               294,644.17                  -                                   -                       294,644.17                  -                      -                                  -
             5.750000                5.750000                          308,037.08                                     -                                               308,037.08                  -                                   -                       308,037.08                  -                      -                                  -
             6.000000                6.000000                           40,178.75                                     -                                                40,178.75                  -                                   -                        40,178.75                  -                      -                                  -
             5.250000                5.250000                          124,687.50                                     -                                               124,687.50                  -                                   -                       124,687.50                  -                      -                                  -
             5.500000                5.500000                          130,625.00                                     -                                               130,625.00                  -                                   -                       130,625.00                  -                      -                                  -
             5.750000                5.750000                          136,562.50                                     -                                               136,562.50                  -                                   -                       136,562.50                  -                      -                                  -
             6.000000                6.000000                           17,812.50                                     -                                                17,812.50                  -                                   -                        17,812.50                  -                      -                                  -
             6.000000                6.000000                          142,500.00                                     -                                               142,500.00                  -                                   -                       142,500.00                  -                      -                                  -
             6.000000                6.000000                          321,430.00                                     -                                               321,430.00                  -                                   -                       321,430.00                  -                      -                                  -
             0.663316                0.663316                          213,302.54                                     -                                               213,302.54                  -                                   -                       213,302.54                  -                      -                                  -
             0.454190                0.454190                           68,473.04                                     -                                                68,473.04                  -                                   -                        68,473.04                  -                      -                                  -
             0.847890                0.847890                          144,829.50                                     -                                               144,829.50                  -                                   -                       144,829.50                  -                      -                                  -
             5.917000                5.917000                          345,370.36                                     -                                               345,370.36                  -                                   -                       345,370.36                  -                      -                                  -
             5.729000                5.729000                          334,396.96                                     -                                               334,396.96                  -                                   -                       334,396.96                  -                      -                                  -
             6.088000                6.088000                           13,819.76                                     -                                                13,819.76                  -                                   -                        13,819.76                  -                      -                                  -
             5.755000                5.755000                          152,833.62                                     -                                               152,833.62                  -                                   -                       152,833.62                  -                      -                                  -
             5.750000                5.750000                           38,175.21                                     -                                                38,175.21                  -                                   -                        38,175.21                  -                      -                                  -
             0.000000                0.000000                                   -                                     -                                                        -                  -                                   -                                -                  -                      -                                  -
             5.750000               26.716038                                0.48                                     -                                                     0.48                  -                                   -                             2.23                  -                      -                                  -
             0.000000                0.000000                                   -                                     -                                                        -                  -                                   -                                -                  -                      -                                  -
             0.000000                0.000000                                   -                                     -                                                        -                  -                                   -                                -                  -                      -                                  -
             0.000000                0.000000                                   -                                     -                                                        -                  -                                   -                                -                  -                      -                                  -
             0.000000                0.000000                                   -                                     -                                                        -                  -                                   -                       209,620.19                  -                      -                                  -
             0.000000                0.000000                                   -                                     -                                                        -                  -                                   -                                -                  -                      -                                  -
             0.000000                0.000000                                   -                                     -                                                        -                  -                                   -                                -                  -                      -                                  -
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
             6.000000                6.000000                           21,410.00                                     -                                                21,410.00                  -                                   -                        21,410.00                  -                      -                                  -
             6.000000                6.000000                           14,440.00                                     -                                                14,440.00                  -                                   -                        14,440.00                  -                      -                                  -
             6.000000                6.000000                           22,910.00                                     -                                                22,910.00                  -                                   -                        22,910.00                  -                      -                                  -
             6.000000                6.000000                            8,465.00                                     -                                                 8,465.00                  -                                   -                         8,465.00                  -                      -                                  -
             5.881794                5.881794                           64,427.70                                     -                                                64,427.70                  -                                   -                        64,427.70                  -                      -                                  -
             5.881794                5.881794                           24,041.83                                     -                                                24,041.83                  -                                   -                        24,041.83                  -                      -                                  -
             5.881794                5.881794                           15,385.79                                     -                                                15,385.79                  -                                   -                        15,385.79                  -                      -                                  -
             5.881794                5.881794                           10,577.92                                     -                                                10,577.92                  -                                   -                        10,577.92                  -                      -                                  -
             5.881794                5.881794                            8,654.57                                     -                                                 8,654.57                  -                                   -                         8,654.57                  -                      -                                  -
             5.881794                5.881794                            6,732.52                                     -                                                 6,732.52                  -                                   -                         6,732.52                  -                      -                                  -
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                     3,087,496.96                                     -                                             3,087,496.96                  -                                   -                     3,297,118.90                  -                      -                                  -

                           Current Payment Information
                               Factors per $1,000

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                           Original                             Beginning                                                                                                             Ending                                   Pass
                                                          Certificate                          Certificate                                     Principal                              Interest                     Certificate                               Through
        Class                  Cusip                        Balance                              Balance                                      Distribution                          Distribution                     Balance                                 Rate (%)
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
         1A1                 02149MAA7                             125,000,000.00                        1000.000000000                                             10.876851142        4.791666667                              989.123148858                             5.750000
         1A2                 02149MAB5                              20,881,000.00                        1000.000000000                                              0.000000000        4.791666667                             1000.000000000                             5.750000
         1A3                 02149MAC3                               8,438,000.00                        1000.000000000                                             10.876851142        4.791666667                              989.123148858                             5.750000
         1A4                 02149MAD1                              18,540,000.00                        1000.000000000                                              0.000000000        4.791666667                             1000.000000000                             5.750000
         1A5                 02149MAE9                              18,540,000.00                        1000.000000000                                              0.000000000        4.375000000                             1000.000000000                             5.250000
         1A6                 02149MAF6                              18,540,000.00                        1000.000000000                                              0.000000000        4.583333333                             1000.000000000                             5.500000
         1A7                 02149MAG4                               1,612,173.00                        1000.000000000                                              0.000000000        4.791666667                             1000.000566343                             5.750000
         1A8                 02149MAH2                              17,767,500.00                        1000.000000000                                              0.000000000        5.000000000                             1000.000000000                             6.000000
         1A9                 02149MAJ8                                 772,500.00                        1000.000000000                                              0.000000000        0.000000000                             1000.000000000                             0.000000
        1A10                 02149MAK5                              17,367,000.00                        1000.000000000                                              0.000000000        4.791666667                             1000.000000000                             5.750000
        1A11                 02149MAL3                               1,173,000.00                        1000.000000000                                              0.000000000        4.791666667                             1000.000000000                             5.750000
        1A12                 02149MAM1                             133,438,000.00                        1000.000000000                                             10.876851142        4.791666667                              989.123148858                             5.750000
        1A13                 02149MCZ0                             133,438,000.00                        1000.000000000                                             10.876851142        4.375000000                              989.123148858                             5.250000
        1A14                 02149MDA4                             133,438,000.00                        1000.000000000                                             10.876851142        4.583333333                              989.123148858                             5.500000
        1A15                 02149MDB2                              11,603,304.00                        1000.000000000                                              0.000000000        4.791666667                              989.123178508                             5.750000
         2A1                 02149MAP4                              10,000,000.00                        1000.000000000                                             19.233240720        4.600000000                              980.766759280                             5.520000
         2A2                 02149MAQ2                              10,000,000.00                        1000.000000000                                              0.000000000        0.400000000                              980.766759280                             0.480000
         2A3                 02149MAR0                              26,500,000.00                        1000.000000000                                              0.000000000        5.000000000                             1000.000000000                             6.000000
         2A4                 02149MAS8                               2,000,000.00                        1000.000000000                                              0.000000000        5.000000000                             1000.000000000                             6.000000
         2A5                 02149MAT6                              11,500,000.00                        1000.000000000                                              3.652173913        5.000000000                              996.347826087                             6.000000
         2A6                 02149MAU3                              40,000,000.00                        1000.000000000                                             13.712660849        4.933333333                              986.287339151                             5.920000
         2A7                 02149MAV1                              40,000,000.00                        1000.000000000                                              0.000000000        0.066666667                              986.287339151                             0.080000
         2A8                 02149MAW9                              58,572,000.00                        1000.000000000                                              0.000000000        5.000000000                             1000.000000000                             6.000000
         2A9                 02149MAX7                               5,714,000.00                        1000.000000000                                              0.000000000        5.000000000                             1000.000000000                             6.000000
        2A10                 02149MAY5                              38,568,000.00                        1000.000000000                                              3.137315910        5.000000000                              996.862684090                             6.000000
        2A11                 02149MAZ2                              26,500,000.00                        1000.000000000                                              0.000000000        4.375000000                             1000.000000000                             5.250000
        2A12                 02149MBA6                              26,500,000.00                        1000.000000000                                              0.000000000        4.583333333                             1000.000000000                             5.500000
        2A13                 02149MBB4                              26,500,000.00                        1000.000000000                                              0.000000000        4.791666667                             1000.000000000                             5.750000
        2A14                 02149MBC2                               3,312,500.00                        1000.000000000                                              0.000000000        5.000000000                             1000.000000000                             6.000000
        2A15                 02149MBD0                               2,000,000.00                        1000.000000000                                              0.000000000        4.375000000                             1000.000000000                             5.250000
        2A16                 02149MBE8                               2,000,000.00                        1000.000000000                                              0.000000000        4.583333333                             1000.000000000                             5.500000
        2A17                 02149MBF5                               2,000,000.00                        1000.000000000                                              0.000000000        4.791666667                             1000.000000000                             5.750000
        2A18                 02149MBG3                                 250,000.00                        1000.000000000                                              0.000000000        5.000000000                             1000.000000000                             6.000000
        2A19                 02149MBH1                              11,500,000.00                        1000.000000000                                              3.652173913        4.375000000                              996.347826087                             5.250000
        2A20                 02149MBJ7                              11,500,000.00                        1000.000000000                                              3.652173913        4.583333333                              996.347826087                             5.500000
        2A21                 02149MBK4                              11,500,000.00                        1000.000000000                                              3.652173913        4.791666667                              996.347826087                             5.750000
        2A22                 02149MBL2                               1,437,500.00                        1000.000000000                                              0.000000000        5.000000000                              996.347826087                             6.000000
        2A23                 02149MBM0                              58,572,000.00                        1000.000000000                                              0.000000000        4.375000000                             1000.000000000                             5.250000
        2A24                 02149MBN8                              58,572,000.00                        1000.000000000                                              0.000000000        4.583333333                             1000.000000000                             5.500000
        2A25                 02149MBP3                              58,572,000.00                        1000.000000000                                              0.000000000        4.791666667                             1000.000000000                             5.750000
        2A26                 02149MBQ1                               7,321,500.00                        1000.000000000                                              0.000000000        5.000000000                             1000.000000000                             6.000000
        2A27                 02149MBR9                               5,714,000.00                        1000.000000000                                              0.000000000        4.375000000                             1000.000000000                             5.250000
        2A28                 02149MBS7                               5,714,000.00                        1000.000000000                                              0.000000000        4.583333333                             1000.000000000                             5.500000
        2A29                 02149MBT5                               5,714,000.00                        1000.000000000                                              0.000000000        4.791666667                             1000.000000000                             5.750000
        2A30                 02149MBU2                                 714,250.00                        1000.000000000                                              0.000000000        5.000000000                             1000.000000000                             6.000000
        2A31                 02149MBV0                              38,568,000.00                        1000.000000000                                              3.137315910        4.375000000                              996.862684090                             5.250000
        2A32                 02149MBW8                              38,568,000.00                        1000.000000000                                              3.137315910        4.583333333                              996.862684090                             5.500000
        2A33                 02149MBX6                              38,568,000.00                        1000.000000000                                              3.137315910        4.791666667                              996.862684090                             5.750000
        2A34                 02149MBY4                               4,821,000.00                        1000.000000000                                              0.000000000        5.000000000                              996.862684090                             6.000000
        2A35                 02149MBZ1                              64,286,000.00                        1000.000000000                                              0.000000000        4.375000000                             1000.000000000                             5.250000
        2A36                 02149MCA5                              64,286,000.00                        1000.000000000                                              0.000000000        4.583333333                             1000.000000000                             5.500000
        2A37                 02149MDC0                              64,286,000.00                        1000.000000000                                              0.000000000        4.791666667                             1000.000000000                             5.750000
        2A38                 02149MDD8                               8,035,750.00                        1000.000000000                                              0.000000000        5.000000000                             1000.000000000                             6.000000
        2A39                 02149MDE6                              28,500,000.00                        1000.000000000                                              0.000000000        4.375000000                             1000.000000000                             5.250000
        2A40                 02149MDF3                              28,500,000.00                        1000.000000000                                              0.000000000        4.583333333                             1000.000000000                             5.500000
        2A41                 02149MDG1                              28,500,000.00                        1000.000000000                                              0.000000000        4.791666667                             1000.000000000                             5.750000
        2A42                 02149MDH9                               3,562,500.00                        1000.000000000                                              0.000000000        5.000000000                             1000.000000000                             6.000000
        2A43                 02149MDJ5                              28,500,000.00                        1000.000000000                                              0.000000000        5.000000000                             1000.000000000                             6.000000
        2A44                 02149MDK2                              64,286,000.00                        1000.000000000                                              0.000000000        5.000000000                             1000.000000000                             6.000000
          X                                                        385,884,297.00                        1000.000000000                                              0.000000000        0.552762944                              998.095079935                             0.663316
         X-1                 02149MAN9                             180,910,300.00                        1000.000000000                                              0.000000000        0.378491667                              996.913133253                             0.454190
         X-2                 02149MAN9                             204,973,997.00                        1000.000000000                                              0.000000000        0.706575000                              999.138267507                             0.847890
         3A1                 02149MCH0                              70,043,000.00                        1000.000000000                                             16.026579730        4.930833333                              983.973420270                             5.917000
         3A2                 02149MCJ6                              70,043,000.00                        1000.000000000                                              7.500000000        4.774166667                              992.500000000                             5.729000
         3A3                 02149MCK3                               2,724,000.00                        1000.000000000                                              0.000000000        5.073333333                             1000.000000000                             6.088000
         3A4                 02149MCL1                              31,868,000.00                        1000.000000000                                              0.000000000        4.795833333                             1000.000000000                             5.755000
         3A5                 02149MCY3                               7,967,000.00                        1000.000000000                                              0.000000000        4.791666667                             1000.000000000                             5.750000
         3AR                 02149MCM9                                     100.00                        1000.000000000                                           1000.000000000        0.000000000                                0.000000000                             0.000000
         AR                  02149MCC1                                     100.00                        1000.000000000                                           1000.000000000       22.263364935                                0.000000000                             5.750000
         PO                                                            164,880.07                        1000.000000000                                            116.078674639        0.000000000                              883.921325361                             0.000000
        PO-1                 02149MCD9                                 136,139.61                        1000.000000000                                              0.881042732        0.000000000                              999.118957268                             0.000000
        PO-2                 02149MCD9                                  28,740.46                        1000.000000000                                            661.754035020        0.000000000                              338.245964980                             0.000000
         3C                  02149MCV9                                          -                           0.000000000                                              0.000000000        0.000000000                                0.000000000                             0.000000
          P                  02149MCW7                                     100.00                        1000.000000000                                              0.000000000        0.000000000                             1000.000000000                             0.000000
         3P                  02149MCX5                                     100.00                        1000.000000000                                              0.000000000        0.000000000                             1000.000000000                             0.000000
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
         3M1                 02149MCN7                               4,282,000.00                        1000.000000000                                              0.000000000        5.000000000                             1000.000000000                             6.000000
         3M2                 02149MCP2                               2,888,000.00                        1000.000000000                                              0.000000000        5.000000000                             1000.000000000                             6.000000
         3M3                 02149MCQ0                               4,582,000.00                        1000.000000000                                              0.000000000        5.000000000                             1000.000000000                             6.000000
         3B                  02149MCR8                               1,693,000.00                        1000.000000000                                              0.000000000        5.000000000                             1000.000000000                             6.000000
          M                  02149MCE7                              13,144,500.00                        1000.000000000                                              0.468665682        4.901494751                              999.531334318                             5.881794
         B1                  02149MCF4                               4,905,000.00                        1000.000000000                                              0.468665682        4.901494751                              999.531334318                             5.881794
         B2                  02149MCG2                               3,139,000.00                        1000.000000000                                              0.468665682        4.901494751                              999.531334318                             5.881794
         B3                  02149MCS6                               2,158,100.00                        1000.000000000                                              0.468665682        4.901494751                              999.531334318                             5.881794
         B4                  02149MCT4                               1,765,700.00                        1000.000000000                                              0.468665682        4.901494751                              999.531334318                             5.881794
         B5                  02149MCU1                               1,373,565.00                        1000.000000000                                              0.468665682        4.901494751                              999.531334318                             5.881794
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
       Totals                                                      588,453,945.07                        1000.000000000                                              6.856693602        5.603019451                              993.143306398
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

        THE
      BANK OF
        NEW
       YORK
101 Barclay St, 4 West
New York, NY 10286
Officer:       Michael Cerchio      212-815-6314
Associate:     Corrie Wagner        212-815-8318

                                   CWALT, Inc.
                         Alternative Loan Trust 2007-J1
               Mortgage Pass-Through Certificates, Series 2007-J1

Pool Level Data
Distribution Date                                                                                                                                                                              3/26/2007
Revision Date                                                                                                                                                                            4/16/2007 11:25
Cut-off Date                                                                                                                                                                                    2/1/2007
Record Date                                                                                                                                                                                    2/28/2007
Determination Date                                                                                                                                                                             3/22/2007
LIBOR Determination Date                                                                                                                                                                       2/26/2007
Accrual Period 30/360                                                         Begin                                                                                                             2/1/2007
                                                                              End                                                                                                               3/1/2007
Number of Days in 30/360 Accrual Period                                                                                                                                                               30

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
  Prefunding Detail
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                                     Group I            Group II           Group III               Total
                       Target Funding Balance                                                                                 185,518,431.04      206,845,414.33      199,177,324.13      591,541,169.50
                       Initial Funded Balance                                                                                              -                   -                   -                   -
                       Initial Unfunded Balance                                                                                            -                   -                   -                   -

                       Ending Unfunded Amounts will be passed
                       through as Principal at the End of the
                       Prefunding Period

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
  Collateral Detail
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Original Mortgage Loan Details

                                                                                                                                     Group I            Group II           Group III               Total
                       Original Aggregate Loan Count                                                                                     311                 527                 702               1,540
                       Original Stated Principal Balance                                                                      185,518,431.04      206,845,414.33      199,177,324.13      591,541,169.50
                       Original Weighted Average Mortgage Rate                                                                      6.40457%            7.06351%            7.29837%
                       Original Weighted Average Net Mortgage Rate                                                                  6.18869%            6.83939%            7.02219%
                       Original Weighted Average Remaining Term                                                                          357                 358                 357

                       Current Mortgage Loan Details

                                                                                                                                     Group I            Group II           Group III               Total
                       Beginning Aggregate Loan Count                                                                                    311                 527                 702               1,540
                       Loans Paid Off or otherwise removed pursuant to the PSA                                                            13                  82                   5                 100
                                                                                                                                          --                  --                   -                 ---
                       Ending Aggregate Loan Count                                                                                       298                 445                 697               1,440

                       Beginning Pool Stated Principal Balance                                                                185,518,431.04      206,845,414.33      199,177,324.13      591,541,169.50
                       Scheduled Principal                                                                                         95,922.25          107,015.22          203,614.14          406,551.61
                       Unscheduled Principal                                                                                    1,362,155.13          821,783.58        1,444,333.69        3,628,272.40
                       Realized Principal Losses                                                                                          -                   -                   -                   -
                                                                                                                                          --                  --                  --                  -
                       Ending Pool Stated Principal Balance                                                                   184,060,353.66      205,916,615.53      197,529,376.30      587,506,345.49

                       Beginning Weighted Average Mortgage Rate                                                                     6.40457%            7.06351%            7.29837%
                       Beginning Weighted Average Net Mortgage Rate                                                                 6.18869%            6.83939%            7.02219%
                       Ending Weighted Average Mortgage Rate                                                                        6.40164%            7.06164%            7.30354%
                       Ending Weighted Average Net Mortgage Rate                                                                    6.18571%            6.83765%            7.02713%

                       Beginning Weighted Average Remaining Term to Maturity                                                             357                 358                 357
                       Ending Weighted Average Remaining Term to Maturity                                                                356                 357                 356

                       Loan Substitution

                                                                                                                                     Group I            Group II           Group III               Total
                       Aggregate Stated of Principal Balances Removed                                                                      -                   -                   -                   -
                       Aggregate Stated of Principal Balance Added                                                                        -                   -                   -                   -
                                                                                                                                          --                  --                  --                  -
                       Aggregate Principal Substitution Shortfall Amount                                                                   -                   -                   -                   -

                       Fees of the Trust

                                                                                                                                     Group I            Group II           Group III               Total
                       Gross Master Servicing Fee                                                                                  31,724.84           36,201.21           37,544.48          105,470.53
                       Net Master Servicing Fee                                                                                    31,724.84           36,201.21           37,140.98          105,067.03
                       Trustee Fee                                                                                                  1,391.39            1,551.34            1,493.83            4,436.56
                       Mortgage Insurance Premium (PMI)                                                                              258.27              879.29            6,802.61            7,940.17
                                                                                                                                     -------             -------           ---------           --------
                       Total Net Loan Fees                                                                                         33,374.49           38,631.83           45,437.42          117,443.75

                       Servicer Advances

                                                                                                                                     Group I            Group II           Group III               Total
                       Principal Advances                                                                                           1,652.98            2,267.40            6,304.53           10,224.91
                       Interest Advances                                                                                           20,956.37           34,645.97           75,410.57          131,012.91
                       Reimbursement for Principal & Interest Advances                                                                     -                   -                   -                   -
                       Reimbursement for Nonrecoverable Advances                                                                          -                   -                   -                   -
                                                                                                                                          --                  --                  --                  -
                       Total Advances                                                                                              22,609.35           36,913.37           81,715.10          141,237.82

                       Mortgage Prepayment Details

                                                                                                                                     Group I            Group II           Group III               Total
                       Principal Balance of Loans Paid in Full                                                                  1,110,000.00          801,053.45        1,061,884.93        2,972,938.38
                       Prepayment Interest Excess                                                                                          -                   -                   -                   -
                       Prepayment Interest Shortfall                                                                                       -                   -              403.50              403.50
                       Compensating Interest                                                                                               -                   -              403.50              403.50
                       Non-Supported Prepayment Interest Shortfall                                                                         -                   -                   -                   -
                       Prepayment Charges                                                                                                  -                   -                   -                   -
                       CPR %                                                                                                        8.43000%            4.63930%            8.99238%
                       SMM %                                                                                                        0.73120%            0.39508%            0.78215%

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
     Delinquency Information
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                               Delinquency Info                Group 1                                    Group 2                                  Group 3                                  Total
                       -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                       30-59 Days  Balance                       3,912,591.36              2.12571%         5,616,455.02            2.72754%       11,577,564.23            5.86119%       21,106,610.61     3.59258%
                                   Loan Count                               6              2.01342%                   12            2.69663%                  40            5.73888%                  58     4.02778%

                       60-89 Days  Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                   -     0.00000%
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                   0     0.00000%

                       90+ Days    Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                   -     0.00000%
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                   0     0.00000%

                       Total       Balance                       3,912,591.36              2.12571%         5,616,455.02            2.72754%       11,577,564.23            5.86119%       21,106,610.61     3.59258%
                       -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                   Loan Count                               6              2.01342%                   12            2.69663%                  40            5.73888%                  58     4.02778%

                       -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              Forceclosure Info                Group 1                                    Group 2                                  Group 3                                  Total
                       -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                       30-59 Days  Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                   -     0.00000%
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                   0     0.00000%

                       60-89 Days  Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                   -     0.00000%
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                   0     0.00000%

                       90+ Days    Balance                                  -              0.00000%                    -            0.00000%          116,360.84            0.05891%          116,360.84     0.01981%
                                   Loan Count                               0              0.00000%                    0            0.00000%                   1            0.14347%                   1     0.06944%

                       Total       Balance                                  -              0.00000%                    -            0.00000%          116,360.84            0.05891%          116,360.84     0.01981%
                       -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                   Loan Count                               0              0.00000%                    0            0.00000%                   1            0.14347%                   1     0.06944%

                       -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                        REO Info                               Group 1                                    Group 2                                  Group 3                                  Total
                       -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                       30-59 Days  Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                   -     0.00000%
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                   0     0.00000%

                       60-89 Days  Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                   -     0.00000%
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                   0     0.00000%

                       90+ Days    Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                   -     0.00000%
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                   0     0.00000%

                       Total       Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                   -     0.00000%
                       -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                   0     0.00000%

                       -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                               Bankruptcy Info                 Group 1                                    Group 2                                  Group 3                                  Total
                       -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                       30-59 Days  Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                   -     0.00000%
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                   0     0.00000%

                       60-89 Days  Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                   -     0.00000%
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                   0     0.00000%

                       90+ Days    Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                   -     0.00000%
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                   0     0.00000%

                       Total       Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                   -     0.00000%
                       -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                   0     0.00000%

                       -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                       Totals for Foreclosure Bankruptcy, REO pGroupR1O                                   Group 2                                  Group 3                                  Total
                       -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                       All         Balance                                  -              0.00000%                    -            0.00000%          116,360.84            0.05891%          116,360.84     0.01981%
                       -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                   Loan Count                               0              0.00000%                    0            0.00000%                   1            0.14347%                   1     0.06944%

                       -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                       Totals for Foreclosure,REO Bankruptcy, DGroupu1ncy linquency                       Group 2                                  Group 3                                  Total
                       -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                       All         Balance                       3,912,591.36              2.12571%         5,616,455.02            2.72754%       11,693,925.07            5.92009%       21,222,971.45     3.61238%
                       -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                   Loan Count                               6              2.01342%                   12            2.69663%                  41            5.88235%                  59     4.09722%

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
       Realized Loss Detail
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Realized Losses

                                                                                                                                     Group I            Group II           Group III               Total
                       Current Period Realized Losses                                                                                      -                   -                   -                   -
                       Cumulative Realized Losses                                                                                          -                   -                   -                   -
                       Total Liquidated Loan Balance                                                                                       -                   -                   -                   -
                       Total Liquidated Proceeds                                                                                           -                   -                   -                   -
                       Subsequent Recoveries                                                                                               -                   -                   -                   -
                       Monthly Default Rate                                                                                         0.00000%            0.00000%            0.00000%
                       Conditional Default Rate                                                                                     0.00000%            0.00000%            0.00000%

                                                                                        Liquidation          Liquidation       Realized Loss
               Loan ID                                                                      Balance             Proceeds
               Group I
                                                                                                N/A

              Group II
                                                                                                N/A

             Group III
                                                                                                N/A

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
              Servicer Remittance Summary
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Interest Remittance Amount

                                                                                                                                     Group I            Group II           Group III               Total
                       Scheduled Interest Collected                                                                               990,138.53        1,217,545.61        1,210,988.75        3,418,672.88
                       Plus: Compensating Interest                                                                                         -                   -              403.50              403.50
                       Plus: Seller Shortfall Interest Requirement                                                                         -                   -                   -                   -
                       Less: Servicing Fees                                                                                        31,724.84           36,201.21           37,544.48          105,470.53
                       Less: Mortgage Insurance Premium (PMI)                                                                        258.27              879.29            6,802.61            7,940.17
                                                                                                                                     -------             -------           ---------           --------
                       Total Interest Remittance Amount                                                                           958,155.42        1,180,465.11        1,167,045.15        3,305,665.69

                       Principal Remittance Amount

                                                                                                                                     Group I            Group II           Group III               Total
                       Scheduled Principal                                                                                         95,922.25          107,015.22           71,533.63          274,471.10
                       Curtailment Principal                                                                                      252,155.13           20,730.13          382,448.76          655,334.02
                       Paid in Full Principal                                                                                   1,110,000.00          801,053.45        1,061,884.93        2,972,938.38
                       Repurchased Principal                                                                                               -                   -          132,080.51          132,080.51
                       Liquidation Principal                                                                                               -                   -                   -                   -
                       Subsequent Recoveries                                                                                               -                   -                   -                   -
                       Less: Non-Recoverable Principal Advances relating to Principal                                                     -                   -                   -                   -
                                                                                                                                          --                  --                  --                  -
                       Total Principal Remittance Amount                                                                       1,458,077.38          928,798.80        1,647,947.83        4,034,824.01
                                                                                                                               -------------         -----------       -------------       ------------

                       Prepayment Charge                                                                                                   -                   -                   -                   -
                       Other Amounts Required                                                                                             -                   -                   -                   -
                                                                                                                                          --                  --                  --                  -
                       Total Other Remittance                                                                                             -                   -                   -                   -
                                                                                                                                          --                  --                  --                  -

                       Total Servicer Remittance                                                                                2,416,232.80        2,109,263.91        2,814,992.98        7,340,489.70

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
      Distributable Amounts
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Principal Distribution Amount

                                                                                                                                     Group I            Group II           Group III               Total
                       Principal Remittance Amount                                                                              1,458,077.38          928,798.80        1,647,947.83        4,034,824.01
                       Extra Principal Distribution Amount                                                                                 -                   -               24.39               24.39
                       Supplemental Loan Deposit                                                                                           -                   -                   -                   -
                       Less: OC Reduction                                                                                                 -                   -                   -                   -
                                                                                                                                          --                  --                  --                  -
                       Principal Distribution Amount                                                                            1,458,077.38          928,798.80        1,647,972.22        4,034,848.40

                       Interest Funds

                                                                                                                                     Group I            Group II           Group III               Total
                       Interest Remittance                                                                                        958,155.42        1,180,465.11        1,167,045.15        3,305,665.69
                       Less:  Trustee Fee                                                                                          1,391.39            1,551.34            1,493.83            4,436.56
                                                                                                                                   ---------           ---------           ---------           --------
                       Interest Funds                                                                                             956,764.04        1,178,913.77        1,165,551.32        3,301,229.13

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
       Distribution Summary
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Amounts Available for Distribution

                       Total Servicer Remittance                                                                                                                                            6,978,308.00
                       Investment Income                                                                                                                                                               -
                       Supplemental Loan Deposit                                                                                                                                                       -
                       Carryover Reserve Fund withdrawal from Initial Deposit                                                                                                                          -
                       Principal Reserve Fund withdrawal from Initial Deposit                                                                                                                          -
                       Other Amounts                                                                                                                                                                  -
                                                                                                                                                                                                      -
                       Total Available                                                                                                                                                      7,141,058.49

                       Distribution Payments

                       Trustee Fee                                                                                                                                                              4,436.56
                       3-A-2 Insurance Premium                                                                                                                                                  4,085.84
                       Class Payments                                                                                                                                                      7,331,967.30
                                                                                                                                                                                           ------------
                       Total Payments                                                                                                                                                       7,340,489.70

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
    Trust Accounts
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Distribution Account

                       Beginning Balance                                                                                                                                                               -
                       Deposit                                                                                                                                                              7,340,489.70
                       Withdrawal                                                                                                                                                          7,340,489.70
                                                                                                                                                                                           ------------
                       Ending Balance                                                                                                                                                                  -

                       Carryover Reserve Account

                       Beginning Balance                                                                                                                                                        1,000.00
                       Deposits                                                                                                                                                                        -
                       Withdrawals                                                                                                                                                                    -
                                                                                                                                                                                                      -
                       Ending Balance                                                                                                                                                           1,000.00

                       For Details on the NRC Payment, see Interest
                       Detail, page 3

                       Prefunding Account

                       Beginning Balance                                                                                                                                                   28,203,653.19
                       Deposit                                                                                                                                                                         -
                       Withdrawal                                                                                                                                                            162,750.49
                                                                                                                                                                                             ----------
                       Ending Balance                                                                                                                                                      28,040,902.70

                       Capitalized Interest Account

                       Beginning Balance                                                                                                                                                      153,974.19
                       Deposits                                                                                                                                                                        -
                       Withdrawals                                                                                                                                                           117,592.39
                                                                                                                                                                                             ----------
                       Ending Balance                                                                                                                                                          36,381.80

                       Corridor Contract Reserve Fund

                       Beginning Balance                                                                                                                                                        1,000.00
                       Deposit                                                                                                                                                                         -
                       Withdrawal                                                                                                                                                                     -
                                                                                                                                                                                                      -
                       Ending Balance                                                                                                                                                           1,000.00

                       Exchangeable Certificates Distribution
                       Account

                       Beginnning Balance                                                                                                                                                              -
                       Deposit                                                                                                                                                                         -
                       Withdrawal                                                                                                                                                                     -
                                                                                                                                                                                                      -
                       Ending Balance                                                                                                                                                                  -

                       Principal Reserve Account

                       Beginning Balance                                                                                                                                                          100.00
                       Deposit                                                                                                                                                                         -
                       Withdrawal                                                                                                                                                                     -
                                                                                                                                                                                                      -
                       Ending Balance                                                                                                                                                             100.00

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
           Yield Supplemental Amount Details
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       One-Month Libor Rate                                                                                                                                                     5.32000%

                       Yield Supplemental Amounts

                                                                                          Beginning       Current Period         Amount Paid       Ending Amount
Class                                                                                       Balance               Amount
2A1                                                                                               -                    -                   -                   -
2A6                                                                                               -                    -                   -                   -
Total                                                                                            --                   --                  --                  --

                       Corridor Contract Amounts Available

                                                                                          Beginning       Current Period       Ending Amount
Contract                                                                                     Amount               Amount
2A1                                                                                               -                    -                   -
2A6                                                                                               -                    -                   -
Total                                                                                            --                   --                  --

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
    Net Rate Carryover Details
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Net Rate Cap Details

                       Libor Rate                                                                                                                                                               5.32000%
                       Net Rate Cap                                                                                                                                                             6.98120%

                                                                                          Beginning             Interest      Current Period         Amount Paid       Ending Amount
Class                                                                                       Balance              Thereon              Amount
1A1                                                                                               -                    -                   -                   -                   -
1A2                                                                                               -                    -                   -                   -                   -
1A3                                                                                               -                    -                   -                   -                   -
1A4                                                                                               -                    -                   -                   -                   -
1A5                                                                                               -                    -                   -                   -                   -
1A6                                                                                               -                    -                   -                   -                   -
1A7                                                                                               -                    -                   -                   -                   -
1A8                                                                                               -                    -                   -                   -                   -
1A9                                                                                               -                    -                   -                   -                   -
1A10                                                                                              -                    -                   -                   -                   -
1A11                                                                                              -                    -                   -                   -                   -
1A12                                                                                              -                    -                   -                   -                   -
1A13                                                                                              -                    -                   -                   -                   -
1A14                                                                                              -                    -                   -                   -                   -
1A15                                                                                              -                    -                   -                   -                   -
2A1                                                                                               -                    -                   -                   -                   -
2A2                                                                                               -                    -                   -                   -                   -
2A3                                                                                               -                    -                   -                   -                   -
2A4                                                                                               -                    -                   -                   -                   -
2A5                                                                                               -                    -                   -                   -                   -
2A6                                                                                               -                    -                   -                   -                   -
2A7                                                                                               -                    -                   -                   -                   -
2A8                                                                                               -                    -                   -                   -                   -
2A9                                                                                               -                    -                   -                   -                   -
2A10                                                                                              -                    -                   -                   -                   -
2A11                                                                                              -                    -                   -                   -                   -
2A12                                                                                              -                    -                   -                   -                   -
2A13                                                                                              -                    -                   -                   -                   -
2A14                                                                                              -                    -                   -                   -                   -
2A15                                                                                              -                    -                   -                   -                   -
2A16                                                                                              -                    -                   -                   -                   -
2A17                                                                                              -                    -                   -                   -                   -
2A18                                                                                              -                    -                   -                   -                   -
2A19                                                                                              -                    -                   -                   -                   -
2A20                                                                                              -                    -                   -                   -                   -
2A21                                                                                              -                    -                   -                   -                   -
2A22                                                                                              -                    -                   -                   -                   -
2A23                                                                                              -                    -                   -                   -                   -
2A24                                                                                              -                    -                   -                   -                   -
2A25                                                                                              -                    -                   -                   -                   -
2A26                                                                                              -                    -                   -                   -                   -
2A27                                                                                              -                    -                   -                   -                   -
2A28                                                                                              -                    -                   -                   -                   -
2A29                                                                                              -                    -                   -                   -                   -
2A30                                                                                              -                    -                   -                   -                   -
2A31                                                                                              -                    -                   -                   -                   -
2A32                                                                                              -                    -                   -                   -                   -
2A33                                                                                              -                    -                   -                   -                   -
2A34                                                                                              -                    -                   -                   -                   -
2A35                                                                                              -                    -                   -                   -                   -
2A36                                                                                              -                    -                   -                   -                   -
2A37                                                                                              -                    -                   -                   -                   -
2A38                                                                                              -                    -                   -                   -                   -
2A39                                                                                              -                    -                   -                   -                   -
2A40                                                                                              -                    -                   -                   -                   -
2A41                                                                                              -                    -                   -                   -                   -
2A42                                                                                              -                    -                   -                   -                   -
2A43                                                                                              -                    -                   -                   -                   -
2A44                                                                                              -                    -                   -                   -                   -
X                                                                                               X-1                    -                   -                   -                   -
                     -                                                                            -                    -                   -                   -                   -
X-2                                                                                               -                    -                   -                   -                   -
3A1                                                                                               -                    -                   -                   -                   -
3A2                                                                                               -                    -                   -                   -                   -
3A3                                                                                               -                    -                   -                   -                   -
3A4                                                                                               -                    -                   -                   -                   -
3A5                                                                                               -                    -                   -                   -                   -
3AR                                                                                               -                    -                   -                   -                   -
3M1                                                                                               -                    -                   -                   -                   -
3M2                                                                                               -                    -                   -                   -                   -
3M3                                                                                               -                    -                   -                   -                   -
3B                                                                                                -                    -                   -                   -                   -
AR                                                                                                -                    -                   -                   -                   -
PO                                                                                             PO-1                    -                   -                   -                   -
                     -                                                                            -                    -                   -                   -                   -
PO-2                                                                                              -                    -                   -                   -                   -
M                                                                                                 -                    -                   -                   -                   -
B1                                                                                                -                    -                   -                   -                   -
B2                                                                                                -                    -                   -                   -                   -
B3                                                                                                -                    -                   -                   -                   -
B4                                                                                                -                    -                   -                   -                   -
B5                                                                                                -                    -                   -                   -                   -
3C                                                                                                -                    -                   -                   -                   -
P                                                                                                 -                    -                   -                   -                   -
3P                                                                                                -                    -                   -                   -                   -
Total                                                                                            --                   --                  --                  --                  --

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
         Senior Principal Distribution Amounts
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Group 1 PO Principal Amounts

                       Beginning PO Balance                                                                                       136,139.61
                       PO Scheduled Principal                                                                                         113.91
                       PO Prepayments & Recoveries                                                                                      6.03
                       PO Liquidation Principal                                                                                            -
                       PO Principal Loss                                                                                                  -
                                                                                                                                          -
                       Ending PO Balance                                                                                          136,019.67

                       Group 1 NON-PO Principal Amounts

                       Beginning Non-PO Balance                                                                               185,382,291.43
                       Non-PO Scheduled Principal                                                                                  95,808.34
                       Non-PO Prepayments & Recoveries                                                                          1,362,149.10
                       Non-PO Liquidation Principal                                                                                        -
                       Non-PO Principal Loss                                                                                              -
                                                                                                                                          -
                       Ending Non-PO Balance                                                                                  183,924,333.99

                       Group 2 PO Principal Amounts

                       Beginning PO Balance                                                                                                            28,740.46
                       PO Scheduled Principal                                                                                                          19,018.79
                       PO Prepayments & Recoveries                                                                                                          0.33
                       PO Liquidation Principal                                                                                                                -
                       PO Principal Loss                                                                                                                      -
                                                                                                                                                              -
                       Ending PO Balance                                                                                                              (19,017.22)

                       Group 2 NON-PO Principal Amounts

                       Beginning Non-PO Balance                                                                                                   206,816,673.87
                       Non-PO Scheduled Principal                                                                                                      87,996.43
                       Non-PO Prepayments & Recoveries                                                                                                821,783.25
                       Non-PO Liquidation Principal                                                                                                            -
                       Non-PO Principal Loss                                                                                                                  -
                                                                                                                                                              -
                       Ending Non-PO Balance                                                                                                         (909,779.68)

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
            Principal Distribution Amounts
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Group 1 Senior and Subordinate Percentages

                       Senior Percentage Original                                                                                  93.24467%
                       Senior Prepayment Percentage Original                                                                      100.00000%
                       Senior Percentage                                                                                           93.24467%
                       Senior Prepayment Percentage                                                                               100.00000%
                       Subordinate Percentages                                                                                      6.75533%
                       Subordinate Prepayment Percentage                                                                            0.00000%

                       Group 1 Principal Distribution Amounts

                       Senior Principal Distribution Amount                                                                     1,451,485.26
                       Subordinate Principal Distribution Amount                                                                    6,472.17
                       PO Principal Distribution Amount                                                                                   -
                                                                                                                                          -
                       Total Principal Distribution Amount                                                                      1,457,957.44

                       Group 2 Senior and Subordinate Percentages

                       Senior Percentage Original                                                                                                      93.24877%
                       Senior Prepayment Percentage Original                                                                                          100.00000%
                       Senior Percentage                                                                                                               93.24877%
                       Senior Prepayment Percentage                                                                                                   100.00000%
                       Subordinate Percentages                                                                                                          6.75123%
                       Subordinate Prepayment Percentage                                                                                                0.00000%

                       Group 2 Principal Distribution Amounts

                       Senior Principal Distribution Amount                                                                                           903,838.84
                       Subordinate Principal Distribution Amount                                                                                        5,940.84
                       PO Principal Distribution Amount                                                                                                       -
                                                                                                                                                              -
                       Total Principal Distribution Amount                                                                                            909,779.68

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
       Credit Enhancements
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Overcollateralization Details

                       OC Prior                                                                                                                                                             3,087,224.13
                       OC Floor                                                                                                                                                               995,886.62
                       OC Target                                                                                                                                                            3,087,248.52
                       OC Deficiency                                                                                                                                                                   -
                       OC Reduction                                                                                                                                                                    -
                       OC Ending                                                                                                                                                            3,087,248.52

                       Application of Excess Cashflow

                       Excess Cashflow available after application of interest payments                                                                                                       209,644.58
                       Plus: OC Reduction Amount                                                                                                                                                       -
                       Plus: Carryover Reserve Fund earnings                                                                                                                                           -
                       Less: Extra Principal Distribution Amount                                                                                                                                   24.39
                       Less: Unpaid Realized Loss Amount                                                                                                                                               -
                       Less: Interest Carryforward Amount                                                                                                                                              -
                       Less: Carryover Shortfalls Paid                                                                                                                                                 -
                       Less: Transfer to Carryover Shortfall Reserve to replenish initial deposit                                                                                                     -
                                                                                                                                                                                                      -
                       Remaining Excess Cashflow available to Residual Class                                                                                                                  209,620.19

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
      Trigger Event Details
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Delinquency Trigger Test

                       Current Month                                                                                                                                                          116,360.84
                       1 Month Prior                                                                                                                                                                   -
                       2 Months Prior                                                                                                                                                                  -

                       Three-month Rolling Delinquency Rate                                                                                                                                     0.05891%
                       Senior Enhancement Percentage                                                                                                                                            8.30025%
                       Specified Delinquency Rate Trigger                                                                                                                                       3.50271%

                       Is Delinquency Trigger  Event in Effect?                                                                                                                   NO

                       Delinquency Trigger Event applicable only on
                       or after the Step-Down Date

                       Cumulative Loss Trigger Test

                       Cumulative Loss Percentage                                                                                                                                               0.00000%
                       Specified Cumulative Loss Percentage                                                                                                                                   100.00000%

                       Is Cumulative Loss Trigger Event in Effect?                                                                                                                NO

                       Cumulative Loss Trigger Event applicable
                       only on or after the Step-Down Date

                       Is Trigger Event in Effect?                                                                                                                                NO

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
      Stepdown Date Details
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Balance of Group 3 Senior Notes ( after application of Principal Remittance Amount )                                                                               180,997,152.17
                       Threshold Balance of Group 3 Senior Notes to trigger Stepdown Date                                                                                                 164,739,499.83
                       Has the 3rd Anniversary Distribution Date occured?                                                                                                         NO
                       Has the Balance of Group 3 Senior Notes been reduced to zero?                                                                                              NO

                       Has Stepdown Date been reached?                                                                                                                            NO

                       Subordination

Credit Support                                                       Original               Current
Class A                                                      1,822,703,080.07      1,813,837,488.89
Class A Percentage                                                 97.856215%            97.846618%

Class 3M1                                                        4,282,000.00          4,282,000.00
Class 3M1 Percentage                                                0.229890%             0.230990%

Class 3M2                                                        2,888,000.00          2,888,000.00
Class 3M2 Percentage                                                0.155049%             0.155792%

Class 3M3                                                        4,582,000.00          4,582,000.00
Class 3M3 Percentage                                                0.245996%             0.247174%

Class 3B                                                         1,693,000.00          1,693,000.00
Class 3B Percentage                                                 0.090893%             0.091328%

Class M                                                         13,144,500.00         13,138,339.62
Class M Percentage                                                  0.705694%             0.708742%

Class B1                                                         4,905,000.00          4,902,701.19
Class B1 Percentage                                                 0.263337%             0.264474%

Class B2                                                         3,139,000.00          3,137,528.86
Class B2 Percentage                                                 0.168525%             0.169253%

Class B3                                                         2,158,100.00          2,157,088.57
Class B3 Percentage                                                 0.115863%             0.116363%

Class B4                                                         1,765,700.00          1,764,872.48
Class B4 Percentage                                                 0.094796%             0.095205%

Class B5                                                         1,373,565.00          1,372,921.26
Class B5 Percentage                                                 0.073743%             0.074062%

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
     Prepayment Loan Details
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Prepayment Penalties                                                                                                                                                            -

               Loan ID                                                                      Balance        Paid Off Date             Penalty               State                Rate           Seasoning         Type
               Group I
             153445554                                                                 1,110,000.00             3/9/2007                   -                  FL               6.875                   2 Paid in Full

              Group II
             155627012                                                                   199,614.77            3/15/2007                   -                  MA               8.250                   4 Paid in Full
             155031161                                                                   308,000.00             3/5/2007                   -                  CA               6.625                   3 Paid in Full
             155627620                                                                   123,849.23             3/1/2007                   -                  CO               8.500                   3 Paid in Full
             138959363                                                                    98,877.04             3/6/2007                   -                  VA               7.500                  10 Paid in Full
             155627844                                                                    71,000.00             3/1/2007                   -                  NC               8.250                   3 Paid in Full

             Group III
             155513927                                                                   360,391.70            3/12/2007                   -                  TX               6.875                   3 Paid in Full
             150277202                                                                   231,400.00            3/13/2007                   -                  FL               7.500                   6 Paid in Full
             157169631                                                                   230,400.00            2/26/2007                   -                  CA               8.000                   2 Paid in Full
             157170167                                                                   240,000.00            2/28/2007                   -                  OR               7.375                   2 Paid in Full

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
      Stratification Tables
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                               Group I
--------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                                                     of Items              of Items              Balance          of Balance
 less than or equal to                                -                     0                 0.000                    -               0.000
                     -           -            25,000.00                     0                 0.000                    -               0.000
             25,000.00           -            50,000.00                     1                 0.336            40,759.79               0.022
             50,000.00           -            75,000.00                     0                 0.000                    -               0.000
             75,000.00           -           100,000.00                     3                 1.007           273,259.17               0.148
            100,000.00           -           125,000.00                     6                 2.013           696,022.81               0.378
            125,000.00           -           150,000.00                     8                 2.685         1,153,531.46               0.627
            150,000.00           -           175,000.00                     6                 2.013           990,848.34               0.538
            175,000.00           -           200,000.00                     5                 1.678           926,598.30               0.503
            200,000.00           -           225,000.00                     5                 1.678         1,072,353.96               0.583
            225,000.00           -           250,000.00                    10                 3.356         2,406,502.19               1.307
            250,000.00           -           275,000.00                     5                 1.678         1,333,238.06               0.724
            275,000.00           -           300,000.00                     5                 1.678         1,479,277.38               0.804
            300,000.00           -           325,000.00                     6                 2.013         1,865,703.55               1.014
            325,000.00           -           350,000.00                     3                 1.007         1,036,000.00               0.563
            350,000.00           -           375,000.00                     2                 0.671           745,244.84               0.405
            375,000.00           -           400,000.00                     2                 0.671           791,900.00               0.430
            400,000.00           -           425,000.00                     9                 3.020         3,757,873.72               2.042
            425,000.00           -           450,000.00                    26                 8.725        11,504,804.84               6.251
            450,000.00           -           475,000.00                    15                 5.034         6,938,871.14               3.770
            475,000.00           -           500,000.00                    20                 6.711         9,687,481.85               5.263
            500,000.00           -           525,000.00                    25                 8.389        12,823,055.96               6.967
            525,000.00           -           550,000.00                    11                 3.691         5,907,115.07               3.209
            550,000.00           -           575,000.00                     9                 3.020         5,091,896.46               2.766
            575,000.00           -           600,000.00                    13                 4.362         7,680,289.38               4.173
            600,000.00           -           625,000.00                     7                 2.349         4,287,471.61               2.329
            625,000.00           -           650,000.00                    10                 3.356         6,445,402.76               3.502
            650,000.00           -           675,000.00                     4                 1.342         2,646,473.78               1.438
            675,000.00           -           700,000.00                     8                 2.685         5,542,950.98               3.011
            700,000.00           -           725,000.00                     7                 2.349         4,975,129.35               2.703
            725,000.00           -           750,000.00                     5                 1.678         3,696,226.67               2.008
            750,000.00           -           775,000.00                     3                 1.007         2,289,485.83               1.244
            775,000.00           -           800,000.00                     6                 2.013         4,768,909.21               2.591
          greater than                       800,000.00                    53                17.785        71,205,675.20              38.686
                                       Wgt Ave / Total:                   298               100.000       184,060,353.66             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                              Group II
---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                                                     of Items              of Items              Balance          of Balance
 less than or equal to                                -                     0                 0.000                    -               0.000
                     -           -            25,000.00                     0                 0.000                    -               0.000
             25,000.00           -            50,000.00                    11                 2.472           446,149.36               0.217
             50,000.00           -            75,000.00                    22                 4.944         1,342,777.79               0.652
             75,000.00           -           100,000.00                    10                 2.247           863,391.27               0.419
            100,000.00           -           125,000.00                    10                 2.247         1,110,040.20               0.539
            125,000.00           -           150,000.00                    21                 4.719         2,889,656.16               1.403
            150,000.00           -           175,000.00                    19                 4.270         3,089,868.64               1.501
            175,000.00           -           200,000.00                    28                 6.292         5,221,546.22               2.536
            200,000.00           -           225,000.00                    30                 6.742         6,376,536.39               3.097
            225,000.00           -           250,000.00                    21                 4.719         4,948,059.30               2.403
            250,000.00           -           275,000.00                    21                 4.719         5,510,926.14               2.676
            275,000.00           -           300,000.00                    20                 4.494         5,809,357.29               2.821
            300,000.00           -           325,000.00                     4                 0.899         1,241,750.82               0.603
            325,000.00           -           350,000.00                     7                 1.573         2,370,610.67               1.151
            350,000.00           -           375,000.00                    11                 2.472         3,968,041.22               1.927
            375,000.00           -           400,000.00                     9                 2.022         3,483,142.59               1.692
            400,000.00           -           425,000.00                     5                 1.124         2,097,790.13               1.019
            425,000.00           -           450,000.00                    19                 4.270         8,331,032.47               4.046
            450,000.00           -           475,000.00                    18                 4.045         8,327,843.72               4.044
            475,000.00           -           500,000.00                    23                 5.169        11,259,952.94               5.468
            500,000.00           -           525,000.00                    15                 3.371         7,747,025.13               3.762
            525,000.00           -           550,000.00                    13                 2.921         7,009,384.92               3.404
            550,000.00           -           575,000.00                    14                 3.146         7,879,950.19               3.827
            575,000.00           -           600,000.00                     9                 2.022         5,284,678.05               2.566
            600,000.00           -           625,000.00                     5                 1.124         3,079,601.53               1.496
            625,000.00           -           650,000.00                    13                 2.921         8,376,476.75               4.068
            650,000.00           -           675,000.00                     3                 0.674         2,005,274.82               0.974
            675,000.00           -           700,000.00                     4                 0.899         2,768,240.03               1.344
            700,000.00           -           725,000.00                     2                 0.449         1,441,783.22               0.700
            725,000.00           -           750,000.00                     8                 1.798         5,900,168.35               2.865
            750,000.00           -           775,000.00                     2                 0.449         1,518,655.24               0.738
            775,000.00           -           800,000.00                     5                 1.124         3,913,904.21               1.901
          greater than                       800,000.00                    43                 9.663        70,302,999.77              34.141
                                       Wgt Ave / Total:                   445               100.000       205,916,615.53             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                              Group III
---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                                                     of Items              of Items              Balance          of Balance
 less than or equal to                                -                     0                 0.000                    -               0.000
                     -           -            25,000.00                     0                 0.000                    -               0.000
             25,000.00           -            50,000.00                     6                 0.861           278,327.02               0.141
             50,000.00           -            75,000.00                    32                 4.591         2,001,038.20               1.013
             75,000.00           -           100,000.00                    45                 6.456         4,040,246.36               2.045
            100,000.00           -           125,000.00                    95                13.630        10,789,472.77               5.462
            125,000.00           -           150,000.00                    66                 9.469         8,998,867.75               4.556
            150,000.00           -           175,000.00                    52                 7.461         8,412,390.60               4.259
            175,000.00           -           200,000.00                    47                 6.743         8,806,340.00               4.458
            200,000.00           -           225,000.00                    36                 5.165         7,687,819.92               3.892
            225,000.00           -           250,000.00                    23                 3.300         5,476,014.33               2.772
            250,000.00           -           275,000.00                    20                 2.869         5,207,947.23               2.637
            275,000.00           -           300,000.00                    34                 4.878         9,815,223.45               4.969
            300,000.00           -           325,000.00                    25                 3.587         7,829,833.37               3.964
            325,000.00           -           350,000.00                    24                 3.443         8,052,011.18               4.076
            350,000.00           -           375,000.00                    11                 1.578         3,979,629.24               2.015
            375,000.00           -           400,000.00                    18                 2.582         6,953,228.90               3.520
            400,000.00           -           425,000.00                     6                 0.861         2,478,009.75               1.255
            425,000.00           -           450,000.00                    18                 2.582         7,894,658.78               3.997
            450,000.00           -           475,000.00                    19                 2.726         8,720,525.08               4.415
            475,000.00           -           500,000.00                    31                 4.448        15,086,826.90               7.638
            500,000.00           -           525,000.00                    10                 1.435         5,176,118.20               2.620
            525,000.00           -           550,000.00                    12                 1.722         6,467,308.45               3.274
            550,000.00           -           575,000.00                    12                 1.722         6,770,874.75               3.428
            575,000.00           -           600,000.00                     4                 0.574         2,345,393.71               1.187
            600,000.00           -           625,000.00                     4                 0.574         2,457,688.95               1.244
            625,000.00           -           650,000.00                     9                 1.291         5,804,496.11               2.939
            650,000.00           -           675,000.00                     2                 0.287         1,343,935.09               0.680
            675,000.00           -           700,000.00                     3                 0.430         2,079,169.22               1.053
            700,000.00           -           725,000.00                     2                 0.287         1,407,061.10               0.712
            725,000.00           -           750,000.00                     2                 0.287         1,471,143.06               0.745
            750,000.00           -           775,000.00                     1                 0.143           770,761.61               0.390
            775,000.00           -           800,000.00                     2                 0.287         1,579,982.48               0.800
          greater than                       800,000.00                    26                 3.730        27,347,032.74              13.845
                                       Wgt Ave / Total:                   697               100.000       197,529,376.30             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                               Group I
---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                                                     of Items              of Items              Balance          of Balance
 less than or equal to                   5.000000000000                     3                 1.007         2,394,933.21               1.301
        5.000000000000           -       5.501000000000                     0                 0.000                    -               0.000
        5.501000000000           -       6.001000000000                    20                 6.711        10,419,118.63               5.661
        6.001000000000           -       6.501000000000                   206                69.128       133,516,040.02              72.539
        6.501000000000           -       7.001000000000                    62                20.805        36,194,578.59              19.665
        7.001000000000           -       7.501000000000                     4                 1.342           865,782.19               0.470
        7.501000000000           -       8.001000000000                     2                 0.671           530,261.79               0.288
        8.001000000000           -       8.501000000000                     1                 0.336           139,639.23               0.076
        8.501000000000           -       9.001000000000                     0                 0.000                    -               0.000
        9.001000000000           -       9.501000000000                     0                 0.000                    -               0.000
        9.501000000000           -      10.001000000000                     0                 0.000                    -               0.000
       10.001000000000           -      10.501000000000                     0                 0.000                    -               0.000
       10.501000000000           -      11.001000000000                     0                 0.000                    -               0.000
       11.001000000000           -      11.501000000000                     0                 0.000                    -               0.000
       11.501000000000           -      12.001000000000                     0                 0.000                    -               0.000
       12.001000000000           -      12.501000000000                     0                 0.000                    -               0.000
          greater than                  12.501000000000                     0                 0.000                    -               0.000
                                       Wgt Ave / Total:                   298               100.000       184,060,353.66             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                              Group II
---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                                                     of Items              of Items              Balance          of Balance
 less than or equal to                   5.000000000000                     2                 0.449        18,695,835.32               9.079
        5.000000000000           -       5.501000000000                     0                 0.000                    -               0.000
        5.501000000000           -       6.001000000000                     0                 0.000                    -               0.000
        6.001000000000           -       6.501000000000                    50                11.236        20,357,294.03               9.886
        6.501000000000           -       7.001000000000                   181                40.674        96,011,860.00              46.627
        7.001000000000           -       7.501000000000                   108                24.270        42,195,388.83              20.491
        7.501000000000           -       8.001000000000                    50                11.236        15,136,441.65               7.351
        8.001000000000           -       8.501000000000                    44                 9.888        11,917,759.75               5.788
        8.501000000000           -       9.001000000000                    10                 2.247         1,602,035.95               0.778
        9.001000000000           -       9.501000000000                     0                 0.000                    -               0.000
        9.501000000000           -      10.001000000000                     0                 0.000                    -               0.000
       10.001000000000           -      10.501000000000                     0                 0.000                    -               0.000
       10.501000000000           -      11.001000000000                     0                 0.000                    -               0.000
       11.001000000000           -      11.501000000000                     0                 0.000                    -               0.000
       11.501000000000           -      12.001000000000                     0                 0.000                    -               0.000
       12.001000000000           -      12.501000000000                     0                 0.000                    -               0.000
          greater than                  12.501000000000                     0                 0.000                    -               0.000
                                       Wgt Ave / Total:                   445               100.000       205,916,615.53             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                              Group III
---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                                                     of Items              of Items              Balance          of Balance
 less than or equal to                   5.000000000000                     0                 0.000                    -               0.000
        5.000000000000           -       5.501000000000                     4                 0.574         1,926,725.79               0.975
        5.501000000000           -       6.001000000000                    23                 3.300        10,781,649.85               5.458
        6.001000000000           -       6.501000000000                    36                 5.165        16,396,938.31               8.301
        6.501000000000           -       7.001000000000                   137                19.656        48,225,540.44              24.414
        7.001000000000           -       7.501000000000                   199                28.551        52,031,959.17              26.341
        7.501000000000           -       8.001000000000                   160                22.956        35,502,061.18              17.973
        8.001000000000           -       8.501000000000                    85                12.195        21,941,182.07              11.108
        8.501000000000           -       9.001000000000                    43                 6.169         8,194,961.34               4.149
        9.001000000000           -       9.501000000000                     6                 0.861         1,521,853.62               0.770
        9.501000000000           -      10.001000000000                     3                 0.430           930,636.42               0.471
       10.001000000000           -      10.501000000000                     1                 0.143            75,868.11               0.038
       10.501000000000           -      11.001000000000                     0                 0.000                    -               0.000
       11.001000000000           -      11.501000000000                     0                 0.000                    -               0.000
       11.501000000000           -      12.001000000000                     0                 0.000                    -               0.000
       12.001000000000           -      12.501000000000                     0                 0.000                    -               0.000
          greater than                  12.501000000000                     0                 0.000                    -               0.000
                                       Wgt Ave / Total:                   697               100.000       197,529,376.30             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                               Group I
---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                               Location              of Items              of Items              Balance          of Balance
                                                     CA                   119                39.933        82,037,207.13              44.571
                                                     FL                    22                 7.383        11,417,399.32               6.203
                                                     AZ                    14                 4.698         5,912,821.15               3.212
                                                     VA                     9                 3.020         5,308,787.28               2.884
                                                     WA                    11                 3.691         5,495,687.03               2.986
                                                     CO                     7                 2.349         3,883,218.74               2.110
                                                 Others                   116                38.926        70,005,233.01              38.034
                                       Wgt Ave / Total:                   298               100.000       184,060,353.66             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                              Group II
---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                               Location              of Items              of Items              Balance          of Balance
                                                     CA                   114                25.618        64,008,871.84              31.085
                                                     FL                    64                14.382        18,164,465.25               8.821
                                                     AZ                    26                 5.843         8,632,220.26               4.192
                                                     VA                    15                 3.371         7,246,093.77               3.519
                                                     WA                    10                 2.247         4,151,998.96               2.016
                                                     CO                    15                 3.371         8,825,751.32               4.286
                                                 Others                   201                45.169        94,887,214.13              46.080
                                       Wgt Ave / Total:                   445               100.000       205,916,615.53             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                              Group III
---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                               Location              of Items              of Items              Balance          of Balance
                                                     CA                    67                 9.613        35,737,269.47              18.092
                                                     FL                    97                13.917        24,262,703.06              12.283
                                                     AZ                    10                 1.435         1,736,187.74               0.879
                                                     VA                    26                 3.730         9,434,031.64               4.776
                                                     WA                     7                 1.004         2,155,340.98               1.091
                                                     CO                     8                 1.148           949,548.97               0.481
                                                 Others                   482                69.154       123,254,294.44              62.398
                                       Wgt Ave / Total:                   697               100.000       197,529,376.30             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                               Group I
---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                                                     of Items              of Items              Balance          of Balance
 less than or equal to                              120                     0                 0.000                    -               0.000
                   120           -                  180                     1                 0.336           815,019.41               0.443
                   180           -                  300                     1                 0.336           411,303.34               0.223
                   300           -                  360                   296                99.329       182,834,030.91              99.334
          greater than                              360                     0                 0.000                    -               0.000
                                       Wgt Ave / Total:                   298               100.000       184,060,353.66             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                              Group II
---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                                                     of Items              of Items              Balance          of Balance
 less than or equal to                              120                     0                 0.000                    -               0.000
                   120           -                  180                     0                 0.000                    -               0.000
                   180           -                  300                     1                 0.225           125,904.25               0.061
                   300           -                  360                   444                99.775       205,790,711.28              99.939
          greater than                              360                     0                 0.000                    -               0.000
                                       Wgt Ave / Total:                   445               100.000       205,916,615.53             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                              Group III
---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                                                     of Items              of Items              Balance          of Balance
 less than or equal to                              120                     0                 0.000                    -               0.000
                   120           -                  180                     5                 0.717           827,843.98               0.419
                   180           -                  300                     0                 0.000                    -               0.000
                   300           -                  360                   682                97.848       194,165,710.66              98.297
          greater than                              360                    10                 1.435         2,535,821.66               1.284
                                       Wgt Ave / Total:                   697               100.000       197,529,376.30             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

  THE
BANK OF
  NEW
  YORK

101 Barclay St, 4 West                                                                                                                                                                                                      Distribution Date:    04/25/07
New York, NY 10286
Officer:   Michael Cerchio                     212-815-6314
Associate: Corrie Wagner                       212-815-8318

                                                                                                                           CWALT, Inc.
                                                                                                                 Alternative Loan Trust 2007-J1
                                                                                                     Mortgage Pass-Through Certificates, Series 2007-J1

                                                                                                       Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Certificate                                 Pass                                                                         Current                            Cumulative
                                       Class             Recombination                Rate               Beginning            Through           Principal            Interest              Total            Realized           Ending           Realized
    Class            Cusip          Description             Classes                   Type                Balance            Rate (%)          Distribution        Distribution         Distribution         Losses            Balance           Losses
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
     1A1           02149MAA7          Senior                   Deposit-100.00%     Fix-30/360             123,640,393.61          5.750000           860,762.02          592,443.55         1,453,205.57              -        122,779,631.59            -
     1A2           02149MAB5          Senior                               N/A     Fix-30/360              20,881,000.00          5.750000                    -          100,054.79           100,054.79              -         20,881,000.00            -
     1A3           02149MAC3          Senior                   Deposit-100.00%     Fix-30/360               8,346,221.13          5.750000            58,104.88           39,992.31            98,097.19              -          8,288,116.25            -
     1A4           02149MAD1          Senior                   Deposit-100.00%     Fix-30/360              18,540,000.00          5.750000                    -           88,837.50            88,837.50              -         18,540,000.00            -
     1A5           02149MAE9          Senior                   Exchange- 0.00%     Fix-30/360              18,540,000.00          5.250000                    -           81,112.50            81,112.50              -         18,540,000.00            -
     1A6           02149MAF6          Senior                   Exchange- 0.00%     Fix-30/360              18,540,000.00          5.500000                    -           84,975.00            84,975.00              -         18,540,000.00            -
     1A7           02149MAG4         Strip IO                  Exchange- 0.00%     Fix-30/360               1,612,173.91          5.750000                    -            7,725.00             7,725.00              -          1,612,173.91            -
     1A8           02149MAH2          Senior                   Exchange- 0.00%     Fix-30/360              17,767,500.00          6.000000                    -           88,837.50            88,837.50              -         17,767,500.00            -
     1A9           02149MAJ8         Strip PO                  Exchange- 0.00%     Fix-30/360                 772,500.00          0.000000                    -                   -                    -              -            772,500.00            -
    1A10           02149MAK5          Senior                   Exchange- 0.00%     Fix-30/360              17,367,000.00          5.750000                    -           83,216.88            83,216.88              -         17,367,000.00            -
    1A11           02149MAL3          Senior                   Exchange- 0.00%     Fix-30/360               1,173,000.00          5.750000                    -            5,620.63             5,620.63              -          1,173,000.00            -
    1A12           02149MAM1          Senior                   Exchange- 0.00%     Fix-30/360             131,986,614.74          5.750000           918,866.89          632,435.86         1,551,302.76              -        131,067,747.84            -
    1A13           02149MCZ0          Senior                   Exchange- 0.00%     Fix-30/360             131,986,614.74          5.250000           918,866.89          577,441.44         1,496,308.33              -        131,067,747.84            -
    1A14           02149MDA4          Senior                   Exchange- 0.00%     Fix-30/360             131,986,614.74          5.500000           918,866.89          604,938.65         1,523,805.55              -        131,067,747.84            -
    1A15           02149MDB2         Strip IO                  Exchange- 0.00%     Fix-30/360              11,477,096.93          5.750000                    -           54,994.42            54,994.42              -         11,397,195.46            -
     2A1           02149MAP4          Senior                               N/A     Var-30/360               9,807,667.59          5.520000           652,349.18           45,115.27           697,464.46              -          9,155,318.41            -
     2A2           02149MAQ2         Strip IO                              N/A     Var-30/360               9,807,667.59          0.480000                    -            3,923.07             3,923.07              -          9,155,318.41            -
     2A3           02149MAR0          Senior                   Deposit-100.00%     Fix-30/360              26,500,000.00          6.000000                    -          132,500.00           132,500.00              -         26,500,000.00            -
     2A4           02149MAS8          Senior                   Deposit-100.00%     Fix-30/360               2,000,000.00          6.000000                    -           10,000.00            10,000.00              -          2,000,000.00            -
     2A5           02149MAT6          Senior                   Deposit-100.00%     Fix-30/360              11,458,000.00          6.000000            42,000.00           57,290.00            99,290.00              -         11,416,000.00            -
     2A6           02149MAU3          Senior                               N/A     Var-30/360              39,451,493.57          5.920000         1,862,811.17          194,627.37         2,057,438.54              -         37,588,682.40            -
     2A7           02149MAV1         Strip IO                              N/A     Var-30/360              39,451,493.57          0.080000                    -            2,630.10             2,630.10              -         37,588,682.40            -
     2A8           02149MAW9          Senior                   Deposit-100.00%     Fix-30/360              58,572,000.00          6.000000                    -          292,860.00           292,860.00              -         58,572,000.00            -
     2A9           02149MAX7          Senior                   Deposit-100.00%     Fix-30/360               5,714,000.00          6.000000                    -           28,570.00            28,570.00              -          5,714,000.00            -
    2A10           02149MAY5          Senior                   Deposit-100.00%     Fix-30/360              38,447,000.00          6.000000           121,000.00          192,235.00           313,235.00              -         38,326,000.00            -
    2A11           02149MAZ2          Senior                   Exchange- 0.00%     Fix-30/360              26,500,000.00          5.250000                    -          115,937.50           115,937.50              -         26,500,000.00            -
    2A12           02149MBA6          Senior                   Exchange- 0.00%     Fix-30/360              26,500,000.00          5.500000                    -          121,458.33           121,458.33              -         26,500,000.00            -
    2A13           02149MBB4          Senior                   Exchange- 0.00%     Fix-30/360              26,500,000.00          5.750000                    -          126,979.17           126,979.17              -         26,500,000.00            -
    2A14           02149MBC2         Strip IO                  Exchange- 0.00%     Fix-30/360               3,312,500.00          6.000000                    -           16,562.50            16,562.50              -          3,312,500.00            -
    2A15           02149MBD0          Senior                   Exchange- 0.00%     Fix-30/360               2,000,000.00          5.250000                    -            8,750.00             8,750.00              -          2,000,000.00            -
    2A16           02149MBE8          Senior                   Exchange- 0.00%     Fix-30/360               2,000,000.00          5.500000                    -            9,166.67             9,166.67              -          2,000,000.00            -
    2A17           02149MBF5          Senior                   Exchange- 0.00%     Fix-30/360               2,000,000.00          5.750000                    -            9,583.33             9,583.33              -          2,000,000.00            -
    2A18           02149MBG3         Strip IO                  Exchange- 0.00%     Fix-30/360                 250,000.00          6.000000                    -            1,250.00             1,250.00              -            250,000.00            -
    2A19           02149MBH1          Senior                   Exchange- 0.00%     Fix-30/360              11,458,000.00          5.250000            42,000.00           50,128.75            92,128.75              -         11,416,000.00            -
    2A20           02149MBJ7          Senior                   Exchange- 0.00%     Fix-30/360              11,458,000.00          5.500000            42,000.00           52,515.83            94,515.83              -         11,416,000.00            -
    2A21           02149MBK4          Senior                   Exchange- 0.00%     Fix-30/360              11,458,000.00          5.750000            42,000.00           54,902.92            96,902.92              -         11,416,000.00            -
    2A22           02149MBL2         Strip IO                  Exchange- 0.00%     Fix-30/360               1,432,250.00          6.000000                    -            7,161.25             7,161.25              -          1,427,000.00            -
    2A23           02149MBM0          Senior                   Exchange- 0.00%     Fix-30/360              58,572,000.00          5.250000                    -          256,252.50           256,252.50              -         58,572,000.00            -
    2A24           02149MBN8          Senior                   Exchange- 0.00%     Fix-30/360              58,572,000.00          5.500000                    -          268,455.00           268,455.00              -         58,572,000.00            -
    2A25           02149MBP3          Senior                   Exchange- 0.00%     Fix-30/360              58,572,000.00          5.750000                    -          280,657.50           280,657.50              -         58,572,000.00            -
    2A26           02149MBQ1         Strip IO                  Exchange- 0.00%     Fix-30/360               7,321,500.00          6.000000                    -           36,607.50            36,607.50              -          7,321,500.00            -
    2A27           02149MBR9          Senior                   Exchange- 0.00%     Fix-30/360               5,714,000.00          5.250000                    -           24,998.75            24,998.75              -          5,714,000.00            -
    2A28           02149MBS7          Senior                   Exchange- 0.00%     Fix-30/360               5,714,000.00          5.500000                    -           26,189.17            26,189.17              -          5,714,000.00            -
    2A29           02149MBT5          Senior                   Exchange- 0.00%     Fix-30/360               5,714,000.00          5.750000                    -           27,379.58            27,379.58              -          5,714,000.00            -
    2A30           02149MBU2         Strip IO                  Exchange- 0.00%     Fix-30/360                 714,250.00          6.000000                    -            3,571.25             3,571.25              -            714,250.00            -
    2A31           02149MBV0          Senior                   Exchange- 0.00%     Fix-30/360              38,447,000.00          5.250000           121,000.00          168,205.63           289,205.63              -         38,326,000.00            -
    2A32           02149MBW8          Senior                   Exchange- 0.00%     Fix-30/360              38,447,000.00          5.500000           121,000.00          176,215.42           297,215.42              -         38,326,000.00            -
    2A33           02149MBX6          Senior                   Exchange- 0.00%     Fix-30/360              38,447,000.00          5.750000           121,000.00          184,225.21           305,225.21              -         38,326,000.00            -
    2A34           02149MBY4         Strip IO                  Exchange- 0.00%     Fix-30/360               4,805,875.00          6.000000                    -           24,029.38            24,029.38              -          4,790,750.00            -
    2A35           02149MBZ1          Senior                   Exchange- 0.00%     Fix-30/360              64,286,000.00          5.250000                    -          281,251.25           281,251.25              -         64,286,000.00            -
    2A36           02149MCA5          Senior                   Exchange- 0.00%     Fix-30/360              64,286,000.00          5.500000                    -          294,644.17           294,644.17              -         64,286,000.00            -
    2A37           02149MDC0          Senior                   Exchange- 0.00%     Fix-30/360              64,286,000.00          5.750000                    -          308,037.08           308,037.08              -         64,286,000.00            -
    2A38           02149MDD8         Strip IO                  Exchange- 0.00%     Fix-30/360               8,035,750.00          6.000000                    -           40,178.75            40,178.75              -          8,035,750.00            -
    2A39           02149MDE6          Senior                   Exchange- 0.00%     Fix-30/360              28,500,000.00          5.250000                    -          124,687.50           124,687.50              -         28,500,000.00            -
    2A40           02149MDF3          Senior                   Exchange- 0.00%     Fix-30/360              28,500,000.00          5.500000                    -          130,625.00           130,625.00              -         28,500,000.00            -
    2A41           02149MDG1          Senior                   Exchange- 0.00%     Fix-30/360              28,500,000.00          5.750000                    -          136,562.50           136,562.50              -         28,500,000.00            -
    2A42           02149MDH9         Strip IO                  Exchange- 0.00%     Fix-30/360               3,562,500.00          6.000000                    -           17,812.50            17,812.50              -          3,562,500.00            -
    2A43           02149MDJ5          Senior                   Exchange- 0.00%     Fix-30/360              28,500,000.00          6.000000                    -          142,500.00           142,500.00              -         28,500,000.00            -
    2A44           02149MDK2          Senior                   Exchange- 0.00%     Fix-30/360              64,286,000.00          6.000000                    -          321,430.00           321,430.00              -         64,286,000.00            -
      X                                                                    N/A                            385,149,218.26          0.657225                    -          210,941.57           210,941.57              -        380,097,569.48            -
     X-1           02149MAN9         Strip IO                              N/A     Var-30/360             180,351,854.01          0.452627                    -           68,026.72            68,026.72              -        178,533,059.83            -
     X-2           02149MAN9         Strip IO                              N/A     Var-30/360             204,797,364.25          0.837402                    -          142,914.85           142,914.85              -        201,564,509.65            -
     3A1           02149MCH0          Senior                               N/A     Fix-30/360              68,920,450.28          5.917000         1,184,526.81          339,835.25         1,524,362.06              -         67,735,923.47            -
     3A2           02149MCJ6          Senior                               N/A     Fix-30/360              69,517,677.50          5.729000           525,322.50          331,888.98           857,211.48              -         68,992,355.00            -
     3A3           02149MCK3          Senior                               N/A     Fix-30/360               2,724,000.00          6.088000                    -           13,819.76            13,819.76              -          2,724,000.00            -
     3A4           02149MCL1          Senior                               N/A     Fix-30/360              31,868,000.00          5.755000                    -          152,833.62           152,833.62              -         31,868,000.00            -
     3A5           02149MCY3          Senior                               N/A     Fix-30/360               7,967,000.00          5.750000                    -           38,175.21            38,175.21              -          7,967,000.00            -
     3AR           02149MCM9          Senior                               N/A     Fix-30/360                          -          0.000000                    -                   -                    -              -                     -            -
     AR            02149MCC1          Senior                               N/A     Fix-30/360                          -          5.750000                    -                0.28                 0.28              -                     -            -
     PO                                                                    N/A                                145,741.01          0.000000               134.06                   -               134.06              -            145,606.95            -
    PO-1           02149MCD9         Strip PO                              N/A     Fix-30/360                 136,019.67          0.000000               124.18                   -               124.18              -            135,895.48            -
    PO-2           02149MCD9         Strip PO                              N/A     Fix-30/360                   9,721.34          0.000000                 9.88                   -                 9.88              -              9,711.47            -
     3C            02149MCV9         Residual                              N/A     Fix-30/360             197,529,376.30          0.000000                    -          208,887.93           208,887.93              -        195,819,526.99            -
      P            02149MCW7      Prepay Penalties                         N/A     Fix-30/360                     100.00          0.000000                    -            5,493.21             5,493.21              -                100.00            -
     3P            02149MCX5      Prepay Penalties                         N/A     Fix-30/360                     100.00          0.000000                    -            1,174.00             1,174.00              -                100.00            -

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
     3M1           02149MCN7        Subordinate                            N/A     Fix-30/360               4,282,000.00          6.000000                    -           21,410.00            21,410.00              -          4,282,000.00            -
     3M2           02149MCP2        Subordinate                            N/A     Fix-30/360               2,888,000.00          6.000000                    -           14,440.00            14,440.00              -          2,888,000.00            -
     3M3           02149MCQ0        Subordinate                            N/A     Fix-30/360               4,582,000.00          6.000000                    -           22,910.00            22,910.00              -          4,582,000.00            -
     3B            02149MCR8        Subordinate                            N/A     Fix-30/360               1,693,000.00          6.000000                    -            8,465.00             8,465.00              -          1,693,000.00            -
      M            02149MCE7        Subordinate                            N/A     Var-30/360              13,138,339.62          5.881799             6,516.61           64,397.57            70,914.17              -         13,131,823.01            -
     B1            02149MCF4        Subordinate                            N/A     Var-30/360               4,902,701.19          5.881799             2,431.74           24,030.59            26,462.32              -          4,900,269.46            -
     B2            02149MCG2        Subordinate                            N/A     Var-30/360               3,137,528.86          5.881799             1,556.21           15,378.60            16,934.81              -          3,135,972.65            -
     B3            02149MCS6        Subordinate                            N/A     Var-30/360               2,157,088.57          5.881799             1,069.91           10,572.97            11,642.88              -          2,156,018.66            -
     B4            02149MCT4        Subordinate                            N/A     Var-30/360               1,764,872.48          5.881799               875.38            8,650.52             9,525.90              -          1,763,997.10            -
     B5            02149MCU1        Subordinate                            N/A     Var-30/360               1,372,921.26          5.881799               680.97            6,729.37             7,410.34              -          1,372,240.29            -

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
   Totals                                                                                                 584,419,096.67                           5,320,141.44        3,281,113.39         8,601,254.82              -        579,098,955.24            -

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                                       Principal Distribution Detail

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                Original                  Beginning               Scheduled               Net                                     Current                Ending                  Ending
                                              Certificate                Certificate              Principal            Principal             Deferred            Realized              Certificate             Certificate
        Class              Cusip                Balance                    Balance              Distribution          Distribution           Interest             Losses                 Balance                 Factor
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
         1A1             02149MAA7                  125,000,000.00           123,640,393.61            860,762.02           860,762.02                    -                   -            122,779,631.59           0.982237053
         1A2             02149MAB5                   20,881,000.00            20,881,000.00                     -                    -                    -                   -             20,881,000.00           1.000000000
         1A3             02149MAC3                    8,438,000.00             8,346,221.13             58,104.88            58,104.88                    -                   -              8,288,116.25           0.982237053
         1A4             02149MAD1                   18,540,000.00            18,540,000.00                     -                    -                    -                   -             18,540,000.00           1.000000000
         1A5             02149MAE9                   18,540,000.00            18,540,000.00                     -                    -                    -                   -             18,540,000.00           1.000000000
         1A6             02149MAF6                   18,540,000.00            18,540,000.00                     -                    -                    -                   -             18,540,000.00           1.000000000
         1A7             02149MAG4                    1,612,173.00             1,612,173.91                     -                    -                    -                   -              1,612,173.91           1.000000566
         1A8             02149MAH2                   17,767,500.00            17,767,500.00                     -                    -                    -                   -             17,767,500.00           1.000000000
         1A9             02149MAJ8                      772,500.00               772,500.00                     -                    -                    -                   -                772,500.00           1.000000000
        1A10             02149MAK5                   17,367,000.00            17,367,000.00                     -                    -                    -                   -             17,367,000.00           1.000000000
        1A11             02149MAL3                    1,173,000.00             1,173,000.00                     -                    -                    -                   -              1,173,000.00           1.000000000
        1A12             02149MAM1                  133,438,000.00           131,986,614.74            918,866.89           918,866.89                    -                   -            131,067,747.84           0.982237053
        1A13             02149MCZ0                  133,438,000.00           131,986,614.74            918,866.89           918,866.89                    -                   -            131,067,747.84           0.982237053
        1A14             02149MDA4                  133,438,000.00           131,986,614.74            918,866.89           918,866.89                    -                   -            131,067,747.84           0.982237053
        1A15             02149MDB2                   11,603,304.00            11,477,096.93                     -                    -                    -                   -             11,397,195.46           0.982237082
         2A1             02149MAP4                   10,000,000.00             9,807,667.59            652,349.18           652,349.18                    -                   -              9,155,318.41           0.915531841
         2A2             02149MAQ2                   10,000,000.00             9,807,667.59                     -                    -                    -                   -              9,155,318.41           0.915531841
         2A3             02149MAR0                   26,500,000.00            26,500,000.00                     -                    -                    -                   -             26,500,000.00           1.000000000
         2A4             02149MAS8                    2,000,000.00             2,000,000.00                     -                    -                    -                   -              2,000,000.00           1.000000000
         2A5             02149MAT6                   11,500,000.00            11,458,000.00             42,000.00            42,000.00                    -                   -             11,416,000.00           0.992695652
         2A6             02149MAU3                   40,000,000.00            39,451,493.57          1,862,811.17         1,862,811.17                    -                   -             37,588,682.40           0.939717060
         2A7             02149MAV1                   40,000,000.00            39,451,493.57                     -                    -                    -                   -             37,588,682.40           0.939717060
         2A8             02149MAW9                   58,572,000.00            58,572,000.00                     -                    -                    -                   -             58,572,000.00           1.000000000
         2A9             02149MAX7                    5,714,000.00             5,714,000.00                     -                    -                    -                   -              5,714,000.00           1.000000000
        2A10             02149MAY5                   38,568,000.00            38,447,000.00            121,000.00           121,000.00                    -                   -             38,326,000.00           0.993725368
        2A11             02149MAZ2                   26,500,000.00            26,500,000.00                     -                    -                    -                   -             26,500,000.00           1.000000000
        2A12             02149MBA6                   26,500,000.00            26,500,000.00                     -                    -                    -                   -             26,500,000.00           1.000000000
        2A13             02149MBB4                   26,500,000.00            26,500,000.00                     -                    -                    -                   -             26,500,000.00           1.000000000
        2A14             02149MBC2                    3,312,500.00             3,312,500.00                     -                    -                    -                   -              3,312,500.00           1.000000000
        2A15             02149MBD0                    2,000,000.00             2,000,000.00                     -                    -                    -                   -              2,000,000.00           1.000000000
        2A16             02149MBE8                    2,000,000.00             2,000,000.00                     -                    -                    -                   -              2,000,000.00           1.000000000
        2A17             02149MBF5                    2,000,000.00             2,000,000.00                     -                    -                    -                   -              2,000,000.00           1.000000000
        2A18             02149MBG3                      250,000.00               250,000.00                     -                    -                    -                   -                250,000.00           1.000000000
        2A19             02149MBH1                   11,500,000.00            11,458,000.00             42,000.00            42,000.00                    -                   -             11,416,000.00           0.992695652
        2A20             02149MBJ7                   11,500,000.00            11,458,000.00             42,000.00            42,000.00                    -                   -             11,416,000.00           0.992695652
        2A21             02149MBK4                   11,500,000.00            11,458,000.00             42,000.00            42,000.00                    -                   -             11,416,000.00           0.992695652
        2A22             02149MBL2                    1,437,500.00             1,432,250.00                     -                    -                    -                   -              1,427,000.00           0.992695652
        2A23             02149MBM0                   58,572,000.00            58,572,000.00                     -                    -                    -                   -             58,572,000.00           1.000000000
        2A24             02149MBN8                   58,572,000.00            58,572,000.00                     -                    -                    -                   -             58,572,000.00           1.000000000
        2A25             02149MBP3                   58,572,000.00            58,572,000.00                     -                    -                    -                   -             58,572,000.00           1.000000000
        2A26             02149MBQ1                    7,321,500.00             7,321,500.00                     -                    -                    -                   -              7,321,500.00           1.000000000
        2A27             02149MBR9                    5,714,000.00             5,714,000.00                     -                    -                    -                   -              5,714,000.00           1.000000000
        2A28             02149MBS7                    5,714,000.00             5,714,000.00                     -                    -                    -                   -              5,714,000.00           1.000000000
        2A29             02149MBT5                    5,714,000.00             5,714,000.00                     -                    -                    -                   -              5,714,000.00           1.000000000
        2A30             02149MBU2                      714,250.00               714,250.00                     -                    -                    -                   -                714,250.00           1.000000000
        2A31             02149MBV0                   38,568,000.00            38,447,000.00            121,000.00           121,000.00                    -                   -             38,326,000.00           0.993725368
        2A32             02149MBW8                   38,568,000.00            38,447,000.00            121,000.00           121,000.00                    -                   -             38,326,000.00           0.993725368
        2A33             02149MBX6                   38,568,000.00            38,447,000.00            121,000.00           121,000.00                    -                   -             38,326,000.00           0.993725368
        2A34             02149MBY4                    4,821,000.00             4,805,875.00                     -                    -                    -                   -              4,790,750.00           0.993725368
        2A35             02149MBZ1                   64,286,000.00            64,286,000.00                     -                    -                    -                   -             64,286,000.00           1.000000000
        2A36             02149MCA5                   64,286,000.00            64,286,000.00                     -                    -                    -                   -             64,286,000.00           1.000000000
        2A37             02149MDC0                   64,286,000.00            64,286,000.00                     -                    -                    -                   -             64,286,000.00           1.000000000
        2A38             02149MDD8                    8,035,750.00             8,035,750.00                     -                    -                    -                   -              8,035,750.00           1.000000000
        2A39             02149MDE6                   28,500,000.00            28,500,000.00                     -                    -                    -                   -             28,500,000.00           1.000000000
        2A40             02149MDF3                   28,500,000.00            28,500,000.00                     -                    -                    -                   -             28,500,000.00           1.000000000
        2A41             02149MDG1                   28,500,000.00            28,500,000.00                     -                    -                    -                   -             28,500,000.00           1.000000000
        2A42             02149MDH9                    3,562,500.00             3,562,500.00                     -                    -                    -                   -              3,562,500.00           1.000000000
        2A43             02149MDJ5                   28,500,000.00            28,500,000.00                     -                    -                    -                   -             28,500,000.00           1.000000000
        2A44             02149MDK2                   64,286,000.00            64,286,000.00                     -                    -                    -                   -             64,286,000.00           1.000000000
          X                                         385,884,297.00           385,149,218.26                     -                    -                    -                   -            380,097,569.48           0.985003983
         X-1             02149MAN9                  180,910,300.00           180,351,854.01                     -                    -                    -                   -            178,533,059.83           0.986859564
         X-2             02149MAN9                  204,973,997.00           204,797,364.25                     -                    -                    -                   -            201,564,509.65           0.983366244
         3A1             02149MCH0                   70,043,000.00            68,920,450.28          1,184,526.81         1,184,526.81                    -                   -             67,735,923.47           0.967061997
         3A2             02149MCJ6                   70,043,000.00            69,517,677.50            525,322.50           525,322.50                    -                   -             68,992,355.00           0.985000000
         3A3             02149MCK3                    2,724,000.00             2,724,000.00                     -                    -                    -                   -              2,724,000.00           1.000000000
         3A4             02149MCL1                   31,868,000.00            31,868,000.00                     -                    -                    -                   -             31,868,000.00           1.000000000
         3A5             02149MCY3                    7,967,000.00             7,967,000.00                     -                    -                    -                   -              7,967,000.00           1.000000000
         3AR             02149MCM9                          100.00                        -                     -                    -                    -                   -                         -           0.000000000
         AR              02149MCC1                          100.00                        -                     -                    -                    -                   -                         -           0.000000000
         PO                                             164,880.07               145,741.01                134.06               134.06                    -                   -                145,606.95           0.883108250
        PO-1             02149MCD9                      136,139.61               136,019.67                124.18               124.18                    -                   -                135,895.48           0.998206804
        PO-2             02149MCD9                       28,740.46                 9,721.34                  9.88                 9.88                    -                   -                  9,711.47           0.337902322
         3C              02149MCV9                               -           197,529,376.30                     -                    -                    -                   -            195,819,526.99           0.000000000
          P              02149MCW7                          100.00                   100.00                     -                    -                    -                   -                    100.00           1.000000000
         3P              02149MCX5                          100.00                   100.00                     -                    -                    -                   -                    100.00           1.000000000

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
         3M1             02149MCN7                    4,282,000.00             4,282,000.00                     -                    -                    -                   -              4,282,000.00           1.000000000
         3M2             02149MCP2                    2,888,000.00             2,888,000.00                     -                    -                    -                   -              2,888,000.00           1.000000000
         3M3             02149MCQ0                    4,582,000.00             4,582,000.00                     -                    -                    -                   -              4,582,000.00           1.000000000
         3B              02149MCR8                    1,693,000.00             1,693,000.00                     -                    -                    -                   -              1,693,000.00           1.000000000
          M              02149MCE7                   13,144,500.00            13,138,339.62              6,516.61             6,516.61                    -                   -             13,131,823.01           0.999035567
         B1              02149MCF4                    4,905,000.00             4,902,701.19              2,431.74             2,431.74                    -                   -              4,900,269.46           0.999035567
         B2              02149MCG2                    3,139,000.00             3,137,528.86              1,556.21             1,556.21                    -                   -              3,135,972.65           0.999035567
         B3              02149MCS6                    2,158,100.00             2,157,088.57              1,069.91             1,069.91                    -                   -              2,156,018.66           0.999035567
         B4              02149MCT4                    1,765,700.00             1,764,872.48                875.38               875.38                    -                   -              1,763,997.10           0.999035567
         B5              02149MCU1                    1,373,565.00             1,372,921.26                680.97               680.97                    -                   -              1,372,240.29           0.999035567

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
       Totals                                       588,453,945.07           584,419,096.67          5,320,141.44         5,320,141.44                    -                   -            579,098,955.24

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                                       Interest Distribution Detail

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                    Beginning            Pass                                                                                          Total               Net Rate                Net                                        Net Rate                Yield            Yield
                   Certificate          Through              Effective                   Current                Deferred              Interest             Carryover            Interest               Interest               Carryover           Supplemental      Supplemental
    Class            Balance           Rate (%)              Coupon (%)                  Interest               Interest                Due                  Paid               Shortfall                Paid                After Dist.              Paid          After Distr
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
     1A1             123,640,393.61        5.750000                     5.750000               592,443.55                     -           592,443.55                     -                   -               592,443.55                     -                     -            -
     1A2              20,881,000.00        5.750000                     5.750000               100,054.79                     -           100,054.79                     -                   -               100,054.79                     -                     -            -
     1A3               8,346,221.13        5.750000                     5.750000                39,992.31                     -            39,992.31                     -                   -                39,992.31                     -                     -            -
     1A4              18,540,000.00        5.750000                     5.750000                88,837.50                     -            88,837.50                     -                   -                88,837.50                     -                     -            -
     1A5              18,540,000.00        5.250000                     5.250000                81,112.50                     -            81,112.50                     -                   -                81,112.50                     -                     -            -
     1A6              18,540,000.00        5.500000                     5.500000                84,975.00                     -            84,975.00                     -                   -                84,975.00                     -                     -            -
     1A7               1,612,173.91        5.750000                     5.750000                 7,725.00                     -             7,725.00                     -                   -                 7,725.00                     -                     -            -
     1A8              17,767,500.00        6.000000                     6.000000                88,837.50                     -            88,837.50                     -                   -                88,837.50                     -                     -            -
     1A9                 772,500.00        0.000000                     0.000000                        -                     -                    -                     -                   -                        -                     -                     -            -
    1A10              17,367,000.00        5.750000                     5.750000                83,216.88                     -            83,216.88                     -                   -                83,216.88                     -                     -            -
    1A11               1,173,000.00        5.750000                     5.750000                 5,620.63                     -             5,620.63                     -                   -                 5,620.63                     -                     -            -
    1A12             131,986,614.74        5.750000                     5.750000               632,435.86                     -           632,435.86                     -                   -               632,435.86                     -                     -            -
    1A13             131,986,614.74        5.250000                     5.250000               577,441.44                     -           577,441.44                     -                   -               577,441.44                     -                     -            -
    1A14             131,986,614.74        5.500000                     5.500000               604,938.65                     -           604,938.65                     -                   -               604,938.65                     -                     -            -
    1A15              11,477,096.93        5.750000                     5.750000                54,994.42                     -            54,994.42                     -                   -                54,994.42                     -                     -            -
     2A1               9,807,667.59        5.520000                     5.520000                45,115.27                     -            45,115.27                     -                   -                45,115.27                     -                     -            -
     2A2               9,807,667.59        0.480000                     0.480000                 3,923.07                     -             3,923.07                     -                   -                 3,923.07                     -                     -            -
     2A3              26,500,000.00        6.000000                     6.000000               132,500.00                     -           132,500.00                     -                   -               132,500.00                     -                     -            -
     2A4               2,000,000.00        6.000000                     6.000000                10,000.00                     -            10,000.00                     -                   -                10,000.00                     -                     -            -
     2A5              11,458,000.00        6.000000                     6.000000                57,290.00                     -            57,290.00                     -                   -                57,290.00                     -                     -            -
     2A6              39,451,493.57        5.920000                     5.920000               194,627.37                     -           194,627.37                     -                   -               194,627.37                     -                     -            -
     2A7              39,451,493.57        0.080000                     0.080000                 2,630.10                     -             2,630.10                     -                   -                 2,630.10                     -                     -            -
     2A8              58,572,000.00        6.000000                     6.000000               292,860.00                     -           292,860.00                     -                   -               292,860.00                     -                     -            -
     2A9               5,714,000.00        6.000000                     6.000000                28,570.00                     -            28,570.00                     -                   -                28,570.00                     -                     -            -
    2A10              38,447,000.00        6.000000                     6.000000               192,235.00                     -           192,235.00                     -                   -               192,235.00                     -                     -            -
    2A11              26,500,000.00        5.250000                     5.250000               115,937.50                     -           115,937.50                     -                   -               115,937.50                     -                     -            -
    2A12              26,500,000.00        5.500000                     5.500000               121,458.33                     -           121,458.33                     -                   -               121,458.33                     -                     -            -
    2A13              26,500,000.00        5.750000                     5.750000               126,979.17                     -           126,979.17                     -                   -               126,979.17                     -                     -            -
    2A14               3,312,500.00        6.000000                     6.000000                16,562.50                     -            16,562.50                     -                   -                16,562.50                     -                     -            -
    2A15               2,000,000.00        5.250000                     5.250000                 8,750.00                     -             8,750.00                     -                   -                 8,750.00                     -                     -            -
    2A16               2,000,000.00        5.500000                     5.500000                 9,166.67                     -             9,166.67                     -                   -                 9,166.67                     -                     -            -
    2A17               2,000,000.00        5.750000                     5.750000                 9,583.33                     -             9,583.33                     -                   -                 9,583.33                     -                     -            -
    2A18                 250,000.00        6.000000                     6.000000                 1,250.00                     -             1,250.00                     -                   -                 1,250.00                     -                     -            -
    2A19              11,458,000.00        5.250000                     5.250000                50,128.75                     -            50,128.75                     -                   -                50,128.75                     -                     -            -
    2A20              11,458,000.00        5.500000                     5.500000                52,515.83                     -            52,515.83                     -                   -                52,515.83                     -                     -            -
    2A21              11,458,000.00        5.750000                     5.750000                54,902.92                     -            54,902.92                     -                   -                54,902.92                     -                     -            -
    2A22               1,432,250.00        6.000000                     6.000000                 7,161.25                     -             7,161.25                     -                   -                 7,161.25                     -                     -            -
    2A23              58,572,000.00        5.250000                     5.250000               256,252.50                     -           256,252.50                     -                   -               256,252.50                     -                     -            -
    2A24              58,572,000.00        5.500000                     5.500000               268,455.00                     -           268,455.00                     -                   -               268,455.00                     -                     -            -
    2A25              58,572,000.00        5.750000                     5.750000               280,657.50                     -           280,657.50                     -                   -               280,657.50                     -                     -            -
    2A26               7,321,500.00        6.000000                     6.000000                36,607.50                     -            36,607.50                     -                   -                36,607.50                     -                     -            -
    2A27               5,714,000.00        5.250000                     5.250000                24,998.75                     -            24,998.75                     -                   -                24,998.75                     -                     -            -
    2A28               5,714,000.00        5.500000                     5.500000                26,189.17                     -            26,189.17                     -                   -                26,189.17                     -                     -            -
    2A29               5,714,000.00        5.750000                     5.750000                27,379.58                     -            27,379.58                     -                   -                27,379.58                     -                     -            -
    2A30                 714,250.00        6.000000                     6.000000                 3,571.25                     -             3,571.25                     -                   -                 3,571.25                     -                     -            -
    2A31              38,447,000.00        5.250000                     5.250000               168,205.63                     -           168,205.63                     -                   -               168,205.63                     -                     -            -
    2A32              38,447,000.00        5.500000                     5.500000               176,215.42                     -           176,215.42                     -                   -               176,215.42                     -                     -            -
    2A33              38,447,000.00        5.750000                     5.750000               184,225.21                     -           184,225.21                     -                   -               184,225.21                     -                     -            -
    2A34               4,805,875.00        6.000000                     6.000000                24,029.38                     -            24,029.38                     -                   -                24,029.38                     -                     -            -
    2A35              64,286,000.00        5.250000                     5.250000               281,251.25                     -           281,251.25                     -                   -               281,251.25                     -                     -            -
    2A36              64,286,000.00        5.500000                     5.500000               294,644.17                     -           294,644.17                     -                   -               294,644.17                     -                     -            -
    2A37              64,286,000.00        5.750000                     5.750000               308,037.08                     -           308,037.08                     -                   -               308,037.08                     -                     -            -
    2A38               8,035,750.00        6.000000                     6.000000                40,178.75                     -            40,178.75                     -                   -                40,178.75                     -                     -            -
    2A39              28,500,000.00        5.250000                     5.250000               124,687.50                     -           124,687.50                     -                   -               124,687.50                     -                     -            -
    2A40              28,500,000.00        5.500000                     5.500000               130,625.00                     -           130,625.00                     -                   -               130,625.00                     -                     -            -
    2A41              28,500,000.00        5.750000                     5.750000               136,562.50                     -           136,562.50                     -                   -               136,562.50                     -                     -            -
    2A42               3,562,500.00        6.000000                     6.000000                17,812.50                     -            17,812.50                     -                   -                17,812.50                     -                     -            -
    2A43              28,500,000.00        6.000000                     6.000000               142,500.00                     -           142,500.00                     -                   -               142,500.00                     -                     -            -
    2A44              64,286,000.00        6.000000                     6.000000               321,430.00                     -           321,430.00                     -                   -               321,430.00                     -                     -            -
      X              385,149,218.26        0.657225                     0.657225               210,941.57                     -           210,941.57                     -                   -               210,941.57                     -                     -            -
     X-1             180,351,854.01        0.452627                     0.452627                68,026.72                     -            68,026.72                     -                   -                68,026.72                     -                     -            -
     X-2             204,797,364.25        0.837402                     0.837402               142,914.85                     -           142,914.85                     -                   -               142,914.85                     -                     -            -
     3A1              68,920,450.28        5.917000                     5.917000               339,835.25                     -           339,835.25                     -                   -               339,835.25                     -                     -            -
     3A2              69,517,677.50        5.729000                     5.729000               331,888.98                     -           331,888.98                     -                   -               331,888.98                     -                     -            -
     3A3               2,724,000.00        6.088000                     6.088000                13,819.76                     -            13,819.76                     -                   -                13,819.76                     -                     -            -
     3A4              31,868,000.00        5.755000                     5.755000               152,833.62                     -           152,833.62                     -                   -               152,833.62                     -                     -            -
     3A5               7,967,000.00        5.750000                     5.750000                38,175.21                     -            38,175.21                     -                   -                38,175.21                     -                     -            -
     3AR                          -        0.000000                     0.000000                        -                     -                    -                     -                   -                        -                     -                     -            -
     AR                           -        5.750000                     0.000000                        -                     -                    -                     -                   -                     0.28                     -                     -            -
     PO                  145,741.01        0.000000                     0.000000                        -                     -                    -                     -                   -                        -                     -                     -            -
    PO-1                 136,019.67        0.000000                     0.000000                        -                     -                    -                     -                   -                        -                     -                     -            -
    PO-2                   9,721.34        0.000000                     0.000000                        -                     -                    -                     -                   -                        -                     -                     -            -
     3C              197,529,376.30        0.000000                     1.269004                        -                     -                    -                     -                   -               208,887.93                     -                     -            -
      P                      100.00        0.000000                 65918.520000                        -                     -                    -                     -                   -                 5,493.21                     -                     -            -
     3P                      100.00        0.000000                 14088.000000                        -                     -                    -                     -                   -                 1,174.00                     -                     -            -

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
     3M1               4,282,000.00        6.000000                     6.000000                21,410.00                     -            21,410.00                     -                   -                21,410.00                     -                     -            -
     3M2               2,888,000.00        6.000000                     6.000000                14,440.00                     -            14,440.00                     -                   -                14,440.00                     -                     -            -
     3M3               4,582,000.00        6.000000                     6.000000                22,910.00                     -            22,910.00                     -                   -                22,910.00                     -                     -            -
     3B                1,693,000.00        6.000000                     6.000000                 8,465.00                     -             8,465.00                     -                   -                 8,465.00                     -                     -            -
      M               13,138,339.62        5.881799                     5.881799                64,397.57                     -            64,397.57                     -                   -                64,397.57                     -                     -            -
     B1                4,902,701.19        5.881799                     5.881799                24,030.59                     -            24,030.59                     -                   -                24,030.59                     -                     -            -
     B2                3,137,528.86        5.881799                     5.881799                15,378.60                     -            15,378.60                     -                   -                15,378.60                     -                     -            -
     B3                2,157,088.57        5.881799                     5.881799                10,572.97                     -            10,572.97                     -                   -                10,572.97                     -                     -            -
     B4                1,764,872.48        5.881799                     5.881799                 8,650.52                     -             8,650.52                     -                   -                 8,650.52                     -                     -            -
     B5                1,372,921.26        5.881799                     5.881799                 6,729.37                     -             6,729.37                     -                   -                 6,729.37                     -                     -            -

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
   Totals            584,419,096.67                                                          3,065,557.97                     -         3,065,557.97                     -                   -             3,281,113.39                     -                     -            -

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                          Current Payment Information
                                                                                               Factors per $1,000

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                       Original               Beginning                                                           Ending                    Pass
                                                     Certificate             Certificate           Principal              Interest              Certificate                Through
      Class                  Cusip                     Balance                 Balance            Distribution          Distribution              Balance                 Rate (%)
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
       1A1                 02149MAA7                     125,000,000.00         989.123148858          6.886096121            4.739548422           982.237052737                  5.750000
       1A2                 02149MAB5                      20,881,000.00        1000.000000000          0.000000000            4.791666667          1000.000000000                  5.750000
       1A3                 02149MAC3                       8,438,000.00         989.123148858          6.886096121            4.739548422           982.237052737                  5.750000
       1A4                 02149MAD1                      18,540,000.00        1000.000000000          0.000000000            4.791666667          1000.000000000                  5.750000
       1A5                 02149MAE9                      18,540,000.00        1000.000000000          0.000000000            4.375000000          1000.000000000                  5.250000
       1A6                 02149MAF6                      18,540,000.00        1000.000000000          0.000000000            4.583333333          1000.000000000                  5.500000
       1A7                 02149MAG4                       1,612,173.00        1000.000566343          0.000000000            4.791669380          1000.000566343                  5.750000
       1A8                 02149MAH2                      17,767,500.00        1000.000000000          0.000000000            5.000000000          1000.000000000                  6.000000
       1A9                 02149MAJ8                         772,500.00        1000.000000000          0.000000000            0.000000000          1000.000000000                  0.000000
      1A10                 02149MAK5                      17,367,000.00        1000.000000000          0.000000000            4.791666667          1000.000000000                  5.750000
      1A11                 02149MAL3                       1,173,000.00        1000.000000000          0.000000000            4.791666667          1000.000000000                  5.750000
      1A12                 02149MAM1                     133,438,000.00         989.123148858          6.886096121            4.739548422           982.237052737                  5.750000
      1A13                 02149MCZ0                     133,438,000.00         989.123148858          6.886096121            4.327413776           982.237052737                  5.250000
      1A14                 02149MDA4                     133,438,000.00         989.123148858          6.886096121            4.533481099           982.237052737                  5.500000
      1A15                 02149MDB2                      11,603,304.00         989.123178508          0.000000000            4.739548564           982.237082181                  5.750000
       2A1                 02149MAP4                      10,000,000.00         980.766759280         65.234918431            4.511527093           915.531840850                  5.520000
       2A2                 02149MAQ2                      10,000,000.00         980.766759280          0.000000000            0.392306704           915.531840850                  0.480000
       2A3                 02149MAR0                      26,500,000.00        1000.000000000          0.000000000            5.000000000          1000.000000000                  6.000000
       2A4                 02149MAS8                       2,000,000.00        1000.000000000          0.000000000            5.000000000          1000.000000000                  6.000000
       2A5                 02149MAT6                      11,500,000.00         996.347826087          3.652173913            4.981739130           992.695652174                  6.000000
       2A6                 02149MAU3                      40,000,000.00         986.287339151         46.570279188            4.865684206           939.717059964                  5.920000
       2A7                 02149MAV1                      40,000,000.00         986.287339151          0.000000000            0.065752489           939.717059964                  0.080000
       2A8                 02149MAW9                      58,572,000.00        1000.000000000          0.000000000            5.000000000          1000.000000000                  6.000000
       2A9                 02149MAX7                       5,714,000.00        1000.000000000          0.000000000            5.000000000          1000.000000000                  6.000000
      2A10                 02149MAY5                      38,568,000.00         996.862684090          3.137315910            4.984313420           993.725368181                  6.000000
      2A11                 02149MAZ2                      26,500,000.00        1000.000000000          0.000000000            4.375000000          1000.000000000                  5.250000
      2A12                 02149MBA6                      26,500,000.00        1000.000000000          0.000000000            4.583333333          1000.000000000                  5.500000
      2A13                 02149MBB4                      26,500,000.00        1000.000000000          0.000000000            4.791666667          1000.000000000                  5.750000
      2A14                 02149MBC2                       3,312,500.00        1000.000000000          0.000000000            5.000000000          1000.000000000                  6.000000
      2A15                 02149MBD0                       2,000,000.00        1000.000000000          0.000000000            4.375000000          1000.000000000                  5.250000
      2A16                 02149MBE8                       2,000,000.00        1000.000000000          0.000000000            4.583333333          1000.000000000                  5.500000
      2A17                 02149MBF5                       2,000,000.00        1000.000000000          0.000000000            4.791666667          1000.000000000                  5.750000
      2A18                 02149MBG3                         250,000.00        1000.000000000          0.000000000            5.000000000          1000.000000000                  6.000000
      2A19                 02149MBH1                      11,500,000.00         996.347826087          3.652173913            4.359021739           992.695652174                  5.250000
      2A20                 02149MBJ7                      11,500,000.00         996.347826087          3.652173913            4.566594203           992.695652174                  5.500000
      2A21                 02149MBK4                      11,500,000.00         996.347826087          3.652173913            4.774166667           992.695652174                  5.750000
      2A22                 02149MBL2                       1,437,500.00         996.347826087          0.000000000            4.981739130           992.695652174                  6.000000
      2A23                 02149MBM0                      58,572,000.00        1000.000000000          0.000000000            4.375000000          1000.000000000                  5.250000
      2A24                 02149MBN8                      58,572,000.00        1000.000000000          0.000000000            4.583333333          1000.000000000                  5.500000
      2A25                 02149MBP3                      58,572,000.00        1000.000000000          0.000000000            4.791666667          1000.000000000                  5.750000
      2A26                 02149MBQ1                       7,321,500.00        1000.000000000          0.000000000            5.000000000          1000.000000000                  6.000000
      2A27                 02149MBR9                       5,714,000.00        1000.000000000          0.000000000            4.375000000          1000.000000000                  5.250000
      2A28                 02149MBS7                       5,714,000.00        1000.000000000          0.000000000            4.583333333          1000.000000000                  5.500000
      2A29                 02149MBT5                       5,714,000.00        1000.000000000          0.000000000            4.791666667          1000.000000000                  5.750000
      2A30                 02149MBU2                         714,250.00        1000.000000000          0.000000000            5.000000000          1000.000000000                  6.000000
      2A31                 02149MBV0                      38,568,000.00         996.862684090          3.137315910            4.361274243           993.725368181                  5.250000
      2A32                 02149MBW8                      38,568,000.00         996.862684090          3.137315910            4.568953969           993.725368181                  5.500000
      2A33                 02149MBX6                      38,568,000.00         996.862684090          3.137315910            4.776633695           993.725368181                  5.750000
      2A34                 02149MBY4                       4,821,000.00         996.862684090          0.000000000            4.984313420           993.725368181                  6.000000
      2A35                 02149MBZ1                      64,286,000.00        1000.000000000          0.000000000            4.375000000          1000.000000000                  5.250000
      2A36                 02149MCA5                      64,286,000.00        1000.000000000          0.000000000            4.583333333          1000.000000000                  5.500000
      2A37                 02149MDC0                      64,286,000.00        1000.000000000          0.000000000            4.791666667          1000.000000000                  5.750000
      2A38                 02149MDD8                       8,035,750.00        1000.000000000          0.000000000            5.000000000          1000.000000000                  6.000000
      2A39                 02149MDE6                      28,500,000.00        1000.000000000          0.000000000            4.375000000          1000.000000000                  5.250000
      2A40                 02149MDF3                      28,500,000.00        1000.000000000          0.000000000            4.583333333          1000.000000000                  5.500000
      2A41                 02149MDG1                      28,500,000.00        1000.000000000          0.000000000            4.791666667          1000.000000000                  5.750000
      2A42                 02149MDH9                       3,562,500.00        1000.000000000          0.000000000            5.000000000          1000.000000000                  6.000000
      2A43                 02149MDJ5                      28,500,000.00        1000.000000000          0.000000000            5.000000000          1000.000000000                  6.000000
      2A44                 02149MDK2                      64,286,000.00        1000.000000000          0.000000000            5.000000000          1000.000000000                  6.000000
        X                                                385,884,297.00         998.095079935          0.000000000            0.546644607           985.003982891                  0.657225
       X-1                 02149MAN9                     180,910,300.00         996.913133253          0.000000000            0.376024588           986.859564270                  0.452627
       X-2                 02149MAN9                     204,973,997.00         999.138267507          0.000000000            0.697234032           983.366244500                  0.837402
       3A1                 02149MCH0                      70,043,000.00         983.973420270         16.911423126            4.851808940           967.061997144                  5.917000
       3A2                 02149MCJ6                      70,043,000.00         992.500000000          7.500000000            4.738360417           985.000000000                  5.729000
       3A3                 02149MCK3                       2,724,000.00        1000.000000000          0.000000000            5.073333333          1000.000000000                  6.088000
       3A4                 02149MCL1                      31,868,000.00        1000.000000000          0.000000000            4.795833333          1000.000000000                  5.755000
       3A5                 02149MCY3                       7,967,000.00        1000.000000000          0.000000000            4.791666667          1000.000000000                  5.750000
       3AR                 02149MCM9                             100.00           0.000000000          0.000000000            0.000000000             0.000000000                  0.000000
       AR                  02149MCC1                             100.00           0.000000000          0.000000000            2.811366010             0.000000000                  5.750000
       PO                                                    164,880.07         883.921325361          0.813075831            0.000000000           883.108249529                  0.000000
      PO-1                 02149MCD9                         136,139.61         999.118957268          0.912153379            0.000000000           998.206803890                  0.000000
      PO-2                 02149MCD9                          28,740.46         338.245964980          0.343642551            0.000000000           337.902322429                  0.000000
       3C                  02149MCV9                                  -           0.000000000          0.000000000            0.000000000             0.000000000                  0.000000
        P                  02149MCW7                             100.00        1000.000000000          0.000000000        54932.100000000          1000.000000000                  0.000000
       3P                  02149MCX5                             100.00        1000.000000000          0.000000000        11740.000000000          1000.000000000                  0.000000

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
       3M1                 02149MCN7                       4,282,000.00        1000.000000000          0.000000000            5.000000000          1000.000000000                  6.000000
       3M2                 02149MCP2                       2,888,000.00        1000.000000000          0.000000000            5.000000000          1000.000000000                  6.000000
       3M3                 02149MCQ0                       4,582,000.00        1000.000000000          0.000000000            5.000000000          1000.000000000                  6.000000
       3B                  02149MCR8                       1,693,000.00        1000.000000000          0.000000000            5.000000000          1000.000000000                  6.000000
        M                  02149MCE7                      13,144,500.00         999.531334318          0.495766981            4.899202332           999.035567338                  5.881799
       B1                  02149MCF4                       4,905,000.00         999.531334318          0.495766981            4.899202332           999.035567338                  5.881799
       B2                  02149MCG2                       3,139,000.00         999.531334318          0.495766981            4.899202332           999.035567338                  5.881799
       B3                  02149MCS6                       2,158,100.00         999.531334318          0.495766981            4.899202332           999.035567338                  5.881799
       B4                  02149MCT4                       1,765,700.00         999.531334318          0.495766981            4.899202332           999.035567338                  5.881799
       B5                  02149MCU1                       1,373,565.00         999.531334318          0.495766981            4.899202332           999.035567338                  5.881799

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
     Totals                                              588,453,945.07         993.143306398          9.040879893            5.575820194           984.102426522

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

  THE
BANK OF
  NEW
 YORK

101 Barclay St, 4 West
New York, NY 10286
Officer:   Michael Cerchio            212-815-6314
Associate: Corrie Wagner              212-815-8318

                                   CWALT, Inc.
                         Alternative Loan Trust 2007-J1
               Mortgage Pass-Through Certificates, Series 2007-J1

Pool Level Data
Distribution Date                                                     4/25/2007
Cut-off Date                                                           2/1/2007
Record Date                                                           3/30/2007
Determination Date                                                    4/22/2007
LIBOR Determination Date                                              3/22/2007
Accrual Period 30/360                           Begin                  3/1/2007
                                                End                    4/1/2007
Number of Days in 30/360 Accrual Period                                      30

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
     Prefunding Detail
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                         Group I            Group II            Group III               Total
                 Target Funding Balance                                                                           185,518,431.04      206,845,414.33       199,177,324.13      591,541,169.50
                 Initial Funded Balance                                                                                        -                   -                    -                   -
                 Initial Unfunded Balance                                                                                      -                   -                    -                   -

                 Ending Unfunded Amounts will be passed
                 through as Principal at the End of the
                 Prefunding Period

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
     Collateral Detail
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 Original Mortgage Loan Details

                                                                                                                         Group I            Group II            Group III               Total
                 Original Aggregate Loan Count                                                                               311                 527                  702               1,540
                 Original Stated Principal Balance                                                                185,518,431.04      206,845,414.33       199,177,324.13      591,541,169.50
                 Original Weighted Average Mortgage Rate                                                                6.40457%            7.06351%             7.29837%
                 Original Weighted Average Net Mortgage Rate                                                            6.18869%            6.83939%             7.02219%
                 Original Weighted Average Remaining Term                                                                    357                 358                  357

                 Current Mortgage Loan Details

                                                                                                                         Group I            Group II            Group III               Total
                 Beginning Aggregate Loan Count                                                                              298                 445                  697               1,440
                 Loans Paid Off or otherwise removed pursuant to the PSA                                                      -6                 -68                    5                 -69
                                                                                                                              --                 ---                    -                 ---
                 Ending Aggregate Loan Count                                                                                 304                 513                  692               1,509

                 Beginning Pool Stated Principal Balance                                                          184,060,353.66      205,916,615.53       197,529,376.30      587,506,345.49
                 Scheduled Principal                                                                                  103,696.24           89,784.75            88,882.04          282,363.03
                 Unscheduled Principal                                                                                822,340.55        2,594,470.58         1,620,967.27        5,037,778.40
                 Realized Principal Losses                                                                                    -                   -                    -                   -
                                                                                                                              --                  --                   --                  -
                 Ending Pool Stated Principal Balance                                                             183,134,316.87      203,232,360.20       195,819,526.99      582,186,204.06

                 Beginning Weighted Average Mortgage Rate                                                               6.40519%            7.06289%             7.30354%
                 Beginning Weighted Average Net Mortgage Rate                                                           6.18926%            6.83257%             7.02713%
                 Ending Weighted Average Mortgage Rate                                                                  6.40028%            7.05968%             7.29570%
                 Ending Weighted Average Net Mortgage Rate                                                              6.18454%            6.83133%             7.01887%

                 Beginning Weighted Average Remaining Term to Maturity                                                       356                 357                  356
                 Ending Weighted Average Remaining Term to Maturity                                                          355                 356                  355

                 Loan Substitution

                                                                                                                         Group I            Group II            Group III               Total
                 Aggregate Stated of Principal Balances Removed                                                                -                   -                    -                   -
                 Aggregate Stated of Principal Balance Added                                                                  -                   -                    -                   -
                                                                                                                              --                  --                   --                  -
                 Aggregate Principal Substitution Shortfall Amount                                                             -                   -                    -                   -

                 Fees of the Trust

                                                                                                                         Group I            Group II            Group III               Total
                 Gross Master Servicing Fee                                                                            31,481.39           36,907.67            37,218.30          105,607.36
                 Net Master Servicing Fee                                                                              29,574.70           32,283.77            37,021.34           98,879.81
                 Trustee Fee                                                                                            1,380.45            1,544.37             1,481.47            4,406.30
                 Mortgage Insurance Premium (PMI)                                                                        258.17            1,070.20             6,798.34            8,126.70
                                                                                                                         -------           ---------            ---------           --------
                 Total Net Loan Fees                                                                                   31,213.32           34,898.34            45,301.15          111,412.81

                 Servicer Advances

                                                                                                                         Group I            Group II            Group III               Total
                 Principal Advances                                                                                     1,610.70            2,659.34             5,879.95           10,149.99
                 Interest Advances                                                                                     20,617.38           73,450.35            71,763.90          165,831.63
                 Reimbursement for Principal & Interest Advances                                                               -                   -                    -                   -
                 Reimbursement for Nonrecoverable Advances                                                                    -                   -                    -                   -
                                                                                                                              --                  --                   --                  -
                 Total Advances                                                                                        22,228.08           76,109.69            77,643.85          175,981.62

                 Mortgage Prepayment Details

                                                                                                                         Group I            Group II            Group III               Total
                 Principal Balance of Loans Paid in Full                                                              810,197.48        2,581,295.07         1,605,898.98        4,997,391.53
                 Prepayment Interest Excess                                                                                    -                   -                    -                   -
                 Prepayment Interest Shortfall                                                                          1,906.69            4,623.90               196.96            6,727.54
                 Compensating Interest                                                                                  1,906.69            4,623.90               196.96            6,727.54
                 Non-Supported Prepayment Interest Shortfall                                                                   -                   -                    -                   -
                 Prepayment Charges                                                                                            -            5,493.21             1,174.00            6,667.21
                 CPR %                                                                                                  5.23441%           14.12031%             9.41898%
                 SMM %                                                                                                  0.44703%            1.26051%             0.82099%

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
  Delinquency Information
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
     Delinquency Info             Group 1                                     Group 2                                 Group 3                                   Total
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

30-59 Days  Balance                 2,782,101.10               1.51916%        8,665,628.92            4.26390%        8,229,929.76             4.20281%       19,677,659.78    3.37996%
            Loan Count                         4               1.31579%                  17            3.31384%                  27             3.90173%                  48    3.18091%

60-89 Days  Balance                   704,000.00               0.38442%        3,320,483.02            1.63384%        2,675,823.36             1.36647%        6,700,306.38    1.15089%
            Loan Count                         1               0.32895%                   8            1.55945%                  10             1.44509%                  19    1.25911%

90+ Days    Balance                   107,224.00               0.05855%                   -            0.00000%                   -             0.00000%          107,224.00    0.01842%
            Loan Count                         1               0.32895%                   0            0.00000%                   0             0.00000%                   1    0.06627%

Total       Balance                 3,593,325.10               1.96213%       11,986,111.94            5.89774%       10,905,753.12             5.56929%       26,485,190.16    4.54926%
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            Loan Count                         6               1.97368%                  25            4.87329%                  37             5.34682%                  68    4.50630%

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
    Forceclosure Info             Group 1                                     Group 2                                 Group 3                                   Total
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

30-59 Days  Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
            Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

60-89 Days  Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
            Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

90+ Days    Balance                   166,466.71               0.09090%                   -            0.00000%          116,274.49             0.05938%          282,741.20    0.04857%
            Loan Count                         4               1.31579%                   0            0.00000%                   1             0.14451%                   5    0.33135%

Total       Balance                   166,466.71               0.09090%                   -            0.00000%          116,274.49             0.05938%          282,741.20    0.04857%
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            Loan Count                         4               1.31579%                   0            0.00000%                   1             0.14451%                   5    0.33135%

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
 REO Info                         Group 1                                     Group 2                                 Group 3                                   Total
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

30-59 Days  Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
            Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

60-89 Days  Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
            Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

90+ Days    Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
            Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

Total       Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
     Bankruptcy Info              Group 1                                     Group 2                                 Group 3                                   Total
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

30-59 Days  Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
            Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

60-89 Days  Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
            Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

90+ Days    Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
            Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

Total       Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Totals for Foreclosure Bankruptcy,Groupp1cy, REO                              Group 2                                 Group 3                                   Total
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

All         Balance                   166,466.71               0.09090%                   -            0.00000%          116,274.49             0.05938%          282,741.20    0.04857%
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            Loan Count                         4               1.31579%                   0            0.00000%                   1             0.14451%                   5    0.33135%

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Totals for Foreclosure,REO BankrupGroupD1linquency linquency                  Group 2                                 Group 3                                   Total
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

All         Balance                 3,759,791.81               2.05302%       11,986,111.94            5.89774%       11,022,027.61             5.62867%       26,767,931.36    4.59783%
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            Loan Count                        10               3.28947%                  25            4.87329%                  38             5.49133%                  73    4.83764%

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
    Realized Loss Detail
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 Realized Losses

                                                                                                                         Group I            Group II            Group III               Total
                 Current Period Realized Losses                                                                                -                   -                    -                   -
                 Cumulative Realized Losses                                                                                    -                   -                    -                   -
                 Total Liquidated Loan Balance                                                                                 -                   -                    -                   -
                 Total Liquidated Proceeds                                                                                     -                   -                    -                   -
                 Subsequent Recoveries                                                                                         -                   -                    -                   -
                 Monthly Default Rate                                                                                   0.00000%            0.00000%             0.00000%
                 Conditional Default Rate                                                                               0.00000%            0.00000%             0.00000%

         Loan ID                                                     Liquidation Balance Liquidation Proceeds      Realized Loss
         Group I
                                                                                     N/A

        Group II
                                                                                     N/A

       Group III
                                                                                     N/A

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
        Servicer Remittance Summary
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 Interest Remittance Amount

                                                                                                                         Group I            Group II            Group III               Total
                 Scheduled Interest Collected                                                                         980,544.30        1,207,347.79         1,202,022.09        3,389,914.17
                 Plus: Compensating Interest                                                                            1,906.69            4,623.90               196.96            6,727.54
                 Plus: Seller Shortfall Interest Requirement                                                                   -                   -                    -                   -
                 Less: Servicing Fees                                                                                  31,481.39           36,907.67            37,218.30          105,607.36
                 Less: Mortgage Insurance Premium (PMI)                                                                   258.17            1,070.20             6,798.34            8,126.70
                                                                                                                         -------           ---------            ---------            --------
                 Total Interest Remittance Amount                                                                     950,711.43        1,173,993.82         1,158,202.41        3,282,907.66

                 Principal Remittance Amount

                                                                                                                         Group I            Group II            Group III               Total
                 Scheduled Principal                                                                                  103,696.24           89,784.75            88,882.04          282,363.03
                 Curtailment Principal                                                                                 12,143.07           13,175.51            15,068.29           40,386.87
                 Paid in Full Principal                                                                               810,197.48        2,581,295.07         1,605,898.98        4,997,391.53
                 Repurchased Principal                                                                                         -                   -                    -                   -
                 Liquidation Principal                                                                                         -                   -                    -                   -
                 Subsequent Recoveries                                                                                         -                   -                    -                   -
                 Less: Non-Recoverable Principal Advances relating to Principal                                                -                   -                    -                   -
                                                                                                                              --                  --                   --                   -
                 Total Principal Remittance Amount                                                                    926,036.79        2,684,255.33         1,709,849.31        5,320,141.43
                                                                                                                     -----------       -------------        -------------        ------------

                 Prepayment Charge                                                                                             -            5,493.21             1,174.00            6,667.21
                 Other Amounts Required                                                                                        -                   -                    -                   -
                                                                                                                              --                  --                   --                   -
                 Total Other Remittance                                                                                        -            5,493.21             1,174.00            6,667.21
                                                                                                                              --           ---------            ---------            --------

                 Total Servicer Remittance                                                                          1,876,748.22        3,858,249.15         2,868,051.72        8,603,049.09

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
   Distributable Amounts
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 Principal Distribution Amount

                                                                                                                         Group I            Group II            Group III               Total
                 Principal Remittance Amount                                                                          926,036.79        2,684,255.33         1,709,849.31        5,320,141.43
                 Extra Principal Distribution Amount                                                                           -                   -                    -                   -
                 Supplemental Loan Deposit                                                                                     -                   -                    -                   -
                 Less: OC Reduction                                                                                            -                   -                    -                   -
                                                                                                                              --                  --                   --                   -
                 Principal Distribution Amount                                                                        926,036.79        2,684,255.33         1,709,849.31        5,320,141.43

                 Interest Funds

                                                                                                                         Group I            Group II            Group III               Total
                 Interest Remittance                                                                                  950,711.43        1,173,993.82         1,158,202.41        3,282,907.66
                 Less:  Trustee Fee                                                                                     1,380.45            1,544.37             1,481.47            4,406.30
                                                                                                                       ---------           ---------            ---------            --------
                 Interest Funds                                                                                       949,330.97        1,172,449.45         1,156,720.94        3,278,501.36

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
    Distribution Summary
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 Amounts Available for Distribution

                 Total Servicer Remittance                                                                                                                                       6,978,308.00
                 Investment Income                                                                                                                                                          -
                 Supplemental Loan Deposit                                                                                                                                                  -
                 Carryover Reserve Fund withdrawal from Initial Deposit                                                                                                                     -
                 Principal Reserve Fund withdrawal from Initial Deposit                                                                                                                     -
                 Other Amounts                                                                                                                                                              -
                                                                                                                                                                                            -
                 Total Available                                                                                                                                                 7,141,058.49

                 Distribution Payments

                 Trustee Fee                                                                                                                                                         4,406.30
                 3-A-2 Insurance Premium                                                                                                                                             4,055.20
                 Class Payments                                                                                                                                                  8,601,254.80
                                                                                                                                                                                 ------------
                 Total Payments                                                                                                                                                  8,609,716.30

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
       Trust Accounts
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 Distribution Account

                 Beginning Balance                                                                                                                                                          -
                 Deposit                                                                                                                                                         8,609,716.30
                 Withdrawal                                                                                                                                                      8,609,716.30
                                                                                                                                                                                 ------------
                 Ending Balance                                                                                                                                                             -

                 Carryover Reserve Account

                 Beginning Balance                                                                                                                                                   1,000.00
                 Deposits                                                                                                                                                                   -
                 Withdrawals                                                                                                                                                                -
                                                                                                                                                                                            -
                 Ending Balance                                                                                                                                                      1,000.00

                 For Details on the NRC Payment, see Interest
                 Detail, page 3

                 Prefunding Account

                 Beginning Balance                                                                                                                                              28,040,902.70
                 Deposit                                                                                                                                                                    -
                 Withdrawal                                                                                                                                                                 -
                                                                                                                                                                                            -
                 Ending Balance                                                                                                                                                 28,040,902.70

                 Capitalized Interest Account

                 Beginning Balance                                                                                                                                                  36,381.80
                 Deposits                                                                                                                                                                   -
                 Withdrawals                                                                                                                                                                -
                                                                                                                                                                                            -
                 Ending Balance                                                                                                                                                     36,381.80

                 Corridor Contract Reserve Fund

                 Beginning Balance                                                                                                                                                   1,000.00
                 Deposit                                                                                                                                                                    -
                 Withdrawal                                                                                                                                                                 -
                                                                                                                                                                                            -
                 Ending Balance                                                                                                                                                      1,000.00

                 Exchangeable Certificates Distribution
                 Account

                 Beginnning Balance                                                                                                                                                         -
                 Deposit                                                                                                                                                                    -
                 Withdrawal                                                                                                                                                                 -
                                                                                                                                                                                            -
                 Ending Balance                                                                                                                                                             -

                 Principal Reserve Account

                 Beginning Balance                                                                                                                                                     100.00
                 Deposit                                                                                                                                                                    -
                 Withdrawal                                                                                                                                                                 -
                                                                                                                                                                                            -
                 Ending Balance                                                                                                                                                        100.00

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
     Yield Supplemental Amount Details
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 One-Month Libor Rate                                                                                                                                                5.32000%

                 Yield Supplemental Amounts

Class                                                                          Beginning      Current Period
                                                                                 Balance              Amount         Amount Paid       Ending Amount
2A1                                                                                    -                   -                   -                   -
2A6                                                                                    -                   -                   -                   -
Total                                                                                 --                  --                  --                  --

                 Corridor Contract Amounts Available

Contract                                                                       Beginning      Current Period
                                                                                  Amount              Amount       Ending Amount
2A1                                                                                    -                   -                   -
2A6                                                                                    -                   -                   -
Total                                                                                 --                  --                  --

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
        Net Rate Carryover Details
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 Net Rate Cap Details

                 Libor Rate                                                                                                                                                          5.32000%
                 Net Rate Cap                                                                                                                                                        6.98583%

Class                                                                          Beginning            Interest      Current Period
                                                                                 Balance             Thereon              Amount         Amount Paid        Ending Amount
3A1                                                                                    -                   -                   -                   -                    -
3A2                                                                                    -                   -                   -                   -                    -
3A3                                                                                    -                   -                   -                   -                    -
3A4                                                                                    -                   -                   -                   -                    -
3A5                                                                                    -                   -                   -                   -                    -
3M1                                                                                    -                   -                   -                   -                    -
3M2                                                                                    -                   -                   -                   -                    -
3M3                                                                                    -                   -                   -                   -                    -
3B                                                                                     -                   -                   -                   -                    -
Total                                                                                 --                  --                  --                  --                   --

-----------------------------------------------------------------------------------------------------------------------------------------------------
   Senior Principal Distribution Amounts
-----------------------------------------------------------------------------------------------------------------------------------------------------

                 Group 1 PO Principal Amounts

                 Beginning PO Balance                                                                                 136,019.67
                 PO Scheduled Principal                                                                                   164.43
                 PO Prepayments & Recoveries                                                                              (40.25)
                 PO Liquidation Principal                                                                                      -
                 PO Principal Loss                                                                                             -
                                                                                                                               -
                 Ending PO Balance                                                                                    135,895.49

                 Group 1 NON-PO Principal Amounts

                 Beginning Non-PO Balance                                                                         183,924,333.99
                 Non-PO Scheduled Principal                                                                           103,531.81
                 Non-PO Prepayments & Recoveries                                                                      822,380.80
                 Non-PO Liquidation Principal                                                                                  -
                 Non-PO Principal Loss                                                                                         -
                                                                                                                               -
                 Ending Non-PO Balance                                                                            182,998,421.38

                 Group 2 PO Principal Amounts

                 Beginning PO Balance                                                                                                       9,721.34
                 PO Scheduled Principal                                                                                                         9.84
                 PO Prepayments & Recoveries                                                                                                    0.03
                 PO Liquidation Principal                                                                                                          -
                 PO Principal Loss                                                                                                                 -
                                                                                                                                                   -
                 Ending PO Balance                                                                                                          9,711.47

                 Group 2 NON-PO Principal Amounts

                 Beginning Non-PO Balance                                                                                             205,906,894.19
                 Non-PO Scheduled Principal                                                                                                89,774.91
                 Non-PO Prepayments & Recoveries                                                                                        2,594,470.55
                 Non-PO Liquidation Principal                                                                                                      -
                 Non-PO Principal Loss                                                                                                             -
                                                                                                                                                   -
                 Ending Non-PO Balance                                                                                                203,222,648.73

-----------------------------------------------------------------------------------------------------------------------------------------------------
      Principal Distribution Amounts
-----------------------------------------------------------------------------------------------------------------------------------------------------

                 Group 1 Senior and Subordinate Percentages

                 Senior Percentage Original                                                                            93.24467%
                 Senior Prepayment Percentage Original                                                                100.00000%
                 Senior Percentage                                                                                     93.19464%
                 Senior Prepayment Percentage                                                                         100.00000%
                 Subordinate Percentages                                                                                6.80536%
                 Subordinate Prepayment Percentage                                                                      0.00000%

                 Group 1 Principal Distribution Amounts

                 Senior Principal Distribution Amount                                                                 918,866.89
                 Subordinate Principal Distribution Amount                                                              7,045.72
                 PO Principal Distribution Amount                                                                              -
                                                                                                                               -
                 Total Principal Distribution Amount                                                                  925,912.61

                 Group 2 Senior and Subordinate Percentages

                 Senior Percentage Original                                                                                                93.24877%
                 Senior Prepayment Percentage Original                                                                                    100.00000%
                 Senior Percentage                                                                                                         93.22182%
                 Senior Prepayment Percentage                                                                                             100.00000%
                 Subordinate Percentages                                                                                                    6.77818%
                 Subordinate Prepayment Percentage                                                                                          0.00000%

                 Group 2 Principal Distribution Amounts

                 Senior Principal Distribution Amount                                                                                   2,678,160.35
                 Subordinate Principal Distribution Amount                                                                                  6,085.10
                 PO Principal Distribution Amount                                                                                                  -
                                                                                                                                                   -
                 Total Principal Distribution Amount                                                                                    2,684,245.45

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
    Credit Enhancements
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 Overcollateralization Details

                 OC Prior                                                                                                                                                        3,087,248.52
                 OC Floor                                                                                                                                                          995,886.62
                 OC Target                                                                                                                                                       3,087,248.52
                 OC Deficiency                                                                                                                                                              -
                 OC Reduction                                                                                                                                                               -
                 OC Ending                                                                                                                                                       3,087,248.52

                 Application of Excess Cashflow

                 Excess Cashflow available after application of interest payments                                                                                                  208,887.93
                 Plus: OC Reduction Amount                                                                                                                                                  -
                 Plus: Carryover Reserve Fund earnings                                                                                                                                      -
                 Less: Extra Principal Distribution Amount                                                                                                                                  -
                 Less: Unpaid Realized Loss Amount                                                                                                                                          -
                 Less: Interest Carryforward Amount                                                                                                                                         -
                 Less: Carryover Shortfalls Paid                                                                                                                                            -
                 Less: Transfer to Carryover Shortfall Reserve to replenish initial deposit                                                                                                 -
                                                                                                                                                                                            -
                 Remaining Excess Cashflow available to Residual Class                                                                                                             208,887.93

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
   Trigger Event Details
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 Delinquency Trigger Test

                 Current Month                                                                                                                                                   2,792,097.85
                 1 Month Prior                                                                                                                                                     116,360.84
                 2 Months Prior                                                                                                                                                             -

                 Three-month Rolling Delinquency Rate                                                                                                                                0.74238%
                 Senior Enhancement Percentage                                                                                                                                       8.36951%
                 Specified Delinquency Rate Trigger                                                                                                                                  3.53193%

                 Is Delinquency Trigger  Event in Effect?                                                                                                              NO

                 Delinquency Trigger Event applicable only on
                 or after the Step-Down Date

                 Cumulative Loss Trigger Test

                 Cumulative Loss Percentage                                                                                                                                          0.00000%
                 Specified Cumulative Loss Percentage                                                                                                                              100.00000%

                 Is Cumulative Loss Trigger Event in Effect?                                                                                                           NO

                 Cumulative Loss Trigger Event applicable
                 only on or after the Step-Down Date

                 Is Trigger Event in Effect?                                                                                                                           NO

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
   Stepdown Date Details
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 Balance of Group 3 Senior Notes ( after application of Principal Remittance Amount )                                                                          179,287,278.47
                 Threshold Balance of Group 3 Senior Notes to trigger Stepdown Date                                                                                            163,313,485.51
                 Has the 3rd Anniversary Distribution Date occured?                                                                                                    NO
                 Has the Balance of Group 3 Senior Notes been reduced to zero?                                                                                         NO

                 Has Stepdown Date been reached?                                                                                                                       NO

                 Subordination

Credit Support                                           Original                Current
Class A                                          1,822,703,080.07       1,805,284,877.60
Class A Percentage                                     97.856215%             97.837333%

Class 3M1                                            4,282,000.00           4,282,000.00
Class 3M1 Percentage                                    0.229890%              0.232063%

Class 3M2                                            2,888,000.00           2,888,000.00
Class 3M2 Percentage                                    0.155049%              0.156515%

Class 3M3                                            4,582,000.00           4,582,000.00
Class 3M3 Percentage                                    0.245996%              0.248321%

Class 3B                                             1,693,000.00           1,693,000.00
Class 3B Percentage                                     0.090893%              0.091752%

Class M                                             13,144,500.00          13,131,823.01
Class M Percentage                                      0.705694%              0.711679%

Class B1                                             4,905,000.00           4,900,269.46
Class B1 Percentage                                     0.263337%              0.265570%

Class B2                                             3,139,000.00           3,135,972.65
Class B2 Percentage                                     0.168525%              0.169954%

Class B3                                             2,158,100.00           2,156,018.66
Class B3 Percentage                                     0.115863%              0.116845%

Class B4                                             1,765,700.00           1,763,997.10
Class B4 Percentage                                     0.094796%              0.095600%

Class B5                                             1,373,565.00           1,372,240.29
Class B5 Percentage                                     0.073743%              0.074369%

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
          Prepayment Loan Details
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 Prepayment Penalties                                                                                                                                                6,667.21

         Loan ID                                                                 Balance       Paid Off Date             Penalty               State                 Rate           Seasoning         Type
         Group I
       139845137                                                              219,150.00            3/6/2007                   -                  GA                7.500                  11 Paid in Full
       155628068                                                              139,639.23            4/6/2007                   -                  AZ                8.250                   5 Paid in Full
       157168439                                                              252,000.00           4/13/2007                   -                  ID                7.250                   3 Paid in Full
       139842408                                                               96,300.00           3/19/2007                   -                  TN                7.375                  15 Paid in Full
       139842416                                                              103,200.00            3/6/2007                   -                  TN                7.375                  15 Paid in Full

        Group II
       157168935                                                              349,200.00           3/19/2007                   -                  NC                7.625                   3 Paid in Full
       156637222                                                              586,193.75           3/20/2007                   -                  CA                7.375                   5 Paid in Full
       145786521                                                              446,250.00           3/16/2007                   -                  CA                7.875                   5 Paid in Full
       158317904                                                              211,421.90            4/3/2007            5,493.21                  CA                6.500                   4 Paid in Full
       157170007                                                              227,200.00            4/2/2007                   -                  CA                7.125                   3 Paid in Full
       155627748                                                              558,147.79           3/29/2007                   -                  CA                7.000                   5 Paid in Full
       139843880                                                              100,800.00           3/19/2007                   -                  TN                7.375                  15 Paid in Full
       139842624                                                              103,200.00            3/8/2007                   -                  TN                7.375                  15 Paid in Full

       Group III
       151173824                                                              630,870.26            4/3/2007                   -                  MA                8.375                   7 Paid in Full
       157169159                                                              187,400.00           3/29/2007                   -                  AZ                7.125                   3 Paid in Full
       152248627                                                              117,000.84           4/13/2007            1,174.00                  GA                8.000                   6 Paid in Full
       140824352                                                              150,976.62            4/4/2007                   -                  VA                8.625                  12 Paid in Full
       146590720                                                              520,000.00           3/30/2007                   -                  CA                8.500                   5 Paid in Full

-----------------------------------------------------------------------------------------------------------------------------------------------------
   Stratification Tables
-----------------------------------------------------------------------------------------------------------------------------------------------------

                                                   Group I

--------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                                         of Items               of Items             Balance          of Balance
       less than or equal to              -                     0                  0.000                   -               0.000
               -           -      25,000.00                     0                  0.000                   -               0.000
       25,000.00           -      50,000.00                     4                  1.316          166,466.71               0.091
       50,000.00           -      75,000.00                     0                  0.000                   -               0.000
       75,000.00           -     100,000.00                     3                  0.987          273,001.24               0.149
      100,000.00           -     125,000.00                     7                  2.303          802,604.69               0.438
      125,000.00           -     150,000.00                     8                  2.632        1,144,693.80               0.625
      150,000.00           -     175,000.00                     7                  2.303        1,143,729.43               0.625
      175,000.00           -     200,000.00                     6                  1.974        1,122,627.34               0.613
      200,000.00           -     225,000.00                     4                  1.316          852,308.71               0.465
      225,000.00           -     250,000.00                    10                  3.289        2,405,001.52               1.313
      250,000.00           -     275,000.00                     5                  1.645        1,340,304.09               0.732
      275,000.00           -     300,000.00                     5                  1.645        1,477,576.38               0.807
      300,000.00           -     325,000.00                     6                  1.974        1,864,467.87               1.018
      325,000.00           -     350,000.00                     3                  0.987        1,036,000.00               0.566
      350,000.00           -     375,000.00                     2                  0.658          744,888.19               0.407
      375,000.00           -     400,000.00                     2                  0.658          791,900.00               0.432
      400,000.00           -     425,000.00                     9                  2.961        3,754,369.31               2.050
      425,000.00           -     450,000.00                    26                  8.553       11,497,528.75               6.278
      450,000.00           -     475,000.00                    16                  5.263        7,389,141.34               4.035
      475,000.00           -     500,000.00                    20                  6.579        9,681,786.32               5.287
      500,000.00           -     525,000.00                    26                  8.553       13,336,192.33               7.282
      525,000.00           -     550,000.00                    11                  3.618        5,904,078.72               3.224
      550,000.00           -     575,000.00                     9                  2.961        5,088,678.53               2.779
      575,000.00           -     600,000.00                    13                  4.276        7,675,419.77               4.191
      600,000.00           -     625,000.00                     7                  2.303        4,286,795.27               2.341
      625,000.00           -     650,000.00                    10                  3.289        6,441,682.72               3.517
      650,000.00           -     675,000.00                     4                  1.316        2,644,559.20               1.444
      675,000.00           -     700,000.00                     8                  2.632        5,538,417.63               3.024
      700,000.00           -     725,000.00                     7                  2.303        4,973,121.66               2.716
      725,000.00           -     750,000.00                     5                  1.645        3,693,367.15               2.017
      750,000.00           -     775,000.00                     3                  0.987        2,287,215.59               1.249
      775,000.00           -     800,000.00                     6                  1.974        4,767,429.81               2.603
    greater than                 800,000.00                    52                 17.105       69,008,962.80              37.682
                             Wgt Ave / Total:                 304                100.000      183,134,316.87             100.000

--------------------------------------------------------------------------------------------------------------------------------

                                                  Group II

--------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                                         of Items               of Items             Balance          of Balance
       less than or equal to              -                     0                  0.000                   -               0.000
               -           -      25,000.00                     0                  0.000                   -               0.000
       25,000.00           -      50,000.00                    10                  1.949          418,646.53               0.206
       50,000.00           -      75,000.00                    26                  5.068        1,578,714.56               0.777
       75,000.00           -     100,000.00                    23                  4.483        2,044,875.76               1.006
      100,000.00           -     125,000.00                    18                  3.509        2,004,705.88               0.986
      125,000.00           -     150,000.00                    27                  5.263        3,690,042.07               1.816
      150,000.00           -     175,000.00                    24                  4.678        3,897,663.52               1.918
      175,000.00           -     200,000.00                    37                  7.212        6,926,721.28               3.408
      200,000.00           -     225,000.00                    31                  6.043        6,578,328.52               3.237
      225,000.00           -     250,000.00                    26                  5.068        6,157,029.28               3.030
      250,000.00           -     275,000.00                    26                  5.068        6,815,659.58               3.354
      275,000.00           -     300,000.00                    23                  4.483        6,644,954.62               3.270
      300,000.00           -     325,000.00                     5                  0.975        1,560,015.65               0.768
      325,000.00           -     350,000.00                     7                  1.365        2,370,607.61               1.166
      350,000.00           -     375,000.00                    10                  1.949        3,615,390.41               1.779
      375,000.00           -     400,000.00                    10                  1.949        3,876,311.16               1.907
      400,000.00           -     425,000.00                     5                  0.975        2,097,012.33               1.032
      425,000.00           -     450,000.00                    20                  3.899        8,758,245.57               4.309
      450,000.00           -     475,000.00                    19                  3.704        8,788,525.61               4.324
      475,000.00           -     500,000.00                    25                  4.873       12,232,498.34               6.019
      500,000.00           -     525,000.00                    15                  2.924        7,742,150.09               3.810
      525,000.00           -     550,000.00                    14                  2.729        7,541,625.85               3.711
      550,000.00           -     575,000.00                    13                  2.534        7,318,263.01               3.601
      575,000.00           -     600,000.00                     8                  1.559        4,696,601.35               2.311
      600,000.00           -     625,000.00                     6                  1.170        3,685,988.30               1.814
      625,000.00           -     650,000.00                    14                  2.729        9,013,561.25               4.435
      650,000.00           -     675,000.00                     4                  0.780        2,665,014.87               1.311
      675,000.00           -     700,000.00                     4                  0.780        2,766,968.99               1.361
      700,000.00           -     725,000.00                     3                  0.585        2,149,148.11               1.057
      725,000.00           -     750,000.00                     8                  1.559        5,898,535.69               2.902
      750,000.00           -     775,000.00                     2                  0.390        1,517,977.29               0.747
      775,000.00           -     800,000.00                     6                  1.170        4,706,995.82               2.316
    greater than                 800,000.00                    44                  8.577       53,473,581.30              26.312
                             Wgt Ave / Total:                 513                100.000      203,232,360.20             100.000

--------------------------------------------------------------------------------------------------------------------------------

                                                  Group III

--------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                                         of Items               of Items             Balance          of Balance
       less than or equal to              -                     0                  0.000                   -               0.000
               -           -      25,000.00                     0                  0.000                   -               0.000
       25,000.00           -      50,000.00                     6                  0.867          278,016.48               0.142
       50,000.00           -      75,000.00                    32                  4.624        1,999,489.20               1.021
       75,000.00           -     100,000.00                    45                  6.503        4,037,758.54               2.062
      100,000.00           -     125,000.00                    94                 13.584       10,663,886.27               5.446
      125,000.00           -     150,000.00                    67                  9.682        9,143,496.96               4.669
      150,000.00           -     175,000.00                    51                  7.370        8,281,841.93               4.229
      175,000.00           -     200,000.00                    45                  6.503        8,439,624.15               4.310
      200,000.00           -     225,000.00                    36                  5.202        7,682,930.84               3.923
      225,000.00           -     250,000.00                    23                  3.324        5,473,377.63               2.795
      250,000.00           -     275,000.00                    20                  2.890        5,205,863.25               2.659
      275,000.00           -     300,000.00                    34                  4.913        9,810,777.33               5.010
      300,000.00           -     325,000.00                    25                  3.613        7,826,783.37               3.997
      325,000.00           -     350,000.00                    24                  3.468        8,047,560.56               4.110
      350,000.00           -     375,000.00                    12                  1.734        4,353,005.52               2.223
      375,000.00           -     400,000.00                    17                  2.457        6,576,013.98               3.358
      400,000.00           -     425,000.00                     6                  0.867        2,475,754.49               1.264
      425,000.00           -     450,000.00                    19                  2.746        8,339,464.33               4.259
      450,000.00           -     475,000.00                    18                  2.601        8,267,765.02               4.222
      475,000.00           -     500,000.00                    31                  4.480       15,077,780.01               7.700
      500,000.00           -     525,000.00                     9                  1.301        4,655,268.87               2.377
      525,000.00           -     550,000.00                    12                  1.734        6,463,442.33               3.301
      550,000.00           -     575,000.00                    12                  1.734        6,767,692.32               3.456
      575,000.00           -     600,000.00                     4                  0.578        2,343,856.17               1.197
      600,000.00           -     625,000.00                     4                  0.578        2,456,599.93               1.255
      625,000.00           -     650,000.00                     8                  1.156        5,170,218.67               2.640
      650,000.00           -     675,000.00                     2                  0.289        1,342,900.82               0.686
      675,000.00           -     700,000.00                     3                  0.434        2,078,696.16               1.062
      700,000.00           -     725,000.00                     2                  0.289        1,405,528.95               0.718
      725,000.00           -     750,000.00                     2                  0.289        1,470,460.28               0.751
      750,000.00           -     775,000.00                     1                  0.145          770,136.90               0.393
      775,000.00           -     800,000.00                     2                  0.289        1,579,978.64               0.807
    greater than                 800,000.00                    26                  3.757       27,333,557.09              13.959
                             Wgt Ave / Total:                 692                100.000      195,819,526.99             100.000

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

                                                   Group I

--------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                                         of Items               of Items             Balance          of Balance
       less than or equal to            5.0                     1                  0.329          201,076.32               0.110
             5.0           -            5.5                     0                  0.000                   -               0.000
             5.5           -            6.0                    24                  7.895       11,347,169.67               6.196
             6.0           -            6.5                   206                 67.763      133,426,764.42              72.857
             6.5           -            7.0                    63                 20.724       36,438,899.25              19.897
             7.0           -            7.5                     3                  0.987          917,313.06               0.501
             7.5           -            8.0                     2                  0.658          529,403.44               0.289
             8.0           -            8.5                     0                  0.000                   -               0.000
             8.5           -            9.0                     5                  1.645          273,690.71               0.149
             9.0           -            9.5                     0                  0.000                   -               0.000
             9.5           -           10.0                     0                  0.000                   -               0.000
            10.0           -           10.5                     0                  0.000                   -               0.000
            10.5           -           11.0                     0                  0.000                   -               0.000
            11.0           -           11.5                     0                  0.000                   -               0.000
            11.5           -           12.0                     0                  0.000                   -               0.000
            12.0           -           12.5                     0                  0.000                   -               0.000
    greater than                       12.5                     0                  0.000                   -               0.000
                             Wgt Ave / Total:                 304                100.000      183,134,316.87             100.000

--------------------------------------------------------------------------------------------------------------------------------

                                                  Group II

--------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                                         of Items               of Items             Balance          of Balance
       less than or equal to            5.0                     0                  0.000                   -               0.000
             5.0           -            5.5                     0                  0.000                   -               0.000
             5.5           -            6.0                     0                  0.000                   -               0.000
             6.0           -            6.5                    60                 11.696       25,121,431.95              12.361
             6.5           -            7.0                   207                 40.351      102,376,968.67              50.374
             7.0           -            7.5                   127                 24.756       45,025,355.51              22.155
             7.5           -            8.0                    59                 11.501       16,584,590.67               8.160
             8.0           -            8.5                    48                  9.357       12,368,340.71               6.086
             8.5           -            9.0                    12                  2.339        1,755,672.69               0.864
             9.0           -            9.5                     0                  0.000                   -               0.000
             9.5           -           10.0                     0                  0.000                   -               0.000
            10.0           -           10.5                     0                  0.000                   -               0.000
            10.5           -           11.0                     0                  0.000                   -               0.000
            11.0           -           11.5                     0                  0.000                   -               0.000
            11.5           -           12.0                     0                  0.000                   -               0.000
            12.0           -           12.5                     0                  0.000                   -               0.000
    greater than                       12.5                     0                  0.000                   -               0.000
                             Wgt Ave / Total:                 513                100.000      203,232,360.20             100.000

--------------------------------------------------------------------------------------------------------------------------------

                                                  Group III

--------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                                         of Items               of Items             Balance          of Balance
       less than or equal to            5.0                     0                  0.000                   -               0.000
             5.0           -            5.5                     4                  0.578        1,926,350.59               0.984
             5.5           -            6.0                    23                  3.324       10,773,485.89               5.502
             6.0           -            6.5                    36                  5.202       16,383,019.29               8.366
             6.5           -            7.0                   137                 19.798       48,201,146.72              24.615
             7.0           -            7.5                   198                 28.613       51,820,152.99              26.463
             7.5           -            8.0                   159                 22.977       35,369,775.91              18.062
             8.0           -            8.5                    83                 11.994       20,778,483.22              10.611
             8.5           -            9.0                    42                  6.069        8,039,766.22               4.106
             9.0           -            9.5                     6                  0.867        1,521,144.88               0.777
             9.5           -           10.0                     3                  0.434          930,366.84               0.475
            10.0           -           10.5                     1                  0.145           75,834.44               0.039
            10.5           -           11.0                     0                  0.000                   -               0.000
            11.0           -           11.5                     0                  0.000                   -               0.000
            11.5           -           12.0                     0                  0.000                   -               0.000
            12.0           -           12.5                     0                  0.000                   -               0.000
    greater than                       12.5                     0                  0.000                   -               0.000
                             Wgt Ave / Total:                 692                100.000      195,819,526.99             100.000

--------------------------------------------------------------------------------------------------------------------------------

                                                   Group I

--------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                   Location              of Items               of Items             Balance          of Balance
                                         CA                   121                 39.803       82,644,375.74              45.128
                                         FL                    23                  7.566       11,606,692.13               6.338
                                         AZ                    13                  4.276        5,770,276.81               3.151
                                         VA                    11                  3.618        6,019,990.30               3.287
                                         WA                    11                  3.618        5,493,041.53               2.999
                                         CO                     8                  2.632        3,987,658.38               2.177
                                     Others                   117                 38.487       67,612,281.98              36.920
                             Wgt Ave / Total:                 304                100.000      183,134,316.87             100.000

--------------------------------------------------------------------------------------------------------------------------------

                                                  Group II

--------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                   Location              of Items               of Items             Balance          of Balance
                                         CA                   120                 23.392       65,187,840.40              32.076
                                         FL                    83                 16.179       21,569,443.25              10.613
                                         AZ                    31                  6.043       10,016,300.91               4.928
                                         VA                    18                  3.509        8,163,447.16               4.017
                                         WA                    11                  2.144        4,333,498.95               2.132
                                         CO                    16                  3.119        8,972,690.03               4.415
                                     Others                   234                 45.614       84,989,139.50              41.819
                             Wgt Ave / Total:                 513                100.000      203,232,360.20             100.000

--------------------------------------------------------------------------------------------------------------------------------

                                                  Group III

--------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                   Location              of Items               of Items             Balance          of Balance
                                         CA                    66                  9.538       35,200,822.24              17.976
                                         FL                    97                 14.017       24,246,923.43              12.382
                                         AZ                     9                  1.301        1,548,518.17               0.791
                                         VA                    25                  3.613        9,279,579.63               4.739
                                         WA                     7                  1.012        2,154,066.18               1.100
                                         CO                     8                  1.156          949,005.39               0.485
                                     Others                   480                 69.364      122,440,611.95              62.527
                             Wgt Ave / Total:                 692                100.000      195,819,526.99             100.000

--------------------------------------------------------------------------------------------------------------------------------

                                                   Group I

--------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                                         of Items               of Items             Balance          of Balance
       less than or equal to            120                     0                  0.000                   -               0.000
             120           -            180                     1                  0.329          812,079.10               0.443
             180           -            300                     1                  0.329          410,526.58               0.224
             300           -            360                   302                 99.342      181,911,711.19              99.332
    greater than                        360                     0                  0.000                   -               0.000
                             Wgt Ave / Total:                 304                100.000      183,134,316.87             100.000

--------------------------------------------------------------------------------------------------------------------------------

                                                  Group II

--------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                                         of Items               of Items             Balance          of Balance
       less than or equal to            120                     0                  0.000                   -               0.000
             120           -            180                     0                  0.000                   -               0.000
             180           -            300                     2                  0.390          362,356.49               0.178
             300           -            360                   511                 99.610      202,870,003.71              99.822
    greater than                        360                     0                  0.000                   -               0.000
                             Wgt Ave / Total:                 513                100.000      203,232,360.20             100.000

--------------------------------------------------------------------------------------------------------------------------------

                                                  Group III

--------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                                         of Items               of Items             Balance          of Balance
       less than or equal to            120                     0                  0.000                   -               0.000
             120           -            180                     5                  0.723          825,148.05               0.421
             180           -            300                     0                  0.000                   -               0.000
             300           -            360                   678                 97.977      193,090,057.78              98.606
    greater than                        360                     9                  1.301        1,904,321.16               0.972
                             Wgt Ave / Total:                 692                100.000      195,819,526.99             100.000

--------------------------------------------------------------------------------------------------------------------------------

                       THE
                     BANK OF
                       NEW
                      YORK
101 Barclay St, 4 West            Distribution Date:    05/25/07
New York, NY 10286
Officer:        Michael Cerchio                   212-815-6314
Associate:      Jonathan Conte                    212-815-6146
  CWALT, Inc.
         Alternative Loan Trust 2007-J1
             Mortgage Pass-Through Certificates, Series 2007-J1

                                                                                                                            Certificateholder Monthly Distribution Summary

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Certificate                                Pass                                                                         Current                         Cumulative
                                        Class            Recombination               Rate              Beginning           Through            Principal            Interest              Total           Realized           Ending         Realized
     Class             Cusip         Description            Classes                  Type               Balance            Rate (%)          Distribution        Distribution        Distribution         Losses            Balance         Losses
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      1A1            02149MAA7         Senior                 Deposit-100.00%     Fix-30/360           122,779,631.59           5.750000         3,968,734.39          588,319.07        4,557,053.45               -      118,810,897.21           -
      1A2            02149MAB5         Senior                             N/A     Fix-30/360            20,881,000.00           5.750000                    -          100,054.79          100,054.79               -       20,881,000.00           -
      1A3            02149MAC3         Senior                 Deposit-100.00%     Fix-30/360             8,288,116.25           5.750000           267,905.45           39,713.89          307,619.34               -        8,020,210.80           -
      1A4            02149MAD1         Senior                 Deposit-100.00%     Fix-30/360            18,540,000.00           5.750000                    -           88,837.50           88,837.50               -       18,540,000.00           -
      1A5            02149MAE9         Senior                 Exchange- 0.00%     Fix-30/360            18,540,000.00           5.250000                    -           81,112.50           81,112.50               -       18,540,000.00           -
      1A6            02149MAF6         Senior                 Exchange- 0.00%     Fix-30/360            18,540,000.00           5.500000                    -           84,975.00           84,975.00               -       18,540,000.00           -
      1A7            02149MAG4        Strip IO                Exchange- 0.00%     Fix-30/360             1,612,173.91           5.750000                    -            7,725.00            7,725.00               -        1,612,173.91           -
      1A8            02149MAH2         Senior                 Exchange- 0.00%     Fix-30/360            17,767,500.00           6.000000                    -           88,837.50           88,837.50               -       17,767,500.00           -
      1A9            02149MAJ8        Strip PO                Exchange- 0.00%     Fix-30/360               772,500.00           0.000000                    -                   -                   -               -          772,500.00           -
     1A10            02149MAK5         Senior                 Exchange- 0.00%     Fix-30/360            17,367,000.00           5.750000                    -           83,216.88           83,216.88               -       17,367,000.00           -
     1A11            02149MAL3         Senior                 Exchange- 0.00%     Fix-30/360             1,173,000.00           5.750000                    -            5,620.63            5,620.63               -        1,173,000.00           -
     1A12            02149MAM1         Senior                 Exchange- 0.00%     Fix-30/360           131,067,747.84           5.750000         4,236,639.83          628,032.96        4,864,672.79               -      126,831,108.01           -
     1A13            02149MCZ0         Senior                 Exchange- 0.00%     Fix-30/360           131,067,747.84           5.250000         4,236,639.83          573,421.40        4,810,061.23               -      126,831,108.01           -
     1A14            02149MDA4         Senior                 Exchange- 0.00%     Fix-30/360           131,067,747.84           5.500000         4,236,639.83          600,727.18        4,837,367.01               -      126,831,108.01           -
     1A15            02149MDB2        Strip IO                Exchange- 0.00%     Fix-30/360            11,397,195.46           5.750000                    -           54,611.56           54,611.56               -       11,028,792.00           -
      2A1            02149MAP4         Senior                             N/A     Var-30/360             9,155,318.41           5.520000         1,454,120.52           42,114.46        1,496,234.98               -        7,701,197.89           -
      2A2            02149MAQ2        Strip IO                            N/A     Var-30/360             9,155,318.41           0.480000                    -            3,662.13            3,662.13               -        7,701,197.89           -
      2A3            02149MAR0         Senior                 Deposit-100.00%     Fix-30/360            26,500,000.00           6.000000                    -          132,500.00          132,500.00               -       26,500,000.00           -
      2A4            02149MAS8         Senior                 Deposit-100.00%     Fix-30/360             2,000,000.00           6.000000                    -           10,000.00           10,000.00               -        2,000,000.00           -
      2A5            02149MAT6         Senior                 Deposit-100.00%     Fix-30/360            11,416,000.00           6.000000            42,000.00           57,080.00           99,080.00               -       11,374,000.00           -
      2A6            02149MAU3         Senior                             N/A     Var-30/360            37,588,682.40           5.920000         4,153,536.01          185,437.50        4,338,973.51               -       33,435,146.39           -
      2A7            02149MAV1        Strip IO                            N/A     Var-30/360            37,588,682.40           0.080000                    -            2,505.91            2,505.91               -       33,435,146.39           -
      2A8            02149MAW9         Senior                 Deposit-100.00%     Fix-30/360            58,572,000.00           6.000000                    -          292,860.00          292,860.00               -       58,572,000.00           -
      2A9            02149MAX7         Senior                 Deposit-100.00%     Fix-30/360             5,714,000.00           6.000000                    -           28,570.00           28,570.00               -        5,714,000.00           -
     2A10            02149MAY5         Senior                 Deposit-100.00%     Fix-30/360            38,326,000.00           6.000000           121,000.00          191,630.00          312,630.00               -       38,205,000.00           -
     2A11            02149MAZ2         Senior                 Exchange- 0.00%     Fix-30/360            26,500,000.00           5.250000                    -          115,937.50          115,937.50               -       26,500,000.00           -
     2A12            02149MBA6         Senior                 Exchange- 0.00%     Fix-30/360            26,500,000.00           5.500000                    -          121,458.33          121,458.33               -       26,500,000.00           -
     2A13            02149MBB4         Senior                 Exchange- 0.00%     Fix-30/360            26,500,000.00           5.750000                    -          126,979.17          126,979.17               -       26,500,000.00           -
     2A14            02149MBC2        Strip IO                Exchange- 0.00%     Fix-30/360             3,312,500.00           6.000000                    -           16,562.50           16,562.50               -        3,312,500.00           -
     2A15            02149MBD0         Senior                 Exchange- 0.00%     Fix-30/360             2,000,000.00           5.250000                    -            8,750.00            8,750.00               -        2,000,000.00           -
     2A16            02149MBE8         Senior                 Exchange- 0.00%     Fix-30/360             2,000,000.00           5.500000                    -            9,166.67            9,166.67               -        2,000,000.00           -
     2A17            02149MBF5         Senior                 Exchange- 0.00%     Fix-30/360             2,000,000.00           5.750000                    -            9,583.33            9,583.33               -        2,000,000.00           -
     2A18            02149MBG3        Strip IO                Exchange- 0.00%     Fix-30/360               250,000.00           6.000000                    -            1,250.00            1,250.00               -          250,000.00           -
     2A19            02149MBH1         Senior                 Exchange- 0.00%     Fix-30/360            11,416,000.00           5.250000            42,000.00           49,945.00           91,945.00               -       11,374,000.00           -
     2A20            02149MBJ7         Senior                 Exchange- 0.00%     Fix-30/360            11,416,000.00           5.500000            42,000.00           52,323.33           94,323.33               -       11,374,000.00           -
     2A21            02149MBK4         Senior                 Exchange- 0.00%     Fix-30/360            11,416,000.00           5.750000            42,000.00           54,701.67           96,701.67               -       11,374,000.00           -
     2A22            02149MBL2        Strip IO                Exchange- 0.00%     Fix-30/360             1,427,000.00           6.000000                    -            7,135.00            7,135.00               -        1,421,750.00           -
     2A23            02149MBM0         Senior                 Exchange- 0.00%     Fix-30/360            58,572,000.00           5.250000                    -          256,252.50          256,252.50               -       58,572,000.00           -
     2A24            02149MBN8         Senior                 Exchange- 0.00%     Fix-30/360            58,572,000.00           5.500000                    -          268,455.00          268,455.00               -       58,572,000.00           -
     2A25            02149MBP3         Senior                 Exchange- 0.00%     Fix-30/360            58,572,000.00           5.750000                    -          280,657.50          280,657.50               -       58,572,000.00           -
     2A26            02149MBQ1        Strip IO                Exchange- 0.00%     Fix-30/360             7,321,500.00           6.000000                    -           36,607.50           36,607.50               -        7,321,500.00           -
     2A27            02149MBR9         Senior                 Exchange- 0.00%     Fix-30/360             5,714,000.00           5.250000                    -           24,998.75           24,998.75               -        5,714,000.00           -
     2A28            02149MBS7         Senior                 Exchange- 0.00%     Fix-30/360             5,714,000.00           5.500000                    -           26,189.17           26,189.17               -        5,714,000.00           -
     2A29            02149MBT5         Senior                 Exchange- 0.00%     Fix-30/360             5,714,000.00           5.750000                    -           27,379.58           27,379.58               -        5,714,000.00           -
     2A30            02149MBU2        Strip IO                Exchange- 0.00%     Fix-30/360               714,250.00           6.000000                    -            3,571.25            3,571.25               -          714,250.00           -
     2A31            02149MBV0         Senior                 Exchange- 0.00%     Fix-30/360            38,326,000.00           5.250000           121,000.00          167,676.25          288,676.25               -       38,205,000.00           -
     2A32            02149MBW8         Senior                 Exchange- 0.00%     Fix-30/360            38,326,000.00           5.500000           121,000.00          175,660.83          296,660.83               -       38,205,000.00           -
     2A33            02149MBX6         Senior                 Exchange- 0.00%     Fix-30/360            38,326,000.00           5.750000           121,000.00          183,645.42          304,645.42               -       38,205,000.00           -
     2A34            02149MBY4        Strip IO                Exchange- 0.00%     Fix-30/360             4,790,750.00           6.000000                    -           23,953.75           23,953.75               -        4,775,625.00           -
     2A35            02149MBZ1         Senior                 Exchange- 0.00%     Fix-30/360            64,286,000.00           5.250000                    -          281,251.25          281,251.25               -       64,286,000.00           -
     2A36            02149MCA5         Senior                 Exchange- 0.00%     Fix-30/360            64,286,000.00           5.500000                    -          294,644.17          294,644.17               -       64,286,000.00           -
     2A37            02149MDC0         Senior                 Exchange- 0.00%     Fix-30/360            64,286,000.00           5.750000                    -          308,037.08          308,037.08               -       64,286,000.00           -
     2A38            02149MDD8        Strip IO                Exchange- 0.00%     Fix-30/360             8,035,750.00           6.000000                    -           40,178.75           40,178.75               -        8,035,750.00           -
     2A39            02149MDE6         Senior                 Exchange- 0.00%     Fix-30/360            28,500,000.00           5.250000                    -          124,687.50          124,687.50               -       28,500,000.00           -
     2A40            02149MDF3         Senior                 Exchange- 0.00%     Fix-30/360            28,500,000.00           5.500000                    -          130,625.00          130,625.00               -       28,500,000.00           -
     2A41            02149MDG1         Senior                 Exchange- 0.00%     Fix-30/360            28,500,000.00           5.750000                    -          136,562.50          136,562.50               -       28,500,000.00           -
     2A42            02149MDH9        Strip IO                Exchange- 0.00%     Fix-30/360             3,562,500.00           6.000000                    -           17,812.50           17,812.50               -        3,562,500.00           -
     2A43            02149MDJ5         Senior                 Exchange- 0.00%     Fix-30/360            28,500,000.00           6.000000                    -          142,500.00          142,500.00               -       28,500,000.00           -
     2A44            02149MDK2         Senior                 Exchange- 0.00%     Fix-30/360            64,286,000.00           6.000000                    -          321,430.00          321,430.00               -       64,286,000.00           -
       X                                                                  N/A                          380,097,569.48           0.656072                    -          207,809.49          207,809.49               -      370,049,748.95           -
      X-1            02149MAN9        Strip IO                            N/A     Var-30/360           178,533,059.83           0.450113                    -           66,966.65           66,966.65               -      174,293,834.14           -
      X-2            02149MAN9        Strip IO                            N/A     Var-30/360           201,564,509.65           0.838498                    -          140,842.84          140,842.84               -      195,755,914.81           -
      3A1            02149MCH0         Senior                             N/A     Fix-30/360            67,735,923.47           5.917000         1,219,694.38          333,994.55        1,553,688.93               -       66,516,229.09           -
      3A2            02149MCJ6         Senior                             N/A     Fix-30/360            68,992,355.00           5.729000           525,322.50          329,381.00          854,703.50               -       68,467,032.50           -
      3A3            02149MCK3         Senior                             N/A     Fix-30/360             2,724,000.00           6.088000                    -           13,819.76           13,819.76               -        2,724,000.00           -
      3A4            02149MCL1         Senior                             N/A     Fix-30/360            31,868,000.00           5.755000                    -          152,833.62          152,833.62               -       31,868,000.00           -
      3A5            02149MCY3         Senior                             N/A     Fix-30/360             7,967,000.00           5.750000                    -           38,175.21           38,175.21               -        7,967,000.00           -
      3AR            02149MCM9         Senior                             N/A     Fix-30/360                        -           0.000000                    -                   -                   -               -                   -           -
      AR             02149MCC1         Senior                             N/A     Fix-30/360                        -           5.750000                    -                0.07                0.07               -                   -           -
      PO                                                                  N/A                              145,606.95           0.000000               175.76                   -              175.76               -          145,431.18           -
     PO-1            02149MCD9        Strip PO                            N/A     Fix-30/360               135,895.48           0.000000               165.87                   -              165.87               -          135,729.61           -
     PO-2            02149MCD9        Strip PO                            N/A     Fix-30/360                 9,711.47           0.000000                 9.89                   -                9.89               -            9,701.57           -
      3C             02149MCV9        Residual                            N/A     Fix-30/360           195,819,526.99           0.000000                    -          205,907.65          205,907.65               -      194,074,510.11           -
       P             02149MCW7      Prepay Penalties                      N/A     Fix-30/360                   100.00           0.000000                    -                   -                   -               -              100.00           -
      3P             02149MCX5      Prepay Penalties                      N/A     Fix-30/360                   100.00           0.000000                    -            2,179.70            2,179.70               -              100.00           -

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      3M1            02149MCN7       Subordinate                          N/A     Fix-30/360             4,282,000.00           6.000000                    -           21,410.00           21,410.00               -        4,282,000.00           -
      3M2            02149MCP2       Subordinate                          N/A     Fix-30/360             2,888,000.00           6.000000                    -           14,440.00           14,440.00               -        2,888,000.00           -
      3M3            02149MCQ0       Subordinate                          N/A     Fix-30/360             4,582,000.00           6.000000                    -           22,910.00           22,910.00               -        4,582,000.00           -
      3B             02149MCR8       Subordinate                          N/A     Fix-30/360             1,693,000.00           6.000000                    -            8,465.00            8,465.00               -        1,693,000.00           -
       M             02149MCE7       Subordinate                          N/A     Var-30/360            13,131,823.01           5.881807            23,073.64           64,365.71           87,439.35               -       13,108,749.37           -
      B1             02149MCF4       Subordinate                          N/A     Var-30/360             4,900,269.46           5.881807             8,610.16           24,018.70           32,628.86               -        4,891,659.30           -
      B2             02149MCG2       Subordinate                          N/A     Var-30/360             3,135,972.65           5.881807             5,510.15           15,370.99           20,881.14               -        3,130,462.50           -
      B3             02149MCS6       Subordinate                          N/A     Var-30/360             2,156,018.66           5.881807             3,788.29           10,567.74           14,356.03               -        2,152,230.36           -
      B4             02149MCT4       Subordinate                          N/A     Var-30/360             1,763,997.10           5.881807             3,099.48            8,646.24           11,745.72               -        1,760,897.62           -
      B5             02149MCU1       Subordinate                          N/A     Var-30/360             1,372,240.29           5.881807             2,411.13            6,726.04            9,137.18               -        1,369,829.16           -

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
    Totals                                                                                             579,098,955.24                           11,798,981.86        3,244,306.72       15,043,288.58               -      567,299,973.37           -

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                           Principal Distribution Detail

                ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                           Original                Beginning           Scheduled             Net                                    Current             Ending            Ending
                                                          Certificate             Certificate          Principal          Principal            Deferred            Realized           Certificate       Certificate
                       Class            Cusip               Balance                 Balance          Distribution        Distribution          Interest             Losses              Balance           Factor
                ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                        1A1           02149MAA7                125,000,000.00      122,779,631.59        3,968,734.39       3,968,734.39                    -                   -      118,810,897.21     0.950487178
                        1A2           02149MAB5                 20,881,000.00       20,881,000.00                   -                  -                    -                   -       20,881,000.00     1.000000000
                        1A3           02149MAC3                  8,438,000.00        8,288,116.25          267,905.45         267,905.45                    -                   -        8,020,210.80     0.950487178
                        1A4           02149MAD1                 18,540,000.00       18,540,000.00                   -                  -                    -                   -       18,540,000.00     1.000000000
                        1A5           02149MAE9                 18,540,000.00       18,540,000.00                   -                  -                    -                   -       18,540,000.00     1.000000000
                        1A6           02149MAF6                 18,540,000.00       18,540,000.00                   -                  -                    -                   -       18,540,000.00     1.000000000
                        1A7           02149MAG4                  1,612,173.00        1,612,173.91                   -                  -                    -                   -        1,612,173.91     1.000000566
                        1A8           02149MAH2                 17,767,500.00       17,767,500.00                   -                  -                    -                   -       17,767,500.00     1.000000000
                        1A9           02149MAJ8                    772,500.00          772,500.00                   -                  -                    -                   -          772,500.00     1.000000000
                       1A10           02149MAK5                 17,367,000.00       17,367,000.00                   -                  -                    -                   -       17,367,000.00     1.000000000
                       1A11           02149MAL3                  1,173,000.00        1,173,000.00                   -                  -                    -                   -        1,173,000.00     1.000000000
                       1A12           02149MAM1                133,438,000.00      131,067,747.84        4,236,639.83       4,236,639.83                    -                   -      126,831,108.01     0.950487178
                       1A13           02149MCZ0                133,438,000.00      131,067,747.84        4,236,639.83       4,236,639.83                    -                   -      126,831,108.01     0.950487178
                       1A14           02149MDA4                133,438,000.00      131,067,747.84        4,236,639.83       4,236,639.83                    -                   -      126,831,108.01     0.950487178
                       1A15           02149MDB2                 11,603,304.00       11,397,195.46                   -                  -                    -                   -       11,028,792.00     0.950487206
                        2A1           02149MAP4                 10,000,000.00        9,155,318.41        1,454,120.52       1,454,120.52                    -                   -        7,701,197.89     0.770119789
                        2A2           02149MAQ2                 10,000,000.00        9,155,318.41                   -                  -                    -                   -        7,701,197.89     0.770119789
                        2A3           02149MAR0                 26,500,000.00       26,500,000.00                   -                  -                    -                   -       26,500,000.00     1.000000000
                        2A4           02149MAS8                  2,000,000.00        2,000,000.00                   -                  -                    -                   -        2,000,000.00     1.000000000
                        2A5           02149MAT6                 11,500,000.00       11,416,000.00           42,000.00          42,000.00                    -                   -       11,374,000.00     0.989043478
                        2A6           02149MAU3                 40,000,000.00       37,588,682.40        4,153,536.01       4,153,536.01                    -                   -       33,435,146.39     0.835878660
                        2A7           02149MAV1                 40,000,000.00       37,588,682.40                   -                  -                    -                   -       33,435,146.39     0.835878660
                        2A8           02149MAW9                 58,572,000.00       58,572,000.00                   -                  -                    -                   -       58,572,000.00     1.000000000
                        2A9           02149MAX7                  5,714,000.00        5,714,000.00                   -                  -                    -                   -        5,714,000.00     1.000000000
                       2A10           02149MAY5                 38,568,000.00       38,326,000.00          121,000.00         121,000.00                    -                   -       38,205,000.00     0.990588052
                       2A11           02149MAZ2                 26,500,000.00       26,500,000.00                   -                  -                    -                   -       26,500,000.00     1.000000000
                       2A12           02149MBA6                 26,500,000.00       26,500,000.00                   -                  -                    -                   -       26,500,000.00     1.000000000
                       2A13           02149MBB4                 26,500,000.00       26,500,000.00                   -                  -                    -                   -       26,500,000.00     1.000000000
                       2A14           02149MBC2                  3,312,500.00        3,312,500.00                   -                  -                    -                   -        3,312,500.00     1.000000000
                       2A15           02149MBD0                  2,000,000.00        2,000,000.00                   -                  -                    -                   -        2,000,000.00     1.000000000
                       2A16           02149MBE8                  2,000,000.00        2,000,000.00                   -                  -                    -                   -        2,000,000.00     1.000000000
                       2A17           02149MBF5                  2,000,000.00        2,000,000.00                   -                  -                    -                   -        2,000,000.00     1.000000000
                       2A18           02149MBG3                    250,000.00          250,000.00                   -                  -                    -                   -          250,000.00     1.000000000
                       2A19           02149MBH1                 11,500,000.00       11,416,000.00           42,000.00          42,000.00                    -                   -       11,374,000.00     0.989043478
                       2A20           02149MBJ7                 11,500,000.00       11,416,000.00           42,000.00          42,000.00                    -                   -       11,374,000.00     0.989043478
                       2A21           02149MBK4                 11,500,000.00       11,416,000.00           42,000.00          42,000.00                    -                   -       11,374,000.00     0.989043478
                       2A22           02149MBL2                  1,437,500.00        1,427,000.00                   -                  -                    -                   -        1,421,750.00     0.989043478
                       2A23           02149MBM0                 58,572,000.00       58,572,000.00                   -                  -                    -                   -       58,572,000.00     1.000000000
                       2A24           02149MBN8                 58,572,000.00       58,572,000.00                   -                  -                    -                   -       58,572,000.00     1.000000000
                       2A25           02149MBP3                 58,572,000.00       58,572,000.00                   -                  -                    -                   -       58,572,000.00     1.000000000
                       2A26           02149MBQ1                  7,321,500.00        7,321,500.00                   -                  -                    -                   -        7,321,500.00     1.000000000
                       2A27           02149MBR9                  5,714,000.00        5,714,000.00                   -                  -                    -                   -        5,714,000.00     1.000000000
                       2A28           02149MBS7                  5,714,000.00        5,714,000.00                   -                  -                    -                   -        5,714,000.00     1.000000000
                       2A29           02149MBT5                  5,714,000.00        5,714,000.00                   -                  -                    -                   -        5,714,000.00     1.000000000
                       2A30           02149MBU2                    714,250.00          714,250.00                   -                  -                    -                   -          714,250.00     1.000000000
                       2A31           02149MBV0                 38,568,000.00       38,326,000.00          121,000.00         121,000.00                    -                   -       38,205,000.00     0.990588052
                       2A32           02149MBW8                 38,568,000.00       38,326,000.00          121,000.00         121,000.00                    -                   -       38,205,000.00     0.990588052
                       2A33           02149MBX6                 38,568,000.00       38,326,000.00          121,000.00         121,000.00                    -                   -       38,205,000.00     0.990588052
                       2A34           02149MBY4                  4,821,000.00        4,790,750.00                   -                  -                    -                   -        4,775,625.00     0.990588052
                       2A35           02149MBZ1                 64,286,000.00       64,286,000.00                   -                  -                    -                   -       64,286,000.00     1.000000000
                       2A36           02149MCA5                 64,286,000.00       64,286,000.00                   -                  -                    -                   -       64,286,000.00     1.000000000
                       2A37           02149MDC0                 64,286,000.00       64,286,000.00                   -                  -                    -                   -       64,286,000.00     1.000000000
                       2A38           02149MDD8                  8,035,750.00        8,035,750.00                   -                  -                    -                   -        8,035,750.00     1.000000000
                       2A39           02149MDE6                 28,500,000.00       28,500,000.00                   -                  -                    -                   -       28,500,000.00     1.000000000
                       2A40           02149MDF3                 28,500,000.00       28,500,000.00                   -                  -                    -                   -       28,500,000.00     1.000000000
                       2A41           02149MDG1                 28,500,000.00       28,500,000.00                   -                  -                    -                   -       28,500,000.00     1.000000000
                       2A42           02149MDH9                  3,562,500.00        3,562,500.00                   -                  -                    -                   -        3,562,500.00     1.000000000
                       2A43           02149MDJ5                 28,500,000.00       28,500,000.00                   -                  -                    -                   -       28,500,000.00     1.000000000
                       2A44           02149MDK2                 64,286,000.00       64,286,000.00                   -                  -                    -                   -       64,286,000.00     1.000000000
                         X                                     385,884,297.00      380,097,569.48                   -                  -                    -                   -      370,049,748.95     0.958965555
                        X-1           02149MAN9                180,910,300.00      178,533,059.83                   -                  -                    -                   -      174,293,834.14     0.963426815
                        X-2           02149MAN9                204,973,997.00      201,564,509.65                   -                  -                    -                   -      195,755,914.81     0.955028041
                        3A1           02149MCH0                 70,043,000.00       67,735,923.47        1,219,694.38       1,219,694.38                    -                   -       66,516,229.09     0.949648489
                        3A2           02149MCJ6                 70,043,000.00       68,992,355.00          525,322.50         525,322.50                    -                   -       68,467,032.50     0.977500000
                        3A3           02149MCK3                  2,724,000.00        2,724,000.00                   -                  -                    -                   -        2,724,000.00     1.000000000
                        3A4           02149MCL1                 31,868,000.00       31,868,000.00                   -                  -                    -                   -       31,868,000.00     1.000000000
                        3A5           02149MCY3                  7,967,000.00        7,967,000.00                   -                  -                    -                   -        7,967,000.00     1.000000000
                        3AR           02149MCM9                        100.00                   -                   -                  -                    -                   -                   -     0.000000000
                        AR            02149MCC1                        100.00                   -                   -                  -                    -                   -                   -     0.000000000
                        PO                                         164,880.07          145,606.95              175.76             175.76                    -                   -          145,431.18     0.882042202
                       PO-1           02149MCD9                    136,139.61          135,895.48              165.87             165.87                    -                   -          135,729.61     0.996988387
                       PO-2           02149MCD9                     28,740.46            9,711.47                9.89               9.89                    -                   -            9,701.57     0.337558062
                        3C            02149MCV9                             -      195,819,526.99                   -                  -                    -                   -      194,074,510.11     0.000000000
                         P            02149MCW7                        100.00              100.00                   -                  -                    -                   -              100.00     1.000000000
                        3P            02149MCX5                        100.00              100.00                   -                  -                    -                   -              100.00     1.000000000

                ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                        3M1           02149MCN7                  4,282,000.00        4,282,000.00                   -                  -                    -                   -        4,282,000.00     1.000000000
                        3M2           02149MCP2                  2,888,000.00        2,888,000.00                   -                  -                    -                   -        2,888,000.00     1.000000000
                        3M3           02149MCQ0                  4,582,000.00        4,582,000.00                   -                  -                    -                   -        4,582,000.00     1.000000000
                        3B            02149MCR8                  1,693,000.00        1,693,000.00                   -                  -                    -                   -        1,693,000.00     1.000000000
                         M            02149MCE7                 13,144,500.00       13,131,823.01           23,073.64          23,073.64                    -                   -       13,108,749.37     0.997280183
                        B1            02149MCF4                  4,905,000.00        4,900,269.46            8,610.16           8,610.16                    -                   -        4,891,659.30     0.997280183
                        B2            02149MCG2                  3,139,000.00        3,135,972.65            5,510.15           5,510.15                    -                   -        3,130,462.50     0.997280183
                        B3            02149MCS6                  2,158,100.00        2,156,018.66            3,788.29           3,788.29                    -                   -        2,152,230.36     0.997280183
                        B4            02149MCT4                  1,765,700.00        1,763,997.10            3,099.48           3,099.48                    -                   -        1,760,897.62     0.997280183
                        B5            02149MCU1                  1,373,565.00        1,372,240.29            2,411.13           2,411.13                    -                   -        1,369,829.16     0.997280183

                ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                      Totals                                   588,453,945.07      579,098,955.24       11,798,981.86      11,798,981.86                    -                   -      567,299,973.37

                ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                           Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                     Beginning          Pass                                                                                Total              Net Rate               Net                                Net Rate            Yield           Yield
                    Certificate        Through             Effective                Current            Deferred            Interest           Carryover            Interest            Interest          Carryover       Supplemental     Supplemental
     Class            Balance         Rate (%)            Coupon (%)               Interest            Interest              Due                 Paid              Shortfall             Paid           After Dist.          Paid         After Distr
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      1A1            122,779,631.59      5.750000                    5.750000          588,319.07                   -         588,319.07                    -                   -          588,319.07               -                   -           -
      1A2             20,881,000.00      5.750000                    5.750000          100,054.79                   -         100,054.79                    -                   -          100,054.79               -                   -           -
      1A3              8,288,116.25      5.750000                    5.750000           39,713.89                   -          39,713.89                    -                   -           39,713.89               -                   -           -
      1A4             18,540,000.00      5.750000                    5.750000           88,837.50                   -          88,837.50                    -                   -           88,837.50               -                   -           -
      1A5             18,540,000.00      5.250000                    5.250000           81,112.50                   -          81,112.50                    -                   -           81,112.50               -                   -           -
      1A6             18,540,000.00      5.500000                    5.500000           84,975.00                   -          84,975.00                    -                   -           84,975.00               -                   -           -
      1A7              1,612,173.91      5.750000                    5.750000            7,725.00                   -           7,725.00                    -                   -            7,725.00               -                   -           -
      1A8             17,767,500.00      6.000000                    6.000000           88,837.50                   -          88,837.50                    -                   -           88,837.50               -                   -           -
      1A9                772,500.00      0.000000                    0.000000                   -                   -                  -                    -                   -                   -               -                   -           -
     1A10             17,367,000.00      5.750000                    5.750000           83,216.88                   -          83,216.88                    -                   -           83,216.88               -                   -           -
     1A11              1,173,000.00      5.750000                    5.750000            5,620.63                   -           5,620.63                    -                   -            5,620.63               -                   -           -
     1A12            131,067,747.84      5.750000                    5.750000          628,032.96                   -         628,032.96                    -                   -          628,032.96               -                   -           -
     1A13            131,067,747.84      5.250000                    5.250000          573,421.40                   -         573,421.40                    -                   -          573,421.40               -                   -           -
     1A14            131,067,747.84      5.500000                    5.500000          600,727.18                   -         600,727.18                    -                   -          600,727.18               -                   -           -
     1A15             11,397,195.46      5.750000                    5.750000           54,611.56                   -          54,611.56                    -                   -           54,611.56               -                   -           -
      2A1              9,155,318.41      5.520000                    5.520000           42,114.46                   -          42,114.46                    -                   -           42,114.46               -                   -           -
      2A2              9,155,318.41      0.480000                    0.480000            3,662.13                   -           3,662.13                    -                   -            3,662.13               -                   -           -
      2A3             26,500,000.00      6.000000                    6.000000          132,500.00                   -         132,500.00                    -                   -          132,500.00               -                   -           -
      2A4              2,000,000.00      6.000000                    6.000000           10,000.00                   -          10,000.00                    -                   -           10,000.00               -                   -           -
      2A5             11,416,000.00      6.000000                    6.000000           57,080.00                   -          57,080.00                    -                   -           57,080.00               -                   -           -
      2A6             37,588,682.40      5.920000                    5.920000          185,437.50                   -         185,437.50                    -                   -          185,437.50               -                   -           -
      2A7             37,588,682.40      0.080000                    0.080000            2,505.91                   -           2,505.91                    -                   -            2,505.91               -                   -           -
      2A8             58,572,000.00      6.000000                    6.000000          292,860.00                   -         292,860.00                    -                   -          292,860.00               -                   -           -
      2A9              5,714,000.00      6.000000                    6.000000           28,570.00                   -          28,570.00                    -                   -           28,570.00               -                   -           -
     2A10             38,326,000.00      6.000000                    6.000000          191,630.00                   -         191,630.00                    -                   -          191,630.00               -                   -           -
     2A11             26,500,000.00      5.250000                    5.250000          115,937.50                   -         115,937.50                    -                   -          115,937.50               -                   -           -
     2A12             26,500,000.00      5.500000                    5.500000          121,458.33                   -         121,458.33                    -                   -          121,458.33               -                   -           -
     2A13             26,500,000.00      5.750000                    5.750000          126,979.17                   -         126,979.17                    -                   -          126,979.17               -                   -           -
     2A14              3,312,500.00      6.000000                    6.000000           16,562.50                   -          16,562.50                    -                   -           16,562.50               -                   -           -
     2A15              2,000,000.00      5.250000                    5.250000            8,750.00                   -           8,750.00                    -                   -            8,750.00               -                   -           -
     2A16              2,000,000.00      5.500000                    5.500000            9,166.67                   -           9,166.67                    -                   -            9,166.67               -                   -           -
     2A17              2,000,000.00      5.750000                    5.750000            9,583.33                   -           9,583.33                    -                   -            9,583.33               -                   -           -
     2A18                250,000.00      6.000000                    6.000000            1,250.00                   -           1,250.00                    -                   -            1,250.00               -                   -           -
     2A19             11,416,000.00      5.250000                    5.250000           49,945.00                   -          49,945.00                    -                   -           49,945.00               -                   -           -
     2A20             11,416,000.00      5.500000                    5.500000           52,323.33                   -          52,323.33                    -                   -           52,323.33               -                   -           -
     2A21             11,416,000.00      5.750000                    5.750000           54,701.67                   -          54,701.67                    -                   -           54,701.67               -                   -           -
     2A22              1,427,000.00      6.000000                    6.000000            7,135.00                   -           7,135.00                    -                   -            7,135.00               -                   -           -
     2A23             58,572,000.00      5.250000                    5.250000          256,252.50                   -         256,252.50                    -                   -          256,252.50               -                   -           -
     2A24             58,572,000.00      5.500000                    5.500000          268,455.00                   -         268,455.00                    -                   -          268,455.00               -                   -           -
     2A25             58,572,000.00      5.750000                    5.750000          280,657.50                   -         280,657.50                    -                   -          280,657.50               -                   -           -
     2A26              7,321,500.00      6.000000                    6.000000           36,607.50                   -          36,607.50                    -                   -           36,607.50               -                   -           -
     2A27              5,714,000.00      5.250000                    5.250000           24,998.75                   -          24,998.75                    -                   -           24,998.75               -                   -           -
     2A28              5,714,000.00      5.500000                    5.500000           26,189.17                   -          26,189.17                    -                   -           26,189.17               -                   -           -
     2A29              5,714,000.00      5.750000                    5.750000           27,379.58                   -          27,379.58                    -                   -           27,379.58               -                   -           -
     2A30                714,250.00      6.000000                    6.000000            3,571.25                   -           3,571.25                    -                   -            3,571.25               -                   -           -
     2A31             38,326,000.00      5.250000                    5.250000          167,676.25                   -         167,676.25                    -                   -          167,676.25               -                   -           -
     2A32             38,326,000.00      5.500000                    5.500000          175,660.83                   -         175,660.83                    -                   -          175,660.83               -                   -           -
     2A33             38,326,000.00      5.750000                    5.750000          183,645.42                   -         183,645.42                    -                   -          183,645.42               -                   -           -
     2A34              4,790,750.00      6.000000                    6.000000           23,953.75                   -          23,953.75                    -                   -           23,953.75               -                   -           -
     2A35             64,286,000.00      5.250000                    5.250000          281,251.25                   -         281,251.25                    -                   -          281,251.25               -                   -           -
     2A36             64,286,000.00      5.500000                    5.500000          294,644.17                   -         294,644.17                    -                   -          294,644.17               -                   -           -
     2A37             64,286,000.00      5.750000                    5.750000          308,037.08                   -         308,037.08                    -                   -          308,037.08               -                   -           -
     2A38              8,035,750.00      6.000000                    6.000000           40,178.75                   -          40,178.75                    -                   -           40,178.75               -                   -           -
     2A39             28,500,000.00      5.250000                    5.250000          124,687.50                   -         124,687.50                    -                   -          124,687.50               -                   -           -
     2A40             28,500,000.00      5.500000                    5.500000          130,625.00                   -         130,625.00                    -                   -          130,625.00               -                   -           -
     2A41             28,500,000.00      5.750000                    5.750000          136,562.50                   -         136,562.50                    -                   -          136,562.50               -                   -           -
     2A42              3,562,500.00      6.000000                    6.000000           17,812.50                   -          17,812.50                    -                   -           17,812.50               -                   -           -
     2A43             28,500,000.00      6.000000                    6.000000          142,500.00                   -         142,500.00                    -                   -          142,500.00               -                   -           -
     2A44             64,286,000.00      6.000000                    6.000000          321,430.00                   -         321,430.00                    -                   -          321,430.00               -                   -           -
       X             380,097,569.48      0.656072                    0.656072          207,809.49                   -         207,809.49                    -                   -          207,809.49               -                   -           -
      X-1            178,533,059.83      0.450113                    0.450113           66,966.65                   -          66,966.65                    -                   -           66,966.65               -                   -           -
      X-2            201,564,509.65      0.838498                    0.838498          140,842.84                   -         140,842.84                    -                   -          140,842.84               -                   -           -
      3A1             67,735,923.47      5.917000                    5.917000          333,994.55                   -         333,994.55                    -                   -          333,994.55               -                   -           -
      3A2             68,992,355.00      5.729000                    5.729000          329,381.00                   -         329,381.00                    -                   -          329,381.00               -                   -           -
      3A3              2,724,000.00      6.088000                    6.088000           13,819.76                   -          13,819.76                    -                   -           13,819.76               -                   -           -
      3A4             31,868,000.00      5.755000                    5.755000          152,833.62                   -         152,833.62                    -                   -          152,833.62               -                   -           -
      3A5              7,967,000.00      5.750000                    5.750000           38,175.21                   -          38,175.21                    -                   -           38,175.21               -                   -           -
      3AR                         -      0.000000                    0.000000                   -                   -                  -                    -                   -                   -               -                   -           -
      AR                          -      5.750000                    0.000000                   -                   -                  -                    -                   -                0.07               -                   -           -
      PO                 145,606.95      0.000000                    0.000000                   -                   -                  -                    -                   -                   -               -                   -           -
     PO-1                135,895.48      0.000000                    0.000000                   -                   -                  -                    -                   -                   -               -                   -           -
     PO-2                  9,711.47      0.000000                    0.000000                   -                   -                  -                    -                   -                   -               -                   -           -
      3C             195,819,526.99      0.000000                    1.261821                   -                   -                  -                    -                   -          205,907.65               -                   -           -
       P                     100.00      0.000000                    0.000000                   -                   -                  -                    -                   -                   -               -                   -           -
      3P                     100.00      0.000000                26156.400000                   -                   -                  -                    -                   -            2,179.70               -                   -           -

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      3M1              4,282,000.00      6.000000                    6.000000           21,410.00                   -          21,410.00                    -                   -           21,410.00               -                   -           -
      3M2              2,888,000.00      6.000000                    6.000000           14,440.00                   -          14,440.00                    -                   -           14,440.00               -                   -           -
      3M3              4,582,000.00      6.000000                    6.000000           22,910.00                   -          22,910.00                    -                   -           22,910.00               -                   -           -
      3B               1,693,000.00      6.000000                    6.000000            8,465.00                   -           8,465.00                    -                   -            8,465.00               -                   -           -
       M              13,131,823.01      5.881807                    5.881807           64,365.71                   -          64,365.71                    -                   -           64,365.71               -                   -           -
      B1               4,900,269.46      5.881807                    5.881807           24,018.70                   -          24,018.70                    -                   -           24,018.70               -                   -           -
      B2               3,135,972.65      5.881807                    5.881807           15,370.99                   -          15,370.99                    -                   -           15,370.99               -                   -           -
      B3               2,156,018.66      5.881807                    5.881807           10,567.74                   -          10,567.74                    -                   -           10,567.74               -                   -           -
      B4               1,763,997.10      5.881807                    5.881807            8,646.24                   -           8,646.24                    -                   -            8,646.24               -                   -           -
      B5               1,372,240.29      5.881807                    5.881807            6,726.04                   -           6,726.04                    -                   -            6,726.04               -                   -           -

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
    Totals           579,098,955.24                                                  3,036,219.30                   -       3,036,219.30                    -                   -        3,244,306.72               -                   -           -

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                            Current Payment Information
                                                                                                                                Factors per $1,000

                                    ------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Original            Beginning                                                    Ending               Pass
                                                                                  Certificate         Certificate         Principal            Interest           Certificate           Through
                                        Class                Cusip                  Balance             Balance          Distribution        Distribution           Balance            Rate (%)
                                    ------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                         1A1               02149MAA7               125,000,000.00       982.237052737       31.749875090          4.706552544       950.487177647            5.750000
                                         1A2               02149MAB5                20,881,000.00      1000.000000000        0.000000000          4.791666667      1000.000000000            5.750000
                                         1A3               02149MAC3                 8,438,000.00       982.237052737       31.749875090          4.706552544       950.487177647            5.750000
                                         1A4               02149MAD1                18,540,000.00      1000.000000000        0.000000000          4.791666667      1000.000000000            5.750000
                                         1A5               02149MAE9                18,540,000.00      1000.000000000        0.000000000          4.375000000      1000.000000000            5.250000
                                         1A6               02149MAF6                18,540,000.00      1000.000000000        0.000000000          4.583333333      1000.000000000            5.500000
                                         1A7               02149MAG4                 1,612,173.00      1000.000566343        0.000000000          4.791669380      1000.000566343            5.750000
                                         1A8               02149MAH2                17,767,500.00      1000.000000000        0.000000000          5.000000000      1000.000000000            6.000000
                                         1A9               02149MAJ8                   772,500.00      1000.000000000        0.000000000          0.000000000      1000.000000000            0.000000
                                        1A10               02149MAK5                17,367,000.00      1000.000000000        0.000000000          4.791666667      1000.000000000            5.750000
                                        1A11               02149MAL3                 1,173,000.00      1000.000000000        0.000000000          4.791666667      1000.000000000            5.750000
                                        1A12               02149MAM1               133,438,000.00       982.237052737       31.749875090          4.706552544       950.487177647            5.750000
                                        1A13               02149MCZ0               133,438,000.00       982.237052737       31.749875090          4.297287106       950.487177647            5.250000
                                        1A14               02149MDA4               133,438,000.00       982.237052737       31.749875090          4.501919825       950.487177647            5.500000
                                        1A15               02149MDB2                11,603,304.00       982.237082181        0.000000000          4.706552685       950.487206139            5.750000
                                         2A1               02149MAP4                10,000,000.00       915.531840850      145.412051784          4.211446468       770.119789066            5.520000
                                         2A2               02149MAQ2                10,000,000.00       915.531840850        0.000000000          0.366212736       770.119789066            0.480000
                                         2A3               02149MAR0                26,500,000.00      1000.000000000        0.000000000          5.000000000      1000.000000000            6.000000
                                         2A4               02149MAS8                 2,000,000.00      1000.000000000        0.000000000          5.000000000      1000.000000000            6.000000
                                         2A5               02149MAT6                11,500,000.00       992.695652174        3.652173913          4.963478261       989.043478261            6.000000
                                         2A6               02149MAU3                40,000,000.00       939.717059964      103.838400228          4.635937496       835.878659736            5.920000
                                         2A7               02149MAV1                40,000,000.00       939.717059964        0.000000000          0.062647804       835.878659736            0.080000
                                         2A8               02149MAW9                58,572,000.00      1000.000000000        0.000000000          5.000000000      1000.000000000            6.000000
                                         2A9               02149MAX7                 5,714,000.00      1000.000000000        0.000000000          5.000000000      1000.000000000            6.000000
                                        2A10               02149MAY5                38,568,000.00       993.725368181        3.137315910          4.968626841       990.588052271            6.000000
                                        2A11               02149MAZ2                26,500,000.00      1000.000000000        0.000000000          4.375000000      1000.000000000            5.250000
                                        2A12               02149MBA6                26,500,000.00      1000.000000000        0.000000000          4.583333333      1000.000000000            5.500000
                                        2A13               02149MBB4                26,500,000.00      1000.000000000        0.000000000          4.791666667      1000.000000000            5.750000
                                        2A14               02149MBC2                 3,312,500.00      1000.000000000        0.000000000          5.000000000      1000.000000000            6.000000
                                        2A15               02149MBD0                 2,000,000.00      1000.000000000        0.000000000          4.375000000      1000.000000000            5.250000
                                        2A16               02149MBE8                 2,000,000.00      1000.000000000        0.000000000          4.583333333      1000.000000000            5.500000
                                        2A17               02149MBF5                 2,000,000.00      1000.000000000        0.000000000          4.791666667      1000.000000000            5.750000
                                        2A18               02149MBG3                   250,000.00      1000.000000000        0.000000000          5.000000000      1000.000000000            6.000000
                                        2A19               02149MBH1                11,500,000.00       992.695652174        3.652173913          4.343043478       989.043478261            5.250000
                                        2A20               02149MBJ7                11,500,000.00       992.695652174        3.652173913          4.549855072       989.043478261            5.500000
                                        2A21               02149MBK4                11,500,000.00       992.695652174        3.652173913          4.756666667       989.043478261            5.750000
                                        2A22               02149MBL2                 1,437,500.00       992.695652174        0.000000000          4.963478261       989.043478261            6.000000
                                        2A23               02149MBM0                58,572,000.00      1000.000000000        0.000000000          4.375000000      1000.000000000            5.250000
                                        2A24               02149MBN8                58,572,000.00      1000.000000000        0.000000000          4.583333333      1000.000000000            5.500000
                                        2A25               02149MBP3                58,572,000.00      1000.000000000        0.000000000          4.791666667      1000.000000000            5.750000
                                        2A26               02149MBQ1                 7,321,500.00      1000.000000000        0.000000000          5.000000000      1000.000000000            6.000000
                                        2A27               02149MBR9                 5,714,000.00      1000.000000000        0.000000000          4.375000000      1000.000000000            5.250000
                                        2A28               02149MBS7                 5,714,000.00      1000.000000000        0.000000000          4.583333333      1000.000000000            5.500000
                                        2A29               02149MBT5                 5,714,000.00      1000.000000000        0.000000000          4.791666667      1000.000000000            5.750000
                                        2A30               02149MBU2                   714,250.00      1000.000000000        0.000000000          5.000000000      1000.000000000            6.000000
                                        2A31               02149MBV0                38,568,000.00       993.725368181        3.137315910          4.347548486       990.588052271            5.250000
                                        2A32               02149MBW8                38,568,000.00       993.725368181        3.137315910          4.554574604       990.588052271            5.500000
                                        2A33               02149MBX6                38,568,000.00       993.725368181        3.137315910          4.761600723       990.588052271            5.750000
                                        2A34               02149MBY4                 4,821,000.00       993.725368181        0.000000000          4.968626841       990.588052271            6.000000
                                        2A35               02149MBZ1                64,286,000.00      1000.000000000        0.000000000          4.375000000      1000.000000000            5.250000
                                        2A36               02149MCA5                64,286,000.00      1000.000000000        0.000000000          4.583333333      1000.000000000            5.500000
                                        2A37               02149MDC0                64,286,000.00      1000.000000000        0.000000000          4.791666667      1000.000000000            5.750000
                                        2A38               02149MDD8                 8,035,750.00      1000.000000000        0.000000000          5.000000000      1000.000000000            6.000000
                                        2A39               02149MDE6                28,500,000.00      1000.000000000        0.000000000          4.375000000      1000.000000000            5.250000
                                        2A40               02149MDF3                28,500,000.00      1000.000000000        0.000000000          4.583333333      1000.000000000            5.500000
                                        2A41               02149MDG1                28,500,000.00      1000.000000000        0.000000000          4.791666667      1000.000000000            5.750000
                                        2A42               02149MDH9                 3,562,500.00      1000.000000000        0.000000000          5.000000000      1000.000000000            6.000000
                                        2A43               02149MDJ5                28,500,000.00      1000.000000000        0.000000000          5.000000000      1000.000000000            6.000000
                                        2A44               02149MDK2                64,286,000.00      1000.000000000        0.000000000          5.000000000      1000.000000000            6.000000
                                          X                                        385,884,297.00       985.003982891        0.000000000          0.538527977       958.965554771            0.656072
                                         X-1               02149MAN9               180,910,300.00       986.859564270        0.000000000          0.370164940       963.426815057            0.450113
                                         X-2               02149MAN9               204,973,997.00       983.366244500        0.000000000          0.687125397       955.028040996            0.838498
                                         3A1               02149MCH0                70,043,000.00       967.061997144       17.413508559          4.768421531       949.648488585            5.917000
                                         3A2               02149MCJ6                70,043,000.00       985.000000000        7.500000000          4.702554167       977.500000000            5.729000
                                         3A3               02149MCK3                 2,724,000.00      1000.000000000        0.000000000          5.073333333      1000.000000000            6.088000
                                         3A4               02149MCL1                31,868,000.00      1000.000000000        0.000000000          4.795833333      1000.000000000            5.755000
                                         3A5               02149MCY3                 7,967,000.00      1000.000000000        0.000000000          4.791666667      1000.000000000            5.750000
                                         3AR               02149MCM9                       100.00         0.000000000        0.000000000          0.000000000         0.000000000            0.000000
                                         AR                02149MCC1                       100.00         0.000000000        0.000000000          0.713516020         0.000000000            5.750000
                                         PO                                            164,880.07       883.108249529        1.065986932          0.000000000       882.042201947            0.000000
                                        PO-1               02149MCD9                   136,139.61       998.206803890        1.218417374          0.000000000       996.988386516            0.000000
                                        PO-2               02149MCD9                    28,740.46       337.902322429        0.344260669          0.000000000       337.558061759            0.000000
                                         3C                02149MCV9                            -         0.000000000        0.000000000          0.000000000         0.000000000            0.000000
                                          P                02149MCW7                       100.00      1000.000000000        0.000000000          0.000000000      1000.000000000            0.000000
                                         3P                02149MCX5                       100.00      1000.000000000        0.000000000      21797.000000000      1000.000000000            0.000000

                                    ------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                         3M1               02149MCN7                 4,282,000.00      1000.000000000        0.000000000          5.000000000      1000.000000000            6.000000
                                         3M2               02149MCP2                 2,888,000.00      1000.000000000        0.000000000          5.000000000      1000.000000000            6.000000
                                         3M3               02149MCQ0                 4,582,000.00      1000.000000000        0.000000000          5.000000000      1000.000000000            6.000000
                                         3B                02149MCR8                 1,693,000.00      1000.000000000        0.000000000          5.000000000      1000.000000000            6.000000
                                          M                02149MCE7                13,144,500.00       999.035567338        1.755383927          4.896778918       997.280183410            5.881807
                                         B1                02149MCF4                 4,905,000.00       999.035567338        1.755383927          4.896778918       997.280183410            5.881807
                                         B2                02149MCG2                 3,139,000.00       999.035567338        1.755383927          4.896778918       997.280183410            5.881807
                                         B3                02149MCS6                 2,158,100.00       999.035567338        1.755383927          4.896778918       997.280183410            5.881807
                                         B4                02149MCT4                 1,765,700.00       999.035567338        1.755383927          4.896778918       997.280183410            5.881807
                                         B5                02149MCU1                 1,373,565.00       999.035567338        1.755383927          4.896778918       997.280183410            5.881807

                                    ------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                       Totals                                      588,453,945.07       984.102426522       20.050816141          5.513272104       964.051610364

                                    ------------------------------------------------------------------------------------------------------------------------------------------------------------------

                       THE
                     BANK OF
                       NEW
                      YORK
101 Barclay St, 4 West
New York, NY 10286
Officer:                          Michael Cerchio                   212-815-6314
Associate:                        Jonathan Conte                    212-815-6146
           CWALT, Inc.
         Alternative Loan Trust 2007-J1
        Mortgage Pass-Through Certificates, Series 2007-J1

Pool Level Data
Distribution Date                                                                                                                                                                                                   5/25/2007
Cut-off Date                                                                                                                                                                                                         2/1/2007
Record Date                                                                                                                                                                                                         4/30/2007
Determination Date                                                                                                                                                                                                  5/22/2007
LIBOR Determination Date                                                                                                                                                                                            4/23/2007
Accrual Period 30/360                                                                        Begin                                                                                                                   4/1/2007
                                                                                             End                                                                                                                     5/1/2007
Number of Days in 30/360 Accrual Period                                                                                                                                                                                    30

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
        Prefunding Detail
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                                                      Group I              Group II             Group III               Total
                                  Target Funding Balance                                                                                       185,518,431.04        206,845,414.33        199,177,324.13      591,541,169.50
                                  Initial Funded Balance                                                                                       183,324,109.30        188,119,676.73        199,045,243.62      570,489,029.65
                                  Initial Unfunded Balance                                                                                       2,194,321.74         18,725,737.60            132,080.51       21,052,139.85

                                  Ending Unfunded Amounts have been passed
                                  through as Principal at the End of the
                                  Prefunding Period

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
        Collateral Detail
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  Original Mortgage Loan Details

                                                                                                                                                      Group I              Group II             Group III               Total
                                  Original Aggregate Loan Count                                                                                           311                   527                   702               1,540
                                  Original Stated Principal Balance                                                                            185,518,431.04        206,845,414.33        199,177,324.13      591,541,169.50
                                  Original Weighted Average Mortgage Rate                                                                            6.40457%              7.06351%              7.29837%
                                  Original Weighted Average Net Mortgage Rate                                                                        6.18869%              6.83939%              7.02219%
                                  Original Weighted Average Remaining Term                                                                                357                   358                   357

                                  Current Mortgage Loan Details

                                                                                                                                                      Group I              Group II             Group III               Total
                                  Beginning Aggregate Loan Count                                                                                          304                   513                   692               1,509
                                  Loans Paid Off or otherwise removed pursuant to the PSA                                                                   3                    14                     6                  23
                                  Ending Aggregate Loan Count                                                                                             301                   499                   686               1,486

                                  Beginning Pool Stated Principal Balance                                                                      183,134,316.87        203,232,360.20        195,819,526.99      582,186,204.06
                                  Scheduled Principal                                                                                              101,274.91            576,597.28             88,907.71          766,779.90
                                  Unscheduled Principal                                                                                          4,142,442.60          5,233,650.20          1,656,109.17       11,032,201.97
                                  Realized Principal Losses                                                                                                -                     -                     -                   -
                                  Ending Pool Stated Principal Balance                                                                         178,890,599.36        197,422,112.72        194,074,510.11      570,387,222.19

                                  Beginning Weighted Average Mortgage Rate                                                                           6.40028%              7.05968%              7.29570%
                                  Beginning Weighted Average Net Mortgage Rate                                                                       6.18454%              6.83133%              7.01887%
                                  Ending Weighted Average Mortgage Rate                                                                              6.39741%              7.05286%              7.29375%
                                  Ending Weighted Average Net Mortgage Rate                                                                          6.18144%              6.82541%              7.01654%

                                  Beginning Weighted Average Remaining Term to Maturity                                                                   355                   356                   355
                                  Ending Weighted Average Remaining Term to Maturity                                                                      354                   355                   354

                                  Loan Substitution

                                                                                                                                                      Group I              Group II             Group III               Total
                                  Aggregate Stated of Principal Balances Removed                                                                            -                     -                     -                   -
                                  Aggregate Stated of Principal Balance Added                                                                              -                     -                     -                   -
                                  Aggregate Principal Substitution Shortfall Amount                                                                         -                     -                     -                   -

                                  Fees of the Trust

                                                                                                                                                      Group I              Group II             Group III               Total
                                  Gross Master Servicing Fee                                                                                        31,292.82             36,417.57             36,912.07          104,622.47
                                  Net Master Servicing Fee                                                                                          23,225.61             30,610.66             34,784.95           88,621.22
                                  Trustee Fee                                                                                                        1,373.51              1,524.24              1,468.65            4,366.40
                                  Mortgage Insurance Premium (PMI)                                                                                    258.06                732.29              6,793.60            7,783.95
                                  Total Net Loan Fees                                                                                               24,857.18             32,867.19             43,047.19          100,771.57

                                  Servicer Advances

                                                                                                                                                      Group I              Group II             Group III               Total
                                  Principal Advances                                                                                                 1,782.03              3,061.62              6,148.89           10,992.54
                                  Interest Advances                                                                                                 29,702.31             72,732.30             85,946.48          188,381.09
                                  Reimbursement for Principal & Interest Advances                                                                           -                     -                     -                   -
                                  Reimbursement for Nonrecoverable Advances                                                                                -                     -                     -                   -
                                  Total Advances                                                                                                    31,484.34             75,793.92             92,095.37          199,373.63

                                  Mortgage Prepayment Details

                                                                                                                                                      Group I              Group II             Group III               Total
                                  Principal Balance of Loans Paid in Full                                                                        3,903,748.69          5,219,941.03          1,639,194.07       10,762,883.79
                                  Prepayment Interest Excess                                                                                                -                     -                     -                   -
                                  Prepayment Interest Shortfall                                                                                      8,067.21              5,806.91              2,127.12           16,001.25
                                  Compensating Interest                                                                                              8,067.21              5,806.91              2,127.12           16,001.25
                                  Non-Supported Prepayment Interest Shortfall                                                                               -                     -                     -                   -
                                  Prepayment Charges                                                                                                        -                     -              2,179.70            2,179.70
                                  CPR %                                                                                                             24.02053%             26.94633%              9.69397%
                                  SMM %                                                                                                              2.26322%              2.58253%              0.84612%

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
     Delinquency Information
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                          Delinquency Info                  Group 1                                         Group 2                                  Group 3                                     Total
                                  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  30-59 Days      Balance                       3,136,579.75                 1.75335%        5,430,187.75            2.75055%          9,903,196.56              5.10278%       18,469,964.06     3.23814%
                                                  Loan Count                               6                 1.99336%                  16            3.20641%                    34              4.95627%                  56     3.76851%

                                  60-89 Days      Balance                       1,360,100.00                 0.76030%        3,237,758.00            1.64002%          1,625,703.11              0.83767%        6,223,561.11     1.09111%
                                                  Loan Count                               1                 0.33223%                   5            1.00200%                     6              0.87464%                  12     0.80754%

                                  90+ Days        Balance                         704,000.00                 0.39354%        3,135,992.79            1.58847%          1,871,617.26              0.96438%        5,711,610.05     1.00136%
                                                  Loan Count                               1                 0.33223%                   7            1.40281%                     7              1.02041%                  15     1.00942%

                                  Total           Balance                       5,200,679.75                 2.90718%       11,803,938.54            5.97904%         13,400,516.93              6.90483%       30,405,135.22     5.33061%
                                  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                  Loan Count                               8                 2.65781%                  28            5.61122%                    47              6.85131%                  83     5.58546%

                                  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                          Forceclosure Info                 Group 1                                         Group 2                                  Group 3                                     Total
                                  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  30-59 Days      Balance                                  -                 0.00000%                   -            0.00000%                     -              0.00000%                   -     0.00000%
                                                  Loan Count                               0                 0.00000%                   0            0.00000%                     0              0.00000%                   0     0.00000%

                                  60-89 Days      Balance                                  -                 0.00000%                   -            0.00000%                     -              0.00000%                   -     0.00000%
                                                  Loan Count                               0                 0.00000%                   0            0.00000%                     0              0.00000%                   0     0.00000%

                                  90+ Days        Balance                         273,586.90                 0.15294%                   -            0.00000%            116,187.58              0.05987%          389,774.48     0.06834%
                                                  Loan Count                               5                 1.66113%                   0            0.00000%                     1              0.14577%                   6     0.40377%

                                  Total           Balance                         273,586.90                 0.15294%                   -            0.00000%            116,187.58              0.05987%          389,774.48     0.06834%
                                  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                  Loan Count                               5                 1.66113%                   0            0.00000%                     1              0.14577%                   6     0.40377%

                                  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                     REO Info                               Group 1                                         Group 2                                  Group 3                                     Total
                                  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  30-59 Days      Balance                                  -                 0.00000%                   -            0.00000%                     -              0.00000%                   -     0.00000%
                                                  Loan Count                               0                 0.00000%                   0            0.00000%                     0              0.00000%                   0     0.00000%

                                  60-89 Days      Balance                                  -                 0.00000%                   -            0.00000%                     -              0.00000%                   -     0.00000%
                                                  Loan Count                               0                 0.00000%                   0            0.00000%                     0              0.00000%                   0     0.00000%

                                  90+ Days        Balance                                  -                 0.00000%                   -            0.00000%                     -              0.00000%                   -     0.00000%
                                                  Loan Count                               0                 0.00000%                   0            0.00000%                     0              0.00000%                   0     0.00000%

                                  Total           Balance                                  -                 0.00000%                   -            0.00000%                     -              0.00000%                   -     0.00000%
                                  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                  Loan Count                               0                 0.00000%                   0            0.00000%                     0              0.00000%                   0     0.00000%

                                  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                           Bankruptcy Info                  Group 1                                         Group 2                                  Group 3                                     Total
                                  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  30-59 Days      Balance                                  -                 0.00000%                   -            0.00000%                     -              0.00000%                   -     0.00000%
                                                  Loan Count                               0                 0.00000%                   0            0.00000%                     0              0.00000%                   0     0.00000%

                                  60-89 Days      Balance                                  -                 0.00000%                   -            0.00000%                     -              0.00000%                   -     0.00000%
                                                  Loan Count                               0                 0.00000%                   0            0.00000%                     0              0.00000%                   0     0.00000%

                                  90+ Days        Balance                                  -                 0.00000%                   -            0.00000%                     -              0.00000%                   -     0.00000%
                                                  Loan Count                               0                 0.00000%                   0            0.00000%                     0              0.00000%                   0     0.00000%

                                  Total           Balance                                  -                 0.00000%                   -            0.00000%                     -              0.00000%                   -     0.00000%
                                  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                  Loan Count                               0                 0.00000%                   0            0.00000%                     0              0.00000%                   0     0.00000%

                                  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                  Totals for Foreclosure Bankruptcy, REO ptcGroupO1                                         Group 2                                  Group 3                                     Total
                                  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  All             Balance                         273,586.90                 0.15294%                   -            0.00000%            116,187.58              0.05987%          389,774.48     0.06834%
                                  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                  Loan Count                               5                 1.66113%                   0            0.00000%                     1              0.14577%                   6     0.40377%

                                  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                  Totals for Foreclosure,REO Bankruptcy, DelGroupn1y linquency                              Group 2                                  Group 3                                     Total
                                  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  All             Balance                       5,474,266.65                 3.06012%       11,803,938.54            5.97904%         13,516,704.51              6.96470%       30,794,909.70     5.39895%
                                  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                  Loan Count                              13                 4.31894%                  28            5.61122%                    48              6.99708%                  89     5.98923%

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      Realized Loss Detail
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  Realized Losses

                                                                                                                                                      Group I              Group II             Group III               Total
                                  Current Period Realized Losses                                                                                            -                     -                     -                   -
                                  Cumulative Realized Losses                                                                                                -                     -                     -                   -
                                  Total Liquidated Loan Balance                                                                                             -                     -                     -                   -
                                  Total Liquidated Proceeds                                                                                                 -                     -                     -                   -
                                  Subsequent Recoveries                                                                                                     -                     -                     -                   -
                                  Monthly Default Rate                                                                                               0.00000%              0.00000%              0.00000%
                                  Conditional Default Rate                                                                                           0.00000%              0.00000%              0.00000%

                          Loan ID                                                                 Liquidation Balance Liquidation Proceeds      Realized Loss
                          Group I
                                                                                                                  N/A

                         Group II
                                                                                                                  N/A

                        Group III
                                                                                                                  N/A

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
           Servicer Remittance Summary
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  Interest Remittance Amount

                                                                                                                                                      Group I              Group II             Group III               Total
                                  Scheduled Interest Collected                                                                                     968,691.25          1,189,823.36          1,188,406.64        3,346,921.25
                                  Plus: Compensating Interest                                                                                        8,067.21              5,806.91              2,127.12           16,001.25
                                  Plus: Seller Shortfall Interest Requirement                                                                               -                     -                     -                   -
                                  Less: Servicing Fees                                                                                              31,292.82             36,417.57             36,912.07          104,622.47
                                  Less: Mortgage Insurance Premium (PMI)                                                                              258.06                732.29              6,793.60            7,783.95
                                  Total Interest Remittance Amount                                                                                 945,207.57          1,158,480.42          1,146,828.09        3,250,516.08

                                  Principal Remittance Amount

                                                                                                                                                      Group I              Group II             Group III               Total
                                  Scheduled Principal                                                                                              101,274.91             89,052.89             88,907.71          279,235.51
                                  Curtailment Principal                                                                                            238,693.91             13,709.17             16,915.10          269,318.18
                                  Paid in Full Principal                                                                                         3,903,748.69          5,219,941.03          1,639,194.07       10,762,883.79
                                  Repurchased Principal                                                                                                     -            487,544.39                     -          487,544.39
                                  Liquidation Principal                                                                                                     -                     -                     -                   -
                                  Subsequent Recoveries                                                                                                     -                     -                     -                   -
                                  Less: Non-Recoverable Principal Advances relating to Principal                                                           -                     -                     -                   -
                                  Total Principal Remittance Amount                                                                             4,243,717.51          5,810,247.48          1,745,016.88       11,798,981.87

                                  Prepayment Charge                                                                                                         -                     -              2,179.70            2,179.70
                                  Other Amounts Required                                                                                                   -                     -                     -                   -
                                  Total Other Remittance                                                                                                   -                     -              2,179.70            2,179.70

                                  Total Servicer Remittance                                                                                      5,188,925.08          6,968,727.90          2,894,024.67       15,051,677.65

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      Distributable Amounts
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  Principal Distribution Amount

                                                                                                                                                      Group I              Group II             Group III               Total
                                  Principal Remittance Amount                                                                                    4,243,717.51          5,810,247.48          1,745,016.88       11,798,981.87
                                  Extra Principal Distribution Amount                                                                                       -                     -                     -                   -
                                  Supplemental Loan Deposit                                                                                                 -                     -                     -                   -
                                  Less: OC Reduction                                                                                                       -                     -                     -                   -
                                  Principal Distribution Amount                                                                                  4,243,717.51          5,810,247.48          1,745,016.88       11,798,981.87

                                  Interest Funds

                                                                                                                                                      Group I              Group II             Group III               Total
                                  Interest Remittance                                                                                              945,207.57          1,158,480.42          1,146,828.09        3,250,516.08
                                  Less:  Trustee Fee                                                                                                1,373.51              1,524.24              1,468.65            4,366.40
                                  Interest Funds                                                                                                   943,834.07          1,156,956.17          1,145,359.45        3,246,149.69

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      Distribution Summary
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  Amounts Available for Distribution

                                  Total Servicer Remittance                                                                                                                                                     15,051,677.65
                                  Investment Income                                                                                                                                                                      1.89
                                  Supplemental Loan Deposit                                                                                                                                                                 -
                                  Carryover Reserve Fund withdrawal from Initial Deposit                                                                                                                                    -
                                  Principal Reserve Fund withdrawal from Initial Deposit                                                                                                                                    -
                                  Other Amounts                                                                                                                                                                            -
                                  Total Available                                                                                                                                                               15,051,677.65

                                  Distribution Payments

                                  Trustee Fee                                                                                                                                                                        4,366.40
                                  3-A-2 Insurance Premium                                                                                                                                                            4,024.55
                                  Class Payments                                                                                                                                                               15,043,288.59
                                  Total Payments                                                                                                                                                                15,051,679.54

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
         Trust Accounts
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  Distribution Account

                                  Beginning Balance                                                                                                                                                                         -
                                  Deposit                                                                                                                                                                       15,051,679.54
                                  Withdrawal                                                                                                                                                                   15,051,679.54
                                  Ending Balance                                                                                                                                                                            -

                                  Carryover Reserve Account

                                  Beginning Balance                                                                                                                                                                  1,000.00
                                  Deposits                                                                                                                                                                                  -
                                  Withdrawals                                                                                                                                                                              -
                                  Ending Balance                                                                                                                                                                     1,000.00

                                  For Details on the NRC Payment, see Interest
                                  Detail, page 3

                                  Prefunding Account

                                  Beginning Balance                                                                                                                                                                         -
                                  Deposit                                                                                                                                                                                   -
                                  Withdrawal                                                                                                                                                                               -
                                  Ending Balance                                                                                                                                                                            -

                                  Capitalized Interest Account

                                  Beginning Balance                                                                                                                                                                 36,381.80
                                  Deposits                                                                                                                                                                                  -
                                  Withdrawals                                                                                                                                                                              -
                                  Ending Balance                                                                                                                                                                    36,381.80

                                  Corridor Contract Reserve Fund

                                  Beginning Balance                                                                                                                                                                  1,000.00
                                  Deposit                                                                                                                                                                                   -
                                  Withdrawal                                                                                                                                                                               -
                                  Ending Balance                                                                                                                                                                     1,000.00

                                  Exchangeable Certificates Distribution
                                  Account

                                  Beginnning Balance                                                                                                                                                                        -
                                  Deposit                                                                                                                                                                                   -
                                  Withdrawal                                                                                                                                                                               -
                                  Ending Balance                                                                                                                                                                            -

                                  Principal Reserve Account

                                  Beginning Balance                                                                                                                                                                    100.00
                                  Deposit                                                                                                                                                                                   -
                                  Withdrawal                                                                                                                                                                               -
                                  Ending Balance                                                                                                                                                                       100.00

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
        Yield Supplemental Amount Details
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  One-Month Libor Rate                                                                                                                                                               5.32000%

                                  Yield Supplemental Amounts

Class                                                                                               Beginning Balance Current Period Amount       Amount Paid         Ending Amount
2A1                                                                                                                 -                   -                   -                     -
2A6                                                                                                                 -                   -                   -                     -
Total                                                                                                              --                  --                  --                    --

                                  Corridor Contract Amounts Available

Contract                                                                                             Beginning Amount Current Period Amount     Ending Amount
2A1                                                                                                                 -                   -                   -
2A6                                                                                                                 -                   -                   -
Total                                                                                                              --                  --                  --

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
   Net Rate Carryover Details
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  Net Rate Cap Details

                                  Libor Rate                                                                                                                                                                         5.32000%
                                  Net Rate Cap                                                                                                                                                                       6.97724%

Class                                                                                               Beginning Balance            Interest      Current Period           Amount Paid         Ending Amount
                                                                                                                                  Thereon              Amount
3A1                                                                                                                 -                   -                   -                     -                     -
3A2                                                                                                                 -                   -                   -                     -                     -
3A3                                                                                                                 -                   -                   -                     -                     -
3A4                                                                                                                 -                   -                   -                     -                     -
3A5                                                                                                                 -                   -                   -                     -                     -
3M1                                                                                                                 -                   -                   -                     -                     -
3M2                                                                                                                 -                   -                   -                     -                     -
3M3                                                                                                                 -                   -                   -                     -                     -
3B                                                                                                                  -                   -                   -                     -                     -
Total                                                                                                              --                  --                  --                    --                    --

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      Senior Principal Distribution Amounts
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  Group 1 PO Principal Amounts

                                  Beginning PO Balance                                                                                             135,895.49
                                  PO Scheduled Principal                                                                                               165.24
                                  PO Prepayments & Recoveries                                                                                            0.64
                                  PO Liquidation Principal                                                                                                  -
                                  PO Principal Loss                                                                                                        -
                                  Ending PO Balance                                                                                                135,729.61

                                  Group 1 NON-PO Principal Amounts

                                  Beginning Non-PO Balance                                                                                     182,998,421.38
                                  Non-PO Scheduled Principal                                                                                       101,109.67
                                  Non-PO Prepayments & Recoveries                                                                                4,142,441.96
                                  Non-PO Liquidation Principal                                                                                              -
                                  Non-PO Principal Loss                                                                                                    -
                                  Ending Non-PO Balance                                                                                        178,754,869.75

                                  Group 2 PO Principal Amounts

                                  Beginning PO Balance                                                                                                                     9,711.47
                                  PO Scheduled Principal                                                                                                                       9.89
                                  PO Prepayments & Recoveries                                                                                                                     -
                                  PO Liquidation Principal                                                                                                                        -
                                  PO Principal Loss                                                                                                                              -
                                  Ending PO Balance                                                                                                                        9,701.57

                                  Group 2 NON-PO Principal Amounts

                                  Beginning Non-PO Balance                                                                                                           203,222,648.73
                                  Non-PO Scheduled Principal                                                                                                             576,587.39
                                  Non-PO Prepayments & Recoveries                                                                                                      5,233,650.20
                                  Non-PO Liquidation Principal                                                                                                                    -
                                  Non-PO Principal Loss                                                                                                                          -
                                  Ending Non-PO Balance                                                                                                              197,412,411.15

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
         Principal Distribution Amounts
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  Group 1 Senior and Subordinate Percentages

                                  Senior Percentage Original                                                                                        93.24467%
                                  Senior Prepayment Percentage Original                                                                            100.00000%
                                  Senior Percentage                                                                                                 93.16405%
                                  Senior Prepayment Percentage                                                                                     100.00000%
                                  Subordinate Percentages                                                                                            6.83595%
                                  Subordinate Prepayment Percentage                                                                                  0.00000%

                                  Group 1 Principal Distribution Amounts

                                  Senior Principal Distribution Amount                                                                           4,236,639.83
                                  Subordinate Principal Distribution Amount                                                                          6,911.80
                                  PO Principal Distribution Amount                                                                                         -
                                  Total Principal Distribution Amount                                                                            4,243,551.64

                                  Group 2 Senior and Subordinate Percentages

                                  Senior Percentage Original                                                                                                              93.24877%
                                  Senior Prepayment Percentage Original                                                                                                  100.00000%
                                  Senior Percentage                                                                                                                       93.13529%
                                  Senior Prepayment Percentage                                                                                                           100.00000%
                                  Subordinate Percentages                                                                                                                  6.86471%
                                  Subordinate Prepayment Percentage                                                                                                        0.00000%

                                  Group 2 Principal Distribution Amounts

                                  Senior Principal Distribution Amount                                                                                                 5,770,656.53
                                  Subordinate Principal Distribution Amount                                                                                               39,581.06
                                  PO Principal Distribution Amount                                                                                                               -
                                  Total Principal Distribution Amount                                                                                                  5,810,237.59

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
       Credit Enhancements
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  Overcollateralization Details

                                  OC Prior                                                                                                                                                                       3,087,248.52
                                  OC Floor                                                                                                                                                                         995,886.62
                                  OC Target                                                                                                                                                                      3,087,248.52
                                  OC Deficiency                                                                                                                                                                             -
                                  OC Reduction                                                                                                                                                                              -
                                  OC Ending                                                                                                                                                                      3,087,248.52

                                  Application of Excess Cashflow

                                  Excess Cashflow available after application of interest payments                                                                                                                 205,905.76
                                  Plus: OC Reduction Amount                                                                                                                                                                 -
                                  Plus: Carryover Reserve Fund earnings                                                                                                                                                     -
                                  Less: Extra Principal Distribution Amount                                                                                                                                                 -
                                  Less: Unpaid Realized Loss Amount                                                                                                                                                         -
                                  Less: Interest Carryforward Amount                                                                                                                                                        -
                                  Less: Carryover Shortfalls Paid                                                                                                                                                           -
                                  Less: Transfer to Carryover Shortfall Reserve to replenish initial deposit                                                                                                               -
                                  Remaining Excess Cashflow available to Residual Class                                                                                                                            205,905.76

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      Trigger Event Details
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  Delinquency Trigger Test

                                  Current Month                                                                                                                                                                  3,613,507.95
                                  1 Month Prior                                                                                                                                                                  2,792,097.85
                                  2 Months Prior                                                                                                                                                                   116,360.84

                                  Three-month Rolling Delinquency Rate                                                                                                                                               1.11556%
                                  Senior Enhancement Percentage                                                                                                                                                      8.44259%
                                  Specified Delinquency Rate Trigger                                                                                                                                                 3.56277%

                                  Is Delinquency Trigger  Event in Effect?                                                                                                                             NO

                                  Delinquency Trigger Event applicable only on
                                  or after the Step-Down Date

                                  Cumulative Loss Trigger Test

                                  Cumulative Loss Percentage                                                                                                                                                         0.00000%
                                  Specified Cumulative Loss Percentage                                                                                                                                             100.00000%

                                  Is Cumulative Loss Trigger Event in Effect?                                                                                                                          NO

                                  Cumulative Loss Trigger Event applicable
                                  only on or after the Step-Down Date

                                  Is Trigger Event in Effect?                                                                                                                                          NO

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      Stepdown Date Details
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  Balance of Group 3 Senior Notes ( after application of Principal Remittance Amount )                                                                                         177,542,261.59
                                  Threshold Balance of Group 3 Senior Notes to trigger Stepdown Date                                                                                                           161,858,141.43
                                  Has the 3rd Anniversary Distribution Date occured?                                                                                                                   NO
                                  Has the Balance of Group 3 Senior Notes been reduced to zero?                                                                                                        NO

                                  Has Stepdown Date been reached?                                                                                                                                      NO

                                  Subordination

Credit Support                                                                      Original                  Current
Class A                                                                     1,822,703,080.07         1,780,333,469.09
Class A Percentage                                                                97.856215%               97.810186%

Class 3M1                                                                       4,282,000.00             4,282,000.00
Class 3M1 Percentage                                                               0.229890%                0.235250%

Class 3M2                                                                       2,888,000.00             2,888,000.00
Class 3M2 Percentage                                                               0.155049%                0.158665%

Class 3M3                                                                       4,582,000.00             4,582,000.00
Class 3M3 Percentage                                                               0.245996%                0.251732%

Class 3B                                                                        1,693,000.00             1,693,000.00
Class 3B Percentage                                                                0.090893%                0.093012%

Class M                                                                        13,144,500.00            13,108,749.37
Class M Percentage                                                                 0.705694%                0.720185%

Class B1                                                                        4,905,000.00             4,891,659.30
Class B1 Percentage                                                                0.263337%                0.268744%

Class B2                                                                        3,139,000.00             3,130,462.50
Class B2 Percentage                                                                0.168525%                0.171985%

Class B3                                                                        2,158,100.00             2,152,230.36
Class B3 Percentage                                                                0.115863%                0.118242%

Class B4                                                                        1,765,700.00             1,760,897.62
Class B4 Percentage                                                                0.094796%                0.096742%

Class B5                                                                        1,373,565.00             1,369,829.16
Class B5 Percentage                                                                0.073743%                0.075257%

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
     Prepayment Loan Details
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                  Prepayment Penalties                                                                                                                                                               2,179.70

                          Loan ID                                                                             Balance       Paid Off Date             Penalty                 State                  Rate           Seasoning Type
                          Group I
                        146657768                                                                          516,451.93            5/3/2007                   -                    CA                 6.125                   6 Paid in Full
                        155410137                                                                        2,393,612.49           4/18/2007                   -                    CA                 6.625                   4 Paid in Full
                        148028029                                                                          997,273.22           4/18/2007                   -                    CA                 6.500                   4 Paid in Full

                         Group II
                        146596433                                                                          743,950.00           4/18/2007                   -                    CA                 6.750                   7 Paid in Full
                        147529662                                                                          674,250.00           4/27/2007                   -                    CA                 7.250                   5 Paid in Full
                        157169311                                                                          262,400.00           5/10/2007                   -                    AZ                 7.125                   4 Paid in Full
                        155628132                                                                          516,000.00           5/14/2007                   -                    MA                 8.250                   6 Paid in Full
                        157170183                                                                          252,000.00           4/17/2007                   -                    ID                 7.250                   4 Paid in Full
                        154908264                                                                          760,000.00           4/25/2007                   -                    NV                 7.250                   5 Paid in Full
                        155514535                                                                          570,744.08           4/26/2007                   -                    CA                 6.750                   7 Paid in Full
                        129184025                                                                          301,350.00            5/2/2007                   -                    FL                 7.500                  10 Paid in Full
                        157169063                                                                          219,482.02           5/14/2007                   -                    VT                 7.250                   4 Paid in Full
                        157169951                                                                          239,332.80           5/15/2007                   -                    FL                 7.875                   5 Paid in Full
                        157168759                                                                          231,467.13           4/30/2007                   -                    CA                 7.375                   4 Paid in Full
                        149141138                                                                          450,000.00           4/18/2007                   -                    AZ                 7.625                   4 Paid in Full

                        Group III
                        143942968                                                                          457,359.62           4/19/2007                   -                    DE                 7.625                   9 Paid in Full
                        140823240                                                                          210,574.83           4/16/2007                   -                    NJ                 8.500                  14 Paid in Full
                        131298426                                                                          453,700.00           4/30/2007                   -                    NY                 7.750                   7 Paid in Full
                        155031771                                                                          318,904.60            5/4/2007                   -                    FL                 6.375                   5 Paid in Full
                        155499109                                                                           72,725.20           4/23/2007            2,179.70                    CA                 7.500                   6 Paid in Full
                        140823896                                                                          126,529.38           5/10/2007                   -                    FL                 7.750                  16 Paid in Full

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      Stratification Tables
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                            Group I

--------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Number                  Percent           Principal             Percent
                                                                                    of Items                 of Items             Balance          of Balance
            less than or equal to                                 -                        0                    0.000                   -               0.000
                                -               -         25,000.00                        0                    0.000                   -               0.000
                        25,000.00               -         50,000.00                        4                    1.329          166,362.90               0.093
                        50,000.00               -         75,000.00                        0                    0.000                   -               0.000
                        75,000.00               -        100,000.00                        3                    0.997          272,741.93               0.152
                       100,000.00               -        125,000.00                        7                    2.326          801,881.01               0.448
                       125,000.00               -        150,000.00                        8                    2.658        1,143,701.26               0.639
                       150,000.00               -        175,000.00                        7                    2.326        1,142,505.72               0.639
                       175,000.00               -        200,000.00                        6                    1.993        1,121,871.60               0.627
                       200,000.00               -        225,000.00                        4                    1.329          851,408.97               0.476
                       225,000.00               -        250,000.00                       10                    3.322        2,403,514.42               1.344
                       250,000.00               -        275,000.00                        5                    1.661        1,339,590.01               0.749
                       275,000.00               -        300,000.00                        5                    1.661        1,475,867.21               0.825
                       300,000.00               -        325,000.00                        6                    1.993        1,863,168.48               1.042
                       325,000.00               -        350,000.00                        3                    0.997        1,036,000.00               0.579
                       350,000.00               -        375,000.00                        2                    0.664          744,529.65               0.416
                       375,000.00               -        400,000.00                        2                    0.664          791,900.00               0.443
                       400,000.00               -        425,000.00                        9                    2.990        3,750,974.91               2.097
                       425,000.00               -        450,000.00                       27                    8.970       11,932,975.08               6.671
                       450,000.00               -        475,000.00                       15                    4.983        6,919,426.22               3.868
                       475,000.00               -        500,000.00                       20                    6.645        9,676,110.04               5.409
                       500,000.00               -        525,000.00                       25                    8.306       12,810,207.39               7.161
                       525,000.00               -        550,000.00                       11                    3.654        5,901,026.36               3.299
                       550,000.00               -        575,000.00                        9                    2.990        5,085,443.73               2.843
                       575,000.00               -        600,000.00                       13                    4.319        7,668,537.57               4.287
                       600,000.00               -        625,000.00                        7                    2.326        4,285,773.37               2.396
                       625,000.00               -        650,000.00                       10                    3.322        6,438,452.06               3.599
                       650,000.00               -        675,000.00                        4                    1.329        2,642,634.72               1.477
                       675,000.00               -        700,000.00                        9                    2.990        6,233,959.34               3.485
                       700,000.00               -        725,000.00                        6                    1.993        4,271,662.49               2.388
                       725,000.00               -        750,000.00                        5                    1.661        3,690,492.77               2.063
                       750,000.00               -        775,000.00                        3                    0.997        2,284,933.83               1.277
                       775,000.00               -        800,000.00                        6                    1.993        4,765,714.60               2.664
                     greater than                        800,000.00                       50                   16.611       65,377,231.72              36.546
                                                   Wgt Ave / Total:                      301                  100.000      178,890,599.36             100.000

--------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                            Group II

--------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Number                  Percent           Principal             Percent
                                                                                    of Items                 of Items             Balance          of Balance
            less than or equal to                                 -                        0                    0.000                   -               0.000
                                -               -         25,000.00                        0                    0.000                   -               0.000
                        25,000.00               -         50,000.00                       10                    2.004          418,244.13               0.212
                        50,000.00               -         75,000.00                       25                    5.010        1,517,651.11               0.769
                        75,000.00               -        100,000.00                       23                    4.609        2,043,128.54               1.035
                       100,000.00               -        125,000.00                       18                    3.607        2,003,435.56               1.015
                       125,000.00               -        150,000.00                       27                    5.411        3,687,432.60               1.868
                       150,000.00               -        175,000.00                       24                    4.810        3,895,275.68               1.973
                       175,000.00               -        200,000.00                       37                    7.415        6,922,845.43               3.507
                       200,000.00               -        225,000.00                       30                    6.012        6,356,000.50               3.219
                       225,000.00               -        250,000.00                       24                    4.810        5,683,129.11               2.879
                       250,000.00               -        275,000.00                       24                    4.810        6,298,416.11               3.190
                       275,000.00               -        300,000.00                       23                    4.609        6,643,001.10               3.365
                       300,000.00               -        325,000.00                        4                    0.802        1,258,169.11               0.637
                       325,000.00               -        350,000.00                        7                    1.403        2,369,548.31               1.200
                       350,000.00               -        375,000.00                       10                    2.004        3,612,444.95               1.830
                       375,000.00               -        400,000.00                       10                    2.004        3,874,550.39               1.963
                       400,000.00               -        425,000.00                        5                    1.002        2,096,230.41               1.062
                       425,000.00               -        450,000.00                       19                    3.808        8,326,095.21               4.217
                       450,000.00               -        475,000.00                       18                    3.607        8,334,945.99               4.222
                       475,000.00               -        500,000.00                       25                    5.010       12,226,159.98               6.193
                       500,000.00               -        525,000.00                       14                    2.806        7,221,117.89               3.658
                       525,000.00               -        550,000.00                       14                    2.806        7,539,826.14               3.819
                       550,000.00               -        575,000.00                       12                    2.405        6,744,470.86               3.416
                       575,000.00               -        600,000.00                        9                    1.804        5,294,694.75               2.682
                       600,000.00               -        625,000.00                        5                    1.002        3,082,654.34               1.561
                       625,000.00               -        650,000.00                       14                    2.806        9,011,023.39               4.564
                       650,000.00               -        675,000.00                        3                    0.601        1,989,534.58               1.008
                       675,000.00               -        700,000.00                        4                    0.802        2,765,691.01               1.401
                       700,000.00               -        725,000.00                        3                    0.601        2,147,259.67               1.088
                       725,000.00               -        750,000.00                        7                    1.403        5,152,765.60               2.610
                       750,000.00               -        775,000.00                        1                    0.200          757,295.60               0.384
                       775,000.00               -        800,000.00                        6                    1.202        4,704,259.23               2.383
                     greater than                        800,000.00                       44                    8.818       53,444,815.44              27.071
                                                   Wgt Ave / Total:                      499                  100.000      197,422,112.72             100.000

--------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                           Group III

--------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Number                  Percent           Principal             Percent
                                                                                    of Items                 of Items             Balance          of Balance
            less than or equal to                                 -                        0                    0.000                   -               0.000
                                -               -         25,000.00                        0                    0.000                   -               0.000
                        25,000.00               -         50,000.00                        6                    0.875          277,703.89               0.143
                        50,000.00               -         75,000.00                       31                    4.519        1,925,341.41               0.992
                        75,000.00               -        100,000.00                       45                    6.560        4,035,175.83               2.079
                       100,000.00               -        125,000.00                       94                   13.703       10,656,187.98               5.491
                       125,000.00               -        150,000.00                       66                    9.621        9,010,842.03               4.643
                       150,000.00               -        175,000.00                       51                    7.434        8,277,564.58               4.265
                       175,000.00               -        200,000.00                       45                    6.560        8,435,170.61               4.346
                       200,000.00               -        225,000.00                       35                    5.102        7,468,098.73               3.848
                       225,000.00               -        250,000.00                       23                    3.353        5,470,641.09               2.819
                       250,000.00               -        275,000.00                       21                    3.061        5,478,419.16               2.823
                       275,000.00               -        300,000.00                       33                    4.810        9,531,880.30               4.911
                       300,000.00               -        325,000.00                       24                    3.499        7,505,211.95               3.867
                       325,000.00               -        350,000.00                       24                    3.499        8,041,045.71               4.143
                       350,000.00               -        375,000.00                       12                    1.749        4,351,275.46               2.242
                       375,000.00               -        400,000.00                       17                    2.478        6,573,809.23               3.387
                       400,000.00               -        425,000.00                        6                    0.875        2,473,485.18               1.275
                       425,000.00               -        450,000.00                       19                    2.770        8,333,853.30               4.294
                       450,000.00               -        475,000.00                       16                    2.332        7,354,423.22               3.789
                       475,000.00               -        500,000.00                       31                    4.519       15,067,169.80               7.764
                       500,000.00               -        525,000.00                       10                    1.458        5,179,065.79               2.669
                       525,000.00               -        550,000.00                       11                    1.603        5,935,427.82               3.058
                       550,000.00               -        575,000.00                       12                    1.749        6,764,460.00               3.485
                       575,000.00               -        600,000.00                        4                    0.583        2,342,395.76               1.207
                       600,000.00               -        625,000.00                        4                    0.583        2,455,504.85               1.265
                       625,000.00               -        650,000.00                        8                    1.166        5,166,792.24               2.662
                       650,000.00               -        675,000.00                        2                    0.292        1,341,860.17               0.691
                       675,000.00               -        700,000.00                        3                    0.437        2,078,219.85               1.071
                       700,000.00               -        725,000.00                        2                    0.292        1,404,093.24               0.723
                       725,000.00               -        750,000.00                        2                    0.292        1,469,773.32               0.757
                       750,000.00               -        775,000.00                        1                    0.146          769,508.48               0.397
                       775,000.00               -        800,000.00                        2                    0.292        1,579,882.37               0.814
                     greater than                        800,000.00                       26                    3.790       27,320,226.76              14.077
                                                   Wgt Ave / Total:                      686                  100.000      194,074,510.11             100.000

--------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                            Group I

--------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Number                  Percent           Principal             Percent
                                                                                    of Items                 of Items             Balance          of Balance
            less than or equal to                               5.0                        1                    0.332          200,772.21               0.112
                              5.0               -               5.5                        0                    0.000                   -               0.000
                              5.5               -               6.0                       24                    7.973       11,337,421.32               6.338
                              6.0               -               6.5                      204                   67.774      131,602,784.97              73.566
                              6.5               -               7.0                       62                   20.598       34,030,943.54              19.023
                              7.0               -               7.5                        3                    0.997          916,550.94               0.512
                              7.5               -               8.0                        2                    0.664          528,539.48               0.295
                              8.0               -               8.5                        0                    0.000                   -               0.000
                              8.5               -               9.0                        5                    1.661          273,586.90               0.153
                              9.0               -               9.5                        0                    0.000                   -               0.000
                              9.5               -              10.0                        0                    0.000                   -               0.000
                             10.0               -              10.5                        0                    0.000                   -               0.000
                             10.5               -              11.0                        0                    0.000                   -               0.000
                             11.0               -              11.5                        0                    0.000                   -               0.000
                             11.5               -              12.0                        0                    0.000                   -               0.000
                             12.0               -              12.5                        0                    0.000                   -               0.000
                     greater than                              12.5                        0                    0.000                   -               0.000
                                                   Wgt Ave / Total:                      301                  100.000      178,890,599.36             100.000

--------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                            Group II

--------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Number                  Percent           Principal             Percent
                                                                                    of Items                 of Items             Balance          of Balance
            less than or equal to                               5.0                        0                    0.000                   -               0.000
                              5.0               -               5.5                        0                    0.000                   -               0.000
                              5.5               -               6.0                        0                    0.000                   -               0.000
                              6.0               -               6.5                       60                   12.024       25,101,562.78              12.715
                              6.5               -               7.0                      205                   41.082      101,002,738.51              51.161
                              7.0               -               7.5                      119                   23.848       41,884,699.45              21.216
                              7.5               -               8.0                       57                   11.423       15,890,705.64               8.049
                              8.0               -               8.5                       47                    9.419       11,847,359.78               6.001
                              8.5               -               9.0                       11                    2.204        1,695,046.56               0.859
                              9.0               -               9.5                        0                    0.000                   -               0.000
                              9.5               -              10.0                        0                    0.000                   -               0.000
                             10.0               -              10.5                        0                    0.000                   -               0.000
                             10.5               -              11.0                        0                    0.000                   -               0.000
                             11.0               -              11.5                        0                    0.000                   -               0.000
                             11.5               -              12.0                        0                    0.000                   -               0.000
                             12.0               -              12.5                        0                    0.000                   -               0.000
                     greater than                              12.5                        0                    0.000                   -               0.000
                                                   Wgt Ave / Total:                      499                  100.000      197,422,112.72             100.000

--------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                           Group III

--------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Number                  Percent           Principal             Percent
                                                                                    of Items                 of Items             Balance          of Balance
            less than or equal to                               5.0                        0                    0.000                   -               0.000
                              5.0               -               5.5                        4                    0.583        1,925,973.67               0.992
                              5.5               -               6.0                       23                    3.353       10,766,217.83               5.547
                              6.0               -               6.5                       35                    5.102       16,047,909.64               8.269
                              6.5               -               7.0                      137                   19.971       48,176,845.58              24.824
                              7.0               -               7.5                      197                   28.717       51,724,217.54              26.652
                              7.5               -               8.0                      156                   22.741       34,314,777.94              17.681
                              8.0               -               8.5                       82                   11.953       20,556,851.21              10.592
                              8.5               -               9.0                       42                    6.122        8,035,526.34               4.140
                              9.0               -               9.5                        6                    0.875        1,520,293.77               0.783
                              9.5               -              10.0                        3                    0.437          930,096.11               0.479
                             10.0               -              10.5                        1                    0.146           75,800.48               0.039
                             10.5               -              11.0                        0                    0.000                   -               0.000
                             11.0               -              11.5                        0                    0.000                   -               0.000
                             11.5               -              12.0                        0                    0.000                   -               0.000
                             12.0               -              12.5                        0                    0.000                   -               0.000
                     greater than                              12.5                        0                    0.000                   -               0.000
                                                   Wgt Ave / Total:                      686                  100.000      194,074,510.11             100.000

--------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                            Group I

--------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                           Location                   Number                  Percent           Principal             Percent
                                                                                    of Items                 of Items             Balance          of Balance
                                                                 CA                      118                   39.203       78,692,268.39              43.989
                                                                 FL                       23                    7.641       11,599,187.97               6.484
                                                                 AZ                       13                    4.319        5,767,356.13               3.224
                                                                 VA                       11                    3.654        6,015,916.55               3.363
                                                                 WA                       11                    3.654        5,490,884.58               3.069
                                                                 CO                        8                    2.658        3,984,859.01               2.228
                                                             Others                      117                   38.870       67,340,126.73              37.643
                                                   Wgt Ave / Total:                      301                  100.000      178,890,599.36             100.000

--------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                            Group II

--------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                           Location                   Number                  Percent           Principal             Percent
                                                                                    of Items                 of Items             Balance          of Balance
                                                                 CA                      116                   23.246       62,941,072.62              31.881
                                                                 FL                       81                   16.232       21,012,600.40              10.643
                                                                 AZ                       29                    5.812        9,300,824.30               4.711
                                                                 VA                       17                    3.407        8,101,004.90               4.103
                                                                 WA                       11                    2.204        4,330,443.60               2.193
                                                                 CO                       16                    3.206        8,968,629.74               4.543
                                                             Others                      229                   45.892       82,767,537.16              41.924
                                                   Wgt Ave / Total:                      499                  100.000      197,422,112.72             100.000

--------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                           Group III

--------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                           Location                   Number                  Percent           Principal             Percent
                                                                                    of Items                 of Items             Balance          of Balance
                                                                 CA                       65                    9.475       35,113,541.49              18.093
                                                                 FL                       95                   13.848       23,786,715.20              12.256
                                                                 AZ                        9                    1.312        1,548,251.81               0.798
                                                                 VA                       25                    3.644        9,276,087.64               4.780
                                                                 WA                        7                    1.020        2,152,975.57               1.109
                                                                 CO                        8                    1.166          948,458.48               0.489
                                                             Others                      477                   69.534      121,248,479.92              62.475
                                                   Wgt Ave / Total:                      686                  100.000      194,074,510.11             100.000

--------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                            Group I

--------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Number                  Percent           Principal             Percent
                                                                                    of Items                 of Items             Balance          of Balance
            less than or equal to                               120                        0                    0.000                   -               0.000
                              120               -               180                        1                    0.332          809,123.48               0.452
                              180               -               300                        1                    0.332          409,744.76               0.229
                              300               -               360                      299                   99.336      177,671,731.12              99.319
                     greater than                               360                        0                    0.000                   -               0.000
                                                   Wgt Ave / Total:                      301                  100.000      178,890,599.36             100.000

--------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                            Group II

--------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Number                  Percent           Principal             Percent
                                                                                    of Items                 of Items             Balance          of Balance
            less than or equal to                               120                        0                    0.000                   -               0.000
                              120               -               180                        0                    0.000                   -               0.000
                              180               -               300                        2                    0.401          361,763.20               0.183
                              300               -               360                      497                   99.599      197,060,349.52              99.817
                     greater than                               360                        0                    0.000                   -               0.000
                                                   Wgt Ave / Total:                      499                  100.000      197,422,112.72             100.000

--------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                           Group III

--------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Number                  Percent           Principal             Percent
                                                                                    of Items                 of Items             Balance          of Balance
            less than or equal to                               120                        0                    0.000                   -               0.000
                              120               -               180                        5                    0.729          822,185.36               0.424
                              180               -               300                        0                    0.000                   -               0.000
                              300               -               360                      672                   97.959      191,348,637.92              98.595
                     greater than                               360                        9                    1.312        1,903,686.83               0.981
                                                   Wgt Ave / Total:                      686                  100.000      194,074,510.11             100.000

--------------------------------------------------------------------------------------------------------------------------------------------------------------

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 4 West                                                                                                                                                                                                                                                                             Distribution Date:    06/25/07
New York, NY 10286
Officer:         Michael Cerchio     212-815-6314
Associate:       Jonathan Conte      212-815-6146

                                   CWALT, Inc.
                         Alternative Loan Trust 2007-J1
               Mortgage Pass-Through Certificates, Series 2007-J1

                 Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                Certificate                                                  Pass                                                                                             Current                                     Cumulative
                                                         Class            Recombination            Rate              Beginning                              Through                               Principal             Interest             Total            Realized          Ending                     Realized
           Class                    Cusip             Description            Classes               Type               Balance                              Rate (%)                              Distribution         Distribution        Distribution         Losses           Balance                     Losses
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            1A1                   02149MAA7             Senior              Deposit-100.00%     Fix-30/360           118,810,897.21                                                5.750000           1,626,140.35         569,302.22         2,195,442.57              -      117,184,756.85                                   -
            1A2                   02149MAB5             Senior                          N/A     Fix-30/360            20,881,000.00                                                5.750000                      -         100,054.79           100,054.79              -       20,881,000.00                                   -
            1A3                   02149MAC3             Senior              Deposit-100.00%     Fix-30/360             8,020,210.80                                                5.750000             109,770.98          38,430.18           148,201.16              -        7,910,439.83                                   -
            1A4                   02149MAD1             Senior              Deposit-100.00%     Fix-30/360            18,540,000.00                                                5.750000                      -          88,837.50            88,837.50              -       18,540,000.00                                   -
            1A5                   02149MAE9             Senior              Exchange- 0.00%     Fix-30/360            18,540,000.00                                                5.250000                      -          81,112.50            81,112.50              -       18,540,000.00                                   -
            1A6                   02149MAF6             Senior              Exchange- 0.00%     Fix-30/360            18,540,000.00                                                5.500000                      -          84,975.00            84,975.00              -       18,540,000.00                                   -
            1A7                   02149MAG4            Strip IO             Exchange- 0.00%     Fix-30/360             1,612,173.91                                                5.750000                      -           7,725.00             7,725.00              -        1,612,173.91                                   -
            1A8                   02149MAH2             Senior              Exchange- 0.00%     Fix-30/360            17,767,500.00                                                6.000000                      -          88,837.50            88,837.50              -       17,767,500.00                                   -
            1A9                   02149MAJ8            Strip PO             Exchange- 0.00%     Fix-30/360               772,500.00                                                0.000000                      -                  -                    -              -          772,500.00                                   -
            1A10                  02149MAK5             Senior              Exchange- 0.00%     Fix-30/360            17,367,000.00                                                5.750000                      -          83,216.88            83,216.88              -       17,367,000.00                                   -
            1A11                  02149MAL3             Senior              Exchange- 0.00%     Fix-30/360             1,173,000.00                                                5.750000                      -           5,620.63             5,620.63              -        1,173,000.00                                   -
            1A12                  02149MAM1             Senior              Exchange- 0.00%     Fix-30/360           126,831,108.01                                                5.750000           1,735,911.33         607,732.39         2,343,643.72              -      125,095,196.68                                   -
            1A13                  02149MCZ0             Senior              Exchange- 0.00%     Fix-30/360           126,831,108.01                                                5.250000           1,735,911.33         554,886.10         2,290,797.43              -      125,095,196.68                                   -
            1A14                  02149MDA4             Senior              Exchange- 0.00%     Fix-30/360           126,831,108.01                                                5.500000           1,735,911.33         581,309.25         2,317,220.58              -      125,095,196.68                                   -
            1A15                  02149MDB2            Strip IO             Exchange- 0.00%     Fix-30/360            11,028,792.00                                                5.750000                      -          52,846.30            52,846.30              -       10,877,843.19                                   -
            2A1                   02149MAP4             Senior                          N/A     Var-30/360             7,701,197.89                                                5.520000           1,331,761.74          35,425.51         1,367,187.25              -        6,369,436.15                                   -
            2A2                   02149MAQ2            Strip IO                         N/A     Var-30/360             7,701,197.89                                                0.480000                      -           3,080.48             3,080.48              -        6,369,436.15                                   -
            2A3                   02149MAR0             Senior              Deposit-100.00%     Fix-30/360            26,500,000.00                                                6.000000                      -         132,500.00           132,500.00              -       26,500,000.00                                   -
            2A4                   02149MAS8             Senior              Deposit-100.00%     Fix-30/360             2,000,000.00                                                6.000000                      -          10,000.00            10,000.00              -        2,000,000.00                                   -
            2A5                   02149MAT6             Senior              Deposit-100.00%     Fix-30/360            11,374,000.00                                                6.000000              42,000.00          56,870.00            98,870.00              -       11,332,000.00                                   -
            2A6                   02149MAU3             Senior                          N/A     Var-30/360            33,435,146.39                                                5.920000           3,803,947.20         164,946.72         3,968,893.92              -       29,631,199.19                                   -
            2A7                   02149MAV1            Strip IO                         N/A     Var-30/360            33,435,146.39                                                0.080000                      -           2,229.01             2,229.01              -       29,631,199.19                                   -
            2A8                   02149MAW9             Senior              Deposit-100.00%     Fix-30/360            58,572,000.00                                                6.000000                      -         292,860.00           292,860.00              -       58,572,000.00                                   -
            2A9                   02149MAX7             Senior              Deposit-100.00%     Fix-30/360             5,714,000.00                                                6.000000                      -          28,570.00            28,570.00              -        5,714,000.00                                   -
            2A10                  02149MAY5             Senior              Deposit-100.00%     Fix-30/360            38,205,000.00                                                6.000000             121,000.00         191,025.00           312,025.00              -       38,084,000.00                                   -
            2A11                  02149MAZ2             Senior              Exchange- 0.00%     Fix-30/360            26,500,000.00                                                5.250000                      -         115,937.50           115,937.50              -       26,500,000.00                                   -
            2A12                  02149MBA6             Senior              Exchange- 0.00%     Fix-30/360            26,500,000.00                                                5.500000                      -         121,458.33           121,458.33              -       26,500,000.00                                   -
            2A13                  02149MBB4             Senior              Exchange- 0.00%     Fix-30/360            26,500,000.00                                                5.750000                      -         126,979.17           126,979.17              -       26,500,000.00                                   -
            2A14                  02149MBC2            Strip IO             Exchange- 0.00%     Fix-30/360             3,312,500.00                                                6.000000                      -          16,562.50            16,562.50              -        3,312,500.00                                   -
            2A15                  02149MBD0             Senior              Exchange- 0.00%     Fix-30/360             2,000,000.00                                                5.250000                      -           8,750.00             8,750.00              -        2,000,000.00                                   -
            2A16                  02149MBE8             Senior              Exchange- 0.00%     Fix-30/360             2,000,000.00                                                5.500000                      -           9,166.67             9,166.67              -        2,000,000.00                                   -
            2A17                  02149MBF5             Senior              Exchange- 0.00%     Fix-30/360             2,000,000.00                                                5.750000                      -           9,583.33             9,583.33              -        2,000,000.00                                   -
            2A18                  02149MBG3            Strip IO             Exchange- 0.00%     Fix-30/360               250,000.00                                                6.000000                      -           1,250.00             1,250.00              -          250,000.00                                   -
            2A19                  02149MBH1             Senior              Exchange- 0.00%     Fix-30/360            11,374,000.00                                                5.250000              42,000.00          49,761.25            91,761.25              -       11,332,000.00                                   -
            2A20                  02149MBJ7             Senior              Exchange- 0.00%     Fix-30/360            11,374,000.00                                                5.500000              42,000.00          52,130.83            94,130.83              -       11,332,000.00                                   -
            2A21                  02149MBK4             Senior              Exchange- 0.00%     Fix-30/360            11,374,000.00                                                5.750000              42,000.00          54,500.42            96,500.42              -       11,332,000.00                                   -
            2A22                  02149MBL2            Strip IO             Exchange- 0.00%     Fix-30/360             1,421,750.00                                                6.000000                      -           7,108.75             7,108.75              -        1,416,500.00                                   -
            2A23                  02149MBM0             Senior              Exchange- 0.00%     Fix-30/360            58,572,000.00                                                5.250000                      -         256,252.50           256,252.50              -       58,572,000.00                                   -
            2A24                  02149MBN8             Senior              Exchange- 0.00%     Fix-30/360            58,572,000.00                                                5.500000                      -         268,455.00           268,455.00              -       58,572,000.00                                   -
            2A25                  02149MBP3             Senior              Exchange- 0.00%     Fix-30/360            58,572,000.00                                                5.750000                      -         280,657.50           280,657.50              -       58,572,000.00                                   -
            2A26                  02149MBQ1            Strip IO             Exchange- 0.00%     Fix-30/360             7,321,500.00                                                6.000000                      -          36,607.50            36,607.50              -        7,321,500.00                                   -
            2A27                  02149MBR9             Senior              Exchange- 0.00%     Fix-30/360             5,714,000.00                                                5.250000                      -          24,998.75            24,998.75              -        5,714,000.00                                   -
            2A28                  02149MBS7             Senior              Exchange- 0.00%     Fix-30/360             5,714,000.00                                                5.500000                      -          26,189.17            26,189.17              -        5,714,000.00                                   -
            2A29                  02149MBT5             Senior              Exchange- 0.00%     Fix-30/360             5,714,000.00                                                5.750000                      -          27,379.58            27,379.58              -        5,714,000.00                                   -
            2A30                  02149MBU2            Strip IO             Exchange- 0.00%     Fix-30/360               714,250.00                                                6.000000                      -           3,571.25             3,571.25              -          714,250.00                                   -
            2A31                  02149MBV0             Senior              Exchange- 0.00%     Fix-30/360            38,205,000.00                                                5.250000             121,000.00         167,146.88           288,146.88              -       38,084,000.00                                   -
            2A32                  02149MBW8             Senior              Exchange- 0.00%     Fix-30/360            38,205,000.00                                                5.500000             121,000.00         175,106.25           296,106.25              -       38,084,000.00                                   -
            2A33                  02149MBX6             Senior              Exchange- 0.00%     Fix-30/360            38,205,000.00                                                5.750000             121,000.00         183,065.63           304,065.63              -       38,084,000.00                                   -
            2A34                  02149MBY4            Strip IO             Exchange- 0.00%     Fix-30/360             4,775,625.00                                                6.000000                      -          23,878.13            23,878.13              -        4,760,500.00                                   -
            2A35                  02149MBZ1             Senior              Exchange- 0.00%     Fix-30/360            64,286,000.00                                                5.250000                      -         281,251.25           281,251.25              -       64,286,000.00                                   -
            2A36                  02149MCA5             Senior              Exchange- 0.00%     Fix-30/360            64,286,000.00                                                5.500000                      -         294,644.17           294,644.17              -       64,286,000.00                                   -
            2A37                  02149MDC0             Senior              Exchange- 0.00%     Fix-30/360            64,286,000.00                                                5.750000                      -         308,037.08           308,037.08              -       64,286,000.00                                   -
            2A38                  02149MDD8            Strip IO             Exchange- 0.00%     Fix-30/360             8,035,750.00                                                6.000000                      -          40,178.75            40,178.75              -        8,035,750.00                                   -
            2A39                  02149MDE6             Senior              Exchange- 0.00%     Fix-30/360            28,500,000.00                                                5.250000                      -         124,687.50           124,687.50              -       28,500,000.00                                   -
            2A40                  02149MDF3             Senior              Exchange- 0.00%     Fix-30/360            28,500,000.00                                                5.500000                      -         130,625.00           130,625.00              -       28,500,000.00                                   -
            2A41                  02149MDG1             Senior              Exchange- 0.00%     Fix-30/360            28,500,000.00                                                5.750000                      -         136,562.50           136,562.50              -       28,500,000.00                                   -
            2A42                  02149MDH9            Strip IO             Exchange- 0.00%     Fix-30/360             3,562,500.00                                                6.000000                      -          17,812.50            17,812.50              -        3,562,500.00                                   -
            2A43                  02149MDJ5             Senior              Exchange- 0.00%     Fix-30/360            28,500,000.00                                                6.000000                      -         142,500.00           142,500.00              -       28,500,000.00                                   -
            2A44                  02149MDK2             Senior              Exchange- 0.00%     Fix-30/360            64,286,000.00                                                6.000000                      -         321,430.00           321,430.00              -       64,286,000.00                                   -
             X                                                                          N/A                          370,049,748.95                                                0.651193                      -         200,811.37           200,811.37              -      362,846,090.79                                   -
            X-1                   02149MAN9            Strip IO                         N/A     Var-30/360           174,293,834.14                                                0.447300                      -          64,968.09            64,968.09              -      172,555,228.68                                   -
            X-2                   02149MAN9            Strip IO                         N/A     Var-30/360           195,755,914.81                                                0.832731                      -         135,843.28           135,843.28              -      190,290,862.11                                   -
            3A1                   02149MCH0             Senior                          N/A     Fix-30/360            66,516,229.09                                                5.917000           2,759,433.08         327,980.44         3,087,413.52              -       63,756,796.01                                   -
            3A2                   02149MCJ6             Senior                          N/A     Fix-30/360            68,467,032.50                                                5.729000             525,322.50         326,873.02           852,195.52              -       67,941,710.00                                   -
            3A3                   02149MCK3             Senior                          N/A     Fix-30/360             2,724,000.00                                                6.088000                      -          13,819.76            13,819.76              -        2,724,000.00                                   -
            3A4                   02149MCL1             Senior                          N/A     Fix-30/360            31,868,000.00                                                5.755000                      -         152,833.62           152,833.62              -       31,868,000.00                                   -
            3A5                   02149MCY3             Senior                          N/A     Fix-30/360             7,967,000.00                                                5.750000                      -          38,175.21            38,175.21              -        7,967,000.00                                   -
            3AR                   02149MCM9             Senior                          N/A     Fix-30/360                        -                                                0.000000                      -                  -                    -              -                   -                                   -
             AR                   02149MCC1             Senior                          N/A     Fix-30/360                        -                                                5.750000                      -               0.17                 0.17              -                   -                                   -
             PO                                                                         N/A                              145,431.18                                                0.000000                 176.58                  -               176.58              -          145,254.60                                   -
            PO-1                  02149MCD9            Strip PO                         N/A     Fix-30/360               135,729.61                                                0.000000                 166.64                  -               166.64              -          135,562.97                                   -
            PO-2                  02149MCD9            Strip PO                         N/A     Fix-30/360                 9,701.57                                                0.000000                   9.94                  -                 9.94              -            9,691.63                                   -
             3C                   02149MCV9            Residual                         N/A     Fix-30/360           194,074,510.11                                                0.000000                      -         203,877.26           203,877.26              -      190,789,754.53                                   -
             P                    02149MCW7        Prepay Penalties                     N/A     Fix-30/360                   100.00                                                0.000000                      -          10,656.35            10,656.35              -              100.00                                   -
             3P                   02149MCX5        Prepay Penalties                     N/A     Fix-30/360                   100.00                                                0.000000                      -                  -                    -              -              100.00                                   -

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            3M1                   02149MCN7           Subordinate                       N/A     Fix-30/360             4,282,000.00                                                6.000000                      -          21,410.00            21,410.00              -        4,282,000.00                                   -
            3M2                   02149MCP2           Subordinate                       N/A     Fix-30/360             2,888,000.00                                                6.000000                      -          14,440.00            14,440.00              -        2,888,000.00                                   -
            3M3                   02149MCQ0           Subordinate                       N/A     Fix-30/360             4,582,000.00                                                6.000000                      -          22,910.00            22,910.00              -        4,582,000.00                                   -
             3B                   02149MCR8           Subordinate                       N/A     Fix-30/360             1,693,000.00                                                6.000000                      -           8,465.00             8,465.00              -        1,693,000.00                                   -
             M                    02149MCE7           Subordinate                       N/A     Var-30/360            13,108,749.37                                                5.881665              86,867.45          64,251.06           151,118.51              -       13,021,881.92                                   -
             B1                   02149MCF4           Subordinate                       N/A     Var-30/360             4,891,659.30                                                5.881665              32,415.45          23,975.92            56,391.36              -        4,859,243.85                                   -
             B2                   02149MCG2           Subordinate                       N/A     Var-30/360             3,130,462.50                                                5.881665              20,744.57          15,343.61            36,088.17              -        3,109,717.93                                   -
             B3                   02149MCS6           Subordinate                       N/A     Var-30/360             2,152,230.36                                                5.881665              14,262.14          10,548.91            24,811.05              -        2,137,968.23                                   -
             B4                   02149MCT4           Subordinate                       N/A     Var-30/360             1,760,897.62                                                5.881665              11,668.90           8,630.84            20,299.74              -        1,749,228.72                                   -
             B5                   02149MCU1           Subordinate                       N/A     Var-30/360             1,369,829.16                                                5.881665               9,077.42           6,714.06            15,791.48              -        1,360,751.74                                   -

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
           Totals                                                                                                    567,299,973.37                                                                  10,494,588.36       3,185,848.01        13,680,436.35              -      556,805,385.02                                   -

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                     Principal Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                Original             Beginning           Scheduled                                Net                                                       Current              Ending            Ending
                                               Certificate          Certificate          Principal                             Principal                               Deferred             Realized          Certificate       Certificate
        Class                Cusip               Balance              Balance           Distribution                          Distribution                             Interest              Losses             Balance            Factor
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
         1A1               02149MAA7             125,000,000.00      118,810,897.21         1,626,140.35                                           1,626,140.35                      -                  -       117,184,756.85    0.937478055
         1A2               02149MAB5              20,881,000.00       20,881,000.00                    -                                                      -                      -                  -        20,881,000.00    1.000000000
         1A3               02149MAC3               8,438,000.00        8,020,210.80           109,770.98                                             109,770.98                      -                  -         7,910,439.83    0.937478055
         1A4               02149MAD1              18,540,000.00       18,540,000.00                    -                                                      -                      -                  -        18,540,000.00    1.000000000
         1A5               02149MAE9              18,540,000.00       18,540,000.00                    -                                                      -                      -                  -        18,540,000.00    1.000000000
         1A6               02149MAF6              18,540,000.00       18,540,000.00                    -                                                      -                      -                  -        18,540,000.00    1.000000000
         1A7               02149MAG4               1,612,173.00        1,612,173.91                    -                                                      -                      -                  -         1,612,173.91    1.000000566
         1A8               02149MAH2              17,767,500.00       17,767,500.00                    -                                                      -                      -                  -        17,767,500.00    1.000000000
         1A9               02149MAJ8                 772,500.00          772,500.00                    -                                                      -                      -                  -           772,500.00    1.000000000
        1A10               02149MAK5              17,367,000.00       17,367,000.00                    -                                                      -                      -                  -        17,367,000.00    1.000000000
        1A11               02149MAL3               1,173,000.00        1,173,000.00                    -                                                      -                      -                  -         1,173,000.00    1.000000000
        1A12               02149MAM1             133,438,000.00      126,831,108.01         1,735,911.33                                           1,735,911.33                      -                  -       125,095,196.68    0.937478055
        1A13               02149MCZ0             133,438,000.00      126,831,108.01         1,735,911.33                                           1,735,911.33                      -                  -       125,095,196.68    0.937478055
        1A14               02149MDA4             133,438,000.00      126,831,108.01         1,735,911.33                                           1,735,911.33                      -                  -       125,095,196.68    0.937478055
        1A15               02149MDB2              11,603,304.00       11,028,792.00                    -                                                      -                      -                  -        10,877,843.19    0.937478083
         2A1               02149MAP4              10,000,000.00        7,701,197.89         1,331,761.74                                           1,331,761.74                      -                  -         6,369,436.15    0.636943615
         2A2               02149MAQ2              10,000,000.00        7,701,197.89                    -                                                      -                      -                  -         6,369,436.15    0.636943615
         2A3               02149MAR0              26,500,000.00       26,500,000.00                    -                                                      -                      -                  -        26,500,000.00    1.000000000
         2A4               02149MAS8               2,000,000.00        2,000,000.00                    -                                                      -                      -                  -         2,000,000.00    1.000000000
         2A5               02149MAT6              11,500,000.00       11,374,000.00            42,000.00                                              42,000.00                      -                  -        11,332,000.00    0.985391304
         2A6               02149MAU3              40,000,000.00       33,435,146.39         3,803,947.20                                           3,803,947.20                      -                  -        29,631,199.19    0.740779980
         2A7               02149MAV1              40,000,000.00       33,435,146.39                    -                                                      -                      -                  -        29,631,199.19    0.740779980
         2A8               02149MAW9              58,572,000.00       58,572,000.00                    -                                                      -                      -                  -        58,572,000.00    1.000000000
         2A9               02149MAX7               5,714,000.00        5,714,000.00                    -                                                      -                      -                  -         5,714,000.00    1.000000000
        2A10               02149MAY5              38,568,000.00       38,205,000.00           121,000.00                                             121,000.00                      -                  -        38,084,000.00    0.987450736
        2A11               02149MAZ2              26,500,000.00       26,500,000.00                    -                                                      -                      -                  -        26,500,000.00    1.000000000
        2A12               02149MBA6              26,500,000.00       26,500,000.00                    -                                                      -                      -                  -        26,500,000.00    1.000000000
        2A13               02149MBB4              26,500,000.00       26,500,000.00                    -                                                      -                      -                  -        26,500,000.00    1.000000000
        2A14               02149MBC2               3,312,500.00        3,312,500.00                    -                                                      -                      -                  -         3,312,500.00    1.000000000
        2A15               02149MBD0               2,000,000.00        2,000,000.00                    -                                                      -                      -                  -         2,000,000.00    1.000000000
        2A16               02149MBE8               2,000,000.00        2,000,000.00                    -                                                      -                      -                  -         2,000,000.00    1.000000000
        2A17               02149MBF5               2,000,000.00        2,000,000.00                    -                                                      -                      -                  -         2,000,000.00    1.000000000
        2A18               02149MBG3                 250,000.00          250,000.00                    -                                                      -                      -                  -           250,000.00    1.000000000
        2A19               02149MBH1              11,500,000.00       11,374,000.00            42,000.00                                              42,000.00                      -                  -        11,332,000.00    0.985391304
        2A20               02149MBJ7              11,500,000.00       11,374,000.00            42,000.00                                              42,000.00                      -                  -        11,332,000.00    0.985391304
        2A21               02149MBK4              11,500,000.00       11,374,000.00            42,000.00                                              42,000.00                      -                  -        11,332,000.00    0.985391304
        2A22               02149MBL2               1,437,500.00        1,421,750.00                    -                                                      -                      -                  -         1,416,500.00    0.985391304
        2A23               02149MBM0              58,572,000.00       58,572,000.00                    -                                                      -                      -                  -        58,572,000.00    1.000000000
        2A24               02149MBN8              58,572,000.00       58,572,000.00                    -                                                      -                      -                  -        58,572,000.00    1.000000000
        2A25               02149MBP3              58,572,000.00       58,572,000.00                    -                                                      -                      -                  -        58,572,000.00    1.000000000
        2A26               02149MBQ1               7,321,500.00        7,321,500.00                    -                                                      -                      -                  -         7,321,500.00    1.000000000
        2A27               02149MBR9               5,714,000.00        5,714,000.00                    -                                                      -                      -                  -         5,714,000.00    1.000000000
        2A28               02149MBS7               5,714,000.00        5,714,000.00                    -                                                      -                      -                  -         5,714,000.00    1.000000000
        2A29               02149MBT5               5,714,000.00        5,714,000.00                    -                                                      -                      -                  -         5,714,000.00    1.000000000
        2A30               02149MBU2                 714,250.00          714,250.00                    -                                                      -                      -                  -           714,250.00    1.000000000
        2A31               02149MBV0              38,568,000.00       38,205,000.00           121,000.00                                             121,000.00                      -                  -        38,084,000.00    0.987450736
        2A32               02149MBW8              38,568,000.00       38,205,000.00           121,000.00                                             121,000.00                      -                  -        38,084,000.00    0.987450736
        2A33               02149MBX6              38,568,000.00       38,205,000.00           121,000.00                                             121,000.00                      -                  -        38,084,000.00    0.987450736
        2A34               02149MBY4               4,821,000.00        4,775,625.00                    -                                                      -                      -                  -         4,760,500.00    0.987450736
        2A35               02149MBZ1              64,286,000.00       64,286,000.00                    -                                                      -                      -                  -        64,286,000.00    1.000000000
        2A36               02149MCA5              64,286,000.00       64,286,000.00                    -                                                      -                      -                  -        64,286,000.00    1.000000000
        2A37               02149MDC0              64,286,000.00       64,286,000.00                    -                                                      -                      -                  -        64,286,000.00    1.000000000
        2A38               02149MDD8               8,035,750.00        8,035,750.00                    -                                                      -                      -                  -         8,035,750.00    1.000000000
        2A39               02149MDE6              28,500,000.00       28,500,000.00                    -                                                      -                      -                  -        28,500,000.00    1.000000000
        2A40               02149MDF3              28,500,000.00       28,500,000.00                    -                                                      -                      -                  -        28,500,000.00    1.000000000
        2A41               02149MDG1              28,500,000.00       28,500,000.00                    -                                                      -                      -                  -        28,500,000.00    1.000000000
        2A42               02149MDH9               3,562,500.00        3,562,500.00                    -                                                      -                      -                  -         3,562,500.00    1.000000000
        2A43               02149MDJ5              28,500,000.00       28,500,000.00                    -                                                      -                      -                  -        28,500,000.00    1.000000000
        2A44               02149MDK2              64,286,000.00       64,286,000.00                    -                                                      -                      -                  -        64,286,000.00    1.000000000
          X                                      385,884,297.00      370,049,748.95                    -                                                      -                      -                  -       362,846,090.79    0.940297632
         X-1               02149MAN9             180,910,300.00      174,293,834.14                    -                                                      -                      -                  -       172,555,228.68    0.953816497
         X-2               02149MAN9             204,973,997.00      195,755,914.81                    -                                                      -                      -                  -       190,290,862.11    0.928365865
         3A1               02149MCH0              70,043,000.00       66,516,229.09         2,759,433.08                                           2,759,433.08                      -                  -        63,756,796.01    0.910252217
         3A2               02149MCJ6              70,043,000.00       68,467,032.50           525,322.50                                             525,322.50                      -                  -        67,941,710.00    0.970000000
         3A3               02149MCK3               2,724,000.00        2,724,000.00                    -                                                      -                      -                  -         2,724,000.00    1.000000000
         3A4               02149MCL1              31,868,000.00       31,868,000.00                    -                                                      -                      -                  -        31,868,000.00    1.000000000
         3A5               02149MCY3               7,967,000.00        7,967,000.00                    -                                                      -                      -                  -         7,967,000.00    1.000000000
         3AR               02149MCM9                     100.00                   -                    -                                                      -                      -                  -                    -    0.000000000
         AR                02149MCC1                     100.00                   -                    -                                                      -                      -                  -                    -    0.000000000
         PO                                          164,880.07          145,431.18               176.58                                                 176.58                      -                  -           145,254.60    0.880971242
        PO-1               02149MCD9                 136,139.61          135,729.61               166.64                                                 166.64                      -                  -           135,562.97    0.995764373
        PO-2               02149MCD9                  28,740.46            9,701.57                 9.94                                                   9.94                      -                  -             9,691.63    0.337212037
         3C                02149MCV9                          -      194,074,510.11                    -                                                      -                      -                  -       190,789,754.53    0.000000000
          P                02149MCW7                     100.00              100.00                    -                                                      -                      -                  -               100.00    1.000000000
         3P                02149MCX5                     100.00              100.00                    -                                                      -                      -                  -               100.00    1.000000000

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
         3M1               02149MCN7               4,282,000.00        4,282,000.00                    -                                                      -                      -                  -         4,282,000.00    1.000000000
         3M2               02149MCP2               2,888,000.00        2,888,000.00                    -                                                      -                      -                  -         2,888,000.00    1.000000000
         3M3               02149MCQ0               4,582,000.00        4,582,000.00                    -                                                      -                      -                  -         4,582,000.00    1.000000000
         3B                02149MCR8               1,693,000.00        1,693,000.00                    -                                                      -                      -                  -         1,693,000.00    1.000000000
          M                02149MCE7              13,144,500.00       13,108,749.37            86,867.45                                              86,867.45                      -                  -        13,021,881.92    0.990671529
         B1                02149MCF4               4,905,000.00        4,891,659.30            32,415.45                                              32,415.45                      -                  -         4,859,243.85    0.990671529
         B2                02149MCG2               3,139,000.00        3,130,462.50            20,744.57                                              20,744.57                      -                  -         3,109,717.93    0.990671529
         B3                02149MCS6               2,158,100.00        2,152,230.36            14,262.14                                              14,262.14                      -                  -         2,137,968.23    0.990671529
         B4                02149MCT4               1,765,700.00        1,760,897.62            11,668.90                                              11,668.90                      -                  -         1,749,228.72    0.990671529
         B5                02149MCU1               1,373,565.00        1,369,829.16             9,077.42                                               9,077.42                      -                  -         1,360,751.74    0.990671529

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
       Totals                                    588,453,945.07      567,299,973.37        10,494,588.36                                          10,494,588.36                      -                  -       556,805,385.02

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                          Interest Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                  Beginning              Pass                                                                                                Total                                 Net Rate               Net                                      Net Rate            Yield                       Yield
                                 Certificate            Through             Effective             Current            Deferred                               Interest                              Carryover             Interest              Interest             Carryover        Supplemental                Supplemental
           Class                   Balance             Rate (%)            Coupon (%)            Interest            Interest                                 Due                                    Paid              Shortfall                Paid              After Dist.          Paid                     After Distr
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            1A1                    118,810,897.21            5.750000              5.750000          569,302.22                   -                                              569,302.22                      -                  -           569,302.22              -                   -                                   -
            1A2                     20,881,000.00            5.750000              5.750000          100,054.79                   -                                              100,054.79                      -                  -           100,054.79              -                   -                                   -
            1A3                      8,020,210.80            5.750000              5.750000           38,430.18                   -                                               38,430.18                      -                  -            38,430.18              -                   -                                   -
            1A4                     18,540,000.00            5.750000              5.750000           88,837.50                   -                                               88,837.50                      -                  -            88,837.50              -                   -                                   -
            1A5                     18,540,000.00            5.250000              5.250000           81,112.50                   -                                               81,112.50                      -                  -            81,112.50              -                   -                                   -
            1A6                     18,540,000.00            5.500000              5.500000           84,975.00                   -                                               84,975.00                      -                  -            84,975.00              -                   -                                   -
            1A7                      1,612,173.91            5.750000              5.750000            7,725.00                   -                                                7,725.00                      -                  -             7,725.00              -                   -                                   -
            1A8                     17,767,500.00            6.000000              6.000000           88,837.50                   -                                               88,837.50                      -                  -            88,837.50              -                   -                                   -
            1A9                        772,500.00            0.000000              0.000000                   -                   -                                                       -                      -                  -                    -              -                   -                                   -
            1A10                    17,367,000.00            5.750000              5.750000           83,216.88                   -                                               83,216.88                      -                  -            83,216.88              -                   -                                   -
            1A11                     1,173,000.00            5.750000              5.750000            5,620.63                   -                                                5,620.63                      -                  -             5,620.63              -                   -                                   -
            1A12                   126,831,108.01            5.750000              5.750000          607,732.39                   -                                              607,732.39                      -                  -           607,732.39              -                   -                                   -
            1A13                   126,831,108.01            5.250000              5.250000          554,886.10                   -                                              554,886.10                      -                  -           554,886.10              -                   -                                   -
            1A14                   126,831,108.01            5.500000              5.500000          581,309.25                   -                                              581,309.25                      -                  -           581,309.25              -                   -                                   -
            1A15                    11,028,792.00            5.750000              5.750000           52,846.30                   -                                               52,846.30                      -                  -            52,846.30              -                   -                                   -
            2A1                      7,701,197.89            5.520000              5.520000           35,425.51                   -                                               35,425.51                      -                  -            35,425.51              -                   -                                   -
            2A2                      7,701,197.89            0.480000              0.480000            3,080.48                   -                                                3,080.48                      -                  -             3,080.48              -                   -                                   -
            2A3                     26,500,000.00            6.000000              6.000000          132,500.00                   -                                              132,500.00                      -                  -           132,500.00              -                   -                                   -
            2A4                      2,000,000.00            6.000000              6.000000           10,000.00                   -                                               10,000.00                      -                  -            10,000.00              -                   -                                   -
            2A5                     11,374,000.00            6.000000              6.000000           56,870.00                   -                                               56,870.00                      -                  -            56,870.00              -                   -                                   -
            2A6                     33,435,146.39            5.920000              5.920000          164,946.72                   -                                              164,946.72                      -                  -           164,946.72              -                   -                                   -
            2A7                     33,435,146.39            0.080000              0.080000            2,229.01                   -                                                2,229.01                      -                  -             2,229.01              -                   -                                   -
            2A8                     58,572,000.00            6.000000              6.000000          292,860.00                   -                                              292,860.00                      -                  -           292,860.00              -                   -                                   -
            2A9                      5,714,000.00            6.000000              6.000000           28,570.00                   -                                               28,570.00                      -                  -            28,570.00              -                   -                                   -
            2A10                    38,205,000.00            6.000000              6.000000          191,025.00                   -                                              191,025.00                      -                  -           191,025.00              -                   -                                   -
            2A11                    26,500,000.00            5.250000              5.250000          115,937.50                   -                                              115,937.50                      -                  -           115,937.50              -                   -                                   -
            2A12                    26,500,000.00            5.500000              5.500000          121,458.33                   -                                              121,458.33                      -                  -           121,458.33              -                   -                                   -
            2A13                    26,500,000.00            5.750000              5.750000          126,979.17                   -                                              126,979.17                      -                  -           126,979.17              -                   -                                   -
            2A14                     3,312,500.00            6.000000              6.000000           16,562.50                   -                                               16,562.50                      -                  -            16,562.50              -                   -                                   -
            2A15                     2,000,000.00            5.250000              5.250000            8,750.00                   -                                                8,750.00                      -                  -             8,750.00              -                   -                                   -
            2A16                     2,000,000.00            5.500000              5.500000            9,166.67                   -                                                9,166.67                      -                  -             9,166.67              -                   -                                   -
            2A17                     2,000,000.00            5.750000              5.750000            9,583.33                   -                                                9,583.33                      -                  -             9,583.33              -                   -                                   -
            2A18                       250,000.00            6.000000              6.000000            1,250.00                   -                                                1,250.00                      -                  -             1,250.00              -                   -                                   -
            2A19                    11,374,000.00            5.250000              5.250000           49,761.25                   -                                               49,761.25                      -                  -            49,761.25              -                   -                                   -
            2A20                    11,374,000.00            5.500000              5.500000           52,130.83                   -                                               52,130.83                      -                  -            52,130.83              -                   -                                   -
            2A21                    11,374,000.00            5.750000              5.750000           54,500.42                   -                                               54,500.42                      -                  -            54,500.42              -                   -                                   -
            2A22                     1,421,750.00            6.000000              6.000000            7,108.75                   -                                                7,108.75                      -                  -             7,108.75              -                   -                                   -
            2A23                    58,572,000.00            5.250000              5.250000          256,252.50                   -                                              256,252.50                      -                  -           256,252.50              -                   -                                   -
            2A24                    58,572,000.00            5.500000              5.500000          268,455.00                   -                                              268,455.00                      -                  -           268,455.00              -                   -                                   -
            2A25                    58,572,000.00            5.750000              5.750000          280,657.50                   -                                              280,657.50                      -                  -           280,657.50              -                   -                                   -
            2A26                     7,321,500.00            6.000000              6.000000           36,607.50                   -                                               36,607.50                      -                  -            36,607.50              -                   -                                   -
            2A27                     5,714,000.00            5.250000              5.250000           24,998.75                   -                                               24,998.75                      -                  -            24,998.75              -                   -                                   -
            2A28                     5,714,000.00            5.500000              5.500000           26,189.17                   -                                               26,189.17                      -                  -            26,189.17              -                   -                                   -
            2A29                     5,714,000.00            5.750000              5.750000           27,379.58                   -                                               27,379.58                      -                  -            27,379.58              -                   -                                   -
            2A30                       714,250.00            6.000000              6.000000            3,571.25                   -                                                3,571.25                      -                  -             3,571.25              -                   -                                   -
            2A31                    38,205,000.00            5.250000              5.250000          167,146.88                   -                                              167,146.88                      -                  -           167,146.88              -                   -                                   -
            2A32                    38,205,000.00            5.500000              5.500000          175,106.25                   -                                              175,106.25                      -                  -           175,106.25              -                   -                                   -
            2A33                    38,205,000.00            5.750000              5.750000          183,065.63                   -                                              183,065.63                      -                  -           183,065.63              -                   -                                   -
            2A34                     4,775,625.00            6.000000              6.000000           23,878.13                   -                                               23,878.13                      -                  -            23,878.13              -                   -                                   -
            2A35                    64,286,000.00            5.250000              5.250000          281,251.25                   -                                              281,251.25                      -                  -           281,251.25              -                   -                                   -
            2A36                    64,286,000.00            5.500000              5.500000          294,644.17                   -                                              294,644.17                      -                  -           294,644.17              -                   -                                   -
            2A37                    64,286,000.00            5.750000              5.750000          308,037.08                   -                                              308,037.08                      -                  -           308,037.08              -                   -                                   -
            2A38                     8,035,750.00            6.000000              6.000000           40,178.75                   -                                               40,178.75                      -                  -            40,178.75              -                   -                                   -
            2A39                    28,500,000.00            5.250000              5.250000          124,687.50                   -                                              124,687.50                      -                  -           124,687.50              -                   -                                   -
            2A40                    28,500,000.00            5.500000              5.500000          130,625.00                   -                                              130,625.00                      -                  -           130,625.00              -                   -                                   -
            2A41                    28,500,000.00            5.750000              5.750000          136,562.50                   -                                              136,562.50                      -                  -           136,562.50              -                   -                                   -
            2A42                     3,562,500.00            6.000000              6.000000           17,812.50                   -                                               17,812.50                      -                  -            17,812.50              -                   -                                   -
            2A43                    28,500,000.00            6.000000              6.000000          142,500.00                   -                                              142,500.00                      -                  -           142,500.00              -                   -                                   -
            2A44                    64,286,000.00            6.000000              6.000000          321,430.00                   -                                              321,430.00                      -                  -           321,430.00              -                   -                                   -
             X                     370,049,748.95            0.651193              0.651193          200,811.37                   -                                              200,811.37                      -                  -           200,811.37              -                   -                                   -
            X-1                    174,293,834.14            0.447300              0.447300           64,968.09                   -                                               64,968.09                      -                  -            64,968.09              -                   -                                   -
            X-2                    195,755,914.81            0.832731              0.832731          135,843.28                   -                                              135,843.28                      -                  -           135,843.28              -                   -                                   -
            3A1                     66,516,229.09            5.917000              5.917000          327,980.44                   -                                              327,980.44                      -                  -           327,980.44              -                   -                                   -
            3A2                     68,467,032.50            5.729000              5.729000          326,873.02                   -                                              326,873.02                      -                  -           326,873.02              -                   -                                   -
            3A3                      2,724,000.00            6.088000              6.088000           13,819.76                   -                                               13,819.76                      -                  -            13,819.76              -                   -                                   -
            3A4                     31,868,000.00            5.755000              5.755000          152,833.62                   -                                              152,833.62                      -                  -           152,833.62              -                   -                                   -
            3A5                      7,967,000.00            5.750000              5.750000           38,175.21                   -                                               38,175.21                      -                  -            38,175.21              -                   -                                   -
            3AR                                 -            0.000000              0.000000                   -                   -                                                       -                      -                  -                    -              -                   -                                   -
             AR                                 -            5.750000              0.000000                   -                   -                                                       -                      -                  -                 0.17              -                   -                                   -
             PO                        145,431.18            0.000000              0.000000                   -                   -                                                       -                      -                  -                    -              -                   -                                   -
            PO-1                       135,729.61            0.000000              0.000000                   -                   -                                                       -                      -                  -                    -              -                   -                                   -
            PO-2                         9,701.57            0.000000              0.000000                   -                   -                                                       -                      -                  -                    -              -                   -                                   -
             3C                    194,074,510.11            0.000000              1.260612                   -                   -                                                       -                      -                  -           203,877.26              -                   -                                   -
             P                             100.00            0.000000         127876.200000                   -                   -                                                       -                      -                  -            10,656.35              -                   -                                   -
             3P                            100.00            0.000000              0.000000                   -                   -                                                       -                      -                  -                    -              -                   -                                   -

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            3M1                      4,282,000.00            6.000000              6.000000           21,410.00                   -                                               21,410.00                      -                  -            21,410.00              -                   -                                   -
            3M2                      2,888,000.00            6.000000              6.000000           14,440.00                   -                                               14,440.00                      -                  -            14,440.00              -                   -                                   -
            3M3                      4,582,000.00            6.000000              6.000000           22,910.00                   -                                               22,910.00                      -                  -            22,910.00              -                   -                                   -
             3B                      1,693,000.00            6.000000              6.000000            8,465.00                   -                                                8,465.00                      -                  -             8,465.00              -                   -                                   -
             M                      13,108,749.37            5.881665              5.881665           64,251.06                   -                                               64,251.06                      -                  -            64,251.06              -                   -                                   -
             B1                      4,891,659.30            5.881665              5.881665           23,975.92                   -                                               23,975.92                      -                  -            23,975.92              -                   -                                   -
             B2                      3,130,462.50            5.881665              5.881665           15,343.61                   -                                               15,343.61                      -                  -            15,343.61              -                   -                                   -
             B3                      2,152,230.36            5.881665              5.881665           10,548.91                   -                                               10,548.91                      -                  -            10,548.91              -                   -                                   -
             B4                      1,760,897.62            5.881665              5.881665            8,630.84                   -                                                8,630.84                      -                  -             8,630.84              -                   -                                   -
             B5                      1,369,829.16            5.881665              5.881665            6,714.06                   -                                                6,714.06                      -                  -             6,714.06              -                   -                                   -

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
           Totals                  567,299,973.37                                                  2,971,314.23                   -                                            2,971,314.23                      -                  -         3,185,848.01              -                   -                                   -

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                                  Current Payment Information
                                                                                                      Factors per $1,000

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                 Original            Beginning                                                                                          Ending               Pass
                                                Certificate         Certificate                            Principal                              Interest            Certificate           Through
        Class                 Cusip               Balance             Balance                            Distribution                           Distribution            Balance            Rate (%)
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
         1A1                02149MAA7            125,000,000.00       950.487177647                                            13.009122823           4.554417726       937.478054823            5.750000
         1A2                02149MAB5             20,881,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
         1A3                02149MAC3              8,438,000.00       950.487177647                                            13.009122823           4.554417726       937.478054823            5.750000
         1A4                02149MAD1             18,540,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
         1A5                02149MAE9             18,540,000.00      1000.000000000                                             0.000000000           4.375000000      1000.000000000            5.250000
         1A6                02149MAF6             18,540,000.00      1000.000000000                                             0.000000000           4.583333333      1000.000000000            5.500000
         1A7                02149MAG4              1,612,173.00      1000.000566343                                             0.000000000           4.791669380      1000.000566343            5.750000
         1A8                02149MAH2             17,767,500.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
         1A9                02149MAJ8                772,500.00      1000.000000000                                             0.000000000           0.000000000      1000.000000000            0.000000
        1A10                02149MAK5             17,367,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
        1A11                02149MAL3              1,173,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
        1A12                02149MAM1            133,438,000.00       950.487177647                                            13.009122823           4.554417726       937.478054823            5.750000
        1A13                02149MCZ0            133,438,000.00       950.487177647                                            13.009122823           4.158381402       937.478054823            5.250000
        1A14                02149MDA4            133,438,000.00       950.487177647                                            13.009122823           4.356399564       937.478054823            5.500000
        1A15                02149MDB2             11,603,304.00       950.487206139                                             0.000000000           4.554417863       937.478082926            5.750000
         2A1                02149MAP4             10,000,000.00       770.119789066                                           133.176174154           3.542551030       636.943614912            5.520000
         2A2                02149MAQ2             10,000,000.00       770.119789066                                             0.000000000           0.308047916       636.943614912            0.480000
         2A3                02149MAR0             26,500,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
         2A4                02149MAS8              2,000,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
         2A5                02149MAT6             11,500,000.00       989.043478261                                             3.652173913           4.945217391       985.391304348            6.000000
         2A6                02149MAU3             40,000,000.00       835.878659736                                            95.098679913           4.123668055       740.779979823            5.920000
         2A7                02149MAV1             40,000,000.00       835.878659736                                             0.000000000           0.055725244       740.779979823            0.080000
         2A8                02149MAW9             58,572,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
         2A9                02149MAX7              5,714,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
        2A10                02149MAY5             38,568,000.00       990.588052271                                             3.137315910           4.952940261       987.450736362            6.000000
        2A11                02149MAZ2             26,500,000.00      1000.000000000                                             0.000000000           4.375000000      1000.000000000            5.250000
        2A12                02149MBA6             26,500,000.00      1000.000000000                                             0.000000000           4.583333333      1000.000000000            5.500000
        2A13                02149MBB4             26,500,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
        2A14                02149MBC2              3,312,500.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
        2A15                02149MBD0              2,000,000.00      1000.000000000                                             0.000000000           4.375000000      1000.000000000            5.250000
        2A16                02149MBE8              2,000,000.00      1000.000000000                                             0.000000000           4.583333333      1000.000000000            5.500000
        2A17                02149MBF5              2,000,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
        2A18                02149MBG3                250,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
        2A19                02149MBH1             11,500,000.00       989.043478261                                             3.652173913           4.327065217       985.391304348            5.250000
        2A20                02149MBJ7             11,500,000.00       989.043478261                                             3.652173913           4.533115942       985.391304348            5.500000
        2A21                02149MBK4             11,500,000.00       989.043478261                                             3.652173913           4.739166667       985.391304348            5.750000
        2A22                02149MBL2              1,437,500.00       989.043478261                                             0.000000000           4.945217391       985.391304348            6.000000
        2A23                02149MBM0             58,572,000.00      1000.000000000                                             0.000000000           4.375000000      1000.000000000            5.250000
        2A24                02149MBN8             58,572,000.00      1000.000000000                                             0.000000000           4.583333333      1000.000000000            5.500000
        2A25                02149MBP3             58,572,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
        2A26                02149MBQ1              7,321,500.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
        2A27                02149MBR9              5,714,000.00      1000.000000000                                             0.000000000           4.375000000      1000.000000000            5.250000
        2A28                02149MBS7              5,714,000.00      1000.000000000                                             0.000000000           4.583333333      1000.000000000            5.500000
        2A29                02149MBT5              5,714,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
        2A30                02149MBU2                714,250.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
        2A31                02149MBV0             38,568,000.00       990.588052271                                             3.137315910           4.333822729       987.450736362            5.250000
        2A32                02149MBW8             38,568,000.00       990.588052271                                             3.137315910           4.540195240       987.450736362            5.500000
        2A33                02149MBX6             38,568,000.00       990.588052271                                             3.137315910           4.746567750       987.450736362            5.750000
        2A34                02149MBY4              4,821,000.00       990.588052271                                             0.000000000           4.952940261       987.450736362            6.000000
        2A35                02149MBZ1             64,286,000.00      1000.000000000                                             0.000000000           4.375000000      1000.000000000            5.250000
        2A36                02149MCA5             64,286,000.00      1000.000000000                                             0.000000000           4.583333333      1000.000000000            5.500000
        2A37                02149MDC0             64,286,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
        2A38                02149MDD8              8,035,750.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
        2A39                02149MDE6             28,500,000.00      1000.000000000                                             0.000000000           4.375000000      1000.000000000            5.250000
        2A40                02149MDF3             28,500,000.00      1000.000000000                                             0.000000000           4.583333333      1000.000000000            5.500000
        2A41                02149MDG1             28,500,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
        2A42                02149MDH9              3,562,500.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
        2A43                02149MDJ5             28,500,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
        2A44                02149MDK2             64,286,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
          X                                      385,884,297.00       958.965554771                                             0.000000000           0.520392697       940.297632246            0.651193
         X-1                02149MAN9            180,910,300.00       963.426815057                                             0.000000000           0.359117711       953.816497347            0.447300
         X-2                02149MAN9            204,973,997.00       955.028040996                                             0.000000000           0.662734229       928.365865403            0.832731
         3A1                02149MCH0             70,043,000.00       949.648488585                                            39.396272004           4.682558422       910.252216581            5.917000
         3A2                02149MCJ6             70,043,000.00       977.500000000                                             7.500000000           4.666747917       970.000000000            5.729000
         3A3                02149MCK3              2,724,000.00      1000.000000000                                             0.000000000           5.073333333      1000.000000000            6.088000
         3A4                02149MCL1             31,868,000.00      1000.000000000                                             0.000000000           4.795833333      1000.000000000            5.755000
         3A5                02149MCY3              7,967,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
         3AR                02149MCM9                    100.00         0.000000000                                             0.000000000           0.000000000         0.000000000            0.000000
         AR                 02149MCC1                    100.00         0.000000000                                             0.000000000           1.694251020         0.000000000            5.750000
         PO                                          164,880.07       882.042201947                                             1.070960244           0.000000000       880.971241703            0.000000
        PO-1                02149MCD9                136,139.61       996.988386516                                             1.224013930           0.000000000       995.764372585            0.000000
        PO-2                02149MCD9                 28,740.46       337.558061759                                             0.346024733           0.000000000       337.212037026            0.000000
         3C                 02149MCV9                         -         0.000000000                                             0.000000000           0.000000000         0.000000000            0.000000
          P                 02149MCW7                    100.00      1000.000000000                                             0.000000000      106563.500000000      1000.000000000            0.000000
         3P                 02149MCX5                    100.00      1000.000000000                                             0.000000000           0.000000000      1000.000000000            0.000000

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
         3M1                02149MCN7              4,282,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
         3M2                02149MCP2              2,888,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
         3M3                02149MCQ0              4,582,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
         3B                 02149MCR8              1,693,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
          M                 02149MCE7             13,144,500.00       997.280183410                                             6.608654048           4.888056365       990.671529362            5.881665
         B1                 02149MCF4              4,905,000.00       997.280183410                                             6.608654048           4.888056365       990.671529362            5.881665
         B2                 02149MCG2              3,139,000.00       997.280183410                                             6.608654048           4.888056365       990.671529362            5.881665
         B3                 02149MCS6              2,158,100.00       997.280183410                                             6.608654048           4.888056365       990.671529362            5.881665
         B4                 02149MCT4              1,765,700.00       997.280183410                                             6.608654048           4.888056365       990.671529362            5.881665
         B5                 02149MCU1              1,373,565.00       997.280183410                                             6.608654048           4.888056365       990.671529362            5.881665

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
       Totals                                    588,453,945.07       964.051610364                                            17.834171133           5.413929224       946.217439249

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 4 West
New York, NY 10286
Officer:        Michael Cerchio     212-815-6314
Associate:      Jonathan Conte      212-815-6146

                                   CWALT, Inc.
                         Alternative Loan Trust 2007-J1
               Mortgage Pass-Through Certificates, Series 2007-J1

Pool Level Data
Distribution Date                                                                                                                                                                                6/25/2007
Cut-off Date                                                                                                                                                                                      2/1/2007
Record Date                                                                                                                                                                                      5/31/2007
Determination Date                                                                                                                                                                               6/22/2007
LIBOR Determination Date                                                                                                                                                                         5/23/2007
Accrual Period 30/360                                                         Begin                                                                                                               5/1/2007
                                                                              End                                                                                                                 6/1/2007
Number of Days in 30/360 Accrual Period                                                                                                                                                                 30

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
  Prefunding Detail
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                                     Group I            Group II           Group III                 Total
                       Target Funding Balance                                                                                 185,518,431.04      206,845,414.33      199,177,324.13        591,541,169.50
                       Initial Funded Balance                                                                                 183,324,109.30      188,119,676.73      199,045,243.62        570,489,029.65
                       Initial Unfunded Balance                                                                                 2,194,321.74       18,725,737.60          132,080.51         21,052,139.85

                       Ending Unfunded Amounts have been passed
                       through as Principal at the End of the
                       Prefunding Period

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
  Collateral Detail
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Original Mortgage Loan Details

                                                                                                                                     Group I            Group II           Group III                 Total
                       Original Aggregate Loan Count                                                                                     311                 527                 702                 1,540
                       Original Stated Principal Balance                                                                      185,518,431.04      206,845,414.33      199,177,324.13        591,541,169.50
                       Original Weighted Average Mortgage Rate                                                                      6.40457%            7.06351%            7.29837%
                       Original Weighted Average Net Mortgage Rate                                                                  6.18869%            6.83939%            7.02219%
                       Original Weighted Average Remaining Term                                                                          357                 358                 357

                       Current Mortgage Loan Details

                                                                                                                                     Group I            Group II           Group III                 Total
                       Beginning Aggregate Loan Count                                                                                    301                 499                 686                 1,486
                       Loans Paid Off or otherwise removed pursuant to the PSA                                                             4                  14                   9                    27
                                                                                                                                           -                  --                   -                    --
                       Ending Aggregate Loan Count                                                                                       297                 485                 677                 1,459

                       Beginning Pool Stated Principal Balance                                                                178,890,599.36      197,422,112.72      194,074,510.11        570,387,222.19
                       Scheduled Principal                                                                                        100,831.54        2,384,032.66        2,243,648.89          4,728,513.09
                       Unscheduled Principal                                                                                    1,642,287.34        3,082,681.23        1,041,106.69          5,766,075.26
                       Realized Principal Losses                                                                                          -                   -                   -                     -
                                                                                                                                          --                  --                  --                    -
                       Ending Pool Stated Principal Balance                                                                   177,147,480.48      191,955,398.83      190,789,754.53        559,892,633.84

                       Beginning Weighted Average Mortgage Rate                                                                     6.39741%            7.05286%            7.29375%
                       Beginning Weighted Average Net Mortgage Rate                                                                 6.18144%            6.82541%            7.01654%
                       Ending Weighted Average Mortgage Rate                                                                        6.39750%            7.03415%            7.28526%
                       Ending Weighted Average Net Mortgage Rate                                                                    6.18152%            6.80699%            7.00719%

                       Beginning Weighted Average Remaining Term to Maturity                                                             354                 355                 354
                       Ending Weighted Average Remaining Term to Maturity                                                                353                 354                 353

                       Loan Substitution

                                                                                                                                     Group I            Group II           Group III                 Total
                       Aggregate Stated of Principal Balances Removed                                                                      -                   -                   -                     -
                       Aggregate Stated of Principal Balance Added                                                                        -                   -                   -                     -
                                                                                                                                          --                  --                  --                    -
                       Aggregate Principal Substitution Shortfall Amount                                                                   -                   -                   -                     -

                       Fees of the Trust

                                                                                                                                     Group I            Group II           Group III                 Total
                       Gross Master Servicing Fee                                                                                  30,595.76           35,398.13           36,588.56            102,582.45
                       Net Master Servicing Fee                                                                                    30,071.35           32,985.64           35,678.56             98,735.56
                       Trustee Fee                                                                                                  1,341.68            1,480.67            1,455.56              4,277.90
                       Mortgage Insurance Premium (PMI)                                                                              257.96              540.69            6,788.66              7,587.32
                                                                                                                                     -------             -------           ---------             --------
                       Total Net Loan Fees                                                                                         31,670.99           35,007.00           43,922.79            110,600.78

                       Servicer Advances

                                                                                                                                     Group I            Group II           Group III                 Total
                       Principal Advances                                                                                           1,399.68            1,175.11            6,398.34              8,973.13
                       Interest Advances                                                                                           16,278.20           71,618.99          107,883.75            195,780.94
                       Reimbursement for Principal & Interest Advances                                                                     -                   -                   -                     -
                       Reimbursement for Nonrecoverable Advances                                                                          -                   -                   -                     -
                                                                                                                                          --                  --                  --                    -
                       Total Advances                                                                                              17,677.88           72,794.10          114,282.09            204,754.07

                       Mortgage Prepayment Details

                                                                                                                                     Group I            Group II           Group III                 Total
                       Principal Balance of Loans Paid in Full                                                                  1,630,249.55        3,065,258.15        1,031,899.47          5,727,407.17
                       Prepayment Interest Excess                                                                                          -                   -                   -                     -
                       Prepayment Interest Shortfall                                                                                  524.41            2,412.48              910.00              3,846.89
                       Compensating Interest                                                                                          524.41            2,412.48              910.00              3,846.89
                       Non-Supported Prepayment Interest Shortfall                                                                         -                   -                   -                     -
                       Prepayment Charges                                                                                          10,656.35                   -                   -             10,656.35
                       CPR %                                                                                                       10.48252%           17.40172%            6.32173%
                       SMM %                                                                                                        0.91856%            1.58055%            0.54272%

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
     Delinquency Information
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                               Delinquency Info                Group 1                                    Group 2                                  Group 3                                   Total
                       -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                       30-59 Days  Balance                         237,907.94              0.13430%         5,045,873.62            2.62867%       11,228,304.03            5.88517%         16,512,085.59           2.94915%
                                   Loan Count                               1              0.33670%                   13            2.68041%                  39            5.76071%                    53           3.63263%

                       60-89 Days  Balance                       1,725,685.91              0.97415%         2,809,699.86            1.46373%        3,516,536.88            1.84315%          8,051,922.65           1.43812%
                                   Loan Count                               2              0.67340%                    6            1.23711%                  12            1.77253%                    20           1.37080%

                       90+ Days    Balance                                  -              0.00000%           646,400.00            0.33674%          290,200.00            0.15210%            936,600.00           0.16728%
                                   Loan Count                               0              0.00000%                    1            0.20619%                   2            0.29542%                     3           0.20562%

                       Total       Balance                       1,963,593.85              1.10845%         8,501,973.48            4.42914%       15,035,040.91            7.88042%         25,500,608.24           4.55455%
                       -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                   Loan Count                               3              1.01010%                   20            4.12371%                  53            7.82866%                    76           5.20905%

                       -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                              Forceclosure Info                Group 1                                    Group 2                                  Group 3                                   Total
                       -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                       30-59 Days  Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                     -           0.00000%
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                     0           0.00000%

                       60-89 Days  Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                     -           0.00000%
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                     0           0.00000%

                       90+ Days    Balance                         977,482.33              0.55179%         3,226,000.00            1.68060%        1,879,265.61            0.98499%          6,082,747.94           1.08641%
                                   Loan Count                               6              2.02020%                    4            0.82474%                   7            1.03397%                    17           1.16518%

                       Total       Balance                         977,482.33              0.55179%         3,226,000.00            1.68060%        1,879,265.61            0.98499%          6,082,747.94           1.08641%
                       -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                   Loan Count                               6              2.02020%                    4            0.82474%                   7            1.03397%                    17           1.16518%

                       -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                        REO Info                               Group 1                                    Group 2                                  Group 3                                   Total
                       -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                       30-59 Days  Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                     -           0.00000%
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                     0           0.00000%

                       60-89 Days  Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                     -           0.00000%
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                     0           0.00000%

                       90+ Days    Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                     -           0.00000%
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                     0           0.00000%

                       Total       Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                     -           0.00000%
                       -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                     0           0.00000%

                       -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                               Bankruptcy Info                 Group 1                                    Group 2                                  Group 3                                   Total
                       -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                       30-59 Days  Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                     -           0.00000%
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                     0           0.00000%

                       60-89 Days  Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                     -           0.00000%
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                     0           0.00000%

                       90+ Days    Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                     -           0.00000%
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                     0           0.00000%

                       Total       Balance                                  -              0.00000%                    -            0.00000%                   -            0.00000%                     -           0.00000%
                       -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                   Loan Count                               0              0.00000%                    0            0.00000%                   0            0.00000%                     0           0.00000%

                       -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                       Totals for Foreclosure Bankruptcy, REO pGroupR1O                                   Group 2                                  Group 3                                   Total
                       -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                       All         Balance                         977,482.33              0.55179%         3,226,000.00            1.68060%        1,879,265.61            0.98499%          6,082,747.94           1.08641%
                       -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                   Loan Count                               6              2.02020%                    4            0.82474%                   7            1.03397%                    17           1.16518%

                       -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                       Totals for Foreclosure,REO Bankruptcy, DGroupu1ncy linquency                       Group 2                                  Group 3                                   Total
                       -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                       All         Balance                       2,941,076.18              1.66024%        11,727,973.48            6.10974%       16,914,306.52            8.86542%         31,583,356.18           5.64097%
                       -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                   Loan Count                               9              3.03030%                   24            4.94845%                  60            8.86263%                    93           6.37423%

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
       Realized Loss Detail
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Realized Losses

                                                                                                                                     Group I            Group II           Group III                 Total
                       Current Period Realized Losses                                                                                      -                   -                   -                     -
                       Cumulative Realized Losses                                                                                          -                   -                   -                     -
                       Total Liquidated Loan Balance                                                                                       -                   -                   -                     -
                       Total Liquidated Proceeds                                                                                           -                   -                   -                     -
                       Subsequent Recoveries                                                                                               -                   -                   -                     -
                       Monthly Default Rate                                                                                         0.00000%            0.00000%            0.00000%
                       Conditional Default Rate                                                                                     0.00000%            0.00000%            0.00000%

                                                                                        Liquidation          Liquidation       Realized Loss
               Loan ID                                                                      Balance             Proceeds
               Group I
                                                                                                N/A

              Group II
                                                                                                N/A

             Group III
                                                                                                N/A

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
              Servicer Remittance Summary
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Interest Remittance Amount

                                                                                                                                     Group I            Group II           Group III                 Total
                       Scheduled Interest Collected                                                                               953,172.86        1,157,912.49        1,178,699.05          3,289,784.39
                       Plus: Compensating Interest                                                                                    524.41            2,412.48              910.00              3,846.89
                       Plus: Seller Shortfall Interest Requirement                                                                         -                   -                   -                     -
                       Less: Servicing Fees                                                                                        30,595.76           35,398.13           36,588.56            102,582.45
                       Less: Mortgage Insurance Premium (PMI)                                                                        257.96              540.69            6,788.66              7,587.32
                                                                                                                                     -------             -------           ---------             --------
                       Total Interest Remittance Amount                                                                           922,843.54        1,124,386.15        1,136,231.82          3,183,461.52

                       Principal Remittance Amount

                                                                                                                                     Group I            Group II           Group III                 Total
                       Scheduled Principal                                                                                        100,831.54           88,067.98           87,824.79            276,724.31
                       Curtailment Principal                                                                                       12,037.79           17,423.08            9,207.22             38,668.09
                       Paid in Full Principal                                                                                   1,630,249.55        3,065,258.15        1,031,899.47          5,727,407.17
                       Repurchased Principal                                                                                               -        2,295,964.68        2,155,824.10          4,451,788.78
                       Liquidation Principal                                                                                               -                   -                   -                     -
                       Subsequent Recoveries                                                                                               -                   -                   -                     -
                       Less: Non-Recoverable Principal Advances relating to Principal                                                     -                   -                   -                     -
                                                                                                                                          --                  --                  --                    -
                       Total Principal Remittance Amount                                                                       1,743,118.88        5,466,713.89        3,284,755.58         10,494,588.35
                                                                                                                               -------------       -------------       -------------        -------------

                       Prepayment Charge                                                                                           10,656.35                   -                   -             10,656.35
                       Other Amounts Required                                                                                             -                   -                   -                     -
                                                                                                                                          --                  --                  --                    -
                       Total Other Remittance                                                                                     10,656.35                   -                   -             10,656.35
                                                                                                                                  ----------                  --                  --            ---------

                       Total Servicer Remittance                                                                                2,676,618.77        6,591,100.04        4,420,987.40         13,688,706.22

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
      Distributable Amounts
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Principal Distribution Amount

                                                                                                                                     Group I            Group II           Group III                 Total
                       Principal Remittance Amount                                                                              1,743,118.88        5,466,713.89        3,284,755.58         10,494,588.35
                       Extra Principal Distribution Amount                                                                                 -                   -                   -                     -
                       Supplemental Loan Deposit                                                                                           -                   -                   -                     -
                       Less: OC Reduction                                                                                                 -                   -                   -                     -
                                                                                                                                          --                  --                  --                    -
                       Principal Distribution Amount                                                                            1,743,118.88        5,466,713.89        3,284,755.58         10,494,588.35

                       Interest Funds

                                                                                                                                     Group I            Group II           Group III                 Total
                       Interest Remittance                                                                                        922,843.54        1,124,386.15        1,136,231.82          3,183,461.52
                       Less:  Trustee Fee                                                                                          1,341.68            1,480.67            1,455.56              4,277.90
                                                                                                                                   ---------           ---------           ---------             --------
                       Interest Funds                                                                                             921,501.86        1,122,905.49        1,134,776.26          3,179,183.61

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
       Distribution Summary
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Amounts Available for Distribution

                       Total Servicer Remittance                                                                                                                                             13,688,706.22
                       Investment Income                                                                                                                                                              1.96
                       Supplemental Loan Deposit                                                                                                                                                         -
                       Carryover Reserve Fund withdrawal from Initial Deposit                                                                                                                            -
                       Principal Reserve Fund withdrawal from Initial Deposit                                                                                                                            -
                       Other Amounts                                                                                                                                                                    -
                                                                                                                                                                                                        -
                       Total Available                                                                                                                                                       13,688,708.18

                       Distribution Payments

                       Trustee Fee                                                                                                                                                                4,277.90
                       3-A-2 Insurance Premium                                                                                                                                                    3,993.91
                       Class Payments                                                                                                                                                       13,680,436.36
                                                                                                                                                                                            -------------
                       Total Payments                                                                                                                                                        13,688,708.18

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
    Trust Accounts
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Distribution Account

                       Beginning Balance                                                                                                                                                                 -
                       Deposit                                                                                                                                                               13,688,708.18
                       Withdrawal                                                                                                                                                           13,688,708.18
                                                                                                                                                                                            -------------
                       Ending Balance                                                                                                                                                                    -

                       Carryover Reserve Account

                       Beginning Balance                                                                                                                                                          1,000.00
                       Deposits                                                                                                                                                                          -
                       Withdrawals                                                                                                                                                                      -
                                                                                                                                                                                                        -
                       Ending Balance                                                                                                                                                             1,000.00

                       For Details on the NRC Payment, see Interest
                       Detail, page 3

                       Prefunding Account

                       Beginning Balance                                                                                                                                                                 -
                       Deposit                                                                                                                                                                           -
                       Withdrawal                                                                                                                                                                       -
                                                                                                                                                                                                        -
                       Ending Balance                                                                                                                                                                    -

                       Capitalized Interest Account

                       Beginning Balance                                                                                                                                                                 -
                       Deposits                                                                                                                                                                          -
                       Withdrawals                                                                                                                                                                      -
                                                                                                                                                                                                        -
                       Ending Balance                                                                                                                                                                    -

                       Corridor Contract Reserve Fund

                       Beginning Balance                                                                                                                                                          1,000.00
                       Deposit                                                                                                                                                                           -
                       Withdrawal                                                                                                                                                                       -
                                                                                                                                                                                                        -
                       Ending Balance                                                                                                                                                             1,000.00

                       Exchangeable Certificates Distribution
                       Account

                       Beginnning Balance                                                                                                                                                                -
                       Deposit                                                                                                                                                                           -
                       Withdrawal                                                                                                                                                                       -
                                                                                                                                                                                                        -
                       Ending Balance                                                                                                                                                                    -

                       Principal Reserve Account

                       Beginning Balance                                                                                                                                                            100.00
                       Deposit                                                                                                                                                                           -
                       Withdrawal                                                                                                                                                                       -
                                                                                                                                                                                                        -
                       Ending Balance                                                                                                                                                               100.00

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
           Yield Supplemental Amount Details
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       One-Month Libor Rate                                                                                                                                                       5.32000%

                       Yield Supplemental Amounts

                                                                                          Beginning       Current Period         Amount Paid       Ending Amount
Class                                                                                       Balance               Amount
2A1                                                                                               -                    -                   -                   -
2A6                                                                                               -                    -                   -                   -
Total                                                                                            --                   --                  --                  --

                       Corridor Contract Amounts Available

                                                                                          Beginning       Current Period       Ending Amount
Contract                                                                                     Amount               Amount
2A1                                                                                               -                    -                   -
2A6                                                                                               -                    -                   -
Total                                                                                            --                   --                  --

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
    Net Rate Carryover Details
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Net Rate Cap Details

                       Libor Rate                                                                                                                                                                 5.32000%
                       Net Rate Cap                                                                                                                                                               6.97456%

                                                                                          Beginning             Interest Current PeriodAmount        Amount Paid       Ending Amount
Class                                                                                       Balance              Thereon
3A1                                                                                               -                    -                   -                   -                   -
3A2                                                                                               -                    -                   -                   -                   -
3A3                                                                                               -                    -                   -                   -                   -
3A4                                                                                               -                    -                   -                   -                   -
3A5                                                                                               -                    -                   -                   -                   -
3M1                                                                                               -                    -                   -                   -                   -
3M2                                                                                               -                    -                   -                   -                   -
3M3                                                                                               -                    -                   -                   -                   -
3B                                                                                                -                    -                   -                   -                   -
Total                                                                                            --                   --                  --                  --                  --

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
         Senior Principal Distribution Amounts
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Group 1 PO Principal Amounts

                       Beginning PO Balance                                                                                       135,729.61
                       PO Scheduled Principal                                                                                         166.00
                       PO Prepayments & Recoveries                                                                                      0.64
                       PO Liquidation Principal                                                                                            -
                       PO Principal Loss                                                                                                  -
                                                                                                                                          -
                       Ending PO Balance                                                                                          135,562.98

                       Group 1 NON-PO Principal Amounts

                       Beginning Non-PO Balance                                                                               178,754,869.75
                       Non-PO Scheduled Principal                                                                                 100,665.54
                       Non-PO Prepayments & Recoveries                                                                          1,642,286.70
                       Non-PO Liquidation Principal                                                                                        -
                       Non-PO Principal Loss                                                                                              -
                                                                                                                                          -
                       Ending Non-PO Balance                                                                                  177,011,917.50

                       Group 2 PO Principal Amounts

                       Beginning PO Balance                                                                                                             9,701.57
                       PO Scheduled Principal                                                                                                               9.94
                       PO Prepayments & Recoveries                                                                                                             -
                       PO Liquidation Principal                                                                                                                -
                       PO Principal Loss                                                                                                                      -
                                                                                                                                                              -
                       Ending PO Balance                                                                                                                9,691.63

                       Group 2 NON-PO Principal Amounts

                       Beginning Non-PO Balance                                                                                                   197,412,411.15
                       Non-PO Scheduled Principal                                                                                                   2,384,022.72
                       Non-PO Prepayments & Recoveries                                                                                              3,082,681.23
                       Non-PO Liquidation Principal                                                                                                            -
                       Non-PO Principal Loss                                                                                                                  -
                                                                                                                                                              -
                       Ending Non-PO Balance                                                                                                      191,945,707.20

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
            Principal Distribution Amounts
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Group 1 Senior and Subordinate Percentages

                       Senior Percentage Original                                                                                  93.24467%
                       Senior Prepayment Percentage Original                                                                      100.00000%
                       Senior Percentage                                                                                           93.00564%
                       Senior Prepayment Percentage                                                                               100.00000%
                       Subordinate Percentages                                                                                      6.99436%
                       Subordinate Prepayment Percentage                                                                            0.00000%

                       Group 1 Principal Distribution Amounts

                       Senior Principal Distribution Amount                                                                     1,735,911.33
                       Subordinate Principal Distribution Amount                                                                    7,040.91
                       PO Principal Distribution Amount                                                                                   -
                                                                                                                                          -
                       Total Principal Distribution Amount                                                                      1,742,952.24

                       Group 2 Senior and Subordinate Percentages

                       Senior Percentage Original                                                                                                      93.24877%
                       Senior Prepayment Percentage Original                                                                                          100.00000%
                       Senior Percentage                                                                                                               92.95330%
                       Senior Prepayment Percentage                                                                                                   100.00000%
                       Subordinate Percentages                                                                                                          7.04670%
                       Subordinate Prepayment Percentage                                                                                                0.00000%

                       Group 2 Principal Distribution Amounts

                       Senior Principal Distribution Amount                                                                                         5,298,708.94
                       Subordinate Principal Distribution Amount                                                                                      167,995.01
                       PO Principal Distribution Amount                                                                                                       -
                                                                                                                                                              -
                       Total Principal Distribution Amount                                                                                          5,466,703.95

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
       Credit Enhancements
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Overcollateralization Details

                       OC Prior                                                                                                                                                               3,087,248.52
                       OC Floor                                                                                                                                                                 995,886.62
                       OC Target                                                                                                                                                              3,087,248.52
                       OC Deficiency                                                                                                                                                                     -
                       OC Reduction                                                                                                                                                                      -
                       OC Ending                                                                                                                                                              3,087,248.52

                       Application of Excess Cashflow

                       Excess Cashflow available after application of interest payments                                                                                                         203,875.30
                       Plus: OC Reduction Amount                                                                                                                                                         -
                       Plus: Carryover Reserve Fund earnings                                                                                                                                             -
                       Less: Extra Principal Distribution Amount                                                                                                                                         -
                       Less: Unpaid Realized Loss Amount                                                                                                                                                 -
                       Less: Interest Carryforward Amount                                                                                                                                                -
                       Less: Carryover Shortfalls Paid                                                                                                                                                   -
                       Less: Transfer to Carryover Shortfall Reserve to replenish initial deposit                                                                                                       -
                                                                                                                                                                                                        -
                       Remaining Excess Cashflow available to Residual Class                                                                                                                    203,875.30

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
      Trigger Event Details
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Delinquency Trigger Test

                       Current Month                                                                                                                                                          5,686,002.49
                       1 Month Prior                                                                                                                                                          3,613,507.95
                       2 Months Prior                                                                                                                                                         2,792,097.85

                       Three-month Rolling Delinquency Rate                                                                                                                                       2.08934%
                       Senior Enhancement Percentage                                                                                                                                              8.51851%
                       Specified Delinquency Rate Trigger                                                                                                                                         3.59481%

                       Is Delinquency Trigger  Event in Effect?                                                                                                                   NO

                       Delinquency Trigger Event applicable only on
                       or after the Step-Down Date

                       Cumulative Loss Trigger Test

                       Cumulative Loss Percentage                                                                                                                                                 0.00000%
                       Specified Cumulative Loss Percentage                                                                                                                                     100.00000%

                       Is Cumulative Loss Trigger Event in Effect?                                                                                                                NO

                       Cumulative Loss Trigger Event applicable
                       only on or after the Step-Down Date

                       Is Trigger Event in Effect?                                                                                                                                NO

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
      Stepdown Date Details
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Balance of Group 3 Senior Notes ( after application of Principal Remittance Amount )                                                                                 174,257,506.01
                       Threshold Balance of Group 3 Senior Notes to trigger Stepdown Date                                                                                                   159,118,655.28
                       Has the 3rd Anniversary Distribution Date occured?                                                                                                         NO
                       Has the Balance of Group 3 Senior Notes been reduced to zero?                                                                                              NO

                       Has Stepdown Date been reached?                                                                                                                            NO

                       Subordination

Credit Support                                                       Original               Current
Class A                                                      1,822,703,080.07      1,764,317,182.67
Class A Percentage                                                 97.856215%            97.800234%

Class 3M1                                                        4,282,000.00          4,282,000.00
Class 3M1 Percentage                                                0.229890%             0.237361%

Class 3M2                                                        2,888,000.00          2,888,000.00
Class 3M2 Percentage                                                0.155049%             0.160089%

Class 3M3                                                        4,582,000.00          4,582,000.00
Class 3M3 Percentage                                                0.245996%             0.253991%

Class 3B                                                         1,693,000.00          1,693,000.00
Class 3B Percentage                                                 0.090893%             0.093847%

Class M                                                         13,144,500.00         13,021,881.92
Class M Percentage                                                  0.705694%             0.721833%

Class B1                                                         4,905,000.00          4,859,243.85
Class B1 Percentage                                                 0.263337%             0.269359%

Class B2                                                         3,139,000.00          3,109,717.93
Class B2 Percentage                                                 0.168525%             0.172379%

Class B3                                                         2,158,100.00          2,137,968.23
Class B3 Percentage                                                 0.115863%             0.118513%

Class B4                                                         1,765,700.00          1,749,228.72
Class B4 Percentage                                                 0.094796%             0.096964%

Class B5                                                         1,373,565.00          1,360,751.74
Class B5 Percentage                                                 0.073743%             0.075430%

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
     Prepayment Loan Details
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                       Prepayment Penalties                                                                                                                                                      10,656.35

               Loan ID                                                                      Balance        Paid Off Date             Penalty               State                Rate             Seasoning               Type
               Group I
             153955066                                                                   537,667.77            6/11/2007                   -                  IL               6.750                     5       Paid in Full
             147037280                                                                   459,435.84            5/31/2007                   -                  CA               6.250                     5       Paid in Full
             155516639                                                                   189,974.88            5/16/2007                   -                  ID               6.625                     7       Paid in Full
             158318760                                                                   444,247.77            6/15/2007           10,656.35                  CA               6.000                     5       Paid in Full

              Group II
             155627516                                                                    96,655.56             6/7/2007                   -                  NC               7.875                     6       Paid in Full
             155628252                                                                   212,908.87             6/1/2007                   -                  CT               8.250                     6       Paid in Full
             148265810                                                                   294,971.97            5/24/2007                   -                  MD               6.750                     5       Paid in Full
             154995850                                                                   744,000.00            5/17/2007                   -                  CA               7.000                     5       Paid in Full
             157168783                                                                   199,808.02            6/11/2007                   -                  FL               7.250                     6       Paid in Full
             157169247                                                                   980,000.00             6/6/2007                   -                  AZ               7.375                     5       Paid in Full
             146261706                                                                   537,844.43             6/5/2007                   -                  IL               8.125                     7       Paid in Full

             Group III
             155517144                                                                   619,999.47             6/5/2007                   -                  CA               6.875                     6       Paid in Full
             156169423                                                                    99,900.00            6/15/2007                   -                  MO               9.500                     9       Paid in Full
             156169359                                                                   312,000.00            5/17/2007                   -                  MD               7.500                     9       Paid in Full

-----------------------------------------------------------------------------------------------------------------------------------------------------------------
      Stratification Tables
-----------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                               Group I

---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                                                     of Items              of Items              Balance          of Balance
 less than or equal to                                -                     0                 0.000                    -               0.000
                     -           -            25,000.00                     0                 0.000                    -               0.000
             25,000.00           -            50,000.00                     4                 1.347           166,258.33               0.094
             50,000.00           -            75,000.00                     0                 0.000                    -               0.000
             75,000.00           -           100,000.00                     3                 1.010           272,481.26               0.154
            100,000.00           -           125,000.00                     7                 2.357           801,231.40               0.452
            125,000.00           -           150,000.00                     8                 2.694         1,142,763.78               0.645
            150,000.00           -           175,000.00                     7                 2.357         1,141,275.80               0.644
            175,000.00           -           200,000.00                     5                 1.684           931,268.68               0.526
            200,000.00           -           225,000.00                     4                 1.347           850,504.73               0.480
            225,000.00           -           250,000.00                    10                 3.367         2,402,019.72               1.356
            250,000.00           -           275,000.00                     5                 1.684         1,338,785.03               0.756
            275,000.00           -           300,000.00                     5                 1.684         1,474,148.95               0.832
            300,000.00           -           325,000.00                     6                 2.020         1,861,962.47               1.051
            325,000.00           -           350,000.00                     3                 1.010         1,036,000.00               0.585
            350,000.00           -           375,000.00                     2                 0.673           744,169.20               0.420
            375,000.00           -           400,000.00                     2                 0.673           791,900.00               0.447
            400,000.00           -           425,000.00                     9                 3.030         3,747,562.00               2.116
            425,000.00           -           450,000.00                    26                 8.754        11,481,683.96               6.481
            450,000.00           -           475,000.00                    14                 4.714         6,455,743.46               3.644
            475,000.00           -           500,000.00                    21                 7.071        10,169,566.51               5.741
            500,000.00           -           525,000.00                    24                 8.081        12,300,650.16               6.944
            525,000.00           -           550,000.00                    10                 3.367         5,360,290.11               3.026
            550,000.00           -           575,000.00                     9                 3.030         5,082,149.70               2.869
            575,000.00           -           600,000.00                    13                 4.377         7,663,603.69               4.326
            600,000.00           -           625,000.00                     7                 2.357         4,284,562.12               2.419
            625,000.00           -           650,000.00                    10                 3.367         6,435,204.86               3.633
            650,000.00           -           675,000.00                     5                 1.684         3,315,602.30               1.872
            675,000.00           -           700,000.00                     8                 2.694         5,555,081.15               3.136
            700,000.00           -           725,000.00                     6                 2.020         4,270,281.91               2.411
            725,000.00           -           750,000.00                     5                 1.684         3,687,603.44               2.082
            750,000.00           -           775,000.00                     3                 1.010         2,282,640.51               1.289
            775,000.00           -           800,000.00                     6                 2.020         4,763,941.41               2.689
          greater than                       800,000.00                    50                16.835        65,336,543.84              36.883
                                       Wgt Ave / Total:                   297               100.000       177,147,480.48             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                              Group II

---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                                                     of Items              of Items              Balance          of Balance
 less than or equal to                                -                     0                 0.000                    -               0.000
                     -           -            25,000.00                     0                 0.000                    -               0.000
             25,000.00           -            50,000.00                    10                 2.062           417,814.74               0.218
             50,000.00           -            75,000.00                    25                 5.155         1,516,465.12               0.790
             75,000.00           -           100,000.00                    21                 4.330         1,860,918.13               0.969
            100,000.00           -           125,000.00                    18                 3.711         2,002,140.36               1.043
            125,000.00           -           150,000.00                    29                 5.979         3,984,719.64               2.076
            150,000.00           -           175,000.00                    22                 4.536         3,593,187.16               1.872
            175,000.00           -           200,000.00                    35                 7.216         6,535,825.44               3.405
            200,000.00           -           225,000.00                    29                 5.979         6,139,766.09               3.199
            225,000.00           -           250,000.00                    24                 4.948         5,679,861.33               2.959
            250,000.00           -           275,000.00                    24                 4.948         6,294,785.24               3.279
            275,000.00           -           300,000.00                    22                 4.536         6,345,984.21               3.306
            300,000.00           -           325,000.00                     3                 0.619           938,681.24               0.489
            325,000.00           -           350,000.00                     6                 1.237         2,029,282.51               1.057
            350,000.00           -           375,000.00                    10                 2.062         3,609,902.03               1.881
            375,000.00           -           400,000.00                    10                 2.062         3,872,779.86               2.018
            400,000.00           -           425,000.00                     5                 1.031         2,095,444.09               1.092
            425,000.00           -           450,000.00                    18                 3.711         7,893,011.22               4.112
            450,000.00           -           475,000.00                    18                 3.711         8,351,606.07               4.351
            475,000.00           -           500,000.00                    23                 4.742        11,258,662.89               5.865
            500,000.00           -           525,000.00                    14                 2.887         7,216,040.33               3.759
            525,000.00           -           550,000.00                    13                 2.680         7,000,539.22               3.647
            550,000.00           -           575,000.00                    12                 2.474         6,741,405.96               3.512
            575,000.00           -           600,000.00                     9                 1.856         5,292,624.67               2.757
            600,000.00           -           625,000.00                     5                 1.031         3,079,354.16               1.604
            625,000.00           -           650,000.00                    14                 2.887         9,007,573.96               4.693
            650,000.00           -           675,000.00                     3                 0.619         1,988,297.68               1.036
            675,000.00           -           700,000.00                     4                 0.825         2,764,406.03               1.440
            700,000.00           -           725,000.00                     3                 0.619         2,145,210.22               1.118
            725,000.00           -           750,000.00                     6                 1.237         4,406,936.07               2.296
            750,000.00           -           775,000.00                     1                 0.206           756,610.14               0.394
            775,000.00           -           800,000.00                     6                 1.237         4,701,507.05               2.449
          greater than                       800,000.00                    43                 8.866        52,434,055.97              27.316
                                       Wgt Ave / Total:                   485               100.000       191,955,398.83             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                              Group III

---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                                                     of Items              of Items              Balance          of Balance
 less than or equal to                                -                     0                 0.000                    -               0.000
                     -           -            25,000.00                     0                 0.000                    -               0.000
             25,000.00           -            50,000.00                     6                 0.886           277,388.77               0.145
             50,000.00           -            75,000.00                    30                 4.431         1,858,558.26               0.974
             75,000.00           -           100,000.00                    44                 6.499         3,932,872.16               2.061
            100,000.00           -           125,000.00                    93                13.737        10,531,985.01               5.520
            125,000.00           -           150,000.00                    66                 9.749         9,006,021.91               4.720
            150,000.00           -           175,000.00                    51                 7.533         8,277,137.00               4.338
            175,000.00           -           200,000.00                    44                 6.499         8,254,861.59               4.327
            200,000.00           -           225,000.00                    35                 5.170         7,464,229.57               3.912
            225,000.00           -           250,000.00                    23                 3.397         5,467,965.42               2.866
            250,000.00           -           275,000.00                    21                 3.102         5,476,081.23               2.870
            275,000.00           -           300,000.00                    32                 4.727         9,239,261.18               4.843
            300,000.00           -           325,000.00                    23                 3.397         7,190,532.53               3.769
            325,000.00           -           350,000.00                    24                 3.545         8,037,549.84               4.213
            350,000.00           -           375,000.00                    12                 1.773         4,349,534.65               2.280
            375,000.00           -           400,000.00                    17                 2.511         6,571,691.37               3.444
            400,000.00           -           425,000.00                     6                 0.886         2,471,194.65               1.295
            425,000.00           -           450,000.00                    19                 2.806         8,328,590.88               4.365
            450,000.00           -           475,000.00                    16                 2.363         7,352,532.79               3.854
            475,000.00           -           500,000.00                    31                 4.579        15,061,139.87               7.894
            500,000.00           -           525,000.00                    10                 1.477         5,177,350.53               2.714
            525,000.00           -           550,000.00                    11                 1.625         5,931,499.34               3.109
            550,000.00           -           575,000.00                    11                 1.625         6,203,712.57               3.252
            575,000.00           -           600,000.00                     4                 0.591         2,340,847.14               1.227
            600,000.00           -           625,000.00                     3                 0.443         1,834,404.19               0.961
            625,000.00           -           650,000.00                     8                 1.182         5,163,146.45               2.706
            650,000.00           -           675,000.00                     2                 0.295         1,340,813.11               0.703
            675,000.00           -           700,000.00                     3                 0.443         2,077,740.27               1.089
            700,000.00           -           725,000.00                     2                 0.295         1,402,568.54               0.735
            725,000.00           -           750,000.00                     2                 0.295         1,469,082.71               0.770
            750,000.00           -           775,000.00                     1                 0.148           768,876.33               0.403
            775,000.00           -           800,000.00                     2                 0.295         1,579,882.37               0.828
          greater than                       800,000.00                    25                 3.693        26,350,702.30              13.811
                                       Wgt Ave / Total:                   677               100.000       190,789,754.53             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                               Group I

---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                                                     of Items              of Items              Balance          of Balance
 less than or equal to                   5.000000000000                     1                 0.337           200,466.84               0.113
        5.000000000000           -       5.501000000000                     0                 0.000                    -               0.000
        5.501000000000           -       6.001000000000                    23                 7.744        10,883,997.78               6.144
        6.001000000000           -       6.501000000000                   203                68.350       131,055,401.90              73.981
        6.501000000000           -       7.001000000000                    60                20.202        33,290,677.49              18.793
        7.001000000000           -       7.501000000000                     3                 1.010           915,784.25               0.517
        7.501000000000           -       8.001000000000                     2                 0.673           527,669.89               0.298
        8.001000000000           -       8.501000000000                     0                 0.000                    -               0.000
        8.501000000000           -       9.001000000000                     5                 1.684           273,482.33               0.154
        9.001000000000           -       9.501000000000                     0                 0.000                    -               0.000
        9.501000000000           -      10.001000000000                     0                 0.000                    -               0.000
       10.001000000000           -      10.501000000000                     0                 0.000                    -               0.000
       10.501000000000           -      11.001000000000                     0                 0.000                    -               0.000
       11.001000000000           -      11.501000000000                     0                 0.000                    -               0.000
       11.501000000000           -      12.001000000000                     0                 0.000                    -               0.000
       12.001000000000           -      12.501000000000                     0                 0.000                    -               0.000
          greater than                  12.501000000000                     0                 0.000                    -               0.000
                                       Wgt Ave / Total:                   297               100.000       177,147,480.48             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                              Group II

---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                                                     of Items              of Items              Balance          of Balance
 less than or equal to                   5.000000000000                     0                 0.000                    -               0.000
        5.000000000000           -       5.501000000000                     0                 0.000                    -               0.000
        5.501000000000           -       6.001000000000                     0                 0.000                    -               0.000
        6.001000000000           -       6.501000000000                    60                12.371        25,081,814.97              13.066
        6.501000000000           -       7.001000000000                   203                41.856        99,902,443.00              52.045
        7.001000000000           -       7.501000000000                   116                23.918        40,351,610.00              21.021
        7.501000000000           -       8.001000000000                    55                11.340        15,704,948.14               8.182
        8.001000000000           -       8.501000000000                    41                 8.454         9,403,701.36               4.899
        8.501000000000           -       9.001000000000                    10                 2.062         1,510,881.36               0.787
        9.001000000000           -       9.501000000000                     0                 0.000                    -               0.000
        9.501000000000           -      10.001000000000                     0                 0.000                    -               0.000
       10.001000000000           -      10.501000000000                     0                 0.000                    -               0.000
       10.501000000000           -      11.001000000000                     0                 0.000                    -               0.000
       11.001000000000           -      11.501000000000                     0                 0.000                    -               0.000
       11.501000000000           -      12.001000000000                     0                 0.000                    -               0.000
       12.001000000000           -      12.501000000000                     0                 0.000                    -               0.000
          greater than                  12.501000000000                     0                 0.000                    -               0.000
                                       Wgt Ave / Total:                   485               100.000       191,955,398.83             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                              Group III

---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                                                     of Items              of Items              Balance          of Balance
 less than or equal to                   5.000000000000                     0                 0.000                    -               0.000
        5.000000000000           -       5.501000000000                     4                 0.591         1,925,595.03               1.009
        5.501000000000           -       6.001000000000                    23                 3.397        10,759,606.87               5.640
        6.001000000000           -       6.501000000000                    35                 5.170        16,033,179.88               8.404
        6.501000000000           -       7.001000000000                   136                20.089        47,531,094.49              24.913
        7.001000000000           -       7.501000000000                   194                28.656        50,929,128.52              26.694
        7.501000000000           -       8.001000000000                   155                22.895        34,186,721.53              17.919
        8.001000000000           -       8.501000000000                    79                11.669        18,967,954.98               9.942
        8.501000000000           -       9.001000000000                    42                 6.204         8,031,213.52               4.209
        9.001000000000           -       9.501000000000                     5                 0.739         1,419,672.92               0.744
        9.501000000000           -      10.001000000000                     3                 0.443           929,823.22               0.487
       10.001000000000           -      10.501000000000                     1                 0.148            75,763.57               0.040
       10.501000000000           -      11.001000000000                     0                 0.000                    -               0.000
       11.001000000000           -      11.501000000000                     0                 0.000                    -               0.000
       11.501000000000           -      12.001000000000                     0                 0.000                    -               0.000
       12.001000000000           -      12.501000000000                     0                 0.000                    -               0.000
          greater than                  12.501000000000                     0                 0.000                    -               0.000
                                       Wgt Ave / Total:                   677               100.000       190,789,754.53             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                               Group I

---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                               Location              of Items              of Items              Balance          of Balance
                                                     CA                   116                39.057        77,746,676.72              43.888
                                                     FL                    23                 7.744        11,591,644.28               6.543
                                                     AZ                    13                 4.377         5,764,377.51               3.254
                                                     VA                    11                 3.704         6,011,821.18               3.394
                                                     WA                    11                 3.704         5,487,651.73               3.098
                                                     CO                     8                 2.694         3,982,002.08               2.248
                                                 Others                   115                38.721        66,563,306.98              37.575
                                       Wgt Ave / Total:                   297               100.000       177,147,480.48             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                              Group II

---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                               Location              of Items              of Items              Balance          of Balance
                                                     CA                   115                23.711        62,171,546.27              32.389
                                                     FL                    79                16.289        20,457,311.43              10.657
                                                     AZ                    28                 5.773         8,317,709.99               4.333
                                                     VA                    17                 3.505         8,097,566.47               4.218
                                                     WA                    11                 2.268         4,327,371.13               2.254
                                                     CO                    16                 3.299         8,964,548.56               4.670
                                                 Others                   219                45.155        79,619,344.98              41.478
                                       Wgt Ave / Total:                   485               100.000       191,955,398.83             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                              Group III

---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                               Location              of Items              of Items              Balance          of Balance
                                                     CA                    64                 9.453        34,479,065.37              18.072
                                                     FL                    94                13.885        23,213,130.18              12.167
                                                     AZ                     9                 1.329         1,547,983.67               0.811
                                                     VA                    25                 3.693         9,272,573.42               4.860
                                                     WA                     7                 1.034         2,151,878.18               1.128
                                                     CO                     8                 1.182           947,908.11               0.497
                                                 Others                   470                69.424       119,177,215.60              62.465
                                       Wgt Ave / Total:                   677               100.000       190,789,754.53             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                               Group I

---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                                                     of Items              of Items              Balance          of Balance
 less than or equal to                              120                     0                 0.000                    -               0.000
                   120           -                  180                     1                 0.337           806,152.46               0.455
                   180           -                  300                     1                 0.337           408,957.86               0.231
                   300           -                  360                   295                99.327       175,932,370.16              99.314
          greater than                              360                     0                 0.000                    -               0.000
                                       Wgt Ave / Total:                   297               100.000       177,147,480.48             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                              Group II

---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                                                     of Items              of Items              Balance          of Balance
 less than or equal to                              120                     0                 0.000                    -               0.000
                   120           -                  180                     0                 0.000                    -               0.000
                   180           -                  300                     2                 0.412           361,166.30               0.188
                   300           -                  360                   483                99.588       191,594,232.53              99.812
          greater than                              360                     0                 0.000                    -               0.000
                                       Wgt Ave / Total:                   485               100.000       191,955,398.83             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

                                                              Group III

---------------------------------------------------------------------------------------------------------------------------------------------
                                                                       Number               Percent            Principal             Percent
                                                                     of Items              of Items              Balance          of Balance
 less than or equal to                              120                     0                 0.000                    -               0.000
                   120           -                  180                     5                 0.739           819,205.14               0.429
                   180           -                  300                     0                 0.000                    -               0.000
                   300           -                  360                   663                97.932       188,067,500.90              98.573
          greater than                              360                     9                 1.329         1,903,048.49               0.997
                                       Wgt Ave / Total:                   677               100.000       190,789,754.53             100.000

---------------------------------------------------------------------------------------------------------------------------------------------

     THE
   BANK OF
     NEW
    YORK
101 Barclay St, 4 West                                                                                                                                                                                                                                                                             Distribution Date:    07/25/07
New York, NY 10286
Officer:         Michael Cerchio           212-815-6314
Associate:       Jonathan Conte            212-815-6146

                                   CWALT, Inc.
                         Alternative Loan Trust 2007-J1
               Mortgage Pass-Through Certificates, Series 2007-J1

                 Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                Certificate                                                  Pass                                                                                             Current                                     Cumulative
                                                         Class            Recombination            Rate              Beginning                              Through                               Principal             Interest             Total            Realized          Ending                     Realized
           Class                    Cusip             Description            Classes               Type               Balance                              Rate (%)                              Distribution         Distribution        Distribution         Losses           Balance                     Losses
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            1A1                   02149MAA7             Senior              Deposit-100.00%     Fix-30/360           117,184,756.85                                                5.750000           1,397,028.93         561,510.29         1,958,539.23              -      115,787,727.92                                   -
            1A2                   02149MAB5             Senior                          N/A     Fix-30/360            20,881,000.00                                                5.750000                      -         100,054.79           100,054.79              -       20,881,000.00                                   -
            1A3                   02149MAC3             Senior              Deposit-100.00%     Fix-30/360             7,910,439.83                                                5.750000              94,305.04          37,904.19           132,209.23              -        7,816,134.79                                   -
            1A4                   02149MAD1             Senior              Deposit-100.00%     Fix-30/360            18,540,000.00                                                5.750000                      -          88,837.50            88,837.50              -       18,540,000.00                                   -
            1A5                   02149MAE9             Senior              Exchange- 0.00%     Fix-30/360            18,540,000.00                                                5.250000                      -          81,112.50            81,112.50              -       18,540,000.00                                   -
            1A6                   02149MAF6             Senior              Exchange- 0.00%     Fix-30/360            18,540,000.00                                                5.500000                      -          84,975.00            84,975.00              -       18,540,000.00                                   -
            1A7                   02149MAG4            Strip IO             Exchange- 0.00%     Fix-30/360             1,612,173.91                                                5.750000                      -           7,725.00             7,725.00              -        1,612,173.91                                   -
            1A8                   02149MAH2             Senior              Exchange- 0.00%     Fix-30/360            17,767,500.00                                                6.000000                      -          88,837.50            88,837.50              -       17,767,500.00                                   -
            1A9                   02149MAJ8            Strip PO             Exchange- 0.00%     Fix-30/360               772,500.00                                                0.000000                      -                  -                    -              -          772,500.00                                   -
            1A10                  02149MAK5             Senior              Exchange- 0.00%     Fix-30/360            17,367,000.00                                                5.750000                      -          83,216.88            83,216.88              -       17,367,000.00                                   -
            1A11                  02149MAL3             Senior              Exchange- 0.00%     Fix-30/360             1,173,000.00                                                5.750000                      -           5,620.63             5,620.63              -        1,173,000.00                                   -
            1A12                  02149MAM1             Senior              Exchange- 0.00%     Fix-30/360           125,095,196.68                                                5.750000           1,491,333.98         599,414.48         2,090,748.46              -      123,603,862.70                                   -
            1A13                  02149MCZ0             Senior              Exchange- 0.00%     Fix-30/360           125,095,196.68                                                5.250000           1,491,333.98         547,291.49         2,038,625.46              -      123,603,862.70                                   -
            1A14                  02149MDA4             Senior              Exchange- 0.00%     Fix-30/360           125,095,196.68                                                5.500000           1,491,333.98         573,352.98         2,064,686.96              -      123,603,862.70                                   -
            1A15                  02149MDB2            Strip IO             Exchange- 0.00%     Fix-30/360            10,877,843.19                                                5.750000                      -          52,123.00            52,123.00              -       10,748,161.97                                   -
            2A1                   02149MAP4             Senior                          N/A     Var-30/360             6,369,436.15                                                5.520000             352,958.58          29,299.41           382,257.99              -        6,016,477.57                                   -
            2A2                   02149MAQ2            Strip IO                         N/A     Var-30/360             6,369,436.15                                                0.480000                      -           2,547.77             2,547.77              -        6,016,477.57                                   -
            2A3                   02149MAR0             Senior              Deposit-100.00%     Fix-30/360            26,500,000.00                                                6.000000                      -         132,500.00           132,500.00              -       26,500,000.00                                   -
            2A4                   02149MAS8             Senior              Deposit-100.00%     Fix-30/360             2,000,000.00                                                6.000000                      -          10,000.00            10,000.00              -        2,000,000.00                                   -
            2A5                   02149MAT6             Senior              Deposit-100.00%     Fix-30/360            11,332,000.00                                                6.000000              42,000.00          56,660.00            98,660.00              -       11,290,000.00                                   -
            2A6                   02149MAU3             Senior                          N/A     Var-30/360            29,631,199.19                                                5.920000           1,007,428.26         146,180.58         1,153,608.85              -       28,623,770.93                                   -
            2A7                   02149MAV1            Strip IO                         N/A     Var-30/360            29,631,199.19                                                0.080000                      -           1,975.41             1,975.41              -       28,623,770.93                                   -
            2A8                   02149MAW9             Senior              Deposit-100.00%     Fix-30/360            58,572,000.00                                                6.000000                      -         292,860.00           292,860.00              -       58,572,000.00                                   -
            2A9                   02149MAX7             Senior              Deposit-100.00%     Fix-30/360             5,714,000.00                                                6.000000                      -          28,570.00            28,570.00              -        5,714,000.00                                   -
            2A10                  02149MAY5             Senior              Deposit-100.00%     Fix-30/360            38,084,000.00                                                6.000000             121,000.00         190,420.00           311,420.00              -       37,963,000.00                                   -
            2A11                  02149MAZ2             Senior              Exchange- 0.00%     Fix-30/360            26,500,000.00                                                5.250000                      -         115,937.50           115,937.50              -       26,500,000.00                                   -
            2A12                  02149MBA6             Senior              Exchange- 0.00%     Fix-30/360            26,500,000.00                                                5.500000                      -         121,458.33           121,458.33              -       26,500,000.00                                   -
            2A13                  02149MBB4             Senior              Exchange- 0.00%     Fix-30/360            26,500,000.00                                                5.750000                      -         126,979.17           126,979.17              -       26,500,000.00                                   -
            2A14                  02149MBC2            Strip IO             Exchange- 0.00%     Fix-30/360             3,312,500.00                                                6.000000                      -          16,562.50            16,562.50              -        3,312,500.00                                   -
            2A15                  02149MBD0             Senior              Exchange- 0.00%     Fix-30/360             2,000,000.00                                                5.250000                      -           8,750.00             8,750.00              -        2,000,000.00                                   -
            2A16                  02149MBE8             Senior              Exchange- 0.00%     Fix-30/360             2,000,000.00                                                5.500000                      -           9,166.67             9,166.67              -        2,000,000.00                                   -
            2A17                  02149MBF5             Senior              Exchange- 0.00%     Fix-30/360             2,000,000.00                                                5.750000                      -           9,583.33             9,583.33              -        2,000,000.00                                   -
            2A18                  02149MBG3            Strip IO             Exchange- 0.00%     Fix-30/360               250,000.00                                                6.000000                      -           1,250.00             1,250.00              -          250,000.00                                   -
            2A19                  02149MBH1             Senior              Exchange- 0.00%     Fix-30/360            11,332,000.00                                                5.250000              42,000.00          49,577.50            91,577.50              -       11,290,000.00                                   -
            2A20                  02149MBJ7             Senior              Exchange- 0.00%     Fix-30/360            11,332,000.00                                                5.500000              42,000.00          51,938.33            93,938.33              -       11,290,000.00                                   -
            2A21                  02149MBK4             Senior              Exchange- 0.00%     Fix-30/360            11,332,000.00                                                5.750000              42,000.00          54,299.17            96,299.17              -       11,290,000.00                                   -
            2A22                  02149MBL2            Strip IO             Exchange- 0.00%     Fix-30/360             1,416,500.00                                                6.000000                      -           7,082.50             7,082.50              -        1,411,250.00                                   -
            2A23                  02149MBM0             Senior              Exchange- 0.00%     Fix-30/360            58,572,000.00                                                5.250000                      -         256,252.50           256,252.50              -       58,572,000.00                                   -
            2A24                  02149MBN8             Senior              Exchange- 0.00%     Fix-30/360            58,572,000.00                                                5.500000                      -         268,455.00           268,455.00              -       58,572,000.00                                   -
            2A25                  02149MBP3             Senior              Exchange- 0.00%     Fix-30/360            58,572,000.00                                                5.750000                      -         280,657.50           280,657.50              -       58,572,000.00                                   -
            2A26                  02149MBQ1            Strip IO             Exchange- 0.00%     Fix-30/360             7,321,500.00                                                6.000000                      -          36,607.50            36,607.50              -        7,321,500.00                                   -
            2A27                  02149MBR9             Senior              Exchange- 0.00%     Fix-30/360             5,714,000.00                                                5.250000                      -          24,998.75            24,998.75              -        5,714,000.00                                   -
            2A28                  02149MBS7             Senior              Exchange- 0.00%     Fix-30/360             5,714,000.00                                                5.500000                      -          26,189.17            26,189.17              -        5,714,000.00                                   -
            2A29                  02149MBT5             Senior              Exchange- 0.00%     Fix-30/360             5,714,000.00                                                5.750000                      -          27,379.58            27,379.58              -        5,714,000.00                                   -
            2A30                  02149MBU2            Strip IO             Exchange- 0.00%     Fix-30/360               714,250.00                                                6.000000                      -           3,571.25             3,571.25              -          714,250.00                                   -
            2A31                  02149MBV0             Senior              Exchange- 0.00%     Fix-30/360            38,084,000.00                                                5.250000             121,000.00         166,617.50           287,617.50              -       37,963,000.00                                   -
            2A32                  02149MBW8             Senior              Exchange- 0.00%     Fix-30/360            38,084,000.00                                                5.500000             121,000.00         174,551.67           295,551.67              -       37,963,000.00                                   -
            2A33                  02149MBX6             Senior              Exchange- 0.00%     Fix-30/360            38,084,000.00                                                5.750000             121,000.00         182,485.83           303,485.83              -       37,963,000.00                                   -
            2A34                  02149MBY4            Strip IO             Exchange- 0.00%     Fix-30/360             4,760,500.00                                                6.000000                      -          23,802.50            23,802.50              -        4,745,375.00                                   -
            2A35                  02149MBZ1             Senior              Exchange- 0.00%     Fix-30/360            64,286,000.00                                                5.250000                      -         281,251.25           281,251.25              -       64,286,000.00                                   -
            2A36                  02149MCA5             Senior              Exchange- 0.00%     Fix-30/360            64,286,000.00                                                5.500000                      -         294,644.17           294,644.17              -       64,286,000.00                                   -
            2A37                  02149MDC0             Senior              Exchange- 0.00%     Fix-30/360            64,286,000.00                                                5.750000                      -         308,037.08           308,037.08              -       64,286,000.00                                   -
            2A38                  02149MDD8            Strip IO             Exchange- 0.00%     Fix-30/360             8,035,750.00                                                6.000000                      -          40,178.75            40,178.75              -        8,035,750.00                                   -
            2A39                  02149MDE6             Senior              Exchange- 0.00%     Fix-30/360            28,500,000.00                                                5.250000                      -         124,687.50           124,687.50              -       28,500,000.00                                   -
            2A40                  02149MDF3             Senior              Exchange- 0.00%     Fix-30/360            28,500,000.00                                                5.500000                      -         130,625.00           130,625.00              -       28,500,000.00                                   -
            2A41                  02149MDG1             Senior              Exchange- 0.00%     Fix-30/360            28,500,000.00                                                5.750000                      -         136,562.50           136,562.50              -       28,500,000.00                                   -
            2A42                  02149MDH9            Strip IO             Exchange- 0.00%     Fix-30/360             3,562,500.00                                                6.000000                      -          17,812.50            17,812.50              -        3,562,500.00                                   -
            2A43                  02149MDJ5             Senior              Exchange- 0.00%     Fix-30/360            28,500,000.00                                                6.000000                      -         142,500.00           142,500.00              -       28,500,000.00                                   -
            2A44                  02149MDK2             Senior              Exchange- 0.00%     Fix-30/360            64,286,000.00                                                6.000000                      -         321,430.00           321,430.00              -       64,286,000.00                                   -
             X                                                                          N/A                          362,846,090.79                                                0.639904                      -         193,488.95           193,488.95              -      359,824,080.35                                   -
            X-1                   02149MAN9            Strip IO                         N/A     Var-30/360           172,555,228.68                                                0.447524                      -          64,352.24            64,352.24              -      171,061,190.96                                   -
            X-2                   02149MAN9            Strip IO                         N/A     Var-30/360           190,290,862.11                                                0.814354                      -         129,136.71           129,136.71              -      188,762,889.39                                   -
            3A1                   02149MCH0             Senior                          N/A     Fix-30/360            63,756,796.01                                                5.917000               1,000.00         314,374.13           315,374.13              -       63,755,796.01                                   -
            3A2                   02149MCJ6             Senior                          N/A     Fix-30/360            67,941,710.00                                                5.729000             104,054.95         324,365.05           428,420.00              -       67,837,655.05                                   -
            3A3                   02149MCK3             Senior                          N/A     Fix-30/360             2,724,000.00                                                6.088000                      -          13,819.76            13,819.76              -        2,724,000.00                                   -
            3A4                   02149MCL1             Senior                          N/A     Fix-30/360            31,868,000.00                                                5.755000                      -         152,833.62           152,833.62              -       31,868,000.00                                   -
            3A5                   02149MCY3             Senior                          N/A     Fix-30/360             7,967,000.00                                                5.750000                      -          38,175.21            38,175.21              -        7,967,000.00                                   -
            3AR                   02149MCM9             Senior                          N/A     Fix-30/360                        -                                                0.000000                      -                  -                    -              -                   -                                   -
             AR                   02149MCC1             Senior                          N/A     Fix-30/360                        -                                                5.750000                      -               0.19                 0.19              -                   -                                   -
             PO                                                                         N/A                              145,254.60                                                0.000000                 177.47                  -               177.47              -          145,077.13                                   -
            PO-1                  02149MCD9            Strip PO                         N/A     Fix-30/360               135,562.97                                                0.000000                 167.40                  -               167.40              -          135,395.57                                   -
            PO-2                  02149MCD9            Strip PO                         N/A     Fix-30/360                 9,691.63                                                0.000000                  10.07                  -                10.07              -            9,681.56                                   -
             3C                   02149MCV9            Residual                         N/A     Fix-30/360           190,789,754.53                                                0.000000                      -         199,329.12           199,329.12              -      190,684,699.58                                   -
             P                    02149MCW7        Prepay Penalties                     N/A     Fix-30/360                   100.00                                                0.000000                      -          14,360.81            14,360.81              -              100.00                                   -
             3P                   02149MCX5        Prepay Penalties                     N/A     Fix-30/360                   100.00                                                0.000000                      -                  -                    -              -              100.00                                   -

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            3M1                   02149MCN7           Subordinate                       N/A     Fix-30/360             4,282,000.00                                                6.000000                      -          21,410.00            21,410.00              -        4,282,000.00                                   -
            3M2                   02149MCP2           Subordinate                       N/A     Fix-30/360             2,888,000.00                                                6.000000                      -          14,440.00            14,440.00              -        2,888,000.00                                   -
            3M3                   02149MCQ0           Subordinate                       N/A     Fix-30/360             4,582,000.00                                                6.000000                      -          22,910.00            22,910.00              -        4,582,000.00                                   -
             3B                   02149MCR8           Subordinate                       N/A     Fix-30/360             1,693,000.00                                                6.000000                      -           8,465.00             8,465.00              -        1,693,000.00                                   -
             M                    02149MCE7           Subordinate                       N/A     Var-30/360            13,021,881.92                                                5.880942               6,633.86          63,817.45            70,451.30              -       13,015,248.06                                   -
             B1                   02149MCF4           Subordinate                       N/A     Var-30/360             4,859,243.85                                                5.880942               2,475.49          23,814.11            26,289.60              -        4,856,768.36                                   -
             B2                   02149MCG2           Subordinate                       N/A     Var-30/360             3,109,717.93                                                5.880942               1,584.21          15,240.06            16,824.27              -        3,108,133.72                                   -
             B3                   02149MCS6           Subordinate                       N/A     Var-30/360             2,137,968.23                                                5.880942               1,089.16          10,477.72            11,566.89              -        2,136,879.06                                   -
             B4                   02149MCT4           Subordinate                       N/A     Var-30/360             1,749,228.72                                                5.880942                 891.13           8,572.59             9,463.72              -        1,748,337.59                                   -
             B5                   02149MCU1           Subordinate                       N/A     Var-30/360             1,360,751.74                                                5.880942                 693.22           6,668.75             7,361.97              -        1,360,058.52                                   -

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
           Totals                                                                                                    556,805,385.02                                                                   3,133,320.30       3,125,882.46         6,259,202.78              -      553,672,064.71                                   -

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                          Principal Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                Original             Beginning           Scheduled                                Net                                                       Current              Ending            Ending
                                               Certificate          Certificate          Principal                             Principal                               Deferred             Realized          Certificate       Certificate
        Class                Cusip               Balance              Balance           Distribution                          Distribution                             Interest              Losses             Balance            Factor
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
         1A1               02149MAA7             125,000,000.00      117,184,756.85         1,397,028.93                                           1,397,028.93                      -                  -       115,787,727.92    0.926301823
         1A2               02149MAB5              20,881,000.00       20,881,000.00                    -                                                      -                      -                  -        20,881,000.00    1.000000000
         1A3               02149MAC3               8,438,000.00        7,910,439.83            94,305.04                                              94,305.04                      -                  -         7,816,134.79    0.926301823
         1A4               02149MAD1              18,540,000.00       18,540,000.00                    -                                                      -                      -                  -        18,540,000.00    1.000000000
         1A5               02149MAE9              18,540,000.00       18,540,000.00                    -                                                      -                      -                  -        18,540,000.00    1.000000000
         1A6               02149MAF6              18,540,000.00       18,540,000.00                    -                                                      -                      -                  -        18,540,000.00    1.000000000
         1A7               02149MAG4               1,612,173.00        1,612,173.91                    -                                                      -                      -                  -         1,612,173.91    1.000000566
         1A8               02149MAH2              17,767,500.00       17,767,500.00                    -                                                      -                      -                  -        17,767,500.00    1.000000000
         1A9               02149MAJ8                 772,500.00          772,500.00                    -                                                      -                      -                  -           772,500.00    1.000000000
        1A10               02149MAK5              17,367,000.00       17,367,000.00                    -                                                      -                      -                  -        17,367,000.00    1.000000000
        1A11               02149MAL3               1,173,000.00        1,173,000.00                    -                                                      -                      -                  -         1,173,000.00    1.000000000
        1A12               02149MAM1             133,438,000.00      125,095,196.68         1,491,333.98                                           1,491,333.98                      -                  -       123,603,862.70    0.926301823
        1A13               02149MCZ0             133,438,000.00      125,095,196.68         1,491,333.98                                           1,491,333.98                      -                  -       123,603,862.70    0.926301823
        1A14               02149MDA4             133,438,000.00      125,095,196.68         1,491,333.98                                           1,491,333.98                      -                  -       123,603,862.70    0.926301823
        1A15               02149MDB2              11,603,304.00       10,877,843.19                    -                                                      -                      -                  -        10,748,161.97    0.926301851
         2A1               02149MAP4              10,000,000.00        6,369,436.15           352,958.58                                             352,958.58                      -                  -         6,016,477.57    0.601647757
         2A2               02149MAQ2              10,000,000.00        6,369,436.15                    -                                                      -                      -                  -         6,016,477.57    0.601647757
         2A3               02149MAR0              26,500,000.00       26,500,000.00                    -                                                      -                      -                  -        26,500,000.00    1.000000000
         2A4               02149MAS8               2,000,000.00        2,000,000.00                    -                                                      -                      -                  -         2,000,000.00    1.000000000
         2A5               02149MAT6              11,500,000.00       11,332,000.00            42,000.00                                              42,000.00                      -                  -        11,290,000.00    0.981739130
         2A6               02149MAU3              40,000,000.00       29,631,199.19         1,007,428.26                                           1,007,428.26                      -                  -        28,623,770.93    0.715594273
         2A7               02149MAV1              40,000,000.00       29,631,199.19                    -                                                      -                      -                  -        28,623,770.93    0.715594273
         2A8               02149MAW9              58,572,000.00       58,572,000.00                    -                                                      -                      -                  -        58,572,000.00    1.000000000
         2A9               02149MAX7               5,714,000.00        5,714,000.00                    -                                                      -                      -                  -         5,714,000.00    1.000000000
        2A10               02149MAY5              38,568,000.00       38,084,000.00           121,000.00                                             121,000.00                      -                  -        37,963,000.00    0.984313420
        2A11               02149MAZ2              26,500,000.00       26,500,000.00                    -                                                      -                      -                  -        26,500,000.00    1.000000000
        2A12               02149MBA6              26,500,000.00       26,500,000.00                    -                                                      -                      -                  -        26,500,000.00    1.000000000
        2A13               02149MBB4              26,500,000.00       26,500,000.00                    -                                                      -                      -                  -        26,500,000.00    1.000000000
        2A14               02149MBC2               3,312,500.00        3,312,500.00                    -                                                      -                      -                  -         3,312,500.00    1.000000000
        2A15               02149MBD0               2,000,000.00        2,000,000.00                    -                                                      -                      -                  -         2,000,000.00    1.000000000
        2A16               02149MBE8               2,000,000.00        2,000,000.00                    -                                                      -                      -                  -         2,000,000.00    1.000000000
        2A17               02149MBF5               2,000,000.00        2,000,000.00                    -                                                      -                      -                  -         2,000,000.00    1.000000000
        2A18               02149MBG3                 250,000.00          250,000.00                    -                                                      -                      -                  -           250,000.00    1.000000000
        2A19               02149MBH1              11,500,000.00       11,332,000.00            42,000.00                                              42,000.00                      -                  -        11,290,000.00    0.981739130
        2A20               02149MBJ7              11,500,000.00       11,332,000.00            42,000.00                                              42,000.00                      -                  -        11,290,000.00    0.981739130
        2A21               02149MBK4              11,500,000.00       11,332,000.00            42,000.00                                              42,000.00                      -                  -        11,290,000.00    0.981739130
        2A22               02149MBL2               1,437,500.00        1,416,500.00                    -                                                      -                      -                  -         1,411,250.00    0.981739130
        2A23               02149MBM0              58,572,000.00       58,572,000.00                    -                                                      -                      -                  -        58,572,000.00    1.000000000
        2A24               02149MBN8              58,572,000.00       58,572,000.00                    -                                                      -                      -                  -        58,572,000.00    1.000000000
        2A25               02149MBP3              58,572,000.00       58,572,000.00                    -                                                      -                      -                  -        58,572,000.00    1.000000000
        2A26               02149MBQ1               7,321,500.00        7,321,500.00                    -                                                      -                      -                  -         7,321,500.00    1.000000000
        2A27               02149MBR9               5,714,000.00        5,714,000.00                    -                                                      -                      -                  -         5,714,000.00    1.000000000
        2A28               02149MBS7               5,714,000.00        5,714,000.00                    -                                                      -                      -                  -         5,714,000.00    1.000000000
        2A29               02149MBT5               5,714,000.00        5,714,000.00                    -                                                      -                      -                  -         5,714,000.00    1.000000000
        2A30               02149MBU2                 714,250.00          714,250.00                    -                                                      -                      -                  -           714,250.00    1.000000000
        2A31               02149MBV0              38,568,000.00       38,084,000.00           121,000.00                                             121,000.00                      -                  -        37,963,000.00    0.984313420
        2A32               02149MBW8              38,568,000.00       38,084,000.00           121,000.00                                             121,000.00                      -                  -        37,963,000.00    0.984313420
        2A33               02149MBX6              38,568,000.00       38,084,000.00           121,000.00                                             121,000.00                      -                  -        37,963,000.00    0.984313420
        2A34               02149MBY4               4,821,000.00        4,760,500.00                    -                                                      -                      -                  -         4,745,375.00    0.984313420
        2A35               02149MBZ1              64,286,000.00       64,286,000.00                    -                                                      -                      -                  -        64,286,000.00    1.000000000
        2A36               02149MCA5              64,286,000.00       64,286,000.00                    -                                                      -                      -                  -        64,286,000.00    1.000000000
        2A37               02149MDC0              64,286,000.00       64,286,000.00                    -                                                      -                      -                  -        64,286,000.00    1.000000000
        2A38               02149MDD8               8,035,750.00        8,035,750.00                    -                                                      -                      -                  -         8,035,750.00    1.000000000
        2A39               02149MDE6              28,500,000.00       28,500,000.00                    -                                                      -                      -                  -        28,500,000.00    1.000000000
        2A40               02149MDF3              28,500,000.00       28,500,000.00                    -                                                      -                      -                  -        28,500,000.00    1.000000000
        2A41               02149MDG1              28,500,000.00       28,500,000.00                    -                                                      -                      -                  -        28,500,000.00    1.000000000
        2A42               02149MDH9               3,562,500.00        3,562,500.00                    -                                                      -                      -                  -         3,562,500.00    1.000000000
        2A43               02149MDJ5              28,500,000.00       28,500,000.00                    -                                                      -                      -                  -        28,500,000.00    1.000000000
        2A44               02149MDK2              64,286,000.00       64,286,000.00                    -                                                      -                      -                  -        64,286,000.00    1.000000000
          X                                      385,884,297.00      362,846,090.79                    -                                                      -                      -                  -       359,824,080.35    0.932466242
         X-1               02149MAN9             180,910,300.00      172,555,228.68                    -                                                      -                      -                  -       171,061,190.96    0.945558053
         X-2               02149MAN9             204,973,997.00      190,290,862.11                    -                                                      -                      -                  -       188,762,889.39    0.920911394
         3A1               02149MCH0              70,043,000.00       63,756,796.01             1,000.00                                               1,000.00                      -                  -        63,755,796.01    0.910237940
         3A2               02149MCJ6              70,043,000.00       67,941,710.00           104,054.95                                             104,054.95                      -                  -        67,837,655.05    0.968514413
         3A3               02149MCK3               2,724,000.00        2,724,000.00                    -                                                      -                      -                  -         2,724,000.00    1.000000000
         3A4               02149MCL1              31,868,000.00       31,868,000.00                    -                                                      -                      -                  -        31,868,000.00    1.000000000
         3A5               02149MCY3               7,967,000.00        7,967,000.00                    -                                                      -                      -                  -         7,967,000.00    1.000000000
         3AR               02149MCM9                     100.00                   -                    -                                                      -                      -                  -                    -    0.000000000
         AR                02149MCC1                     100.00                   -                    -                                                      -                      -                  -                    -    0.000000000
         PO                                          164,880.07          145,254.60               177.47                                                 177.47                      -                  -           145,077.13    0.879894884
        PO-1               02149MCD9                 136,139.61          135,562.97               167.40                                                 167.40                      -                  -           135,395.57    0.994534730
        PO-2               02149MCD9                  28,740.46            9,691.63                10.07                                                  10.07                      -                  -             9,681.56    0.336861632
         3C                02149MCV9                          -      190,789,754.53                    -                                                      -                      -                  -       190,684,699.58    0.000000000
          P                02149MCW7                     100.00              100.00                    -                                                      -                      -                  -               100.00    1.000000000
         3P                02149MCX5                     100.00              100.00                    -                                                      -                      -                  -               100.00    1.000000000

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
         3M1               02149MCN7               4,282,000.00        4,282,000.00                    -                                                      -                      -                  -         4,282,000.00    1.000000000
         3M2               02149MCP2               2,888,000.00        2,888,000.00                    -                                                      -                      -                  -         2,888,000.00    1.000000000
         3M3               02149MCQ0               4,582,000.00        4,582,000.00                    -                                                      -                      -                  -         4,582,000.00    1.000000000
         3B                02149MCR8               1,693,000.00        1,693,000.00                    -                                                      -                      -                  -         1,693,000.00    1.000000000
          M                02149MCE7              13,144,500.00       13,021,881.92             6,633.86                                               6,633.86                      -                  -        13,015,248.06    0.990166843
         B1                02149MCF4               4,905,000.00        4,859,243.85             2,475.49                                               2,475.49                      -                  -         4,856,768.36    0.990166843
         B2                02149MCG2               3,139,000.00        3,109,717.93             1,584.21                                               1,584.21                      -                  -         3,108,133.72    0.990166843
         B3                02149MCS6               2,158,100.00        2,137,968.23             1,089.16                                               1,089.16                      -                  -         2,136,879.06    0.990166843
         B4                02149MCT4               1,765,700.00        1,749,228.72               891.13                                                 891.13                      -                  -         1,748,337.59    0.990166843
         B5                02149MCU1               1,373,565.00        1,360,751.74               693.22                                                 693.22                      -                  -         1,360,058.52    0.990166843

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
       Totals                                    588,453,945.07      556,805,385.02         3,133,320.30                                           3,133,320.30                      -                  -       553,672,064.71

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                          Interest Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                  Beginning              Pass                                                                                                Total                                 Net Rate               Net                                 Net Rate           Yield                       Yield
                                 Certificate            Through             Effective             Current            Deferred                              Interest                               Carryover             Interest            Interest         Carryover       Supplemental                Supplemental
           Class                   Balance             Rate (%)            Coupon (%)            Interest            Interest                                 Due                                    Paid              Shortfall              Paid           After Dist.         Paid                     After Distr
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            1A1                    117,184,756.85            5.750000              5.750000          561,510.29                   -                                              561,510.29                      -                  -           561,510.29              -                   -                                   -
            1A2                     20,881,000.00            5.750000              5.750000          100,054.79                   -                                              100,054.79                      -                  -           100,054.79              -                   -                                   -
            1A3                      7,910,439.83            5.750000              5.750000           37,904.19                   -                                               37,904.19                      -                  -            37,904.19              -                   -                                   -
            1A4                     18,540,000.00            5.750000              5.750000           88,837.50                   -                                               88,837.50                      -                  -            88,837.50              -                   -                                   -
            1A5                     18,540,000.00            5.250000              5.250000           81,112.50                   -                                               81,112.50                      -                  -            81,112.50              -                   -                                   -
            1A6                     18,540,000.00            5.500000              5.500000           84,975.00                   -                                               84,975.00                      -                  -            84,975.00              -                   -                                   -
            1A7                      1,612,173.91            5.750000              5.750000            7,725.00                   -                                                7,725.00                      -                  -             7,725.00              -                   -                                   -
            1A8                     17,767,500.00            6.000000              6.000000           88,837.50                   -                                               88,837.50                      -                  -            88,837.50              -                   -                                   -
            1A9                        772,500.00            0.000000              0.000000                   -                   -                                                       -                      -                  -                    -              -                   -                                   -
            1A10                    17,367,000.00            5.750000              5.750000           83,216.88                   -                                               83,216.88                      -                  -            83,216.88              -                   -                                   -
            1A11                     1,173,000.00            5.750000              5.750000            5,620.63                   -                                                5,620.63                      -                  -             5,620.63              -                   -                                   -
            1A12                   125,095,196.68            5.750000              5.750000          599,414.48                   -                                              599,414.48                      -                  -           599,414.48              -                   -                                   -
            1A13                   125,095,196.68            5.250000              5.250000          547,291.49                   -                                              547,291.49                      -                  -           547,291.49              -                   -                                   -
            1A14                   125,095,196.68            5.500000              5.500000          573,352.98                   -                                              573,352.98                      -                  -           573,352.98              -                   -                                   -
            1A15                    10,877,843.19            5.750000              5.750000           52,123.00                   -                                               52,123.00                      -                  -            52,123.00              -                   -                                   -
            2A1                      6,369,436.15            5.520000              5.520000           29,299.41                   -                                               29,299.41                      -                  -            29,299.41              -                   -                                   -
            2A2                      6,369,436.15            0.480000              0.480000            2,547.77                   -                                                2,547.77                      -                  -             2,547.77              -                   -                                   -
            2A3                     26,500,000.00            6.000000              6.000000          132,500.00                   -                                              132,500.00                      -                  -           132,500.00              -                   -                                   -
            2A4                      2,000,000.00            6.000000              6.000000           10,000.00                   -                                               10,000.00                      -                  -            10,000.00              -                   -                                   -
            2A5                     11,332,000.00            6.000000              6.000000           56,660.00                   -                                               56,660.00                      -                  -            56,660.00              -                   -                                   -
            2A6                     29,631,199.19            5.920000              5.920000          146,180.58                   -                                              146,180.58                      -                  -           146,180.58              -                   -                                   -
            2A7                     29,631,199.19            0.080000              0.080000            1,975.41                   -                                                1,975.41                      -                  -             1,975.41              -                   -                                   -
            2A8                     58,572,000.00            6.000000              6.000000          292,860.00                   -                                              292,860.00                      -                  -           292,860.00              -                   -                                   -
            2A9                      5,714,000.00            6.000000              6.000000           28,570.00                   -                                               28,570.00                      -                  -            28,570.00              -                   -                                   -
            2A10                    38,084,000.00            6.000000              6.000000          190,420.00                   -                                              190,420.00                      -                  -           190,420.00              -                   -                                   -
            2A11                    26,500,000.00            5.250000              5.250000          115,937.50                   -                                              115,937.50                      -                  -           115,937.50              -                   -                                   -
            2A12                    26,500,000.00            5.500000              5.500000          121,458.33                   -                                              121,458.33                      -                  -           121,458.33              -                   -                                   -
            2A13                    26,500,000.00            5.750000              5.750000          126,979.17                   -                                              126,979.17                      -                  -           126,979.17              -                   -                                   -
            2A14                     3,312,500.00            6.000000              6.000000           16,562.50                   -                                               16,562.50                      -                  -            16,562.50              -                   -                                   -
            2A15                     2,000,000.00            5.250000              5.250000            8,750.00                   -                                                8,750.00                      -                  -             8,750.00              -                   -                                   -
            2A16                     2,000,000.00            5.500000              5.500000            9,166.67                   -                                                9,166.67                      -                  -             9,166.67              -                   -                                   -
            2A17                     2,000,000.00            5.750000              5.750000            9,583.33                   -                                                9,583.33                      -                  -             9,583.33              -                   -                                   -
            2A18                       250,000.00            6.000000              6.000000            1,250.00                   -                                                1,250.00                      -                  -             1,250.00              -                   -                                   -
            2A19                    11,332,000.00            5.250000              5.250000           49,577.50                   -                                               49,577.50                      -                  -            49,577.50              -                   -                                   -
            2A20                    11,332,000.00            5.500000              5.500000           51,938.33                   -                                               51,938.33                      -                  -            51,938.33              -                   -                                   -
            2A21                    11,332,000.00            5.750000              5.750000           54,299.17                   -                                               54,299.17                      -                  -            54,299.17              -                   -                                   -
            2A22                     1,416,500.00            6.000000              6.000000            7,082.50                   -                                                7,082.50                      -                  -             7,082.50              -                   -                                   -
            2A23                    58,572,000.00            5.250000              5.250000          256,252.50                   -                                              256,252.50                      -                  -           256,252.50              -                   -                                   -
            2A24                    58,572,000.00            5.500000              5.500000          268,455.00                   -                                              268,455.00                      -                  -           268,455.00              -                   -                                   -
            2A25                    58,572,000.00            5.750000              5.750000          280,657.50                   -                                              280,657.50                      -                  -           280,657.50              -                   -                                   -
            2A26                     7,321,500.00            6.000000              6.000000           36,607.50                   -                                               36,607.50                      -                  -            36,607.50              -                   -                                   -
            2A27                     5,714,000.00            5.250000              5.250000           24,998.75                   -                                               24,998.75                      -                  -            24,998.75              -                   -                                   -
            2A28                     5,714,000.00            5.500000              5.500000           26,189.17                   -                                               26,189.17                      -                  -            26,189.17              -                   -                                   -
            2A29                     5,714,000.00            5.750000              5.750000           27,379.58                   -                                               27,379.58                      -                  -            27,379.58              -                   -                                   -
            2A30                       714,250.00            6.000000              6.000000            3,571.25                   -                                                3,571.25                      -                  -             3,571.25              -                   -                                   -
            2A31                    38,084,000.00            5.250000              5.250000          166,617.50                   -                                              166,617.50                      -                  -           166,617.50              -                   -                                   -
            2A32                    38,084,000.00            5.500000              5.500000          174,551.67                   -                                              174,551.67                      -                  -           174,551.67              -                   -                                   -
            2A33                    38,084,000.00            5.750000              5.750000          182,485.83                   -                                              182,485.83                      -                  -           182,485.83              -                   -                                   -
            2A34                     4,760,500.00            6.000000              6.000000           23,802.50                   -                                               23,802.50                      -                  -            23,802.50              -                   -                                   -
            2A35                    64,286,000.00            5.250000              5.250000          281,251.25                   -                                              281,251.25                      -                  -           281,251.25              -                   -                                   -
            2A36                    64,286,000.00            5.500000              5.500000          294,644.17                   -                                              294,644.17                      -                  -           294,644.17              -                   -                                   -
            2A37                    64,286,000.00            5.750000              5.750000          308,037.08                   -                                              308,037.08                      -                  -           308,037.08              -                   -                                   -
            2A38                     8,035,750.00            6.000000              6.000000           40,178.75                   -                                               40,178.75                      -                  -            40,178.75              -                   -                                   -
            2A39                    28,500,000.00            5.250000              5.250000          124,687.50                   -                                              124,687.50                      -                  -           124,687.50              -                   -                                   -
            2A40                    28,500,000.00            5.500000              5.500000          130,625.00                   -                                              130,625.00                      -                  -           130,625.00              -                   -                                   -
            2A41                    28,500,000.00            5.750000              5.750000          136,562.50                   -                                              136,562.50                      -                  -           136,562.50              -                   -                                   -
            2A42                     3,562,500.00            6.000000              6.000000           17,812.50                   -                                               17,812.50                      -                  -            17,812.50              -                   -                                   -
            2A43                    28,500,000.00            6.000000              6.000000          142,500.00                   -                                              142,500.00                      -                  -           142,500.00              -                   -                                   -
            2A44                    64,286,000.00            6.000000              6.000000          321,430.00                   -                                              321,430.00                      -                  -           321,430.00              -                   -                                   -
             X                     362,846,090.79            0.639904              0.639904          193,488.95                   -                                              193,488.95                      -                  -           193,488.95              -                   -                                   -
            X-1                    172,555,228.68            0.447524              0.447524           64,352.24                   -                                               64,352.24                      -                  -            64,352.24              -                   -                                   -
            X-2                    190,290,862.11            0.814354              0.814354          129,136.71                   -                                              129,136.71                      -                  -           129,136.71              -                   -                                   -
            3A1                     63,756,796.01            5.917000              5.917000          314,374.13                   -                                              314,374.13                      -                  -           314,374.13              -                   -                                   -
            3A2                     67,941,710.00            5.729000              5.729000          324,365.05                   -                                              324,365.05                      -                  -           324,365.05              -                   -                                   -
            3A3                      2,724,000.00            6.088000              6.088000           13,819.76                   -                                               13,819.76                      -                  -            13,819.76              -                   -                                   -
            3A4                     31,868,000.00            5.755000              5.755000          152,833.62                   -                                              152,833.62                      -                  -           152,833.62              -                   -                                   -
            3A5                      7,967,000.00            5.750000              5.750000           38,175.21                   -                                               38,175.21                      -                  -            38,175.21              -                   -                                   -
            3AR                                 -            0.000000              0.000000                   -                   -                                                       -                      -                  -                    -              -                   -                                   -
             AR                                 -            5.750000              0.000000                   -                   -                                                       -                      -                  -                 0.19              -                   -                                   -
             PO                        145,254.60            0.000000              0.000000                   -                   -                                                       -                      -                  -                    -              -                   -                                   -
            PO-1                       135,562.97            0.000000              0.000000                   -                   -                                                       -                      -                  -                    -              -                   -                                   -
            PO-2                         9,691.63            0.000000              0.000000                   -                   -                                                       -                      -                  -                    -              -                   -                                   -
             3C                    190,789,754.53            0.000000              1.253710                   -                   -                                                       -                      -                  -           199,329.12              -                   -                                   -
             P                             100.00            0.000000         172329.720000                   -                   -                                                       -                      -                  -            14,360.81              -                   -                                   -
             3P                            100.00            0.000000              0.000000                   -                   -                                                       -                      -                  -                    -              -                   -                                   -

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
            3M1                      4,282,000.00            6.000000              6.000000           21,410.00                   -                                               21,410.00                      -                  -            21,410.00              -                   -                                   -
            3M2                      2,888,000.00            6.000000              6.000000           14,440.00                   -                                               14,440.00                      -                  -            14,440.00              -                   -                                   -
            3M3                      4,582,000.00            6.000000              6.000000           22,910.00                   -                                               22,910.00                      -                  -            22,910.00              -                   -                                   -
             3B                      1,693,000.00            6.000000              6.000000            8,465.00                   -                                                8,465.00                      -                  -             8,465.00              -                   -                                   -
             M                      13,021,881.92            5.880942              5.880942           63,817.45                   -                                               63,817.45                      -                  -            63,817.45              -                   -                                   -
             B1                      4,859,243.85            5.880942              5.880942           23,814.11                   -                                               23,814.11                      -                  -            23,814.11              -                   -                                   -
             B2                      3,109,717.93            5.880942              5.880942           15,240.06                   -                                               15,240.06                      -                  -            15,240.06              -                   -                                   -
             B3                      2,137,968.23            5.880942              5.880942           10,477.72                   -                                               10,477.72                      -                  -            10,477.72              -                   -                                   -
             B4                      1,749,228.72            5.880942              5.880942            8,572.59                   -                                                8,572.59                      -                  -             8,572.59              -                   -                                   -
             B5                      1,360,751.74            5.880942              5.880942            6,668.75                   -                                                6,668.75                      -                  -             6,668.75              -                   -                                   -

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
           Totals                  556,805,385.02                                                  2,912,192.34                   -                                            2,912,192.34                      -                  -         3,125,882.46              -                   -                                   -

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                           Current Payment Information
                               Factors per $1,000

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                 Original            Beginning                                                                                          Ending               Pass
                                                Certificate         Certificate                            Principal                              Interest            Certificate           Through
        Class                 Cusip               Balance             Balance                            Distribution                           Distribution            Balance            Rate (%)
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
         1A1                02149MAA7            125,000,000.00       937.478054823                                            11.176231477           4.492082346       926.301823346            5.750000
         1A2                02149MAB5             20,881,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
         1A3                02149MAC3              8,438,000.00       937.478054823                                            11.176231477           4.492082346       926.301823346            5.750000
         1A4                02149MAD1             18,540,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
         1A5                02149MAE9             18,540,000.00      1000.000000000                                             0.000000000           4.375000000      1000.000000000            5.250000
         1A6                02149MAF6             18,540,000.00      1000.000000000                                             0.000000000           4.583333333      1000.000000000            5.500000
         1A7                02149MAG4              1,612,173.00      1000.000566343                                             0.000000000           4.791669380      1000.000566343            5.750000
         1A8                02149MAH2             17,767,500.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
         1A9                02149MAJ8                772,500.00      1000.000000000                                             0.000000000           0.000000000      1000.000000000            0.000000
        1A10                02149MAK5             17,367,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
        1A11                02149MAL3              1,173,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
        1A12                02149MAM1            133,438,000.00       937.478054823                                            11.176231477           4.492082346       926.301823346            5.750000
        1A13                02149MCZ0            133,438,000.00       937.478054823                                            11.176231477           4.101466490       926.301823346            5.250000
        1A14                02149MDA4            133,438,000.00       937.478054823                                            11.176231477           4.296774418       926.301823346            5.500000
        1A15                02149MDB2             11,603,304.00       937.478082926                                             0.000000000           4.492082481       926.301851113            5.750000
         2A1                02149MAP4             10,000,000.00       636.943614912                                            35.295858117           2.929940629       601.647756795            5.520000
         2A2                02149MAQ2             10,000,000.00       636.943614912                                             0.000000000           0.254777446       601.647756795            0.480000
         2A3                02149MAR0             26,500,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
         2A4                02149MAS8              2,000,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
         2A5                02149MAT6             11,500,000.00       985.391304348                                             3.652173913           4.926956522       981.739130435            6.000000
         2A6                02149MAU3             40,000,000.00       740.779979823                                            25.185706577           3.654514567       715.594273247            5.920000
         2A7                02149MAV1             40,000,000.00       740.779979823                                             0.000000000           0.049385332       715.594273247            0.080000
         2A8                02149MAW9             58,572,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
         2A9                02149MAX7              5,714,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
        2A10                02149MAY5             38,568,000.00       987.450736362                                             3.137315910           4.937253682       984.313420452            6.000000
        2A11                02149MAZ2             26,500,000.00      1000.000000000                                             0.000000000           4.375000000      1000.000000000            5.250000
        2A12                02149MBA6             26,500,000.00      1000.000000000                                             0.000000000           4.583333333      1000.000000000            5.500000
        2A13                02149MBB4             26,500,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
        2A14                02149MBC2              3,312,500.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
        2A15                02149MBD0              2,000,000.00      1000.000000000                                             0.000000000           4.375000000      1000.000000000            5.250000
        2A16                02149MBE8              2,000,000.00      1000.000000000                                             0.000000000           4.583333333      1000.000000000            5.500000
        2A17                02149MBF5              2,000,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
        2A18                02149MBG3                250,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
        2A19                02149MBH1             11,500,000.00       985.391304348                                             3.652173913           4.311086957       981.739130435            5.250000
        2A20                02149MBJ7             11,500,000.00       985.391304348                                             3.652173913           4.516376812       981.739130435            5.500000
        2A21                02149MBK4             11,500,000.00       985.391304348                                             3.652173913           4.721666667       981.739130435            5.750000
        2A22                02149MBL2              1,437,500.00       985.391304348                                             0.000000000           4.926956522       981.739130435            6.000000
        2A23                02149MBM0             58,572,000.00      1000.000000000                                             0.000000000           4.375000000      1000.000000000            5.250000
        2A24                02149MBN8             58,572,000.00      1000.000000000                                             0.000000000           4.583333333      1000.000000000            5.500000
        2A25                02149MBP3             58,572,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
        2A26                02149MBQ1              7,321,500.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
        2A27                02149MBR9              5,714,000.00      1000.000000000                                             0.000000000           4.375000000      1000.000000000            5.250000
        2A28                02149MBS7              5,714,000.00      1000.000000000                                             0.000000000           4.583333333      1000.000000000            5.500000
        2A29                02149MBT5              5,714,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
        2A30                02149MBU2                714,250.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
        2A31                02149MBV0             38,568,000.00       987.450736362                                             3.137315910           4.320096972       984.313420452            5.250000
        2A32                02149MBW8             38,568,000.00       987.450736362                                             3.137315910           4.525815875       984.313420452            5.500000
        2A33                02149MBX6             38,568,000.00       987.450736362                                             3.137315910           4.731534778       984.313420452            5.750000
        2A34                02149MBY4              4,821,000.00       987.450736362                                             0.000000000           4.937253682       984.313420452            6.000000
        2A35                02149MBZ1             64,286,000.00      1000.000000000                                             0.000000000           4.375000000      1000.000000000            5.250000
        2A36                02149MCA5             64,286,000.00      1000.000000000                                             0.000000000           4.583333333      1000.000000000            5.500000
        2A37                02149MDC0             64,286,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
        2A38                02149MDD8              8,035,750.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
        2A39                02149MDE6             28,500,000.00      1000.000000000                                             0.000000000           4.375000000      1000.000000000            5.250000
        2A40                02149MDF3             28,500,000.00      1000.000000000                                             0.000000000           4.583333333      1000.000000000            5.500000
        2A41                02149MDG1             28,500,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
        2A42                02149MDH9              3,562,500.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
        2A43                02149MDJ5             28,500,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
        2A44                02149MDK2             64,286,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
          X                                      385,884,297.00       940.297632246                                             0.000000000           0.501417009       932.466242206            0.639904
         X-1                02149MAN9            180,910,300.00       953.816497347                                             0.000000000           0.355713526       945.558052582            0.447524
         X-2                02149MAN9            204,973,997.00       928.365865403                                             0.000000000           0.630015060       920.911394385            0.814354
         3A1                02149MCH0             70,043,000.00       910.252216581                                             0.014276944           4.488301971       910.237939637            5.917000
         3A2                02149MCJ6             70,043,000.00       970.000000000                                             1.485586711           4.630941667       968.514413289            5.729000
         3A3                02149MCK3              2,724,000.00      1000.000000000                                             0.000000000           5.073333333      1000.000000000            6.088000
         3A4                02149MCL1             31,868,000.00      1000.000000000                                             0.000000000           4.795833333      1000.000000000            5.755000
         3A5                02149MCY3              7,967,000.00      1000.000000000                                             0.000000000           4.791666667      1000.000000000            5.750000
         3AR                02149MCM9                    100.00         0.000000000                                             0.000000000           0.000000000         0.000000000            0.000000
         AR                 02149MCC1                    100.00         0.000000000                                             0.000000000           1.912784367         0.000000000            5.750000
         PO                                          164,880.07       880.971241703                                             1.076358107           0.000000000       879.894883596            0.000000
        PO-1                02149MCD9                136,139.61       995.764372585                                             1.229642219           0.000000000       994.534730366            0.000000
        PO-2                02149MCD9                 28,740.46       337.212037026                                             0.350405317           0.000000000       336.861631709            0.000000
         3C                 02149MCV9                         -         0.000000000                                             0.000000000           0.000000000         0.000000000            0.000000
          P                 02149MCW7                    100.00      1000.000000000                                             0.000000000      143608.100000000      1000.000000000            0.000000
         3P                 02149MCX5                    100.00      1000.000000000                                             0.000000000           0.000000000      1000.000000000            0.000000

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
         3M1                02149MCN7              4,282,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
         3M2                02149MCP2              2,888,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
         3M3                02149MCQ0              4,582,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
         3B                 02149MCR8              1,693,000.00      1000.000000000                                             0.000000000           5.000000000      1000.000000000            6.000000
          M                 02149MCE7             13,144,500.00       990.671529362                                             0.504686786           4.855068477       990.166842576            5.880942
         B1                 02149MCF4              4,905,000.00       990.671529362                                             0.504686786           4.855068477       990.166842576            5.880942
         B2                 02149MCG2              3,139,000.00       990.671529362                                             0.504686786           4.855068477       990.166842576            5.880942
         B3                 02149MCS6              2,158,100.00       990.671529362                                             0.504686786           4.855068477       990.166842576            5.880942
         B4                 02149MCT4              1,765,700.00       990.671529362                                             0.504686786           4.855068477       990.166842576            5.880942
         B5                 02149MCU1              1,373,565.00       990.671529362                                             0.504686786           4.855068477       990.166842576            5.880942

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
       Totals                                    588,453,945.07       946.217439249                                             5.324665297           5.312025667       940.892773935

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 4 West
New York, NY 10286
Officer:         Michael Cerchio     212-815-6314
Associate:       Jonathan Conte      212-815-6146

                                   CWALT, Inc.
                         Alternative Loan Trust 2007-J1
               Mortgage Pass-Through Certificates, Series 2007-J1

Pool Level
Data
Distribution Date                                                                                                                                                                   7/25/2007
Cut-off Date                                                                                                                                                                         2/1/2007
Record Date                                                                                                                                                                         6/29/2007
Determination Date                                                                                                                                                                  7/22/2007
LIBOR Determination Date                                                                                                                                                            6/21/2007
Accrual Period 30/360                                             Begin                                                                                                              6/1/2007
                                                                  End                                                                                                                7/1/2007
Number of Days in 30/360 Accrual Period                                                                                                                                                    30

-----------------------------------------------------------------------------------------------------------------------------------------------------
     Prefunding Detail
-----------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                         Group I            Group II            Group III               Total
                 Target Funding Balance                                                                           185,518,431.04      206,845,414.33       199,177,324.13      591,541,169.50
                 Initial Funded Balance                                                                           183,324,109.30      188,119,676.73       199,045,243.62      570,489,029.65
                 Initial Unfunded Balance                                                                           2,194,321.74       18,725,737.60           132,080.51       21,052,139.85

                 Ending Unfunded Amounts have been passed
                 through as Principal at the End of the
                 Prefunding Period

-----------------------------------------------------------------------------------------------------------------------------------------------------
     Collateral Detail
-----------------------------------------------------------------------------------------------------------------------------------------------------

                 Original Mortgage Loan Details

                                                                                                                         Group I            Group II            Group III               Total
                 Original Aggregate Loan Count                                                                               311                 527                  702               1,540
                 Original Stated Principal Balance                                                                185,518,431.04      206,845,414.33       199,177,324.13      591,541,169.50
                 Original Weighted Average Mortgage Rate                                                                6.40457%            7.06351%             7.29837%
                 Original Weighted Average Net Mortgage Rate                                                            6.18869%            6.83939%             7.02219%
                 Original Weighted Average Remaining Term                                                                    357                 358                  357

                 Current Mortgage Loan Details

                                                                                                                         Group I            Group II            Group III               Total
                 Beginning Aggregate Loan Count                                                                              297                 485                  677               1,459
                 Loans Paid Off or otherwise removed pursuant to the PSA                                                       2                   4                    0                   6
                                                                                                                               -                   -                    -                   -
                 Ending Aggregate Loan Count                                                                                 295                 481                  677               1,453

                 Beginning Pool Stated Principal Balance                                                          177,147,480.48      191,955,398.83       190,789,754.53      559,892,633.84
                 Scheduled Principal                                                                                  100,339.83           87,938.84            88,389.88          276,668.55
                 Unscheduled Principal                                                                              1,398,233.02        1,441,753.67            16,665.07        2,856,651.76
                 Realized Principal Losses                                                                                    -                   -                    -                   -
                                                                                                                              --                  --                   --                  -
                 Ending Pool Stated Principal Balance                                                             175,648,907.63      190,425,706.32       190,684,699.58      556,759,313.53

                 Beginning Weighted Average Mortgage Rate                                                               6.39750%            7.03415%             7.28526%
                 Beginning Weighted Average Net Mortgage Rate                                                           6.18152%            6.80699%             7.00719%
                 Ending Weighted Average Mortgage Rate                                                                  6.39672%            7.03229%             7.28532%
                 Ending Weighted Average Net Mortgage Rate                                                              6.18068%            6.80509%             7.00726%

                 Beginning Weighted Average Remaining Term to Maturity                                                       353                 354                  353
                 Ending Weighted Average Remaining Term to Maturity                                                          352                 353                  352

                 Loan Substitution

                                                                                                                         Group I            Group II            Group III               Total
                 Aggregate Stated of Principal Balances Removed                                                                -                   -                    -                   -
                 Aggregate Stated of Principal Balance Added                                                                  -                   -                    -                   -
                                                                                                                              --                  --                   --                  -
                 Aggregate Principal Substitution Shortfall Amount                                                             -                   -                    -                   -

                 Fees of the Trust

                                                                                                                         Group I            Group II            Group III               Total
                 Gross Master Servicing Fee                                                                            30,296.80           34,356.51            35,995.03          100,648.34
                 Net Master Servicing Fee                                                                              29,595.64           33,125.34            35,995.03           98,716.02
                 Trustee Fee                                                                                            1,328.61            1,439.67             1,430.92            4,199.19
                 Mortgage Insurance Premium (PMI)                                                                        257.86              540.34             6,785.13            7,583.33
                                                                                                                         -------             -------            ---------           --------
                 Total Net Loan Fees                                                                                   31,182.11           35,105.35            44,211.08          110,498.54

                 Servicer Advances

                                                                                                                         Group I            Group II            Group III               Total
                 Principal Advances                                                                                     1,630.09            1,738.11             9,560.03           12,928.23
                 Interest Advances                                                                                     20,906.95           96,310.98           141,023.56          258,241.49
                 Reimbursement for Principal & Interest Advances                                                               -                   -                    -                   -
                 Reimbursement for Nonrecoverable Advances                                                                    -                   -                    -                   -
                                                                                                                              --                  --                   --                  -
                 Total Advances                                                                                        22,537.04           98,049.09           150,583.59          271,169.72

                 Mortgage Prepayment Details

                                                                                                                         Group I            Group II            Group III               Total
                 Principal Balance of Loans Paid in Full                                                            1,096,621.51        1,432,373.63                    -        2,528,995.14
                 Prepayment Interest Excess                                                                                    -                   -                    -                   -
                 Prepayment Interest Shortfall                                                                            701.16            1,231.17                    -            1,932.33
                 Compensating Interest                                                                                    701.16            1,231.17                    -            1,932.33
                 Non-Supported Prepayment Interest Shortfall                                                                   -                   -                    -                   -
                 Prepayment Charges                                                                                            -           14,360.81                    -           14,360.81
                 CPR %                                                                                                  9.07602%            8.65369%             0.10482%
                 SMM %                                                                                                  0.78975%            0.75143%             0.00874%

-----------------------------------------------------------------------------------------------------------------------------------------------------
  Delinquency Information
-----------------------------------------------------------------------------------------------------------------------------------------------------

                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                      Delinquency Info             Group 1                                     Group 2                                 Group 3                                   Total
                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 30-59 Days  Balance                 3,263,237.28               1.85782%        7,791,837.45            4.09180%       12,340,940.74             6.47191%       23,396,015.47    4.20218%
                             Loan Count                         7               2.37288%                  19            3.95010%                  40             5.90842%                  66    4.54233%

                 60-89 Days  Balance                            -               0.00000%        2,488,274.35            1.30669%        5,625,487.71             2.95015%        8,113,762.06    1.45732%
                             Loan Count                         0               0.00000%                   6            1.24740%                  18             2.65879%                  24    1.65175%

                 90+ Days    Balance                            -               0.00000%        1,273,500.00            0.66876%          822,087.17             0.43112%        2,095,587.17    0.37639%
                             Loan Count                         0               0.00000%                   3            0.62370%                   4             0.59084%                   7    0.48176%

                 Total       Balance                 3,263,237.28               1.85782%       11,553,611.80            6.06725%       18,788,515.62             9.85318%       33,605,364.70    6.03589%
                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                             Loan Count                         7               2.37288%                  28            5.82121%                  62             9.15805%                  97    6.67584%

                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                     Forceclosure Info             Group 1                                     Group 2                                 Group 3                                   Total
                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 30-59 Days  Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
                             Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

                 60-89 Days  Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
                             Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

                 90+ Days    Balance                   704,000.00               0.40080%        4,010,000.00            2.10581%        3,099,950.37             1.62569%        7,813,950.37    1.40347%
                             Loan Count                         1               0.33898%                   5            1.03950%                  13             1.92024%                  19    1.30764%

                 Total       Balance                   704,000.00               0.40080%        4,010,000.00            2.10581%        3,099,950.37             1.62569%        7,813,950.37    1.40347%
                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                             Loan Count                         1               0.33898%                   5            1.03950%                  13             1.92024%                  19    1.30764%

                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                  REO Info                         Group 1                                     Group 2                                 Group 3                                   Total
                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 30-59 Days  Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
                             Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

                 60-89 Days  Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
                             Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

                 90+ Days    Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
                             Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

                 Total       Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                             Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                      Bankruptcy Info              Group 1                                     Group 2                                 Group 3                                   Total
                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 30-59 Days  Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
                             Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

                 60-89 Days  Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
                             Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

                 90+ Days    Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
                             Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

                 Total       Balance                            -               0.00000%                   -            0.00000%                   -             0.00000%                   -    0.00000%
                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                             Loan Count                         0               0.00000%                   0            0.00000%                   0             0.00000%                   0    0.00000%

                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                 Totals for Foreclosure Bankruptcy,Groupp1cy, REO                              Group 2                                 Group 3                                   Total
                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 All         Balance                   704,000.00               0.40080%        4,010,000.00            2.10581%        3,099,950.37             1.62569%        7,813,950.37    1.40347%
                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                             Loan Count                         1               0.33898%                   5            1.03950%                  13             1.92024%                  19    1.30764%

                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                 Totals for Foreclosure,REO BankrupGroupD1linquency linquency                  Group 2                                 Group 3                                   Total
                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 All         Balance                 3,967,237.28               2.25862%       15,563,611.80            8.17306%       21,888,465.99            11.47888%       41,419,315.07    7.43936%
                 -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                             Loan Count                         8               2.71186%                  33            6.86071%                  75            11.07829%                 116    7.98348%

-----------------------------------------------------------------------------------------------------------------------------------------------------
    Realized Loss Detail
-----------------------------------------------------------------------------------------------------------------------------------------------------

                 Realized Losses

                                                                                                                         Group I            Group II            Group III               Total
                 Current Period Realized Losses                                                                                -                   -                    -                   -
                 Cumulative Realized Losses                                                                                    -                   -                    -                   -
                 Total Liquidated Loan Balance                                                                                 -                   -                    -                   -
                 Total Liquidated Proceeds                                                                                     -                   -                    -                   -
                 Subsequent Recoveries                                                                                         -                   -                    -                   -
                 Monthly Default Rate                                                                                   0.00000%            0.00000%             0.00000%
                 Conditional Default Rate                                                                               0.00000%            0.00000%             0.00000%

                                                                             Liquidation         Liquidation       Realized Loss
         Loan ID                                                                 Balance            Proceeds
         Group I
                                                                                     N/A

        Group II
                                                                                     N/A

       Group III
                                                                                     N/A

-----------------------------------------------------------------------------------------------------------------------------------------------------
        Servicer Remittance Summary
-----------------------------------------------------------------------------------------------------------------------------------------------------

                 Interest Remittance Amount

                                                                                                                         Group I            Group II            Group III               Total
                 Scheduled Interest Collected                                                                         943,716.55        1,123,970.69         1,158,294.34        3,225,981.58
                 Plus: Compensating Interest                                                                              701.16            1,231.17                    -            1,932.33
                 Plus: Seller Shortfall Interest Requirement                                                                   -                   -                    -                   -
                 Less: Servicing Fees                                                                                  30,296.80           34,356.51            35,995.03          100,648.34
                 Less: Mortgage Insurance Premium (PMI)                                                                  257.86              540.34             6,785.13            7,583.33
                                                                                                                         -------             -------            ---------           --------
                 Total Interest Remittance Amount                                                                     913,863.04        1,090,305.00         1,115,514.18        3,119,682.23

                 Principal Remittance Amount

                                                                                                                         Group I            Group II            Group III               Total
                 Scheduled Principal                                                                                  100,339.83           87,938.84            88,389.88          276,668.55
                 Curtailment Principal                                                                                301,611.51            9,380.04            16,665.07          327,656.62
                 Paid in Full Principal                                                                             1,096,621.51        1,432,373.63                    -        2,528,995.14
                 Repurchased Principal                                                                                         -                   -                    -                   -
                 Liquidation Principal                                                                                         -                   -                    -                   -
                 Subsequent Recoveries                                                                                         -                   -                    -                   -
                 Less: Non-Recoverable Principal Advances relating to Principal                                               -                   -                    -                   -
                                                                                                                              --                  --                   --                  -
                 Total Principal Remittance Amount                                                                 1,498,572.85        1,529,692.51           105,054.95        3,133,320.31
                                                                                                                   -------------       -------------          -----------       ------------

                 Prepayment Charge                                                                                             -           14,360.81                    -           14,360.81
                 Other Amounts Required                                                                                       -                   -                    -                   -
                                                                                                                              --                  --                   --                  -
                 Total Other Remittance                                                                                       -           14,360.81                    -           14,360.81
                                                                                                                              --          ----------                   --          ---------

                 Total Servicer Remittance                                                                          2,412,435.89        2,634,358.32         1,220,569.13        6,267,363.35

-----------------------------------------------------------------------------------------------------------------------------------------------------
   Distributable Amounts
-----------------------------------------------------------------------------------------------------------------------------------------------------

                 Principal Distribution Amount

                                                                                                                         Group I            Group II            Group III               Total
                 Principal Remittance Amount                                                                        1,498,572.85        1,529,692.51           105,054.95        3,133,320.31
                 Extra Principal Distribution Amount                                                                           -                   -                    -                   -
                 Supplemental Loan Deposit                                                                                     -                   -                    -                   -
                 Less: OC Reduction                                                                                           -                   -                    -                   -
                                                                                                                              --                  --                   --                  -
                 Principal Distribution Amount                                                                      1,498,572.85        1,529,692.51           105,054.95        3,133,320.31

                 Interest Funds

                                                                                                                         Group I            Group II            Group III               Total
                 Interest Remittance                                                                                  913,863.04        1,090,305.00         1,115,514.18        3,119,682.23
                 Less:  Trustee Fee                                                                                    1,328.61            1,439.67             1,430.92            4,199.19
                                                                                                                       ---------           ---------            ---------           --------
                 Interest Funds                                                                                       912,534.44        1,088,865.34         1,114,083.26        3,115,483.04

-----------------------------------------------------------------------------------------------------------------------------------------------------
    Distribution Summary
-----------------------------------------------------------------------------------------------------------------------------------------------------

                 Amounts Available for Distribution

                 Total Servicer Remittance                                                                                                                                       6,267,363.35
                 Investment Income                                                                                                                                                       1.89
                 Supplemental Loan Deposit                                                                                                                                                  -
                 Carryover Reserve Fund withdrawal from Initial Deposit                                                                                                                     -
                 Principal Reserve Fund withdrawal from Initial Deposit                                                                                                                     -
                 Other Amounts                                                                                                                                                             -
                                                                                                                                                                                           -
                 Total Available                                                                                                                                                 6,267,365.24

                 Distribution Payments

                 Trustee Fee                                                                                                                                                         4,199.19
                 3-A-2 Insurance Premium                                                                                                                                             3,963.27
                 Class Payments                                                                                                                                                 6,259,202.78
                                                                                                                                                                                ------------
                 Total Payments                                                                                                                                                  6,267,365.24

-----------------------------------------------------------------------------------------------------------------------------------------------------
       Trust Accounts
-----------------------------------------------------------------------------------------------------------------------------------------------------

                 Distribution Account

                 Beginning Balance                                                                                                                                                          -
                 Deposit                                                                                                                                                         6,267,365.24
                 Withdrawal                                                                                                                                                     6,267,365.24
                                                                                                                                                                                ------------
                 Ending Balance                                                                                                                                                             -

                 Carryover Reserve Account

                 Beginning Balance                                                                                                                                                   1,000.00
                 Deposits                                                                                                                                                                   -
                 Withdrawals                                                                                                                                                               -
                                                                                                                                                                                           -
                 Ending Balance                                                                                                                                                      1,000.00

                 For Details on the NRC Payment, see Interest
                 Detail, page 3

                 Prefunding Account

                 Beginning Balance                                                                                                                                                          -
                 Deposit                                                                                                                                                                    -
                 Withdrawal                                                                                                                                                                -
                                                                                                                                                                                           -
                 Ending Balance                                                                                                                                                             -

                 Capitalized Interest Account

                 Beginning Balance                                                                                                                                                          -
                 Deposits                                                                                                                                                                   -
                 Withdrawals                                                                                                                                                               -
                                                                                                                                                                                           -
                 Ending Balance                                                                                                                                                             -

                 Corridor Contract Reserve Fund

                 Beginning Balance                                                                                                                                                   1,000.00
                 Deposit                                                                                                                                                                    -
                 Withdrawal                                                                                                                                                                -
                                                                                                                                                                                           -
                 Ending Balance                                                                                                                                                      1,000.00

                 Exchangeable Certificates Distribution
                 Account

                 Beginnning Balance                                                                                                                                                         -
                 Deposit                                                                                                                                                                    -
                 Withdrawal                                                                                                                                                                -
                                                                                                                                                                                           -
                 Ending Balance                                                                                                                                                             -

                 Principal Reserve Account

                 Beginning Balance                                                                                                                                                     100.00
                 Deposit                                                                                                                                                                    -
                 Withdrawal                                                                                                                                                                -
                                                                                                                                                                                           -
                 Ending Balance                                                                                                                                                        100.00

-----------------------------------------------------------------------------------------------------------------------------------------------------
     Yield Supplemental Amount Details
-----------------------------------------------------------------------------------------------------------------------------------------------------

                 One-Month Libor Rate                                                                                                                                                5.32000%

                 Yield Supplemental Amounts

                                                                               Beginning      Current Period         Amount Paid       Ending Amount
Class                                                                            Balance              Amount
2A1                                                                                    -                   -                   -                   -
2A6                                                                                    -                   -                   -                   -
Total                                                                                 --                  --                  --                  --

                 Corridor Contract Amounts Available

                                                                               Beginning      Current Period       Ending Amount
Contract                                                                          Amount              Amount
2A1                                                                                    -                   -                   -
2A6                                                                                    -                   -                   -
Total                                                                                 --                  --                  --

-----------------------------------------------------------------------------------------------------------------------------------------------------
        Net Rate Carryover Details
-----------------------------------------------------------------------------------------------------------------------------------------------------

                 Net Rate Cap Details

                 Libor Rate                                                                                                                                                          5.32000%
                 Net Rate Cap                                                                                                                                                        6.96451%

                                                                               Beginning            Interest      Current Period         Amount Paid        Ending Amount
Class                                                                            Balance             Thereon              Amount
3A1                                                                                    -                   -                   -                   -                    -
3A2                                                                                    -                   -                   -                   -                    -
3A3                                                                                    -                   -                   -                   -                    -
3A4                                                                                    -                   -                   -                   -                    -
3A5                                                                                    -                   -                   -                   -                    -
3M1                                                                                    -                   -                   -                   -                    -
3M2                                                                                    -                   -                   -                   -                    -
3M3                                                                                    -                   -                   -                   -                    -
3B                                                                                     -                   -                   -                   -                    -
Total                                                                                 --                  --                  --                  --                   --

-----------------------------------------------------------------------------------------------------------------------------------------------------
   Senior Principal Distribution Amounts
-----------------------------------------------------------------------------------------------------------------------------------------------------

                 Group 1 PO Principal Amounts

                 Beginning PO Balance                                                                                 135,562.98
                 PO Scheduled Principal                                                                                   166.76
                 PO Prepayments & Recoveries                                                                                0.64
                 PO Liquidation Principal                                                                                      -
                 PO Principal Loss                                                                                            -
                                                                                                                              -
                 Ending PO Balance                                                                                    135,395.57

                 Group 1 NON-PO Principal Amounts

                 Beginning Non-PO Balance                                                                         177,011,917.50
                 Non-PO Scheduled Principal                                                                           100,173.07
                 Non-PO Prepayments & Recoveries                                                                    1,398,232.38
                 Non-PO Liquidation Principal                                                                                  -
                 Non-PO Principal Loss                                                                                        -
                                                                                                                              -
                 Ending Non-PO Balance                                                                            175,513,512.06

                 Group 2 PO Principal Amounts

                 Beginning PO Balance                                                                                                       9,691.63
                 PO Scheduled Principal                                                                                                        10.00
                 PO Prepayments & Recoveries                                                                                                    0.08
                 PO Liquidation Principal                                                                                                          -
                 PO Principal Loss                                                                                                                -
                                                                                                                                                  -
                 Ending PO Balance                                                                                                          9,681.56

                 Group 2 NON-PO Principal Amounts

                 Beginning Non-PO Balance                                                                                             191,945,707.20
                 Non-PO Scheduled Principal                                                                                                87,928.84
                 Non-PO Prepayments & Recoveries                                                                                        1,441,753.59
                 Non-PO Liquidation Principal                                                                                                      -
                 Non-PO Principal Loss                                                                                                            -
                                                                                                                                                  -
                 Ending Non-PO Balance                                                                                                190,416,024.76

-----------------------------------------------------------------------------------------------------------------------------------------------------
      Principal Distribution Amounts
-----------------------------------------------------------------------------------------------------------------------------------------------------

                 Group 1 Senior and Subordinate Percentages

                 Senior Percentage Original                                                                            93.24467%
                 Senior Prepayment Percentage Original                                                                100.00000%
                 Senior Percentage                                                                                     92.94075%
                 Senior Prepayment Percentage                                                                         100.00000%
                 Subordinate Percentages                                                                                7.05925%
                 Subordinate Prepayment Percentage                                                                      0.00000%

                 Group 1 Principal Distribution Amounts

                 Senior Principal Distribution Amount                                                               1,491,333.98
                 Subordinate Principal Distribution Amount                                                              7,071.47
                 PO Principal Distribution Amount                                                                             -
                                                                                                                              -
                 Total Principal Distribution Amount                                                                1,498,405.45

                 Group 2 Senior and Subordinate Percentages

                 Senior Percentage Original                                                                                                93.24877%
                 Senior Prepayment Percentage Original                                                                                    100.00000%
                 Senior Percentage                                                                                                         92.84013%
                 Senior Prepayment Percentage                                                                                             100.00000%
                 Subordinate Percentages                                                                                                    7.15987%
                 Subordinate Prepayment Percentage                                                                                          0.00000%

                 Group 2 Principal Distribution Amounts

                 Senior Principal Distribution Amount                                                                                   1,523,386.84
                 Subordinate Principal Distribution Amount                                                                                  6,295.59
                 PO Principal Distribution Amount                                                                                                 -
                                                                                                                                                  -
                 Total Principal Distribution Amount                                                                                    1,529,682.44

-----------------------------------------------------------------------------------------------------------------------------------------------------
    Credit Enhancements
-----------------------------------------------------------------------------------------------------------------------------------------------------

                 Overcollateralization Details

                 OC Prior                                                                                                                                                        3,087,248.52
                 OC Floor                                                                                                                                                          995,886.62
                 OC Target                                                                                                                                                       3,087,248.52
                 OC Deficiency                                                                                                                                                              -
                 OC Reduction                                                                                                                                                               -
                 OC Ending                                                                                                                                                       3,087,248.52

                 Application of Excess Cashflow

                 Excess Cashflow available after application of interest payments                                                                                                  199,327.23
                 Plus: OC Reduction Amount                                                                                                                                                  -
                 Plus: Carryover Reserve Fund earnings                                                                                                                                      -
                 Less: Extra Principal Distribution Amount                                                                                                                                  -
                 Less: Unpaid Realized Loss Amount                                                                                                                                          -
                 Less: Interest Carryforward Amount                                                                                                                                         -
                 Less: Carryover Shortfalls Paid                                                                                                                                            -
                 Less: Transfer to Carryover Shortfall Reserve to replenish initial deposit                                                                                                -
                                                                                                                                                                                           -
                 Remaining Excess Cashflow available to Residual Class                                                                                                             199,327.23

-----------------------------------------------------------------------------------------------------------------------------------------------------
   Trigger Event Details
-----------------------------------------------------------------------------------------------------------------------------------------------------

                 Delinquency Trigger Test

                 Current Month                                                                                                                                                   9,547,525.25
                 1 Month Prior                                                                                                                                                   5,686,002.49
                 2 Months Prior                                                                                                                                                  3,613,507.95

                 Three-month Rolling Delinquency Rate                                                                                                                                3.28304%
                 Senior Enhancement Percentage                                                                                                                                       8.66517%
                 Specified Delinquency Rate Trigger                                                                                                                                  3.65670%

                 Is Delinquency Trigger  Event in Effect?                                                                                                              NO

                 Delinquency Trigger Event applicable only on
                 or after the Step-Down Date

                 Cumulative Loss Trigger Test

                 Cumulative Loss Percentage                                                                                                                                          0.00000%
                 Specified Cumulative Loss Percentage                                                                                                                              100.00000%

                 Is Cumulative Loss Trigger Event in Effect?                                                                                                           NO

                 Cumulative Loss Trigger Event applicable
                 only on or after the Step-Down Date

                 Is Trigger Event in Effect?                                                                                                                           NO

-----------------------------------------------------------------------------------------------------------------------------------------------------
   Stepdown Date Details
-----------------------------------------------------------------------------------------------------------------------------------------------------

                 Balance of Group 3 Senior Notes ( after application of Principal Remittance Amount )                                                                          174,152,451.06
                 Threshold Balance of Group 3 Senior Notes to trigger Stepdown Date                                                                                            159,031,039.45
                 Has the 3rd Anniversary Distribution Date occured?                                                                                                    NO
                 Has the Balance of Group 3 Senior Notes been reduced to zero?                                                                                         NO

                 Has Stepdown Date been reached?                                                                                                                       NO

                 Subordination

Credit                                                   Original                Current
Support
Class A                                          1,822,703,080.07       1,756,234,227.50
Class A Percentage                                     97.856215%             97.791062%

Class 3M1                                            4,282,000.00           4,282,000.00
Class 3M1 Percentage                                    0.229890%              0.238431%

Class 3M2                                            2,888,000.00           2,888,000.00
Class 3M2 Percentage                                    0.155049%              0.160810%

Class 3M3                                            4,582,000.00           4,582,000.00
Class 3M3 Percentage                                    0.245996%              0.255136%

Class 3B                                             1,693,000.00           1,693,000.00
Class 3B Percentage                                     0.090893%              0.094270%

Class M                                             13,144,500.00          13,015,248.06
Class M Percentage                                      0.705694%              0.724718%

Class B1                                             4,905,000.00           4,856,768.36
Class B1 Percentage                                     0.263337%              0.270436%

Class B2                                             3,139,000.00           3,108,133.72
Class B2 Percentage                                     0.168525%              0.173068%

Class B3                                             2,158,100.00           2,136,879.06
Class B3 Percentage                                     0.115863%              0.118986%

Class B4                                             1,765,700.00           1,748,337.59
Class B4 Percentage                                     0.094796%              0.097351%

Class B5                                             1,373,565.00           1,360,058.52
Class B5 Percentage                                     0.073743%              0.075731%

-----------------------------------------------------------------------------------------------------------------------------------------------------
          Prepayment Loan Details
-----------------------------------------------------------------------------------------------------------------------------------------------------

                 Prepayment Penalties                                                                                                                                               14,360.81

         Loan ID                                                                 Balance       Paid Off Date             Penalty               State                 Rate           Seasoning                     Type
         Group I
       147630635                                                              647,224.15           6/25/2007                   -                  WI                6.500                   5 Paid in Full
       146842543                                                              450,000.00            7/5/2007                   -                  CA                6.500                   7 Paid in Full

        Group II
       151940243                                                              550,000.00           6/21/2007                   -                  NY                7.250                   7 Paid in Full
       155628508                                                              225,945.15            7/3/2007                   -                  MD                8.750                   7 Paid in Full
       158317424                                                              522,769.25            7/5/2007           14,360.81                  CA                6.875                   6 Paid in Full
       142226684                                                              134,249.80           6/26/2007                   -                  OR                6.625                  13 Paid in Full

       Group III
                                                                                     N/A

-----------------------------------------------------------------------------------------------------------------------------------------------------
   Stratification Tables
-----------------------------------------------------------------------------------------------------------------------------------------------------

                                                   Group I

---------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                                         of Items               of Items             Balance          of Balance
 less than or equal to                    -                     0                  0.000                   -               0.000
               -           -      25,000.00                     0                  0.000                   -               0.000
       25,000.00           -      50,000.00                     4                  1.356          166,153.00               0.095
       50,000.00           -      75,000.00                     0                  0.000                   -               0.000
       75,000.00           -     100,000.00                     3                  1.017          272,219.20               0.155
      100,000.00           -     125,000.00                     7                  2.373          800,578.29               0.456
      125,000.00           -     150,000.00                     8                  2.712        1,141,821.01               0.650
      150,000.00           -     175,000.00                     7                  2.373        1,140,139.18               0.649
      175,000.00           -     200,000.00                     5                  1.695          930,680.02               0.530
      200,000.00           -     225,000.00                     4                  1.356          849,097.35               0.483
      225,000.00           -     250,000.00                    11                  3.729        2,648,464.78               1.508
      250,000.00           -     275,000.00                     5                  1.695        1,338,062.59               0.762
      275,000.00           -     300,000.00                     5                  1.695        1,472,421.61               0.838
      300,000.00           -     325,000.00                     6                  2.034        1,860,750.18               1.059
      325,000.00           -     350,000.00                     3                  1.017        1,035,844.44               0.590
      350,000.00           -     375,000.00                     2                  0.678          743,806.84               0.423
      375,000.00           -     400,000.00                     2                  0.678          791,900.00               0.451
      400,000.00           -     425,000.00                     9                  3.051        3,743,997.74               2.132
      425,000.00           -     450,000.00                    25                  8.475       11,024,515.22               6.276
      450,000.00           -     475,000.00                    14                  4.746        6,451,473.41               3.673
      475,000.00           -     500,000.00                    22                  7.458       10,662,561.95               6.070
      500,000.00           -     525,000.00                    22                  7.458       11,270,295.99               6.416
      525,000.00           -     550,000.00                    10                  3.390        5,357,205.43               3.050
      550,000.00           -     575,000.00                     9                  3.051        5,078,680.49               2.891
      575,000.00           -     600,000.00                    13                  4.407        7,658,505.93               4.360
      600,000.00           -     625,000.00                     7                  2.373        4,283,729.99               2.439
      625,000.00           -     650,000.00                     9                  3.051        5,784,728.98               3.293
      650,000.00           -     675,000.00                     5                  1.695        3,313,028.14               1.886
      675,000.00           -     700,000.00                     8                  2.712        5,551,122.24               3.160
      700,000.00           -     725,000.00                     6                  2.034        4,268,894.08               2.430
      725,000.00           -     750,000.00                     6                  2.034        4,434,358.24               2.525
      750,000.00           -     775,000.00                     2                  0.678        1,530,676.42               0.871
      775,000.00           -     800,000.00                     6                  2.034        4,762,410.10               2.711
    greater than                 800,000.00                    50                 16.949       65,280,784.79              37.165
                             Wgt Ave / Total:                 295                100.000      175,648,907.63             100.000

---------------------------------------------------------------------------------------------------------------------------------

                                                  Group II

---------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                                         of Items               of Items             Balance          of Balance
 less than or equal to                    -                     0                  0.000                   -               0.000
               -           -      25,000.00                     0                  0.000                   -               0.000
       25,000.00           -      50,000.00                    10                  2.079          417,395.30               0.219
       50,000.00           -      75,000.00                    25                  5.198        1,515,340.36               0.796
       75,000.00           -     100,000.00                    21                  4.366        1,859,503.94               0.976
      100,000.00           -     125,000.00                    19                  3.950        2,125,650.16               1.116
      125,000.00           -     150,000.00                    27                  5.613        3,722,588.66               1.955
      150,000.00           -     175,000.00                    22                  4.574        3,591,424.27               1.886
      175,000.00           -     200,000.00                    35                  7.277        6,532,287.03               3.430
      200,000.00           -     225,000.00                    29                  6.029        6,137,140.82               3.223
      225,000.00           -     250,000.00                    23                  4.782        5,450,689.24               2.862
      250,000.00           -     275,000.00                    24                  4.990        6,293,353.03               3.305
      275,000.00           -     300,000.00                    22                  4.574        6,343,888.68               3.331
      300,000.00           -     325,000.00                     3                  0.624          938,185.12               0.493
      325,000.00           -     350,000.00                     6                  1.247        2,028,210.16               1.065
      350,000.00           -     375,000.00                    10                  2.079        3,607,657.85               1.895
      375,000.00           -     400,000.00                    10                  2.079        3,870,915.06               2.033
      400,000.00           -     425,000.00                     5                  1.040        2,094,653.36               1.100
      425,000.00           -     450,000.00                    18                  3.742        7,888,354.53               4.142
      450,000.00           -     475,000.00                    18                  3.742        8,347,929.67               4.384
      475,000.00           -     500,000.00                    23                  4.782       11,253,060.25               5.909
      500,000.00           -     525,000.00                    13                  2.703        6,688,977.27               3.513
      525,000.00           -     550,000.00                    13                  2.703        6,998,632.39               3.675
      550,000.00           -     575,000.00                    11                  2.287        6,188,718.70               3.250
      575,000.00           -     600,000.00                     9                  1.871        5,290,542.76               2.778
      600,000.00           -     625,000.00                     5                  1.040        3,076,035.25               1.615
      625,000.00           -     650,000.00                    14                  2.911        9,004,317.52               4.729
      650,000.00           -     675,000.00                     3                  0.624        1,987,054.23               1.043
      675,000.00           -     700,000.00                     4                  0.832        2,763,114.03               1.451
      700,000.00           -     725,000.00                     3                  0.624        2,143,249.38               1.126
      725,000.00           -     750,000.00                     6                  1.247        4,405,581.42               2.314
      750,000.00           -     775,000.00                     2                  0.416        1,530,532.73               0.804
      775,000.00           -     800,000.00                     5                  1.040        3,924,127.35               2.061
    greater than                 800,000.00                    43                  8.940       52,406,595.80              27.521
                             Wgt Ave / Total:                 481                100.000      190,425,706.32             100.000

---------------------------------------------------------------------------------------------------------------------------------

                                                  Group III

---------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                                         of Items               of Items             Balance          of Balance
 less than or equal to                    -                     0                  0.000                   -               0.000
               -           -      25,000.00                     0                  0.000                   -               0.000
       25,000.00           -      50,000.00                     6                  0.886          277,048.59               0.145
       50,000.00           -      75,000.00                    30                  4.431        1,857,110.05               0.974
       75,000.00           -     100,000.00                    44                  6.499        3,930,589.33               2.061
      100,000.00           -     125,000.00                    93                 13.737       10,524,327.71               5.519
      125,000.00           -     150,000.00                    66                  9.749        8,999,111.43               4.719
      150,000.00           -     175,000.00                    51                  7.533        8,273,122.04               4.339
      175,000.00           -     200,000.00                    44                  6.499        8,251,433.59               4.327
      200,000.00           -     225,000.00                    35                  5.170        7,459,784.63               3.912
      225,000.00           -     250,000.00                    23                  3.397        5,465,275.38               2.866
      250,000.00           -     275,000.00                    21                  3.102        5,473,728.52               2.871
      275,000.00           -     300,000.00                    32                  4.727        9,235,420.30               4.843
      300,000.00           -     325,000.00                    25                  3.693        7,837,628.11               4.110
      325,000.00           -     350,000.00                    22                  3.250        7,383,056.41               3.872
      350,000.00           -     375,000.00                    12                  1.773        4,347,554.89               2.280
      375,000.00           -     400,000.00                    17                  2.511        6,569,560.67               3.445
      400,000.00           -     425,000.00                     8                  1.182        3,318,463.66               1.740
      425,000.00           -     450,000.00                    17                  2.511        7,473,816.72               3.919
      450,000.00           -     475,000.00                    17                  2.511        7,823,839.25               4.103
      475,000.00           -     500,000.00                    30                  4.431       14,576,433.87               7.644
      500,000.00           -     525,000.00                    10                  1.477        5,175,480.26               2.714
      525,000.00           -     550,000.00                    11                  1.625        5,926,554.66               3.108
      550,000.00           -     575,000.00                    11                  1.625        6,200,839.19               3.252
      575,000.00           -     600,000.00                     4                  0.591        2,339,369.13               1.227
      600,000.00           -     625,000.00                     3                  0.443        1,833,296.87               0.961
      625,000.00           -     650,000.00                     8                  1.182        5,159,479.08               2.706
      650,000.00           -     675,000.00                     2                  0.295        1,339,759.59               0.703
      675,000.00           -     700,000.00                     3                  0.443        2,077,257.39               1.089
      700,000.00           -     725,000.00                     2                  0.295        1,400,958.71               0.735
      725,000.00           -     750,000.00                     2                  0.295        1,468,388.43               0.770
      750,000.00           -     775,000.00                     1                  0.148          768,240.42               0.403
      775,000.00           -     800,000.00                     2                  0.295        1,579,808.42               0.828
    greater than                 800,000.00                    25                  3.693       26,337,962.28              13.812
                             Wgt Ave / Total:                 677                100.000      190,684,699.58             100.000

---------------------------------------------------------------------------------------------------------------------------------

                                                   Group I

---------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                                         of Items               of Items             Balance          of Balance
 less than or equal to                  5.0                     1                  0.339          200,160.20               0.114
             5.0           -            5.5                     0                  0.000                   -               0.000
             5.5           -            6.0                    23                  7.797       10,874,777.70               6.191
             6.0           -            6.5                   201                 68.136      129,581,265.02              73.773
             6.5           -            7.0                    60                 20.339       33,277,520.11              18.945
             7.0           -            7.5                     3                  1.017          915,012.98               0.521
             7.5           -            8.0                     2                  0.678          526,794.62               0.300
             8.0           -            8.5                     0                  0.000                   -               0.000
             8.5           -            9.0                     5                  1.695          273,377.00               0.156
             9.0           -            9.5                     0                  0.000                   -               0.000
             9.5           -           10.0                     0                  0.000                   -               0.000
            10.0           -           10.5                     0                  0.000                   -               0.000
            10.5           -           11.0                     0                  0.000                   -               0.000
            11.0           -           11.5                     0                  0.000                   -               0.000
            11.5           -           12.0                     0                  0.000                   -               0.000
            12.0           -           12.5                     0                  0.000                   -               0.000
    greater than                       12.5                     0                  0.000                   -               0.000
                             Wgt Ave / Total:                 295                100.000      175,648,907.63             100.000

---------------------------------------------------------------------------------------------------------------------------------

                                                  Group II

---------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                                         of Items               of Items             Balance          of Balance
 less than or equal to                  5.0                     0                  0.000                   -               0.000
             5.0           -            5.5                     0                  0.000                   -               0.000
             5.5           -            6.0                     0                  0.000                   -               0.000
             6.0           -            6.5                    60                 12.474       25,061,982.73              13.161
             6.5           -            7.0                   201                 41.788       99,188,352.31              52.088
             7.0           -            7.5                   115                 23.909       39,790,194.66              20.895
             7.5           -            8.0                    55                 11.435       15,700,665.67               8.245
             8.0           -            8.5                    41                  8.524        9,400,005.64               4.936
             8.5           -            9.0                     9                  1.871        1,284,505.31               0.675
             9.0           -            9.5                     0                  0.000                   -               0.000
             9.5           -           10.0                     0                  0.000                   -               0.000
            10.0           -           10.5                     0                  0.000                   -               0.000
            10.5           -           11.0                     0                  0.000                   -               0.000
            11.0           -           11.5                     0                  0.000                   -               0.000
            11.5           -           12.0                     0                  0.000                   -               0.000
            12.0           -           12.5                     0                  0.000                   -               0.000
    greater than                       12.5                     0                  0.000                   -               0.000
                             Wgt Ave / Total:                 481                100.000      190,425,706.32             100.000

---------------------------------------------------------------------------------------------------------------------------------

                                                  Group III

---------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                                         of Items               of Items             Balance          of Balance
 less than or equal to                  5.0                     0                  0.000                   -               0.000
             5.0           -            5.5                     4                  0.591        1,925,214.65               1.010
             5.5           -            6.0                    23                  3.397       10,751,182.62               5.638
             6.0           -            6.5                    35                  5.170       16,019,713.86               8.401
             6.5           -            7.0                   136                 20.089       47,503,380.90              24.912
             7.0           -            7.5                   194                 28.656       50,905,860.32              26.696
             7.5           -            8.0                   155                 22.895       34,170,515.10              17.920
             8.0           -            8.5                    79                 11.669       18,957,814.41               9.942
             8.5           -            9.0                    42                  6.204        8,026,794.08               4.209
             9.0           -            9.5                     5                  0.739        1,418,946.47               0.744
             9.5           -           10.0                     3                  0.443          929,548.15               0.487
            10.0           -           10.5                     1                  0.148           75,729.02               0.040
            10.5           -           11.0                     0                  0.000                   -               0.000
            11.0           -           11.5                     0                  0.000                   -               0.000
            11.5           -           12.0                     0                  0.000                   -               0.000
            12.0           -           12.5                     0                  0.000                   -               0.000
    greater than                       12.5                     0                  0.000                   -               0.000
                             Wgt Ave / Total:                 677                100.000      190,684,699.58             100.000

---------------------------------------------------------------------------------------------------------------------------------

                                                   Group I

---------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                   Location              of Items               of Items             Balance          of Balance
                                         CA                   115                 38.983       77,254,380.83              43.982
                                         FL                    23                  7.797       11,584,028.16               6.595
                                         AZ                    13                  4.407        5,761,225.01               3.280
                                         VA                    11                  3.729        6,007,663.45               3.420
                                         WA                    11                  3.729        5,211,200.08               2.967
                                         CO                     8                  2.712        3,979,172.43               2.265
                                     Others                   114                 38.644       65,851,237.67              37.490
                             Wgt Ave / Total:                 295                100.000      175,648,907.63             100.000

---------------------------------------------------------------------------------------------------------------------------------

                                                  Group II

---------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                   Location              of Items               of Items             Balance          of Balance
                                         CA                   114                 23.701       61,624,136.19              32.361
                                         FL                    79                 16.424       20,440,572.28              10.734
                                         AZ                    28                  5.821        8,314,654.23               4.366
                                         VA                    17                  3.534        8,094,562.55               4.251
                                         WA                    11                  2.287        4,324,183.19               2.271
                                         CO                    16                  3.326        8,960,421.64               4.705
                                     Others                   216                 44.906       78,667,176.24              41.311
                             Wgt Ave / Total:                 481                100.000      190,425,706.32             100.000

---------------------------------------------------------------------------------------------------------------------------------

                                                  Group III

---------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                   Location              of Items               of Items             Balance          of Balance
                                         CA                    64                  9.453       34,465,039.74              18.074
                                         FL                    94                 13.885       23,196,486.82              12.165
                                         AZ                     9                  1.329        1,547,713.75               0.812
                                         VA                    25                  3.693        9,267,422.68               4.860
                                         WA                     7                  1.034        2,150,422.07               1.128
                                         CO                     8                  1.182          947,354.45               0.497
                                     Others                   470                 69.424      119,110,260.07              62.465
                             Wgt Ave / Total:                 677                100.000      190,684,699.58             100.000

---------------------------------------------------------------------------------------------------------------------------------

                                                   Group I

---------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                                         of Items               of Items             Balance          of Balance
 less than or equal to                  120                     0                  0.000                   -               0.000
             120           -            180                     1                  0.339          803,165.97               0.457
             180           -            300                     1                  0.339          408,165.83               0.232
             300           -            360                   293                 99.322      174,437,575.83              99.310
    greater than                        360                     0                  0.000                   -               0.000
                             Wgt Ave / Total:                 295                100.000      175,648,907.63             100.000

---------------------------------------------------------------------------------------------------------------------------------

                                                  Group II

---------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                                         of Items               of Items             Balance          of Balance
 less than or equal to                  120                     0                  0.000                   -               0.000
             120           -            180                     0                  0.000                   -               0.000
             180           -            300                     2                  0.416          360,565.77               0.189
             300           -            360                   479                 99.584      190,065,140.55              99.811
    greater than                        360                     0                  0.000                   -               0.000
                             Wgt Ave / Total:                 481                100.000      190,425,706.32             100.000

---------------------------------------------------------------------------------------------------------------------------------

                                                  Group III

---------------------------------------------------------------------------------------------------------------------------------
                                                           Number                Percent           Principal             Percent
                                                         of Items               of Items             Balance          of Balance
 less than or equal to                  120                     0                  0.000                   -               0.000
             120           -            180                     5                  0.739          816,184.32               0.428
             180           -            300                     0                  0.000                   -               0.000
             300           -            360                   663                 97.932      187,966,109.13              98.574
    greater than                        360                     9                  1.329        1,902,406.13               0.998
                             Wgt Ave / Total:                 677                100.000      190,684,699.58             100.000

---------------------------------------------------------------------------------------------------------------------------------

THE BANK OF NEW YORK
101 Barclay St, 4 West                                                                   Distribution Date: 08/27/07
New York, NY 10286
Officer:                            Michael Cerchio                                                     212-815-6314
Associate:                           Jonathan Conte                                                     212-815-6146
CWALT, Inc.
Alternative Loan Trust 2007-J1
Mortgage Pass-Through Certificates, Series 2007-J1

Certificateholder Monthly Distribution Summary

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Class                      Cusip             Class Description              Recombination Classes                  Certificate Rate Type                         Beginning Balance                                   Pass Through Rate (%)         Principal Distribution             Interest Distribution                 Total Distribution               Current Realized Losses                  Ending Balance             Cumulative Realized Losses
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
1A1                    02149MAA7                        Senior                    Deposit-100.00%                             Fix-30/360                            115,787,727.92                                               5.750000                      220,322.73                        554,816.20                         775,138.93                                     -                  115,567,405.19                                      -
1A2                    02149MAB5                        Senior                                N/A                             Fix-30/360                             20,881,000.00                                               5.750000                               -                        100,054.79                         100,054.79                                     -                   20,881,000.00                                      -
1A3                    02149MAC3                        Senior                    Deposit-100.00%                             Fix-30/360                              7,816,134.79                                               5.750000                       14,872.67                         37,452.31                          52,324.98                                     -                    7,801,262.12                                      -
1A4                    02149MAD1                        Senior                    Deposit-100.00%                             Fix-30/360                             18,540,000.00                                               5.750000                               -                         88,837.50                          88,837.50                                     -                   18,540,000.00                                      -
1A5                    02149MAE9                        Senior                    Exchange- 0.00%                             Fix-30/360                             18,540,000.00                                               5.250000                               -                         81,112.50                          81,112.50                                     -                   18,540,000.00                                      -
1A6                    02149MAF6                        Senior                    Exchange- 0.00%                             Fix-30/360                             18,540,000.00                                               5.500000                               -                         84,975.00                          84,975.00                                     -                   18,540,000.00                                      -
1A7                    02149MAG4                      Strip IO                    Exchange- 0.00%                             Fix-30/360                              1,612,173.91                                               5.750000                               -                          7,725.00                           7,725.00                                     -                    1,612,173.91                                      -
1A8                    02149MAH2                        Senior                    Exchange- 0.00%                             Fix-30/360                             17,767,500.00                                               6.000000                               -                         88,837.50                          88,837.50                                     -                   17,767,500.00                                      -
1A9                    02149MAJ8                      Strip PO                    Exchange- 0.00%                             Fix-30/360                                772,500.00                                               0.000000                               -                                 -                                  -                                     -                      772,500.00                                      -
1A10                   02149MAK5                        Senior                    Exchange- 0.00%                             Fix-30/360                             17,367,000.00                                               5.750000                               -                         83,216.88                          83,216.88                                     -                   17,367,000.00                                      -
1A11                   02149MAL3                        Senior                    Exchange- 0.00%                             Fix-30/360                              1,173,000.00                                               5.750000                               -                          5,620.63                           5,620.63                                     -                    1,173,000.00                                      -
1A12                   02149MAM1                        Senior                    Exchange- 0.00%                             Fix-30/360                            123,603,862.70                                               5.750000                      235,195.40                        592,268.51                         827,463.91                                     -                  123,368,667.31                                      -
1A13                   02149MCZ0                        Senior                    Exchange- 0.00%                             Fix-30/360                            123,603,862.70                                               5.250000                      235,195.40                        540,766.90                         775,962.30                                     -                  123,368,667.31                                      -
1A14                   02149MDA4                        Senior                    Exchange- 0.00%                             Fix-30/360                            123,603,862.70                                               5.500000                      235,195.40                        566,517.70                         801,713.10                                     -                  123,368,667.31                                      -
1A15                   02149MDB2                      Strip IO                    Exchange- 0.00%                             Fix-30/360                             10,748,161.97                                               5.750000                               -                         51,501.61                          51,501.61                                     -                   10,727,710.20                                      -
2A1                    02149MAP4                        Senior                                N/A                             Var-30/360                              6,016,477.57                                               5.520000                      225,771.10                         27,675.80                         253,446.89                                     -                    5,790,706.47                                      -
2A2                    02149MAQ2                      Strip IO                                N/A                             Var-30/360                              6,016,477.57                                               0.480000                               -                          2,406.59                           2,406.59                                     -                    5,790,706.47                                      -
2A3                    02149MAR0                        Senior                    Deposit-100.00%                             Fix-30/360                             26,500,000.00                                               6.000000                               -                        132,500.00                         132,500.00                                     -                   26,500,000.00                                      -
2A4                    02149MAS8                        Senior                    Deposit-100.00%                             Fix-30/360                              2,000,000.00                                               6.000000                               -                         10,000.00                          10,000.00                                     -                    2,000,000.00                                      -
2A5                    02149MAT6                        Senior                    Deposit-100.00%                             Fix-30/360                             11,290,000.00                                               6.000000                       42,000.00                         56,450.00                          98,450.00                                     -                   11,248,000.00                                      -
2A6                    02149MAU3                        Senior                                N/A                             Var-30/360                             28,623,770.93                                               5.920000                      644,043.45                        141,210.60                         785,254.05                                     -                   27,979,727.48                                      -
2A7                    02149MAV1                      Strip IO                                N/A                             Var-30/360                             28,623,770.93                                               0.080000                               -                          1,908.25                           1,908.25                                     -                   27,979,727.48                                      -
2A8                    02149MAW9                        Senior                    Deposit-100.00%                             Fix-30/360                             58,572,000.00                                               6.000000                               -                        292,860.00                         292,860.00                                     -                   58,572,000.00                                      -
2A9                    02149MAX7                        Senior                    Deposit-100.00%                             Fix-30/360                              5,714,000.00                                               6.000000                               -                         28,570.00                          28,570.00                                     -                    5,714,000.00                                      -
2A10                   02149MAY5                        Senior                    Deposit-100.00%                             Fix-30/360                             37,963,000.00                                               6.000000                      121,000.00                        189,815.00                         310,815.00                                     -                   37,842,000.00                                      -
2A11                   02149MAZ2                        Senior                    Exchange- 0.00%                             Fix-30/360                             26,500,000.00                                               5.250000                               -                        115,937.50                         115,937.50                                     -                   26,500,000.00                                      -
2A12                   02149MBA6                        Senior                    Exchange- 0.00%                             Fix-30/360                             26,500,000.00                                               5.500000                               -                        121,458.33                         121,458.33                                     -                   26,500,000.00                                      -
2A13                   02149MBB4                        Senior                    Exchange- 0.00%                             Fix-30/360                             26,500,000.00                                               5.750000                               -                        126,979.17                         126,979.17                                     -                   26,500,000.00                                      -
2A14                   02149MBC2                      Strip IO                    Exchange- 0.00%                             Fix-30/360                              3,312,500.00                                               6.000000                               -                         16,562.50                          16,562.50                                     -                    3,312,500.00                                      -
2A15                   02149MBD0                        Senior                    Exchange- 0.00%                             Fix-30/360                              2,000,000.00                                               5.250000                               -                          8,750.00                           8,750.00                                     -                    2,000,000.00                                      -
2A16                   02149MBE8                        Senior                    Exchange- 0.00%                             Fix-30/360                              2,000,000.00                                               5.500000                               -                          9,166.67                           9,166.67                                     -                    2,000,000.00                                      -
2A17                   02149MBF5                        Senior                    Exchange- 0.00%                             Fix-30/360                              2,000,000.00                                               5.750000                               -                          9,583.33                           9,583.33                                     -                    2,000,000.00                                      -
2A18                   02149MBG3                      Strip IO                    Exchange- 0.00%                             Fix-30/360                                250,000.00                                               6.000000                               -                          1,250.00                           1,250.00                                     -                      250,000.00                                      -
2A19                   02149MBH1                        Senior                    Exchange- 0.00%                             Fix-30/360                             11,290,000.00                                               5.250000                       42,000.00                         49,393.75                          91,393.75                                     -                   11,248,000.00                                      -
2A20                   02149MBJ7                        Senior                    Exchange- 0.00%                             Fix-30/360                             11,290,000.00                                               5.500000                       42,000.00                         51,745.83                          93,745.83                                     -                   11,248,000.00                                      -
2A21                   02149MBK4                        Senior                    Exchange- 0.00%                             Fix-30/360                             11,290,000.00                                               5.750000                       42,000.00                         54,097.92                          96,097.92                                     -                   11,248,000.00                                      -
2A22                   02149MBL2                      Strip IO                    Exchange- 0.00%                             Fix-30/360                              1,411,250.00                                               6.000000                               -                          7,056.25                           7,056.25                                     -                    1,406,000.00                                      -
2A23                   02149MBM0                        Senior                    Exchange- 0.00%                             Fix-30/360                             58,572,000.00                                               5.250000                               -                        256,252.50                         256,252.50                                     -                   58,572,000.00                                      -
2A24                   02149MBN8                        Senior                    Exchange- 0.00%                             Fix-30/360                             58,572,000.00                                               5.500000                               -                        268,455.00                         268,455.00                                     -                   58,572,000.00                                      -
2A25                   02149MBP3                        Senior                    Exchange- 0.00%                             Fix-30/360                             58,572,000.00                                               5.750000                               -                        280,657.50                         280,657.50                                     -                   58,572,000.00                                      -
2A26                   02149MBQ1                      Strip IO                    Exchange- 0.00%                             Fix-30/360                              7,321,500.00                                               6.000000                               -                         36,607.50                          36,607.50                                     -                    7,321,500.00                                      -
2A27                   02149MBR9                        Senior                    Exchange- 0.00%                             Fix-30/360                              5,714,000.00                                               5.250000                               -                         24,998.75                          24,998.75                                     -                    5,714,000.00                                      -
2A28                   02149MBS7                        Senior                    Exchange- 0.00%                             Fix-30/360                              5,714,000.00                                               5.500000                               -                         26,189.17                          26,189.17                                     -                    5,714,000.00                                      -
2A29                   02149MBT5                        Senior                    Exchange- 0.00%                             Fix-30/360                              5,714,000.00                                               5.750000                               -                         27,379.58                          27,379.58                                     -                    5,714,000.00                                      -
2A30                   02149MBU2                      Strip IO                    Exchange- 0.00%                             Fix-30/360                                714,250.00                                               6.000000                               -                          3,571.25                           3,571.25                                     -                      714,250.00                                      -
2A31                   02149MBV0                        Senior                    Exchange- 0.00%                             Fix-30/360                             37,963,000.00                                               5.250000                      121,000.00                        166,088.13                         287,088.13                                     -                   37,842,000.00                                      -
2A32                   02149MBW8                        Senior                    Exchange- 0.00%                             Fix-30/360                             37,963,000.00                                               5.500000                      121,000.00                        173,997.08                         294,997.08                                     -                   37,842,000.00                                      -
2A33                   02149MBX6                        Senior                    Exchange- 0.00%                             Fix-30/360                             37,963,000.00                                               5.750000                      121,000.00                        181,906.04                         302,906.04                                     -                   37,842,000.00                                      -
2A34                   02149MBY4                      Strip IO                    Exchange- 0.00%                             Fix-30/360                              4,745,375.00                                               6.000000                               -                         23,726.88                          23,726.88                                     -                    4,730,250.00                                      -
2A35                   02149MBZ1                        Senior                    Exchange- 0.00%                             Fix-30/360                             64,286,000.00                                               5.250000                               -                        281,251.25                         281,251.25                                     -                   64,286,000.00                                      -
2A36                   02149MCA5                        Senior                    Exchange- 0.00%                             Fix-30/360                             64,286,000.00                                               5.500000                               -                        294,644.17                         294,644.17                                     -                   64,286,000.00                                      -
2A37                   02149MDC0                        Senior                    Exchange- 0.00%                             Fix-30/360                             64,286,000.00                                               5.750000                               -                        308,037.08                         308,037.08                                     -                   64,286,000.00                                      -
2A38                   02149MDD8                      Strip IO                    Exchange- 0.00%                             Fix-30/360                              8,035,750.00                                               6.000000                               -                         40,178.75                          40,178.75                                     -                    8,035,750.00                                      -
2A39                   02149MDE6                        Senior                    Exchange- 0.00%                             Fix-30/360                             28,500,000.00                                               5.250000                               -                        124,687.50                         124,687.50                                     -                   28,500,000.00                                      -
2A40                   02149MDF3                        Senior                    Exchange- 0.00%                             Fix-30/360                             28,500,000.00                                               5.500000                               -                        130,625.00                         130,625.00                                     -                   28,500,000.00                                      -
2A41                   02149MDG1                        Senior                    Exchange- 0.00%                             Fix-30/360                             28,500,000.00                                               5.750000                               -                        136,562.50                         136,562.50                                     -                   28,500,000.00                                      -
2A42                   02149MDH9                      Strip IO                    Exchange- 0.00%                             Fix-30/360                              3,562,500.00                                               6.000000                               -                         17,812.50                          17,812.50                                     -                    3,562,500.00                                      -
2A43                   02149MDJ5                        Senior                    Exchange- 0.00%                             Fix-30/360                             28,500,000.00                                               6.000000                               -                        142,500.00                         142,500.00                                     -                   28,500,000.00                                      -
2A44                   02149MDK2                        Senior                    Exchange- 0.00%                             Fix-30/360                             64,286,000.00                                               6.000000                               -                        321,430.00                         321,430.00                                     -                   64,286,000.00                                      -
X                                                                                             N/A                                                                   359,824,080.35                                               0.638635                               -                        191,496.73                         191,496.73                                     -                  358,548,640.03                                      -
X-1                    02149MAN9                      Strip IO                                N/A                             Var-30/360                            171,061,190.96                                               0.446785                               -                         63,689.68                          63,689.68                                     -                  170,823,236.00                                      -
X-2                    02149MAN9                      Strip IO                                N/A                             Var-30/360                            188,762,889.39                                               0.812493                               -                        127,807.05                         127,807.05                                     -                  187,725,404.03                                      -
3A1                    02149MCH0                        Senior                                N/A                             Fix-30/360                             63,755,796.01                                               5.917000                    1,122,715.49                        314,369.20                       1,437,084.69                                     -                   62,633,080.52                                      -
3A2                    02149MCJ6                        Senior                                N/A                             Fix-30/360                             67,837,655.05                                               5.729000                      525,322.50                        323,868.27                         849,190.77                                     -                   67,312,332.55                                      -
3A3                    02149MCK3                        Senior                                N/A                             Fix-30/360                              2,724,000.00                                               6.088000                               -                         13,819.76                          13,819.76                                     -                    2,724,000.00                                      -
3A4                    02149MCL1                        Senior                                N/A                             Fix-30/360                             31,868,000.00                                               5.755000                               -                        152,833.62                         152,833.62                                     -                   31,868,000.00                                      -
3A5                    02149MCY3                        Senior                                N/A                             Fix-30/360                              7,967,000.00                                               5.750000                               -                         38,175.21                          38,175.21                                     -                    7,967,000.00                                      -
3AR                    02149MCM9                        Senior                                N/A                             Fix-30/360                                         -                                               0.000000                               -                                 -                                  -                                     -                               -                                      -
AR                     02149MCC1                        Senior                                N/A                             Fix-30/360                                         -                                               5.750000                               -                              0.05                               0.05                                     -                               -                                      -
PO                                                                                            N/A                                                                       145,077.13                                               0.000000                          178.22                                 -                             178.22                                     -                      144,898.91                                      -
PO-1                   02149MCD9                      Strip PO                                N/A                             Fix-30/360                                135,395.57                                               0.000000                          168.17                                 -                             168.17                                     -                      135,227.40                                      -
PO-2                   02149MCD9                      Strip PO                                N/A                             Fix-30/360                                  9,681.56                                               0.000000                           10.05                                 -                              10.05                                     -                        9,671.51                                      -
3C                     02149MCV9                      Residual                                N/A                             Fix-30/360                            190,684,699.58                                               0.000000                               -                        198,679.49                         198,679.49                                     -                  189,036,661.59                                      -
P                      02149MCW7              Prepay Penalties                                N/A                             Fix-30/360                                    100.00                                               0.000000                               -                                 -                                  -                                     -                          100.00                                      -
3P                     02149MCX5              Prepay Penalties                                N/A                             Fix-30/360                                    100.00                                               0.000000                               -                                 -                                  -                                     -                          100.00                                      -

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
3M1                    02149MCN7                   Subordinate                                N/A                             Fix-30/360                              4,282,000.00                                               6.000000                               -                         21,410.00                          21,410.00                                     -                    4,282,000.00                                      -
3M2                    02149MCP2                   Subordinate                                N/A                             Fix-30/360                              2,888,000.00                                               6.000000                               -                         14,440.00                          14,440.00                                     -                    2,888,000.00                                      -
3M3                    02149MCQ0                   Subordinate                                N/A                             Fix-30/360                              4,582,000.00                                               6.000000                               -                         22,910.00                          22,910.00                                     -                    4,582,000.00                                      -
3B                     02149MCR8                   Subordinate                                N/A                             Fix-30/360                              1,693,000.00                                               6.000000                               -                          8,465.00                           8,465.00                                     -                    1,693,000.00                                      -
M                      02149MCE7                   Subordinate                                N/A                             Var-30/360                             13,015,248.06                                               5.880949                        6,693.73                         63,785.01                          70,478.74                                     -                   13,008,554.33                                      -
B1                     02149MCF4                   Subordinate                                N/A                             Var-30/360                              4,856,768.36                                               5.880949                        2,497.83                         23,802.01                          26,299.84                                     -                    4,854,270.53                                      -
B2                     02149MCG2                   Subordinate                                N/A                             Var-30/360                              3,108,133.72                                               5.880949                        1,598.51                         15,232.31                          16,830.82                                     -                    3,106,535.21                                      -
B3                     02149MCS6                   Subordinate                                N/A                             Var-30/360                              2,136,879.06                                               5.880949                        1,099.00                         10,472.40                          11,571.39                                     -                    2,135,780.07                                      -
B4                     02149MCT4                   Subordinate                                N/A                             Var-30/360                              1,748,337.59                                               5.880949                          899.17                          8,568.24                           9,467.41                                     -                    1,747,438.43                                      -
B5                     02149MCU1                   Subordinate                                N/A                             Var-30/360                              1,360,058.52                                               5.880949                          699.48                          6,665.36                           7,364.84                                     -                    1,359,359.04                                      -

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Totals                                                                                                                                                              553,672,064.71                                                                           2,929,713.88                      3,093,549.70                       6,023,263.56                                     -                  550,742,350.85                                      -

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

              Principal Distribution Detail

              -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              Class                                Cusip       Original Certificate Balance          Beginning Certificate Balance          Scheduled Principal Distribution                             Net Principal Distribution               Deferred Interest           Current Realized Losses         Ending Certificate Balance             Ending Certificate Factor
              -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              1A1                              02149MAA7                     125,000,000.00                         115,787,727.92                                220,322.73                                             220,322.73                               -                                 -                     115,567,405.19                           0.924539241
              1A2                              02149MAB5                      20,881,000.00                          20,881,000.00                                         -                                                      -                               -                                 -                      20,881,000.00                           1.000000000
              1A3                              02149MAC3                       8,438,000.00                           7,816,134.79                                 14,872.67                                              14,872.67                               -                                 -                       7,801,262.12                           0.924539241
              1A4                              02149MAD1                      18,540,000.00                          18,540,000.00                                         -                                                      -                               -                                 -                      18,540,000.00                           1.000000000
              1A5                              02149MAE9                      18,540,000.00                          18,540,000.00                                         -                                                      -                               -                                 -                      18,540,000.00                           1.000000000
              1A6                              02149MAF6                      18,540,000.00                          18,540,000.00                                         -                                                      -                               -                                 -                      18,540,000.00                           1.000000000
              1A7                              02149MAG4                       1,612,173.00                           1,612,173.91                                         -                                                      -                               -                                 -                       1,612,173.91                           1.000000566
              1A8                              02149MAH2                      17,767,500.00                          17,767,500.00                                         -                                                      -                               -                                 -                      17,767,500.00                           1.000000000
              1A9                              02149MAJ8                         772,500.00                             772,500.00                                         -                                                      -                               -                                 -                         772,500.00                           1.000000000
              1A10                             02149MAK5                      17,367,000.00                          17,367,000.00                                         -                                                      -                               -                                 -                      17,367,000.00                           1.000000000
              1A11                             02149MAL3                       1,173,000.00                           1,173,000.00                                         -                                                      -                               -                                 -                       1,173,000.00                           1.000000000
              1A12                             02149MAM1                     133,438,000.00                         123,603,862.70                                235,195.40                                             235,195.40                               -                                 -                     123,368,667.31                           0.924539241
              1A13                             02149MCZ0                     133,438,000.00                         123,603,862.70                                235,195.40                                             235,195.40                               -                                 -                     123,368,667.31                           0.924539241
              1A14                             02149MDA4                     133,438,000.00                         123,603,862.70                                235,195.40                                             235,195.40                               -                                 -                     123,368,667.31                           0.924539241
              1A15                             02149MDB2                      11,603,304.00                          10,748,161.97                                         -                                                      -                               -                                 -                      10,727,710.20                           0.924539269
              2A1                              02149MAP4                      10,000,000.00                           6,016,477.57                                225,771.10                                             225,771.10                               -                                 -                       5,790,706.47                           0.579070647
              2A2                              02149MAQ2                      10,000,000.00                           6,016,477.57                                         -                                                      -                               -                                 -                       5,790,706.47                           0.579070647
              2A3                              02149MAR0                      26,500,000.00                          26,500,000.00                                         -                                                      -                               -                                 -                      26,500,000.00                           1.000000000
              2A4                              02149MAS8                       2,000,000.00                           2,000,000.00                                         -                                                      -                               -                                 -                       2,000,000.00                           1.000000000
              2A5                              02149MAT6                      11,500,000.00                          11,290,000.00                                 42,000.00                                              42,000.00                               -                                 -                      11,248,000.00                           0.978086957
              2A6                              02149MAU3                      40,000,000.00                          28,623,770.93                                644,043.45                                             644,043.45                               -                                 -                      27,979,727.48                           0.699493187
              2A7                              02149MAV1                      40,000,000.00                          28,623,770.93                                         -                                                      -                               -                                 -                      27,979,727.48                           0.699493187
              2A8                              02149MAW9                      58,572,000.00                          58,572,000.00                                         -                                                      -                               -                                 -                      58,572,000.00                           1.000000000
              2A9                              02149MAX7                       5,714,000.00                           5,714,000.00                                         -                                                      -                               -                                 -                       5,714,000.00                           1.000000000
              2A10                             02149MAY5                      38,568,000.00                          37,963,000.00                                121,000.00                                             121,000.00                               -                                 -                      37,842,000.00                           0.981176105
              2A11                             02149MAZ2                      26,500,000.00                          26,500,000.00                                         -                                                      -                               -                                 -                      26,500,000.00                           1.000000000
              2A12                             02149MBA6                      26,500,000.00                          26,500,000.00                                         -                                                      -                               -                                 -                      26,500,000.00                           1.000000000
              2A13                             02149MBB4                      26,500,000.00                          26,500,000.00                                         -                                                      -                               -                                 -                      26,500,000.00                           1.000000000
              2A14                             02149MBC2                       3,312,500.00                           3,312,500.00                                         -                                                      -                               -                                 -                       3,312,500.00                           1.000000000
              2A15                             02149MBD0                       2,000,000.00                           2,000,000.00                                         -                                                      -                               -                                 -                       2,000,000.00                           1.000000000
              2A16                             02149MBE8                       2,000,000.00                           2,000,000.00                                         -                                                      -                               -                                 -                       2,000,000.00                           1.000000000
              2A17                             02149MBF5                       2,000,000.00                           2,000,000.00                                         -                                                      -                               -                                 -                       2,000,000.00                           1.000000000
              2A18                             02149MBG3                         250,000.00                             250,000.00                                         -                                                      -                               -                                 -                         250,000.00                           1.000000000
              2A19                             02149MBH1                      11,500,000.00                          11,290,000.00                                 42,000.00                                              42,000.00                               -                                 -                      11,248,000.00                           0.978086957
              2A20                             02149MBJ7                      11,500,000.00                          11,290,000.00                                 42,000.00                                              42,000.00                               -                                 -                      11,248,000.00                           0.978086957
              2A21                             02149MBK4                      11,500,000.00                          11,290,000.00                                 42,000.00                                              42,000.00                               -                                 -                      11,248,000.00                           0.978086957
              2A22                             02149MBL2                       1,437,500.00                           1,411,250.00                                         -                                                      -                               -                                 -                       1,406,000.00                           0.978086957
              2A23                             02149MBM0                      58,572,000.00                          58,572,000.00                                         -                                                      -                               -                                 -                      58,572,000.00                           1.000000000
              2A24                             02149MBN8                      58,572,000.00                          58,572,000.00                                         -                                                      -                               -                                 -                      58,572,000.00                           1.000000000
              2A25                             02149MBP3                      58,572,000.00                          58,572,000.00                                         -                                                      -                               -                                 -                      58,572,000.00                           1.000000000
              2A26                             02149MBQ1                       7,321,500.00                           7,321,500.00                                         -                                                      -                               -                                 -                       7,321,500.00                           1.000000000
              2A27                             02149MBR9                       5,714,000.00                           5,714,000.00                                         -                                                      -                               -                                 -                       5,714,000.00                           1.000000000
              2A28                             02149MBS7                       5,714,000.00                           5,714,000.00                                         -                                                      -                               -                                 -                       5,714,000.00                           1.000000000
              2A29                             02149MBT5                       5,714,000.00                           5,714,000.00                                         -                                                      -                               -                                 -                       5,714,000.00                           1.000000000
              2A30                             02149MBU2                         714,250.00                             714,250.00                                         -                                                      -                               -                                 -                         714,250.00                           1.000000000
              2A31                             02149MBV0                      38,568,000.00                          37,963,000.00                                121,000.00                                             121,000.00                               -                                 -                      37,842,000.00                           0.981176105
              2A32                             02149MBW8                      38,568,000.00                          37,963,000.00                                121,000.00                                             121,000.00                               -                                 -                      37,842,000.00                           0.981176105
              2A33                             02149MBX6                      38,568,000.00                          37,963,000.00                                121,000.00                                             121,000.00                               -                                 -                      37,842,000.00                           0.981176105
              2A34                             02149MBY4                       4,821,000.00                           4,745,375.00                                         -                                                      -                               -                                 -                       4,730,250.00                           0.981176105
              2A35                             02149MBZ1                      64,286,000.00                          64,286,000.00                                         -                                                      -                               -                                 -                      64,286,000.00                           1.000000000
              2A36                             02149MCA5                      64,286,000.00                          64,286,000.00                                         -                                                      -                               -                                 -                      64,286,000.00                           1.000000000
              2A37                             02149MDC0                      64,286,000.00                          64,286,000.00                                         -                                                      -                               -                                 -                      64,286,000.00                           1.000000000
              2A38                             02149MDD8                       8,035,750.00                           8,035,750.00                                         -                                                      -                               -                                 -                       8,035,750.00                           1.000000000
              2A39                             02149MDE6                      28,500,000.00                          28,500,000.00                                         -                                                      -                               -                                 -                      28,500,000.00                           1.000000000
              2A40                             02149MDF3                      28,500,000.00                          28,500,000.00                                         -                                                      -                               -                                 -                      28,500,000.00                           1.000000000
              2A41                             02149MDG1                      28,500,000.00                          28,500,000.00                                         -                                                      -                               -                                 -                      28,500,000.00                           1.000000000
              2A42                             02149MDH9                       3,562,500.00                           3,562,500.00                                         -                                                      -                               -                                 -                       3,562,500.00                           1.000000000
              2A43                             02149MDJ5                      28,500,000.00                          28,500,000.00                                         -                                                      -                               -                                 -                      28,500,000.00                           1.000000000
              2A44                             02149MDK2                      64,286,000.00                          64,286,000.00                                         -                                                      -                               -                                 -                      64,286,000.00                           1.000000000
              X                                                              385,884,297.00                         359,824,080.35                                         -                                                      -                               -                                 -                     358,548,640.03                           0.929161002
              X-1                              02149MAN9                     180,910,300.00                         171,061,190.96                                         -                                                      -                               -                                 -                     170,823,236.00                           0.944242732
              X-2                              02149MAN9                     204,973,997.00                         188,762,889.39                                         -                                                      -                               -                                 -                     187,725,404.03                           0.915849848
              3A1                              02149MCH0                      70,043,000.00                          63,755,796.01                              1,122,715.49                                           1,122,715.49                               -                                 -                      62,633,080.52                           0.894208993
              3A2                              02149MCJ6                      70,043,000.00                          67,837,655.05                                525,322.50                                             525,322.50                               -                                 -                      67,312,332.55                           0.961014413
              3A3                              02149MCK3                       2,724,000.00                           2,724,000.00                                         -                                                      -                               -                                 -                       2,724,000.00                           1.000000000
              3A4                              02149MCL1                      31,868,000.00                          31,868,000.00                                         -                                                      -                               -                                 -                      31,868,000.00                           1.000000000
              3A5                              02149MCY3                       7,967,000.00                           7,967,000.00                                         -                                                      -                               -                                 -                       7,967,000.00                           1.000000000
              3AR                              02149MCM9                             100.00                                      -                                         -                                                      -                               -                                 -                                  -                           0.000000000
              AR                               02149MCC1                             100.00                                      -                                         -                                                      -                               -                                 -                                  -                           0.000000000
              PO                                                                 164,880.07                             145,077.13                                    178.22                                                 178.22                               -                                 -                         144,898.91                           0.878813977
              PO-1                             02149MCD9                         136,139.61                             135,395.57                                    168.17                                                 168.17                               -                                 -                         135,227.40                           0.993299433
              PO-2                             02149MCD9                          28,740.46                               9,681.56                                     10.05                                                  10.05                               -                                 -                           9,671.51                           0.336512039
              3C                               02149MCV9                                  -                         190,684,699.58                                         -                                                      -                               -                                 -                     189,036,661.59                           0.000000000
              P                                02149MCW7                             100.00                                 100.00                                         -                                                      -                               -                                 -                             100.00                           1.000000000
              3P                               02149MCX5                             100.00                                 100.00                                         -                                                      -                               -                                 -                             100.00                           1.000000000

              -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              3M1                              02149MCN7                       4,282,000.00                           4,282,000.00                                         -                                                      -                               -                                 -                       4,282,000.00                           1.000000000
              3M2                              02149MCP2                       2,888,000.00                           2,888,000.00                                         -                                                      -                               -                                 -                       2,888,000.00                           1.000000000
              3M3                              02149MCQ0                       4,582,000.00                           4,582,000.00                                         -                                                      -                               -                                 -                       4,582,000.00                           1.000000000
              3B                               02149MCR8                       1,693,000.00                           1,693,000.00                                         -                                                      -                               -                                 -                       1,693,000.00                           1.000000000
              M                                02149MCE7                      13,144,500.00                          13,015,248.06                                  6,693.73                                               6,693.73                               -                                 -                      13,008,554.33                           0.989657601
              B1                               02149MCF4                       4,905,000.00                           4,856,768.36                                  2,497.83                                               2,497.83                               -                                 -                       4,854,270.53                           0.989657601
              B2                               02149MCG2                       3,139,000.00                           3,108,133.72                                  1,598.51                                               1,598.51                               -                                 -                       3,106,535.21                           0.989657601
              B3                               02149MCS6                       2,158,100.00                           2,136,879.06                                  1,099.00                                               1,099.00                               -                                 -                       2,135,780.07                           0.989657601
              B4                               02149MCT4                       1,765,700.00                           1,748,337.59                                    899.17                                                 899.17                               -                                 -                       1,747,438.43                           0.989657601
              B5                               02149MCU1                       1,373,565.00                           1,360,058.52                                    699.48                                                 699.48                               -                                 -                       1,359,359.04                           0.989657601

              -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              Totals                                                         588,453,945.07                         553,672,064.71                              2,929,713.88                                           2,929,713.88                               -                                 -                     550,742,350.85

              -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Interest Distribution Detail

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Class                 Beginning Certificate Balance          Pass Through Rate (%)               Effective Coupon (%)                      Current Interest                         Deferred Interest                                     Total Interest Due         Net Rate Carryover Paid            Net Interest Shortfall                      Interest Paid        Net Rate Carryover After Dist.         Yield Supplemental Paid         Yield Supplemental After Distr
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
1A1                                  115,787,727.92                      5.750000                           5.750000                             554,816.20                                         -                                             554,816.20                               -                                 -                         554,816.20                                     -                               -                                      -
1A2                                   20,881,000.00                      5.750000                           5.750000                             100,054.79                                         -                                             100,054.79                               -                                 -                         100,054.79                                     -                               -                                      -
1A3                                    7,816,134.79                      5.750000                           5.750000                              37,452.31                                         -                                              37,452.31                               -                                 -                          37,452.31                                     -                               -                                      -
1A4                                   18,540,000.00                      5.750000                           5.750000                              88,837.50                                         -                                              88,837.50                               -                                 -                          88,837.50                                     -                               -                                      -
1A5                                   18,540,000.00                      5.250000                           5.250000                              81,112.50                                         -                                              81,112.50                               -                                 -                          81,112.50                                     -                               -                                      -
1A6                                   18,540,000.00                      5.500000                           5.500000                              84,975.00                                         -                                              84,975.00                               -                                 -                          84,975.00                                     -                               -                                      -
1A7                                    1,612,173.91                      5.750000                           5.750000                               7,725.00                                         -                                               7,725.00                               -                                 -                           7,725.00                                     -                               -                                      -
1A8                                   17,767,500.00                      6.000000                           6.000000                              88,837.50                                         -                                              88,837.50                               -                                 -                          88,837.50                                     -                               -                                      -
1A9                                      772,500.00                      0.000000                           0.000000                                      -                                         -                                                      -                               -                                 -                                  -                                     -                               -                                      -
1A10                                  17,367,000.00                      5.750000                           5.750000                              83,216.88                                         -                                              83,216.88                               -                                 -                          83,216.88                                     -                               -                                      -
1A11                                   1,173,000.00                      5.750000                           5.750000                               5,620.63                                         -                                               5,620.63                               -                                 -                           5,620.63                                     -                               -                                      -
1A12                                 123,603,862.70                      5.750000                           5.750000                             592,268.51                                         -                                             592,268.51                               -                                 -                         592,268.51                                     -                               -                                      -
1A13                                 123,603,862.70                      5.250000                           5.250000                             540,766.90                                         -                                             540,766.90                               -                                 -                         540,766.90                                     -                               -                                      -
1A14                                 123,603,862.70                      5.500000                           5.500000                             566,517.70                                         -                                             566,517.70                               -                                 -                         566,517.70                                     -                               -                                      -
1A15                                  10,748,161.97                      5.750000                           5.750000                              51,501.61                                         -                                              51,501.61                               -                                 -                          51,501.61                                     -                               -                                      -
2A1                                    6,016,477.57                      5.520000                           5.520000                              27,675.80                                         -                                              27,675.80                               -                                 -                          27,675.80                                     -                               -                                      -
2A2                                    6,016,477.57                      0.480000                           0.480000                               2,406.59                                         -                                               2,406.59                               -                                 -                           2,406.59                                     -                               -                                      -
2A3                                   26,500,000.00                      6.000000                           6.000000                             132,500.00                                         -                                             132,500.00                               -                                 -                         132,500.00                                     -                               -                                      -
2A4                                    2,000,000.00                      6.000000                           6.000000                              10,000.00                                         -                                              10,000.00                               -                                 -                          10,000.00                                     -                               -                                      -
2A5                                   11,290,000.00                      6.000000                           6.000000                              56,450.00                                         -                                              56,450.00                               -                                 -                          56,450.00                                     -                               -                                      -
2A6                                   28,623,770.93                      5.920000                           5.920000                             141,210.60                                         -                                             141,210.60                               -                                 -                         141,210.60                                     -                               -                                      -
2A7                                   28,623,770.93                      0.080000                           0.080000                               1,908.25                                         -                                               1,908.25                               -                                 -                           1,908.25                                     -                               -                                      -
2A8                                   58,572,000.00                      6.000000                           6.000000                             292,860.00                                         -                                             292,860.00                               -                                 -                         292,860.00                                     -                               -                                      -
2A9                                    5,714,000.00                      6.000000                           6.000000                              28,570.00                                         -                                              28,570.00                               -                                 -                          28,570.00                                     -                               -                                      -
2A10                                  37,963,000.00                      6.000000                           6.000000                             189,815.00                                         -                                             189,815.00                               -                                 -                         189,815.00                                     -                               -                                      -
2A11                                  26,500,000.00                      5.250000                           5.250000                             115,937.50                                         -                                             115,937.50                               -                                 -                         115,937.50                                     -                               -                                      -
2A12                                  26,500,000.00                      5.500000                           5.500000                             121,458.33                                         -                                             121,458.33                               -                                 -                         121,458.33                                     -                               -                                      -
2A13                                  26,500,000.00                      5.750000                           5.750000                             126,979.17                                         -                                             126,979.17                               -                                 -                         126,979.17                                     -                               -                                      -
2A14                                   3,312,500.00                      6.000000                           6.000000                              16,562.50                                         -                                              16,562.50                               -                                 -                          16,562.50                                     -                               -                                      -
2A15                                   2,000,000.00                      5.250000                           5.250000                               8,750.00                                         -                                               8,750.00                               -                                 -                           8,750.00                                     -                               -                                      -
2A16                                   2,000,000.00                      5.500000                           5.500000                               9,166.67                                         -                                               9,166.67                               -                                 -                           9,166.67                                     -                               -                                      -
2A17                                   2,000,000.00                      5.750000                           5.750000                               9,583.33                                         -                                               9,583.33                               -                                 -                           9,583.33                                     -                               -                                      -
2A18                                     250,000.00                      6.000000                           6.000000                               1,250.00                                         -                                               1,250.00                               -                                 -                           1,250.00                                     -                               -                                      -
2A19                                  11,290,000.00                      5.250000                           5.250000                              49,393.75                                         -                                              49,393.75                               -                                 -                          49,393.75                                     -                               -                                      -
2A20                                  11,290,000.00                      5.500000                           5.500000                              51,745.83                                         -                                              51,745.83                               -                                 -                          51,745.83                                     -                               -                                      -
2A21                                  11,290,000.00                      5.750000                           5.750000                              54,097.92                                         -                                              54,097.92                               -                                 -                          54,097.92                                     -                               -                                      -
2A22                                   1,411,250.00                      6.000000                           6.000000                               7,056.25                                         -                                               7,056.25                               -                                 -                           7,056.25                                     -                               -                                      -
2A23                                  58,572,000.00                      5.250000                           5.250000                             256,252.50                                         -                                             256,252.50                               -                                 -                         256,252.50                                     -                               -                                      -
2A24                                  58,572,000.00                      5.500000                           5.500000                             268,455.00                                         -                                             268,455.00                               -                                 -                         268,455.00                                     -                               -                                      -
2A25                                  58,572,000.00                      5.750000                           5.750000                             280,657.50                                         -                                             280,657.50                               -                                 -                         280,657.50                                     -                               -                                      -
2A26                                   7,321,500.00                      6.000000                           6.000000                              36,607.50                                         -                                              36,607.50                               -                                 -                          36,607.50                                     -                               -                                      -
2A27                                   5,714,000.00                      5.250000                           5.250000                              24,998.75                                         -                                              24,998.75                               -                                 -                          24,998.75                                     -                               -                                      -
2A28                                   5,714,000.00                      5.500000                           5.500000                              26,189.17                                         -                                              26,189.17                               -                                 -                          26,189.17                                     -                               -                                      -
2A29                                   5,714,000.00                      5.750000                           5.750000                              27,379.58                                         -                                              27,379.58                               -                                 -                          27,379.58                                     -                               -                                      -
2A30                                     714,250.00                      6.000000                           6.000000                               3,571.25                                         -                                               3,571.25                               -                                 -                           3,571.25                                     -                               -                                      -
2A31                                  37,963,000.00                      5.250000                           5.250000                             166,088.13                                         -                                             166,088.13                               -                                 -                         166,088.13                                     -                               -                                      -
2A32                                  37,963,000.00                      5.500000                           5.500000                             173,997.08                                         -                                             173,997.08                               -                                 -                         173,997.08                                     -                               -                                      -
2A33                                  37,963,000.00                      5.750000                           5.750000                             181,906.04                                         -                                             181,906.04                               -                                 -                         181,906.04                                     -                               -                                      -
2A34                                   4,745,375.00                      6.000000                           6.000000                              23,726.88                                         -                                              23,726.88                               -                                 -                          23,726.88                                     -                               -                                      -
2A35                                  64,286,000.00                      5.250000                           5.250000                             281,251.25                                         -                                             281,251.25                               -                                 -                         281,251.25                                     -                               -                                      -
2A36                                  64,286,000.00                      5.500000                           5.500000                             294,644.17                                         -                                             294,644.17                               -                                 -                         294,644.17                                     -                               -                                      -
2A37                                  64,286,000.00                      5.750000                           5.750000                             308,037.08                                         -                                             308,037.08                               -                                 -                         308,037.08                                     -                               -                                      -
2A38                                   8,035,750.00                      6.000000                           6.000000                              40,178.75                                         -                                              40,178.75                               -                                 -                          40,178.75                                     -                               -                                      -
2A39                                  28,500,000.00                      5.250000                           5.250000                             124,687.50                                         -                                             124,687.50                               -                                 -                         124,687.50                                     -                               -                                      -
2A40                                  28,500,000.00                      5.500000                           5.500000                             130,625.00                                         -                                             130,625.00                               -                                 -                         130,625.00                                     -                               -                                      -
2A41                                  28,500,000.00                      5.750000                           5.750000                             136,562.50                                         -                                             136,562.50                               -                                 -                         136,562.50                                     -                               -                                      -
2A42                                   3,562,500.00                      6.000000                           6.000000                              17,812.50                                         -                                              17,812.50                               -                                 -                          17,812.50                                     -                               -                                      -
2A43                                  28,500,000.00                      6.000000                           6.000000                             142,500.00                                         -                                             142,500.00                               -                                 -                         142,500.00                                     -                               -                                      -
2A44                                  64,286,000.00                      6.000000                           6.000000                             321,430.00                                         -                                             321,430.00                               -                                 -                         321,430.00                                     -                               -                                      -
X                                    359,824,080.35                      0.638635                           0.638635                             191,496.73                                         -                                             191,496.73                               -                                 -                         191,496.73                                     -                               -                                      -
X-1                                  171,061,190.96                      0.446785                           0.446785                              63,689.68                                         -                                              63,689.68                               -                                 -                          63,689.68                                     -                               -                                      -
X-2                                  188,762,889.39                      0.812493                           0.812493                             127,807.05                                         -                                             127,807.05                               -                                 -                         127,807.05                                     -                               -                                      -
3A1                                   63,755,796.01                      5.917000                           5.917000                             314,369.20                                         -                                             314,369.20                               -                                 -                         314,369.20                                     -                               -                                      -
3A2                                   67,837,655.05                      5.729000                           5.729000                             323,868.27                                         -                                             323,868.27                               -                                 -                         323,868.27                                     -                               -                                      -
3A3                                    2,724,000.00                      6.088000                           6.088000                              13,819.76                                         -                                              13,819.76                               -                                 -                          13,819.76                                     -                               -                                      -
3A4                                   31,868,000.00                      5.755000                           5.755000                             152,833.62                                         -                                             152,833.62                               -                                 -                         152,833.62                                     -                               -                                      -
3A5                                    7,967,000.00                      5.750000                           5.750000                              38,175.21                                         -                                              38,175.21                               -                                 -                          38,175.21                                     -                               -                                      -
3AR                                               -                      0.000000                           0.000000                                      -                                         -                                                      -                               -                                 -                                  -                                     -                               -                                      -
AR                                                -                      5.750000                           0.000000                                      -                                         -                                                      -                               -                                 -                               0.05                                     -                               -                                      -
PO                                       145,077.13                      0.000000                           0.000000                                      -                                         -                                                      -                               -                                 -                                  -                                     -                               -                                      -
PO-1                                     135,395.57                      0.000000                           0.000000                                      -                                         -                                                      -                               -                                 -                                  -                                     -                               -                                      -
PO-2                                       9,681.56                      0.000000                           0.000000                                      -                                         -                                                      -                               -                                 -                                  -                                     -                               -                                      -
3C                                   190,684,699.58                      0.000000                           1.250312                                      -                                         -                                                      -                               -                                 -                         198,679.49                                     -                               -                                      -
P                                            100.00                      0.000000                           0.000000                                      -                                         -                                                      -                               -                                 -                                  -                                     -                               -                                      -
3P                                           100.00                      0.000000                           0.000000                                      -                                         -                                                      -                               -                                 -                                  -                                     -                               -                                      -

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
3M1                                    4,282,000.00                      6.000000                           6.000000                              21,410.00                                         -                                              21,410.00                               -                                 -                          21,410.00                                     -                               -                                      -
3M2                                    2,888,000.00                      6.000000                           6.000000                              14,440.00                                         -                                              14,440.00                               -                                 -                          14,440.00                                     -                               -                                      -
3M3                                    4,582,000.00                      6.000000                           6.000000                              22,910.00                                         -                                              22,910.00                               -                                 -                          22,910.00                                     -                               -                                      -
3B                                     1,693,000.00                      6.000000                           6.000000                               8,465.00                                         -                                               8,465.00                               -                                 -                           8,465.00                                     -                               -                                      -
M                                     13,015,248.06                      5.880949                           5.880949                              63,785.01                                         -                                              63,785.01                               -                                 -                          63,785.01                                     -                               -                                      -
B1                                     4,856,768.36                      5.880949                           5.880949                              23,802.01                                         -                                              23,802.01                               -                                 -                          23,802.01                                     -                               -                                      -
B2                                     3,108,133.72                      5.880949                           5.880949                              15,232.31                                         -                                              15,232.31                               -                                 -                          15,232.31                                     -                               -                                      -
B3                                     2,136,879.06                      5.880949                           5.880949                              10,472.40                                         -                                              10,472.40                               -                                 -                          10,472.40                                     -                               -                                      -
B4                                     1,748,337.59                      5.880949                           5.880949                               8,568.24                                         -                                               8,568.24                               -                                 -                           8,568.24                                     -                               -                                      -
B5                                     1,360,058.52                      5.880949                           5.880949                               6,665.36                                         -                                               6,665.36                               -                                 -                           6,665.36                                     -                               -                                      -

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Totals                               553,672,064.71                                                                                            2,894,870.16                                         -                                           2,894,870.16                               -                                 -                       3,093,549.70                                     -                               -                                      -

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                    Current Payment Information
                                                    Factors per $1,000

                                                    --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                    Class                                                      Cusip           Original Certificate Balance             Beginning Certificate Balance                                 Principal Distribution           Interest Distribution        Ending Certificate Balance               Pass Through Rate (%)
                                                    --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                    1A1                                                    02149MAA7                         125,000,000.00                             926.301823346                                            1.762581861                     4.438529570                     924.539241485                           5.750000
                                                    1A2                                                    02149MAB5                          20,881,000.00                            1000.000000000                                            0.000000000                     4.791666667                    1000.000000000                           5.750000
                                                    1A3                                                    02149MAC3                           8,438,000.00                             926.301823346                                            1.762581861                     4.438529570                     924.539241485                           5.750000
                                                    1A4                                                    02149MAD1                          18,540,000.00                            1000.000000000                                            0.000000000                     4.791666667                    1000.000000000                           5.750000
                                                    1A5                                                    02149MAE9                          18,540,000.00                            1000.000000000                                            0.000000000                     4.375000000                    1000.000000000                           5.250000
                                                    1A6                                                    02149MAF6                          18,540,000.00                            1000.000000000                                            0.000000000                     4.583333333                    1000.000000000                           5.500000
                                                    1A7                                                    02149MAG4                           1,612,173.00                            1000.000566343                                            0.000000000                     4.791669380                    1000.000566343                           5.750000
                                                    1A8                                                    02149MAH2                          17,767,500.00                            1000.000000000                                            0.000000000                     5.000000000                    1000.000000000                           6.000000
                                                    1A9                                                    02149MAJ8                             772,500.00                            1000.000000000                                            0.000000000                     0.000000000                    1000.000000000                           0.000000
                                                    1A10                                                   02149MAK5                          17,367,000.00                            1000.000000000                                            0.000000000                     4.791666667                    1000.000000000                           5.750000
                                                    1A11                                                   02149MAL3                           1,173,000.00                            1000.000000000                                            0.000000000                     4.791666667                    1000.000000000                           5.750000
                                                    1A12                                                   02149MAM1                         133,438,000.00                             926.301823346                                            1.762581861                     4.438529570                     924.539241485                           5.750000
                                                    1A13                                                   02149MCZ0                         133,438,000.00                             926.301823346                                            1.762581861                     4.052570477                     924.539241485                           5.250000
                                                    1A14                                                   02149MDA4                         133,438,000.00                             926.301823346                                            1.762581861                     4.245550024                     924.539241485                           5.500000
                                                    1A15                                                   02149MDB2                          11,603,304.00                             926.301851113                                            0.000000000                     4.438529703                     924.539269200                           5.750000
                                                    2A1                                                    02149MAP4                          10,000,000.00                             601.647756795                                           22.577109818                     2.767579681                     579.070646977                           5.520000
                                                    2A2                                                    02149MAQ2                          10,000,000.00                             601.647756795                                            0.000000000                     0.240659103                     579.070646977                           0.480000
                                                    2A3                                                    02149MAR0                          26,500,000.00                            1000.000000000                                            0.000000000                     5.000000000                    1000.000000000                           6.000000
                                                    2A4                                                    02149MAS8                           2,000,000.00                            1000.000000000                                            0.000000000                     5.000000000                    1000.000000000                           6.000000
                                                    2A5                                                    02149MAT6                          11,500,000.00                             981.739130435                                            3.652173913                     4.908695652                     978.086956522                           6.000000
                                                    2A6                                                    02149MAU3                          40,000,000.00                             715.594273247                                           16.101086230                     3.530265081                     699.493187017                           5.920000
                                                    2A7                                                    02149MAV1                          40,000,000.00                             715.594273247                                            0.000000000                     0.047706285                     699.493187017                           0.080000
                                                    2A8                                                    02149MAW9                          58,572,000.00                            1000.000000000                                            0.000000000                     5.000000000                    1000.000000000                           6.000000
                                                    2A9                                                    02149MAX7                           5,714,000.00                            1000.000000000                                            0.000000000                     5.000000000                    1000.000000000                           6.000000
                                                    2A10                                                   02149MAY5                          38,568,000.00                             984.313420452                                            3.137315910                     4.921567102                     981.176104543                           6.000000
                                                    2A11                                                   02149MAZ2                          26,500,000.00                            1000.000000000                                            0.000000000                     4.375000000                    1000.000000000                           5.250000
                                                    2A12                                                   02149MBA6                          26,500,000.00                            1000.000000000                                            0.000000000                     4.583333333                    1000.000000000                           5.500000
                                                    2A13                                                   02149MBB4                          26,500,000.00                            1000.000000000                                            0.000000000                     4.791666667                    1000.000000000                           5.750000
                                                    2A14                                                   02149MBC2                           3,312,500.00                            1000.000000000                                            0.000000000                     5.000000000                    1000.000000000                           6.000000
                                                    2A15                                                   02149MBD0                           2,000,000.00                            1000.000000000                                            0.000000000                     4.375000000                    1000.000000000                           5.250000
                                                    2A16                                                   02149MBE8                           2,000,000.00                            1000.000000000                                            0.000000000                     4.583333333                    1000.000000000                           5.500000
                                                    2A17                                                   02149MBF5                           2,000,000.00                            1000.000000000                                            0.000000000                     4.791666667                    1000.000000000                           5.750000
                                                    2A18                                                   02149MBG3                             250,000.00                            1000.000000000                                            0.000000000                     5.000000000                    1000.000000000                           6.000000
                                                    2A19                                                   02149MBH1                          11,500,000.00                             981.739130435                                            3.652173913                     4.295108696                     978.086956522                           5.250000
                                                    2A20                                                   02149MBJ7                          11,500,000.00                             981.739130435                                            3.652173913                     4.499637681                     978.086956522                           5.500000
                                                    2A21                                                   02149MBK4                          11,500,000.00                             981.739130435                                            3.652173913                     4.704166667                     978.086956522                           5.750000
                                                    2A22                                                   02149MBL2                           1,437,500.00                             981.739130435                                            0.000000000                     4.908695652                     978.086956522                           6.000000
                                                    2A23                                                   02149MBM0                          58,572,000.00                            1000.000000000                                            0.000000000                     4.375000000                    1000.000000000                           5.250000
                                                    2A24                                                   02149MBN8                          58,572,000.00                            1000.000000000                                            0.000000000                     4.583333333                    1000.000000000                           5.500000
                                                    2A25                                                   02149MBP3                          58,572,000.00                            1000.000000000                                            0.000000000                     4.791666667                    1000.000000000                           5.750000
                                                    2A26                                                   02149MBQ1                           7,321,500.00                            1000.000000000                                            0.000000000                     5.000000000                    1000.000000000                           6.000000
                                                    2A27                                                   02149MBR9                           5,714,000.00                            1000.000000000                                            0.000000000                     4.375000000                    1000.000000000                           5.250000
                                                    2A28                                                   02149MBS7                           5,714,000.00                            1000.000000000                                            0.000000000                     4.583333333                    1000.000000000                           5.500000
                                                    2A29                                                   02149MBT5                           5,714,000.00                            1000.000000000                                            0.000000000                     4.791666667                    1000.000000000                           5.750000
                                                    2A30                                                   02149MBU2                             714,250.00                            1000.000000000                                            0.000000000                     5.000000000                    1000.000000000                           6.000000
                                                    2A31                                                   02149MBV0                          38,568,000.00                             984.313420452                                            3.137315910                     4.306371214                     981.176104543                           5.250000
                                                    2A32                                                   02149MBW8                          38,568,000.00                             984.313420452                                            3.137315910                     4.511436510                     981.176104543                           5.500000
                                                    2A33                                                   02149MBX6                          38,568,000.00                             984.313420452                                            3.137315910                     4.716501806                     981.176104543                           5.750000
                                                    2A34                                                   02149MBY4                           4,821,000.00                             984.313420452                                            0.000000000                     4.921567102                     981.176104543                           6.000000
                                                    2A35                                                   02149MBZ1                          64,286,000.00                            1000.000000000                                            0.000000000                     4.375000000                    1000.000000000                           5.250000
                                                    2A36                                                   02149MCA5                          64,286,000.00                            1000.000000000                                            0.000000000                     4.583333333                    1000.000000000                           5.500000
                                                    2A37                                                   02149MDC0                          64,286,000.00                            1000.000000000                                            0.000000000                     4.791666667                    1000.000000000                           5.750000
                                                    2A38                                                   02149MDD8                           8,035,750.00                            1000.000000000                                            0.000000000                     5.000000000                    1000.000000000                           6.000000
                                                    2A39                                                   02149MDE6                          28,500,000.00                            1000.000000000                                            0.000000000                     4.375000000                    1000.000000000                           5.250000
                                                    2A40                                                   02149MDF3                          28,500,000.00                            1000.000000000                                            0.000000000                     4.583333333                    1000.000000000                           5.500000
                                                    2A41                                                   02149MDG1                          28,500,000.00                            1000.000000000                                            0.000000000                     4.791666667                    1000.000000000                           5.750000
                                                    2A42                                                   02149MDH9                           3,562,500.00                            1000.000000000                                            0.000000000                     5.000000000                    1000.000000000                           6.000000
                                                    2A43                                                   02149MDJ5                          28,500,000.00                            1000.000000000                                            0.000000000                     5.000000000                    1000.000000000                           6.000000
                                                    2A44                                                   02149MDK2                          64,286,000.00                            1000.000000000                                            0.000000000                     5.000000000                    1000.000000000                           6.000000
                                                    X                                                                                        385,884,297.00                             932.466242206                                            0.000000000                     0.496254270                     929.161001931                           0.638635
                                                    X-1                                                    02149MAN9                         180,910,300.00                             945.558052582                                            0.000000000                     0.352051162                     944.242732448                           0.446785
                                                    X-2                                                    02149MAN9                         204,973,997.00                             920.911394385                                            0.000000000                     0.623528124                     915.849848164                           0.812493
                                                    3A1                                                    02149MCH0                          70,043,000.00                             910.237939637                                           16.028946362                     4.488231574                     894.208993275                           5.917000
                                                    3A2                                                    02149MCJ6                          70,043,000.00                             968.514413289                                            7.500000000                     4.623849228                     961.014413289                           5.729000
                                                    3A3                                                    02149MCK3                           2,724,000.00                            1000.000000000                                            0.000000000                     5.073333333                    1000.000000000                           6.088000
                                                    3A4                                                    02149MCL1                          31,868,000.00                            1000.000000000                                            0.000000000                     4.795833333                    1000.000000000                           5.755000
                                                    3A5                                                    02149MCY3                           7,967,000.00                            1000.000000000                                            0.000000000                     4.791666667                    1000.000000000                           5.750000
                                                    3AR                                                    02149MCM9                                 100.00                               0.000000000                                            0.000000000                     0.000000000                       0.000000000                           0.000000
                                                    AR                                                     02149MCC1                                 100.00                               0.000000000                                            0.000000000                     0.489570994                       0.000000000                           5.750000
                                                    PO                                                                                           164,880.07                             879.894883596                                            1.080906868                     0.000000000                     878.813976729                           0.000000
                                                    PO-1                                                   02149MCD9                             136,139.61                             994.534730366                                            1.235297105                     0.000000000                     993.299433261                           0.000000
                                                    PO-2                                                   02149MCD9                              28,740.46                             336.861631709                                            0.349592874                     0.000000000                     336.512038835                           0.000000
                                                    3C                                                     02149MCV9                                      -                               0.000000000                                            0.000000000                     0.000000000                       0.000000000                           0.000000
                                                    P                                                      02149MCW7                                 100.00                            1000.000000000                                            0.000000000                     0.000000000                    1000.000000000                           0.000000
                                                    3P                                                     02149MCX5                                 100.00                            1000.000000000                                            0.000000000                     0.000000000                    1000.000000000                           0.000000

                                                    --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                    3M1                                                    02149MCN7                           4,282,000.00                            1000.000000000                                            0.000000000                     5.000000000                    1000.000000000                           6.000000
                                                    3M2                                                    02149MCP2                           2,888,000.00                            1000.000000000                                            0.000000000                     5.000000000                    1000.000000000                           6.000000
                                                    3M3                                                    02149MCQ0                           4,582,000.00                            1000.000000000                                            0.000000000                     5.000000000                    1000.000000000                           6.000000
                                                    3B                                                     02149MCR8                           1,693,000.00                            1000.000000000                                            0.000000000                     5.000000000                    1000.000000000                           6.000000
                                                    M                                                      02149MCE7                          13,144,500.00                             990.166842576                                            0.509241965                     4.852600666                     989.657600611                           5.880949
                                                    B1                                                     02149MCF4                           4,905,000.00                             990.166842576                                            0.509241965                     4.852600666                     989.657600611                           5.880949
                                                    B2                                                     02149MCG2                           3,139,000.00                             990.166842576                                            0.509241965                     4.852600666                     989.657600611                           5.880949
                                                    B3                                                     02149MCS6                           2,158,100.00                             990.166842576                                            0.509241965                     4.852600666                     989.657600611                           5.880949
                                                    B4                                                     02149MCT4                           1,765,700.00                             990.166842576                                            0.509241965                     4.852600666                     989.657600611                           5.880949
                                                    B5                                                     02149MCU1                           1,373,565.00                             990.166842576                                            0.509241965                     4.852600666                     989.657600611                           5.880949

                                                    --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                    Totals                                                                                   588,453,945.07                             940.892773935                                            4.978662994                     5.257080398                     935.914110975

                                                    --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

            THE BANK OF NEW YORK
101 Barclay St, 4 West
New York, NY 10286
Officer:         Michael Cerchio              212-815-6314
Associate:       Jonathan Conte               212-815-6146
CWALT, Inc.
Alternative Loan Trust 2007-J1
Mortgage Pass-Through Certificates, Series 2007-J1

Pool Level Data
Distribution Date                                                                           8/27/2007
Cut-off Date                                                                                 2/1/2007
Record Date                                                                                 7/31/2007
Determination Date                                                                          8/22/2007
LIBOR Determination Date                                                                    7/23/2007
Accrual Period 30/360                                                Begin                   7/1/2007
                                                                     End                     8/1/2007
Number of Days in 30/360 Accrual Period                                                            30

----------------------------------------------------------------------------------------------------------------------
Prefunding Detail
----------------------------------------------------------------------------------------------------------------------

                                                                                          Group I            Group II            Group III               Total
                 Target Funding Balance                                            185,518,431.04      206,845,414.33       199,177,324.13      591,541,169.50
                 Initial Funded Balance                                            183,324,109.30      188,119,676.73       199,045,243.62      570,489,029.65
                 Initial Unfunded Balance                                            2,194,321.74       18,725,737.60           132,080.51       21,052,139.85

                 Ending Unfunded Amounts have been passed
                 through as Principal at the End of the
                 Prefunding Period

----------------------------------------------------------------------------------------------------------------------
Collateral Detail
----------------------------------------------------------------------------------------------------------------------

                 Original Mortgage Loan Details

                                                                                          Group I            Group II            Group III               Total
                 Original Aggregate Loan Count                                                311                 527                  702               1,540
                 Original Stated Principal Balance                                 185,518,431.04      206,845,414.33       199,177,324.13      591,541,169.50
                 Original Weighted Average Mortgage Rate                                 6.40457%            7.06351%             7.29837%
                 Original Weighted Average Net Mortgage Rate                             6.18869%            6.83939%             7.02219%
                 Original Weighted Average Remaining Term                                     357                 358                  357

                 Current Mortgage Loan Details

                                                                                          Group I            Group II            Group III               Total
                 Beginning Aggregate Loan Count                                               295                 481                  677               1,453
                 Loans Paid Off or otherwise removed pursuant to the PSA                        0                   2                    7                   9
                                                                                                -                   -                    -                   -
                 Ending Aggregate Loan Count                                                  295                 479                  670               1,444

                 Beginning Pool Stated Principal Balance                           175,648,907.63      190,425,706.32       190,684,699.58      556,759,313.53
                 Scheduled Principal                                                   100,628.74           87,885.42            88,571.65          277,085.81
                 Unscheduled Principal                                                 141,883.14          951,278.58         1,559,466.34        2,652,628.06
                 Realized Principal Losses                                                      -                   -                    -                   -
                                                                                                --                  --                   --                  -
                 Ending Pool Stated Principal Balance                              175,406,395.75      189,386,542.32       189,036,661.59      553,829,599.66

                 Beginning Weighted Average Mortgage Rate                                6.39672%            7.03229%             7.28532%
                 Beginning Weighted Average Net Mortgage Rate                            6.18068%            6.80509%             7.00726%
                 Ending Weighted Average Mortgage Rate                                   6.39666%            7.03008%             7.28140%
                 Ending Weighted Average Net Mortgage Rate                               6.18062%            6.80286%             7.00318%

                 Beginning Weighted Average Remaining Term to Maturity                        352                 353                  352
                 Ending Weighted Average Remaining Term to Maturity                           351                 352                  351

                 Loan Substitution

                                                                                          Group I            Group II            Group III               Total
                 Aggregate Stated of Principal Balances Removed                                 -                   -                    -                   -
                 Aggregate Stated of Principal Balance Added                                    -                   -                    -                   -
                                                                                                --                  --                   --                  -
                 Aggregate Principal Substitution Shortfall Amount                              -                   -                    -                   -

                 Fees of the Trust

                                                                                          Group I            Group II            Group III               Total
                 Gross Master Servicing Fee                                             30,046.50           34,085.37            35,975.35          100,107.22
                 Net Master Servicing Fee                                               30,046.50           33,809.20            33,277.73           97,133.43
                 Trustee Fee                                                             1,317.37            1,428.19             1,430.14            4,175.69
                 Mortgage Insurance Premium (PMI)                                         257.76              539.99             6,780.17            7,577.91
                                                                                          -------             -------            ---------           --------
                 Total Net Loan Fees                                                    31,621.63           35,777.38            41,488.03          108,887.04

                 Servicer Advances

                                                                                          Group I            Group II            Group III               Total
                 Principal Advances                                                      1,779.41            1,748.75            11,120.08           14,648.24
                 Interest Advances                                                      27,686.33          104,725.54           163,495.66          295,907.53
                 Reimbursement for Principal & Interest Advances                                -                   -                    -                   -
                 Reimbursement for Nonrecoverable Advances                                     -                   -                    -                   -
                                                                                               --                  --                   --                  -
                 Total Advances                                                         29,465.74          106,474.29           174,615.74          310,555.77

                 Mortgage Prepayment Details

                                                                                          Group I            Group II            Group III               Total
                 Principal Balance of Loans Paid in Full                                        -          933,125.06         1,547,297.75        2,480,422.81
                 Prepayment Interest Excess                                                     -                   -                    -                   -
                 Prepayment Interest Shortfall                                                  -              276.17             2,697.62            2,973.79
                 Compensating Interest                                                          -              276.17             2,697.62            2,973.79
                 Non-Supported Prepayment Interest Shortfall                                    -                   -                    -                   -
                 Prepayment Charges                                                             -                   -                    -                   -
                 CPR %                                                                   0.96557%            5.83527%             9.38844%
                 SMM %                                                                   0.08082%            0.49978%             0.81820%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Delinquency Information
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Delinquency Info                      Group 1                                      Group 2                                 Group 3                                    Total
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

30-59 Days                       2,477,390.02               1.41237%          6,297,562.20            3.32524%       11,232,388.58            5.94191%        20,007,340.80            3.61254%
                                            4               1.35593%                    16            3.34029%                  42            6.26866%                   62            4.29363%

60-89 Days                       1,598,000.00               0.91103%          3,099,828.90            1.63677%        7,084,300.92            3.74758%        11,782,129.82            2.12739%
                                            3               1.01695%                     8            1.67015%                  19            2.83582%                   30            2.07756%

90+ Days                                    -               0.00000%            692,000.00            0.36539%        2,171,116.61            1.14852%         2,863,116.61            0.51697%
                                            0               0.00000%                     1            0.20877%                   5            0.74627%                    6            0.41551%

Total                            4,075,390.02               2.32340%         10,089,391.10            5.32741%       20,487,806.11           10.83801%        34,652,587.23            6.25690%
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                            7               2.37288%                    25            5.21921%                  66            9.85075%                   98            6.78670%

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Foreclosure Info                      Group 1                                      Group 2                                 Group 3                                    Total
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

30-59 Days                                  -               0.00000%                     -            0.00000%                   -            0.00000%                    -            0.00000%
                                            0               0.00000%                     0            0.00000%                   0            0.00000%                    0            0.00000%

60-89 Days                                  -               0.00000%                     -            0.00000%                   -            0.00000%                    -            0.00000%
                                            0               0.00000%                     0            0.00000%                   0            0.00000%                    0            0.00000%

90+ Days                           935,880.98               0.53355%          6,910,800.00            3.64904%        4,797,486.00            2.53786%        12,644,166.98            2.28304%
                                            5               1.69492%                    11            2.29645%                  20            2.98507%                   36            2.49307%

Total                              935,880.98               0.53355%          6,910,800.00            3.64904%        4,797,486.00            2.53786%        12,644,166.98            2.28304%
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                            5               1.69492%                    11            2.29645%                  20            2.98507%                   36            2.49307%

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
REO Info                              Group 1                                      Group 2                                 Group 3                                    Total
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

30-59 Days                                  -               0.00000%                     -            0.00000%                   -            0.00000%                    -            0.00000%
                                            0               0.00000%                     0            0.00000%                   0            0.00000%                    0            0.00000%

60-89 Days                                  -               0.00000%                     -            0.00000%                   -            0.00000%                    -            0.00000%
                                            0               0.00000%                     0            0.00000%                   0            0.00000%                    0            0.00000%

90+ Days                            41,389.91               0.02360%                     -            0.00000%          119,236.86            0.06308%           160,626.77            0.02900%
                                            1               0.33898%                     0            0.00000%                   1            0.14925%                    2            0.13850%

Total                               41,389.91               0.02360%                     -            0.00000%          119,236.86            0.06308%           160,626.77            0.02900%
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                            1               0.33898%                     0            0.00000%                   1            0.14925%                    2            0.13850%

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Bankruptcy Info                       Group 1                                      Group 2                                 Group 3                                    Total
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

30-59 Days                                  -               0.00000%                     -            0.00000%                   -            0.00000%                    -            0.00000%
                                            0               0.00000%                     0            0.00000%                   0            0.00000%                    0            0.00000%

60-89 Days                                  -               0.00000%                     -            0.00000%                   -            0.00000%                    -            0.00000%
                                            0               0.00000%                     0            0.00000%                   0            0.00000%                    0            0.00000%

90+ Days                                    -               0.00000%                     -            0.00000%                   -            0.00000%                    -            0.00000%
                                            0               0.00000%                     0            0.00000%                   0            0.00000%                    0            0.00000%

Total                                       -               0.00000%                     -            0.00000%                   -            0.00000%                    -            0.00000%
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                            0               0.00000%                     0            0.00000%                   0            0.00000%                    0            0.00000%

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Totals for Foreclosure Bankruptcy, REOGroup 1                                      Group 2                                 Group 3                                    Total
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

All                                977,270.89               0.55715%          6,910,800.00            3.64904%        4,916,722.86            2.60094%        12,804,793.75            2.31205%
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                            6               2.03390%                    11            2.29645%                  21            3.13433%                   38            2.63158%

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Totals for Foreclosure,REO Bankruptcy,Groupn1uency                                 Group 2                                 Group 3                                    Total
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

All                              5,052,660.91               2.88055%         17,000,191.10            8.97645%       25,404,528.97           13.43894%        47,457,380.98            8.56895%
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                           13               4.40678%                    36            7.51566%                  87           12.98507%                  136            9.41828%

-------------------------------------------------------------------------------------------
Realized Loss Detail
-------------------------------------------------------------------------------------------

                 Realized Losses

                                                               Group I            Group II            Group III               Total
                 Current Period Realized Losses                      -                   -                    -                   -
                 Cumulative Realized Losses                          -                   -                    -                   -
                 Total Liquidated Loan Balance                       -                   -                    -                   -
                 Total Liquidated Proceeds                           -                   -                    -                   -
                 Subsequent Recoveries                               -                   -                    -                   -
                 Monthly Default Rate                         0.00000%            0.00000%             0.00000%
                 Conditional Default Rate                     0.00000%            0.00000%             0.00000%

Loan ID                 Liquidation Balance Liquidation Proceeds      Realized Loss
Group I

                                        N/A

Group II

                                        N/A

Group III

                                        N/A

-------------------------------------------------------------------------------------------------------------------------
Servicer Remittance Summary
-------------------------------------------------------------------------------------------------------------------------

                 Interest Remittance Amount

                                                                                             Group I            Group II            Group III               Total
                 Scheduled Interest Collected                                             936,313.61        1,115,664.55         1,154,968.51        3,206,946.67
                 Plus: Compensating Interest                                                       -              276.17             2,697.62            2,973.79
                 Plus: Seller Shortfall Interest Requirement                                       -                   -                    -                   -
                 Less: Servicing Fees                                                      30,046.50           34,085.37            35,975.35          100,107.22
                 Less: Mortgage Insurance Premium (PMI)                                       257.76              539.99             6,780.17            7,577.91
                                                                                              -------             -------            ---------           --------
                 Total Interest Remittance Amount                                         906,009.35        1,081,315.36         1,114,910.61        3,102,235.32

                 Principal Remittance Amount

                                                                                             Group I            Group II            Group III               Total
                 Scheduled Principal                                                      100,628.74           87,885.42            88,571.65          277,085.81
                 Curtailment Principal                                                    141,883.14           18,153.52            12,168.59          172,205.25
                 Paid in Full Principal                                                            -          933,125.06         1,547,297.75        2,480,422.81
                 Repurchased Principal                                                             -                   -                    -                   -
                 Liquidation Principal                                                             -                   -                    -                   -
                 Subsequent Recoveries                                                             -                   -                    -                   -
                 Less: Non-Recoverable Principal Advances relating to Principal                    -                   -                    -                   -
                                                                                                   --                  --                   --                  -
                 Total Principal Remittance Amount                                        242,511.88        1,039,164.00         1,648,037.99        2,929,713.87
                                                                                          -----------       -------------        -------------       ------------

                 Prepayment Charge                                                                 -                   -                    -                   -
                 Other Amounts Required                                                            -                   -                    -                   -
                                                                                                   --                  --                   --                  -
                 Total Other Remittance                                                            -                   -                    -                   -
                                                                                                   --                  --                   --                  -

                 Total Servicer Remittance                                              1,148,521.23        2,120,479.36         2,762,948.60        6,031,949.19

-------------------------------------------------------------------------------------------------------------------------
Distributable Amounts
-------------------------------------------------------------------------------------------------------------------------

                 Principal Distribution Amount

                                                                                             Group I            Group II            Group III               Total
                 Principal Remittance Amount                                              242,511.88        1,039,164.00         1,648,037.99        2,929,713.87
                 Extra Principal Distribution Amount                                               -                   -                    -                   -
                 Supplemental Loan Deposit                                                         -                   -                    -                   -
                 Less: OC Reduction                                                                -                   -                    -                   -
                                                                                                   --                  --                   --                  -
                 Principal Distribution Amount                                            242,511.88        1,039,164.00         1,648,037.99        2,929,713.87

                 Interest Funds

                                                                                             Group I            Group II            Group III               Total
                 Interest Remittance                                                      906,009.35        1,081,315.36         1,114,910.61        3,102,235.32
                 Less: Trustee Fee                                                          1,317.37            1,428.19             1,430.14            4,175.69
                                                                                            ---------           ---------            ---------           --------
                 Interest Funds                                                           904,691.98        1,079,887.17         1,113,480.48        3,098,059.63

-----------------------------------------------------------------------------------------
Distribution Summary
-----------------------------------------------------------------------------------------

                 Amounts Available for Distribution

                 Total Servicer Remittance                                                    6,031,949.19
                 Investment Income                                                                    1.96
                 Supplemental Loan Deposit                                                               -
                 Carryover Reserve Fund withdrawal from Initial Deposit                                  -
                 Principal Reserve Fund withdrawal from Initial Deposit                                  -
                 Other Amounts                                                                           -
                                                                                                         -
                 Total Available                                                              6,031,951.15

                 Distribution Payments

                 Trustee Fee                                                                      4,175.69
                 3-A-2 Insurance Premium                                                          3,957.20
                 Class Payments                                                               6,023,263.57
                                                                                              ------------
                 Total Payments                                                               6,031,396.46

---------------------------------------------------------------------------------------------------
Trust Accounts
---------------------------------------------------------------------------------------------------

                 Distribution Account

                 Beginning Balance                                                                        -
                 Deposit                                                                       6,031,396.46
                 Withdrawal                                                                    6,031,396.46
                                                                                               ------------
                 Ending Balance                                                                           -

                 Carryover Reserve Account

                 Beginning Balance                                                                 1,000.00
                 Deposits                                                                                 -
                 Withdrawals                                                                              -
                                                                                                          -
                 Ending Balance                                                                    1,000.00

                 For Details on the NRC Payment, see Interest
                 Detail, page 3

                 Prefunding Account

                 Beginning Balance                                                                        -
                 Deposit                                                                                  -
                 Withdrawal                                                                              -
                                                                                                         -
                 Ending Balance                                                                           -

                 Capitalized Interest Account

                 Beginning Balance                                                                        -
                 Deposits                                                                                 -
                 Withdrawals                                                                              -
                                                                                                          -
                 Ending Balance                                                                           -

                 Corridor Contract Reserve Fund

                 Beginning Balance                                                                 1,000.00
                 Deposit                                                                                  -
                 Withdrawal                                                                               -
                                                                                                          -
                 Ending Balance                                                                    1,000.00

                 Exchangeable Certificates Distribution
                 Account

                 Beginnning Balance                                                                       -
                 Deposit                                                                                  -
                 Withdrawal                                                                               -
                                                                                                          -
                 Ending Balance                                                                           -

                 Principal Reserve Account

                 Beginning Balance                                                                   100.00
                 Deposit                                                                                  -
                 Withdrawal                                                                               -
                                                                                                          -
                 Ending Balance                                                                      100.00

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Yield Supplemental Amount Details
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                 One-Month Libor Rate        5.32000%

                 Yield Supplemental Amounts

Class                                                          Beginning Balance            Current Period Amount                      Amount Paid                    Ending Amount
2A1                                                                            -                                -                                -                                -
2A6                                                                            -                                -                                -                                -
Total                                                                         --                               --                               --                               --

                 Corridor Contract Amounts Available

Contract                                                        Beginning Amount            Current Period Amount                    Ending Amount
2A1                                                                            -                                -                                -
2A6                                                                            -                                -                                -
Total                                                                         --                               --                               --

Net Rate Cap Details

Libor Rate                                  5.32000%
Net Rate Cap                                6.96459%

                                                                    Beginning Balance                 Interest Thereon            Current Period Amount                      Amount Paid       Ending Amount
                                                                                    -                                -                                -                                -                   -
                                                                                    -                                -                                -                                -                   -
                                                                                    -                                -                                -                                -                   -
                                                                                    -                                -                                -                                -                   -
                                                                                    -                                -                                -                                -                   -
                                                                                    -                                -                                -                                -                   -
                                                                                    -                                -                                -                                -                   -
                                                                                    -                                -                                -                                -                   -
                                                                                    -                                -                                -                                -                   -
                                                                                   --                               --                               --                               --                  --

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

Group 1 PO Principal Amounts

Beginning PO Balance                                                     135,395.57
PO Scheduled Principal                                                       167.53
PO Prepayments & Recoveries                                                    0.64
PO Liquidation Principal                                                          -
PO Principal Loss                                                                -
                                                                                 -
Ending PO Balance                                                        135,227.40

Group 1 NON-PO Principal Amounts

Beginning Non-PO Balance                                             175,513,512.06
Non-PO Scheduled Principal                                               100,461.21
Non-PO Prepayments & Recoveries                                          141,882.50
Non-PO Liquidation Principal                                                      -
Non-PO Principal Loss                                                            -
                                                                                 -
Ending Non-PO Balance                                                175,271,168.35

Group 2 PO Principal Amounts

Beginning PO Balance                                                                                        9,681.56
PO Scheduled Principal                                                                                         10.05
PO Prepayments & Recoveries                                                                                        -
PO Liquidation Principal                                                                                           -
PO Principal Loss                                                                                                 -
                                                                                                                  -
Ending PO Balance                                                                                           9,671.51

Group 2 NON-PO Principal Amounts

Beginning Non-PO Balance                                                                              190,416,024.76
Non-PO Scheduled Principal                                                                                 87,875.37
Non-PO Prepayments & Recoveries                                                                           951,278.58
Non-PO Liquidation Principal                                                                                       -
Non-PO Principal Loss                                                                                             -
                                                                                                                  -
Ending Non-PO Balance                                                                                 189,376,870.81

-------------------------------------------------------------------------

-------------------------------------------------------------------------

Group 1 Senior and Subordinate Percentages

Senior Percentage Original                                                     93.24467%
Senior Prepayment Percentage Original                                         100.00000%
Senior Percentage                                                              92.88451%
Senior Prepayment Percentage                                                  100.00000%
Subordinate Percentages                                                         7.11549%
Subordinate Prepayment Percentage                                               0.00000%

Group 1 Principal Distribution Amounts

Senior Principal Distribution Amount                                          235,195.40
Subordinate Principal Distribution Amount                                       7,148.31
PO Principal Distribution Amount                                                      -
                                                                                      -
Total Principal Distribution Amount                                           242,343.71

Group 2 Senior and Subordinate Percentages

Senior Percentage Original                                                                                      93.24877%
Senior Prepayment Percentage Original                                                                          100.00000%
Senior Percentage                                                                                               92.78591%
Senior Prepayment Percentage                                                                                   100.00000%
Subordinate Percentages                                                                                          7.21409%
Subordinate Prepayment Percentage                                                                                0.00000%

Group 2 Principal Distribution Amounts

Senior Principal Distribution Amount                                                                         1,032,814.55
Subordinate Principal Distribution Amount                                                                        6,339.41
PO Principal Distribution Amount                                                                                       -
                                                                                                                       -
Total Principal Distribution Amount                                                                          1,039,153.95

------------------------------------------------------------------------------

------------------------------------------------------------------------------

Overcollateralization Details

OC Prior                                                                                                                      3,087,248.52
OC Floor                                                                                                                        995,886.62
OC Target                                                                                                                     3,087,248.52
OC Deficiency                                                                                                                            -
OC Reduction                                                                                                                             -
OC Ending                                                                                                                     3,087,248.52

Application of Excess Cashflow

Excess Cashflow available after application of interest payments                                                                199,232.22
Plus: OC Reduction Amount                                                                                                                -
Plus: Carryover Reserve Fund earnings                                                                                                    -
Less: Extra Principal Distribution Amount                                                                                                -
Less: Unpaid Realized Loss Amount                                                                                                        -
Less: Interest Carryforward Amount                                                                                                       -
Less: Carryover Shortfalls Paid                                                                                                          -
Less: Transfer to Carryover Shortfall Reserve to replenish initial deposit                                                              -
                                                                                                                                        -
Remaining Excess Cashflow available to Residual Class                                                                           199,232.22

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

Delinquency Trigger Test

Current Month                                                                                                                14,172,140.39
1 Month Prior                                                                                                                 9,547,525.25
2 Months Prior                                                                                                                5,686,002.49

Three-month Rolling Delinquency Rate                                                                                              5.16142%
Senior Enhancement Percentage                                                                                                     8.66994%
Specified Delinquency Rate Trigger                                                                                                3.65871%

Is Delinquency Trigger Event in Effect?                                                                             NO

Delinquency Trigger Event applicable only on
or after the Step-Down Date

Cumulative Loss Trigger Test

Cumulative Loss Percentage                                                                                                        0.00000%
Specified Cumulative Loss Percentage                                                                                            100.00000%

Is Cumulative Loss Trigger Event in Effect?                                                                         NO

Cumulative Loss Trigger Event applicable
only on or after the Step-Down Date

Is Trigger Event in Effect?                                                                                         NO

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

Balance of Group 3 Senior Notes ( after application of Principal Remittance Amount )                 172,504,413.07
Threshold Balance of Group 3 Senior Notes to trigger Stepdown Date                                   157,656,575.77
Has the 3rd Anniversary Distribution Date occured?                                           NO
Has the Balance of Group 3 Senior Notes been reduced to zero?                                NO

Has Stepdown Date been reached?                                                              NO

Subordination

                                            Original                          Current
                                    1,822,703,080.07                 1,752,123,415.15
                                          97.856215%                       97.786730%

                                        4,282,000.00                     4,282,000.00
                                           0.229890%                        0.238980%

                                        2,888,000.00                     2,888,000.00
                                           0.155049%                        0.161180%

                                        4,582,000.00                     4,582,000.00
                                           0.245996%                        0.255723%

                                        1,693,000.00                     1,693,000.00
                                           0.090893%                        0.094487%

                                       13,144,500.00                    13,008,554.33
                                           0.705694%                        0.726013%

                                        4,905,000.00                     4,854,270.53
                                           0.263337%                        0.270919%

                                        3,139,000.00                     3,106,535.21
                                           0.168525%                        0.173377%

                                        2,158,100.00                     2,135,780.07
                                           0.115863%                        0.119199%

                                        1,765,700.00                     1,747,438.43
                                           0.094796%                        0.097525%

                                        1,373,565.00                     1,359,359.04
                                           0.073743%                        0.075866%

----------------------------------------------------------------------------------------------------------------------------------
Prepayment Loan Details
----------------------------------------------------------------------------------------------------------------------------------

Prepayment Penalties     -

Loan ID                                   Balance                 Paid Off Date                       Penalty               State                Rate            Seasoning         Type
Group I

                                              N/A

Group II

155002402                              668,000.00                      8/1/2007                             -                  CO               7.500                    7 Paid in Full
157169079                              265,125.39                     7/26/2007                             -                  ME               7.500                    7 Paid in Full

Group III

138994721                              274,760.00                     7/16/2007                             -                  NY               8.250                   15 Paid in Full
140823600                              251,028.34                      8/7/2007                             -                  AZ               8.500                   18 Paid in Full
153055336                              305,962.61                     7/18/2007                             -                  MA               7.125                    9 Paid in Full
155498933                              354,000.01                     7/24/2007                             -                  GA               6.875                    8 Paid in Full
155514639                               62,848.54                     7/27/2007                             -                  OH               7.250                    8 Paid in Full

156169351                              176,373.58                      8/3/2007                             -                  NC               8.500                   12 Paid in Full
140823336                              123,006.12                     7/16/2007                             -                  NJ               8.625                   14 Paid in Full

----------------------------------------------------------------------------------------------------------------------------------
Stratification Tables
----------------------------------------------------------------------------------------------------------------------------------

                                                     Group I

-----------------------------------------------------------------------------------------------------------------------------------------------------------
                                                     Number of Items          Percent of Items             Principal Balance            Percent of Balance
less than or equal to                       -                      0                     0.000                             -                         0.000
              -            -        25,000.00                      0                     0.000                             -                         0.000
   25,000.00               -        50,000.00                      4                     1.356                    166,046.89                         0.095
   50,000.00               -        75,000.00                      0                     0.000                             -                         0.000
   75,000.00               -       100,000.00                      3                     1.017                    271,955.76                         0.155
 100,000.00                -       125,000.00                      7                     2.373                    799,921.50                         0.456
 125,000.00                -       150,000.00                      8                     2.712                  1,140,873.09                         0.650
 150,000.00                -       175,000.00                      7                     2.373                  1,138,896.28                         0.649
 175,000.00                -       200,000.00                      6                     2.034                  1,129,940.56                         0.644
 200,000.00                -       225,000.00                      3                     1.017                    648,830.38                         0.370
 225,000.00                -       250,000.00                     11                     3.729                  2,646,722.04                         1.509
 250,000.00                -       275,000.00                      5                     1.695                  1,337,336.00                         0.762
 275,000.00                -       300,000.00                      5                     1.695                  1,470,685.06                         0.838
 300,000.00                -       325,000.00                      6                     2.034                  1,859,531.57                         1.060
 325,000.00                -       350,000.00                      3                     1.017                  1,035,688.11                         0.590
 350,000.00                -       375,000.00                      2                     0.678                    743,442.55                         0.424
 375,000.00                -       400,000.00                      2                     0.678                    791,900.00                         0.451
 400,000.00                -       425,000.00                      9                     3.051                  3,740,546.97                         2.133
 425,000.00                -       450,000.00                     25                     8.475                 11,017,254.26                         6.281
 450,000.00                -       475,000.00                     14                     4.746                  6,447,037.68                         3.675
 475,000.00                -       500,000.00                     24                     8.136                 11,654,549.82                         6.644
 500,000.00                -       525,000.00                     20                     6.780                 10,262,499.52                         5.851
 525,000.00                -       550,000.00                     11                     3.729                  5,903,639.34                         3.366
 550,000.00                -       575,000.00                      8                     2.712                  4,525,658.26                         2.580
 575,000.00                -       600,000.00                     13                     4.407                  7,653,430.50                         4.363
 600,000.00                -       625,000.00                      7                     2.373                  4,282,859.58                         2.442
 625,000.00                -       650,000.00                      9                     3.051                  5,781,286.34                         3.296
 650,000.00                -       675,000.00                      5                     1.695                  3,310,440.51                         1.887
 675,000.00                -       700,000.00                      8                     2.712                  5,547,643.04                         3.163
 700,000.00                -       725,000.00                      7                     2.373                  4,992,455.62                         2.846
 725,000.00                -       750,000.00                      5                     1.695                  3,705,703.81                         2.113
 750,000.00                -       775,000.00                      2                     0.678                  1,529,137.63                         0.872
 775,000.00                -       800,000.00                      6                     2.034                  4,760,899.02                         2.714
greater than                       800,000.00                     50                    16.949                 65,109,584.06                        37.119
                             Wgt Ave / Total:                    295                   100.000                175,406,395.75                       100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------

                                                     Group II

-----------------------------------------------------------------------------------------------------------------------------------------------------------
                                                     Number of Items          Percent of Items             Principal Balance            Percent of Balance
less than or equal to                       -                      0                     0.000                             -                         0.000
              -            -        25,000.00                      0                     0.000                             -                         0.000
   25,000.00               -        50,000.00                     10                     2.088                    416,970.01                         0.220
   50,000.00               -        75,000.00                     25                     5.219                  1,514,195.75                         0.800
   75,000.00               -       100,000.00                     21                     4.384                  1,858,080.99                         0.981
 100,000.00                -       125,000.00                     19                     3.967                  2,124,013.77                         1.122
 125,000.00                -       150,000.00                     27                     5.637                  3,719,840.77                         1.964
 150,000.00                -       175,000.00                     22                     4.593                  3,589,654.42                         1.895
 175,000.00                -       200,000.00                     35                     7.307                  6,528,471.84                         3.447
 200,000.00                -       225,000.00                     29                     6.054                  6,134,378.21                         3.239
 225,000.00                -       250,000.00                     23                     4.802                  5,447,497.91                         2.876
 250,000.00                -       275,000.00                     23                     4.802                  6,023,445.56                         3.181
 275,000.00                -       300,000.00                     22                     4.593                  6,341,819.86                         3.349
 300,000.00                -       325,000.00                      3                     0.626                    937,686.44                         0.495
 325,000.00                -       350,000.00                      6                     1.253                  2,027,131.24                         1.070
 350,000.00                -       375,000.00                     10                     2.088                  3,604,786.44                         1.903
 375,000.00                -       400,000.00                     10                     2.088                  3,869,060.32                         2.043
 400,000.00                -       425,000.00                      6                     1.253                  2,518,590.94                         1.330
 425,000.00                -       450,000.00                     17                     3.549                  7,458,916.92                         3.938
 450,000.00                -       475,000.00                     18                     3.758                  8,344,395.50                         4.406
 475,000.00                -       500,000.00                     23                     4.802                 11,247,473.26                         5.939
 500,000.00                -       525,000.00                     13                     2.714                  6,684,659.85                         3.530
 525,000.00                -       550,000.00                     13                     2.714                  6,996,705.71                         3.694
 550,000.00                -       575,000.00                     11                     2.296                  6,185,988.19                         3.266
 575,000.00                -       600,000.00                      9                     1.879                  5,287,735.09                         2.792
 600,000.00                -       625,000.00                      5                     1.044                  3,072,697.50                         1.622
 625,000.00                -       650,000.00                     14                     2.923                  9,001,042.21                         4.753
 650,000.00                -       675,000.00                      2                     0.418                  1,317,804.64                         0.696
 675,000.00                -       700,000.00                      4                     0.835                  2,761,814.96                         1.458
 700,000.00                -       725,000.00                      3                     0.626                  2,140,677.51                         1.130
 725,000.00                -       750,000.00                      6                     1.253                  4,401,819.37                         2.324
 750,000.00                -       775,000.00                      3                     0.626                  2,303,912.08                         1.217
 775,000.00                -       800,000.00                      4                     0.835                  3,147,271.29                         1.662
greater than                       800,000.00                     43                     8.977                 52,378,003.77                        27.657
                             Wgt Ave / Total:                    479                   100.000                189,386,542.32                       100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------

                                                    Group III

-----------------------------------------------------------------------------------------------------------------------------------------------------------
                                                     Number of Items          Percent of Items             Principal Balance            Percent of Balance
less than or equal to                       -                      0                     0.000                             -                         0.000
           -               -        25,000.00                      0                     0.000                             -                         0.000
   25,000.00               -        50,000.00                      6                     0.896                    276,728.18                         0.146
   50,000.00               -        75,000.00                     29                     4.328                  1,792,904.89                         0.948
   75,000.00               -       100,000.00                     46                     6.866                  4,127,953.17                         2.184
 100,000.00                -       125,000.00                     90                    13.433                 10,194,021.61                         5.393
 125,000.00                -       150,000.00                     66                     9.851                  8,993,230.79                         4.757
 150,000.00                -       175,000.00                     51                     7.612                  8,269,082.87                         4.374
 175,000.00                -       200,000.00                     43                     6.418                  8,070,766.84                         4.269
 200,000.00                -       225,000.00                     35                     5.224                  7,455,669.55                         3.944
 225,000.00                -       250,000.00                     24                     3.582                  5,712,432.63                         3.022
 250,000.00                -       275,000.00                     18                     2.687                  4,695,788.08                         2.484
 275,000.00                -       300,000.00                     32                     4.776                  9,231,441.58                         4.883
 300,000.00                -       325,000.00                     24                     3.582                  7,528,770.29                         3.983
 325,000.00                -       350,000.00                     22                     3.284                  7,379,697.33                         3.904
 350,000.00                -       375,000.00                     11                     1.642                  3,991,792.34                         2.112
 375,000.00                -       400,000.00                     17                     2.537                  6,567,416.13                         3.474
 400,000.00                -       425,000.00                      8                     1.194                  3,315,400.49                         1.754
 425,000.00                -       450,000.00                     17                     2.537                  7,469,308.78                         3.951
 450,000.00                -       475,000.00                     17                     2.537                  7,820,291.54                         4.137
 475,000.00                -       500,000.00                     30                     4.478                 14,568,508.24                         7.707
 500,000.00                -       525,000.00                     10                     1.493                  5,174,252.68                         2.737
 525,000.00                -       550,000.00                     11                     1.642                  5,923,093.70                         3.133
 550,000.00                -       575,000.00                     11                     1.642                  6,197,933.30                         3.279
 575,000.00                -       600,000.00                      4                     0.597                  2,337,882.25                         1.237
 600,000.00                -       625,000.00                      3                     0.448                  1,832,183.38                         0.969
 625,000.00                -       650,000.00                      8                     1.194                  5,155,668.30                         2.727
 650,000.00                -       675,000.00                      2                     0.299                  1,338,699.57                         0.708
 675,000.00                -       700,000.00                      5                     0.746                  3,475,984.02                         1.839
 700,000.00                -       725,000.00                      0                     0.000                             -                         0.000
 725,000.00                -       750,000.00                      2                     0.299                  1,467,690.46                         0.776
 750,000.00                -       775,000.00                      1                     0.149                    767,600.74                         0.406
 775,000.00                -       800,000.00                      2                     0.299                  1,579,808.42                         0.836
greater than                       800,000.00                     25                     3.731                 26,324,659.44                        13.926
                             Wgt Ave / Total:                    670                   100.000                189,036,661.59                       100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------

                                                     Group I

-----------------------------------------------------------------------------------------------------------------------------------------------------------
                                                     Number of Items          Percent of Items             Principal Balance            Percent of Balance
less than or equal to                     5.0                      1                     0.339                    199,852.28                         0.114
5.0                        -              5.5                      0                     0.000                             -                         0.000
5.5                        -              6.0                     23                     7.797                 10,865,513.17                         6.194
6.0                        -              6.5                    201                    68.136                129,366,626.68                        73.753
6.5                        -              7.0                     60                    20.339                 33,260,981.99                        18.962
7.0                        -              7.5                      3                     1.017                    914,237.09                         0.521
7.5                        -              8.0                      2                     0.678                    525,913.65                         0.300
8.0                        -              8.5                      0                     0.000                             -                         0.000
8.5                        -              9.0                      5                     1.695                    273,270.89                         0.156
9.0                        -              9.5                      0                     0.000                             -                         0.000
9.5                        -             10.0                      0                     0.000                             -                         0.000
10.0                       -             10.5                      0                     0.000                             -                         0.000
10.5                       -             11.0                      0                     0.000                             -                         0.000
11.0                       -             11.5                      0                     0.000                             -                         0.000
11.5                       -             12.0                      0                     0.000                             -                         0.000
12.0                       -             12.5                      0                     0.000                             -                         0.000
greater than                             12.5                      0                     0.000                             -                         0.000
                             Wgt Ave / Total:                    295                   100.000                175,406,395.75                       100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------

                                                     Group II

-----------------------------------------------------------------------------------------------------------------------------------------------------------
                                                     Number of Items          Percent of Items             Principal Balance            Percent of Balance
less than or equal to                     5.0                      0                     0.000                             -                         0.000
5.0                        -              5.5                      0                     0.000                             -                         0.000
5.5                        -              6.0                      0                     0.000                             -                         0.000
6.0                        -              6.5                     60                    12.526                 25,041,515.56                        13.222
6.5                        -              7.0                    201                    41.962                 99,123,795.77                        52.339
7.0                        -              7.5                    113                    23.591                 38,844,630.72                        20.511
7.5                        -              8.0                     55                    11.482                 15,696,204.15                         8.288
8.0                        -              8.5                     41                     8.559                  9,396,324.83                         4.961
8.5                        -              9.0                      9                     1.879                  1,284,071.29                         0.678
9.0                        -              9.5                      0                     0.000                             -                         0.000
9.5                        -             10.0                      0                     0.000                             -                         0.000
10.0                       -             10.5                      0                     0.000                             -                         0.000
10.5                       -             11.0                      0                     0.000                             -                         0.000
11.0                       -             11.5                      0                     0.000                             -                         0.000
11.5                       -             12.0                      0                     0.000                             -                         0.000
12.0                       -             12.5                      0                     0.000                             -                         0.000
greater than                             12.5                      0                     0.000                             -                         0.000
                             Wgt Ave / Total:                    479                   100.000                189,386,542.32                       100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------

                                                    Group III

-----------------------------------------------------------------------------------------------------------------------------------------------------------
                                                     Number of Items          Percent of Items             Principal Balance            Percent of Balance
less than or equal to                     5.0                      0                     0.000                             -                         0.000
5.0                        -              5.5                      4                     0.597                  1,924,832.52                         1.018
5.5                        -              6.0                     23                     3.433                 10,743,635.27                         5.683
6.0                        -              6.5                     35                     5.224                 16,005,795.92                         8.467
6.5                        -              7.0                    135                    20.149                 47,123,326.81                        24.928
7.0                        -              7.5                    192                    28.657                 50,513,831.40                        26.722
7.5                        -              8.0                    155                    23.134                 34,155,688.08                        18.068
8.0                        -              8.5                     76                    11.343                 18,247,081.41                         9.653
8.5                        -              9.0                     41                     6.119                  7,899,290.74                         4.179
9.0                        -              9.5                      5                     0.746                  1,418,214.39                         0.750
9.5                        -             10.0                      3                     0.448                    929,270.88                         0.492
10.0                       -             10.5                      1                     0.149                     75,694.17                         0.040
10.5                       -             11.0                      0                     0.000                             -                         0.000
11.0                       -             11.5                      0                     0.000                             -                         0.000
11.5                       -             12.0                      0                     0.000                             -                         0.000
12.0                       -             12.5                      0                     0.000                             -                         0.000
greater than                             12.5                      0                     0.000                             -                         0.000
                             Wgt Ave / Total:                    670                   100.000                189,036,661.59                       100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------

                                                     Group I

-----------------------------------------------------------------------------------------------------------------------------------------------------------
                                                     Number of Items          Percent of Items             Principal Balance            Percent of Balance
less than or equal to                     120                      0                     0.000                             -                         0.000
120                        -              180                      1                     0.339                    800,163.93                         0.456
180                        -              300                      1                     0.339                    407,368.65                         0.232
300                        -              360                    293                    99.322                174,198,863.17                        99.312
greater than                              360                      0                     0.000                             -                         0.000
                             Wgt Ave / Total:                    295                   100.000                175,406,395.75                       100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------

                                                     Group II

-----------------------------------------------------------------------------------------------------------------------------------------------------------
                                                     Number of Items          Percent of Items             Principal Balance            Percent of Balance
less than or equal to                     120                      0                     0.000                             -                         0.000
120                        -              180                      0                     0.000                             -                         0.000
180                        -              300                      2                     0.418                    359,961.60                         0.190
300                        -              360                    477                    99.582                189,026,580.72                        99.810
greater than                              360                      0                     0.000                             -                         0.000
                             Wgt Ave / Total:                    479                   100.000                189,386,542.32                       100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------

                                                    Group III

-----------------------------------------------------------------------------------------------------------------------------------------------------------
                                                     Number of Items          Percent of Items             Principal Balance            Percent of Balance
less than or equal to                     120                      0                     0.000                             -                         0.000
120                        -              180                      5                     0.746                    813,167.01                         0.430
180                        -              300                      0                     0.000                             -                         0.000
300                        -              360                    656                    97.910                186,321,735.79                        98.564
greater than                              360                      9                     1.343                  1,901,758.79                         1.006
                             Wgt Ave / Total:                    670                   100.000                189,036,661.59                       100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------

THE BANK OF NEW YORK                                                                     Distribution Date: 09/25/07
101 Barclay St, 4 West                                                                       Revision Date: 09/27/07
New York, NY 10286
Officer:                            Michael Cerchio                                                     212-815-6314
Associate:                           Jonathan Conte                                                     212-815-6146
CWALT, Inc.
Alternative Loan Trust 2007-J1
Mortgage Pass-Through Certificates, Series 2007-J1

Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
Class                                         Cusip            Class Description               Recombination Classes                  Certificate Rate Type                        Beginning Balance                                    Pass Through Rate (%)        Principal Distribution              Interest Distribution                 Total Distribution              Current Realized Losses                   Ending Balance            Cumulative Realized Losses
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
1A1                                       02149MAA7                       Senior                     Deposit-100.00%                             Fix-30/360                           115,567,405.19                                                5.750000                   2,117,267.01                         553,760.48                       2,671,027.49                                    -                   113,450,138.18                                     -
1A2                                       02149MAB5                       Senior                                 N/A                             Fix-30/360                            20,881,000.00                                                5.750000                              -                         100,054.79                         100,054.79                                    -                    20,881,000.00                                     -
1A3                                       02149MAC3                       Senior                     Deposit-100.00%                             Fix-30/360                             7,801,262.12                                                5.750000                     142,923.99                          37,381.05                         180,305.04                                    -                     7,658,338.13                                     -
1A4                                       02149MAD1                       Senior                     Deposit-100.00%                             Fix-30/360                            18,540,000.00                                                5.750000                              -                          88,837.50                          88,837.50                                    -                    18,540,000.00                                     -
1A5                                       02149MAE9                       Senior                     Exchange- 0.00%                             Fix-30/360                            18,540,000.00                                                5.250000                              -                          81,112.50                          81,112.50                                    -                    18,540,000.00                                     -
1A6                                       02149MAF6                       Senior                     Exchange- 0.00%                             Fix-30/360                            18,540,000.00                                                5.500000                              -                          84,975.00                          84,975.00                                    -                    18,540,000.00                                     -
1A7                                       02149MAG4                     Strip IO                     Exchange- 0.00%                             Fix-30/360                             1,612,173.91                                                5.750000                              -                           7,725.00                           7,725.00                                    -                     1,612,173.91                                     -
1A8                                       02149MAH2                       Senior                     Exchange- 0.00%                             Fix-30/360                            17,767,500.00                                                6.000000                              -                          88,837.50                          88,837.50                                    -                    17,767,500.00                                     -
1A9                                       02149MAJ8                     Strip PO                     Exchange- 0.00%                             Fix-30/360                               772,500.00                                                0.000000                              -                                  -                                  -                                    -                       772,500.00                                     -
1A10                                      02149MAK5                       Senior                     Exchange- 0.00%                             Fix-30/360                            17,367,000.00                                                5.750000                              -                          83,216.88                          83,216.88                                    -                    17,367,000.00                                     -
1A11                                      02149MAL3                       Senior                     Exchange- 0.00%                             Fix-30/360                             1,173,000.00                                                5.750000                              -                           5,620.63                           5,620.63                                    -                     1,173,000.00                                     -
1A12                                      02149MAM1                       Senior                     Exchange- 0.00%                             Fix-30/360                           123,368,667.31                                                5.750000                   2,260,191.00                         591,141.53                       2,851,332.53                                    -                   121,108,476.31                                     -
1A13                                      02149MCZ0                       Senior                     Exchange- 0.00%                             Fix-30/360                           123,368,667.31                                                5.250000                   2,260,191.00                         539,737.92                       2,799,928.92                                    -                   121,108,476.31                                     -
1A14                                      02149MDA4                       Senior                     Exchange- 0.00%                             Fix-30/360                           123,368,667.31                                                5.500000                   2,260,191.00                         565,439.73                       2,825,630.72                                    -                   121,108,476.31                                     -
1A15                                      02149MDB2                     Strip IO                     Exchange- 0.00%                             Fix-30/360                            10,727,710.20                                                5.750000                              -                          51,403.61                          51,403.61                                    -                    10,531,171.85                                     -
2A1                                       02149MAP4                       Senior                                 N/A                             Var-30/360                             5,790,706.47                                                5.705000                     145,007.10                          27,529.98                         172,537.09                                    -                     5,645,699.37                                     -
2A2                                       02149MAQ2                     Strip IO                                 N/A                             Var-30/360                             5,790,706.47                                                0.295000                              -                           1,423.55                           1,423.55                                    -                     5,645,699.37                                     -
2A3                                       02149MAR0                       Senior                     Deposit-100.00%                             Fix-30/360                            26,500,000.00                                                6.000000                     172,000.00                         132,500.00                         304,500.00                                    -                    26,328,000.00                                     -
2A4                                       02149MAS8                       Senior                     Deposit-100.00%                             Fix-30/360                             2,000,000.00                                                6.000000                              -                          10,000.00                          10,000.00                                    -                     2,000,000.00                                     -
2A5                                       02149MAT6                       Senior                     Deposit-100.00%                             Fix-30/360                            11,248,000.00                                                6.000000                      42,000.00                          56,240.00                          98,240.00                                    -                    11,206,000.00                                     -
2A6                                       02149MAU3                       Senior                                 N/A                             Var-30/360                            27,979,727.48                                                6.000000                     409,712.01                         142,346.86                         552,058.88                                    -                    27,570,015.47                                     -
2A7                                       02149MAV1                     Strip IO                                 N/A                             Var-30/360                            27,979,727.48                                                0.000000                              -                                  -                                  -                                    -                    27,570,015.47                                     -
2A8                                       02149MAW9                       Senior                     Deposit-100.00%                             Fix-30/360                            58,572,000.00                                                6.000000                     495,000.00                         292,860.00                         787,860.00                                    -                    58,077,000.00                                     -
2A9                                       02149MAX7                       Senior                     Deposit-100.00%                             Fix-30/360                             5,714,000.00                                                6.000000                              -                          28,570.00                          28,570.00                                    -                     5,714,000.00                                     -
2A10                                      02149MAY5                       Senior                     Deposit-100.00%                             Fix-30/360                            37,842,000.00                                                6.000000                     121,000.00                         189,210.00                         310,210.00                                    -                    37,721,000.00                                     -
2A11                                      02149MAZ2                       Senior                     Exchange- 0.00%                             Fix-30/360                            26,500,000.00                                                5.250000                     172,000.00                         115,937.50                         287,937.50                                    -                    26,328,000.00                                     -
2A12                                      02149MBA6                       Senior                     Exchange- 0.00%                             Fix-30/360                            26,500,000.00                                                5.500000                     172,000.00                         121,458.33                         293,458.33                                    -                    26,328,000.00                                     -
2A13                                      02149MBB4                       Senior                     Exchange- 0.00%                             Fix-30/360                            26,500,000.00                                                5.750000                     172,000.00                         126,979.17                         298,979.17                                    -                    26,328,000.00                                     -
2A14                                      02149MBC2                     Strip IO                     Exchange- 0.00%                             Fix-30/360                             3,312,500.00                                                6.000000                              -                          16,562.50                          16,562.50                                    -                     3,291,000.00                                     -
2A15                                      02149MBD0                       Senior                     Exchange- 0.00%                             Fix-30/360                             2,000,000.00                                                5.250000                              -                           8,750.00                           8,750.00                                    -                     2,000,000.00                                     -
2A16                                      02149MBE8                       Senior                     Exchange- 0.00%                             Fix-30/360                             2,000,000.00                                                5.500000                              -                           9,166.67                           9,166.67                                    -                     2,000,000.00                                     -
2A17                                      02149MBF5                       Senior                     Exchange- 0.00%                             Fix-30/360                             2,000,000.00                                                5.750000                              -                           9,583.33                           9,583.33                                    -                     2,000,000.00                                     -
2A18                                      02149MBG3                     Strip IO                     Exchange- 0.00%                             Fix-30/360                               250,000.00                                                6.000000                              -                           1,250.00                           1,250.00                                    -                       250,000.00                                     -
2A19                                      02149MBH1                       Senior                     Exchange- 0.00%                             Fix-30/360                            11,248,000.00                                                5.250000                      42,000.00                          49,210.00                          91,210.00                                    -                    11,206,000.00                                     -
2A20                                      02149MBJ7                       Senior                     Exchange- 0.00%                             Fix-30/360                            11,248,000.00                                                5.500000                      42,000.00                          51,553.33                          93,553.33                                    -                    11,206,000.00                                     -
2A21                                      02149MBK4                       Senior                     Exchange- 0.00%                             Fix-30/360                            11,248,000.00                                                5.750000                      42,000.00                          53,896.67                          95,896.67                                    -                    11,206,000.00                                     -
2A22                                      02149MBL2                     Strip IO                     Exchange- 0.00%                             Fix-30/360                             1,406,000.00                                                6.000000                              -                           7,030.00                           7,030.00                                    -                     1,400,750.00                                     -
2A23                                      02149MBM0                       Senior                     Exchange- 0.00%                             Fix-30/360                            58,572,000.00                                                5.250000                     495,000.00                         256,252.50                         751,252.50                                    -                    58,077,000.00                                     -
2A24                                      02149MBN8                       Senior                     Exchange- 0.00%                             Fix-30/360                            58,572,000.00                                                5.500000                     495,000.00                         268,455.00                         763,455.00                                    -                    58,077,000.00                                     -
2A25                                      02149MBP3                       Senior                     Exchange- 0.00%                             Fix-30/360                            58,572,000.00                                                5.750000                     495,000.00                         280,657.50                         775,657.50                                    -                    58,077,000.00                                     -
2A26                                      02149MBQ1                     Strip IO                     Exchange- 0.00%                             Fix-30/360                             7,321,500.00                                                6.000000                              -                          36,607.50                          36,607.50                                    -                     7,259,625.00                                     -
2A27                                      02149MBR9                       Senior                     Exchange- 0.00%                             Fix-30/360                             5,714,000.00                                                5.250000                              -                          24,998.75                          24,998.75                                    -                     5,714,000.00                                     -
2A28                                      02149MBS7                       Senior                     Exchange- 0.00%                             Fix-30/360                             5,714,000.00                                                5.500000                              -                          26,189.17                          26,189.17                                    -                     5,714,000.00                                     -
2A29                                      02149MBT5                       Senior                     Exchange- 0.00%                             Fix-30/360                             5,714,000.00                                                5.750000                              -                          27,379.58                          27,379.58                                    -                     5,714,000.00                                     -
2A30                                      02149MBU2                     Strip IO                     Exchange- 0.00%                             Fix-30/360                               714,250.00                                                6.000000                              -                           3,571.25                           3,571.25                                    -                       714,250.00                                     -
2A31                                      02149MBV0                       Senior                     Exchange- 0.00%                             Fix-30/360                            37,842,000.00                                                5.250000                     121,000.00                         165,558.75                         286,558.75                                    -                    37,721,000.00                                     -
2A32                                      02149MBW8                       Senior                     Exchange- 0.00%                             Fix-30/360                            37,842,000.00                                                5.500000                     121,000.00                         173,442.50                         294,442.50                                    -                    37,721,000.00                                     -
2A33                                      02149MBX6                       Senior                     Exchange- 0.00%                             Fix-30/360                            37,842,000.00                                                5.750000                     121,000.00                         181,326.25                         302,326.25                                    -                    37,721,000.00                                     -
2A34                                      02149MBY4                     Strip IO                     Exchange- 0.00%                             Fix-30/360                             4,730,250.00                                                6.000000                              -                          23,651.25                          23,651.25                                    -                     4,715,125.00                                     -
2A35                                      02149MBZ1                       Senior                     Exchange- 0.00%                             Fix-30/360                            64,286,000.00                                                5.250000                     495,000.00                         281,251.25                         776,251.25                                    -                    63,791,000.00                                     -
2A36                                      02149MCA5                       Senior                     Exchange- 0.00%                             Fix-30/360                            64,286,000.00                                                5.500000                     495,000.00                         294,644.17                         789,644.17                                    -                    63,791,000.00                                     -
2A37                                      02149MDC0                       Senior                     Exchange- 0.00%                             Fix-30/360                            64,286,000.00                                                5.750000                     495,000.00                         308,037.08                         803,037.08                                    -                    63,791,000.00                                     -
2A38                                      02149MDD8                     Strip IO                     Exchange- 0.00%                             Fix-30/360                             8,035,750.00                                                6.000000                              -                          40,178.75                          40,178.75                                    -                     7,973,875.00                                     -
2A39                                      02149MDE6                       Senior                     Exchange- 0.00%                             Fix-30/360                            28,500,000.00                                                5.250000                     172,000.00                         124,687.50                         296,687.50                                    -                    28,328,000.00                                     -
2A40                                      02149MDF3                       Senior                     Exchange- 0.00%                             Fix-30/360                            28,500,000.00                                                5.500000                     172,000.00                         130,625.00                         302,625.00                                    -                    28,328,000.00                                     -
2A41                                      02149MDG1                       Senior                     Exchange- 0.00%                             Fix-30/360                            28,500,000.00                                                5.750000                     172,000.00                         136,562.50                         308,562.50                                    -                    28,328,000.00                                     -
2A42                                      02149MDH9                     Strip IO                     Exchange- 0.00%                             Fix-30/360                             3,562,500.00                                                6.000000                              -                          17,812.50                          17,812.50                                    -                     3,541,000.00                                     -
2A43                                      02149MDJ5                       Senior                     Exchange- 0.00%                             Fix-30/360                            28,500,000.00                                                6.000000                     172,000.00                         142,500.00                         314,500.00                                    -                    28,328,000.00                                     -
2A44                                      02149MDK2                       Senior                     Exchange- 0.00%                             Fix-30/360                            64,286,000.00                                                6.000000                     495,000.00                         321,430.00                         816,430.00                                    -                    63,791,000.00                                     -
X                                                                                                                N/A                                                                  358,548,640.03                                                0.637070                              -                         190,350.44                         190,350.44                                    -                   354,896,441.43                                     -
X-1                                       02149MAN9                     Strip IO                                 N/A                             Var-30/360                           170,823,236.00                                                0.446729                              -                          63,593.15                          63,593.15                                    -                   168,560,642.82                                     -
X-2                                       02149MAN9                     Strip IO                                 N/A                             Var-30/360                           187,725,404.03                                                0.810273                              -                         126,757.29                         126,757.29                                    -                   186,335,798.61                                     -
3A1                                       02149MCH0                       Senior                                 N/A                             Fix-30/360                            62,633,080.52                                                5.917000                      92,299.43                         308,833.28                         401,132.71                                    -                    62,540,781.09                                     -
3A2                                       02149MCJ6                       Senior                                 N/A                             Fix-30/360                            67,312,332.55                                                5.729000                     525,322.50                         321,360.29                         846,682.79                                    -                    66,787,010.05                                     -
3A3                                       02149MCK3                       Senior                                 N/A                             Fix-30/360                             2,724,000.00                                                6.088000                              -                          13,819.76                          13,819.76                                    -                     2,724,000.00                                     -
3A4                                       02149MCL1                       Senior                                 N/A                             Fix-30/360                            31,868,000.00                                                5.755000                              -                         152,833.62                         152,833.62                                    -                    31,868,000.00                                     -
3A5                                       02149MCY3                       Senior                                 N/A                             Fix-30/360                             7,967,000.00                                                5.750000                              -                          38,175.21                          38,175.21                                    -                     7,967,000.00                                     -
3AR                                       02149MCM9                       Senior                                 N/A                             Fix-30/360                                        -                                                0.000000                              -                                  -                                  -                                    -                                -                                     -
AR                                        02149MCC1                       Senior                                 N/A                             Fix-30/360                                        -                                                5.750000                              -                                  -                                  -                                    -                                -                                     -
PO                                                                                                               N/A                                                                      144,898.91                                                0.000000                         180.19                                  -                             180.19                                    -                       144,718.72                                     -
PO-1                                      02149MCD9                     Strip PO                                 N/A                             Fix-30/360                               135,227.40                                                0.000000                         170.09                                  -                             170.09                                    -                       135,057.31                                     -
PO-2                                      02149MCD9                     Strip PO                                 N/A                             Fix-30/360                                 9,671.51                                                0.000000                          10.10                                  -                              10.10                                    -                         9,661.41                                     -
3C                                        02149MCV9                     Residual                                 N/A                             Fix-30/360                           189,036,661.59                                                0.000000                              -                         196,738.32                         196,738.32                                    -                   188,419,039.66                                     -
P                                         02149MCW7             Prepay Penalties                                 N/A                             Fix-30/360                                   100.00                                                0.000000                              -                                  -                                  -                                    -                           100.00                                     -
3P                                        02149MCX5             Prepay Penalties                                 N/A                             Fix-30/360                                   100.00                                                0.000000                              -                          10,930.63                          10,930.63                                    -                           100.00                                     -

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
3M1                                       02149MCN7                  Subordinate                                 N/A                             Fix-30/360                             4,282,000.00                                                6.000000                              -                          21,410.00                          21,410.00                                    -                     4,282,000.00                                     -
3M2                                       02149MCP2                  Subordinate                                 N/A                             Fix-30/360                             2,888,000.00                                                6.000000                              -                          14,440.00                          14,440.00                                    -                     2,888,000.00                                     -
3M3                                       02149MCQ0                  Subordinate                                 N/A                             Fix-30/360                             4,582,000.00                                                6.000000                              -                          22,910.00                          22,910.00                                    -                     4,582,000.00                                     -
3B                                        02149MCR8                  Subordinate                                 N/A                             Fix-30/360                             1,693,000.00                                                6.000000                              -                           8,465.00                           8,465.00                                    -                     1,693,000.00                                     -
M                                         02149MCE7                  Subordinate                                 N/A                             Var-30/360                            13,008,554.33                                                5.880956                       6,709.63                          63,752.28                          70,461.91                                    -                    13,001,844.70                                     -
B1                                        02149MCF4                  Subordinate                                 N/A                             Var-30/360                             4,854,270.53                                                5.880956                       2,503.77                          23,789.79                          26,293.56                                    -                     4,851,766.77                                     -
B2                                        02149MCG2                  Subordinate                                 N/A                             Var-30/360                             3,106,535.21                                                5.880956                       1,602.31                          15,224.50                          16,826.81                                    -                     3,104,932.90                                     -
B3                                        02149MCS6                  Subordinate                                 N/A                             Var-30/360                             2,135,780.07                                                5.880956                       1,101.61                          10,467.02                          11,568.63                                    -                     2,134,678.46                                     -
B4                                        02149MCT4                  Subordinate                                 N/A                             Var-30/360                             1,747,438.43                                                5.880956                         901.30                           8,563.84                           9,465.15                                    -                     1,746,537.12                                     -
B5                                        02149MCU1                  Subordinate                                 N/A                             Var-30/360                             1,359,359.04                                                5.880956                         701.14                           6,661.94                           7,363.08                               189.70                     1,358,468.20                                189.70

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
Totals                                                                                                                                                                                550,742,350.85                                                                           4,276,231.99                       3,089,440.13                       7,365,672.15                               189.70                   546,465,929.16                                189.70

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                                                                                                                                                                                                  Revision due to receipt of corridor funds.

             Principal Distribution Detail

             ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
             ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
             Class                                                         Cusip        Original Certificate Balance          Beginning Certificate Balance         Scheduled Principal Distribution                              Net Principal Distribution              Deferred Interest            Current Realized Losses         Ending Certificate Balance            Ending Certificate Factor
             ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
             ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
             1A1                                                       02149MAA7                      125,000,000.00                         115,567,405.19                             2,117,267.01                                            2,117,267.01                              -                                  -                     113,450,138.18                          0.907601105
             1A2                                                       02149MAB5                       20,881,000.00                          20,881,000.00                                        -                                                       -                              -                                  -                      20,881,000.00                          1.000000000
             1A3                                                       02149MAC3                        8,438,000.00                           7,801,262.12                               142,923.99                                              142,923.99                              -                                  -                       7,658,338.13                          0.907601105
             1A4                                                       02149MAD1                       18,540,000.00                          18,540,000.00                                        -                                                       -                              -                                  -                      18,540,000.00                          1.000000000
             1A5                                                       02149MAE9                       18,540,000.00                          18,540,000.00                                        -                                                       -                              -                                  -                      18,540,000.00                          1.000000000
             1A6                                                       02149MAF6                       18,540,000.00                          18,540,000.00                                        -                                                       -                              -                                  -                      18,540,000.00                          1.000000000
             1A7                                                       02149MAG4                        1,612,173.00                           1,612,173.91                                        -                                                       -                              -                                  -                       1,612,173.91                          1.000000566
             1A8                                                       02149MAH2                       17,767,500.00                          17,767,500.00                                        -                                                       -                              -                                  -                      17,767,500.00                          1.000000000
             1A9                                                       02149MAJ8                          772,500.00                             772,500.00                                        -                                                       -                              -                                  -                         772,500.00                          1.000000000
             1A10                                                      02149MAK5                       17,367,000.00                          17,367,000.00                                        -                                                       -                              -                                  -                      17,367,000.00                          1.000000000
             1A11                                                      02149MAL3                        1,173,000.00                           1,173,000.00                                        -                                                       -                              -                                  -                       1,173,000.00                          1.000000000
             1A12                                                      02149MAM1                      133,438,000.00                         123,368,667.31                             2,260,191.00                                            2,260,191.00                              -                                  -                     121,108,476.31                          0.907601105
             1A13                                                      02149MCZ0                      133,438,000.00                         123,368,667.31                             2,260,191.00                                            2,260,191.00                              -                                  -                     121,108,476.31                          0.907601105
             1A14                                                      02149MDA4                      133,438,000.00                         123,368,667.31                             2,260,191.00                                            2,260,191.00                              -                                  -                     121,108,476.31                          0.907601105
             1A15                                                      02149MDB2                       11,603,304.00                          10,727,710.20                                        -                                                       -                              -                                  -                      10,531,171.85                          0.907601133
             2A1                                                       02149MAP4                       10,000,000.00                           5,790,706.47                               145,007.10                                              145,007.10                              -                                  -                       5,645,699.37                          0.564569937
             2A2                                                       02149MAQ2                       10,000,000.00                           5,790,706.47                                        -                                                       -                              -                                  -                       5,645,699.37                          0.564569937
             2A3                                                       02149MAR0                       26,500,000.00                          26,500,000.00                               172,000.00                                              172,000.00                              -                                  -                      26,328,000.00                          0.993509434
             2A4                                                       02149MAS8                        2,000,000.00                           2,000,000.00                                        -                                                       -                              -                                  -                       2,000,000.00                          1.000000000
             2A5                                                       02149MAT6                       11,500,000.00                          11,248,000.00                                42,000.00                                               42,000.00                              -                                  -                      11,206,000.00                          0.974434783
             2A6                                                       02149MAU3                       40,000,000.00                          27,979,727.48                               409,712.01                                              409,712.01                              -                                  -                      27,570,015.47                          0.689250387
             2A7                                                       02149MAV1                       40,000,000.00                          27,979,727.48                                        -                                                       -                              -                                  -                      27,570,015.47                          0.689250387
             2A8                                                       02149MAW9                       58,572,000.00                          58,572,000.00                               495,000.00                                              495,000.00                              -                                  -                      58,077,000.00                          0.991548863
             2A9                                                       02149MAX7                        5,714,000.00                           5,714,000.00                                        -                                                       -                              -                                  -                       5,714,000.00                          1.000000000
             2A10                                                      02149MAY5                       38,568,000.00                          37,842,000.00                               121,000.00                                              121,000.00                              -                                  -                      37,721,000.00                          0.978038789
             2A11                                                      02149MAZ2                       26,500,000.00                          26,500,000.00                               172,000.00                                              172,000.00                              -                                  -                      26,328,000.00                          0.993509434
             2A12                                                      02149MBA6                       26,500,000.00                          26,500,000.00                               172,000.00                                              172,000.00                              -                                  -                      26,328,000.00                          0.993509434
             2A13                                                      02149MBB4                       26,500,000.00                          26,500,000.00                               172,000.00                                              172,000.00                              -                                  -                      26,328,000.00                          0.993509434
             2A14                                                      02149MBC2                        3,312,500.00                           3,312,500.00                                        -                                                       -                              -                                  -                       3,291,000.00                          0.993509434
             2A15                                                      02149MBD0                        2,000,000.00                           2,000,000.00                                        -                                                       -                              -                                  -                       2,000,000.00                          1.000000000
             2A16                                                      02149MBE8                        2,000,000.00                           2,000,000.00                                        -                                                       -                              -                                  -                       2,000,000.00                          1.000000000
             2A17                                                      02149MBF5                        2,000,000.00                           2,000,000.00                                        -                                                       -                              -                                  -                       2,000,000.00                          1.000000000
             2A18                                                      02149MBG3                          250,000.00                             250,000.00                                        -                                                       -                              -                                  -                         250,000.00                          1.000000000
             2A19                                                      02149MBH1                       11,500,000.00                          11,248,000.00                                42,000.00                                               42,000.00                              -                                  -                      11,206,000.00                          0.974434783
             2A20                                                      02149MBJ7                       11,500,000.00                          11,248,000.00                                42,000.00                                               42,000.00                              -                                  -                      11,206,000.00                          0.974434783
             2A21                                                      02149MBK4                       11,500,000.00                          11,248,000.00                                42,000.00                                               42,000.00                              -                                  -                      11,206,000.00                          0.974434783
             2A22                                                      02149MBL2                        1,437,500.00                           1,406,000.00                                        -                                                       -                              -                                  -                       1,400,750.00                          0.974434783
             2A23                                                      02149MBM0                       58,572,000.00                          58,572,000.00                               495,000.00                                              495,000.00                              -                                  -                      58,077,000.00                          0.991548863
             2A24                                                      02149MBN8                       58,572,000.00                          58,572,000.00                               495,000.00                                              495,000.00                              -                                  -                      58,077,000.00                          0.991548863
             2A25                                                      02149MBP3                       58,572,000.00                          58,572,000.00                               495,000.00                                              495,000.00                              -                                  -                      58,077,000.00                          0.991548863
             2A26                                                      02149MBQ1                        7,321,500.00                           7,321,500.00                                        -                                                       -                              -                                  -                       7,259,625.00                          0.991548863
             2A27                                                      02149MBR9                        5,714,000.00                           5,714,000.00                                        -                                                       -                              -                                  -                       5,714,000.00                          1.000000000
             2A28                                                      02149MBS7                        5,714,000.00                           5,714,000.00                                        -                                                       -                              -                                  -                       5,714,000.00                          1.000000000
             2A29                                                      02149MBT5                        5,714,000.00                           5,714,000.00                                        -                                                       -                              -                                  -                       5,714,000.00                          1.000000000
             2A30                                                      02149MBU2                          714,250.00                             714,250.00                                        -                                                       -                              -                                  -                         714,250.00                          1.000000000
             2A31                                                      02149MBV0                       38,568,000.00                          37,842,000.00                               121,000.00                                              121,000.00                              -                                  -                      37,721,000.00                          0.978038789
             2A32                                                      02149MBW8                       38,568,000.00                          37,842,000.00                               121,000.00                                              121,000.00                              -                                  -                      37,721,000.00                          0.978038789
             2A33                                                      02149MBX6                       38,568,000.00                          37,842,000.00                               121,000.00                                              121,000.00                              -                                  -                      37,721,000.00                          0.978038789
             2A34                                                      02149MBY4                        4,821,000.00                           4,730,250.00                                        -                                                       -                              -                                  -                       4,715,125.00                          0.978038789
             2A35                                                      02149MBZ1                       64,286,000.00                          64,286,000.00                               495,000.00                                              495,000.00                              -                                  -                      63,791,000.00                          0.992300034
             2A36                                                      02149MCA5                       64,286,000.00                          64,286,000.00                               495,000.00                                              495,000.00                              -                                  -                      63,791,000.00                          0.992300034
             2A37                                                      02149MDC0                       64,286,000.00                          64,286,000.00                               495,000.00                                              495,000.00                              -                                  -                      63,791,000.00                          0.992300034
             2A38                                                      02149MDD8                        8,035,750.00                           8,035,750.00                                        -                                                       -                              -                                  -                       7,973,875.00                          0.992300034
             2A39                                                      02149MDE6                       28,500,000.00                          28,500,000.00                               172,000.00                                              172,000.00                              -                                  -                      28,328,000.00                          0.993964912
             2A40                                                      02149MDF3                       28,500,000.00                          28,500,000.00                               172,000.00                                              172,000.00                              -                                  -                      28,328,000.00                          0.993964912
             2A41                                                      02149MDG1                       28,500,000.00                          28,500,000.00                               172,000.00                                              172,000.00                              -                                  -                      28,328,000.00                          0.993964912
             2A42                                                      02149MDH9                        3,562,500.00                           3,562,500.00                                        -                                                       -                              -                                  -                       3,541,000.00                          0.993964912
             2A43                                                      02149MDJ5                       28,500,000.00                          28,500,000.00                               172,000.00                                              172,000.00                              -                                  -                      28,328,000.00                          0.993964912
             2A44                                                      02149MDK2                       64,286,000.00                          64,286,000.00                               495,000.00                                              495,000.00                              -                                  -                      63,791,000.00                          0.992300034
             X                                                                                        385,884,297.00                         358,548,640.03                                        -                                                       -                              -                                  -                     354,896,441.43                          0.919696511
             X-1                                                       02149MAN9                      180,910,300.00                         170,823,236.00                                        -                                                       -                              -                                  -                     168,560,642.82                          0.931736020
             X-2                                                       02149MAN9                      204,973,997.00                         187,725,404.03                                        -                                                       -                              -                                  -                     186,335,798.61                          0.909070425
             3A1                                                       02149MCH0                       70,043,000.00                          62,633,080.52                                92,299.43                                               92,299.43                              -                                  -                      62,540,781.09                          0.892891239
             3A2                                                       02149MCJ6                       70,043,000.00                          67,312,332.55                               525,322.50                                              525,322.50                              -                                  -                      66,787,010.05                          0.953514413
             3A3                                                       02149MCK3                        2,724,000.00                           2,724,000.00                                        -                                                       -                              -                                  -                       2,724,000.00                          1.000000000
             3A4                                                       02149MCL1                       31,868,000.00                          31,868,000.00                                        -                                                       -                              -                                  -                      31,868,000.00                          1.000000000
             3A5                                                       02149MCY3                        7,967,000.00                           7,967,000.00                                        -                                                       -                              -                                  -                       7,967,000.00                          1.000000000
             3AR                                                       02149MCM9                              100.00                                      -                                        -                                                       -                              -                                  -                                  -                          0.000000000
             AR                                                        02149MCC1                              100.00                                      -                                        -                                                       -                              -                                  -                                  -                          0.000000000
             PO                                                                                           164,880.07                             144,898.91                                   180.19                                                  180.19                              -                                  -                         144,718.72                          0.877721122
             PO-1                                                      02149MCD9                          136,139.61                             135,227.40                                   170.09                                                  170.09                              -                                  -                         135,057.31                          0.992050042
             PO-2                                                      02149MCD9                           28,740.46                               9,671.51                                    10.10                                                   10.10                              -                                  -                           9,661.41                          0.336160656
             3C                                                        02149MCV9                                   -                         189,036,661.59                                        -                                                       -                              -                                  -                     188,419,039.66                          0.000000000
             P                                                         02149MCW7                              100.00                                 100.00                                        -                                                       -                              -                                  -                             100.00                          1.000000000
             3P                                                        02149MCX5                              100.00                                 100.00                                        -                                                       -                              -                                  -                             100.00                          1.000000000

             ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
             ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
             3M1                                                       02149MCN7                        4,282,000.00                           4,282,000.00                                        -                                                       -                              -                                  -                       4,282,000.00                          1.000000000
             3M2                                                       02149MCP2                        2,888,000.00                           2,888,000.00                                        -                                                       -                              -                                  -                       2,888,000.00                          1.000000000
             3M3                                                       02149MCQ0                        4,582,000.00                           4,582,000.00                                        -                                                       -                              -                                  -                       4,582,000.00                          1.000000000
             3B                                                        02149MCR8                        1,693,000.00                           1,693,000.00                                        -                                                       -                              -                                  -                       1,693,000.00                          1.000000000
             M                                                         02149MCE7                       13,144,500.00                          13,008,554.33                                 6,709.63                                                6,709.63                              -                                  -                      13,001,844.70                          0.989147149
             B1                                                        02149MCF4                        4,905,000.00                           4,854,270.53                                 2,503.77                                                2,503.77                              -                                  -                       4,851,766.77                          0.989147149
             B2                                                        02149MCG2                        3,139,000.00                           3,106,535.21                                 1,602.31                                                1,602.31                              -                                  -                       3,104,932.90                          0.989147149
             B3                                                        02149MCS6                        2,158,100.00                           2,135,780.07                                 1,101.61                                                1,101.61                              -                                  -                       2,134,678.46                          0.989147149
             B4                                                        02149MCT4                        1,765,700.00                           1,747,438.43                                   901.30                                                  901.30                              -                                  -                       1,746,537.12                          0.989147149
             B5                                                        02149MCU1                        1,373,565.00                           1,359,359.04                                   701.14                                                  701.14                              -                             189.70                       1,358,468.20                          0.989009041

             ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
             ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
             Totals                                                                                   588,453,945.07                         550,742,350.85                             4,276,231.99                                            4,276,231.99                              -                             189.70                     546,465,929.16

             ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
             ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                                                                                                  Revision due to receipt of corridor funds.

Interest Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
Class                 Beginning Certificate Balance         Pass Through Rate (%)                Effective Coupon (%)                      Current Interest                        Deferred Interest                                      Total Interest Due        Net Rate Carryover Paid             Net Interest Shortfall                      Interest Paid       Net Rate Carryover After Dist.          Yield Supplemental Paid        Yield Supplemental After Distr
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
1A1                                  115,567,405.19                     5.750000                            5.750000                             553,760.48                                        -                                              553,760.48                              -                                  -                         553,760.48                                    -                                -                                     -
1A2                                   20,881,000.00                     5.750000                            5.750000                             100,054.79                                        -                                              100,054.79                              -                                  -                         100,054.79                                    -                                -                                     -
1A3                                    7,801,262.12                     5.750000                            5.750000                              37,381.05                                        -                                               37,381.05                              -                                  -                          37,381.05                                    -                                -                                     -
1A4                                   18,540,000.00                     5.750000                            5.750000                              88,837.50                                        -                                               88,837.50                              -                                  -                          88,837.50                                    -                                -                                     -
1A5                                   18,540,000.00                     5.250000                            5.250000                              81,112.50                                        -                                               81,112.50                              -                                  -                          81,112.50                                    -                                -                                     -
1A6                                   18,540,000.00                     5.500000                            5.500000                              84,975.00                                        -                                               84,975.00                              -                                  -                          84,975.00                                    -                                -                                     -
1A7                                    1,612,173.91                     5.750000                            5.750000                               7,725.00                                        -                                                7,725.00                              -                                  -                           7,725.00                                    -                                -                                     -
1A8                                   17,767,500.00                     6.000000                            6.000000                              88,837.50                                        -                                               88,837.50                              -                                  -                          88,837.50                                    -                                -                                     -
1A9                                      772,500.00                     0.000000                            0.000000                                      -                                        -                                                       -                              -                                  -                                  -                                    -                                -                                     -
1A10                                  17,367,000.00                     5.750000                            5.750000                              83,216.88                                        -                                               83,216.88                              -                                  -                          83,216.88                                    -                                -                                     -
1A11                                   1,173,000.00                     5.750000                            5.750000                               5,620.63                                        -                                                5,620.63                              -                                  -                           5,620.63                                    -                                -                                     -
1A12                                 123,368,667.31                     5.750000                            5.750000                             591,141.53                                        -                                              591,141.53                              -                                  -                         591,141.53                                    -                                -                                     -
1A13                                 123,368,667.31                     5.250000                            5.250000                             539,737.92                                        -                                              539,737.92                              -                                  -                         539,737.92                                    -                                -                                     -
1A14                                 123,368,667.31                     5.500000                            5.500000                             565,439.73                                        -                                              565,439.73                              -                                  -                         565,439.73                                    -                                -                                     -
1A15                                  10,727,710.20                     5.750000                            5.750000                              51,403.61                                        -                                               51,403.61                              -                                  -                          51,403.61                                    -                                -                                     -
2A1                                    5,790,706.47                     5.705000                            5.705000                              27,529.98                                        -                                               27,529.98                              -                                  -                          27,529.98                                    -                                -                                     -
2A2                                    5,790,706.47                     0.295000                            0.295000                               1,423.55                                        -                                                1,423.55                              -                                  -                           1,423.55                                    -                                -                                     -
2A3                                   26,500,000.00                     6.000000                            6.000000                             132,500.00                                        -                                              132,500.00                              -                                  -                         132,500.00                                    -                                -                                     -
2A4                                    2,000,000.00                     6.000000                            6.000000                              10,000.00                                        -                                               10,000.00                              -                                  -                          10,000.00                                    -                                -                                     -
2A5                                   11,248,000.00                     6.000000                            6.000000                              56,240.00                                        -                                               56,240.00                              -                                  -                          56,240.00                                    -                                -                                     -
2A6                                   27,979,727.48                     6.000000                            6.105000                             139,898.64                                        -                                              139,898.64                              -                                  -                         142,346.86                                    -                         2,448.23                                     -
2A7                                   27,979,727.48                     0.000000                            0.000000                                      -                                        -                                                       -                              -                                  -                                  -                                    -                                -                                     -
2A8                                   58,572,000.00                     6.000000                            6.000000                             292,860.00                                        -                                              292,860.00                              -                                  -                         292,860.00                                    -                                -                                     -
2A9                                    5,714,000.00                     6.000000                            6.000000                              28,570.00                                        -                                               28,570.00                              -                                  -                          28,570.00                                    -                                -                                     -
2A10                                  37,842,000.00                     6.000000                            6.000000                             189,210.00                                        -                                              189,210.00                              -                                  -                         189,210.00                                    -                                -                                     -
2A11                                  26,500,000.00                     5.250000                            5.250000                             115,937.50                                        -                                              115,937.50                              -                                  -                         115,937.50                                    -                                -                                     -
2A12                                  26,500,000.00                     5.500000                            5.500000                             121,458.33                                        -                                              121,458.33                              -                                  -                         121,458.33                                    -                                -                                     -
2A13                                  26,500,000.00                     5.750000                            5.750000                             126,979.17                                        -                                              126,979.17                              -                                  -                         126,979.17                                    -                                -                                     -
2A14                                   3,312,500.00                     6.000000                            6.000000                              16,562.50                                        -                                               16,562.50                              -                                  -                          16,562.50                                    -                                -                                     -
2A15                                   2,000,000.00                     5.250000                            5.250000                               8,750.00                                        -                                                8,750.00                              -                                  -                           8,750.00                                    -                                -                                     -
2A16                                   2,000,000.00                     5.500000                            5.500000                               9,166.67                                        -                                                9,166.67                              -                                  -                           9,166.67                                    -                                -                                     -
2A17                                   2,000,000.00                     5.750000                            5.750000                               9,583.33                                        -                                                9,583.33                              -                                  -                           9,583.33                                    -                                -                                     -
2A18                                     250,000.00                     6.000000                            6.000000                               1,250.00                                        -                                                1,250.00                              -                                  -                           1,250.00                                    -                                -                                     -
2A19                                  11,248,000.00                     5.250000                            5.250000                              49,210.00                                        -                                               49,210.00                              -                                  -                          49,210.00                                    -                                -                                     -
2A20                                  11,248,000.00                     5.500000                            5.500000                              51,553.33                                        -                                               51,553.33                              -                                  -                          51,553.33                                    -                                -                                     -
2A21                                  11,248,000.00                     5.750000                            5.750000                              53,896.67                                        -                                               53,896.67                              -                                  -                          53,896.67                                    -                                -                                     -
2A22                                   1,406,000.00                     6.000000                            6.000000                               7,030.00                                        -                                                7,030.00                              -                                  -                           7,030.00                                    -                                -                                     -
2A23                                  58,572,000.00                     5.250000                            5.250000                             256,252.50                                        -                                              256,252.50                              -                                  -                         256,252.50                                    -                                -                                     -
2A24                                  58,572,000.00                     5.500000                            5.500000                             268,455.00                                        -                                              268,455.00                              -                                  -                         268,455.00                                    -                                -                                     -
2A25                                  58,572,000.00                     5.750000                            5.750000                             280,657.50                                        -                                              280,657.50                              -                                  -                         280,657.50                                    -                                -                                     -
2A26                                   7,321,500.00                     6.000000                            6.000000                              36,607.50                                        -                                               36,607.50                              -                                  -                          36,607.50                                    -                                -                                     -
2A27                                   5,714,000.00                     5.250000                            5.250000                              24,998.75                                        -                                               24,998.75                              -                                  -                          24,998.75                                    -                                -                                     -
2A28                                   5,714,000.00                     5.500000                            5.500000                              26,189.17                                        -                                               26,189.17                              -                                  -                          26,189.17                                    -                                -                                     -
2A29                                   5,714,000.00                     5.750000                            5.750000                              27,379.58                                        -                                               27,379.58                              -                                  -                          27,379.58                                    -                                -                                     -
2A30                                     714,250.00                     6.000000                            6.000000                               3,571.25                                        -                                                3,571.25                              -                                  -                           3,571.25                                    -                                -                                     -
2A31                                  37,842,000.00                     5.250000                            5.250000                             165,558.75                                        -                                              165,558.75                              -                                  -                         165,558.75                                    -                                -                                     -
2A32                                  37,842,000.00                     5.500000                            5.500000                             173,442.50                                        -                                              173,442.50                              -                                  -                         173,442.50                                    -                                -                                     -
2A33                                  37,842,000.00                     5.750000                            5.750000                             181,326.25                                        -                                              181,326.25                              -                                  -                         181,326.25                                    -                                -                                     -
2A34                                   4,730,250.00                     6.000000                            6.000000                              23,651.25                                        -                                               23,651.25                              -                                  -                          23,651.25                                    -                                -                                     -
2A35                                  64,286,000.00                     5.250000                            5.250000                             281,251.25                                        -                                              281,251.25                              -                                  -                         281,251.25                                    -                                -                                     -
2A36                                  64,286,000.00                     5.500000                            5.500000                             294,644.17                                        -                                              294,644.17                              -                                  -                         294,644.17                                    -                                -                                     -
2A37                                  64,286,000.00                     5.750000                            5.750000                             308,037.08                                        -                                              308,037.08                              -                                  -                         308,037.08                                    -                                -                                     -
2A38                                   8,035,750.00                     6.000000                            6.000000                              40,178.75                                        -                                               40,178.75                              -                                  -                          40,178.75                                    -                                -                                     -
2A39                                  28,500,000.00                     5.250000                            5.250000                             124,687.50                                        -                                              124,687.50                              -                                  -                         124,687.50                                    -                                -                                     -
2A40                                  28,500,000.00                     5.500000                            5.500000                             130,625.00                                        -                                              130,625.00                              -                                  -                         130,625.00                                    -                                -                                     -
2A41                                  28,500,000.00                     5.750000                            5.750000                             136,562.50                                        -                                              136,562.50                              -                                  -                         136,562.50                                    -                                -                                     -
2A42                                   3,562,500.00                     6.000000                            6.000000                              17,812.50                                        -                                               17,812.50                              -                                  -                          17,812.50                                    -                                -                                     -
2A43                                  28,500,000.00                     6.000000                            6.000000                             142,500.00                                        -                                              142,500.00                              -                                  -                         142,500.00                                    -                                -                                     -
2A44                                  64,286,000.00                     6.000000                            6.000000                             321,430.00                                        -                                              321,430.00                              -                                  -                         321,430.00                                    -                                -                                     -
X                                    358,548,640.03                     0.637070                            0.637070                             190,350.44                                        -                                              190,350.44                              -                                  -                         190,350.44                                    -                                -                                     -
X-1                                  170,823,236.00                     0.446729                            0.446729                              63,593.15                                        -                                               63,593.15                              -                                  -                          63,593.15                                    -                                -                                     -
X-2                                  187,725,404.03                     0.810273                            0.810273                             126,757.29                                        -                                              126,757.29                              -                                  -                         126,757.29                                    -                                -                                     -
3A1                                   62,633,080.52                     5.917000                            5.917000                             308,833.28                                        -                                              308,833.28                              -                                  -                         308,833.28                                    -                                -                                     -
3A2                                   67,312,332.55                     5.729000                            5.729000                             321,360.29                                        -                                              321,360.29                              -                                  -                         321,360.29                                    -                                -                                     -
3A3                                    2,724,000.00                     6.088000                            6.088000                              13,819.76                                        -                                               13,819.76                              -                                  -                          13,819.76                                    -                                -                                     -
3A4                                   31,868,000.00                     5.755000                            5.755000                             152,833.62                                        -                                              152,833.62                              -                                  -                         152,833.62                                    -                                -                                     -
3A5                                    7,967,000.00                     5.750000                            5.750000                              38,175.21                                        -                                               38,175.21                              -                                  -                          38,175.21                                    -                                -                                     -
3AR                                               -                     0.000000                            0.000000                                      -                                        -                                                       -                              -                                  -                                  -                                    -                                -                                     -
AR                                                -                     5.750000                            0.000000                                      -                                        -                                                       -                              -                                  -                                  -                                    -                                -                                     -
PO                                       144,898.91                     0.000000                            0.000000                                      -                                        -                                                       -                              -                                  -                                  -                                    -                                -                                     -
PO-1                                     135,227.40                     0.000000                            0.000000                                      -                                        -                                                       -                              -                                  -                                  -                                    -                                -                                     -
PO-2                                       9,671.51                     0.000000                            0.000000                                      -                                        -                                                       -                              -                                  -                                  -                                    -                                -                                     -
3C                                   189,036,661.59                     0.000000                            1.248890                                      -                                        -                                                       -                              -                                  -                         196,738.32                                    -                                -                                     -
P                                            100.00                     0.000000                            0.000000                                      -                                        -                                                       -                              -                                  -                                  -                                    -                                -                                     -
3P                                           100.00                     0.000000                       131167.560000                                      -                                        -                                                       -                              -                                  -                          10,930.63                                    -                                -                                     -

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
3M1                                    4,282,000.00                     6.000000                            6.000000                              21,410.00                                        -                                               21,410.00                              -                                  -                          21,410.00                                    -                                -                                     -
3M2                                    2,888,000.00                     6.000000                            6.000000                              14,440.00                                        -                                               14,440.00                              -                                  -                          14,440.00                                    -                                -                                     -
3M3                                    4,582,000.00                     6.000000                            6.000000                              22,910.00                                        -                                               22,910.00                              -                                  -                          22,910.00                                    -                                -                                     -
3B                                     1,693,000.00                     6.000000                            6.000000                               8,465.00                                        -                                                8,465.00                              -                                  -                           8,465.00                                    -                                -                                     -
M                                     13,008,554.33                     5.880956                            5.880956                              63,752.28                                        -                                               63,752.28                              -                                  -                          63,752.28                                    -                                -                                     -
B1                                     4,854,270.53                     5.880956                            5.880956                              23,789.79                                        -                                               23,789.79                              -                                  -                          23,789.79                                    -                                -                                     -
B2                                     3,106,535.21                     5.880956                            5.880956                              15,224.50                                        -                                               15,224.50                              -                                  -                          15,224.50                                    -                                -                                     -
B3                                     2,135,780.07                     5.880956                            5.880956                              10,467.02                                        -                                               10,467.02                              -                                  -                          10,467.02                                    -                                -                                     -
B4                                     1,747,438.43                     5.880956                            5.880956                               8,563.84                                        -                                                8,563.84                              -                                  -                           8,563.84                                    -                                -                                     -
B5                                     1,359,359.04                     5.880956                            5.880956                               6,661.94                                        -                                                6,661.94                              -                                  -                           6,661.94                                    -                                -                                     -

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
Totals                               550,742,350.85                                                                                            2,879,322.96                                        -                                            2,879,322.96                              -                                  -                       3,089,440.13                                    -                         2,448.23                                     -

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                                                                                                                                                                                                  Revision due to receipt of corridor funds.

                                                    Current Payment Information
                                                    Factors per $1,000

                                                    --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                    Class                                                      Cusip           Original Certificate Balance            Beginning Certificate Balance                                  Principal Distribution          Interest Distribution         Ending Certificate Balance               Pass Through Rate (%)
                                                    --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                    1A1                                                    02149MAA7                         125,000,000.00                            924.539241485                                            16.938136042                    4.430083865                      907.601105443                           5.750000
                                                    1A2                                                    02149MAB5                          20,881,000.00                           1000.000000000                                             0.000000000                    4.791666667                     1000.000000000                           5.750000
                                                    1A3                                                    02149MAC3                           8,438,000.00                            924.539241485                                            16.938136042                    4.430083865                      907.601105443                           5.750000
                                                    1A4                                                    02149MAD1                          18,540,000.00                           1000.000000000                                             0.000000000                    4.791666667                     1000.000000000                           5.750000
                                                    1A5                                                    02149MAE9                          18,540,000.00                           1000.000000000                                             0.000000000                    4.375000000                     1000.000000000                           5.250000
                                                    1A6                                                    02149MAF6                          18,540,000.00                           1000.000000000                                             0.000000000                    4.583333333                     1000.000000000                           5.500000
                                                    1A7                                                    02149MAG4                           1,612,173.00                           1000.000566343                                             0.000000000                    4.791669380                     1000.000566343                           5.750000
                                                    1A8                                                    02149MAH2                          17,767,500.00                           1000.000000000                                             0.000000000                    5.000000000                     1000.000000000                           6.000000
                                                    1A9                                                    02149MAJ8                             772,500.00                           1000.000000000                                             0.000000000                    0.000000000                     1000.000000000                           0.000000
                                                    1A10                                                   02149MAK5                          17,367,000.00                           1000.000000000                                             0.000000000                    4.791666667                     1000.000000000                           5.750000
                                                    1A11                                                   02149MAL3                           1,173,000.00                           1000.000000000                                             0.000000000                    4.791666667                     1000.000000000                           5.750000
                                                    1A12                                                   02149MAM1                         133,438,000.00                            924.539241485                                            16.938136042                    4.430083865                      907.601105443                           5.750000
                                                    1A13                                                   02149MCZ0                         133,438,000.00                            924.539241485                                            16.938136042                    4.044859181                      907.601105443                           5.250000
                                                    1A14                                                   02149MDA4                         133,438,000.00                            924.539241485                                            16.938136042                    4.237471523                      907.601105443                           5.500000
                                                    1A15                                                   02149MDB2                          11,603,304.00                            924.539269200                                             0.000000000                    4.430083998                      907.601132650                           5.750000
                                                    2A1                                                    02149MAP4                          10,000,000.00                            579.070646977                                            14.500710282                    2.752998368                      564.569936695                           5.705000
                                                    2A2                                                    02149MAQ2                          10,000,000.00                            579.070646977                                             0.000000000                    0.142354867                      564.569936695                           0.295000
                                                    2A3                                                    02149MAR0                          26,500,000.00                           1000.000000000                                             6.490566038                    5.000000000                      993.509433962                           6.000000
                                                    2A4                                                    02149MAS8                           2,000,000.00                           1000.000000000                                             0.000000000                    5.000000000                     1000.000000000                           6.000000
                                                    2A5                                                    02149MAT6                          11,500,000.00                            978.086956522                                             3.652173913                    4.890434783                      974.434782609                           6.000000
                                                    2A6                                                    02149MAU3                          40,000,000.00                            699.493187017                                            10.242800333                    3.558671589                      689.250386684                           6.000000
                                                    2A7                                                    02149MAV1                          40,000,000.00                            699.493187017                                             0.000000000                    0.000000000                      689.250386684                           0.000000
                                                    2A8                                                    02149MAW9                          58,572,000.00                           1000.000000000                                             8.451137062                    5.000000000                      991.548862938                           6.000000
                                                    2A9                                                    02149MAX7                           5,714,000.00                           1000.000000000                                             0.000000000                    5.000000000                     1000.000000000                           6.000000
                                                    2A10                                                   02149MAY5                          38,568,000.00                            981.176104543                                             3.137315910                    4.905880523                      978.038788633                           6.000000
                                                    2A11                                                   02149MAZ2                          26,500,000.00                           1000.000000000                                             6.490566038                    4.375000000                      993.509433962                           5.250000
                                                    2A12                                                   02149MBA6                          26,500,000.00                           1000.000000000                                             6.490566038                    4.583333333                      993.509433962                           5.500000
                                                    2A13                                                   02149MBB4                          26,500,000.00                           1000.000000000                                             6.490566038                    4.791666667                      993.509433962                           5.750000
                                                    2A14                                                   02149MBC2                           3,312,500.00                           1000.000000000                                             0.000000000                    5.000000000                      993.509433962                           6.000000
                                                    2A15                                                   02149MBD0                           2,000,000.00                           1000.000000000                                             0.000000000                    4.375000000                     1000.000000000                           5.250000
                                                    2A16                                                   02149MBE8                           2,000,000.00                           1000.000000000                                             0.000000000                    4.583333333                     1000.000000000                           5.500000
                                                    2A17                                                   02149MBF5                           2,000,000.00                           1000.000000000                                             0.000000000                    4.791666667                     1000.000000000                           5.750000
                                                    2A18                                                   02149MBG3                             250,000.00                           1000.000000000                                             0.000000000                    5.000000000                     1000.000000000                           6.000000
                                                    2A19                                                   02149MBH1                          11,500,000.00                            978.086956522                                             3.652173913                    4.279130435                      974.434782609                           5.250000
                                                    2A20                                                   02149MBJ7                          11,500,000.00                            978.086956522                                             3.652173913                    4.482898551                      974.434782609                           5.500000
                                                    2A21                                                   02149MBK4                          11,500,000.00                            978.086956522                                             3.652173913                    4.686666667                      974.434782609                           5.750000
                                                    2A22                                                   02149MBL2                           1,437,500.00                            978.086956522                                             0.000000000                    4.890434783                      974.434782609                           6.000000
                                                    2A23                                                   02149MBM0                          58,572,000.00                           1000.000000000                                             8.451137062                    4.375000000                      991.548862938                           5.250000
                                                    2A24                                                   02149MBN8                          58,572,000.00                           1000.000000000                                             8.451137062                    4.583333333                      991.548862938                           5.500000
                                                    2A25                                                   02149MBP3                          58,572,000.00                           1000.000000000                                             8.451137062                    4.791666667                      991.548862938                           5.750000
                                                    2A26                                                   02149MBQ1                           7,321,500.00                           1000.000000000                                             0.000000000                    5.000000000                      991.548862938                           6.000000
                                                    2A27                                                   02149MBR9                           5,714,000.00                           1000.000000000                                             0.000000000                    4.375000000                     1000.000000000                           5.250000
                                                    2A28                                                   02149MBS7                           5,714,000.00                           1000.000000000                                             0.000000000                    4.583333333                     1000.000000000                           5.500000
                                                    2A29                                                   02149MBT5                           5,714,000.00                           1000.000000000                                             0.000000000                    4.791666667                     1000.000000000                           5.750000
                                                    2A30                                                   02149MBU2                             714,250.00                           1000.000000000                                             0.000000000                    5.000000000                     1000.000000000                           6.000000
                                                    2A31                                                   02149MBV0                          38,568,000.00                            981.176104543                                             3.137315910                    4.292645457                      978.038788633                           5.250000
                                                    2A32                                                   02149MBW8                          38,568,000.00                            981.176104543                                             3.137315910                    4.497057146                      978.038788633                           5.500000
                                                    2A33                                                   02149MBX6                          38,568,000.00                            981.176104543                                             3.137315910                    4.701468834                      978.038788633                           5.750000
                                                    2A34                                                   02149MBY4                           4,821,000.00                            981.176104543                                             0.000000000                    4.905880523                      978.038788633                           6.000000
                                                    2A35                                                   02149MBZ1                          64,286,000.00                           1000.000000000                                             7.699965778                    4.375000000                      992.300034222                           5.250000
                                                    2A36                                                   02149MCA5                          64,286,000.00                           1000.000000000                                             7.699965778                    4.583333333                      992.300034222                           5.500000
                                                    2A37                                                   02149MDC0                          64,286,000.00                           1000.000000000                                             7.699965778                    4.791666667                      992.300034222                           5.750000
                                                    2A38                                                   02149MDD8                           8,035,750.00                           1000.000000000                                             0.000000000                    5.000000000                      992.300034222                           6.000000
                                                    2A39                                                   02149MDE6                          28,500,000.00                           1000.000000000                                             6.035087719                    4.375000000                      993.964912281                           5.250000
                                                    2A40                                                   02149MDF3                          28,500,000.00                           1000.000000000                                             6.035087719                    4.583333333                      993.964912281                           5.500000
                                                    2A41                                                   02149MDG1                          28,500,000.00                           1000.000000000                                             6.035087719                    4.791666667                      993.964912281                           5.750000
                                                    2A42                                                   02149MDH9                           3,562,500.00                           1000.000000000                                             0.000000000                    5.000000000                      993.964912281                           6.000000
                                                    2A43                                                   02149MDJ5                          28,500,000.00                           1000.000000000                                             6.035087719                    5.000000000                      993.964912281                           6.000000
                                                    2A44                                                   02149MDK2                          64,286,000.00                           1000.000000000                                             7.699965778                    5.000000000                      992.300034222                           6.000000
                                                    X                                                                                        385,884,297.00                            929.161001931                                             0.000000000                    0.493283716                      919.696510558                           0.637070
                                                    X-1                                                    02149MAN9                         180,910,300.00                            944.242732448                                             0.000000000                    0.351517566                      931.736019563                           0.446729
                                                    X-2                                                    02149MAN9                         204,973,997.00                            915.849848164                                             0.000000000                    0.618406674                      909.070425211                           0.810273
                                                    3A1                                                    02149MCH0                          70,043,000.00                            894.208993275                                             1.317753808                    4.409195511                      892.891239467                           5.917000
                                                    3A2                                                    02149MCJ6                          70,043,000.00                            961.014413289                                             7.500000000                    4.588042978                      953.514413289                           5.729000
                                                    3A3                                                    02149MCK3                           2,724,000.00                           1000.000000000                                             0.000000000                    5.073333333                     1000.000000000                           6.088000
                                                    3A4                                                    02149MCL1                          31,868,000.00                           1000.000000000                                             0.000000000                    4.795833333                     1000.000000000                           5.755000
                                                    3A5                                                    02149MCY3                           7,967,000.00                           1000.000000000                                             0.000000000                    4.791666667                     1000.000000000                           5.750000
                                                    3AR                                                    02149MCM9                                 100.00                              0.000000000                                             0.000000000                    0.000000000                        0.000000000                           0.000000
                                                    AR                                                     02149MCC1                                 100.00                              0.000000000                                             0.000000000                    0.037407650                        0.000000000                           5.750000
                                                    PO                                                                                           164,880.07                            878.813976729                                             1.092854946                    0.000000000                      877.721121783                           0.000000
                                                    PO-1                                                   02149MCD9                             136,139.61                            993.299433261                                             1.249391230                    0.000000000                      992.050042031                           0.000000
                                                    PO-2                                                   02149MCD9                              28,740.46                            336.512038835                                             0.351383207                    0.000000000                      336.160655629                           0.000000
                                                    3C                                                     02149MCV9                                      -                              0.000000000                                             0.000000000                    0.000000000                        0.000000000                           0.000000
                                                    P                                                      02149MCW7                                 100.00                           1000.000000000                                             0.000000000                    0.000000000                     1000.000000000                           0.000000
                                                    3P                                                     02149MCX5                                 100.00                           1000.000000000                                             0.000000000               109306.300000000                     1000.000000000                           0.000000

                                                    --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                    3M1                                                    02149MCN7                           4,282,000.00                           1000.000000000                                             0.000000000                    5.000000000                     1000.000000000                           6.000000
                                                    3M2                                                    02149MCP2                           2,888,000.00                           1000.000000000                                             0.000000000                    5.000000000                     1000.000000000                           6.000000
                                                    3M3                                                    02149MCQ0                           4,582,000.00                           1000.000000000                                             0.000000000                    5.000000000                     1000.000000000                           6.000000
                                                    3B                                                     02149MCR8                           1,693,000.00                           1000.000000000                                             0.000000000                    5.000000000                     1000.000000000                           6.000000
                                                    M                                                      02149MCE7                          13,144,500.00                            989.657600611                                             0.510451750                    4.850110684                      989.147148860                           5.880956
                                                    B1                                                     02149MCF4                           4,905,000.00                            989.657600611                                             0.510451750                    4.850110684                      989.147148860                           5.880956
                                                    B2                                                     02149MCG2                           3,139,000.00                            989.657600611                                             0.510451750                    4.850110684                      989.147148860                           5.880956
                                                    B3                                                     02149MCS6                           2,158,100.00                            989.657600611                                             0.510451750                    4.850110684                      989.147148860                           5.880956
                                                    B4                                                     02149MCT4                           1,765,700.00                            989.657600611                                             0.510451750                    4.850110684                      989.147148860                           5.880956
                                                    B5                                                     02149MCU1                           1,373,565.00                            989.657600611                                             0.510451750                    4.850110684                      989.009041090                           5.880956

                                                    --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                    Totals                                                                                   588,453,945.07                            935.914110975                                             7.266893231                    5.250096725                      928.646895374

                                                    --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BANK OF NEW YORK
101 Barclay St, 4 West
New York, NY 10286
Officer:         Michael Cerchio              212-815-6314
Associate:       Jonathan Conte               212-815-6146
CWALT, Inc.
Alternative Loan Trust 2007-J1
Mortgage Pass-Through Certificates, Series 2007-J1

Pool Level Data
Distribution Date                                                                                                                                                                              9/25/2007
Revision Date                                                                                                                                                                            9/27/2007 11:26
Cut-off Date                                                                                                                                                                                    2/1/2007
Record Date                                                                                                                                                                                    8/31/2007
Determination Date                                                                                                                                                                             9/22/2007
LIBOR Determination Date                                                                                                                                                                       8/23/2007
Accrual Period 30/360                                               Begin                                                                                                                       8/1/2007
                                                                    End                                                                                                                         9/1/2007
Number of Days in 30/360 Accrual Period                                                                                                                                                               30

----------------------------------------------------------------------------------------------------------------------------------------------------------~
Prefunding Detail
----------------------------------------------------------------------------------------------------------------------------------------------------------~

                                                                                                                             Group I               Group II             Group III                  Total
                 Target Funding Balance                                                                               185,518,431.04         206,845,414.33        199,177,324.13         591,541,169.50
                 Initial Funded Balance                                                                               183,324,109.30         188,119,676.73        199,045,243.62         570,489,029.65
                 Initial Unfunded Balance                                                                               2,194,321.74          18,725,737.60            132,080.51          21,052,139.85

                 Ending Unfunded Amounts have been passed
                 through as Principal at the End of the
                 Prefunding Period

-------------------------------------------------------------------------------------------------------------------~
Collateral Detail
-------------------------------------------------------------------------------------------------------------------~

                 Original Mortgage Loan Details

                                                                                      Group I               Group II             Group III                  Total
                 Original Aggregate Loan Count                                            311                    527                   702                  1,540
                 Original Stated Principal Balance                             185,518,431.04         206,845,414.33        199,177,324.13         591,541,169.50
                 Original Weighted Average Mortgage Rate                             6.40457%               7.06351%              7.29837%
                 Original Weighted Average Net Mortgage Rate                         6.18869%               6.83939%              7.02219%
                 Original Weighted Average Remaining Term                                 357                    358                   357

                 Current Mortgage Loan Details

                                                                                      Group I               Group II             Group III                  Total
                 Beginning Aggregate Loan Count                                           295                    479                   670                  1,444
                 Loans Paid Off or otherwise removed pursuant to the PSA                    4                      6                     3                     13
                                                                                            -                      -                     -                     --
                 Ending Aggregate Loan Count                                              291                    473                   667                  1,431

                 Beginning Pool Stated Principal Balance                       175,406,395.75         189,386,542.32        189,036,661.59         553,829,599.66
                 Scheduled Principal                                               100,518.52              87,917.41             88,733.08             277,169.01
                 Unscheduled Principal                                           2,166,988.76           1,303,375.37            528,888.85           3,999,252.98
                 Realized Principal Losses                                                  -                      -                     -                      -
                                                                                            --                     --                    --                     -
                 Ending Pool Stated Principal Balance                          173,138,888.47         187,995,249.54        188,419,039.66         549,553,177.67

                 Beginning Weighted Average Mortgage Rate                            6.39666%               7.03008%              7.28140%
                 Beginning Weighted Average Net Mortgage Rate                        6.18062%               6.80286%              7.00318%
                 Ending Weighted Average Mortgage Rate                               6.39723%               7.02845%              7.28219%
                 Ending Weighted Average Net Mortgage Rate                           6.18114%               6.80308%              7.00392%

                 Beginning Weighted Average Remaining Term to Maturity                    351                    352                   351
                 Ending Weighted Average Remaining Term to Maturity                       352                    353                   353

                 Loan Substitution

                                                                                      Group I               Group II             Group III                  Total
                 Aggregate Stated of Principal Balances Removed                             -                      -                     -                      -
                 Aggregate Stated of Principal Balance Added                                -                      -                     -                      -
                                                                                            --                     --                    --                     -
                 Aggregate Principal Substitution Shortfall Amount                          -                      -                     -                      -

                 Fees of the Trust

                                                                                      Group I               Group II             Group III                  Total
                 Gross Master Servicing Fee                                         30,005.58              33,899.76             35,634.04              99,539.38
                 Net Master Servicing Fee                                           27,146.43              33,110.69             34,945.34              95,202.45
                 Trustee Fee                                                         1,315.55               1,420.40              1,417.77               4,153.72
                 Mortgage Insurance Premium (PMI)                                      257.65                 539.63              6,776.59               7,573.88
                                                                                       -------                -------             ---------              --------
                 Total Net Loan Fees                                                28,719.63              35,070.72             43,139.70             106,930.05

                 Servicer Advances

                                                                                      Group I               Group II             Group III                  Total
                 Principal Advances                                                  1,011.90               3,209.31             11,038.85              15,260.06
                 Interest Advances                                                  27,101.47             124,345.88            164,396.43             315,843.78
                 Reimbursement for Principal & Interest Advances                            -                      -                     -                      -
                 Reimbursement for Nonrecoverable Advances                                  -                      -                     -                      -
                                                                                            --                     --                    --                     -
                 Total Advances                                                     28,113.37             127,555.19            175,435.28             331,103.84

                 Mortgage Prepayment Details

                                                                                      Group I               Group II             Group III                  Total
                 Principal Balance of Loans Paid in Full                         1,846,691.23           1,289,455.08            511,927.02           3,648,073.33
                 Prepayment Interest Excess                                                 -                      -                     -                      -
                 Prepayment Interest Shortfall                                       2,859.15                 789.07                688.71               4,336.93
                 Compensating Interest                                               2,859.15                 789.07                688.71               4,336.93
                 Non-Supported Prepayment Interest Shortfall                                -                      -                     -                      -
                 Prepayment Charges                                                         -                      -             10,930.63              10,930.63
                 CPR %                                                              13.86537%               7.95653%              3.30772%
                 SMM %                                                               1.23612%               0.68853%              0.27991%

------------------------------------------------------------------------------~
Delinquency Information
------------------------------------------------------------------------------~

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
Delinquency Info                      Group 1                                     Group 2                                    Group 3                                        Total
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~

30-59 Days                       2,253,657.84              1.30165%          6,886,924.18             3.66335%          6,525,420.79               3.46325%         15,666,002.81               2.85068%
                                            4              1.37457%                    18             3.80550%                    27               4.04798%                    49               3.42418%

60-89 Days                       1,360,100.00              0.78555%          3,324,100.58             1.76818%          8,635,140.39               4.58294%         13,319,340.97               2.42367%
                                            1              0.34364%                     6             1.26850%                    28               4.19790%                    35               2.44584%

90+ Days                           480,000.00              0.27723%          1,271,025.36             0.67609%          3,415,512.89               1.81272%          5,166,538.25               0.94013%
                                            1              0.34364%                     4             0.84567%                     9               1.34933%                    14               0.97834%

Total                            4,093,757.84              2.36444%         11,482,050.12             6.10763%         18,576,074.07               9.85892%         34,151,882.03               6.21448%
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                            6              2.06186%                    28             5.91966%                    64               9.59520%                    98               6.84836%

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
Foreclosure Info                      Group 1                                     Group 2                                    Group 3                                        Total
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~

30-59 Days                                  -              0.00000%                     -             0.00000%                     -               0.00000%                     -               0.00000%
                                            0              0.00000%                     0             0.00000%                     0               0.00000%                     0               0.00000%

60-89 Days                                  -              0.00000%                     -             0.00000%                     -               0.00000%                     -               0.00000%
                                            0              0.00000%                     0             0.00000%                     0               0.00000%                     0               0.00000%

90+ Days                           799,800.26              0.46194%          8,805,900.00             4.68411%          6,371,853.69               3.38175%         15,977,553.95               2.90737%
                                            5              1.71821%                    14             2.95983%                    24               3.59820%                    43               3.00489%

Total                              799,800.26              0.46194%          8,805,900.00             4.68411%          6,371,853.69               3.38175%         15,977,553.95               2.90737%
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                            5              1.71821%                    14             2.95983%                    24               3.59820%                    43               3.00489%

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
REO Info                              Group 1                                     Group 2                                    Group 3                                        Total
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~

30-59 Days                                  -              0.00000%                     -             0.00000%                     -               0.00000%                     -               0.00000%
                                            0              0.00000%                     0             0.00000%                     0               0.00000%                     0               0.00000%

60-89 Days                                  -              0.00000%                     -             0.00000%                     -               0.00000%                     -               0.00000%
                                            0              0.00000%                     0             0.00000%                     0               0.00000%                     0               0.00000%

90+ Days                            41,363.75              0.02389%                     -             0.00000%            601,344.36               0.31915%            642,708.11               0.11695%
                                            1              0.34364%                     0             0.00000%                     4               0.59970%                     5               0.34941%

Total                               41,363.75              0.02389%                     -             0.00000%            601,344.36               0.31915%            642,708.11               0.11695%
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                            1              0.34364%                     0             0.00000%                     4               0.59970%                     5               0.34941%

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
Bankruptcy Info                       Group 1                                     Group 2                                    Group 3                                        Total
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~

30-59 Days                                  -              0.00000%                     -             0.00000%                     -               0.00000%                     -               0.00000%
                                            0              0.00000%                     0             0.00000%                     0               0.00000%                     0               0.00000%

60-89 Days                                  -              0.00000%                     -             0.00000%                     -               0.00000%                     -               0.00000%
                                            0              0.00000%                     0             0.00000%                     0               0.00000%                     0               0.00000%

90+ Days                                    -              0.00000%                     -             0.00000%                     -               0.00000%                     -               0.00000%
                                            0              0.00000%                     0             0.00000%                     0               0.00000%                     0               0.00000%

Total                                       -              0.00000%                     -             0.00000%                     -               0.00000%                     -               0.00000%
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                            0              0.00000%                     0             0.00000%                     0               0.00000%                     0               0.00000%

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
Totals for Foreclosure Bankruptcy, REOGroup 1                                     Group 2                                    Group 3                                        Total
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~

All                                841,164.01              0.48583%          8,805,900.00             4.68411%          6,973,198.05               3.70090%         16,620,262.06               3.02432%
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                            6              2.06186%                    14             2.95983%                    28               4.19790%                    48               3.35430%

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
Totals for Foreclosure,REO Bankruptcy,Groupn1uency                                Group 2                                    Group 3                                        Total
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~

All                              4,934,921.85              2.85027%         20,287,950.12            10.79174%         25,549,272.12              13.55981%         50,772,144.09               9.23880%
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                           12              4.12371%                    42             8.87949%                    92              13.79310%                   146              10.20266%

-------------------------------------------------------------------------------------------~
Realized Loss Detail
-------------------------------------------------------------------------------------------~

                 Realized Losses

                                                              Group I               Group II             Group III                  Total
                 Current Period Realized Losses                     -                      -                     -                      -
                 Cumulative Realized Losses                         -                 190.00                305.00                 495.00
                 Total Liquidated Loan Balance                      -                      -                     -                      -
                 Total Liquidated Proceeds                          -                      -                     -                      -
                 Subsequent Recoveries                              -                (190.00)              (305.00)               (495.00)
                 Monthly Default Rate                        0.00000%               0.00000%              0.00000%
                 Conditional Default Rate                    0.00000%               0.00000%              0.00000%

Loan ID              Liquidation Balance           Liquidation Proceeds                  Realized Loss
Group I

                                     N/A

Group II

                                     N/A

Group III

                                     N/A

------------------------------------------------------------------------------------------------------------------------------------------------
Servicer Remittance Summary
----------------------------------------------------------------------------------------------------------------------------------------------~

                 Interest Remittance Amount

                                                                                                                 Group I               Group II             Group III                  Total
                 Scheduled Interest Collected                                                                 932,153.86           1,108,712.30          1,146,354.78           3,187,220.94
                 Plus: Compensating Interest                                                                    2,859.15                 789.07                688.71               4,336.93
                 Plus: Seller Shortfall Interest Requirement                                                           -                      -                     -                      -
                 Less: Servicing Fees                                                                          30,005.58              33,899.76             35,634.04              99,539.38
                 Less: Mortgage Insurance Premium (PMI)                                                           257.65                 539.63              6,776.59               7,573.88
                                                                                                                  -------                -------             ---------              --------
                 Total Interest Remittance Amount                                                             904,749.77           1,075,061.98          1,104,632.86           3,084,444.61

                 Principal Remittance Amount

                                                                                                                 Group I               Group II             Group III                  Total
                 Scheduled Principal                                                                          100,518.52              87,917.41             88,733.08             277,169.01
                 Curtailment Principal                                                                        320,297.53              13,920.29             16,961.83             351,179.65
                 Paid in Full Principal                                                                     1,846,691.23           1,289,455.08            511,927.02           3,648,073.33
                 Repurchased Principal                                                                                 -                      -                     -                      -
                 Liquidation Principal                                                                                 -                      -                     -                      -
                 Subsequent Recoveries                                                                                 -                (190.00)              (305.00)               (495.00)
                 Less: Non-Recoverable Principal Advances relating to Principal                                        -                      -                     -                      -
                                                                                                                       --                     --                    --                     -
                 Total Principal Remittance Amount                                                          2,267,507.28           1,391,102.78            617,316.93           4,275,926.99
                                                                                                            -------------          -------------           -----------          ------------

                 Prepayment Charge                                                                                     -                      -             10,930.63              10,930.63
                 Other Amounts Required                                                                                -                      -                     -                      -
                                                                                                                       --                     --                    --                     -
                 Total Other Remittance                                                                                -                      -             10,930.63              10,930.63
                                                                                                                       --                     --            ----------             ---------

                 Total Servicer Remittance                                                                  3,172,257.05           2,466,164.76          1,732,880.42           7,371,302.23

------------------------------------------------------------------------------------------------------------~
Distributable Amounts
------------------------------------------------------------------------------------------------------------~

                 Principal Distribution Amount

                                                                               Group I               Group II             Group III                  Total
                 Principal Remittance Amount                              2,267,507.28           1,391,102.78            617,316.93           4,275,926.99
                 Extra Principal Distribution Amount                                 -                      -                305.00                 305.00
                 Supplemental Loan Deposit                                           -                      -                     -                      -
                 Less: OC Reduction                                                  -                      -                     -                      -
                                                                                     --                     --                    --                     -
                 Principal Distribution Amount                            2,267,507.28           1,391,102.78            617,621.93           4,276,231.99

                 Interest Funds

                                                                               Group I               Group II             Group III                  Total
                 Interest Remittance                                        904,749.77           1,075,061.98          1,104,632.86           3,084,444.61
                 Less: Trustee Fee                                            1,315.55               1,420.40              1,417.77               4,153.72
                                                                              ---------              ---------             ---------              --------
                 Interest Funds                                             903,434.22           1,073,641.58          1,103,215.08           3,080,290.89

------------------------------------------------------------------------------~
Distribution Summary
------------------------------------------------------------------------------~

                 Amounts Available for Distribution

                 Total Servicer Remittance                                       7,371,302.23
                 Investment Income                                                       1.95
                 Supplemental Loan Deposit                                                  -
                 Carryover Reserve Fund withdrawal from Initial Deposit                     -
                 Principal Reserve Fund withdrawal from Initial Deposit                     -
                 Other Amounts                                                              -
                                                                                            -
                 Total Available                                                 7,371,304.18

                 Distribution Payments

                 Trustee Fee                                                         4,153.72
                 3-A-2 Insurance Premium                                             3,926.55
                 Class Payments                                                  7,365,672.13
                                                                                 ------------
                 Total Payments                                                  7,373,752.41

-----------------------------------------------------------------------------~
Trust Accounts
-----------------------------------------------------------------------------~

                 Distribution Account

                 Beginning Balance                                                               -
                 Deposit                                                              7,373,752.41
                 Withdrawal                                                           7,373,752.41
                                                                                      ------------
                 Ending Balance                                                                  -

                 Carryover Reserve Account

                 Beginning Balance                                                        1,000.00
                 Deposits                                                                        -
                 Withdrawals                                                                     -
                                                                                                 -
                 Ending Balance                                                           1,000.00

                 For Details on the NRC Payment, see Interest
                 Detail, page 3

                 Prefunding Account

                 Beginning Balance                                                               -
                 Deposit                                                                         -
                 Withdrawal                                                                      -
                                                                                                 -
                 Ending Balance                                                                  -

                 Capitalized Interest Account

                 Beginning Balance                                                               -
                 Deposits                                                                        -
                 Withdrawals                                                                     -
                                                                                                 -
                 Ending Balance                                                                  -

                 Corridor Contract Reserve Fund

                 Beginning Balance                                                        1,000.00
                 Deposit                                                                  2,818.59
                 Withdrawal                                                               2,448.23
                                                                                          --------
                 Ending Balance                                                           1,370.37

                 Exchangeable Certificates Distribution
                 Account

                 Beginnning Balance                                                              -
                 Deposit                                                                         -
                 Withdrawal                                                                      -
                                                                                                 -
                 Ending Balance                                                                  -

                 Principal Reserve Account

                 Beginning Balance                                                          100.00
                 Deposit                                                                         -
                 Withdrawal                                                                      -
                                                                                                 -
                 Ending Balance                                                             100.00

-----------------------------------------------------------------------------~
Yield Supplemental Amount Details
-----------------------------------------------------------------------------~

                 One-Month Libor Rate                                  5.50500%

                 Yield Supplemental Amounts

Class                                                          Beginning Balance          Current Period Amount                    Amount Paid          Ending Amount
2A1                                                                            -                              -                              -                      -
2A6                                                                            -                       2,448.23                       2,448.23                      -
Total                                                                         --                       2,448.23                       2,448.23                     --

                 Corridor Contract Amounts Available

Contract                                                        Beginning Amount          Current Period Amount                  Ending Amount
2A1                                                                            -                              -                              -
2A6                                                                            -                       2,818.59                              -
Total                                                                         --                       2,818.59                             --

-----------------------------------------------
Net Rate Carryover Details
---------------------------------------------~

                 Net Rate Cap Details

                 Libor Rate                         5.50500%
                 Net Rate Cap                       6.96016%

Class            Beginning Balance               Interest Thereon          Current Period Amount            Amount Paid         Ending Amount
3A1                              -                              -                              -                      -                     -
3A2                              -                              -                              -                      -                     -
3A3                              -                              -                              -                      -                     -
3A4                              -                              -                              -                      -                     -
3A5                              -                              -                              -                      -                     -
3M1                              -                              -                              -                      -                     -
3M2                              -                              -                              -                      -                     -
3M3                              -                              -                              -                      -                     -
3B                               -                              -                              -                      -                     -
Total                           --                             --                             --                     --                    --

------------------------------------------------------------------------------------------------------------------
Senior Principal Distribution Amounts
----------------------------------------------------------------------------------------------------------------~

                 Group 1 PO Principal Amounts

                 Beginning PO Balance                                           135,227.40
                 PO Scheduled Principal                                             168.31
                 PO Prepayments & Recoveries                                          1.78
                 PO Liquidation Principal                                                -
                 PO Principal Loss                                                      -
                                                                                        -
                 Ending PO Balance                                              135,057.31

                 Group 1 NON-PO Principal Amounts

                 Beginning Non-PO Balance                                   175,271,168.35
                 Non-PO Scheduled Principal                                     100,350.21
                 Non-PO Prepayments & Recoveries                              2,166,986.98
                 Non-PO Liquidation Principal                                            -
                 Non-PO Principal Loss                                                  -
                                                                                        -
                 Ending Non-PO Balance                                      173,003,831.16

                 Group 2 PO Principal Amounts

                 Beginning PO Balance                                                                    9,671.51
                 PO Scheduled Principal                                                                     10.10
                 PO Prepayments & Recoveries                                                                    -
                 PO Liquidation Principal                                                                       -
                 PO Principal Loss                                                                             -
                                                                                                               -
                 Ending PO Balance                                                                       9,661.41

                 Group 2 NON-PO Principal Amounts

                 Beginning Non-PO Balance                                                          189,376,870.81
                 Non-PO Scheduled Principal                                                             87,907.31
                 Non-PO Prepayments & Recoveries                                                     1,303,375.37
                 Non-PO Liquidation Principal                                                                   -
                 Non-PO Principal Loss                                                                         -
                                                                                                               -
                 Ending Non-PO Balance                                                             187,985,588.13

----------------------------------------------------------------------------------------------------------------~
Principal Distribution Amounts
----------------------------------------------------------------------------------------------------------------~

                 Group 1 Senior and Subordinate Percentages

                 Senior Percentage Original                                      93.24467%
                 Senior Prepayment Percentage Original                          100.00000%
                 Senior Percentage                                               92.87875%
                 Senior Prepayment Percentage                                   100.00000%
                 Subordinate Percentages                                          7.12125%
                 Subordinate Prepayment Percentage                                0.00000%

                 Group 1 Principal Distribution Amounts

                 Senior Principal Distribution Amount                         2,260,191.00
                 Subordinate Principal Distribution Amount                        7,146.19
                 PO Principal Distribution Amount                                       -
                                                                                        -
                 Total Principal Distribution Amount                          2,267,337.19

                 Group 2 Senior and Subordinate Percentages

                 Senior Percentage Original                                                             93.24877%
                 Senior Prepayment Percentage Original                                                 100.00000%
                 Senior Percentage                                                                      92.74968%
                 Senior Prepayment Percentage                                                          100.00000%
                 Subordinate Percentages                                                                 7.25032%
                 Subordinate Prepayment Percentage                                                       0.00000%

                 Group 2 Principal Distribution Amounts

                 Senior Principal Distribution Amount                                                1,384,719.12
                 Subordinate Principal Distribution Amount                                               6,373.56
                 PO Principal Distribution Amount                                                              -
                                                                                                               -
                 Total Principal Distribution Amount                                                 1,391,092.68

--------------------------------------------------------------------------------------------------------------
Credit Enhancements
------------------------------------------------------------------------------------------------------------~

                 Overcollateralization Details

                 OC Prior                                                                                                   3,087,248.52
                 OC Floor                                                                                                     995,886.62
                 OC Target                                                                                                  3,087,248.52
                 OC Deficiency                                                                                                         -
                 OC Reduction                                                                                                          -
                 OC Ending                                                                                                  3,087,248.52

                 Application of Excess Cashflow

                 Excess Cashflow available after application of interest payments                                             197,041.37
                 Plus: OC Reduction Amount                                                                                             -
                 Plus: Carryover Reserve Fund earnings                                                                                 -
                 Less: Extra Principal Distribution Amount                                                                        305.00
                 Less: Unpaid Realized Loss Amount                                                                                     -
                 Less: Interest Carryforward Amount                                                                                    -
                 Less: Carryover Shortfalls Paid                                                                                       -
                 Less: Transfer to Carryover Shortfall Reserve to replenish initial deposit                                           -
                                                                                                                                      -
                 Remaining Excess Cashflow available to Residual Class                                                        196,736.37

------------------------------------------------------------------------------------------------------------~
Trigger Event Details
------------------------------------------------------------------------------------------------------------~

                 Delinquency Trigger Test

                 Current Month                                                                                             19,023,851.33
                 1 Month Prior                                                                                             14,172,140.39
                 2 Months Prior                                                                                             9,547,525.25

                 Three-month Rolling Delinquency Rate                                                                           7.53352%
                 Senior Enhancement Percentage                                                                                  8.74553%
                 Specified Delinquency Rate Trigger                                                                             3.69061%

                 Is Delinquency Trigger Event in Effect?                                                       NO

                 Delinquency Trigger Event applicable only on
                 or after the Step-Down Date

                 Cumulative Loss Trigger Test

                 Cumulative Loss Percentage                                                                                     0.00015%
                 Specified Cumulative Loss Percentage                                                                         100.00000%

                 Is Cumulative Loss Trigger Event in Effect?                                                   NO

                 Cumulative Loss Trigger Event applicable
                 only on or after the Step-Down Date

                 Is Trigger Event in Effect?                                                                   NO

------------------------------------------------------------------------------------------------------------~
Stepdown Date Details
------------------------------------------------------------------------------------------------------------~

                 Balance of Group 3 Senior Notes ( after application of Principal Remittance Amount )                     171,887,096.14
                 Threshold Balance of Group 3 Senior Notes to trigger Stepdown Date                                       157,141,479.08
                 Has the 3rd Anniversary Distribution Date occured?                                            NO
                 Has the Balance of Group 3 Senior Notes been reduced to zero?                                 NO

                 Has Stepdown Date been reached?                                                               NO

                Subordination

Credit Support                                             Original                         Current
Class A                                            1,822,703,080.07                1,735,922,129.92
Class A Percentage                                       97.856215%                      97.767290%

Class 3M1                                              4,282,000.00                    4,282,000.00
Class 3M1 Percentage                                      0.229890%                       0.241163%

Class 3M2                                              2,888,000.00                    2,888,000.00
Class 3M2 Percentage                                      0.155049%                       0.162652%

Class 3M3                                              4,582,000.00                    4,582,000.00
Class 3M3 Percentage                                      0.245996%                       0.258059%

Class 3B                                               1,693,000.00                    1,693,000.00
Class 3B Percentage                                       0.090893%                       0.095350%

Class M                                               13,144,500.00                   13,001,844.70
Class M Percentage                                        0.705694%                       0.732265%

Class B1                                               4,905,000.00                    4,851,766.77
Class B1 Percentage                                       0.263337%                       0.273252%

Class B2                                               3,139,000.00                    3,104,932.90
Class B2 Percentage                                       0.168525%                       0.174870%

Class B3                                               2,158,100.00                    2,134,678.46
Class B3 Percentage                                       0.115863%                       0.120225%

Class B4                                               1,765,700.00                    1,746,537.12
Class B4 Percentage                                       0.094796%                       0.098365%

Class B5                                               1,373,565.00                    1,358,468.20
Class B5 Percentage                                       0.073743%                       0.076509%

------------------------------------------------------------------------------------------------------------------
Prepayment Loan Details
----------------------------------------------------------------------------------------------------------------~

Prepayment Penalties    10,930.63

Loan ID                                       Balance                  Paid Off Date         Penalty        State                  Rate           Seasoning              Type
Group I

155515743                                  148,782.23                      8/23/2007               -           WA                 6.625                  10      Paid in Full
134655965                                  622,243.49                      8/16/2007               -           CA                 6.500                  10      Paid in Full
113213285                                  526,338.40                      8/31/2007               -           WA                 6.125                   8      Paid in Full
152939407                                  550,000.00                      8/21/2007               -           VA                 6.250                   8      Paid in Full

Group II

157170255                                  332,747.86                      8/21/2007               -           AZ                 8.000                   8      Paid in Full
155517680                                  293,696.00                      8/31/2007               -           MI                 6.875                  11      Paid in Full
157168687                                  246,154.20                      9/11/2007               -           MA                 7.000                   8      Paid in Full
155628404                                   34,583.07                      8/31/2007               -           IL                 7.750                   9      Paid in Full
141367635                                  264,714.54                      8/30/2007               -           NY                 6.750                  15      Paid in Full

163478284                                  118,381.25                       9/5/2007               -           CA                 7.875                   9      Paid in Full

Group III

131003357                                  121,853.22                      8/22/2007        3,717.77           FL                 7.625                  12      Paid in Full
153730701                                  104,207.03                      8/27/2007        5,214.86           AZ                 7.000                  10      Paid in Full
134634614                                  286,000.00                      8/24/2007               -           TN                 6.750                  17      Paid in Full

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Stratification Tables
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------~

                                                                 Group I

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                                                 Number of Items               Percent of Items              Principal Balance              Percent of Balance
less than or equal to                                   -                      0                          0.000                              -                           0.000
                          -            -        25,000.00                      0                          0.000                              -                           0.000
                  25,000.00            -        50,000.00                      4                          1.375                     165,940.01                           0.096
                  50,000.00            -        75,000.00                      0                          0.000                              -                           0.000
                  75,000.00            -       100,000.00                      3                          1.031                     271,365.19                           0.157
                 100,000.00            -       125,000.00                      7                          2.405                     799,261.10                           0.462
                 125,000.00            -       150,000.00                      7                          2.405                     991,276.82                           0.573
                 150,000.00            -       175,000.00                      7                          2.405                   1,137,747.55                           0.657
                 175,000.00            -       200,000.00                      6                          2.062                   1,129,027.00                           0.652
                 200,000.00            -       225,000.00                      3                          1.031                     648,221.69                           0.374
                 225,000.00            -       250,000.00                     11                          3.780                   2,644,970.31                           1.528
                 250,000.00            -       275,000.00                      5                          1.718                   1,335,705.36                           0.771
                 275,000.00            -       300,000.00                      7                          2.405                   2,064,305.03                           1.192
                 300,000.00            -       325,000.00                      5                          1.718                   1,558,543.44                           0.900
                 325,000.00            -       350,000.00                      3                          1.031                   1,035,991.67                           0.598
                 350,000.00            -       375,000.00                      2                          0.687                     743,076.33                           0.429
                 375,000.00            -       400,000.00                      2                          0.687                     791,797.94                           0.457
                 400,000.00            -       425,000.00                      9                          3.093                   3,737,077.14                           2.158
                 425,000.00            -       450,000.00                     25                          8.591                  11,009,793.30                           6.359
                 450,000.00            -       475,000.00                     14                          4.811                   6,442,607.64                           3.721
                 475,000.00            -       500,000.00                     24                          8.247                  11,646,334.18                           6.727
                 500,000.00            -       525,000.00                     20                          6.873                  10,255,054.53                           5.923
                 525,000.00            -       550,000.00                      9                          3.093                   4,824,163.50                           2.786
                 550,000.00            -       575,000.00                      8                          2.749                   4,522,899.79                           2.612
                 575,000.00            -       600,000.00                     12                          4.124                   7,053,315.30                           4.074
                 600,000.00            -       625,000.00                      6                          2.062                   3,659,594.44                           2.114
                 625,000.00            -       650,000.00                     10                          3.436                   6,428,135.21                           3.713
                 650,000.00            -       675,000.00                      4                          1.375                   2,657,902.86                           1.535
                 675,000.00            -       700,000.00                      9                          3.093                   6,243,207.78                           3.606
                 700,000.00            -       725,000.00                      6                          2.062                   4,290,682.38                           2.478
                 725,000.00            -       750,000.00                      5                          1.718                   3,702,722.22                           2.139
                 750,000.00            -       775,000.00                      2                          0.687                   1,527,591.00                           0.882
                 775,000.00            -       800,000.00                      7                          2.405                   5,556,497.78                           3.209
greater than                                   800,000.00                     49                         16.838                  64,264,079.98                          37.117
                                         Wgt Ave / Total:                    291                        100.000                 173,138,888.47                         100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~

                                                                 Group II

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                                                 Number of Items               Percent of Items              Principal Balance              Percent of Balance
less than or equal to                                   -                      0                          0.000                              -                           0.000
                          -            -        25,000.00                      0                          0.000                              -                           0.000
                  25,000.00            -        50,000.00                      9                          1.903                     381,981.61                           0.203
                  50,000.00            -        75,000.00                     25                          5.285                   1,513,048.17                           0.805
                  75,000.00            -       100,000.00                     21                          4.440                   1,856,649.14                           0.988
                 100,000.00            -       125,000.00                     18                          3.805                   2,004,133.57                           1.066
                 125,000.00            -       150,000.00                     27                          5.708                   3,716,629.07                           1.977
                 150,000.00            -       175,000.00                     22                          4.651                   3,587,867.62                           1.908
                 175,000.00            -       200,000.00                     35                          7.400                   6,524,455.33                           3.471
                 200,000.00            -       225,000.00                     29                          6.131                   6,131,598.69                           3.262
                 225,000.00            -       250,000.00                     22                          4.651                   5,198,040.43                           2.765
                 250,000.00            -       275,000.00                     22                          4.651                   5,756,166.86                           3.062
                 275,000.00            -       300,000.00                     21                          4.440                   6,045,458.97                           3.216
                 300,000.00            -       325,000.00                      3                          0.634                     937,185.09                           0.499
                 325,000.00            -       350,000.00                      5                          1.057                   1,693,532.86                           0.901
                 350,000.00            -       375,000.00                     10                          2.114                   3,602,567.49                           1.916
                 375,000.00            -       400,000.00                     10                          2.114                   3,867,145.15                           2.057
                 400,000.00            -       425,000.00                      6                          1.268                   2,517,453.24                           1.339
                 425,000.00            -       450,000.00                     18                          3.805                   7,904,219.21                           4.204
                 450,000.00            -       475,000.00                     17                          3.594                   7,890,875.85                           4.197
                 475,000.00            -       500,000.00                     23                          4.863                  11,241,852.49                           5.980
                 500,000.00            -       525,000.00                     13                          2.748                   6,680,223.74                           3.553
                 525,000.00            -       550,000.00                     13                          2.748                   6,994,768.13                           3.721
                 550,000.00            -       575,000.00                     11                          2.326                   6,183,204.45                           3.289
                 575,000.00            -       600,000.00                      9                          1.903                   5,285,625.96                           2.812
                 600,000.00            -       625,000.00                      5                          1.057                   3,069,340.82                           1.633
                 625,000.00            -       650,000.00                     14                          2.960                   8,997,746.79                           4.786
                 650,000.00            -       675,000.00                      2                          0.423                   1,316,547.47                           0.700
                 675,000.00            -       700,000.00                      4                          0.846                   2,760,508.79                           1.468
                 700,000.00            -       725,000.00                      3                          0.634                   2,138,392.66                           1.137
                 725,000.00            -       750,000.00                      6                          1.268                   4,399,428.81                           2.340
                 750,000.00            -       775,000.00                      4                          0.846                   3,076,465.79                           1.636
                 775,000.00            -       800,000.00                      3                          0.634                   2,371,221.18                           1.261
greater than                                   800,000.00                     43                          9.091                  52,350,914.11                          27.847
                                         Wgt Ave / Total:                    473                        100.000                 187,995,249.54                         100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~

                                                                Group III

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                                                 Number of Items               Percent of Items              Principal Balance              Percent of Balance
less than or equal to                                   -                      0                          0.000                              -                           0.000
                              -        -        25,000.00                      0                          0.000                              -                           0.000
                  25,000.00            -        50,000.00                      6                          0.900                     276,405.68                           0.147
                  50,000.00            -        75,000.00                     29                          4.348                   1,791,544.97                           0.951
                  75,000.00            -       100,000.00                     46                          6.897                   4,125,144.97                           2.189
                 100,000.00            -       125,000.00                     88                         13.193                   9,960,930.16                           5.287
                 125,000.00            -       150,000.00                     66                          9.895                   8,988,024.44                           4.770
                 150,000.00            -       175,000.00                     51                          7.646                   8,264,798.62                           4.386
                 175,000.00            -       200,000.00                     43                          6.447                   8,066,503.63                           4.281
                 200,000.00            -       225,000.00                     35                          5.247                   7,451,256.09                           3.955
                 225,000.00            -       250,000.00                     25                          3.748                   5,958,216.26                           3.162
                 250,000.00            -       275,000.00                     17                          2.549                   4,443,796.36                           2.358
                 275,000.00            -       300,000.00                     31                          4.648                   8,941,454.53                           4.746
                 300,000.00            -       325,000.00                     25                          3.748                   7,850,819.79                           4.167
                 325,000.00            -       350,000.00                     21                          3.148                   7,050,107.41                           3.742
                 350,000.00            -       375,000.00                     11                          1.649                   3,989,641.28                           2.117
                 375,000.00            -       400,000.00                     18                          2.699                   6,962,652.65                           3.695
                 400,000.00            -       425,000.00                      7                          1.049                   2,912,868.65                           1.546
                 425,000.00            -       450,000.00                     17                          2.549                   7,464,950.55                           3.962
                 450,000.00            -       475,000.00                     17                          2.549                   7,817,458.65                           4.149
                 475,000.00            -       500,000.00                     30                          4.498                  14,561,025.02                           7.728
                 500,000.00            -       525,000.00                     10                          1.499                   5,171,909.92                           2.745
                 525,000.00            -       550,000.00                     11                          1.649                   5,919,116.75                           3.141
                 550,000.00            -       575,000.00                     11                          1.649                   6,195,024.73                           3.288
                 575,000.00            -       600,000.00                      4                          0.600                   2,336,386.62                           1.240
                 600,000.00            -       625,000.00                      3                          0.450                   1,831,063.69                           0.972
                 625,000.00            -       650,000.00                      8                          1.199                   5,151,461.15                           2.734
                 650,000.00            -       675,000.00                      2                          0.300                   1,337,633.01                           0.710
                 675,000.00            -       700,000.00                      5                          0.750                   3,473,786.61                           1.844
                 700,000.00            -       725,000.00                      1                          0.150                     724,488.78                           0.385
                 725,000.00            -       750,000.00                      1                          0.150                     742,500.00                           0.394
                 750,000.00            -       775,000.00                      1                          0.150                     766,957.26                           0.407
                 775,000.00            -       800,000.00                      2                          0.300                   1,579,717.73                           0.838
greater than                                   800,000.00                     25                          3.748                  26,311,393.70                          13.964
                                         Wgt Ave / Total:                    667                        100.000                 188,419,039.66                         100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~

                                                                 Group I

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                                                 Number of Items               Percent of Items              Principal Balance              Percent of Balance
less than or equal to                                 5.0                      1                          0.344                     199,543.08                           0.115
5.0                                    -              5.5                      0                          0.000                              -                           0.000
5.5                                    -              6.0                     23                          7.904                  10,856,068.70                           6.270
6.0                                    -              6.5                    198                         68.041                 127,271,751.94                          73.508
6.5                                    -              7.0                     59                         20.275                  33,099,877.26                          19.118
7.0                                    -              7.5                      3                          1.031                     913,456.55                           0.528
7.5                                    -              8.0                      2                          0.687                     525,026.93                           0.303
8.0                                    -              8.5                      0                          0.000                              -                           0.000
8.5                                    -              9.0                      5                          1.718                     273,164.01                           0.158
9.0                                    -              9.5                      0                          0.000                              -                           0.000
9.5                                    -             10.0                      0                          0.000                              -                           0.000
10.0                                   -             10.5                      0                          0.000                              -                           0.000
10.5                                   -             11.0                      0                          0.000                              -                           0.000
11.0                                   -             11.5                      0                          0.000                              -                           0.000
11.5                                   -             12.0                      0                          0.000                              -                           0.000
12.0                                   -             12.5                      0                          0.000                              -                           0.000
greater than                                         12.5                      0                          0.000                              -                           0.000
                                         Wgt Ave / Total:                    291                        100.000                 173,138,888.47                         100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~

                                                                 Group II

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                                                 Number of Items               Percent of Items              Principal Balance              Percent of Balance
less than or equal to                                 5.0                      0                          0.000                              -                           0.000
5.0                                    -              5.5                      0                          0.000                              -                           0.000
5.5                                    -              6.0                      0                          0.000                              -                           0.000
6.0                                    -              6.5                     60                         12.685                  25,021,266.64                          13.310
6.5                                    -              7.0                    198                         41.860                  98,259,793.63                          52.267
7.0                                    -              7.5                    113                         23.890                  38,832,241.82                          20.656
7.5                                    -              8.0                     52                         10.994                  15,205,729.02                           8.088
8.0                                    -              8.5                     41                          8.668                   9,392,581.44                           4.996
8.5                                    -              9.0                      9                          1.903                   1,283,636.99                           0.683
9.0                                    -              9.5                      0                          0.000                              -                           0.000
9.5                                    -             10.0                      0                          0.000                              -                           0.000
10.0                                   -             10.5                      0                          0.000                              -                           0.000
10.5                                   -             11.0                      0                          0.000                              -                           0.000
11.0                                   -             11.5                      0                          0.000                              -                           0.000
11.5                                   -             12.0                      0                          0.000                              -                           0.000
12.0                                   -             12.5                      0                          0.000                              -                           0.000
greater than                                         12.5                      0                          0.000                              -                           0.000
                                         Wgt Ave / Total:                    473                        100.000                 187,995,249.54                         100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~

                                                                Group III

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                                                 Number of Items               Percent of Items              Principal Balance              Percent of Balance
less than or equal to                                 5.0                      0                          0.000                              -                           0.000
5.0                                    -              5.5                      4                          0.600                   1,924,448.65                           1.021
5.5                                    -              6.0                     23                          3.448                  10,734,869.59                           5.697
6.0                                    -              6.5                     35                          5.247                  15,992,015.78                           8.487
6.5                                    -              7.0                    133                         19.940                  46,707,020.23                          24.789
7.0                                    -              7.5                    192                         28.786                  50,490,032.11                          26.797
7.5                                    -              8.0                    154                         23.088                  34,016,796.49                          18.054
8.0                                    -              8.5                     76                         11.394                  18,238,029.94                           9.680
8.5                                    -              9.0                     41                          6.147                   7,893,699.83                           4.189
9.0                                    -              9.5                      5                          0.750                   1,417,476.61                           0.752
9.5                                    -             10.0                      3                          0.450                     928,991.40                           0.493
10.0                                   -             10.5                      1                          0.150                      75,659.03                           0.040
10.5                                   -             11.0                      0                          0.000                              -                           0.000
11.0                                   -             11.5                      0                          0.000                              -                           0.000
11.5                                   -             12.0                      0                          0.000                              -                           0.000
12.0                                   -             12.5                      0                          0.000                              -                           0.000
greater than                                         12.5                      0                          0.000                              -                           0.000
                                         Wgt Ave / Total:                    667                        100.000                 188,419,039.66                         100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~

                                                                 Group I

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                                 Location        Number of Items               Percent of Items              Principal Balance              Percent of Balance
                                                       CA                    114                         39.175                  76,544,330.47                          44.210
                                                       FL                     23                          7.904                  11,268,755.64                           6.509
                                                       AZ                     13                          4.467                   5,755,071.02                           3.324
                                                       VA                     10                          3.436                   5,448,935.71                           3.147
                                                       WA                      9                          3.093                   4,530,949.65                           2.617
                                                       CO                      8                          2.749                   3,972,567.26                           2.294
                                                   Others                    114                         39.175                  65,618,278.72                          37.899
                                         Wgt Ave / Total:                    291                        100.000                 173,138,888.47                         100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~

                                                                 Group II

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                                 Location        Number of Items               Percent of Items              Principal Balance              Percent of Balance
                                                       CA                    113                         23.890                  61,450,110.22                          32.687
                                                       FL                     79                         16.702                  20,410,678.78                          10.857
                                                       AZ                     27                          5.708                   7,975,951.01                           4.243
                                                       VA                     17                          3.594                   8,088,001.84                           4.302
                                                       WA                     11                          2.326                   4,317,967.73                           2.297
                                                       CO                     15                          3.171                   8,284,194.34                           4.407
                                                   Others                    211                         44.609                  77,468,345.62                          41.208
                                         Wgt Ave / Total:                    473                        100.000                 187,995,249.54                         100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~

                                                                Group III

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                                 Location        Number of Items               Percent of Items              Principal Balance              Percent of Balance
                                                       CA                     64                          9.595                  34,432,457.10                          18.274
                                                       FL                     93                         13.943                  23,041,111.17                          12.229
                                                       AZ                      7                          1.049                   1,192,379.41                           0.633
                                                       VA                     25                          3.748                   9,259,607.74                           4.914
                                                       WA                      7                          1.049                   2,148,193.21                           1.140
                                                       CO                      8                          1.199                     946,236.93                           0.502
                                                   Others                    463                         69.415                 117,399,054.10                          62.307
                                         Wgt Ave / Total:                    667                        100.000                 188,419,039.66                         100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~

                                                                 Group I

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                                                 Number of Items               Percent of Items              Principal Balance              Percent of Balance
less than or equal to                                 120                      0                          0.000                              -                           0.000
120                                    -              180                      1                          0.344                     797,146.25                           0.460
180                                    -              300                      1                          0.344                     406,566.28                           0.235
300                                    -              360                    289                         99.313                 171,935,175.94                          99.305
greater than                                          360                      0                          0.000                              -                           0.000
                                         Wgt Ave / Total:                    291                        100.000                 173,138,888.47                         100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~

                                                                 Group II

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                                                 Number of Items               Percent of Items              Principal Balance              Percent of Balance
less than or equal to                                 120                      0                          0.000                              -                           0.000
120                                    -              180                      0                          0.000                              -                           0.000
180                                    -              300                      2                          0.423                     359,353.75                           0.191
300                                    -              360                    471                         99.577                 187,635,895.79                          99.809
greater than                                          360                      0                          0.000                              -                           0.000
                                         Wgt Ave / Total:                    473                        100.000                 187,995,249.54                         100.000

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~

                                                                Group III

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------~
                                                                 Number of Items               Percent of Items              Principal Balance              Percent of Balance
less than or equal to                                 120                      0                          0.000                              -                           0.000
120                                    -              180                      5                          0.750                     810,131.58                           0.430
180                                    -              300                      0                          0.000                              -                           0.000
300                                    -              360                    653                         97.901                 185,707,799.79                          98.561
greater than                                          360                      9                          1.349                   1,901,108.29                           1.009
                                         Wgt Ave / Total:                    667                        100.000                 188,419,039.66                         100.000

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BANK OF NEW YORK
101 Barclay St, 4 West			Distribution Date: 10/25/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2007-J1
Mortgage Pass-Through Certificates, Series 2007-J1

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Recombination Classes	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	02149MAA7	Senior	Deposit-100.00%	Fix-30/360	113,450,138.18	5.750000	197,848.91	543,615.25	741,464.16	-	113,252,289.27	-
1A2	02149MAB5	Senior	N/A	Fix-30/360	20,881,000.00	5.750000	-	100,054.79	100,054.79	-	20,881,000.00	-
1A3	02149MAC3	Senior	Deposit-100.00%	Fix-30/360	7,658,338.13	5.750000	13,355.59	36,696.20	50,051.80	-	7,644,982.53	-
1A4	02149MAD1	Senior	Deposit-100.00%	Fix-30/360	18,540,000.00	5.750000	-	88,837.50	88,837.50	-	18,540,000.00	-
1A5	02149MAE9	Senior	Exchange- 0.00%	Fix-30/360	18,540,000.00	5.250000	-	81,112.50	81,112.50	-	18,540,000.00	-
1A6	02149MAF6	Senior	Exchange- 0.00%	Fix-30/360	18,540,000.00	5.500000	-	84,975.00	84,975.00	-	18,540,000.00	-
1A7	02149MAG4	Strip IO	Exchange- 0.00%	Fix-30/360	1,612,173.91	5.750000	-	7,725.00	7,725.00	-	1,612,173.91	-
1A8	02149MAH2	Senior	Exchange- 0.00%	Fix-30/360	17,767,500.00	6.000000	-	88,837.50	88,837.50	-	17,767,500.00	-
1A9	02149MAJ8	Strip PO	Exchange- 0.00%	Fix-30/360	772,500.00	0.000000	-	-	-	-	772,500.00	-
1A10	02149MAK5	Senior	Exchange- 0.00%	Fix-30/360	17,367,000.00	5.750000	-	83,216.88	83,216.88	-	17,367,000.00	-
1A11	02149MAL3	Senior	Exchange- 0.00%	Fix-30/360	1,173,000.00	5.750000	-	5,620.63	5,620.63	-	1,173,000.00	-
1A12	02149MAM1	Senior	Exchange- 0.00%	Fix-30/360	121,108,476.31	5.750000	211,204.51	580,311.45	791,515.96	-	120,897,271.80	-
1A13	02149MCZ0	Senior	Exchange- 0.00%	Fix-30/360	121,108,476.31	5.250000	211,204.51	529,849.58	741,054.09	-	120,897,271.80	-
1A14	02149MDA4	Senior	Exchange- 0.00%	Fix-30/360	121,108,476.31	5.500000	211,204.51	555,080.52	766,285.02	-	120,897,271.80	-
1A15	02149MDB2	Strip IO	Exchange- 0.00%	Fix-30/360	10,531,171.85	5.750000	-	50,461.87	50,461.87	-	10,512,806.24	-
2A1	02149MAP4	Senior	N/A	Var-30/360	5,645,699.37	5.331250	100.00	25,082.20	25,182.20	-	5,645,599.37	-
2A2	02149MAQ2	Strip IO	N/A	Var-30/360	5,645,699.37	0.668750	-	3,146.30	3,146.30	-	5,645,599.37	-
2A3	02149MAR0	Senior	Deposit-100.00%	Fix-30/360	26,328,000.00	6.000000	87,610.67	131,640.00	219,250.67	-	26,240,389.33	-
2A4	02149MAS8	Senior	Deposit-100.00%	Fix-30/360	2,000,000.00	6.000000	-	10,000.00	10,000.00	-	2,000,000.00	-
2A5	02149MAT6	Senior	Deposit-100.00%	Fix-30/360	11,206,000.00	6.000000	42,000.00	56,030.00	98,030.00	-	11,164,000.00	-
2A6	02149MAU3	Senior	N/A	Var-30/360	27,570,015.47	5.731250	300.00	131,675.54	131,975.54	-	27,569,715.47	-
2A7	02149MAV1	Strip IO	N/A	Var-30/360	27,570,015.47	0.268750	-	6,174.53	6,174.53	-	27,569,715.47	-
2A8	02149MAW9	Senior	Deposit-100.00%	Fix-30/360	58,077,000.00	6.000000	249,293.77	290,385.00	539,678.77	-	57,827,706.23	-
2A9	02149MAX7	Senior	Deposit-100.00%	Fix-30/360	5,714,000.00	6.000000	-	28,570.00	28,570.00	-	5,714,000.00	-
2A10	02149MAY5	Senior	Deposit-100.00%	Fix-30/360	37,721,000.00	6.000000	121,000.00	188,605.00	309,605.00	-	37,600,000.00	-
2A11	02149MAZ2	Senior	Exchange- 0.00%	Fix-30/360	26,328,000.00	5.250000	87,610.67	115,185.00	202,795.67	-	26,240,389.33	-
2A12	02149MBA6	Senior	Exchange- 0.00%	Fix-30/360	26,328,000.00	5.500000	87,610.67	120,670.00	208,280.67	-	26,240,389.33	-
2A13	02149MBB4	Senior	Exchange- 0.00%	Fix-30/360	26,328,000.00	5.750000	87,610.67	126,155.00	213,765.67	-	26,240,389.33	-
2A14	02149MBC2	Strip IO	Exchange- 0.00%	Fix-30/360	3,291,000.00	6.000000	-	16,455.00	16,455.00	-	3,280,048.67	-
2A15	02149MBD0	Senior	Exchange- 0.00%	Fix-30/360	2,000,000.00	5.250000	-	8,750.00	8,750.00	-	2,000,000.00	-
2A16	02149MBE8	Senior	Exchange- 0.00%	Fix-30/360	2,000,000.00	5.500000	-	9,166.67	9,166.67	-	2,000,000.00	-
2A17	02149MBF5	Senior	Exchange- 0.00%	Fix-30/360	2,000,000.00	5.750000	-	9,583.33	9,583.33	-	2,000,000.00	-
2A18	02149MBG3	Strip IO	Exchange- 0.00%	Fix-30/360	250,000.00	6.000000	-	1,250.00	1,250.00	-	250,000.00	-
2A19	02149MBH1	Senior	Exchange- 0.00%	Fix-30/360	11,206,000.00	5.250000	42,000.00	49,026.25	91,026.25	-	11,164,000.00	-
2A20	02149MBJ7	Senior	Exchange- 0.00%	Fix-30/360	11,206,000.00	5.500000	42,000.00	51,360.83	93,360.83	-	11,164,000.00	-
2A21	02149MBK4	Senior	Exchange- 0.00%	Fix-30/360	11,206,000.00	5.750000	42,000.00	53,695.42	95,695.42	-	11,164,000.00	-
2A22	02149MBL2	Strip IO	Exchange- 0.00%	Fix-30/360	1,400,750.00	6.000000	-	7,003.75	7,003.75	-	1,395,500.00	-
2A23	02149MBM0	Senior	Exchange- 0.00%	Fix-30/360	58,077,000.00	5.250000	249,293.77	254,086.88	503,380.65	-	57,827,706.23	-
2A24	02149MBN8	Senior	Exchange- 0.00%	Fix-30/360	58,077,000.00	5.500000	249,293.77	266,186.25	515,480.02	-	57,827,706.23	-
2A25	02149MBP3	Senior	Exchange- 0.00%	Fix-30/360	58,077,000.00	5.750000	249,293.77	278,285.63	527,579.40	-	57,827,706.23	-
2A26	02149MBQ1	Strip IO	Exchange- 0.00%	Fix-30/360	7,259,625.00	6.000000	-	36,298.13	36,298.13	-	7,228,463.28	-
2A27	02149MBR9	Senior	Exchange- 0.00%	Fix-30/360	5,714,000.00	5.250000	-	24,998.75	24,998.75	-	5,714,000.00	-
2A28	02149MBS7	Senior	Exchange- 0.00%	Fix-30/360	5,714,000.00	5.500000	-	26,189.17	26,189.17	-	5,714,000.00	-
2A29	02149MBT5	Senior	Exchange- 0.00%	Fix-30/360	5,714,000.00	5.750000	-	27,379.58	27,379.58	-	5,714,000.00	-
2A30	02149MBU2	Strip IO	Exchange- 0.00%	Fix-30/360	714,250.00	6.000000	-	3,571.25	3,571.25	-	714,250.00	-
2A31	02149MBV0	Senior	Exchange- 0.00%	Fix-30/360	37,721,000.00	5.250000	121,000.00	165,029.38	286,029.38	-	37,600,000.00	-
2A32	02149MBW8	Senior	Exchange- 0.00%	Fix-30/360	37,721,000.00	5.500000	121,000.00	172,887.92	293,887.92	-	37,600,000.00	-
2A33	02149MBX6	Senior	Exchange- 0.00%	Fix-30/360	37,721,000.00	5.750000	121,000.00	180,746.46	301,746.46	-	37,600,000.00	-
2A34	02149MBY4	Strip IO	Exchange- 0.00%	Fix-30/360	4,715,125.00	6.000000	-	23,575.63	23,575.63	-	4,700,000.00	-
2A35	02149MBZ1	Senior	Exchange- 0.00%	Fix-30/360	63,791,000.00	5.250000	249,293.77	279,085.63	528,379.40	-	63,541,706.23	-
2A36	02149MCA5	Senior	Exchange- 0.00%	Fix-30/360	63,791,000.00	5.500000	249,293.77	292,375.42	541,669.19	-	63,541,706.23	-
2A37	02149MDC0	Senior	Exchange- 0.00%	Fix-30/360	63,791,000.00	5.750000	249,293.77	305,665.21	554,958.98	-	63,541,706.23	-
2A38	02149MDD8	Strip IO	Exchange- 0.00%	Fix-30/360	7,973,875.00	6.000000	-	39,869.38	39,869.38	-	7,942,713.28	-
2A39	02149MDE6	Senior	Exchange- 0.00%	Fix-30/360	28,328,000.00	5.250000	87,610.67	123,935.00	211,545.67	-	28,240,389.33	-
2A40	02149MDF3	Senior	Exchange- 0.00%	Fix-30/360	28,328,000.00	5.500000	87,610.67	129,836.67	217,447.34	-	28,240,389.33	-
2A41	02149MDG1	Senior	Exchange- 0.00%	Fix-30/360	28,328,000.00	5.750000	87,610.67	135,738.33	223,349.01	-	28,240,389.33	-
2A42	02149MDH9	Strip IO	Exchange- 0.00%	Fix-30/360	3,541,000.00	6.000000	-	17,705.00	17,705.00	-	3,530,048.67	-
2A43	02149MDJ5	Senior	Exchange- 0.00%	Fix-30/360	28,328,000.00	6.000000	87,610.67	141,640.00	229,250.67	-	28,240,389.33	-
2A44	02149MDK2	Senior	Exchange- 0.00%	Fix-30/360	63,791,000.00	6.000000	249,293.77	318,955.00	568,248.77	-	63,541,706.23	-
X			N/A		354,896,441.43	0.638094	-	188,714.40	188,714.40	-	354,177,235.96	-
X-1	02149MAN9	Strip IO	N/A	Var-30/360	168,560,642.82	0.447462	-	62,853.74	62,853.74	-	168,346,469.96	-
X-2	02149MAN9	Strip IO	N/A	Var-30/360	186,335,798.61	0.810541	-	125,860.66	125,860.66	-	185,830,766.00	-
3A1	02149MCH0	Senior	N/A	Fix-30/360	62,540,781.09	5.917000	1,000.00	308,378.17	309,378.17	-	62,539,781.09	-
3A2	02149MCJ6	Senior	N/A	Fix-30/360	66,787,010.05	5.729000	99,665.44	318,852.32	418,517.76	-	66,687,344.61	-
3A3	02149MCK3	Senior	N/A	Fix-30/360	2,724,000.00	6.088000	-	13,819.76	13,819.76	-	2,724,000.00	-
3A4	02149MCL1	Senior	N/A	Fix-30/360	31,868,000.00	5.755000	-	152,833.62	152,833.62	-	31,868,000.00	-
3A5	02149MCY3	Senior	N/A	Fix-30/360	7,967,000.00	5.750000	-	38,175.21	38,175.21	-	7,967,000.00	-
3AR	02149MCM9	Senior	N/A	Fix-30/360	-	0.000000	-	-	-	-	-	-
AR	02149MCC1	Senior	N/A	Fix-30/360	-	5.750000	-	0.14	0.14	-	-	-
PO			N/A		144,718.72	0.000000	179.24	-	179.24	-	144,539.48	-
PO-1	02149MCD9	Strip PO	N/A	Fix-30/360	135,057.31	0.000000	169.09	-	169.09	-	134,888.22	-
PO-2	02149MCD9	Strip PO	N/A	Fix-30/360	9,661.41	0.000000	10.15	-	10.15	-	9,651.26	-
3C	02149MCV9	Residual	N/A	Fix-30/360	188,419,039.66	0.000000	-	195,994.45	195,994.45	-	188,318,374.22	-
P	02149MCW7	Prepay Penalties	N/A	Fix-30/360	100.00	0.000000	-	3,328.83	3,328.83	-	100.00	-
3P	02149MCX5	Prepay Penalties	N/A	Fix-30/360	100.00	0.000000	-	-	-	-	100.00	-

3M1	02149MCN7	Subordinate	N/A	Fix-30/360	4,282,000.00	6.000000	-	21,410.00	21,410.00	-	4,282,000.00	-
3M2	02149MCP2	Subordinate	N/A	Fix-30/360	2,888,000.00	6.000000	-	14,440.00	14,440.00	-	2,888,000.00	-
3M3	02149MCQ0	Subordinate	N/A	Fix-30/360	4,582,000.00	6.000000	-	22,910.00	22,910.00	-	4,582,000.00	-
3B	02149MCR8	Subordinate	N/A	Fix-30/360	1,693,000.00	6.000000	-	8,465.00	8,465.00	-	1,693,000.00	-
M	02149MCE7	Subordinate	N/A	Var-30/360	13,001,844.70	5.880962	6,851.83	63,719.46	70,571.29	-	12,994,992.87	-
B1	02149MCF4	Subordinate	N/A	Var-30/360	4,851,766.77	5.880962	2,556.83	23,777.55	26,334.37	-	4,849,209.94	-
B2	02149MCG2	Subordinate	N/A	Var-30/360	3,104,932.90	5.880962	1,636.27	15,216.66	16,852.93	-	3,103,296.63	-
B3	02149MCS6	Subordinate	N/A	Var-30/360	2,134,678.46	5.880962	1,124.95	10,461.64	11,586.59	-	2,133,553.51	-
B4	02149MCT4	Subordinate	N/A	Var-30/360	1,746,537.12	5.880962	920.41	8,559.43	9,479.84	-	1,745,616.71	-
B5	02149MCU1	Subordinate	N/A	Var-30/360	1,358,468.20	5.880962	715.90	6,657.58	7,373.48	-	1,357,752.31	189.70

Totals					546,465,929.16		826,159.81	3,056,226.53	3,882,386.34	-	545,639,769.35	189.70

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	02149MAA7	125,000,000.00	113,450,138.18	197,848.91	197,848.91	-	-	113,252,289.27	0.906018314
1A2	02149MAB5	20,881,000.00	20,881,000.00	-	-	-	-	20,881,000.00	1.000000000
1A3	02149MAC3	8,438,000.00	7,658,338.13	13,355.59	13,355.59	-	-	7,644,982.53	0.906018314
1A4	02149MAD1	18,540,000.00	18,540,000.00	-	-	-	-	18,540,000.00	1.000000000
1A5	02149MAE9	18,540,000.00	18,540,000.00	-	-	-	-	18,540,000.00	1.000000000
1A6	02149MAF6	18,540,000.00	18,540,000.00	-	-	-	-	18,540,000.00	1.000000000
1A7	02149MAG4	1,612,173.00	1,612,173.91	-	-	-	-	1,612,173.91	1.000000566
1A8	02149MAH2	17,767,500.00	17,767,500.00	-	-	-	-	17,767,500.00	1.000000000
1A9	02149MAJ8	772,500.00	772,500.00	-	-	-	-	772,500.00	1.000000000
1A10	02149MAK5	17,367,000.00	17,367,000.00	-	-	-	-	17,367,000.00	1.000000000
1A11	02149MAL3	1,173,000.00	1,173,000.00	-	-	-	-	1,173,000.00	1.000000000
1A12	02149MAM1	133,438,000.00	121,108,476.31	211,204.51	211,204.51	-	-	120,897,271.80	0.906018314
1A13	02149MCZ0	133,438,000.00	121,108,476.31	211,204.51	211,204.51	-	-	120,897,271.80	0.906018314
1A14	02149MDA4	133,438,000.00	121,108,476.31	211,204.51	211,204.51	-	-	120,897,271.80	0.906018314
1A15	02149MDB2	11,603,304.00	10,531,171.85	-	-	-	-	10,512,806.24	0.906018341
2A1	02149MAP4	10,000,000.00	5,645,699.37	100.00	100.00	-	-	5,645,599.37	0.564559937
2A2	02149MAQ2	10,000,000.00	5,645,699.37	-	-	-	-	5,645,599.37	0.564559937
2A3	02149MAR0	26,500,000.00	26,328,000.00	87,610.67	87,610.67	-	-	26,240,389.33	0.990203371
2A4	02149MAS8	2,000,000.00	2,000,000.00	-	-	-	-	2,000,000.00	1.000000000
2A5	02149MAT6	11,500,000.00	11,206,000.00	42,000.00	42,000.00	-	-	11,164,000.00	0.970782609
2A6	02149MAU3	40,000,000.00	27,570,015.47	300.00	300.00	-	-	27,569,715.47	0.689242887
2A7	02149MAV1	40,000,000.00	27,570,015.47	-	-	-	-	27,569,715.47	0.689242887
2A8	02149MAW9	58,572,000.00	58,077,000.00	249,293.77	249,293.77	-	-	57,827,706.23	0.987292669
2A9	02149MAX7	5,714,000.00	5,714,000.00	-	-	-	-	5,714,000.00	1.000000000
2A10	02149MAY5	38,568,000.00	37,721,000.00	121,000.00	121,000.00	-	-	37,600,000.00	0.974901473
2A11	02149MAZ2	26,500,000.00	26,328,000.00	87,610.67	87,610.67	-	-	26,240,389.33	0.990203371
2A12	02149MBA6	26,500,000.00	26,328,000.00	87,610.67	87,610.67	-	-	26,240,389.33	0.990203371
2A13	02149MBB4	26,500,000.00	26,328,000.00	87,610.67	87,610.67	-	-	26,240,389.33	0.990203371
2A14	02149MBC2	3,312,500.00	3,291,000.00	-	-	-	-	3,280,048.67	0.990203371
2A15	02149MBD0	2,000,000.00	2,000,000.00	-	-	-	-	2,000,000.00	1.000000000
2A16	02149MBE8	2,000,000.00	2,000,000.00	-	-	-	-	2,000,000.00	1.000000000
2A17	02149MBF5	2,000,000.00	2,000,000.00	-	-	-	-	2,000,000.00	1.000000000
2A18	02149MBG3	250,000.00	250,000.00	-	-	-	-	250,000.00	1.000000000
2A19	02149MBH1	11,500,000.00	11,206,000.00	42,000.00	42,000.00	-	-	11,164,000.00	0.970782609
2A20	02149MBJ7	11,500,000.00	11,206,000.00	42,000.00	42,000.00	-	-	11,164,000.00	0.970782609
2A21	02149MBK4	11,500,000.00	11,206,000.00	42,000.00	42,000.00	-	-	11,164,000.00	0.970782609
2A22	02149MBL2	1,437,500.00	1,400,750.00	-	-	-	-	1,395,500.00	0.970782609
2A23	02149MBM0	58,572,000.00	58,077,000.00	249,293.77	249,293.77	-	-	57,827,706.23	0.987292669
2A24	02149MBN8	58,572,000.00	58,077,000.00	249,293.77	249,293.77	-	-	57,827,706.23	0.987292669
2A25	02149MBP3	58,572,000.00	58,077,000.00	249,293.77	249,293.77	-	-	57,827,706.23	0.987292669
2A26	02149MBQ1	7,321,500.00	7,259,625.00	-	-	-	-	7,228,463.28	0.987292669
2A27	02149MBR9	5,714,000.00	5,714,000.00	-	-	-	-	5,714,000.00	1.000000000
2A28	02149MBS7	5,714,000.00	5,714,000.00	-	-	-	-	5,714,000.00	1.000000000
2A29	02149MBT5	5,714,000.00	5,714,000.00	-	-	-	-	5,714,000.00	1.000000000
2A30	02149MBU2	714,250.00	714,250.00	-	-	-	-	714,250.00	1.000000000
2A31	02149MBV0	38,568,000.00	37,721,000.00	121,000.00	121,000.00	-	-	37,600,000.00	0.974901473
2A32	02149MBW8	38,568,000.00	37,721,000.00	121,000.00	121,000.00	-	-	37,600,000.00	0.974901473
2A33	02149MBX6	38,568,000.00	37,721,000.00	121,000.00	121,000.00	-	-	37,600,000.00	0.974901473
2A34	02149MBY4	4,821,000.00	4,715,125.00	-	-	-	-	4,700,000.00	0.974901473
2A35	02149MBZ1	64,286,000.00	63,791,000.00	249,293.77	249,293.77	-	-	63,541,706.23	0.988422148
2A36	02149MCA5	64,286,000.00	63,791,000.00	249,293.77	249,293.77	-	-	63,541,706.23	0.988422148
2A37	02149MDC0	64,286,000.00	63,791,000.00	249,293.77	249,293.77	-	-	63,541,706.23	0.988422148
2A38	02149MDD8	8,035,750.00	7,973,875.00	-	-	-	-	7,942,713.28	0.988422148
2A39	02149MDE6	28,500,000.00	28,328,000.00	87,610.67	87,610.67	-	-	28,240,389.33	0.990890854
2A40	02149MDF3	28,500,000.00	28,328,000.00	87,610.67	87,610.67	-	-	28,240,389.33	0.990890854
2A41	02149MDG1	28,500,000.00	28,328,000.00	87,610.67	87,610.67	-	-	28,240,389.33	0.990890854
2A42	02149MDH9	3,562,500.00	3,541,000.00	-	-	-	-	3,530,048.67	0.990890854
2A43	02149MDJ5	28,500,000.00	28,328,000.00	87,610.67	87,610.67	-	-	28,240,389.33	0.990890854
2A44	02149MDK2	64,286,000.00	63,791,000.00	249,293.77	249,293.77	-	-	63,541,706.23	0.988422148
X		385,884,297.00	354,896,441.43	-	-	-	-	354,177,235.96	0.917832725
X-1	02149MAN9	180,910,300.00	168,560,642.82	-	-	-	-	168,346,469.96	0.930552157
X-2	02149MAN9	204,973,997.00	186,335,798.61	-	-	-	-	185,830,766.00	0.906606539
3A1	02149MCH0	70,043,000.00	62,540,781.09	1,000.00	1,000.00	-	-	62,539,781.09	0.892876963
3A2	02149MCJ6	70,043,000.00	66,787,010.05	99,665.44	99,665.44	-	-	66,687,344.61	0.952091495
3A3	02149MCK3	2,724,000.00	2,724,000.00	-	-	-	-	2,724,000.00	1.000000000
3A4	02149MCL1	31,868,000.00	31,868,000.00	-	-	-	-	31,868,000.00	1.000000000
3A5	02149MCY3	7,967,000.00	7,967,000.00	-	-	-	-	7,967,000.00	1.000000000
3AR	02149MCM9	100.00	-	-	-	-	-	-	0.000000000
AR	02149MCC1	100.00	-	-	-	-	-	-	0.000000000
PO		164,880.07	144,718.72	179.24	179.24	-	-	144,539.48	0.876634029
PO-1	02149MCD9	136,139.61	135,057.31	169.09	169.09	-	-	134,888.22	0.990808019
PO-2	02149MCD9	28,740.46	9,661.41	10.15	10.15	-	-	9,651.26	0.335807473
3C	02149MCV9	-	188,419,039.66	-	-	-	-	188,318,374.22	0.000000000
P	02149MCW7	100.00	100.00	-	-	-	-	100.00	1.000000000
3P	02149MCX5	100.00	100.00	-	-	-	-	100.00	1.000000000

3M1	02149MCN7	4,282,000.00	4,282,000.00	-	-	-	-	4,282,000.00	1.000000000
3M2	02149MCP2	2,888,000.00	2,888,000.00	-	-	-	-	2,888,000.00	1.000000000
3M3	02149MCQ0	4,582,000.00	4,582,000.00	-	-	-	-	4,582,000.00	1.000000000
3B	02149MCR8	1,693,000.00	1,693,000.00	-	-	-	-	1,693,000.00	1.000000000
M	02149MCE7	13,144,500.00	13,001,844.70	6,851.83	6,851.83	-	-	12,994,992.87	0.988625879
B1	02149MCF4	4,905,000.00	4,851,766.77	2,556.83	2,556.83	-	-	4,849,209.94	0.988625879
B2	02149MCG2	3,139,000.00	3,104,932.90	1,636.27	1,636.27	-	-	3,103,296.63	0.988625879
B3	02149MCS6	2,158,100.00	2,134,678.46	1,124.95	1,124.95	-	-	2,133,553.51	0.988625879
B4	02149MCT4	1,765,700.00	1,746,537.12	920.41	920.41	-	-	1,745,616.71	0.988625879
B5	02149MCU1	1,373,565.00	1,358,468.20	715.90	715.90	-	-	1,357,752.31	0.988487844

Totals		588,453,945.07	546,465,929.16	826,159.81	826,159.81	-	-	545,639,769.35

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Deferred Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Net Rate Carryover After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	113,450,138.18	5.750000	5.750000	543,615.25	-	543,615.25	-	-	543,615.25	-	-	-
1A2	20,881,000.00	5.750000	5.750000	100,054.79	-	100,054.79	-	-	100,054.79	-	-	-
1A3	7,658,338.13	5.750000	5.750000	36,696.20	-	36,696.20	-	-	36,696.20	-	-	-
1A4	18,540,000.00	5.750000	5.750000	88,837.50	-	88,837.50	-	-	88,837.50	-	-	-
1A5	18,540,000.00	5.250000	5.250000	81,112.50	-	81,112.50	-	-	81,112.50	-	-	-
1A6	18,540,000.00	5.500000	5.500000	84,975.00	-	84,975.00	-	-	84,975.00	-	-	-
1A7	1,612,173.91	5.750000	5.750000	7,725.00	-	7,725.00	-	-	7,725.00	-	-	-
1A8	17,767,500.00	6.000000	6.000000	88,837.50	-	88,837.50	-	-	88,837.50	-	-	-
1A9	772,500.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A10	17,367,000.00	5.750000	5.750000	83,216.88	-	83,216.88	-	-	83,216.88	-	-	-
1A11	1,173,000.00	5.750000	5.750000	5,620.63	-	5,620.63	-	-	5,620.63	-	-	-
1A12	121,108,476.31	5.750000	5.750000	580,311.45	-	580,311.45	-	-	580,311.45	-	-	-
1A13	121,108,476.31	5.250000	5.250000	529,849.58	-	529,849.58	-	-	529,849.58	-	-	-
1A14	121,108,476.31	5.500000	5.500000	555,080.52	-	555,080.52	-	-	555,080.52	-	-	-
1A15	10,531,171.85	5.750000	5.750000	50,461.87	-	50,461.87	-	-	50,461.87	-	-	-
2A1	5,645,699.37	5.331250	5.331250	25,082.20	-	25,082.20	-	-	25,082.20	-	-	-
2A2	5,645,699.37	0.668750	0.668750	3,146.30	-	3,146.30	-	-	3,146.30	-	-	-
2A3	26,328,000.00	6.000000	6.000000	131,640.00	-	131,640.00	-	-	131,640.00	-	-	-
2A4	2,000,000.00	6.000000	6.000000	10,000.00	-	10,000.00	-	-	10,000.00	-	-	-
2A5	11,206,000.00	6.000000	6.000000	56,030.00	-	56,030.00	-	-	56,030.00	-	-	-
2A6	27,570,015.47	5.731250	5.731250	131,675.54	-	131,675.54	-	-	131,675.54	-	-	-
2A7	27,570,015.47	0.268750	0.268750	6,174.53	-	6,174.53	-	-	6,174.53	-	-	-
2A8	58,077,000.00	6.000000	6.000000	290,385.00	-	290,385.00	-	-	290,385.00	-	-	-
2A9	5,714,000.00	6.000000	6.000000	28,570.00	-	28,570.00	-	-	28,570.00	-	-	-
2A10	37,721,000.00	6.000000	6.000000	188,605.00	-	188,605.00	-	-	188,605.00	-	-	-
2A11	26,328,000.00	5.250000	5.250000	115,185.00	-	115,185.00	-	-	115,185.00	-	-	-
2A12	26,328,000.00	5.500000	5.500000	120,670.00	-	120,670.00	-	-	120,670.00	-	-	-
2A13	26,328,000.00	5.750000	5.750000	126,155.00	-	126,155.00	-	-	126,155.00	-	-	-
2A14	3,291,000.00	6.000000	6.000000	16,455.00	-	16,455.00	-	-	16,455.00	-	-	-
2A15	2,000,000.00	5.250000	5.250000	8,750.00	-	8,750.00	-	-	8,750.00	-	-	-
2A16	2,000,000.00	5.500000	5.500000	9,166.67	-	9,166.67	-	-	9,166.67	-	-	-
2A17	2,000,000.00	5.750000	5.750000	9,583.33	-	9,583.33	-	-	9,583.33	-	-	-
2A18	250,000.00	6.000000	6.000000	1,250.00	-	1,250.00	-	-	1,250.00	-	-	-
2A19	11,206,000.00	5.250000	5.250000	49,026.25	-	49,026.25	-	-	49,026.25	-	-	-
2A20	11,206,000.00	5.500000	5.500000	51,360.83	-	51,360.83	-	-	51,360.83	-	-	-
2A21	11,206,000.00	5.750000	5.750000	53,695.42	-	53,695.42	-	-	53,695.42	-	-	-
2A22	1,400,750.00	6.000000	6.000000	7,003.75	-	7,003.75	-	-	7,003.75	-	-	-
2A23	58,077,000.00	5.250000	5.250000	254,086.88	-	254,086.88	-	-	254,086.88	-	-	-
2A24	58,077,000.00	5.500000	5.500000	266,186.25	-	266,186.25	-	-	266,186.25	-	-	-
2A25	58,077,000.00	5.750000	5.750000	278,285.63	-	278,285.63	-	-	278,285.63	-	-	-
2A26	7,259,625.00	6.000000	6.000000	36,298.13	-	36,298.13	-	-	36,298.13	-	-	-
2A27	5,714,000.00	5.250000	5.250000	24,998.75	-	24,998.75	-	-	24,998.75	-	-	-
2A28	5,714,000.00	5.500000	5.500000	26,189.17	-	26,189.17	-	-	26,189.17	-	-	-
2A29	5,714,000.00	5.750000	5.750000	27,379.58	-	27,379.58	-	-	27,379.58	-	-	-
2A30	714,250.00	6.000000	6.000000	3,571.25	-	3,571.25	-	-	3,571.25	-	-	-
2A31	37,721,000.00	5.250000	5.250000	165,029.38	-	165,029.38	-	-	165,029.38	-	-	-
2A32	37,721,000.00	5.500000	5.500000	172,887.92	-	172,887.92	-	-	172,887.92	-	-	-
2A33	37,721,000.00	5.750000	5.750000	180,746.46	-	180,746.46	-	-	180,746.46	-	-	-
2A34	4,715,125.00	6.000000	6.000000	23,575.63	-	23,575.63	-	-	23,575.63	-	-	-
2A35	63,791,000.00	5.250000	5.250000	279,085.63	-	279,085.63	-	-	279,085.63	-	-	-
2A36	63,791,000.00	5.500000	5.500000	292,375.42	-	292,375.42	-	-	292,375.42	-	-	-
2A37	63,791,000.00	5.750000	5.750000	305,665.21	-	305,665.21	-	-	305,665.21	-	-	-
2A38	7,973,875.00	6.000000	6.000000	39,869.38	-	39,869.38	-	-	39,869.38	-	-	-
2A39	28,328,000.00	5.250000	5.250000	123,935.00	-	123,935.00	-	-	123,935.00	-	-	-
2A40	28,328,000.00	5.500000	5.500000	129,836.67	-	129,836.67	-	-	129,836.67	-	-	-
2A41	28,328,000.00	5.750000	5.750000	135,738.33	-	135,738.33	-	-	135,738.33	-	-	-
2A42	3,541,000.00	6.000000	6.000000	17,705.00	-	17,705.00	-	-	17,705.00	-	-	-
2A43	28,328,000.00	6.000000	6.000000	141,640.00	-	141,640.00	-	-	141,640.00	-	-	-
2A44	63,791,000.00	6.000000	6.000000	318,955.00	-	318,955.00	-	-	318,955.00	-	-	-
X	354,896,441.43	0.638094	0.638094	188,714.40	-	188,714.40	-	-	188,714.40	-	-	-
X-1	168,560,642.82	0.447462	0.447462	62,853.74	-	62,853.74	-	-	62,853.74	-	-	-
X-2	186,335,798.61	0.810541	0.810541	125,860.66	-	125,860.66	-	-	125,860.66	-	-	-
3A1	62,540,781.09	5.917000	5.917000	308,378.17	-	308,378.17	-	-	308,378.17	-	-	-
3A2	66,787,010.05	5.729000	5.729000	318,852.32	-	318,852.32	-	-	318,852.32	-	-	-
3A3	2,724,000.00	6.088000	6.088000	13,819.76	-	13,819.76	-	-	13,819.76	-	-	-
3A4	31,868,000.00	5.755000	5.755000	152,833.62	-	152,833.62	-	-	152,833.62	-	-	-
3A5	7,967,000.00	5.750000	5.750000	38,175.21	-	38,175.21	-	-	38,175.21	-	-	-
3AR	-	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	5.750000	0.000000	-	-	-	-	-	0.14	-	-	-
PO	144,718.72	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	135,057.31	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	9,661.41	0.000000	0.000000	-	-	-	-	-	-	-	-	-
3C	188,419,039.66	0.000000	1.248246	-	-	-	-	-	195,994.45	-	-	-
P	100.00	0.000000	39945.960000	-	-	-	-	-	3,328.83	-	-	-
3P	100.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-

3M1	4,282,000.00	6.000000	6.000000	21,410.00	-	21,410.00	-	-	21,410.00	-	-	-
3M2	2,888,000.00	6.000000	6.000000	14,440.00	-	14,440.00	-	-	14,440.00	-	-	-
3M3	4,582,000.00	6.000000	6.000000	22,910.00	-	22,910.00	-	-	22,910.00	-	-	-
3B	1,693,000.00	6.000000	6.000000	8,465.00	-	8,465.00	-	-	8,465.00	-	-	-
M	13,001,844.70	5.880962	5.880962	63,719.46	-	63,719.46	-	-	63,719.46	-	-	-
B1	4,851,766.77	5.880962	5.880962	23,777.55	-	23,777.55	-	-	23,777.55	-	-	-
B2	3,104,932.90	5.880962	5.880962	15,216.66	-	15,216.66	-	-	15,216.66	-	-	-
B3	2,134,678.46	5.880962	5.880962	10,461.64	-	10,461.64	-	-	10,461.64	-	-	-
B4	1,746,537.12	5.880962	5.880962	8,559.43	-	8,559.43	-	-	8,559.43	-	-	-
B5	1,358,468.20	5.880962	5.880962	6,657.58	-	6,657.58	-	-	6,657.58	-	-	-

Totals	546,465,929.16			2,856,903.11	-	2,856,903.11	-	-	3,056,226.53	-	-	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	02149MAA7	125,000,000.00	907.601105443	1.582791319	4.348921964	906.018314125	5.750000
1A2	02149MAB5	20,881,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
1A3	02149MAC3	8,438,000.00	907.601105443	1.582791319	4.348921964	906.018314125	5.750000
1A4	02149MAD1	18,540,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
1A5	02149MAE9	18,540,000.00	1000.000000000	0.000000000	4.375000000	1000.000000000	5.250000
1A6	02149MAF6	18,540,000.00	1000.000000000	0.000000000	4.583333333	1000.000000000	5.500000
1A7	02149MAG4	1,612,173.00	1000.000566343	0.000000000	4.791669380	1000.000566343	5.750000
1A8	02149MAH2	17,767,500.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A9	02149MAJ8	772,500.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A10	02149MAK5	17,367,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
1A11	02149MAL3	1,173,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
1A12	02149MAM1	133,438,000.00	907.601105443	1.582791319	4.348921964	906.018314125	5.750000
1A13	02149MCZ0	133,438,000.00	907.601105443	1.582791319	3.970754836	906.018314125	5.250000
1A14	02149MDA4	133,438,000.00	907.601105443	1.582791319	4.159838400	906.018314125	5.500000
1A15	02149MDB2	11,603,304.00	907.601132650	0.000000000	4.348922094	906.018341284	5.750000
2A1	02149MAP4	10,000,000.00	564.569936695	0.010000000	2.508219563	564.559936695	5.331250
2A2	02149MAQ2	10,000,000.00	564.569936695	0.000000000	0.314630121	564.559936695	0.668750
2A3	02149MAR0	26,500,000.00	993.509433962	3.306063198	4.967547170	990.203370764	6.000000
2A4	02149MAS8	2,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A5	02149MAT6	11,500,000.00	974.434782609	3.652173913	4.872173913	970.782608696	6.000000
2A6	02149MAU3	40,000,000.00	689.250386684	0.007500000	3.291888566	689.242886684	5.731250
2A7	02149MAV1	40,000,000.00	689.250386684	0.000000000	0.154363368	689.242886684	0.268750
2A8	02149MAW9	58,572,000.00	991.548862938	4.256193652	4.957744315	987.292669286	6.000000
2A9	02149MAX7	5,714,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A10	02149MAY5	38,568,000.00	978.038788633	3.137315910	4.890193943	974.901472724	6.000000
2A11	02149MAZ2	26,500,000.00	993.509433962	3.306063198	4.346603774	990.203370764	5.250000
2A12	02149MBA6	26,500,000.00	993.509433962	3.306063198	4.553584906	990.203370764	5.500000
2A13	02149MBB4	26,500,000.00	993.509433962	3.306063198	4.760566038	990.203370764	5.750000
2A14	02149MBC2	3,312,500.00	993.509433962	0.000000000	4.967547170	990.203370764	6.000000
2A15	02149MBD0	2,000,000.00	1000.000000000	0.000000000	4.375000000	1000.000000000	5.250000
2A16	02149MBE8	2,000,000.00	1000.000000000	0.000000000	4.583333333	1000.000000000	5.500000
2A17	02149MBF5	2,000,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
2A18	02149MBG3	250,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A19	02149MBH1	11,500,000.00	974.434782609	3.652173913	4.263152174	970.782608696	5.250000
2A20	02149MBJ7	11,500,000.00	974.434782609	3.652173913	4.466159420	970.782608696	5.500000
2A21	02149MBK4	11,500,000.00	974.434782609	3.652173913	4.669166667	970.782608696	5.750000
2A22	02149MBL2	1,437,500.00	974.434782609	0.000000000	4.872173913	970.782608696	6.000000
2A23	02149MBM0	58,572,000.00	991.548862938	4.256193652	4.338026275	987.292669286	5.250000
2A24	02149MBN8	58,572,000.00	991.548862938	4.256193652	4.544598955	987.292669286	5.500000
2A25	02149MBP3	58,572,000.00	991.548862938	4.256193652	4.751171635	987.292669286	5.750000
2A26	02149MBQ1	7,321,500.00	991.548862938	0.000000000	4.957744315	987.292669286	6.000000
2A27	02149MBR9	5,714,000.00	1000.000000000	0.000000000	4.375000000	1000.000000000	5.250000
2A28	02149MBS7	5,714,000.00	1000.000000000	0.000000000	4.583333333	1000.000000000	5.500000
2A29	02149MBT5	5,714,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
2A30	02149MBU2	714,250.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A31	02149MBV0	38,568,000.00	978.038788633	3.137315910	4.278919700	974.901472724	5.250000
2A32	02149MBW8	38,568,000.00	978.038788633	3.137315910	4.482677781	974.901472724	5.500000
2A33	02149MBX6	38,568,000.00	978.038788633	3.137315910	4.686435862	974.901472724	5.750000
2A34	02149MBY4	4,821,000.00	978.038788633	0.000000000	4.890193943	974.901472724	6.000000
2A35	02149MBZ1	64,286,000.00	992.300034222	3.877885925	4.341312650	988.422148297	5.250000
2A36	02149MCA5	64,286,000.00	992.300034222	3.877885925	4.548041824	988.422148297	5.500000
2A37	02149MDC0	64,286,000.00	992.300034222	3.877885925	4.754770997	988.422148297	5.750000
2A38	02149MDD8	8,035,750.00	992.300034222	0.000000000	4.961500171	988.422148297	6.000000
2A39	02149MDE6	28,500,000.00	993.964912281	3.074058763	4.348596491	990.890853518	5.250000
2A40	02149MDF3	28,500,000.00	993.964912281	3.074058763	4.555672515	990.890853518	5.500000
2A41	02149MDG1	28,500,000.00	993.964912281	3.074058763	4.762748538	990.890853518	5.750000
2A42	02149MDH9	3,562,500.00	993.964912281	0.000000000	4.969824561	990.890853518	6.000000
2A43	02149MDJ5	28,500,000.00	993.964912281	3.074058763	4.969824561	990.890853518	6.000000
2A44	02149MDK2	64,286,000.00	992.300034222	3.877885925	4.961500171	988.422148297	6.000000
X		385,884,297.00	919.696510558	0.000000000	0.489044000	917.832725284	0.638094
X-1	02149MAN9	180,910,300.00	931.736019563	0.000000000	0.347430431	930.552157395	0.447462
X-2	02149MAN9	204,973,997.00	909.070425211	0.000000000	0.614032332	906.606538975	0.810541
3A1	02149MCH0	70,043,000.00	892.891239467	0.014276944	4.402697887	892.876962523	5.917000
3A2	02149MCJ6	70,043,000.00	953.514413289	1.422917922	4.552236728	952.091495367	5.729000
3A3	02149MCK3	2,724,000.00	1000.000000000	0.000000000	5.073333333	1000.000000000	6.088000
3A4	02149MCL1	31,868,000.00	1000.000000000	0.000000000	4.795833333	1000.000000000	5.755000
3A5	02149MCY3	7,967,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
3AR	02149MCM9	100.00	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
AR	02149MCC1	100.00	0.000000000	0.000000000	1.412011409	0.000000000	5.750000
PO		164,880.07	877.721121783	1.087093182	0.000000000	876.634028600	0.000000
PO-1	02149MCD9	136,139.61	992.050042031	1.242022554	0.000000000	990.808019477	0.000000
PO-2	02149MCD9	28,740.46	336.160655629	0.353182760	0.000000000	335.807472868	0.000000
3C	02149MCV9	-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
P	02149MCW7	100.00	1000.000000000	0.000000000	33288.300000000	1000.000000000	0.000000
3P	02149MCX5	100.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000

3M1	02149MCN7	4,282,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
3M2	02149MCP2	2,888,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
3M3	02149MCQ0	4,582,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
3B	02149MCR8	1,693,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
M	02149MCE7	13,144,500.00	989.147148860	0.521269875	4.847613869	988.625878985	5.880962
B1	02149MCF4	4,905,000.00	989.147148860	0.521269875	4.847613869	988.625878985	5.880962
B2	02149MCG2	3,139,000.00	989.147148860	0.521269875	4.847613869	988.625878985	5.880962
B3	02149MCS6	2,158,100.00	989.147148860	0.521269875	4.847613869	988.625878985	5.880962
B4	02149MCT4	1,765,700.00	989.147148860	0.521269875	4.847613869	988.625878985	5.880962
B5	02149MCU1	1,373,565.00	989.009041090	0.521197094	4.846937030	988.487843996	5.880962

Totals		588,453,945.07	928.646895374	1.403949820	5.193654585	927.242945555

THE BANK OF NEW YORK
101 Barclay St, 4 West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2007-J1
Mortgage Pass-Through Certificates, Series 2007-J1

Pool Level Data
Distribution Date								10/25/2007
Cut-off Date								2/1/2007
Record Date								9/28/2007
Determination Date								10/22/2007
LIBOR Determination Date								9/21/2007
Accrual Period 30/360			Begin					9/1/2007
			End					10/1/2007
Number of Days in 30/360 Accrual Period								30

Prefunding Detail

					Group I	Group II	Group III	Total
	Target Funding Balance				185,518,431.04	206,845,414.33	199,177,324.13	591,541,169.50
	Initial Funded Balance				183,324,109.30	188,119,676.73	199,045,243.62	570,489,029.65
	Initial Unfunded Balance				2,194,321.74	18,725,737.60	132,080.51	21,052,139.85

	Ending Unfunded Amounts have been passed
	through as Principal at the End of the
	Prefunding Period

Collateral Detail

	Original Mortgage Loan Details

					Group I	Group II	Group III	Total
	Original Aggregate Loan Count				311	527	702	1,540
	Original Stated Principal Balance				185,518,431.04	206,845,414.33	199,177,324.13	591,541,169.50
	Original Weighted Average Mortgage Rate				6.40457%	7.06351%	7.29837%
	Original Weighted Average Net Mortgage Rate				6.18869%	6.83939%	7.02219%
	Original Weighted Average Remaining Term				357	358	357

	Current Mortgage Loan Details

					Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count				291	473	667	1,431
	Loans Paid Off or otherwise removed pursuant to the PSA				0	2	0	2
	Ending Aggregate Loan Count				291	471	667	1,429

	Beginning Pool Stated Principal Balance				173,138,888.47	187,995,249.54	188,419,039.66	549,553,177.67
	Scheduled Principal				102,688.12	87,868.61	89,314.93	279,871.66
	Unscheduled Principal				116,077.56	418,860.09	11,350.51	546,288.16
	Realized Principal Losses				-	-	-	-
	Ending Pool Stated Principal Balance				172,920,122.79	187,488,520.84	188,318,374.22	548,727,017.85

	Beginning Weighted Average Mortgage Rate				6.39723%	7.02845%	7.28219%
	Beginning Weighted Average Net Mortgage Rate				6.18114%	6.80308%	7.00392%
	Ending Weighted Average Mortgage Rate				6.39718%	7.02894%	7.28225%
	Ending Weighted Average Net Mortgage Rate				6.18110%	6.80364%	7.00398%

	Beginning Weighted Average Remaining Term to Maturity				352	353	353
	Ending Weighted Average Remaining Term to Maturity				351	352	352

	Loan Substitution

					Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed				-	-	-	-
	Aggregate Stated of Principal Balance Added				-	-	-	-
	Aggregate Principal Substitution Shortfall Amount				-	-	-	-

	Fees of the Trust

					Group I	Group II	Group III	Total
	Gross Master Servicing Fee				29,620.90	33,612.82	35,507.40	98,741.13
	Net Master Servicing Fee				29,620.90	33,204.45	35,507.40	98,332.76
	Trustee Fee				1,298.54	1,409.96	1,413.14	4,121.65
	Mortgage Insurance Premium (PMI)				257.55	284.35	6,772.87	7,314.77
	Total Net Loan Fees				31,176.99	34,898.77	43,693.42	109,769.18

	Servicer Advances

					Group I	Group II	Group III	Total
	Principal Advances				1,259.78	4,593.64	15,007.50	20,860.92
	Interest Advances				25,175.88	144,163.15	206,259.44	375,598.47
	Reimbursement for Principal & Interest Advances				-	-	-	-
	Reimbursement for Nonrecoverable Advances				-	-	-	-
	Total Advances				26,435.66	148,756.79	221,266.94	396,459.39

	Mortgage Prepayment Details

					Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full				-	405,254.28	-	405,254.28
	Prepayment Interest Excess				-	-	-	-
	Prepayment Interest Shortfall				-	408.37	-	408.37
	Compensating Interest				-	408.37	-	408.37
	Non-Supported Prepayment Interest Shortfall				-	-	-	-
	Prepayment Charges				-	3,328.83	-	3,328.83
	CPR %				0.80203%	2.64234%	0.07230%
	SMM %				0.06708%	0.22291%	0.00603%

Delinquency Information

Delinquency Info	Group 1		Group 2		Group 3		Total

30-59 Days	2,961,889.15	1.71287%	7,169,023.89	3.82371%	12,596,845.05	6.68912%	22,727,758.09	4.14191%
	5	1.71821%	23	4.88323%	43	6.44678%	71	4.96851%

60-89 Days	243,979.34	0.14109%	3,546,834.91	1.89176%	6,542,180.00	3.47400%	10,332,994.25	1.88308%
	1	0.34364%	9	1.91083%	18	2.69865%	28	1.95941%

90+ Days	-	0.00000%	2,890,454.28	1.54167%	4,542,589.69	2.41219%	7,433,043.97	1.35460%
	0	0.00000%	5	1.06157%	17	2.54873%	22	1.53954%

Total	3,205,868.49	1.85396%	13,606,313.08	7.25714%	23,681,614.74	12.57531%	40,493,796.31	7.37959%
	6	2.06186%	37	7.85563%	78	11.69415%	121	8.46746%

Foreclosure Info	Group 1		Group 2		Group 3		Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	1,129,743.13	0.65333%	7,767,820.00	4.14309%	7,346,382.25	3.90104%	16,243,945.38	2.96030%
	4	1.37457%	14	2.97240%	26	3.89805%	44	3.07908%

Total	1,129,743.13	0.65333%	7,767,820.00	4.14309%	7,346,382.25	3.90104%	16,243,945.38	2.96030%
	4	1.37457%	14	2.97240%	26	3.89805%	44	3.07908%

REO Info	Group 1		Group 2		Group 3		Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	191,313.22	0.11064%	1,288,000.00	0.68698%	706,852.82	0.37535%	2,186,166.04	0.39841%
	3	1.03093%	1	0.21231%	5	0.74963%	9	0.62981%

Total	191,313.22	0.11064%	1,288,000.00	0.68698%	706,852.82	0.37535%	2,186,166.04	0.39841%
	3	1.03093%	1	0.21231%	5	0.74963%	9	0.62981%

Bankruptcy Info	Group 1		Group 2		Group 3		Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	978,000.00	0.52163%	259,651.55	0.13788%	1,237,651.55	0.22555%
	0	0.00000%	2	0.42463%	1	0.14993%	3	0.20994%

Total	-	0.00000%	978,000.00	0.52163%	259,651.55	0.13788%	1,237,651.55	0.22555%
	0	0.00000%	2	0.42463%	1	0.14993%	3	0.20994%

Totals for Foreclosure Bankruptcy, REO	Group 1		Group 2		Group 3		Total

All	1,321,056.35	0.76397%	10,033,820.00	5.35170%	8,312,886.62	4.41427%	19,667,762.97	3.58425%
	7	2.40550%	17	3.60934%	32	4.79760%	56	3.91882%

Totals for Foreclosure,REO Bankruptcy, Delinquency	Group 1		Group 2		Group 3		Total

All	4,526,924.84	2.61793%	23,640,133.08	12.60884%	31,994,501.36	16.98958%	60,161,559.28	10.96384%
	13	4.46735%	54	11.46497%	110	16.49175%	177	12.38628%
Realized Loss Detail

	Realized Losses

				Group I	Group II	Group III	Total
	Current Period Realized Losses			-	-	-	-
	Cumulative Realized Losses			-	190.00	305.00	495.00
	Total Liquidated Loan Balance			-	-	-	-
	Total Liquidated Proceeds			-	-	-	-
	Subsequent Recoveries			-	-	-	-
	Monthly Default Rate			0.00000%	0.00000%	0.00000%
	Conditional Default Rate			0.00000%	0.00000%	0.00000%

Loan ID		Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

		N/A

Group II

		N/A

Group III

		N/A

Servicer Remittance Summary

	Interest Remittance Amount

				Group I	Group II	Group III	Total
	Scheduled Interest Collected			923,007.48	1,100,687.46	1,143,420.16	3,167,115.10
	Plus: Compensating Interest			-	408.37	-	408.37
	Plus: Seller Shortfall Interest Requirement			-	-	-	-
	Less: Servicing Fees			29,620.90	33,612.82	35,507.40	98,741.13
	Less: Mortgage Insurance Premium (PMI)			257.55	284.35	6,772.87	7,314.77
	Total Interest Remittance Amount			893,129.03	1,067,198.66	1,101,139.89	3,061,467.57

	Principal Remittance Amount

				Group I	Group II	Group III	Total
	Scheduled Principal			102,688.12	87,868.61	89,314.93	279,871.66
	Curtailment Principal			116,077.56	13,605.81	11,350.51	141,033.88
	Paid in Full Principal			-	405,254.28	-	405,254.28
	Repurchased Principal			-	-	-	-
	Liquidation Principal			-	-	-	-
	Subsequent Recoveries			-	-	-	-
	Less: Non-Recoverable Principal Advances relating to Principal			-	-	-	-
	Total Principal Remittance Amount			218,765.68	506,728.70	100,665.44	826,159.82

	Prepayment Charge			-	3,328.83	-	3,328.83
	Other Amounts Required			-	-	-	-
	Total Other Remittance			-	3,328.83	-	3,328.83

	Total Servicer Remittance			1,111,894.71	1,577,256.19	1,201,805.33	3,890,956.22

Distributable Amounts

	Principal Distribution Amount

				Group I	Group II	Group III	Total
	Principal Remittance Amount			218,765.68	506,728.70	100,665.44	826,159.82
	Extra Principal Distribution Amount			-	-	-	-
	Supplemental Loan Deposit			-	-	-	-
	Less: OC Reduction			-	-	-	-
	Principal Distribution Amount			218,765.68	506,728.70	100,665.44	826,159.82

	Interest Funds

				Group I	Group II	Group III	Total
	Interest Remittance			893,129.03	1,067,198.66	1,101,139.89	3,061,467.57
	Less: Trustee Fee			1,298.54	1,409.96	1,413.14	4,121.65
	Interest Funds			891,830.49	1,065,788.69	1,099,726.74	3,057,345.92

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance						3,890,956.22
	Investment Income						1.79
	Corridor Proceeds						-
	Supplemental Loan Deposit						-
	Carryover Reserve Fund withdrawal from Initial Deposit						-
	Principal Reserve Fund withdrawal from Initial Deposit						-
	Other Amounts						-
	Total Available						3,890,958.01

	Distribution Payments

	Trustee Fee						4,121.65
	3-A-2 Insurance Premium						3,895.91
	Class Payments						3,882,386.35
	Total Payments						3,890,403.91

Trust Accounts

	Distribution Account

	Beginning Balance						-
	Deposit						3,890,403.91
	Withdrawal						3,890,403.91
	Ending Balance						-

	Carryover Reserve Account

	Beginning Balance						1,000.00
	Deposits						-
	Withdrawals						-
	Ending Balance						1,000.00

	For Details on the NRC Payment, see Interest
	Detail, page 3

	Prefunding Account

	Beginning Balance						-
	Deposit						-
	Withdrawal						-
	Ending Balance						-

	Capitalized Interest Account

	Beginning Balance						-
	Deposits						-
	Withdrawals						-
	Ending Balance						-

	Corridor Contract Reserve Fund

	Beginning Balance						1,370.37
	Deposit						-
	Withdrawal						-
	Ending Balance						1,370.37

	Exchangeable Certificates Distribution
	Account

	Beginnning Balance						-
	Deposit						-
	Withdrawal						-
	Ending Balance						-

	Principal Reserve Account

	Beginning Balance						100.00
	Deposit						-
	Withdrawal						-
	Ending Balance						100.00

Yield Supplemental Amount Details

	One-Month Libor Rate						5.13125%

	Yield Supplemental Amounts

Class		Beginning Balance	Current Period Amount	Amount Paid	Ending Amount
2A1		-	-	-	-
2A6		-	-	-	-
Total		--	--	--	--

	Corridor Contract Amounts Available

Contract		Beginning Amount	Current Period Amount	Ending Amount
2A1		-	-	-
2A6		-	-	-
Total		--	--	--

Net Rate Carryover Details

	Net Rate Cap Details

	Libor Rate						5.13125%
	Net Rate Cap						6.96079%

Class		Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount
3A1		-	-	-	-	-
3A2		-	-	-	-	-
3A3		-	-	-	-	-
3A4		-	-	-	-	-
3A5		-	-	-	-	-
3M1		-	-	-	-	-
3M2		-	-	-	-	-
3M3		-	-	-	-	-
3B		-	-	-	-	-
Total		--	--	--	--	--

Senior Principal Distribution Amounts

	Group 1 PO Principal Amounts

	Beginning PO Balance			135,057.31
	PO Scheduled Principal			169.09
	PO Prepayments & Recoveries			-
	PO Liquidation Principal			-
	PO Principal Loss			-
	Ending PO Balance			134,888.22

	Group 1 NON-PO Principal Amounts

	Beginning Non-PO Balance			173,003,831.16
	Non-PO Scheduled Principal			102,519.03
	Non-PO Prepayments & Recoveries			116,077.56
	Non-PO Liquidation Principal			-
	Non-PO Principal Loss			-
	Ending Non-PO Balance			172,785,234.57

	Group 2 PO Principal Amounts

	Beginning PO Balance				9,661.41
	PO Scheduled Principal				10.15
	PO Prepayments & Recoveries				-
	PO Liquidation Principal				-
	PO Principal Loss				-
	Ending PO Balance				9,651.26

	Group 2 NON-PO Principal Amounts

	Beginning Non-PO Balance				187,985,588.13
	Non-PO Scheduled Principal				87,858.46
	Non-PO Prepayments & Recoveries				418,860.09
	Non-PO Liquidation Principal				-
	Non-PO Principal Loss				-
	Ending Non-PO Balance				187,478,869.58

Principal Distribution Amounts

	Group 1 Senior and Subordinate Percentages

	Senior Percentage Original			93.24467%
	Senior Prepayment Percentage Original			100.00000%
	Senior Percentage			92.78955%
	Senior Prepayment Percentage			100.00000%
	Subordinate Percentages			7.21045%
	Subordinate Prepayment Percentage			0.00000%

	Group 1 Principal Distribution Amounts

	Senior Principal Distribution Amount			211,204.51
	Subordinate Principal Distribution Amount			7,392.08
	PO Principal Distribution Amount			-
	Total Principal Distribution Amount			218,596.59

	Group 2 Senior and Subordinate Percentages

	Senior Percentage Original				93.24877%
	Senior Prepayment Percentage Original				100.00000%
	Senior Percentage				92.69951%
	Senior Prepayment Percentage				100.00000%
	Subordinate Percentages				7.30049%
	Subordinate Prepayment Percentage				0.00000%

	Group 2 Principal Distribution Amounts

	Senior Principal Distribution Amount				500,304.45
	Subordinate Principal Distribution Amount				6,414.10
	PO Principal Distribution Amount				-
	Total Principal Distribution Amount				506,718.55

Credit Enhancements

	Overcollateralization Details

	OC Prior						3,087,248.52
	OC Floor						995,886.62
	OC Target						3,087,248.52
	OC Deficiency						-
	OC Reduction						-
	OC Ending						3,087,248.52

	Application of Excess Cashflow

	Excess Cashflow available after application of interest payments						196,546.76
	Plus: OC Reduction Amount						-
	Plus: Carryover Reserve Fund earnings						-
	Less: Extra Principal Distribution Amount						-
	Less: Unpaid Realized Loss Amount						-
	Less: Interest Carryforward Amount						-
	Less: Carryover Shortfalls Paid						-
	Less: Transfer to Carryover Shortfall Reserve to replenish initial deposit						-
	Remaining Excess Cashflow available to Residual Class						196,546.76

Trigger Event Details

	Delinquency Trigger Test

	Current Month						19,397,656.31
	1 Month Prior						19,023,851.33
	2 Months Prior						14,172,140.39

	Three-month Rolling Delinquency Rate						9.29802%
	Senior Enhancement Percentage						8.77419%
	Specified Delinquency Rate Trigger						3.70271%

	Is Delinquency Trigger Event in Effect?					NO

	Delinquency Trigger Event applicable only on
	or after the Step-Down Date

	Cumulative Loss Trigger Test

	Cumulative Loss Percentage						0.00015%
	Specified Cumulative Loss Percentage						100.00000%

	Is Cumulative Loss Trigger Event in Effect?					NO

	Cumulative Loss Trigger Event applicable
	only on or after the Step-Down Date

	Is Trigger Event in Effect?					NO

Stepdown Date Details

	Balance of Group 3 Senior Notes ( after application of Principal Remittance Amount )						171,786,125.70
	Threshold Balance of Group 3 Senior Notes to trigger Stepdown Date						157,057,524.10
	Has the 3rd Anniversary Distribution Date occured?					NO
	Has the Balance of Group 3 Senior Notes been reduced to zero?					NO

	Has Stepdown Date been reached?					NO

	Subordination

Credit Support	Original	Current
Class A	1,822,703,080.07	1,731,628,831.61
Class A Percentage	97.856215%	97.762640%

Class 3M1	4,282,000.00	4,282,000.00
Class 3M1 Percentage	0.229890%	0.241749%

Class 3M2	2,888,000.00	2,888,000.00
Class 3M2 Percentage	0.155049%	0.163048%

Class 3M3	4,582,000.00	4,582,000.00
Class 3M3 Percentage	0.245996%	0.258686%

Class 3B	1,693,000.00	1,693,000.00
Class 3B Percentage	0.090893%	0.095582%

Class M	13,144,500.00	12,994,992.87
Class M Percentage	0.705694%	0.733659%

Class B1	4,905,000.00	4,849,209.94
Class B1 Percentage	0.263337%	0.273772%

Class B2	3,139,000.00	3,103,296.63
Class B2 Percentage	0.168525%	0.175203%

Class B3	2,158,100.00	2,133,553.51
Class B3 Percentage	0.115863%	0.120454%

Class B4	1,765,700.00	1,745,616.71
Class B4 Percentage	0.094796%	0.098552%

Class B5	1,373,565.00	1,357,752.31
Class B5 Percentage	0.073743%	0.076655%

Prepayment Loan Details

	Prepayment Penalties						3,328.83

Loan ID		Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

		N/A

Group II

136675964		124,280.29	9/25/2007	3,328.83	CA	6.750	16	Paid in Full
141367619		281,250.00	9/26/2007	-	OR	6.875	16	Paid in Full

Group III

		N/A

Stratification Tables

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	1.375	165,832.35	0.096
50,000.00	-	75,000.00	0	0.000	-	0.000
75,000.00	-	100,000.00	3	1.031	271,097.48	0.157
100,000.00	-	125,000.00	7	2.405	798,597.06	0.462
125,000.00	-	150,000.00	7	2.405	990,458.31	0.573
150,000.00	-	175,000.00	7	2.405	1,136,592.40	0.657
175,000.00	-	200,000.00	6	2.062	1,128,128.08	0.652
200,000.00	-	225,000.00	3	1.031	647,495.78	0.374
225,000.00	-	250,000.00	11	3.780	2,643,134.16	1.529
250,000.00	-	275,000.00	5	1.718	1,334,820.65	0.772
275,000.00	-	300,000.00	7	2.405	2,060,058.13	1.191
300,000.00	-	325,000.00	5	1.718	1,557,530.43	0.901
325,000.00	-	350,000.00	3	1.031	1,035,991.67	0.599
350,000.00	-	375,000.00	2	0.687	742,708.16	0.430
375,000.00	-	400,000.00	2	0.687	791,797.94	0.458
400,000.00	-	425,000.00	9	3.093	3,733,455.66	2.159
425,000.00	-	450,000.00	25	8.591	11,002,659.14	6.363
450,000.00	-	475,000.00	14	4.811	6,438,278.01	3.723
475,000.00	-	500,000.00	24	8.247	11,638,973.12	6.731
500,000.00	-	525,000.00	20	6.873	10,247,570.14	5.926
525,000.00	-	550,000.00	9	3.093	4,821,009.52	2.788
550,000.00	-	575,000.00	9	3.093	5,094,699.29	2.946
575,000.00	-	600,000.00	11	3.780	6,474,553.17	3.744
600,000.00	-	625,000.00	6	2.062	3,658,773.80	2.116
625,000.00	-	650,000.00	10	3.436	6,424,184.83	3.715
650,000.00	-	675,000.00	4	1.375	2,652,335.95	1.534
675,000.00	-	700,000.00	9	3.093	6,238,513.54	3.608
700,000.00	-	725,000.00	6	2.062	4,287,540.25	2.479
725,000.00	-	750,000.00	6	2.062	4,429,725.21	2.562
750,000.00	-	775,000.00	2	0.687	1,526,036.47	0.883
775,000.00	-	800,000.00	7	2.405	5,551,908.71	3.211
>		800,000.00	48	16.495	63,395,663.38	36.662
		Wgt Ave / Total:	291	100.000	172,920,122.79	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	9	1.911	381,690.63	0.204
50,000.00	-	75,000.00	25	5.308	1,511,857.45	0.806
75,000.00	-	100,000.00	21	4.459	1,855,208.95	0.990
100,000.00	-	125,000.00	17	3.609	1,878,559.52	1.002
125,000.00	-	150,000.00	27	5.732	3,713,255.89	1.981
150,000.00	-	175,000.00	22	4.671	3,586,073.36	1.913
175,000.00	-	200,000.00	35	7.431	6,519,224.67	3.477
200,000.00	-	225,000.00	29	6.157	6,128,723.82	3.269
225,000.00	-	250,000.00	22	4.671	5,195,219.06	2.771
250,000.00	-	275,000.00	22	4.671	5,753,541.45	3.069
275,000.00	-	300,000.00	20	4.246	5,762,373.74	3.073
300,000.00	-	325,000.00	3	0.637	936,680.93	0.500
325,000.00	-	350,000.00	6	1.274	2,042,622.36	1.089
350,000.00	-	375,000.00	9	1.911	3,250,055.70	1.733
375,000.00	-	400,000.00	10	2.123	3,865,334.94	2.062
400,000.00	-	425,000.00	6	1.274	2,516,308.94	1.342
425,000.00	-	450,000.00	18	3.822	7,897,324.08	4.212
450,000.00	-	475,000.00	17	3.609	7,887,851.72	4.207
475,000.00	-	500,000.00	23	4.883	11,236,193.83	5.993
500,000.00	-	525,000.00	13	2.760	6,675,763.27	3.561
525,000.00	-	550,000.00	13	2.760	6,992,819.59	3.730
550,000.00	-	575,000.00	11	2.335	6,180,505.47	3.296
575,000.00	-	600,000.00	9	1.911	5,282,791.72	2.818
600,000.00	-	625,000.00	5	1.062	3,065,965.10	1.635
625,000.00	-	650,000.00	14	2.972	8,994,409.62	4.797
650,000.00	-	675,000.00	2	0.425	1,315,283.64	0.702
675,000.00	-	700,000.00	4	0.849	2,759,195.48	1.472
700,000.00	-	725,000.00	3	0.637	2,136,444.30	1.140
725,000.00	-	750,000.00	6	1.274	4,397,303.38	2.345
750,000.00	-	775,000.00	4	0.849	3,073,686.32	1.639
775,000.00	-	800,000.00	3	0.637	2,370,484.44	1.264
>		800,000.00	43	9.130	52,325,767.47	27.909
		Wgt Ave / Total:	471	100.000	187,488,520.84	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	6	0.900	276,082.07	0.147
50,000.00	-	75,000.00	29	4.348	1,790,110.46	0.951
75,000.00	-	100,000.00	46	6.897	4,122,432.81	2.189
100,000.00	-	125,000.00	89	13.343	10,078,925.40	5.352
125,000.00	-	150,000.00	65	9.745	8,856,811.60	4.703
150,000.00	-	175,000.00	51	7.646	8,260,600.44	4.387
175,000.00	-	200,000.00	43	6.447	8,062,159.56	4.281
200,000.00	-	225,000.00	35	5.247	7,446,893.97	3.954
225,000.00	-	250,000.00	25	3.748	5,954,553.96	3.162
250,000.00	-	275,000.00	17	2.549	4,441,990.14	2.359
275,000.00	-	300,000.00	31	4.648	8,937,242.77	4.746
300,000.00	-	325,000.00	25	3.748	7,847,719.93	4.167
325,000.00	-	350,000.00	21	3.148	7,047,124.12	3.742
350,000.00	-	375,000.00	11	1.649	3,987,856.76	2.118
375,000.00	-	400,000.00	18	2.699	6,959,173.63	3.695
400,000.00	-	425,000.00	7	1.049	2,911,066.44	1.546
425,000.00	-	450,000.00	17	2.549	7,460,989.46	3.962
450,000.00	-	475,000.00	17	2.549	7,815,081.57	4.150
475,000.00	-	500,000.00	30	4.498	14,553,272.07	7.728
500,000.00	-	525,000.00	10	1.499	5,169,670.55	2.745
525,000.00	-	550,000.00	12	1.799	6,465,244.14	3.433
550,000.00	-	575,000.00	10	1.499	5,642,479.86	2.996
575,000.00	-	600,000.00	4	0.600	2,334,882.16	1.240
600,000.00	-	625,000.00	3	0.450	1,829,937.76	0.972
625,000.00	-	650,000.00	8	1.199	5,147,126.71	2.733
650,000.00	-	675,000.00	2	0.300	1,336,559.88	0.710
675,000.00	-	700,000.00	5	0.750	3,471,574.59	1.843
700,000.00	-	725,000.00	1	0.150	723,783.38	0.384
725,000.00	-	750,000.00	1	0.150	742,500.00	0.394
750,000.00	-	775,000.00	1	0.150	766,309.96	0.407
775,000.00	-	800,000.00	2	0.300	1,579,717.73	0.839
>		800,000.00	25	3.748	26,298,500.34	13.965
		Wgt Ave / Total:	667	100.000	188,318,374.22	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	1	0.344	199,232.60	0.115
5.000000000000	-	5.501000000000	0	0.000	-	0.000
5.501000000000	-	6.001000000000	23	7.904	10,846,922.58	6.273
6.001000000000	-	6.501000000000	198	68.041	127,081,971.56	73.492
6.501000000000	-	7.001000000000	59	20.275	33,082,133.93	19.131
7.001000000000	-	7.501000000000	3	1.031	912,671.34	0.528
7.501000000000	-	8.001000000000	2	0.687	524,134.43	0.303
8.001000000000	-	8.501000000000	0	0.000	-	0.000
8.501000000000	-	9.001000000000	5	1.718	273,056.35	0.158
9.001000000000	-	9.501000000000	0	0.000	-	0.000
9.501000000000	-	10.001000000000	0	0.000	-	0.000
10.001000000000	-	10.501000000000	0	0.000	-	0.000
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	291	100.000	172,920,122.79	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.501000000000	0	0.000	-	0.000
5.501000000000	-	6.001000000000	0	0.000	-	0.000
6.001000000000	-	6.501000000000	60	12.739	24,998,748.76	13.333
6.501000000000	-	7.001000000000	196	41.614	97,798,263.80	52.162
7.001000000000	-	7.501000000000	113	23.992	38,819,994.23	20.705
7.501000000000	-	8.001000000000	52	11.040	15,199,338.86	8.107
8.001000000000	-	8.501000000000	41	8.705	9,388,979.11	5.008
8.501000000000	-	9.001000000000	9	1.911	1,283,196.08	0.684
9.001000000000	-	9.501000000000	0	0.000	-	0.000
9.501000000000	-	10.001000000000	0	0.000	-	0.000
10.001000000000	-	10.501000000000	0	0.000	-	0.000
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	471	100.000	187,488,520.84	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.501000000000	4	0.600	1,924,063.01	1.022
5.501000000000	-	6.001000000000	23	3.448	10,726,916.67	5.696
6.001000000000	-	6.501000000000	35	5.247	15,978,298.57	8.485
6.501000000000	-	7.001000000000	133	19.940	46,681,250.00	24.788
7.001000000000	-	7.501000000000	192	28.786	50,466,502.93	26.799
7.501000000000	-	8.001000000000	154	23.088	34,001,729.69	18.055
8.001000000000	-	8.501000000000	76	11.394	18,229,384.96	9.680
8.501000000000	-	9.001000000000	41	6.147	7,889,162.02	4.189
9.001000000000	-	9.501000000000	5	0.750	1,416,733.11	0.752
9.501000000000	-	10.001000000000	3	0.450	928,709.67	0.493
10.001000000000	-	10.501000000000	1	0.150	75,623.59	0.040
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	667	100.000	188,318,374.22	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	114	39.175	76,501,454.76	44.241
		FL	23	7.904	11,259,303.02	6.511
		AZ	13	4.467	5,752,070.31	3.326
		VA	10	3.436	5,444,751.19	3.149
		WA	9	3.093	4,529,670.37	2.620
		CO	8	2.749	3,969,541.56	2.296
		Others	114	39.175	65,463,331.58	37.858
		Wgt Ave / Total:	291	100.000	172,920,122.79	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	112	23.779	61,298,415.83	32.694
		FL	79	16.773	20,397,598.52	10.879
		AZ	27	5.732	7,973,082.09	4.253
		VA	17	3.609	8,084,957.94	4.312
		WA	11	2.335	4,313,392.15	2.301
		CO	15	3.185	8,280,106.78	4.416
		Others	210	44.586	77,140,967.53	41.144
		Wgt Ave / Total:	471	100.000	187,488,520.84	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	64	9.595	34,417,294.03	18.276
		FL	93	13.943	23,025,176.97	12.227
		AZ	7	1.049	1,192,375.05	0.633
		VA	25	3.748	9,256,014.27	4.915
		WA	7	1.049	2,147,068.37	1.140
		CO	8	1.199	945,673.01	0.502
		Others	463	69.415	117,334,772.52	62.307
		Wgt Ave / Total:	667	100.000	188,318,374.22	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	1	0.344	794,112.85	0.459
180	-	300	1	0.344	405,758.69	0.235
300	-	360	289	99.313	171,720,251.25	99.306
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	291	100.000	172,920,122.79	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	1	0.212	234,737.92	0.125
300	-	360	470	99.788	187,253,782.92	99.875
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	471	100.000	187,488,520.84	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	5	0.750	807,128.58	0.429
180	-	300	0	0.000	-	0.000
300	-	360	653	97.901	185,610,791.96	98.562
>		360	9	1.349	1,900,453.68	1.009
		Wgt Ave / Total:	667	100.000	188,318,374.22	100.000

THE BANK OF NEW YORK
101 Barclay St, 4 West			Distribution Date: 11/26/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2007-J1
Mortgage Pass-Through Certificates, Series 2007-J1

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Recombination Classes	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	02149MAA7	Senior	Deposit-100.00%	Fix-30/360	113,252,289.27	5.750000	839,802.14	542,667.22	1,382,469.36	-	112,412,487.12	-
1A2	02149MAB5	Senior	N/A	Fix-30/360	20,881,000.00	5.750000	-	100,054.79	100,054.79	-	20,881,000.00	-
1A3	02149MAC3	Senior	Deposit-100.00%	Fix-30/360	7,644,982.53	5.750000	56,690.00	36,632.21	93,322.21	-	7,588,292.53	-
1A4	02149MAD1	Senior	Deposit-100.00%	Fix-30/360	18,540,000.00	5.750000	-	88,837.50	88,837.50	-	18,540,000.00	-
1A5	02149MAE9	Senior	Exchange- 0.00%	Fix-30/360	18,540,000.00	5.250000	-	81,112.50	81,112.50	-	18,540,000.00	-
1A6	02149MAF6	Senior	Exchange- 0.00%	Fix-30/360	18,540,000.00	5.500000	-	84,975.00	84,975.00	-	18,540,000.00	-
1A7	02149MAG4	Strip IO	Exchange- 0.00%	Fix-30/360	1,612,173.91	5.750000	-	7,725.00	7,725.00	-	1,612,173.91	-
1A8	02149MAH2	Senior	Exchange- 0.00%	Fix-30/360	17,767,500.00	6.000000	-	88,837.50	88,837.50	-	17,767,500.00	-
1A9	02149MAJ8	Strip PO	Exchange- 0.00%	Fix-30/360	772,500.00	0.000000	-	-	-	-	772,500.00	-
1A10	02149MAK5	Senior	Exchange- 0.00%	Fix-30/360	17,367,000.00	5.750000	-	83,216.88	83,216.88	-	17,367,000.00	-
1A11	02149MAL3	Senior	Exchange- 0.00%	Fix-30/360	1,173,000.00	5.750000	-	5,620.63	5,620.63	-	1,173,000.00	-
1A12	02149MAM1	Senior	Exchange- 0.00%	Fix-30/360	120,897,271.80	5.750000	896,492.15	579,299.43	1,475,791.57	-	120,000,779.65	-
1A13	02149MCZ0	Senior	Exchange- 0.00%	Fix-30/360	120,897,271.80	5.250000	896,492.15	528,925.56	1,425,417.71	-	120,000,779.65	-
1A14	02149MDA4	Senior	Exchange- 0.00%	Fix-30/360	120,897,271.80	5.500000	896,492.15	554,112.50	1,450,604.64	-	120,000,779.65	-
1A15	02149MDB2	Strip IO	Exchange- 0.00%	Fix-30/360	10,512,806.24	5.750000	-	50,373.86	50,373.86	-	10,434,850.40	-
2A1	02149MAP4	Senior	N/A	Var-30/360	5,645,599.37	5.072500	100.00	23,864.42	23,964.42	-	5,645,499.37	-
2A2	02149MAQ2	Strip IO	N/A	Var-30/360	5,645,599.37	0.927500	-	4,363.58	4,363.58	-	5,645,499.37	-
2A3	02149MAR0	Senior	Deposit-100.00%	Fix-30/360	26,240,389.33	6.000000	53,668.30	131,201.95	184,870.25	-	26,186,721.02	-
2A4	02149MAS8	Senior	Deposit-100.00%	Fix-30/360	2,000,000.00	6.000000	-	10,000.00	10,000.00	-	2,000,000.00	-
2A5	02149MAT6	Senior	Deposit-100.00%	Fix-30/360	11,164,000.00	6.000000	42,000.00	55,820.00	97,820.00	-	11,122,000.00	-
2A6	02149MAU3	Senior	N/A	Var-30/360	27,569,715.47	5.472500	300.00	125,729.39	126,029.39	-	27,569,415.47	-
2A7	02149MAV1	Strip IO	N/A	Var-30/360	27,569,715.47	0.527500	-	12,119.19	12,119.19	-	27,569,415.47	-
2A8	02149MAW9	Senior	Deposit-100.00%	Fix-30/360	57,827,706.23	6.000000	152,317.70	289,138.53	441,456.23	-	57,675,388.53	-
2A9	02149MAX7	Senior	Deposit-100.00%	Fix-30/360	5,714,000.00	6.000000	-	28,570.00	28,570.00	-	5,714,000.00	-
2A10	02149MAY5	Senior	Deposit-100.00%	Fix-30/360	37,600,000.00	6.000000	121,000.00	188,000.00	309,000.00	-	37,479,000.00	-
2A11	02149MAZ2	Senior	Exchange- 0.00%	Fix-30/360	26,240,389.33	5.250000	53,668.30	114,801.70	168,470.00	-	26,186,721.02	-
2A12	02149MBA6	Senior	Exchange- 0.00%	Fix-30/360	26,240,389.33	5.500000	53,668.30	120,268.45	173,936.75	-	26,186,721.02	-
2A13	02149MBB4	Senior	Exchange- 0.00%	Fix-30/360	26,240,389.33	5.750000	53,668.30	125,735.20	179,403.50	-	26,186,721.02	-
2A14	02149MBC2	Strip IO	Exchange- 0.00%	Fix-30/360	3,280,048.67	6.000000	-	16,400.24	16,400.24	-	3,273,340.13	-
2A15	02149MBD0	Senior	Exchange- 0.00%	Fix-30/360	2,000,000.00	5.250000	-	8,750.00	8,750.00	-	2,000,000.00	-
2A16	02149MBE8	Senior	Exchange- 0.00%	Fix-30/360	2,000,000.00	5.500000	-	9,166.67	9,166.67	-	2,000,000.00	-
2A17	02149MBF5	Senior	Exchange- 0.00%	Fix-30/360	2,000,000.00	5.750000	-	9,583.33	9,583.33	-	2,000,000.00	-
2A18	02149MBG3	Strip IO	Exchange- 0.00%	Fix-30/360	250,000.00	6.000000	-	1,250.00	1,250.00	-	250,000.00	-
2A19	02149MBH1	Senior	Exchange- 0.00%	Fix-30/360	11,164,000.00	5.250000	42,000.00	48,842.50	90,842.50	-	11,122,000.00	-
2A20	02149MBJ7	Senior	Exchange- 0.00%	Fix-30/360	11,164,000.00	5.500000	42,000.00	51,168.33	93,168.33	-	11,122,000.00	-
2A21	02149MBK4	Senior	Exchange- 0.00%	Fix-30/360	11,164,000.00	5.750000	42,000.00	53,494.17	95,494.17	-	11,122,000.00	-
2A22	02149MBL2	Strip IO	Exchange- 0.00%	Fix-30/360	1,395,500.00	6.000000	-	6,977.50	6,977.50	-	1,390,250.00	-
2A23	02149MBM0	Senior	Exchange- 0.00%	Fix-30/360	57,827,706.23	5.250000	152,317.70	252,996.21	405,313.91	-	57,675,388.53	-
2A24	02149MBN8	Senior	Exchange- 0.00%	Fix-30/360	57,827,706.23	5.500000	152,317.70	265,043.65	417,361.35	-	57,675,388.53	-
2A25	02149MBP3	Senior	Exchange- 0.00%	Fix-30/360	57,827,706.23	5.750000	152,317.70	277,091.09	429,408.79	-	57,675,388.53	-
2A26	02149MBQ1	Strip IO	Exchange- 0.00%	Fix-30/360	7,228,463.28	6.000000	-	36,142.32	36,142.32	-	7,209,423.57	-
2A27	02149MBR9	Senior	Exchange- 0.00%	Fix-30/360	5,714,000.00	5.250000	-	24,998.75	24,998.75	-	5,714,000.00	-
2A28	02149MBS7	Senior	Exchange- 0.00%	Fix-30/360	5,714,000.00	5.500000	-	26,189.17	26,189.17	-	5,714,000.00	-
2A29	02149MBT5	Senior	Exchange- 0.00%	Fix-30/360	5,714,000.00	5.750000	-	27,379.58	27,379.58	-	5,714,000.00	-
2A30	02149MBU2	Strip IO	Exchange- 0.00%	Fix-30/360	714,250.00	6.000000	-	3,571.25	3,571.25	-	714,250.00	-
2A31	02149MBV0	Senior	Exchange- 0.00%	Fix-30/360	37,600,000.00	5.250000	121,000.00	164,500.00	285,500.00	-	37,479,000.00	-
2A32	02149MBW8	Senior	Exchange- 0.00%	Fix-30/360	37,600,000.00	5.500000	121,000.00	172,333.33	293,333.33	-	37,479,000.00	-
2A33	02149MBX6	Senior	Exchange- 0.00%	Fix-30/360	37,600,000.00	5.750000	121,000.00	180,166.67	301,166.67	-	37,479,000.00	-
2A34	02149MBY4	Strip IO	Exchange- 0.00%	Fix-30/360	4,700,000.00	6.000000	-	23,500.00	23,500.00	-	4,684,875.00	-
2A35	02149MBZ1	Senior	Exchange- 0.00%	Fix-30/360	63,541,706.23	5.250000	152,317.70	277,994.96	430,312.66	-	63,389,388.53	-
2A36	02149MCA5	Senior	Exchange- 0.00%	Fix-30/360	63,541,706.23	5.500000	152,317.70	291,232.82	443,550.52	-	63,389,388.53	-
2A37	02149MDC0	Senior	Exchange- 0.00%	Fix-30/360	63,541,706.23	5.750000	152,317.70	304,470.68	456,788.37	-	63,389,388.53	-
2A38	02149MDD8	Strip IO	Exchange- 0.00%	Fix-30/360	7,942,713.28	6.000000	-	39,713.57	39,713.57	-	7,923,673.57	-
2A39	02149MDE6	Senior	Exchange- 0.00%	Fix-30/360	28,240,389.33	5.250000	53,668.30	123,551.70	177,220.00	-	28,186,721.02	-
2A40	02149MDF3	Senior	Exchange- 0.00%	Fix-30/360	28,240,389.33	5.500000	53,668.30	129,435.12	183,103.42	-	28,186,721.02	-
2A41	02149MDG1	Senior	Exchange- 0.00%	Fix-30/360	28,240,389.33	5.750000	53,668.30	135,318.53	188,986.83	-	28,186,721.02	-
2A42	02149MDH9	Strip IO	Exchange- 0.00%	Fix-30/360	3,530,048.67	6.000000	-	17,650.24	17,650.24	-	3,523,340.13	-
2A43	02149MDJ5	Senior	Exchange- 0.00%	Fix-30/360	28,240,389.33	6.000000	53,668.30	141,201.95	194,870.25	-	28,186,721.02	-
2A44	02149MDK2	Senior	Exchange- 0.00%	Fix-30/360	63,541,706.23	6.000000	152,317.70	317,708.53	470,026.23	-	63,389,388.53	-
X			N/A		354,177,235.96	0.638246	-	188,376.74	188,376.74	-	352,903,617.87	-
X-1	02149MAN9	Strip IO	N/A	Var-30/360	168,346,469.96	0.447416	-	62,767.37	62,767.37	-	167,446,999.16	-
X-2	02149MAN9	Strip IO	N/A	Var-30/360	185,830,766.00	0.811121	-	125,609.37	125,609.37	-	185,456,618.71	-
3A1	02149MCH0	Senior	N/A	Fix-30/360	62,539,781.09	5.917000	2,142,684.55	308,373.24	2,451,057.79	-	60,397,096.54	-
3A2	02149MCJ6	Senior	N/A	Fix-30/360	66,687,344.61	5.729000	525,322.50	318,376.50	843,699.00	-	66,162,022.11	-
3A3	02149MCK3	Senior	N/A	Fix-30/360	2,724,000.00	6.088000	-	13,819.76	13,819.76	-	2,724,000.00	-
3A4	02149MCL1	Senior	N/A	Fix-30/360	31,868,000.00	5.755000	-	152,833.62	152,833.62	-	31,868,000.00	-
3A5	02149MCY3	Senior	N/A	Fix-30/360	7,967,000.00	5.750000	-	38,175.21	38,175.21	-	7,967,000.00	-
3AR	02149MCM9	Senior	N/A	Fix-30/360	-	0.000000	-	-	-	-	-	-
AR	02149MCC1	Senior	N/A	Fix-30/360	-	5.750000	-	-	-	-	-	-
PO			N/A		144,539.48	0.000000	181.09	-	181.09	-	144,358.39	-
PO-1	02149MCD9	Strip PO	N/A	Fix-30/360	134,888.22	0.000000	170.88	-	170.88	-	134,717.33	-
PO-2	02149MCD9	Strip PO	N/A	Fix-30/360	9,651.26	0.000000	10.21	-	10.21	-	9,641.06	-
3C	02149MCV9	Residual	N/A	Fix-30/360	188,318,374.22	0.000000	-	195,901.41	195,901.41	-	185,650,367.17	-
P	02149MCW7	Prepay Penalties	N/A	Fix-30/360	100.00	0.000000	-	-	-	-	100.00	-
3P	02149MCX5	Prepay Penalties	N/A	Fix-30/360	100.00	0.000000	-	-	-	-	100.00	-

3M1	02149MCN7	Subordinate	N/A	Fix-30/360	4,282,000.00	6.000000	-	21,410.00	21,410.00	-	4,282,000.00	-
3M2	02149MCP2	Subordinate	N/A	Fix-30/360	2,888,000.00	6.000000	-	14,440.00	14,440.00	-	2,888,000.00	-
3M3	02149MCQ0	Subordinate	N/A	Fix-30/360	4,582,000.00	6.000000	-	22,910.00	22,910.00	-	4,582,000.00	-
3B	02149MCR8	Subordinate	N/A	Fix-30/360	1,693,000.00	6.000000	-	8,465.00	8,465.00	-	1,693,000.00	-
M	02149MCE7	Subordinate	N/A	Var-30/360	12,994,992.87	5.880970	6,896.85	63,685.97	70,582.82	-	12,988,096.01	-
B1	02149MCF4	Subordinate	N/A	Var-30/360	4,849,209.94	5.880970	2,573.63	23,765.05	26,338.68	-	4,846,636.31	-
B2	02149MCG2	Subordinate	N/A	Var-30/360	3,103,296.63	5.880970	1,647.02	15,208.66	16,855.68	-	3,101,649.62	-
B3	02149MCS6	Subordinate	N/A	Var-30/360	2,133,553.51	5.880970	1,132.34	10,456.14	11,588.48	-	2,132,421.17	-
B4	02149MCT4	Subordinate	N/A	Var-30/360	1,745,616.71	5.880970	926.45	8,554.93	9,481.39	-	1,744,690.26	-
B5	02149MCU1	Subordinate	N/A	Var-30/360	1,357,752.31	5.880970	720.56	6,654.08	7,374.64	0.04	1,357,031.70	189.74

Totals					545,639,769.35		3,947,963.13	3,048,405.09	6,996,368.23	0.04	541,691,806.15	189.74
Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	02149MAA7	125,000,000.00	113,252,289.27	839,802.14	839,802.14	-	-	112,412,487.12	0.899299897
1A2	02149MAB5	20,881,000.00	20,881,000.00	-	-	-	-	20,881,000.00	1.000000000
1A3	02149MAC3	8,438,000.00	7,644,982.53	56,690.00	56,690.00	-	-	7,588,292.53	0.899299897
1A4	02149MAD1	18,540,000.00	18,540,000.00	-	-	-	-	18,540,000.00	1.000000000
1A5	02149MAE9	18,540,000.00	18,540,000.00	-	-	-	-	18,540,000.00	1.000000000
1A6	02149MAF6	18,540,000.00	18,540,000.00	-	-	-	-	18,540,000.00	1.000000000
1A7	02149MAG4	1,612,173.00	1,612,173.91	-	-	-	-	1,612,173.91	1.000000566
1A8	02149MAH2	17,767,500.00	17,767,500.00	-	-	-	-	17,767,500.00	1.000000000
1A9	02149MAJ8	772,500.00	772,500.00	-	-	-	-	772,500.00	1.000000000
1A10	02149MAK5	17,367,000.00	17,367,000.00	-	-	-	-	17,367,000.00	1.000000000
1A11	02149MAL3	1,173,000.00	1,173,000.00	-	-	-	-	1,173,000.00	1.000000000
1A12	02149MAM1	133,438,000.00	120,897,271.80	896,492.15	896,492.15	-	-	120,000,779.65	0.899299897
1A13	02149MCZ0	133,438,000.00	120,897,271.80	896,492.15	896,492.15	-	-	120,000,779.65	0.899299897
1A14	02149MDA4	133,438,000.00	120,897,271.80	896,492.15	896,492.15	-	-	120,000,779.65	0.899299897
1A15	02149MDB2	11,603,304.00	10,512,806.24	-	-	-	-	10,434,850.40	0.899299924
2A1	02149MAP4	10,000,000.00	5,645,599.37	100.00	100.00	-	-	5,645,499.37	0.564549937
2A2	02149MAQ2	10,000,000.00	5,645,599.37	-	-	-	-	5,645,499.37	0.564549937
2A3	02149MAR0	26,500,000.00	26,240,389.33	53,668.30	53,668.30	-	-	26,186,721.02	0.988178152
2A4	02149MAS8	2,000,000.00	2,000,000.00	-	-	-	-	2,000,000.00	1.000000000
2A5	02149MAT6	11,500,000.00	11,164,000.00	42,000.00	42,000.00	-	-	11,122,000.00	0.967130435
2A6	02149MAU3	40,000,000.00	27,569,715.47	300.00	300.00	-	-	27,569,415.47	0.689235387
2A7	02149MAV1	40,000,000.00	27,569,715.47	-	-	-	-	27,569,415.47	0.689235387
2A8	02149MAW9	58,572,000.00	57,827,706.23	152,317.70	152,317.70	-	-	57,675,388.53	0.984692149
2A9	02149MAX7	5,714,000.00	5,714,000.00	-	-	-	-	5,714,000.00	1.000000000
2A10	02149MAY5	38,568,000.00	37,600,000.00	121,000.00	121,000.00	-	-	37,479,000.00	0.971764157
2A11	02149MAZ2	26,500,000.00	26,240,389.33	53,668.30	53,668.30	-	-	26,186,721.02	0.988178152
2A12	02149MBA6	26,500,000.00	26,240,389.33	53,668.30	53,668.30	-	-	26,186,721.02	0.988178152
2A13	02149MBB4	26,500,000.00	26,240,389.33	53,668.30	53,668.30	-	-	26,186,721.02	0.988178152
2A14	02149MBC2	3,312,500.00	3,280,048.67	-	-	-	-	3,273,340.13	0.988178152
2A15	02149MBD0	2,000,000.00	2,000,000.00	-	-	-	-	2,000,000.00	1.000000000
2A16	02149MBE8	2,000,000.00	2,000,000.00	-	-	-	-	2,000,000.00	1.000000000
2A17	02149MBF5	2,000,000.00	2,000,000.00	-	-	-	-	2,000,000.00	1.000000000
2A18	02149MBG3	250,000.00	250,000.00	-	-	-	-	250,000.00	1.000000000
2A19	02149MBH1	11,500,000.00	11,164,000.00	42,000.00	42,000.00	-	-	11,122,000.00	0.967130435
2A20	02149MBJ7	11,500,000.00	11,164,000.00	42,000.00	42,000.00	-	-	11,122,000.00	0.967130435
2A21	02149MBK4	11,500,000.00	11,164,000.00	42,000.00	42,000.00	-	-	11,122,000.00	0.967130435
2A22	02149MBL2	1,437,500.00	1,395,500.00	-	-	-	-	1,390,250.00	0.967130435
2A23	02149MBM0	58,572,000.00	57,827,706.23	152,317.70	152,317.70	-	-	57,675,388.53	0.984692149
2A24	02149MBN8	58,572,000.00	57,827,706.23	152,317.70	152,317.70	-	-	57,675,388.53	0.984692149
2A25	02149MBP3	58,572,000.00	57,827,706.23	152,317.70	152,317.70	-	-	57,675,388.53	0.984692149
2A26	02149MBQ1	7,321,500.00	7,228,463.28	-	-	-	-	7,209,423.57	0.984692149
2A27	02149MBR9	5,714,000.00	5,714,000.00	-	-	-	-	5,714,000.00	1.000000000
2A28	02149MBS7	5,714,000.00	5,714,000.00	-	-	-	-	5,714,000.00	1.000000000
2A29	02149MBT5	5,714,000.00	5,714,000.00	-	-	-	-	5,714,000.00	1.000000000
2A30	02149MBU2	714,250.00	714,250.00	-	-	-	-	714,250.00	1.000000000
2A31	02149MBV0	38,568,000.00	37,600,000.00	121,000.00	121,000.00	-	-	37,479,000.00	0.971764157
2A32	02149MBW8	38,568,000.00	37,600,000.00	121,000.00	121,000.00	-	-	37,479,000.00	0.971764157
2A33	02149MBX6	38,568,000.00	37,600,000.00	121,000.00	121,000.00	-	-	37,479,000.00	0.971764157
2A34	02149MBY4	4,821,000.00	4,700,000.00	-	-	-	-	4,684,875.00	0.971764157
2A35	02149MBZ1	64,286,000.00	63,541,706.23	152,317.70	152,317.70	-	-	63,389,388.53	0.986052772
2A36	02149MCA5	64,286,000.00	63,541,706.23	152,317.70	152,317.70	-	-	63,389,388.53	0.986052772
2A37	02149MDC0	64,286,000.00	63,541,706.23	152,317.70	152,317.70	-	-	63,389,388.53	0.986052772
2A38	02149MDD8	8,035,750.00	7,942,713.28	-	-	-	-	7,923,673.57	0.986052772
2A39	02149MDE6	28,500,000.00	28,240,389.33	53,668.30	53,668.30	-	-	28,186,721.02	0.989007755
2A40	02149MDF3	28,500,000.00	28,240,389.33	53,668.30	53,668.30	-	-	28,186,721.02	0.989007755
2A41	02149MDG1	28,500,000.00	28,240,389.33	53,668.30	53,668.30	-	-	28,186,721.02	0.989007755
2A42	02149MDH9	3,562,500.00	3,530,048.67	-	-	-	-	3,523,340.13	0.989007755
2A43	02149MDJ5	28,500,000.00	28,240,389.33	53,668.30	53,668.30	-	-	28,186,721.02	0.989007755
2A44	02149MDK2	64,286,000.00	63,541,706.23	152,317.70	152,317.70	-	-	63,389,388.53	0.986052772
X		385,884,297.00	354,177,235.96	-	-	-	-	352,903,617.87	0.914532207
X-1	02149MAN9	180,910,300.00	168,346,469.96	-	-	-	-	167,446,999.16	0.925580241
X-2	02149MAN9	204,973,997.00	185,830,766.00	-	-	-	-	185,456,618.71	0.904781199
3A1	02149MCH0	70,043,000.00	62,539,781.09	2,142,684.55	2,142,684.55	-	-	60,397,096.54	0.862285975
3A2	02149MCJ6	70,043,000.00	66,687,344.61	525,322.50	525,322.50	-	-	66,162,022.11	0.944591495
3A3	02149MCK3	2,724,000.00	2,724,000.00	-	-	-	-	2,724,000.00	1.000000000
3A4	02149MCL1	31,868,000.00	31,868,000.00	-	-	-	-	31,868,000.00	1.000000000
3A5	02149MCY3	7,967,000.00	7,967,000.00	-	-	-	-	7,967,000.00	1.000000000
3AR	02149MCM9	100.00	-	-	-	-	-	-	0.000000000
AR	02149MCC1	100.00	-	-	-	-	-	-	0.000000000
PO		164,880.07	144,539.48	181.09	181.09	-	-	144,358.39	0.875535715
PO-1	02149MCD9	136,139.61	134,888.22	170.88	170.88	-	-	134,717.33	0.989552819
PO-2	02149MCD9	28,740.46	9,651.26	10.21	10.21	-	-	9,641.06	0.335452397
3C	02149MCV9	-	188,318,374.22	-	-	-	-	185,650,367.17	0.000000000
P	02149MCW7	100.00	100.00	-	-	-	-	100.00	1.000000000
3P	02149MCX5	100.00	100.00	-	-	-	-	100.00	1.000000000

3M1	02149MCN7	4,282,000.00	4,282,000.00	-	-	-	-	4,282,000.00	1.000000000
3M2	02149MCP2	2,888,000.00	2,888,000.00	-	-	-	-	2,888,000.00	1.000000000
3M3	02149MCQ0	4,582,000.00	4,582,000.00	-	-	-	-	4,582,000.00	1.000000000
3B	02149MCR8	1,693,000.00	1,693,000.00	-	-	-	-	1,693,000.00	1.000000000
M	02149MCE7	13,144,500.00	12,994,992.87	6,896.85	6,896.85	-	-	12,988,096.01	0.988101184
B1	02149MCF4	4,905,000.00	4,849,209.94	2,573.63	2,573.63	-	-	4,846,636.31	0.988101184
B2	02149MCG2	3,139,000.00	3,103,296.63	1,647.02	1,647.02	-	-	3,101,649.62	0.988101184
B3	02149MCS6	2,158,100.00	2,133,553.51	1,132.34	1,132.34	-	-	2,132,421.17	0.988101184
B4	02149MCT4	1,765,700.00	1,745,616.71	926.45	926.45	-	-	1,744,690.26	0.988101184
B5	02149MCU1	1,373,565.00	1,357,752.31	720.56	720.56	-	0.04	1,357,031.70	0.987963222

Totals		588,453,945.07	545,639,769.35	3,947,963.13	3,947,963.13	-	0.04	541,691,806.15

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Deferred Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Net Rate Carryover After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	113,252,289.27	5.750000	5.750000	542,667.22	-	542,667.22	-	-	542,667.22	-	-	-
1A2	20,881,000.00	5.750000	5.750000	100,054.79	-	100,054.79	-	-	100,054.79	-	-	-
1A3	7,644,982.53	5.750000	5.750000	36,632.21	-	36,632.21	-	-	36,632.21	-	-	-
1A4	18,540,000.00	5.750000	5.750000	88,837.50	-	88,837.50	-	-	88,837.50	-	-	-
1A5	18,540,000.00	5.250000	5.250000	81,112.50	-	81,112.50	-	-	81,112.50	-	-	-
1A6	18,540,000.00	5.500000	5.500000	84,975.00	-	84,975.00	-	-	84,975.00	-	-	-
1A7	1,612,173.91	5.750000	5.750000	7,725.00	-	7,725.00	-	-	7,725.00	-	-	-
1A8	17,767,500.00	6.000000	6.000000	88,837.50	-	88,837.50	-	-	88,837.50	-	-	-
1A9	772,500.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A10	17,367,000.00	5.750000	5.750000	83,216.88	-	83,216.88	-	-	83,216.88	-	-	-
1A11	1,173,000.00	5.750000	5.750000	5,620.63	-	5,620.63	-	-	5,620.63	-	-	-
1A12	120,897,271.80	5.750000	5.750000	579,299.43	-	579,299.43	-	-	579,299.43	-	-	-
1A13	120,897,271.80	5.250000	5.250000	528,925.56	-	528,925.56	-	-	528,925.56	-	-	-
1A14	120,897,271.80	5.500000	5.500000	554,112.50	-	554,112.50	-	-	554,112.50	-	-	-
1A15	10,512,806.24	5.750000	5.750000	50,373.86	-	50,373.86	-	-	50,373.86	-	-	-
2A1	5,645,599.37	5.072500	5.072500	23,864.42	-	23,864.42	-	-	23,864.42	-	-	-
2A2	5,645,599.37	0.927500	0.927500	4,363.58	-	4,363.58	-	-	4,363.58	-	-	-
2A3	26,240,389.33	6.000000	6.000000	131,201.95	-	131,201.95	-	-	131,201.95	-	-	-
2A4	2,000,000.00	6.000000	6.000000	10,000.00	-	10,000.00	-	-	10,000.00	-	-	-
2A5	11,164,000.00	6.000000	6.000000	55,820.00	-	55,820.00	-	-	55,820.00	-	-	-
2A6	27,569,715.47	5.472500	5.472500	125,729.39	-	125,729.39	-	-	125,729.39	-	-	-
2A7	27,569,715.47	0.527500	0.527500	12,119.19	-	12,119.19	-	-	12,119.19	-	-	-
2A8	57,827,706.23	6.000000	6.000000	289,138.53	-	289,138.53	-	-	289,138.53	-	-	-
2A9	5,714,000.00	6.000000	6.000000	28,570.00	-	28,570.00	-	-	28,570.00	-	-	-
2A10	37,600,000.00	6.000000	6.000000	188,000.00	-	188,000.00	-	-	188,000.00	-	-	-
2A11	26,240,389.33	5.250000	5.250000	114,801.70	-	114,801.70	-	-	114,801.70	-	-	-
2A12	26,240,389.33	5.500000	5.500000	120,268.45	-	120,268.45	-	-	120,268.45	-	-	-
2A13	26,240,389.33	5.750000	5.750000	125,735.20	-	125,735.20	-	-	125,735.20	-	-	-
2A14	3,280,048.67	6.000000	6.000000	16,400.24	-	16,400.24	-	-	16,400.24	-	-	-
2A15	2,000,000.00	5.250000	5.250000	8,750.00	-	8,750.00	-	-	8,750.00	-	-	-
2A16	2,000,000.00	5.500000	5.500000	9,166.67	-	9,166.67	-	-	9,166.67	-	-	-
2A17	2,000,000.00	5.750000	5.750000	9,583.33	-	9,583.33	-	-	9,583.33	-	-	-
2A18	250,000.00	6.000000	6.000000	1,250.00	-	1,250.00	-	-	1,250.00	-	-	-
2A19	11,164,000.00	5.250000	5.250000	48,842.50	-	48,842.50	-	-	48,842.50	-	-	-
2A20	11,164,000.00	5.500000	5.500000	51,168.33	-	51,168.33	-	-	51,168.33	-	-	-
2A21	11,164,000.00	5.750000	5.750000	53,494.17	-	53,494.17	-	-	53,494.17	-	-	-
2A22	1,395,500.00	6.000000	6.000000	6,977.50	-	6,977.50	-	-	6,977.50	-	-	-
2A23	57,827,706.23	5.250000	5.250000	252,996.21	-	252,996.21	-	-	252,996.21	-	-	-
2A24	57,827,706.23	5.500000	5.500000	265,043.65	-	265,043.65	-	-	265,043.65	-	-	-
2A25	57,827,706.23	5.750000	5.750000	277,091.09	-	277,091.09	-	-	277,091.09	-	-	-
2A26	7,228,463.28	6.000000	6.000000	36,142.32	-	36,142.32	-	-	36,142.32	-	-	-
2A27	5,714,000.00	5.250000	5.250000	24,998.75	-	24,998.75	-	-	24,998.75	-	-	-
2A28	5,714,000.00	5.500000	5.500000	26,189.17	-	26,189.17	-	-	26,189.17	-	-	-
2A29	5,714,000.00	5.750000	5.750000	27,379.58	-	27,379.58	-	-	27,379.58	-	-	-
2A30	714,250.00	6.000000	6.000000	3,571.25	-	3,571.25	-	-	3,571.25	-	-	-
2A31	37,600,000.00	5.250000	5.250000	164,500.00	-	164,500.00	-	-	164,500.00	-	-	-
2A32	37,600,000.00	5.500000	5.500000	172,333.33	-	172,333.33	-	-	172,333.33	-	-	-
2A33	37,600,000.00	5.750000	5.750000	180,166.67	-	180,166.67	-	-	180,166.67	-	-	-
2A34	4,700,000.00	6.000000	6.000000	23,500.00	-	23,500.00	-	-	23,500.00	-	-	-
2A35	63,541,706.23	5.250000	5.250000	277,994.96	-	277,994.96	-	-	277,994.96	-	-	-
2A36	63,541,706.23	5.500000	5.500000	291,232.82	-	291,232.82	-	-	291,232.82	-	-	-
2A37	63,541,706.23	5.750000	5.750000	304,470.68	-	304,470.68	-	-	304,470.68	-	-	-
2A38	7,942,713.28	6.000000	6.000000	39,713.57	-	39,713.57	-	-	39,713.57	-	-	-
2A39	28,240,389.33	5.250000	5.250000	123,551.70	-	123,551.70	-	-	123,551.70	-	-	-
2A40	28,240,389.33	5.500000	5.500000	129,435.12	-	129,435.12	-	-	129,435.12	-	-	-
2A41	28,240,389.33	5.750000	5.750000	135,318.53	-	135,318.53	-	-	135,318.53	-	-	-
2A42	3,530,048.67	6.000000	6.000000	17,650.24	-	17,650.24	-	-	17,650.24	-	-	-
2A43	28,240,389.33	6.000000	6.000000	141,201.95	-	141,201.95	-	-	141,201.95	-	-	-
2A44	63,541,706.23	6.000000	6.000000	317,708.53	-	317,708.53	-	-	317,708.53	-	-	-
X	354,177,235.96	0.638246	0.638246	188,376.74	-	188,376.74	-	-	188,376.74	-	-	-
X-1	168,346,469.96	0.447416	0.447416	62,767.37	-	62,767.37	-	-	62,767.37	-	-	-
X-2	185,830,766.00	0.811121	0.811121	125,609.37	-	125,609.37	-	-	125,609.37	-	-	-
3A1	62,539,781.09	5.917000	5.917000	308,373.24	-	308,373.24	-	-	308,373.24	-	-	-
3A2	66,687,344.61	5.729000	5.729000	318,376.50	-	318,376.50	-	-	318,376.50	-	-	-
3A3	2,724,000.00	6.088000	6.088000	13,819.76	-	13,819.76	-	-	13,819.76	-	-	-
3A4	31,868,000.00	5.755000	5.755000	152,833.62	-	152,833.62	-	-	152,833.62	-	-	-
3A5	7,967,000.00	5.750000	5.750000	38,175.21	-	38,175.21	-	-	38,175.21	-	-	-
3AR	-	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	5.750000	0.000000	-	-	-	-	-	-	-	-	-
PO	144,539.48	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	134,888.22	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	9,651.26	0.000000	0.000000	-	-	-	-	-	-	-	-	-
3C	188,318,374.22	0.000000	1.248321	-	-	-	-	-	195,901.41	-	-	-
P	100.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
3P	100.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-

3M1	4,282,000.00	6.000000	6.000000	21,410.00	-	21,410.00	-	-	21,410.00	-	-	-
3M2	2,888,000.00	6.000000	6.000000	14,440.00	-	14,440.00	-	-	14,440.00	-	-	-
3M3	4,582,000.00	6.000000	6.000000	22,910.00	-	22,910.00	-	-	22,910.00	-	-	-
3B	1,693,000.00	6.000000	6.000000	8,465.00	-	8,465.00	-	-	8,465.00	-	-	-
M	12,994,992.87	5.880970	5.880970	63,685.97	-	63,685.97	-	-	63,685.97	-	-	-
B1	4,849,209.94	5.880970	5.880970	23,765.05	-	23,765.05	-	-	23,765.05	-	-	-
B2	3,103,296.63	5.880970	5.880970	15,208.66	-	15,208.66	-	-	15,208.66	-	-	-
B3	2,133,553.51	5.880970	5.880970	10,456.14	-	10,456.14	-	-	10,456.14	-	-	-
B4	1,745,616.71	5.880970	5.880970	8,554.93	-	8,554.93	-	-	8,554.93	-	-	-
B5	1,357,752.31	5.880970	5.880970	6,654.08	-	6,654.08	-	-	6,654.08	-	-	-

Totals	545,639,769.35			2,852,503.68	-	2,852,503.68	-	-	3,048,405.09	-	-	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	02149MAA7	125,000,000.00	906.018314125	6.718417136	4.341337755	899.299896989	5.750000
1A2	02149MAB5	20,881,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
1A3	02149MAC3	8,438,000.00	906.018314125	6.718417136	4.341337755	899.299896989	5.750000
1A4	02149MAD1	18,540,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
1A5	02149MAE9	18,540,000.00	1000.000000000	0.000000000	4.375000000	1000.000000000	5.250000
1A6	02149MAF6	18,540,000.00	1000.000000000	0.000000000	4.583333333	1000.000000000	5.500000
1A7	02149MAG4	1,612,173.00	1000.000566343	0.000000000	4.791669380	1000.000566343	5.750000
1A8	02149MAH2	17,767,500.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A9	02149MAJ8	772,500.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A10	02149MAK5	17,367,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
1A11	02149MAL3	1,173,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
1A12	02149MAM1	133,438,000.00	906.018314125	6.718417136	4.341337755	899.299896989	5.750000
1A13	02149MCZ0	133,438,000.00	906.018314125	6.718417136	3.963830124	899.299896989	5.250000
1A14	02149MDA4	133,438,000.00	906.018314125	6.718417136	4.152583940	899.299896989	5.500000
1A15	02149MDB2	11,603,304.00	906.018341284	0.000000000	4.341337885	899.299923946	5.750000
2A1	02149MAP4	10,000,000.00	564.559936695	0.010000000	2.386441899	564.549936695	5.072500
2A2	02149MAQ2	10,000,000.00	564.559936695	0.000000000	0.436357784	564.549936695	0.927500
2A3	02149MAR0	26,500,000.00	990.203370764	2.025218924	4.951016854	988.178151840	6.000000
2A4	02149MAS8	2,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A5	02149MAT6	11,500,000.00	970.782608696	3.652173913	4.853913043	967.130434783	6.000000
2A6	02149MAU3	40,000,000.00	689.242886684	0.007500000	3.143234748	689.235386684	5.472500
2A7	02149MAV1	40,000,000.00	689.242886684	0.000000000	0.302979686	689.235386684	0.527500
2A8	02149MAW9	58,572,000.00	987.292669286	2.600520706	4.936463346	984.692148579	6.000000
2A9	02149MAX7	5,714,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A10	02149MAY5	38,568,000.00	974.901472724	3.137315910	4.874507364	971.764156814	6.000000
2A11	02149MAZ2	26,500,000.00	990.203370764	2.025218924	4.332139747	988.178151840	5.250000
2A12	02149MBA6	26,500,000.00	990.203370764	2.025218924	4.538432116	988.178151840	5.500000
2A13	02149MBB4	26,500,000.00	990.203370764	2.025218924	4.744724485	988.178151840	5.750000
2A14	02149MBC2	3,312,500.00	990.203370764	0.000000000	4.951016854	988.178151840	6.000000
2A15	02149MBD0	2,000,000.00	1000.000000000	0.000000000	4.375000000	1000.000000000	5.250000
2A16	02149MBE8	2,000,000.00	1000.000000000	0.000000000	4.583333333	1000.000000000	5.500000
2A17	02149MBF5	2,000,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
2A18	02149MBG3	250,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A19	02149MBH1	11,500,000.00	970.782608696	3.652173913	4.247173913	967.130434783	5.250000
2A20	02149MBJ7	11,500,000.00	970.782608696	3.652173913	4.449420290	967.130434783	5.500000
2A21	02149MBK4	11,500,000.00	970.782608696	3.652173913	4.651666667	967.130434783	5.750000
2A22	02149MBL2	1,437,500.00	970.782608696	0.000000000	4.853913043	967.130434783	6.000000
2A23	02149MBM0	58,572,000.00	987.292669286	2.600520706	4.319405428	984.692148579	5.250000
2A24	02149MBN8	58,572,000.00	987.292669286	2.600520706	4.525091401	984.692148579	5.500000
2A25	02149MBP3	58,572,000.00	987.292669286	2.600520706	4.730777374	984.692148579	5.750000
2A26	02149MBQ1	7,321,500.00	987.292669286	0.000000000	4.936463346	984.692148579	6.000000
2A27	02149MBR9	5,714,000.00	1000.000000000	0.000000000	4.375000000	1000.000000000	5.250000
2A28	02149MBS7	5,714,000.00	1000.000000000	0.000000000	4.583333333	1000.000000000	5.500000
2A29	02149MBT5	5,714,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
2A30	02149MBU2	714,250.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A31	02149MBV0	38,568,000.00	974.901472724	3.137315910	4.265193943	971.764156814	5.250000
2A32	02149MBW8	38,568,000.00	974.901472724	3.137315910	4.468298417	971.764156814	5.500000
2A33	02149MBX6	38,568,000.00	974.901472724	3.137315910	4.671402890	971.764156814	5.750000
2A34	02149MBY4	4,821,000.00	974.901472724	0.000000000	4.874507364	971.764156814	6.000000
2A35	02149MBZ1	64,286,000.00	988.422148297	2.369375895	4.324346899	986.052772401	5.250000
2A36	02149MCA5	64,286,000.00	988.422148297	2.369375895	4.530268180	986.052772401	5.500000
2A37	02149MDC0	64,286,000.00	988.422148297	2.369375895	4.736189461	986.052772401	5.750000
2A38	02149MDD8	8,035,750.00	988.422148297	0.000000000	4.942110741	986.052772401	6.000000
2A39	02149MDE6	28,500,000.00	990.890853518	1.883098298	4.335147484	989.007755220	5.250000
2A40	02149MDF3	28,500,000.00	990.890853518	1.883098298	4.541583079	989.007755220	5.500000
2A41	02149MDG1	28,500,000.00	990.890853518	1.883098298	4.748018673	989.007755220	5.750000
2A42	02149MDH9	3,562,500.00	990.890853518	0.000000000	4.954454268	989.007755220	6.000000
2A43	02149MDJ5	28,500,000.00	990.890853518	1.883098298	4.954454268	989.007755220	6.000000
2A44	02149MDK2	64,286,000.00	988.422148297	2.369375895	4.942110741	986.052772401	6.000000
X		385,884,297.00	917.832725284	0.000000000	0.488168971	914.532207228	0.638246
X-1	02149MAN9	180,910,300.00	930.552157395	0.000000000	0.346952988	925.580241479	0.447416
X-2	02149MAN9	204,973,997.00	906.606538975	0.000000000	0.612806351	904.781198710	0.811121
3A1	02149MCH0	70,043,000.00	892.876962523	30.590987679	4.402627489	862.285974844	5.917000
3A2	02149MCJ6	70,043,000.00	952.091495367	7.500000000	4.545443481	944.591495367	5.729000
3A3	02149MCK3	2,724,000.00	1000.000000000	0.000000000	5.073333333	1000.000000000	6.088000
3A4	02149MCL1	31,868,000.00	1000.000000000	0.000000000	4.795833333	1000.000000000	5.755000
3A5	02149MCY3	7,967,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
3AR	02149MCM9	100.00	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
AR	02149MCC1	100.00	0.000000000	0.000000000	0.000000000	0.000000000	5.750000
PO		164,880.07	876.634028600	1.098313459	0.000000000	875.535715141	0.000000
PO-1	02149MCD9	136,139.61	990.808019477	1.255200663	0.000000000	989.552818815	0.000000
PO-2	02149MCD9	28,740.46	335.807472868	0.355075910	0.000000000	335.452396958	0.000000
3C	02149MCV9	-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
P	02149MCW7	100.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
3P	02149MCX5	100.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000

3M1	02149MCN7	4,282,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
3M2	02149MCP2	2,888,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
3M3	02149MCQ0	4,582,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
3B	02149MCR8	1,693,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
M	02149MCE7	13,144,500.00	988.625878985	0.524694849	4.845065665	988.101184136	5.880970
B1	02149MCF4	4,905,000.00	988.625878985	0.524694849	4.845065665	988.101184136	5.880970
B2	02149MCG2	3,139,000.00	988.625878985	0.524694849	4.845065665	988.101184136	5.880970
B3	02149MCS6	2,158,100.00	988.625878985	0.524694849	4.845065665	988.101184136	5.880970
B4	02149MCT4	1,765,700.00	988.625878985	0.524694849	4.845065665	988.101184136	5.880970
B5	02149MCU1	1,373,565.00	988.487843996	0.524589011	4.844389182	987.963222406	5.880970

Totals		588,453,945.07	927.242945555	6.709043525	5.180363078	920.533901911

THE BANK OF NEW YORK
101 Barclay St, 4 West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2007-J1
Mortgage Pass-Through Certificates, Series 2007-J1

Pool Level Data
Distribution Date								11/26/2007
Cut-off Date								2/1/2007
Record Date								10/31/2007
Determination Date								11/22/2007
LIBOR Determination Date								10/23/2007
Accrual Period 30/360			Begin					10/1/2007
			End					11/1/2007
Number of Days in 30/360 Accrual Period								30

Prefunding Detail

					Group I	Group II	Group III	Total
	Target Funding Balance				185,518,431.04	206,845,414.33	199,177,324.13	591,541,169.50
	Initial Funded Balance				183,324,109.30	188,119,676.73	199,045,243.62	570,489,029.65
	Initial Unfunded Balance				2,194,321.74	18,725,737.60	132,080.51	21,052,139.85

	Ending Unfunded Amounts have been passed
	through as Principal at the End of the
	Prefunding Period

Collateral Detail

	Original Mortgage Loan Details

					Group I	Group II	Group III	Total
	Original Aggregate Loan Count				311	527	702	1,540
	Original Stated Principal Balance				185,518,431.04	206,845,414.33	199,177,324.13	591,541,169.50
	Original Weighted Average Mortgage Rate				6.40457%	7.06351%	7.29837%
	Original Weighted Average Net Mortgage Rate				6.18869%	6.83939%	7.02219%
	Original Weighted Average Remaining Term				357	358	357

	Current Mortgage Loan Details

					Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count				291	471	667	1,429
	Loans Paid Off or otherwise removed pursuant to the PSA				2	1	8	11
	Ending Aggregate Loan Count				289	470	659	1,418

	Beginning Pool Stated Principal Balance				172,920,122.79	187,488,520.84	188,318,374.22	548,727,017.85
	Scheduled Principal				103,295.00	88,247.03	89,151.86	280,693.89
	Unscheduled Principal				800,808.81	287,605.29	2,578,855.19	3,667,269.29
	Realized Principal Losses				-	-	-	-
	Ending Pool Stated Principal Balance				172,016,018.98	187,112,668.52	185,650,367.17	544,779,054.67

	Beginning Weighted Average Mortgage Rate				6.39718%	7.02894%	7.28225%
	Beginning Weighted Average Net Mortgage Rate				6.18110%	6.80364%	7.00398%
	Ending Weighted Average Mortgage Rate				6.39606%	7.02692%	7.27473%
	Ending Weighted Average Net Mortgage Rate				6.18007%	6.80167%	6.99573%

	Beginning Weighted Average Remaining Term to Maturity				351	352	352
	Ending Weighted Average Remaining Term to Maturity				348	349	348

	Loan Substitution

					Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed				-	-	-	-
	Aggregate Stated of Principal Balance Added				-	-	-	-
	Aggregate Principal Substitution Shortfall Amount				-	-	-	-

	Fees of the Trust

					Group I	Group II	Group III	Total
	Gross Master Servicing Fee				29,583.91	33,510.17	35,488.44	98,582.52
	Net Master Servicing Fee				29,506.09	33,004.30	32,530.29	95,040.68
	Trustee Fee				1,296.90	1,406.16	1,412.39	4,115.45
	Mortgage Insurance Premium (PMI)				257.44	284.17	6,769.20	7,310.81
	Total Net Loan Fees				31,060.44	34,694.63	40,711.88	106,466.95

	Servicer Advances

					Group I	Group II	Group III	Total
	Principal Advances				3,135.85	4,130.21	16,448.01	23,714.07
	Interest Advances				39,934.76	145,935.49	235,430.74	421,300.99
	Reimbursement for Principal & Interest Advances				-	-	-	-
	Reimbursement for Nonrecoverable Advances				-	-	-	-
	Total Advances				43,070.61	150,065.70	251,878.75	445,015.06

	Mortgage Prepayment Details

					Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full				706,208.23	267,639.14	2,572,217.55	3,546,064.92
	Prepayment Interest Excess				-	-	-	-
	Prepayment Interest Shortfall				77.81	505.87	2,958.15	3,541.84
	Compensating Interest				77.81	505.87	2,958.15	3,541.84
	Non-Supported Prepayment Interest Shortfall				-	-	-	-
	Prepayment Charges				-	-	-	-
	CPR %				5.42108%	1.82619%	15.25674%
	SMM %				0.46339%	0.15347%	1.37006%

Delinquency Information

Delinquency Info	Group 1		Group 2		Group 3		Total

30-59 Days	5,315,907.33	3.09036%	6,908,841.42	3.69234%	14,584,895.47	7.85611%	26,809,644.22	4.92120%
	8	2.76817%	23	4.89362%	37	5.61457%	68	4.79549%

60-89 Days	704,000.00	0.40926%	1,673,689.46	0.89448%	9,244,750.66	4.97966%	11,622,440.12	2.13342%
	1	0.34602%	6	1.27660%	32	4.85584%	39	2.75035%

90+ Days	-	0.00000%	4,556,107.99	2.43495%	3,714,886.96	2.00101%	8,270,994.95	1.51823%
	0	0.00000%	10	2.12766%	12	1.82094%	22	1.55148%

Total	6,019,907.33	3.49962%	13,138,638.87	7.02178%	27,544,533.09	14.83678%	46,703,079.29	8.57285%
	9	3.11419%	39	8.29787%	81	12.29135%	129	9.09732%

Foreclosure Info	Group 1		Group 2		Group 3		Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	1,129,689.36	0.65673%	7,585,820.00	4.05415%	6,403,304.46	3.44912%	15,118,813.82	2.77522%
	4	1.38408%	13	2.76596%	24	3.64188%	41	2.89140%

Total	1,129,689.36	0.65673%	7,585,820.00	4.05415%	6,403,304.46	3.44912%	15,118,813.82	2.77522%
	4	1.38408%	13	2.76596%	24	3.64188%	41	2.89140%

REO Info	Group 1		Group 2		Group 3		Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	191,258.54	0.11119%	1,288,000.00	0.68836%	2,041,759.02	1.09979%	3,521,017.56	0.64632%
	3	1.03806%	1	0.21277%	9	1.36571%	13	0.91678%

Total	191,258.54	0.11119%	1,288,000.00	0.68836%	2,041,759.02	1.09979%	3,521,017.56	0.64632%
	3	1.03806%	1	0.21277%	9	1.36571%	13	0.91678%

Bankruptcy Info	Group 1		Group 2		Group 3		Total

30-59 Days	-	0.00000%	-	0.00000%	167,599.89	0.09028%	167,599.89	0.03076%
	0	0.00000%	0	0.00000%	1	0.15175%	1	0.07052%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	1,810,000.00	0.96733%	607,001.88	0.32696%	2,417,001.88	0.44367%
	0	0.00000%	4	0.85106%	3	0.45524%	7	0.49365%

Total	-	0.00000%	1,810,000.00	0.96733%	774,601.77	0.41724%	2,584,601.77	0.47443%
	0	0.00000%	4	0.85106%	4	0.60698%	8	0.56417%

Totals for Foreclosure Bankruptcy, REO	Group 1		Group 2		Group 3		Total

All	1,320,947.90	0.76792%	10,683,820.00	5.70983%	9,219,665.25	4.96614%	21,224,433.15	3.89597%
	7	2.42215%	18	3.82979%	37	5.61457%	62	4.37236%

Totals for Foreclosure,REO Bankruptcy, Delinquency	Group 1		Group 2		Group 3		Total

All	7,340,855.23	4.26754%	23,822,458.87	12.73161%	36,764,198.34	19.80292%	67,927,512.44	12.46882%
	16	5.53633%	57	12.12766%	118	17.90592%	191	13.46968%

Realized Loss Detail

	Realized Losses

					Group I	Group II	Group III	Total
	Current Period Realized Losses				-	-	-	-
	Cumulative Realized Losses				-	190.00	305.00	495.00
	Total Liquidated Loan Balance				-	-	-	-
	Total Liquidated Proceeds				-	-	-	-
	Subsequent Recoveries				-	-	-	-
	Monthly Default Rate				0.00000%	0.00000%	0.00000%
	Conditional Default Rate				0.00000%	0.00000%	0.00000%

Loan ID			Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

			N/A

Group II

			N/A

Group III

			N/A

Servicer Remittance Summary

	Interest Remittance Amount

					Group I	Group II	Group III	Total
	Scheduled Interest Collected				921,757.04	1,097,698.32	1,139,860.68	3,159,316.04
	Plus: Compensating Interest				77.81	505.87	2,958.15	3,541.84
	Plus: Seller Shortfall Interest Requirement				-	-	-	-
	Less: Servicing Fees				29,583.91	33,510.17	35,488.44	98,582.52
	Less: Mortgage Insurance Premium (PMI)				257.44	284.17	6,769.20	7,310.81
	Less: Net Interest Shortfall				-	-	554.10	554.10
	Total Interest Remittance Amount				891,993.50	1,064,409.85	1,100,007.09	3,056,410.45

	Principal Remittance Amount

					Group I	Group II	Group III	Total
	Scheduled Principal				103,295.00	88,247.03	89,151.86	280,693.89
	Curtailment Principal				94,600.58	19,966.15	6,637.64	121,204.37
	Paid in Full Principal				706,208.23	267,639.14	2,572,217.55	3,546,064.92
	Repurchased Principal				-	-	-	-
	Liquidation Principal				-	-	-	-
	Subsequent Recoveries				-	-	-	-
	Less: Non-Recoverable Principal Advances relating to Principal				-	-	-	-
	Total Principal Remittance Amount				904,103.81	375,852.32	2,668,007.05	3,947,963.18

	Prepayment Charge				-	-	-	-
	Other Amounts Required				-	-	-	-
	Total Other Remittance				-	-	-	-

	Total Servicer Remittance				1,796,097.31	1,440,262.17	3,768,014.14	7,004,373.63

Distributable Amounts

	Principal Distribution Amount

					Group I	Group II	Group III	Total
	Principal Remittance Amount				904,103.81	375,852.32	2,668,007.05	3,947,963.18
	Extra Principal Distribution Amount				-	-	-	-
	Supplemental Loan Deposit				-	-	-	-
	Less: OC Reduction				-	-	-	-
	Principal Distribution Amount				904,103.81	375,852.32	2,668,007.05	3,947,963.18

	Interest Funds

					Group I	Group II	Group III	Total
	Interest Remittance				891,993.50	1,064,409.85	1,100,007.09	3,056,410.45
	Less: Trustee Fee				1,296.90	1,406.16	1,412.39	4,115.45
	Interest Funds				890,696.60	1,063,003.68	1,098,594.71	3,052,295.00

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance							7,004,373.63
	Investment Income							0.12
	Corridor Proceeds							-
	Supplemental Loan Deposit							-
	Carryover Reserve Fund withdrawal from Initial Deposit							-
	Principal Reserve Fund withdrawal from Initial Deposit							-
	Other Amounts							-
	Total Available							7,004,373.75

	Distribution Payments

	Trustee Fee							4,115.45
	3-A-2 Insurance Premium							3,890.10
	Class Payments							6,996,368.20
	Total Payments							7,004,373.75

Trust Accounts

	Distribution Account

	Beginning Balance							-
	Deposit							7,004,373.75
	Withdrawal							7,004,373.75
	Ending Balance							-

	Carryover Reserve Account

	Beginning Balance							1,000.00
	Deposits							-
	Withdrawals							-
	Ending Balance							1,000.00

	For Details on the NRC Payment, see Interest
	Detail, page 3

	Prefunding Account

	Beginning Balance							-
	Deposit							-
	Withdrawal							-
	Ending Balance							-

	Capitalized Interest Account

	Beginning Balance							-
	Deposits							-
	Withdrawals							-
	Ending Balance							-

	Corridor Contract Reserve Fund

	Beginning Balance							1,370.37
	Deposit							-
	Withdrawal							-
	Ending Balance							1,370.37

	Exchangeable Certificates Distribution
	Account

	Beginnning Balance							-
	Deposit							-
	Withdrawal							-
	Ending Balance							-

	Principal Reserve Account

	Beginning Balance							100.00
	Deposit							-
	Withdrawal							-
	Ending Balance							100.00

Yield Supplemental Amount Details

	One-Month Libor Rate							4.87250%

	Yield Supplemental Amounts

Class			Beginning Balance	Current Period Amount	Amount Paid	Ending Amount
2A1			-	-	-	-
2A6			-	-	-	-
Total			--	--	--	--

	Corridor Contract Amounts Available

Contract			Beginning Amount	Current Period Amount	Ending Amount
2A1			-	-	-
2A6			-	-	-
Total			--	--	--

Net Rate Carryover Details

	Net Rate Cap Details

	Libor Rate							4.87250%
	Net Rate Cap							6.96085%

Class			Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount
3A1			-	-	-	-	-
3A2			-	-	-	-	-
3A3			-	-	-	-	-
3A4			-	-	-	-	-
3A5			-	-	-	-	-
3M1			-	-	-	-	-
3M2			-	-	-	-	-
3M3			-	-	-	-	-
3B			-	-	-	-	-
Total			--	--	--	--	--

Senior Principal Distribution Amounts

	Group 1 PO Principal Amounts

	Beginning PO Balance				134,888.22
	PO Scheduled Principal				169.87
	PO Prepayments & Recoveries				1.02
	PO Liquidation Principal				-
	PO Principal Loss				-
	Ending PO Balance				134,717.34

	Group 1 NON-PO Principal Amounts

	Beginning Non-PO Balance				172,785,234.57
	Non-PO Scheduled Principal				103,125.13
	Non-PO Prepayments & Recoveries				800,807.79
	Non-PO Liquidation Principal				-
	Non-PO Principal Loss				-
	Ending Non-PO Balance				171,881,301.64

	Group 2 PO Principal Amounts

	Beginning PO Balance					9,651.26
	PO Scheduled Principal					10.20
	PO Prepayments & Recoveries					-
	PO Liquidation Principal					-
	PO Principal Loss					-
	Ending PO Balance					9,641.05

	Group 2 NON-PO Principal Amounts

	Beginning Non-PO Balance					187,478,869.58
	Non-PO Scheduled Principal					88,236.83
	Non-PO Prepayments & Recoveries					287,605.29
	Non-PO Liquidation Principal					-
	Non-PO Principal Loss					-
	Ending Non-PO Balance					187,103,027.47

Principal Distribution Amounts

	Group 1 Senior and Subordinate Percentages

	Senior Percentage Original				93.24467%
	Senior Prepayment Percentage Original				100.00000%
	Senior Percentage				92.78471%
	Senior Prepayment Percentage				100.00000%
	Subordinate Percentages				7.21529%
	Subordinate Prepayment Percentage				0.00000%

	Group 1 Principal Distribution Amounts

	Senior Principal Distribution Amount				896,492.15
	Subordinate Principal Distribution Amount				7,440.78
	PO Principal Distribution Amount				-
	Total Principal Distribution Amount				903,932.93

	Group 2 Senior and Subordinate Percentages

	Senior Percentage Original					93.24877%
	Senior Prepayment Percentage Original					100.00000%
	Senior Percentage					92.68320%
	Senior Prepayment Percentage					100.00000%
	Subordinate Percentages					7.31680%
	Subordinate Prepayment Percentage					0.00000%

	Group 2 Principal Distribution Amounts

	Senior Principal Distribution Amount					369,386.00
	Subordinate Principal Distribution Amount					6,456.11
	PO Principal Distribution Amount					-
	Total Principal Distribution Amount					375,842.11

Credit Enhancements

	Overcollateralization Details

	OC Prior							3,087,248.52
	OC Floor							995,886.62
	OC Target							3,087,248.52
	OC Deficiency							-
	OC Reduction							-
	OC Ending							3,087,248.52

	Application of Excess Cashflow

	Excess Cashflow available after application of interest payments							195,901.29
	Plus: OC Reduction Amount							-
	Plus: Carryover Reserve Fund earnings							-
	Less: Extra Principal Distribution Amount							-
	Less: Unpaid Realized Loss Amount							-
	Less: Interest Carryforward Amount							-
	Less: Carryover Shortfalls Paid							-
	Less: Transfer to Carryover Shortfall Reserve to replenish initial deposit							-
	Remaining Excess Cashflow available to Residual Class							195,901.29

Trigger Event Details

	Delinquency Trigger Test

	Current Month							22,011,702.98
	1 Month Prior							19,397,656.31
	2 Months Prior							19,023,851.33

	Three-month Rolling Delinquency Rate							10.75119%
	Senior Enhancement Percentage							8.77888%
	Specified Delinquency Rate Trigger							3.70469%

	Is Delinquency Trigger Event in Effect?						NO

	Delinquency Trigger Event applicable only on
	or after the Step-Down Date

	Cumulative Loss Trigger Test

	Cumulative Loss Percentage							0.00015%
	Specified Cumulative Loss Percentage							100.00000%

	Is Cumulative Loss Trigger Event in Effect?						NO

	Cumulative Loss Trigger Event applicable
	only on or after the Step-Down Date

	Is Trigger Event in Effect?						NO

Stepdown Date Details

	Balance of Group 3 Senior Notes ( after application of Principal Remittance Amount )							169,118,118.65
	Threshold Balance of Group 3 Senior Notes to trigger Stepdown Date							154,832,406.22
	Has the 3rd Anniversary Distribution Date occured?						NO
	Has the Balance of Group 3 Senior Notes been reduced to zero?						NO

	Has Stepdown Date been reached?						NO

	Subordination

Credit Support		Original	Current
Class A		1,822,703,080.07	1,723,074,386.89
Class A Percentage		97.856215%	97.752553%

Class 3M1		4,282,000.00	4,282,000.00
Class 3M1 Percentage		0.229890%	0.242924%

Class 3M2		2,888,000.00	2,888,000.00
Class 3M2 Percentage		0.155049%	0.163841%

Class 3M3		4,582,000.00	4,582,000.00
Class 3M3 Percentage		0.245996%	0.259944%

Class 3B		1,693,000.00	1,693,000.00
Class 3B Percentage		0.090893%	0.096046%

Class M		13,144,500.00	12,988,096.01
Class M Percentage		0.705694%	0.736834%

Class B1		4,905,000.00	4,846,636.31
Class B1 Percentage		0.263337%	0.274957%

Class B2		3,139,000.00	3,101,649.62
Class B2 Percentage		0.168525%	0.175961%

Class B3		2,158,100.00	2,132,421.17
Class B3 Percentage		0.115863%	0.120975%

Class B4		1,765,700.00	1,744,690.26
Class B4 Percentage		0.094796%	0.098979%

Class B5		1,373,565.00	1,357,031.70
Class B5 Percentage		0.073743%	0.076986%

Prepayment Loan Details

	Prepayment Penalties							-

Loan ID			Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

146283732			293,411.33	11/8/2007	-	FL	6.500	10	Paid in Full
155514271			415,000.00	10/30/2007	-	AZ	6.750	11	Paid in Full

Group II

155628260			267,814.34	10/23/2007	-	IL	8.500	11	Paid in Full

Group III

153698362			1,125,000.00	11/9/2007	-	NY	7.000	10	Paid in Full
145161793			104,836.20	10/25/2007	-	NC	8.250	14	Paid in Full
140824344			120,975.25	11/2/2007	-	NC	8.000	17	Paid in Full
157168407			174,330.56	10/16/2007	-	TX	8.875	17	Paid in Full
155627684			571,667.01	10/18/2007	-	NY	8.875	11	Paid in Full

155499453			123,204.61	11/1/2007	-	IL	8.375	11	Paid in Full
140824528			221,807.40	10/29/2007	-	NY	8.375	19	Paid in Full
153054704			131,384.10	10/22/2007	-	SC	7.125	13	Paid in Full

Stratification Tables

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	1.384	165,723.90	0.096
50,000.00	-	75,000.00	0	0.000	-	0.000
75,000.00	-	100,000.00	3	1.038	270,828.20	0.157
100,000.00	-	125,000.00	7	2.422	797,929.37	0.464
125,000.00	-	150,000.00	7	2.422	989,635.32	0.575
150,000.00	-	175,000.00	7	2.422	1,135,324.77	0.660
175,000.00	-	200,000.00	7	2.422	1,322,215.21	0.769
200,000.00	-	225,000.00	3	1.038	646,766.11	0.376
225,000.00	-	250,000.00	10	3.460	2,396,439.65	1.393
250,000.00	-	275,000.00	5	1.730	1,333,581.83	0.775
275,000.00	-	300,000.00	6	2.076	1,764,580.22	1.026
300,000.00	-	325,000.00	5	1.730	1,556,594.91	0.905
325,000.00	-	350,000.00	3	1.038	1,035,991.67	0.602
350,000.00	-	375,000.00	2	0.692	742,338.04	0.432
375,000.00	-	400,000.00	2	0.692	791,797.94	0.460
400,000.00	-	425,000.00	8	2.768	3,314,947.14	1.927
425,000.00	-	450,000.00	25	8.651	10,995,119.71	6.392
450,000.00	-	475,000.00	14	4.844	6,433,983.89	3.740
475,000.00	-	500,000.00	24	8.304	11,631,597.02	6.762
500,000.00	-	525,000.00	21	7.266	10,764,870.80	6.258
525,000.00	-	550,000.00	8	2.768	4,292,856.84	2.496
550,000.00	-	575,000.00	9	3.114	5,091,303.30	2.960
575,000.00	-	600,000.00	11	3.806	6,470,912.75	3.762
600,000.00	-	625,000.00	6	2.076	3,657,963.32	2.127
625,000.00	-	650,000.00	11	3.806	7,053,440.12	4.100
650,000.00	-	675,000.00	4	1.384	2,657,230.81	1.545
675,000.00	-	700,000.00	8	2.768	5,558,802.60	3.232
700,000.00	-	725,000.00	6	2.076	4,284,390.59	2.491
725,000.00	-	750,000.00	6	2.076	4,424,712.70	2.572
750,000.00	-	775,000.00	2	0.692	1,524,474.00	0.886
775,000.00	-	800,000.00	7	2.422	5,547,314.12	3.225
>		800,000.00	48	16.609	63,362,352.13	36.835
		Wgt Ave / Total:	289	100.000	172,016,018.98	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	9	1.915	381,153.11	0.204
50,000.00	-	75,000.00	25	5.319	1,510,687.07	0.807
75,000.00	-	100,000.00	22	4.681	1,953,735.39	1.044
100,000.00	-	125,000.00	16	3.404	1,777,399.95	0.950
125,000.00	-	150,000.00	27	5.745	3,710,987.92	1.983
150,000.00	-	175,000.00	22	4.681	3,584,318.22	1.916
175,000.00	-	200,000.00	36	7.660	6,714,790.57	3.589
200,000.00	-	225,000.00	28	5.957	5,925,711.34	3.167
225,000.00	-	250,000.00	22	4.681	5,192,284.06	2.775
250,000.00	-	275,000.00	21	4.468	5,483,261.68	2.930
275,000.00	-	300,000.00	20	4.255	5,760,447.02	3.079
300,000.00	-	325,000.00	3	0.638	935,991.24	0.500
325,000.00	-	350,000.00	6	1.277	2,041,423.77	1.091
350,000.00	-	375,000.00	9	1.915	3,247,812.08	1.736
375,000.00	-	400,000.00	10	2.128	3,863,514.67	2.065
400,000.00	-	425,000.00	6	1.277	2,515,157.99	1.344
425,000.00	-	450,000.00	18	3.830	7,890,089.17	4.217
450,000.00	-	475,000.00	18	3.830	8,359,536.87	4.468
475,000.00	-	500,000.00	22	4.681	10,756,187.43	5.749
500,000.00	-	525,000.00	13	2.766	6,671,278.26	3.565
525,000.00	-	550,000.00	13	2.766	6,990,860.03	3.736
550,000.00	-	575,000.00	12	2.553	6,752,809.80	3.609
575,000.00	-	600,000.00	8	1.702	4,705,330.05	2.515
600,000.00	-	625,000.00	5	1.064	3,062,570.20	1.637
625,000.00	-	650,000.00	14	2.979	8,990,890.75	4.805
650,000.00	-	675,000.00	2	0.426	1,314,012.85	0.702
675,000.00	-	700,000.00	4	0.851	2,757,874.98	1.474
700,000.00	-	725,000.00	4	0.851	2,858,753.14	1.528
725,000.00	-	750,000.00	5	1.064	3,670,721.95	1.962
750,000.00	-	775,000.00	4	0.851	3,070,891.08	1.641
775,000.00	-	800,000.00	3	0.638	2,369,743.56	1.266
>		800,000.00	43	9.149	52,292,442.32	27.947
		Wgt Ave / Total:	470	100.000	187,112,668.52	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	6	0.910	275,756.82	0.149
50,000.00	-	75,000.00	29	4.401	1,788,732.16	0.963
75,000.00	-	100,000.00	46	6.980	4,119,638.24	2.219
100,000.00	-	125,000.00	87	13.202	9,847,590.89	5.304
125,000.00	-	150,000.00	64	9.712	8,744,602.27	4.710
150,000.00	-	175,000.00	49	7.436	7,932,185.67	4.273
175,000.00	-	200,000.00	44	6.677	8,257,610.20	4.448
200,000.00	-	225,000.00	32	4.856	6,799,109.83	3.662
225,000.00	-	250,000.00	27	4.097	6,430,503.34	3.464
250,000.00	-	275,000.00	16	2.428	4,190,151.71	2.257
275,000.00	-	300,000.00	31	4.704	8,933,163.82	4.812
300,000.00	-	325,000.00	25	3.794	7,844,601.11	4.225
325,000.00	-	350,000.00	21	3.187	7,043,622.06	3.794
350,000.00	-	375,000.00	11	1.669	3,986,077.38	2.147
375,000.00	-	400,000.00	18	2.731	6,955,672.94	3.747
400,000.00	-	425,000.00	7	1.062	2,909,246.80	1.567
425,000.00	-	450,000.00	17	2.580	7,456,849.60	4.017
450,000.00	-	475,000.00	17	2.580	7,812,592.88	4.208
475,000.00	-	500,000.00	30	4.552	14,545,369.22	7.835
500,000.00	-	525,000.00	10	1.517	5,167,423.73	2.783
525,000.00	-	550,000.00	12	1.821	6,460,730.97	3.480
550,000.00	-	575,000.00	9	1.366	5,068,706.51	2.730
575,000.00	-	600,000.00	4	0.607	2,333,368.84	1.257
600,000.00	-	625,000.00	3	0.455	1,828,805.56	0.985
625,000.00	-	650,000.00	8	1.214	5,142,083.75	2.770
650,000.00	-	675,000.00	2	0.303	1,335,480.13	0.719
675,000.00	-	700,000.00	5	0.759	3,469,347.31	1.869
700,000.00	-	725,000.00	1	0.152	723,074.23	0.389
725,000.00	-	750,000.00	1	0.152	742,500.00	0.400
750,000.00	-	775,000.00	1	0.152	765,658.82	0.412
775,000.00	-	800,000.00	2	0.303	1,579,717.73	0.851
>		800,000.00	24	3.642	25,160,392.65	13.553
		Wgt Ave / Total:	659	100.000	185,650,367.17	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0000000000	1	0.346	198,920.83	0.116
5.0000000000	-	5.5010000000	0	0.000	-	0.000
5.5010000000	-	6.0010000000	23	7.958	10,837,556.66	6.300
6.0010000000	-	6.5010000000	197	68.166	126,666,998.34	73.637
6.5010000000	-	7.0010000000	58	20.069	32,604,477.71	18.954
7.0010000000	-	7.5010000000	3	1.038	911,881.44	0.530
7.5010000000	-	8.0010000000	2	0.692	523,236.10	0.304
8.0010000000	-	8.5010000000	0	0.000	-	0.000
8.5010000000	-	9.0010000000	5	1.730	272,947.90	0.159
9.0010000000	-	9.5010000000	0	0.000	-	0.000
9.5010000000	-	10.0010000000	0	0.000	-	0.000
10.0010000000	-	10.5010000000	0	0.000	-	0.000
10.5010000000	-	11.0010000000	0	0.000	-	0.000
11.0010000000	-	11.5010000000	0	0.000	-	0.000
11.5010000000	-	12.0010000000	0	0.000	-	0.000
12.0010000000	-	12.5010000000	0	0.000	-	0.000
>		12.5010000000	0	0.000	-	0.000
		Wgt Ave / Total:	289	100.000	172,016,018.98	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0000000000	0	0.000	-	0.000
5.0000000000	-	5.5010000000	0	0.000	-	0.000
5.5010000000	-	6.0010000000	0	0.000	-	0.000
6.0010000000	-	6.5010000000	60	12.766	24,975,924.45	13.348
6.5010000000	-	7.0010000000	196	41.702	97,734,121.66	52.233
7.0010000000	-	7.5010000000	113	24.043	38,807,373.04	20.740
7.5010000000	-	8.0010000000	52	11.064	15,195,297.16	8.121
8.0010000000	-	8.5010000000	40	8.511	9,117,497.68	4.873
8.5010000000	-	9.0010000000	9	1.915	1,282,454.53	0.685
9.0010000000	-	9.5010000000	0	0.000	-	0.000
9.5010000000	-	10.0010000000	0	0.000	-	0.000
10.0010000000	-	10.5010000000	0	0.000	-	0.000
10.5010000000	-	11.0010000000	0	0.000	-	0.000
11.0010000000	-	11.5010000000	0	0.000	-	0.000
11.5010000000	-	12.0010000000	0	0.000	-	0.000
12.0010000000	-	12.5010000000	0	0.000	-	0.000
>		12.5010000000	0	0.000	-	0.000
		Wgt Ave / Total:	470	100.000	187,112,668.52	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0000000000	0	0.000	-	0.000
5.0000000000	-	5.5010000000	4	0.607	1,923,675.61	1.036
5.5010000000	-	6.0010000000	23	3.490	10,720,231.09	5.774
6.0010000000	-	6.5010000000	35	5.311	15,963,744.20	8.599
6.5010000000	-	7.0010000000	132	20.030	45,529,283.82	24.524
7.0010000000	-	7.5010000000	191	28.983	50,310,401.14	27.100
7.5010000000	-	8.0010000000	153	23.217	33,864,447.29	18.241
8.0010000000	-	8.5010000000	73	11.077	17,779,475.12	9.577
8.5010000000	-	9.0010000000	39	5.918	7,139,111.52	3.845
9.0010000000	-	9.5010000000	5	0.759	1,415,983.83	0.763
9.5010000000	-	10.0010000000	3	0.455	928,425.70	0.500
10.0010000000	-	10.5010000000	1	0.152	75,587.85	0.041
10.5010000000	-	11.0010000000	0	0.000	-	0.000
11.0010000000	-	11.5010000000	0	0.000	-	0.000
11.5010000000	-	12.0010000000	0	0.000	-	0.000
12.0010000000	-	12.5010000000	0	0.000	-	0.000
>		12.5010000000	0	0.000	-	0.000
		Wgt Ave / Total:	659	100.000	185,650,367.17	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	114	39.446	76,408,444.85	44.419
		FL	22	7.612	10,958,558.69	6.371
		AZ	12	4.152	5,334,053.51	3.101
		VA	10	3.460	5,440,544.31	3.163
		WA	9	3.114	4,528,384.20	2.633
		CO	8	2.768	3,966,150.36	2.306
		Others	114	39.446	65,379,883.06	38.008
		Wgt Ave / Total:	289	100.000	172,016,018.98	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	112	23.830	61,266,201.16	32.743
		FL	79	16.809	20,384,941.33	10.894
		AZ	27	5.745	7,970,196.81	4.260
		VA	17	3.617	8,081,820.12	4.319
		WA	11	2.340	4,310,236.61	2.304
		CO	15	3.191	8,276,014.09	4.423
		Others	209	44.468	76,823,258.40	41.057
		Wgt Ave / Total:	470	100.000	187,112,668.52	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	64	9.712	34,402,222.08	18.531
		FL	93	14.112	23,007,511.45	12.393
		AZ	7	1.062	1,192,364.50	0.642
		VA	25	3.794	9,252,318.45	4.984
		WA	7	1.062	2,145,936.52	1.156
		CO	8	1.214	945,105.64	0.509
		Others	455	69.044	114,704,908.53	61.785
		Wgt Ave / Total:	659	100.000	185,650,367.17	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	1	0.346	791,063.65	0.460
180	-	300	1	0.346	404,945.84	0.235
300	-	360	287	99.308	170,820,009.49	99.305
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	289	100.000	172,016,018.98	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	1	0.213	234,400.22	0.125
300	-	360	469	99.787	186,878,268.30	99.875
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	470	100.000	187,112,668.52	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	5	0.759	804,107.80	0.433
180	-	300	0	0.000	-	0.000
300	-	360	645	97.876	182,946,465.35	98.544
>		360	9	1.366	1,899,794.02	1.023
		Wgt Ave / Total:	659	100.000	185,650,367.17	100.000

THE BANK OF NEW YORK
101 Barclay St, 4 West			Distribution Date: 12/26/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2007-J1
Mortgage Pass-Through Certificates, Series 2007-J1

Class	Cusip	Class Description	Recombination Classes	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	02149MAA7	Senior	Deposit-100.00%	Fix-30/360	112,412,487.12	5.750000	2,763,621.91	538,643.17	3,302,265.08	-	109,648,865.21	-
1A2	02149MAB5	Senior	N/A	Fix-30/360	20,881,000.00	5.750000	-	100,054.79	100,054.79	-	20,881,000.00	-
1A3	02149MAC3	Senior	Deposit-100.00%	Fix-30/360	7,588,292.53	5.750000	186,555.53	36,360.57	222,916.10	-	7,401,737.00	-
1A4	02149MAD1	Senior	Deposit-100.00%	Fix-30/360	18,540,000.00	5.750000	-	88,837.50	88,837.50	-	18,540,000.00	-
1A5	02149MAE9	Senior	Exchange- 0.00%	Fix-30/360	18,540,000.00	5.250000	-	81,112.50	81,112.50	-	18,540,000.00	-
1A6	02149MAF6	Senior	Exchange- 0.00%	Fix-30/360	18,540,000.00	5.500000	-	84,975.00	84,975.00	-	18,540,000.00	-
1A7	02149MAG4	Strip IO	Exchange- 0.00%	Fix-30/360	1,612,173.91	5.750000	-	7,725.00	7,725.00	-	1,612,173.91	-
1A8	02149MAH2	Senior	Exchange- 0.00%	Fix-30/360	17,767,500.00	6.000000	-	88,837.50	88,837.50	-	17,767,500.00	-
1A9	02149MAJ8	Strip PO	Exchange- 0.00%	Fix-30/360	772,500.00	0.000000	-	-	-	-	772,500.00	-
1A10	02149MAK5	Senior	Exchange- 0.00%	Fix-30/360	17,367,000.00	5.750000	-	83,216.88	83,216.88	-	17,367,000.00	-
1A11	02149MAL3	Senior	Exchange- 0.00%	Fix-30/360	1,173,000.00	5.750000	-	5,620.63	5,620.63	-	1,173,000.00	-
1A12	02149MAM1	Senior	Exchange- 0.00%	Fix-30/360	120,000,779.65	5.750000	2,950,177.45	575,003.74	3,525,181.18	-	117,050,602.21	-
1A13	02149MCZ0	Senior	Exchange- 0.00%	Fix-30/360	120,000,779.65	5.250000	2,950,177.45	525,003.41	3,475,180.86	-	117,050,602.21	-
1A14	02149MDA4	Senior	Exchange- 0.00%	Fix-30/360	120,000,779.65	5.500000	2,950,177.45	550,003.57	3,500,181.02	-	117,050,602.21	-
1A15	02149MDB2	Strip IO	Exchange- 0.00%	Fix-30/360	10,434,850.40	5.750000	-	50,000.32	50,000.32	-	10,178,313.24	-
2A1	02149MAP4	Senior	N/A	Var-30/360	5,645,499.37	4.983130	305,792.64	23,443.55	329,236.19	-	5,339,706.72	-
2A2	02149MAQ2	Strip IO	N/A	Var-30/360	5,645,499.37	1.016870	-	4,783.95	4,783.95	-	5,339,706.72	-
2A3	02149MAR0	Senior	Deposit-100.00%	Fix-30/360	26,186,721.02	6.000000	172,000.00	130,933.61	302,933.61	-	26,014,721.02	-
2A4	02149MAS8	Senior	Deposit-100.00%	Fix-30/360	2,000,000.00	6.000000	-	10,000.00	10,000.00	-	2,000,000.00	-
2A5	02149MAT6	Senior	Deposit-100.00%	Fix-30/360	11,122,000.00	6.000000	42,000.00	55,610.00	97,610.00	-	11,080,000.00	-
2A6	02149MAU3	Senior	N/A	Var-30/360	27,569,415.47	5.383130	869,089.17	123,674.79	992,763.96	-	26,700,326.30	-
2A7	02149MAV1	Strip IO	N/A	Var-30/360	27,569,415.47	0.616870	-	14,172.29	14,172.29	-	26,700,326.30	-
2A8	02149MAW9	Senior	Deposit-100.00%	Fix-30/360	57,675,388.53	6.000000	495,000.00	288,376.94	783,376.94	-	57,180,388.53	-
2A9	02149MAX7	Senior	Deposit-100.00%	Fix-30/360	5,714,000.00	6.000000	-	28,570.00	28,570.00	-	5,714,000.00	-
2A10	02149MAY5	Senior	Deposit-100.00%	Fix-30/360	37,479,000.00	6.000000	121,000.00	187,395.00	308,395.00	-	37,358,000.00	-
2A11	02149MAZ2	Senior	Exchange- 0.00%	Fix-30/360	26,186,721.02	5.250000	172,000.00	114,566.90	286,566.90	-	26,014,721.02	-
2A12	02149MBA6	Senior	Exchange- 0.00%	Fix-30/360	26,186,721.02	5.500000	172,000.00	120,022.47	292,022.47	-	26,014,721.02	-
2A13	02149MBB4	Senior	Exchange- 0.00%	Fix-30/360	26,186,721.02	5.750000	172,000.00	125,478.04	297,478.04	-	26,014,721.02	-
2A14	02149MBC2	Strip IO	Exchange- 0.00%	Fix-30/360	3,273,340.13	6.000000	-	16,366.70	16,366.70	-	3,251,840.13	-
2A15	02149MBD0	Senior	Exchange- 0.00%	Fix-30/360	2,000,000.00	5.250000	-	8,750.00	8,750.00	-	2,000,000.00	-
2A16	02149MBE8	Senior	Exchange- 0.00%	Fix-30/360	2,000,000.00	5.500000	-	9,166.67	9,166.67	-	2,000,000.00	-
2A17	02149MBF5	Senior	Exchange- 0.00%	Fix-30/360	2,000,000.00	5.750000	-	9,583.33	9,583.33	-	2,000,000.00	-
2A18	02149MBG3	Strip IO	Exchange- 0.00%	Fix-30/360	250,000.00	6.000000	-	1,250.00	1,250.00	-	250,000.00	-
2A19	02149MBH1	Senior	Exchange- 0.00%	Fix-30/360	11,122,000.00	5.250000	42,000.00	48,658.75	90,658.75	-	11,080,000.00	-
2A20	02149MBJ7	Senior	Exchange- 0.00%	Fix-30/360	11,122,000.00	5.500000	42,000.00	50,975.83	92,975.83	-	11,080,000.00	-
2A21	02149MBK4	Senior	Exchange- 0.00%	Fix-30/360	11,122,000.00	5.750000	42,000.00	53,292.92	95,292.92	-	11,080,000.00	-
2A22	02149MBL2	Strip IO	Exchange- 0.00%	Fix-30/360	1,390,250.00	6.000000	-	6,951.25	6,951.25	-	1,385,000.00	-
2A23	02149MBM0	Senior	Exchange- 0.00%	Fix-30/360	57,675,388.53	5.250000	495,000.00	252,329.82	747,329.82	-	57,180,388.53	-
2A24	02149MBN8	Senior	Exchange- 0.00%	Fix-30/360	57,675,388.53	5.500000	495,000.00	264,345.53	759,345.53	-	57,180,388.53	-
2A25	02149MBP3	Senior	Exchange- 0.00%	Fix-30/360	57,675,388.53	5.750000	495,000.00	276,361.24	771,361.24	-	57,180,388.53	-
2A26	02149MBQ1	Strip IO	Exchange- 0.00%	Fix-30/360	7,209,423.57	6.000000	-	36,047.12	36,047.12	-	7,147,548.57	-
2A27	02149MBR9	Senior	Exchange- 0.00%	Fix-30/360	5,714,000.00	5.250000	-	24,998.75	24,998.75	-	5,714,000.00	-
2A28	02149MBS7	Senior	Exchange- 0.00%	Fix-30/360	5,714,000.00	5.500000	-	26,189.17	26,189.17	-	5,714,000.00	-
2A29	02149MBT5	Senior	Exchange- 0.00%	Fix-30/360	5,714,000.00	5.750000	-	27,379.58	27,379.58	-	5,714,000.00	-
2A30	02149MBU2	Strip IO	Exchange- 0.00%	Fix-30/360	714,250.00	6.000000	-	3,571.25	3,571.25	-	714,250.00	-
2A31	02149MBV0	Senior	Exchange- 0.00%	Fix-30/360	37,479,000.00	5.250000	121,000.00	163,970.63	284,970.63	-	37,358,000.00	-
2A32	02149MBW8	Senior	Exchange- 0.00%	Fix-30/360	37,479,000.00	5.500000	121,000.00	171,778.75	292,778.75	-	37,358,000.00	-
2A33	02149MBX6	Senior	Exchange- 0.00%	Fix-30/360	37,479,000.00	5.750000	121,000.00	179,586.88	300,586.88	-	37,358,000.00	-
2A34	02149MBY4	Strip IO	Exchange- 0.00%	Fix-30/360	4,684,875.00	6.000000	-	23,424.38	23,424.38	-	4,669,750.00	-
2A35	02149MBZ1	Senior	Exchange- 0.00%	Fix-30/360	63,389,388.53	5.250000	495,000.00	277,328.57	772,328.57	-	62,894,388.53	-
2A36	02149MCA5	Senior	Exchange- 0.00%	Fix-30/360	63,389,388.53	5.500000	495,000.00	290,534.70	785,534.70	-	62,894,388.53	-
2A37	02149MDC0	Senior	Exchange- 0.00%	Fix-30/360	63,389,388.53	5.750000	495,000.00	303,740.82	798,740.82	-	62,894,388.53	-
2A38	02149MDD8	Strip IO	Exchange- 0.00%	Fix-30/360	7,923,673.57	6.000000	-	39,618.37	39,618.37	-	7,861,798.57	-
2A39	02149MDE6	Senior	Exchange- 0.00%	Fix-30/360	28,186,721.02	5.250000	172,000.00	123,316.90	295,316.90	-	28,014,721.02	-
2A40	02149MDF3	Senior	Exchange- 0.00%	Fix-30/360	28,186,721.02	5.500000	172,000.00	129,189.14	301,189.14	-	28,014,721.02	-
2A41	02149MDG1	Senior	Exchange- 0.00%	Fix-30/360	28,186,721.02	5.750000	172,000.00	135,061.37	307,061.37	-	28,014,721.02	-
2A42	02149MDH9	Strip IO	Exchange- 0.00%	Fix-30/360	3,523,340.13	6.000000	-	17,616.70	17,616.70	-	3,501,840.13	-
2A43	02149MDJ5	Senior	Exchange- 0.00%	Fix-30/360	28,186,721.02	6.000000	172,000.00	140,933.61	312,933.61	-	28,014,721.02	-
2A44	02149MDK2	Senior	Exchange- 0.00%	Fix-30/360	63,389,388.53	6.000000	495,000.00	316,946.94	811,946.94	-	62,894,388.53	-
X			N/A		352,903,617.87	0.637043	-	187,345.62	187,345.62	-	347,941,607.15	-
X-1	02149MAN9	Strip IO	N/A	Var-30/360	167,446,999.16	0.446436	-	62,295.28	62,295.28	-	164,494,568.59	-
X-2	02149MAN9	Strip IO	N/A	Var-30/360	185,456,618.71	0.809140	-	125,050.34	125,050.34	-	183,447,038.56	-
3A1	02149MCH0	Senior	N/A	Fix-30/360	60,397,096.54	5.917000	591,404.92	297,808.02	889,212.94	-	59,805,691.62	-
3A2	02149MCJ6	Senior	N/A	Fix-30/360	66,162,022.11	5.729000	525,322.50	315,868.52	841,191.02	-	65,636,699.61	-
3A3	02149MCK3	Senior	N/A	Fix-30/360	2,724,000.00	6.088000	-	13,819.76	13,819.76	-	2,724,000.00	-
3A4	02149MCL1	Senior	N/A	Fix-30/360	31,868,000.00	5.755000	-	152,833.62	152,833.62	-	31,868,000.00	-
3A5	02149MCY3	Senior	N/A	Fix-30/360	7,967,000.00	5.750000	-	38,175.21	38,175.21	-	7,967,000.00	-
3AR	02149MCM9	Senior	N/A	Fix-30/360	-	0.000000	-	-	-	-	-	-
AR	02149MCC1	Senior	N/A	Fix-30/360	-	5.750000	-	0.02	0.02	-	-	-
PO			N/A		144,358.39	0.000000	189.97	-	189.97	-	144,168.42	-
PO-1	02149MCD9	Strip PO	N/A	Fix-30/360	134,717.33	0.000000	179.68	-	179.68	-	134,537.65	-
PO-2	02149MCD9	Strip PO	N/A	Fix-30/360	9,641.06	0.000000	10.29	-	10.29	-	9,630.77	-
3C	02149MCV9	Residual	N/A	Fix-30/360	185,650,367.17	0.000000	-	192,157.78	192,157.78	-	184,533,639.75	-
P	02149MCW7	Prepay Penalties	N/A	Fix-30/360	100.00	0.000000	-	3,566.76	3,566.76	-	100.00	-
3P	02149MCX5	Prepay Penalties	N/A	Fix-30/360	100.00	0.000000	-	-	-	-	100.00	-

3M1	02149MCN7	Subordinate	N/A	Fix-30/360	4,282,000.00	6.000000	-	21,410.00	21,410.00	-	4,282,000.00	-
3M2	02149MCP2	Subordinate	N/A	Fix-30/360	2,888,000.00	6.000000	-	14,440.00	14,440.00	-	2,888,000.00	-
3M3	02149MCQ0	Subordinate	N/A	Fix-30/360	4,582,000.00	6.000000	-	22,910.00	22,910.00	-	4,582,000.00	-
3B	02149MCR8	Subordinate	N/A	Fix-30/360	1,693,000.00	6.000000	-	8,465.00	8,465.00	-	1,693,000.00	-
M	02149MCE7	Subordinate	N/A	Var-30/360	12,988,096.01	5.880978	6,815.73	63,652.25	70,467.98	-	12,981,280.29	-
B1	02149MCF4	Subordinate	N/A	Var-30/360	4,846,636.31	5.880978	2,543.36	23,752.47	26,295.82	-	4,844,092.95	-
B2	02149MCG2	Subordinate	N/A	Var-30/360	3,101,649.62	5.880978	1,627.64	15,200.61	16,828.25	-	3,100,021.97	-
B3	02149MCS6	Subordinate	N/A	Var-30/360	2,132,421.17	5.880978	1,119.03	10,450.60	11,569.63	-	2,131,302.14	-
B4	02149MCT4	Subordinate	N/A	Var-30/360	1,744,690.26	5.880978	915.56	8,550.40	9,465.96	-	1,743,774.70	-
B5	02149MCU1	Subordinate	N/A	Var-30/360	1,357,031.70	5.880978	712.13	6,650.56	7,362.69	-	1,356,319.58	189.74

Totals					541,691,806.15		6,085,710.09	3,027,913.36	9,113,623.44	-	535,606,096.06	189.74

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	02149MAA7	125,000,000.00	112,412,487.12	2,763,621.91	2,763,621.91	-	-	109,648,865.21	0.877190922
1A2	02149MAB5	20,881,000.00	20,881,000.00	-	-	-	-	20,881,000.00	1.000000000
1A3	02149MAC3	8,438,000.00	7,588,292.53	186,555.53	186,555.53	-	-	7,401,737.00	0.877190922
1A4	02149MAD1	18,540,000.00	18,540,000.00	-	-	-	-	18,540,000.00	1.000000000
1A5	02149MAE9	18,540,000.00	18,540,000.00	-	-	-	-	18,540,000.00	1.000000000
1A6	02149MAF6	18,540,000.00	18,540,000.00	-	-	-	-	18,540,000.00	1.000000000
1A7	02149MAG4	1,612,173.00	1,612,173.91	-	-	-	-	1,612,173.91	1.000000566
1A8	02149MAH2	17,767,500.00	17,767,500.00	-	-	-	-	17,767,500.00	1.000000000
1A9	02149MAJ8	772,500.00	772,500.00	-	-	-	-	772,500.00	1.000000000
1A10	02149MAK5	17,367,000.00	17,367,000.00	-	-	-	-	17,367,000.00	1.000000000
1A11	02149MAL3	1,173,000.00	1,173,000.00	-	-	-	-	1,173,000.00	1.000000000
1A12	02149MAM1	133,438,000.00	120,000,779.65	2,950,177.45	2,950,177.45	-	-	117,050,602.21	0.877190922
1A13	02149MCZ0	133,438,000.00	120,000,779.65	2,950,177.45	2,950,177.45	-	-	117,050,602.21	0.877190922
1A14	02149MDA4	133,438,000.00	120,000,779.65	2,950,177.45	2,950,177.45	-	-	117,050,602.21	0.877190922
1A15	02149MDB2	11,603,304.00	10,434,850.40	-	-	-	-	10,178,313.24	0.877190948
2A1	02149MAP4	10,000,000.00	5,645,499.37	305,792.64	305,792.64	-	-	5,339,706.72	0.533970672
2A2	02149MAQ2	10,000,000.00	5,645,499.37	-	-	-	-	5,339,706.72	0.533970672
2A3	02149MAR0	26,500,000.00	26,186,721.02	172,000.00	172,000.00	-	-	26,014,721.02	0.981687586
2A4	02149MAS8	2,000,000.00	2,000,000.00	-	-	-	-	2,000,000.00	1.000000000
2A5	02149MAT6	11,500,000.00	11,122,000.00	42,000.00	42,000.00	-	-	11,080,000.00	0.963478261
2A6	02149MAU3	40,000,000.00	27,569,415.47	869,089.17	869,089.17	-	-	26,700,326.30	0.667508157
2A7	02149MAV1	40,000,000.00	27,569,415.47	-	-	-	-	26,700,326.30	0.667508157
2A8	02149MAW9	58,572,000.00	57,675,388.53	495,000.00	495,000.00	-	-	57,180,388.53	0.976241012
2A9	02149MAX7	5,714,000.00	5,714,000.00	-	-	-	-	5,714,000.00	1.000000000
2A10	02149MAY5	38,568,000.00	37,479,000.00	121,000.00	121,000.00	-	-	37,358,000.00	0.968626841
2A11	02149MAZ2	26,500,000.00	26,186,721.02	172,000.00	172,000.00	-	-	26,014,721.02	0.981687586
2A12	02149MBA6	26,500,000.00	26,186,721.02	172,000.00	172,000.00	-	-	26,014,721.02	0.981687586
2A13	02149MBB4	26,500,000.00	26,186,721.02	172,000.00	172,000.00	-	-	26,014,721.02	0.981687586
2A14	02149MBC2	3,312,500.00	3,273,340.13	-	-	-	-	3,251,840.13	0.981687586
2A15	02149MBD0	2,000,000.00	2,000,000.00	-	-	-	-	2,000,000.00	1.000000000
2A16	02149MBE8	2,000,000.00	2,000,000.00	-	-	-	-	2,000,000.00	1.000000000
2A17	02149MBF5	2,000,000.00	2,000,000.00	-	-	-	-	2,000,000.00	1.000000000
2A18	02149MBG3	250,000.00	250,000.00	-	-	-	-	250,000.00	1.000000000
2A19	02149MBH1	11,500,000.00	11,122,000.00	42,000.00	42,000.00	-	-	11,080,000.00	0.963478261
2A20	02149MBJ7	11,500,000.00	11,122,000.00	42,000.00	42,000.00	-	-	11,080,000.00	0.963478261
2A21	02149MBK4	11,500,000.00	11,122,000.00	42,000.00	42,000.00	-	-	11,080,000.00	0.963478261
2A22	02149MBL2	1,437,500.00	1,390,250.00	-	-	-	-	1,385,000.00	0.963478261
2A23	02149MBM0	58,572,000.00	57,675,388.53	495,000.00	495,000.00	-	-	57,180,388.53	0.976241012
2A24	02149MBN8	58,572,000.00	57,675,388.53	495,000.00	495,000.00	-	-	57,180,388.53	0.976241012
2A25	02149MBP3	58,572,000.00	57,675,388.53	495,000.00	495,000.00	-	-	57,180,388.53	0.976241012
2A26	02149MBQ1	7,321,500.00	7,209,423.57	-	-	-	-	7,147,548.57	0.976241012
2A27	02149MBR9	5,714,000.00	5,714,000.00	-	-	-	-	5,714,000.00	1.000000000
2A28	02149MBS7	5,714,000.00	5,714,000.00	-	-	-	-	5,714,000.00	1.000000000
2A29	02149MBT5	5,714,000.00	5,714,000.00	-	-	-	-	5,714,000.00	1.000000000
2A30	02149MBU2	714,250.00	714,250.00	-	-	-	-	714,250.00	1.000000000
2A31	02149MBV0	38,568,000.00	37,479,000.00	121,000.00	121,000.00	-	-	37,358,000.00	0.968626841
2A32	02149MBW8	38,568,000.00	37,479,000.00	121,000.00	121,000.00	-	-	37,358,000.00	0.968626841
2A33	02149MBX6	38,568,000.00	37,479,000.00	121,000.00	121,000.00	-	-	37,358,000.00	0.968626841
2A34	02149MBY4	4,821,000.00	4,684,875.00	-	-	-	-	4,669,750.00	0.968626841
2A35	02149MBZ1	64,286,000.00	63,389,388.53	495,000.00	495,000.00	-	-	62,894,388.53	0.978352807
2A36	02149MCA5	64,286,000.00	63,389,388.53	495,000.00	495,000.00	-	-	62,894,388.53	0.978352807
2A37	02149MDC0	64,286,000.00	63,389,388.53	495,000.00	495,000.00	-	-	62,894,388.53	0.978352807
2A38	02149MDD8	8,035,750.00	7,923,673.57	-	-	-	-	7,861,798.57	0.978352807
2A39	02149MDE6	28,500,000.00	28,186,721.02	172,000.00	172,000.00	-	-	28,014,721.02	0.982972668
2A40	02149MDF3	28,500,000.00	28,186,721.02	172,000.00	172,000.00	-	-	28,014,721.02	0.982972668
2A41	02149MDG1	28,500,000.00	28,186,721.02	172,000.00	172,000.00	-	-	28,014,721.02	0.982972668
2A42	02149MDH9	3,562,500.00	3,523,340.13	-	-	-	-	3,501,840.13	0.982972668
2A43	02149MDJ5	28,500,000.00	28,186,721.02	172,000.00	172,000.00	-	-	28,014,721.02	0.982972668
2A44	02149MDK2	64,286,000.00	63,389,388.53	495,000.00	495,000.00	-	-	62,894,388.53	0.978352807
X		385,884,297.00	352,903,617.87	-	-	-	-	347,941,607.15	0.901673403
X-1	02149MAN9	180,910,300.00	167,446,999.16	-	-	-	-	164,494,568.59	0.909260383
X-2	02149MAN9	204,973,997.00	185,456,618.71	-	-	-	-	183,447,038.56	0.894977125
3A1	02149MCH0	70,043,000.00	60,397,096.54	591,404.92	591,404.92	-	-	59,805,691.62	0.853842520
3A2	02149MCJ6	70,043,000.00	66,162,022.11	525,322.50	525,322.50	-	-	65,636,699.61	0.937091495
3A3	02149MCK3	2,724,000.00	2,724,000.00	-	-	-	-	2,724,000.00	1.000000000
3A4	02149MCL1	31,868,000.00	31,868,000.00	-	-	-	-	31,868,000.00	1.000000000
3A5	02149MCY3	7,967,000.00	7,967,000.00	-	-	-	-	7,967,000.00	1.000000000
3AR	02149MCM9	100.00	-	-	-	-	-	-	0.000000000
AR	02149MCC1	100.00	-	-	-	-	-	-	0.000000000
PO		164,880.07	144,358.39	189.97	189.97	-	-	144,168.42	0.874383544
PO-1	02149MCD9	136,139.61	134,717.33	179.68	179.68	-	-	134,537.65	0.988232965
PO-2	02149MCD9	28,740.46	9,641.06	10.29	10.29	-	-	9,630.77	0.335094465
3C	02149MCV9	14,304,471.00	185,650,367.17	-	-	-	-	184,533,639.75	12.900416922
P	02149MCW7	100.00	100.00	-	-	-	-	100.00	1.000000000
3P	02149MCX5	100.00	100.00	-	-	-	-	100.00	1.000000000

3M1	02149MCN7	4,282,000.00	4,282,000.00	-	-	-	-	4,282,000.00	1.000000000
3M2	02149MCP2	2,888,000.00	2,888,000.00	-	-	-	-	2,888,000.00	1.000000000
3M3	02149MCQ0	4,582,000.00	4,582,000.00	-	-	-	-	4,582,000.00	1.000000000
3B	02149MCR8	1,693,000.00	1,693,000.00	-	-	-	-	1,693,000.00	1.000000000
M	02149MCE7	13,144,500.00	12,988,096.01	6,815.73	6,815.73	-	-	12,981,280.29	0.987582661
B1	02149MCF4	4,905,000.00	4,846,636.31	2,543.36	2,543.36	-	-	4,844,092.95	0.987582661
B2	02149MCG2	3,139,000.00	3,101,649.62	1,627.64	1,627.64	-	-	3,100,021.97	0.987582661
B3	02149MCS6	2,158,100.00	2,132,421.17	1,119.03	1,119.03	-	-	2,131,302.14	0.987582661
B4	02149MCT4	1,765,700.00	1,744,690.26	915.56	915.56	-	-	1,743,774.70	0.987582661
B5	02149MCU1	1,373,565.00	1,357,031.70	712.13	712.13	-	-	1,356,319.58	0.987444772

Totals		588,453,945.07	541,691,806.15	6,085,710.09	6,085,710.09	-	-	535,606,096.06

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Deferred Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Net Rate Carryover After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	112,412,487.12	5.750000	5.750000	538,643.17	-	538,643.17	-	-	538,643.17	-	-	-
1A2	20,881,000.00	5.750000	5.750000	100,054.79	-	100,054.79	-	-	100,054.79	-	-	-
1A3	7,588,292.53	5.750000	5.750000	36,360.57	-	36,360.57	-	-	36,360.57	-	-	-
1A4	18,540,000.00	5.750000	5.750000	88,837.50	-	88,837.50	-	-	88,837.50	-	-	-
1A5	18,540,000.00	5.250000	5.250000	81,112.50	-	81,112.50	-	-	81,112.50	-	-	-
1A6	18,540,000.00	5.500000	5.500000	84,975.00	-	84,975.00	-	-	84,975.00	-	-	-
1A7	1,612,173.91	5.750000	5.750000	7,725.00	-	7,725.00	-	-	7,725.00	-	-	-
1A8	17,767,500.00	6.000000	6.000000	88,837.50	-	88,837.50	-	-	88,837.50	-	-	-
1A9	772,500.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A10	17,367,000.00	5.750000	5.750000	83,216.88	-	83,216.88	-	-	83,216.88	-	-	-
1A11	1,173,000.00	5.750000	5.750000	5,620.63	-	5,620.63	-	-	5,620.63	-	-	-
1A12	120,000,779.65	5.750000	5.750000	575,003.74	-	575,003.74	-	-	575,003.74	-	-	-
1A13	120,000,779.65	5.250000	5.250000	525,003.41	-	525,003.41	-	-	525,003.41	-	-	-
1A14	120,000,779.65	5.500000	5.500000	550,003.57	-	550,003.57	-	-	550,003.57	-	-	-
1A15	10,434,850.40	5.750000	5.750000	50,000.32	-	50,000.32	-	-	50,000.32	-	-	-
2A1	5,645,499.37	4.983130	4.983130	23,443.55	-	23,443.55	-	-	23,443.55	-	-	-
2A2	5,645,499.37	1.016870	1.016870	4,783.95	-	4,783.95	-	-	4,783.95	-	-	-
2A3	26,186,721.02	6.000000	6.000000	130,933.61	-	130,933.61	-	-	130,933.61	-	-	-
2A4	2,000,000.00	6.000000	6.000000	10,000.00	-	10,000.00	-	-	10,000.00	-	-	-
2A5	11,122,000.00	6.000000	6.000000	55,610.00	-	55,610.00	-	-	55,610.00	-	-	-
2A6	27,569,415.47	5.383130	5.383130	123,674.79	-	123,674.79	-	-	123,674.79	-	-	-
2A7	27,569,415.47	0.616870	0.616870	14,172.29	-	14,172.29	-	-	14,172.29	-	-	-
2A8	57,675,388.53	6.000000	6.000000	288,376.94	-	288,376.94	-	-	288,376.94	-	-	-
2A9	5,714,000.00	6.000000	6.000000	28,570.00	-	28,570.00	-	-	28,570.00	-	-	-
2A10	37,479,000.00	6.000000	6.000000	187,395.00	-	187,395.00	-	-	187,395.00	-	-	-
2A11	26,186,721.02	5.250000	5.250000	114,566.90	-	114,566.90	-	-	114,566.90	-	-	-
2A12	26,186,721.02	5.500000	5.500000	120,022.47	-	120,022.47	-	-	120,022.47	-	-	-
2A13	26,186,721.02	5.750000	5.750000	125,478.04	-	125,478.04	-	-	125,478.04	-	-	-
2A14	3,273,340.13	6.000000	6.000000	16,366.70	-	16,366.70	-	-	16,366.70	-	-	-
2A15	2,000,000.00	5.250000	5.250000	8,750.00	-	8,750.00	-	-	8,750.00	-	-	-
2A16	2,000,000.00	5.500000	5.500000	9,166.67	-	9,166.67	-	-	9,166.67	-	-	-
2A17	2,000,000.00	5.750000	5.750000	9,583.33	-	9,583.33	-	-	9,583.33	-	-	-
2A18	250,000.00	6.000000	6.000000	1,250.00	-	1,250.00	-	-	1,250.00	-	-	-
2A19	11,122,000.00	5.250000	5.250000	48,658.75	-	48,658.75	-	-	48,658.75	-	-	-
2A20	11,122,000.00	5.500000	5.500000	50,975.83	-	50,975.83	-	-	50,975.83	-	-	-
2A21	11,122,000.00	5.750000	5.750000	53,292.92	-	53,292.92	-	-	53,292.92	-	-	-
2A22	1,390,250.00	6.000000	6.000000	6,951.25	-	6,951.25	-	-	6,951.25	-	-	-
2A23	57,675,388.53	5.250000	5.250000	252,329.82	-	252,329.82	-	-	252,329.82	-	-	-
2A24	57,675,388.53	5.500000	5.500000	264,345.53	-	264,345.53	-	-	264,345.53	-	-	-
2A25	57,675,388.53	5.750000	5.750000	276,361.24	-	276,361.24	-	-	276,361.24	-	-	-
2A26	7,209,423.57	6.000000	6.000000	36,047.12	-	36,047.12	-	-	36,047.12	-	-	-
2A27	5,714,000.00	5.250000	5.250000	24,998.75	-	24,998.75	-	-	24,998.75	-	-	-
2A28	5,714,000.00	5.500000	5.500000	26,189.17	-	26,189.17	-	-	26,189.17	-	-	-
2A29	5,714,000.00	5.750000	5.750000	27,379.58	-	27,379.58	-	-	27,379.58	-	-	-
2A30	714,250.00	6.000000	6.000000	3,571.25	-	3,571.25	-	-	3,571.25	-	-	-
2A31	37,479,000.00	5.250000	5.250000	163,970.63	-	163,970.63	-	-	163,970.63	-	-	-
2A32	37,479,000.00	5.500000	5.500000	171,778.75	-	171,778.75	-	-	171,778.75	-	-	-
2A33	37,479,000.00	5.750000	5.750000	179,586.88	-	179,586.88	-	-	179,586.88	-	-	-
2A34	4,684,875.00	6.000000	6.000000	23,424.38	-	23,424.38	-	-	23,424.38	-	-	-
2A35	63,389,388.53	5.250000	5.250000	277,328.57	-	277,328.57	-	-	277,328.57	-	-	-
2A36	63,389,388.53	5.500000	5.500000	290,534.70	-	290,534.70	-	-	290,534.70	-	-	-
2A37	63,389,388.53	5.750000	5.750000	303,740.82	-	303,740.82	-	-	303,740.82	-	-	-
2A38	7,923,673.57	6.000000	6.000000	39,618.37	-	39,618.37	-	-	39,618.37	-	-	-
2A39	28,186,721.02	5.250000	5.250000	123,316.90	-	123,316.90	-	-	123,316.90	-	-	-
2A40	28,186,721.02	5.500000	5.500000	129,189.14	-	129,189.14	-	-	129,189.14	-	-	-
2A41	28,186,721.02	5.750000	5.750000	135,061.37	-	135,061.37	-	-	135,061.37	-	-	-
2A42	3,523,340.13	6.000000	6.000000	17,616.70	-	17,616.70	-	-	17,616.70	-	-	-
2A43	28,186,721.02	6.000000	6.000000	140,933.61	-	140,933.61	-	-	140,933.61	-	-	-
2A44	63,389,388.53	6.000000	6.000000	316,946.94	-	316,946.94	-	-	316,946.94	-	-	-
X	352,903,617.87	0.637043	0.637043	187,345.62	-	187,345.62	-	-	187,345.62	-	-	-
X-1	167,446,999.16	0.446436	0.446436	62,295.28	-	62,295.28	-	-	62,295.28	-	-	-
X-2	185,456,618.71	0.809140	0.809140	125,050.34	-	125,050.34	-	-	125,050.34	-	-	-
3A1	60,397,096.54	5.917000	5.917000	297,808.02	-	297,808.02	-	-	297,808.02	-	-	-
3A2	66,162,022.11	5.729000	5.729000	315,868.52	-	315,868.52	-	-	315,868.52	-	-	-
3A3	2,724,000.00	6.088000	6.088000	13,819.76	-	13,819.76	-	-	13,819.76	-	-	-
3A4	31,868,000.00	5.755000	5.755000	152,833.62	-	152,833.62	-	-	152,833.62	-	-	-
3A5	7,967,000.00	5.750000	5.750000	38,175.21	-	38,175.21	-	-	38,175.21	-	-	-
3AR	-	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	5.750000	0.000000	-	-	-	-	-	0.02	-	-	-
PO	144,358.39	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	134,717.33	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	9,641.06	0.000000	0.000000	-	-	-	-	-	-	-	-	-
3C	185,650,367.17	0.000000	1.242062	-	-	-	-	-	192,157.78	-	-	-
P	100.00	0.000000	42801.120000	-	-	-	-	-	3,566.76	-	-	-
3P	100.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-

3M1	4,282,000.00	6.000000	6.000000	21,410.00	-	21,410.00	-	-	21,410.00	-	-	-
3M2	2,888,000.00	6.000000	6.000000	14,440.00	-	14,440.00	-	-	14,440.00	-	-	-
3M3	4,582,000.00	6.000000	6.000000	22,910.00	-	22,910.00	-	-	22,910.00	-	-	-
3B	1,693,000.00	6.000000	6.000000	8,465.00	-	8,465.00	-	-	8,465.00	-	-	-
M	12,988,096.01	5.880978	5.880978	63,652.25	-	63,652.25	-	-	63,652.25	-	-	-
B1	4,846,636.31	5.880978	5.880978	23,752.47	-	23,752.47	-	-	23,752.47	-	-	-
B2	3,101,649.62	5.880978	5.880978	15,200.61	-	15,200.61	-	-	15,200.61	-	-	-
B3	2,132,421.17	5.880978	5.880978	10,450.60	-	10,450.60	-	-	10,450.60	-	-	-
B4	1,744,690.26	5.880978	5.880978	8,550.40	-	8,550.40	-	-	8,550.40	-	-	-
B5	1,357,031.70	5.880978	5.880978	6,650.56	-	6,650.56	-	-	6,650.56	-	-	-

Totals	541,691,806.15			2,832,188.80	-	2,832,188.80	-	-	3,027,913.36	-	-	-
Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	02149MAA7	125,000,000.00	899.299896989	22.108975319	4.309145340	877.190921670	5.750000
1A2	02149MAB5	20,881,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
1A3	02149MAC3	8,438,000.00	899.299896989	22.108975319	4.309145340	877.190921670	5.750000
1A4	02149MAD1	18,540,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
1A5	02149MAE9	18,540,000.00	1000.000000000	0.000000000	4.375000000	1000.000000000	5.250000
1A6	02149MAF6	18,540,000.00	1000.000000000	0.000000000	4.583333333	1000.000000000	5.500000
1A7	02149MAG4	1,612,173.00	1000.000566343	0.000000000	4.791669380	1000.000566343	5.750000
1A8	02149MAH2	17,767,500.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A9	02149MAJ8	772,500.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A10	02149MAK5	17,367,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
1A11	02149MAL3	1,173,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
1A12	02149MAM1	133,438,000.00	899.299896989	22.108975319	4.309145340	877.190921670	5.750000
1A13	02149MCZ0	133,438,000.00	899.299896989	22.108975319	3.934437049	877.190921670	5.250000
1A14	02149MDA4	133,438,000.00	899.299896989	22.108975319	4.121791195	877.190921670	5.500000
1A15	02149MDB2	11,603,304.00	899.299923946	0.000000000	4.309145469	877.190947965	5.750000
2A1	02149MAP4	10,000,000.00	564.549936695	30.579264429	2.344354772	533.970672266	4.983130
2A2	02149MAQ2	10,000,000.00	564.549936695	0.000000000	0.478394912	533.970672266	1.016870
2A3	02149MAR0	26,500,000.00	988.178151840	6.490566038	4.940890759	981.687585803	6.000000
2A4	02149MAS8	2,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A5	02149MAT6	11,500,000.00	967.130434783	3.652173913	4.835652174	963.478260870	6.000000
2A6	02149MAU3	40,000,000.00	689.235386684	21.727229204	3.091869739	667.508157480	5.383130
2A7	02149MAV1	40,000,000.00	689.235386684	0.000000000	0.354307194	667.508157480	0.616870
2A8	02149MAW9	58,572,000.00	984.692148579	8.451137062	4.923460743	976.241011517	6.000000
2A9	02149MAX7	5,714,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A10	02149MAY5	38,568,000.00	971.764156814	3.137315910	4.858820784	968.626840904	6.000000
2A11	02149MAZ2	26,500,000.00	988.178151840	6.490566038	4.323279414	981.687585803	5.250000
2A12	02149MBA6	26,500,000.00	988.178151840	6.490566038	4.529149863	981.687585803	5.500000
2A13	02149MBB4	26,500,000.00	988.178151840	6.490566038	4.735020311	981.687585803	5.750000
2A14	02149MBC2	3,312,500.00	988.178151840	0.000000000	4.940890759	981.687585803	6.000000
2A15	02149MBD0	2,000,000.00	1000.000000000	0.000000000	4.375000000	1000.000000000	5.250000
2A16	02149MBE8	2,000,000.00	1000.000000000	0.000000000	4.583333333	1000.000000000	5.500000
2A17	02149MBF5	2,000,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
2A18	02149MBG3	250,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A19	02149MBH1	11,500,000.00	967.130434783	3.652173913	4.231195652	963.478260870	5.250000
2A20	02149MBJ7	11,500,000.00	967.130434783	3.652173913	4.432681159	963.478260870	5.500000
2A21	02149MBK4	11,500,000.00	967.130434783	3.652173913	4.634166667	963.478260870	5.750000
2A22	02149MBL2	1,437,500.00	967.130434783	0.000000000	4.835652174	963.478260870	6.000000
2A23	02149MBM0	58,572,000.00	984.692148579	8.451137062	4.308028150	976.241011517	5.250000
2A24	02149MBN8	58,572,000.00	984.692148579	8.451137062	4.513172348	976.241011517	5.500000
2A25	02149MBP3	58,572,000.00	984.692148579	8.451137062	4.718316545	976.241011517	5.750000
2A26	02149MBQ1	7,321,500.00	984.692148579	0.000000000	4.923460743	976.241011517	6.000000
2A27	02149MBR9	5,714,000.00	1000.000000000	0.000000000	4.375000000	1000.000000000	5.250000
2A28	02149MBS7	5,714,000.00	1000.000000000	0.000000000	4.583333333	1000.000000000	5.500000
2A29	02149MBT5	5,714,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
2A30	02149MBU2	714,250.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A31	02149MBV0	38,568,000.00	971.764156814	3.137315910	4.251468186	968.626840904	5.250000
2A32	02149MBW8	38,568,000.00	971.764156814	3.137315910	4.453919052	968.626840904	5.500000
2A33	02149MBX6	38,568,000.00	971.764156814	3.137315910	4.656369918	968.626840904	5.750000
2A34	02149MBY4	4,821,000.00	971.764156814	0.000000000	4.858820784	968.626840904	6.000000
2A35	02149MBZ1	64,286,000.00	986.052772401	7.699965778	4.313980879	978.352806623	5.250000
2A36	02149MCA5	64,286,000.00	986.052772401	7.699965778	4.519408540	978.352806623	5.500000
2A37	02149MDC0	64,286,000.00	986.052772401	7.699965778	4.724836201	978.352806623	5.750000
2A38	02149MDD8	8,035,750.00	986.052772401	0.000000000	4.930263862	978.352806623	6.000000
2A39	02149MDE6	28,500,000.00	989.007755220	6.035087719	4.326908929	982.972667501	5.250000
2A40	02149MDF3	28,500,000.00	989.007755220	6.035087719	4.532952211	982.972667501	5.500000
2A41	02149MDG1	28,500,000.00	989.007755220	6.035087719	4.738995494	982.972667501	5.750000
2A42	02149MDH9	3,562,500.00	989.007755220	0.000000000	4.945038776	982.972667501	6.000000
2A43	02149MDJ5	28,500,000.00	989.007755220	6.035087719	4.945038776	982.972667501	6.000000
2A44	02149MDK2	64,286,000.00	986.052772401	7.699965778	4.930263862	978.352806623	6.000000
X		385,884,297.00	914.532207228	0.000000000	0.485496874	901.673402766	0.637043
X-1	02149MAN9	180,910,300.00	925.580241479	0.000000000	0.344343445	909.260382576	0.446436
X-2	02149MAN9	204,973,997.00	904.781198710	0.000000000	0.610079025	894.977125123	0.809140
3A1	02149MCH0	70,043,000.00	862.285974844	8.443455020	4.251788428	853.842519823	5.917000
3A2	02149MCJ6	70,043,000.00	944.591495367	7.500000000	4.509637231	937.091495367	5.729000
3A3	02149MCK3	2,724,000.00	1000.000000000	0.000000000	5.073333333	1000.000000000	6.088000
3A4	02149MCL1	31,868,000.00	1000.000000000	0.000000000	4.795833333	1000.000000000	5.755000
3A5	02149MCY3	7,967,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
3AR	02149MCM9	100.00	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
AR	02149MCC1	100.00	0.000000000	0.000000000	0.249499319	0.000000000	5.750000
PO		164,880.07	875.535715141	1.152170787	0.000000000	874.383544354	0.000000
PO-1	02149MCD9	136,139.61	989.552818815	1.319853910	0.000000000	988.232964905	0.000000
PO-2	02149MCD9	28,740.46	335.452396958	0.357931641	0.000000000	335.094465317	0.000000
3C	02149MCV9	14,304,471.00	12978.485340003	0.000000000	13.433406628	12900.416922094	0.000000
P	02149MCW7	100.00	1000.000000000	0.000000000	35667.600000000	1000.000000000	0.000000
3P	02149MCX5	100.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000

3M1	02149MCN7	4,282,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
3M2	02149MCP2	2,888,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
3M3	02149MCQ0	4,582,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
3B	02149MCR8	1,693,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
M	02149MCE7	13,144,500.00	988.101184136	0.518523253	4.842500719	987.582660883	5.880978
B1	02149MCF4	4,905,000.00	988.101184136	0.518523253	4.842500719	987.582660883	5.880978
B2	02149MCG2	3,139,000.00	988.101184136	0.518523253	4.842500719	987.582660883	5.880978
B3	02149MCS6	2,158,100.00	988.101184136	0.518523253	4.842500719	987.582660883	5.880978
B4	02149MCT4	1,765,700.00	988.101184136	0.518523253	4.842500719	987.582660883	5.880978
B5	02149MCU1	1,373,565.00	987.963222406	0.518450855	4.841824594	987.444771551	5.880978

Totals		588,453,945.07	920.533901911	10.341863014	5.145540081	910.192038897

THE BANK OF NEW YORK
101 Barclay St, 4 West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2007-J1
Mortgage Pass-Through Certificates, Series 2007-J1

Pool Level Data
Distribution Date								12/26/2007
Cut-off Date								2/1/2007
Record Date								11/30/2007
Determination Date								12/22/2007
LIBOR Determination Date								11/21/2007
Accrual Period 30/360			Begin					11/1/2007
			End					12/1/2007
Number of Days in 30/360 Accrual Period								30

Prefunding Detail

					Group I	Group II	Group III	Total
	Target Funding Balance				185,518,431.04	206,845,414.33	199,177,324.13	591,541,169.50
	Initial Funded Balance				183,324,109.30	188,119,676.73	199,045,243.62	570,489,029.65
	Initial Unfunded Balance				2,194,321.74	18,725,737.60	132,080.51	21,052,139.85

	Ending Unfunded Amounts have been passed
	through as Principal at the End of the
	Prefunding Period

Collateral Detail

	Original Mortgage Loan Details

					Group I	Group II	Group III	Total
	Original Aggregate Loan Count				311	527	702	1,540
	Original Stated Principal Balance				185,518,431.04	206,845,414.33	199,177,324.13	591,541,169.50
	Original Weighted Average Mortgage Rate				6.40457%	7.06351%	7.29837%
	Original Weighted Average Net Mortgage Rate				6.18869%	6.83939%	7.02219%
	Original Weighted Average Remaining Term				357	358	357

	Current Mortgage Loan Details

					Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count				289	470	659	1,418
	Loans Paid Off or otherwise removed pursuant to the PSA				3	7	4	14
	Ending Aggregate Loan Count				286	463	655	1,404

	Beginning Pool Stated Principal Balance				172,016,018.98	187,112,668.52	185,650,367.17	544,779,054.67
	Scheduled Principal				101,034.87	87,644.49	89,389.95	278,069.31
	Unscheduled Principal				2,856,633.82	1,923,669.49	1,027,337.47	5,807,640.78
	Realized Principal Losses				-	-	-	-
	Ending Pool Stated Principal Balance				169,058,350.29	185,101,354.54	184,533,639.75	538,693,344.58

	Beginning Weighted Average Mortgage Rate				6.39606%	7.02692%	7.27473%
	Beginning Weighted Average Net Mortgage Rate				6.18007%	6.80167%	6.99573%
	Ending Weighted Average Mortgage Rate				6.39821%	7.02172%	7.27304%
	Ending Weighted Average Net Mortgage Rate				6.18211%	6.79649%	6.99393%

	Beginning Weighted Average Remaining Term to Maturity				348	349	348
	Ending Weighted Average Remaining Term to Maturity				347	348	347

	Loan Substitution

					Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed				-	-	-	-
	Aggregate Stated of Principal Balance Added				-	-	-	-
	Aggregate Principal Substitution Shortfall Amount				-	-	-	-

	Fees of the Trust

					Group I	Group II	Group III	Total
	Gross Master Servicing Fee				29,413.30	33,435.12	35,005.33	97,853.75
	Net Master Servicing Fee				28,233.28	30,159.76	34,395.75	92,788.79
	Trustee Fee				1,290.12	1,403.35	1,392.38	4,085.84
	Mortgage Insurance Premium (PMI)				257.34	283.99	6,765.49	7,306.82
	Total Net Loan Fees				29,780.74	31,847.10	42,553.62	104,181.46

	Servicer Advances

					Group I	Group II	Group III	Total
	Principal Advances				4,386.74	5,335.03	17,354.68	27,076.45
	Interest Advances				36,652.74	152,816.57	233,438.24	422,907.55
	Reimbursement for Principal & Interest Advances				-	-	-	-
	Reimbursement for Nonrecoverable Advances				-	-	-	-
	Total Advances				41,039.48	158,151.60	250,792.92	449,984.00

	Mortgage Prepayment Details

					Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full				2,565,828.46	1,920,491.74	573,490.14	5,059,810.34
	Prepayment Interest Excess				-	-	-	-
	Prepayment Interest Shortfall				1,180.02	3,275.36	609.58	5,064.97
	Compensating Interest				1,180.02	3,275.36	609.58	5,064.97
	Non-Supported Prepayment Interest Shortfall				-	-	-	-
	Prepayment Charges				-	3,566.76	-	3,566.76
	CPR %				18.21480%	11.66790%	6.44505%
	SMM %				1.66165%	1.02856%	0.55364%

Delinquency Information

Delinquency Info	Group 1		Group 2		Group 3		Total

30-59 Days	3,441,654.48	2.03578%	6,582,866.32	3.55636%	9,445,483.24	5.11857%	19,470,004.04	3.61430%
	6	2.09790%	20	4.31965%	37	5.64885%	63	4.48718%

60-89 Days	1,521,528.38	0.90000%	3,022,467.54	1.63287%	10,913,619.44	5.91416%	15,457,615.36	2.86946%
	3	1.04895%	10	2.15983%	26	3.96947%	39	2.77778%

90+ Days	935,554.55	0.55339%	4,517,370.74	2.44048%	7,144,558.59	3.87168%	12,597,483.88	2.33853%
	5	1.74825%	9	1.94384%	25	3.81679%	39	2.77778%

Total	5,898,737.41	3.48917%	14,122,704.60	7.62971%	27,503,661.27	14.90442%	47,525,103.28	8.82229%
	14	4.89510%	39	8.42333%	88	13.43511%	141	10.04274%

Foreclosure Info	Group 1		Group 2		Group 3		Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	1,048,000.00	0.61990%	7,233,294.09	3.90775%	7,014,917.28	3.80143%	15,296,211.37	2.83950%
	2	0.69930%	13	2.80778%	24	3.66412%	39	2.77778%

Total	1,048,000.00	0.61990%	7,233,294.09	3.90775%	7,014,917.28	3.80143%	15,296,211.37	2.83950%
	2	0.69930%	13	2.80778%	24	3.66412%	39	2.77778%

REO Info	Group 1		Group 2		Group 3		Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	41,284.11	0.02442%	2,534,400.00	1.36920%	2,220,250.13	1.20317%	4,795,934.24	0.89029%
	1	0.34965%	4	0.86393%	9	1.37405%	14	0.99715%

Total	41,284.11	0.02442%	2,534,400.00	1.36920%	2,220,250.13	1.20317%	4,795,934.24	0.89029%
	1	0.34965%	4	0.86393%	9	1.37405%	14	0.99715%

Bankruptcy Info	Group 1		Group 2		Group 3		Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	375,069.22	0.20325%	375,069.22	0.06963%
	0	0.00000%	0	0.00000%	1	0.15267%	1	0.07123%

90+ Days	-	0.00000%	1,810,000.00	0.97784%	898,857.60	0.48710%	2,708,857.60	0.50286%
	0	0.00000%	4	0.86393%	4	0.61069%	8	0.56980%

Total	-	0.00000%	1,810,000.00	0.97784%	1,273,926.82	0.69035%	3,083,926.82	0.57248%
	0	0.00000%	4	0.86393%	5	0.76336%	9	0.64103%

Totals for Foreclosure Bankruptcy, REO	Group 1		Group 2		Group 3		Total

All	1,089,284.11	0.64432%	11,577,694.09	6.25479%	10,509,094.23	5.69495%	23,176,072.43	4.30228%
	3	1.04895%	21	4.53564%	38	5.80153%	62	4.41595%

Totals for Foreclosure,REO Bankruptcy, Delinquency	Group 1		Group 2		Group 3		Total

All	6,988,021.52	4.13350%	25,700,398.69	13.88450%	38,012,755.50	20.59936%	70,701,175.71	13.12457%
	17	5.94406%	60	12.95896%	126	19.23664%	203	14.45869%

Realized Loss Detail

	Realized Losses

					Group I	Group II	Group III	Total
	Current Period Realized Losses				-	-	-	-
	Cumulative Realized Losses				-	190.00	305.00	495.00
	Total Liquidated Loan Balance				-	-	439,201.24	439,201.24
	Total Liquidated Proceeds				-	-	439,201.24	439,201.24
	Subsequent Recoveries				-	-	-	-
	Monthly Default Rate				0.00000%	0.00000%	0.00000%
	Conditional Default Rate				0.00000%	0.00000%	0.00000%

Loan ID			Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

			N/A

Group II

			N/A

Group III

150275682			300,000.00	300,000.00	-
155499053			139,201.24	139,201.24	-

Servicer Remittance Summary

	Interest Remittance Amount

					Group I	Group II	Group III	Total
	Scheduled Interest Collected				915,673.92	1,092,412.59	1,124,299.49	3,132,386.00
	Plus: Compensating Interest				1,180.02	3,275.36	609.58	5,064.97
	Plus: Seller Shortfall Interest Requirement				-	-	-	-
	Less: Servicing Fees				29,413.30	33,435.12	35,005.33	97,853.75
	Less: Mortgage Insurance Premium (PMI)				257.34	283.99	6,765.49	7,306.82
	Less: Net Interest Shortfall				-	-	554.10	554.10
	Total Interest Remittance Amount				887,183.30	1,061,968.84	1,082,584.15	3,031,736.29

	Principal Remittance Amount

					Group I	Group II	Group III	Total
	Scheduled Principal				101,034.87	87,644.49	89,389.95	278,069.31
	Curtailment Principal				290,805.36	3,177.75	14,646.09	308,629.20
	Paid in Full Principal				2,565,828.46	1,920,491.74	573,490.14	5,059,810.34
	Repurchased Principal				-	-	-	-
	Liquidation Principal				-	-	439,201.24	439,201.24
	Subsequent Recoveries				-	-	-	-
	Less: Non-Recoverable Principal Advances relating to Principal				-	-	-	-
	Total Principal Remittance Amount				2,957,668.69	2,011,313.98	1,116,727.42	6,085,710.09

	Prepayment Charge				-	3,566.76	-	3,566.76
	Other Amounts Required				-	-	-	-
	Total Other Remittance				-	3,566.76	-	3,566.76

	Total Servicer Remittance				3,844,851.99	3,076,849.58	2,199,311.57	9,121,013.14

Distributable Amounts

	Principal Distribution Amount

					Group I	Group II	Group III	Total
	Principal Remittance Amount				2,957,668.69	2,011,313.98	1,116,727.42	6,085,710.09
	Extra Principal Distribution Amount				-	-	-	-
	Supplemental Loan Deposit				-	-	-	-
	Less: OC Reduction				-	-	-	-
	Principal Distribution Amount				2,957,668.69	2,011,313.98	1,116,727.42	6,085,710.09

	Interest Funds

					Group I	Group II	Group III	Total
	Interest Remittance				887,183.30	1,061,968.84	1,082,584.15	3,031,736.29
	Less: Trustee Fee				1,290.12	1,403.35	1,392.38	4,085.84
	Interest Funds				885,893.18	1,060,565.50	1,081,191.77	3,027,650.45

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance							9,121,013.14
	Investment Income							1.48
	Corridor Proceeds							-
	Supplemental Loan Deposit							-
	Carryover Reserve Fund withdrawal from Initial Deposit							-
	Principal Reserve Fund withdrawal from Initial Deposit							-
	Other Amounts							-
	Total Available							9,121,014.62

	Distribution Payments

	Trustee Fee							4,085.84
	3-A-2 Insurance Premium							3,859.45
	Class Payments							9,113,623.43
	Total Payments							9,121,568.72

Trust Accounts

	Distribution Account

	Beginning Balance							-
	Deposit							9,121,568.72
	Withdrawal							9,121,568.72
	Ending Balance							-

	Carryover Reserve Account

	Beginning Balance							1,000.00
	Deposits							-
	Withdrawals							-
	Ending Balance							1,000.00

	For Details on the NRC Payment, see Interest
	Detail, page 3

	Prefunding Account

	Beginning Balance							-
	Deposit							-
	Withdrawal							-
	Ending Balance							-

	Capitalized Interest Account

	Beginning Balance							-
	Deposits							-
	Withdrawals							-
	Ending Balance							-

	Corridor Contract Reserve Fund

	Beginning Balance							1,370.37
	Deposit							-
	Withdrawal							-
	Ending Balance							1,370.37

	Exchangeable Certificates Distribution
	Account

	Beginnning Balance							-
	Deposit							-
	Withdrawal							-
	Ending Balance							-

	Principal Reserve Account

	Beginning Balance							100.00
	Deposit							-
	Withdrawal							-
	Ending Balance							100.00

Yield Supplemental Amount Details

	One-Month Libor Rate							4.78313%

	Yield Supplemental Amounts

Class			Beginning Balance	Current Period Amount	Amount Paid	Ending Amount
2A1			-	-	-	-
2A6			-	-	-	-
Total			--	--	--	--

	Corridor Contract Amounts Available

Contract			Beginning Amount	Current Period Amount	Ending Amount
2A1			-	-	-
2A6			-	-	-
Total			--	--	--

Net Rate Carryover Details

	Net Rate Cap Details

	Libor Rate							4.78313%
	Net Rate Cap							6.95200%

Class			Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount
3A1			-	-	-	-	-
3A2			-	-	-	-	-
3A3			-	-	-	-	-
3A4			-	-	-	-	-
3A5			-	-	-	-	-
3M1			-	-	-	-	-
3M2			-	-	-	-	-
3M3			-	-	-	-	-
3B			-	-	-	-	-
Total			--	--	--	--	--

Senior Principal Distribution Amounts

	Group 1 PO Principal Amounts

	Beginning PO Balance				134,717.34
	PO Scheduled Principal				170.65
	PO Prepayments & Recoveries				9.03
	PO Liquidation Principal				-
	PO Principal Loss				-
	Ending PO Balance				134,537.65

	Group 1 NON-PO Principal Amounts

	Beginning Non-PO Balance				171,881,301.64
	Non-PO Scheduled Principal				100,864.22
	Non-PO Prepayments & Recoveries				2,856,624.79
	Non-PO Liquidation Principal				-
	Non-PO Principal Loss				-
	Ending Non-PO Balance				168,923,812.64

	Group 2 PO Principal Amounts

	Beginning PO Balance					9,641.05
	PO Scheduled Principal					10.25
	PO Prepayments & Recoveries					0.03
	PO Liquidation Principal					-
	PO Principal Loss					-
	Ending PO Balance					9,630.77

	Group 2 NON-PO Principal Amounts

	Beginning Non-PO Balance					187,103,027.47
	Non-PO Scheduled Principal					87,634.24
	Non-PO Prepayments & Recoveries					1,923,669.46
	Non-PO Liquidation Principal					-
	Non-PO Principal Loss					-
	Ending Non-PO Balance					185,091,723.77

Principal Distribution Amounts

	Group 1 Senior and Subordinate Percentages

	Senior Percentage Original				93.24467%
	Senior Prepayment Percentage Original				100.00000%
	Senior Percentage				92.75109%
	Senior Prepayment Percentage				100.00000%
	Subordinate Percentages				7.24891%
	Subordinate Prepayment Percentage				0.00000%

	Group 1 Principal Distribution Amounts

	Senior Principal Distribution Amount				2,950,177.45
	Subordinate Principal Distribution Amount				7,311.56
	PO Principal Distribution Amount				-
	Total Principal Distribution Amount				2,957,489.01

	Group 2 Senior and Subordinate Percentages

	Senior Percentage Original					93.24877%
	Senior Prepayment Percentage Original					100.00000%
	Senior Percentage					92.67195%
	Senior Prepayment Percentage					100.00000%
	Subordinate Percentages					7.32805%
	Subordinate Prepayment Percentage					0.00000%

	Group 2 Principal Distribution Amounts

	Senior Principal Distribution Amount					2,004,881.81
	Subordinate Principal Distribution Amount					6,421.88
	PO Principal Distribution Amount					-
	Total Principal Distribution Amount					2,011,303.69

Credit Enhancements

	Overcollateralization Details

	OC Prior							3,087,248.52
	OC Floor							995,886.62
	OC Target							3,087,248.52
	OC Deficiency							-
	OC Reduction							-
	OC Ending							3,087,248.52

	Application of Excess Cashflow

	Excess Cashflow available after application of interest payments							191,602.20
	Plus: OC Reduction Amount							-
	Plus: Carryover Reserve Fund earnings							-
	Less: Extra Principal Distribution Amount							-
	Less: Unpaid Realized Loss Amount							-
	Less: Interest Carryforward Amount							-
	Less: Carryover Shortfalls Paid							-
	Less: Transfer to Carryover Shortfall Reserve to replenish initial deposit							-
	Remaining Excess Cashflow available to Residual Class							191,602.20

Trigger Event Details

	Delinquency Trigger Test

	Current Month							28,567,272.26
	1 Month Prior							22,011,702.98
	2 Months Prior							19,397,656.31

	Three-month Rolling Delinquency Rate							12.54593%
	Senior Enhancement Percentage							8.90504%
	Specified Delinquency Rate Trigger							3.75793%

	Is Delinquency Trigger Event in Effect?						NO

	Delinquency Trigger Event applicable only on
	or after the Step-Down Date

	Cumulative Loss Trigger Test

	Cumulative Loss Percentage							0.00015%
	Specified Cumulative Loss Percentage							100.00000%

	Is Cumulative Loss Trigger Event in Effect?						NO

	Cumulative Loss Trigger Event applicable
	only on or after the Step-Down Date

	Is Trigger Event in Effect?						NO

Stepdown Date Details

	Balance of Group 3 Senior Notes ( after application of Principal Remittance Amount )							168,001,391.23
	Threshold Balance of Group 3 Senior Notes to trigger Stepdown Date							153,901,055.55
	Has the 3rd Anniversary Distribution Date occured?						NO
	Has the Balance of Group 3 Senior Notes been reduced to zero?						NO

	Has Stepdown Date been reached?						NO

	Subordination

Credit Support		Original	Current
Class A		1,822,703,080.07	1,702,993,877.89
Class A Percentage		97.856215%	97.727425%

Class 3M1		4,282,000.00	4,282,000.00
Class 3M1 Percentage		0.229890%	0.245725%

Class 3M2		2,888,000.00	2,888,000.00
Class 3M2 Percentage		0.155049%	0.165730%

Class 3M3		4,582,000.00	4,582,000.00
Class 3M3 Percentage		0.245996%	0.262941%

Class 3B		1,693,000.00	1,693,000.00
Class 3B Percentage		0.090893%	0.097154%

Class M		13,144,500.00	12,981,280.29
Class M Percentage		0.705694%	0.744939%

Class B1		4,905,000.00	4,844,092.95
Class B1 Percentage		0.263337%	0.277981%

Class B2		3,139,000.00	3,100,021.97
Class B2 Percentage		0.168525%	0.177897%

Class B3		2,158,100.00	2,131,302.14
Class B3 Percentage		0.115863%	0.122306%

Class B4		1,765,700.00	1,743,774.70
Class B4 Percentage		0.094796%	0.100068%

Class B5		1,373,565.00	1,356,319.58
Class B5 Percentage		0.073743%	0.077833%

Prepayment Loan Details

	Prepayment Penalties							3,566.76

Loan ID			Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

158317064			460,000.00	11/20/2007	-	CA	6.625	12	Paid in Full
155986594			1,360,100.00	12/11/2007	-	MD	6.250	11	Paid in Full
152215145			746,522.46	11/29/2007	-	CA	6.000	12	Paid in Full

Group II

157169367			63,986.23	12/12/2007	-	NH	8.250	12	Paid in Full
145812269			418,123.26	11/19/2007	-	FL	6.625	18	Paid in Full
155626828			813,584.73	11/21/2007	-	CA	7.875	12	Paid in Full
155627132			118,915.72	11/21/2007	3,566.76	PA	7.500	12	Paid in Full
155628468			45,368.19	11/28/2007	-	FL	8.250	12	Paid in Full

157168735			357,999.21	11/27/2007	-	IL	7.375	11	Paid in Full
155627188			103,686.62	12/10/2007	-	CO	8.375	12	Paid in Full

Group III

155627396			280,000.00	11/20/2007	-	WA	7.125	12	Paid in Full
150703236			293,725.20	12/3/2007	-	SC	7.750	18	Paid in Full

Stratification Tables

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	1.399	165,614.66	0.098
50,000.00	-	75,000.00	0	0.000	-	0.000
75,000.00	-	100,000.00	3	1.049	270,557.49	0.160
100,000.00	-	125,000.00	7	2.448	797,218.00	0.472
125,000.00	-	150,000.00	7	2.448	988,807.84	0.585
150,000.00	-	175,000.00	7	2.448	1,134,148.50	0.671
175,000.00	-	200,000.00	7	2.448	1,321,307.45	0.782
200,000.00	-	225,000.00	3	1.049	646,146.27	0.382
225,000.00	-	250,000.00	10	3.497	2,394,660.63	1.416
250,000.00	-	275,000.00	5	1.748	1,332,438.88	0.788
275,000.00	-	300,000.00	6	2.098	1,762,566.38	1.043
300,000.00	-	325,000.00	5	1.748	1,555,654.52	0.920
325,000.00	-	350,000.00	3	1.049	1,035,897.88	0.613
350,000.00	-	375,000.00	2	0.699	741,965.95	0.439
375,000.00	-	400,000.00	2	0.699	791,797.94	0.468
400,000.00	-	425,000.00	8	2.797	3,311,419.72	1.959
425,000.00	-	450,000.00	26	9.091	11,437,409.69	6.765
450,000.00	-	475,000.00	12	4.196	5,520,062.99	3.265
475,000.00	-	500,000.00	26	9.091	12,612,115.53	7.460
500,000.00	-	525,000.00	20	6.993	10,256,647.16	6.067
525,000.00	-	550,000.00	8	2.797	4,290,196.04	2.538
550,000.00	-	575,000.00	10	3.497	5,662,255.38	3.349
575,000.00	-	600,000.00	11	3.846	6,482,773.58	3.835
600,000.00	-	625,000.00	6	2.098	3,657,096.73	2.163
625,000.00	-	650,000.00	10	3.497	6,416,221.29	3.795
650,000.00	-	675,000.00	4	1.399	2,655,192.92	1.571
675,000.00	-	700,000.00	8	2.797	5,554,728.50	3.286
700,000.00	-	725,000.00	6	2.098	4,281,233.38	2.532
725,000.00	-	750,000.00	4	1.399	2,947,956.15	1.744
750,000.00	-	775,000.00	2	0.699	1,522,903.56	0.901
775,000.00	-	800,000.00	7	2.448	5,542,294.63	3.278
>		800,000.00	47	16.434	61,969,060.65	36.655
		Wgt Ave / Total:	286	100.000	169,058,350.29	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	8	1.728	335,519.89	0.181
50,000.00	-	75,000.00	24	5.184	1,445,467.56	0.781
75,000.00	-	100,000.00	22	4.752	1,952,132.90	1.055
100,000.00	-	125,000.00	14	3.024	1,553,779.52	0.839
125,000.00	-	150,000.00	27	5.832	3,708,605.27	2.004
150,000.00	-	175,000.00	22	4.752	3,582,504.36	1.935
175,000.00	-	200,000.00	36	7.775	6,710,902.24	3.626
200,000.00	-	225,000.00	29	6.263	6,147,444.65	3.321
225,000.00	-	250,000.00	21	4.536	4,964,394.60	2.682
250,000.00	-	275,000.00	21	4.536	5,480,895.85	2.961
275,000.00	-	300,000.00	20	4.320	5,761,084.64	3.112
300,000.00	-	325,000.00	3	0.648	935,481.53	0.505
325,000.00	-	350,000.00	6	1.296	2,040,218.80	1.102
350,000.00	-	375,000.00	8	1.728	2,887,778.06	1.560
375,000.00	-	400,000.00	10	2.160	3,861,684.29	2.086
400,000.00	-	425,000.00	5	1.080	2,096,315.64	1.133
425,000.00	-	450,000.00	18	3.888	7,885,169.02	4.260
450,000.00	-	475,000.00	19	4.104	8,830,622.26	4.771
475,000.00	-	500,000.00	21	4.536	10,276,314.55	5.552
500,000.00	-	525,000.00	13	2.808	6,666,768.60	3.602
525,000.00	-	550,000.00	13	2.808	6,988,889.38	3.776
550,000.00	-	575,000.00	12	2.592	6,749,136.10	3.646
575,000.00	-	600,000.00	8	1.728	4,703,768.16	2.541
600,000.00	-	625,000.00	5	1.080	3,059,156.06	1.653
625,000.00	-	650,000.00	14	3.024	8,988,174.58	4.856
650,000.00	-	675,000.00	2	0.432	1,312,772.16	0.709
675,000.00	-	700,000.00	4	0.864	2,756,547.26	1.489
700,000.00	-	725,000.00	4	0.864	2,851,286.32	1.540
725,000.00	-	750,000.00	5	1.080	3,669,754.31	1.983
750,000.00	-	775,000.00	4	0.864	3,068,079.98	1.658
775,000.00	-	800,000.00	3	0.648	2,368,998.51	1.280
>		800,000.00	42	9.071	51,461,707.49	27.802
		Wgt Ave / Total:	463	100.000	185,101,354.54	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	7	1.069	325,311.31	0.176
50,000.00	-	75,000.00	28	4.275	1,737,370.08	0.941
75,000.00	-	100,000.00	46	7.023	4,116,811.67	2.231
100,000.00	-	125,000.00	87	13.282	9,840,665.22	5.333
125,000.00	-	150,000.00	64	9.771	8,748,045.09	4.741
150,000.00	-	175,000.00	49	7.481	7,953,323.34	4.310
175,000.00	-	200,000.00	43	6.565	8,078,017.33	4.378
200,000.00	-	225,000.00	33	5.038	7,018,418.39	3.803
225,000.00	-	250,000.00	26	3.969	6,202,052.09	3.361
250,000.00	-	275,000.00	17	2.595	4,463,357.81	2.419
275,000.00	-	300,000.00	27	4.122	7,780,623.35	4.216
300,000.00	-	325,000.00	25	3.817	7,841,463.23	4.249
325,000.00	-	350,000.00	21	3.206	7,040,430.08	3.815
350,000.00	-	375,000.00	11	1.679	3,984,286.93	2.159
375,000.00	-	400,000.00	18	2.748	6,952,149.49	3.767
400,000.00	-	425,000.00	7	1.069	2,907,416.61	1.576
425,000.00	-	450,000.00	17	2.595	7,452,731.66	4.039
450,000.00	-	475,000.00	19	2.901	8,757,908.77	4.746
475,000.00	-	500,000.00	28	4.275	13,588,728.98	7.364
500,000.00	-	525,000.00	11	1.679	5,689,892.11	3.083
525,000.00	-	550,000.00	11	1.679	5,931,376.95	3.214
550,000.00	-	575,000.00	9	1.374	5,066,588.51	2.746
575,000.00	-	600,000.00	4	0.611	2,331,846.60	1.264
600,000.00	-	625,000.00	3	0.458	1,827,667.05	0.990
625,000.00	-	650,000.00	8	1.221	5,138,595.17	2.785
650,000.00	-	675,000.00	2	0.305	1,334,393.72	0.723
675,000.00	-	700,000.00	5	0.763	3,467,305.24	1.879
700,000.00	-	725,000.00	1	0.153	722,361.31	0.391
725,000.00	-	750,000.00	1	0.153	742,500.00	0.402
750,000.00	-	775,000.00	1	0.153	765,003.81	0.415
775,000.00	-	800,000.00	2	0.305	1,579,717.73	0.856
>		800,000.00	24	3.664	25,147,280.12	13.627
		Wgt Ave / Total:	655	100.000	184,533,639.75	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	1	0.350	198,607.76	0.117
5.000000000000	-	5.501000000000	0	0.000	-	0.000
5.501000000000	-	6.001000000000	22	7.692	10,082,045.22	5.964
6.001000000000	-	6.501000000000	196	68.531	124,940,226.67	73.904
6.501000000000	-	7.001000000000	57	19.930	32,131,213.27	19.006
7.001000000000	-	7.501000000000	3	1.049	911,086.80	0.539
7.501000000000	-	8.001000000000	2	0.699	522,331.91	0.309
8.001000000000	-	8.501000000000	0	0.000	-	0.000
8.501000000000	-	9.001000000000	5	1.748	272,838.66	0.161
9.001000000000	-	9.501000000000	0	0.000	-	0.000
9.501000000000	-	10.001000000000	0	0.000	-	0.000
10.001000000000	-	10.501000000000	0	0.000	-	0.000
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	286	100.000	169,058,350.29	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.501000000000	0	0.000	-	0.000
5.501000000000	-	6.001000000000	0	0.000	-	0.000
6.001000000000	-	6.501000000000	60	12.959	24,954,990.98	13.482
6.501000000000	-	7.001000000000	195	42.117	97,264,720.36	52.547
7.001000000000	-	7.501000000000	111	23.974	38,320,970.02	20.703
7.501000000000	-	8.001000000000	51	11.015	14,378,116.42	7.768
8.001000000000	-	8.501000000000	37	7.991	8,901,048.99	4.809
8.501000000000	-	9.001000000000	9	1.944	1,281,507.77	0.692
9.001000000000	-	9.501000000000	0	0.000	-	0.000
9.501000000000	-	10.001000000000	0	0.000	-	0.000
10.001000000000	-	10.501000000000	0	0.000	-	0.000
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	463	100.000	185,101,354.54	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.501000000000	4	0.611	1,923,286.43	1.042
5.501000000000	-	6.001000000000	23	3.511	10,711,552.95	5.805
6.001000000000	-	6.501000000000	35	5.344	15,950,416.90	8.644
6.501000000000	-	7.001000000000	132	20.153	45,502,814.08	24.658
7.001000000000	-	7.501000000000	190	29.008	50,005,129.73	27.098
7.501000000000	-	8.001000000000	150	22.901	33,115,408.09	17.945
8.001000000000	-	8.501000000000	73	11.145	17,770,929.41	9.630
8.501000000000	-	9.001000000000	39	5.954	7,135,182.15	3.867
9.001000000000	-	9.501000000000	5	0.763	1,415,228.74	0.767
9.501000000000	-	10.001000000000	3	0.458	928,139.46	0.503
10.001000000000	-	10.501000000000	1	0.153	75,551.81	0.041
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	655	100.000	184,533,639.75	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	112	39.161	75,158,786.66	44.457
		FL	22	7.692	10,951,353.58	6.478
		AZ	12	4.196	5,331,020.55	3.153
		VA	10	3.497	5,436,339.96	3.216
		WA	9	3.147	4,527,091.10	2.678
		CO	8	2.797	3,962,843.58	2.344
		Others	113	39.510	63,690,914.86	37.674
		Wgt Ave / Total:	286	100.000	169,058,350.29	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	111	23.974	60,433,247.81	32.649
		FL	77	16.631	19,908,558.67	10.755
		AZ	27	5.832	7,967,270.18	4.304
		VA	17	3.672	8,081,231.90	4.366
		WA	11	2.376	4,307,404.11	2.327
		CO	14	3.024	8,168,480.48	4.413
		Others	206	44.492	76,235,161.39	41.186
		Wgt Ave / Total:	463	100.000	185,101,354.54	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	64	9.771	34,386,372.70	18.634
		FL	92	14.046	22,689,493.32	12.296
		AZ	7	1.069	1,192,358.90	0.646
		VA	25	3.817	9,247,703.14	5.011
		WA	6	0.916	1,864,798.65	1.011
		CO	8	1.221	944,531.68	0.512
		Others	453	69.160	114,208,381.36	61.890
		Wgt Ave / Total:	655	100.000	184,533,639.75	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	1	0.350	787,998.57	0.466
180	-	300	1	0.350	404,127.70	0.239
300	-	360	284	99.301	167,866,224.02	99.295
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	286	100.000	169,058,350.29	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	1	0.216	234,060.33	0.126
300	-	360	462	99.784	184,867,294.21	99.874
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	463	100.000	185,101,354.54	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	5	0.763	801,051.26	0.434
180	-	300	0	0.000	-	0.000
300	-	360	641	97.863	181,833,457.36	98.537
>		360	9	1.374	1,899,131.13	1.029
		Wgt Ave / Total:	655	100.000	184,533,639.75	100.000

THE BANK OF NEW YORK
101 Barclay St, 4 West			Distribution Date: 01/25/08
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2007-J1
Mortgage Pass-Through Certificates, Series 2007-J1

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Recombination Classes	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	02149MAA7	Senior	Deposit-100.00%	Fix-30/360	109,648,865.21	5.750000	587,978.18	525,400.81	1,113,378.99	-	109,060,887.03	-
1A2	02149MAB5	Senior	N/A	Fix-30/360	20,881,000.00	5.750000	-	100,054.79	100,054.79	-	20,881,000.00	-
1A3	02149MAC3	Senior	Deposit-100.00%	Fix-30/360	7,401,737.00	5.750000	39,690.88	35,466.66	75,157.54	-	7,362,046.12	-
1A4	02149MAD1	Senior	Deposit-100.00%	Fix-30/360	18,540,000.00	5.750000	-	88,837.50	88,837.50	-	18,540,000.00	-
1A5	02149MAE9	Senior	Exchange- 0.00%	Fix-30/360	18,540,000.00	5.250000	-	81,112.50	81,112.50	-	18,540,000.00	-
1A6	02149MAF6	Senior	Exchange- 0.00%	Fix-30/360	18,540,000.00	5.500000	-	84,975.00	84,975.00	-	18,540,000.00	-
1A7	02149MAG4	Strip IO	Exchange- 0.00%	Fix-30/360	1,612,173.91	5.750000	-	7,725.00	7,725.00	-	1,612,173.91	-
1A8	02149MAH2	Senior	Exchange- 0.00%	Fix-30/360	17,767,500.00	6.000000	-	88,837.50	88,837.50	-	17,767,500.00	-
1A9	02149MAJ8	Strip PO	Exchange- 0.00%	Fix-30/360	772,500.00	0.000000	-	-	-	-	772,500.00	-
1A10	02149MAK5	Senior	Exchange- 0.00%	Fix-30/360	17,367,000.00	5.750000	-	83,216.88	83,216.88	-	17,367,000.00	-
1A11	02149MAL3	Senior	Exchange- 0.00%	Fix-30/360	1,173,000.00	5.750000	-	5,620.63	5,620.63	-	1,173,000.00	-
1A12	02149MAM1	Senior	Exchange- 0.00%	Fix-30/360	117,050,602.21	5.750000	627,669.06	560,867.47	1,188,536.53	-	116,422,933.15	-
1A13	02149MCZ0	Senior	Exchange- 0.00%	Fix-30/360	117,050,602.21	5.250000	627,669.06	512,096.38	1,139,765.44	-	116,422,933.15	-
1A14	02149MDA4	Senior	Exchange- 0.00%	Fix-30/360	117,050,602.21	5.500000	627,669.06	536,481.93	1,164,150.99	-	116,422,933.15	-
1A15	02149MDB2	Strip IO	Exchange- 0.00%	Fix-30/360	10,178,313.24	5.750000	-	48,771.08	48,771.08	-	10,123,733.32	-
2A1	02149MAP4	Senior	N/A	Var-30/360	5,339,706.72	5.065000	38,858.77	22,538.01	61,396.79	-	5,300,847.95	-
2A2	02149MAQ2	Strip IO	N/A	Var-30/360	5,339,706.72	0.935000	-	4,160.52	4,160.52	-	5,300,847.95	-
2A3	02149MAR0	Senior	Deposit-100.00%	Fix-30/360	26,014,721.02	6.000000	172,000.00	130,073.61	302,073.61	-	25,842,721.02	-
2A4	02149MAS8	Senior	Deposit-100.00%	Fix-30/360	2,000,000.00	6.000000	-	10,000.00	10,000.00	-	2,000,000.00	-
2A5	02149MAT6	Senior	Deposit-100.00%	Fix-30/360	11,080,000.00	6.000000	42,000.00	55,400.00	97,400.00	-	11,038,000.00	-
2A6	02149MAU3	Senior	N/A	Var-30/360	26,700,326.30	5.465000	106,437.75	121,597.74	228,035.48	-	26,593,888.55	-
2A7	02149MAV1	Strip IO	N/A	Var-30/360	26,700,326.30	0.535000	-	11,903.90	11,903.90	-	26,593,888.55	-
2A8	02149MAW9	Senior	Deposit-100.00%	Fix-30/360	57,180,388.53	6.000000	495,000.00	285,901.94	780,901.94	-	56,685,388.53	-
2A9	02149MAX7	Senior	Deposit-100.00%	Fix-30/360	5,714,000.00	6.000000	-	28,570.00	28,570.00	-	5,714,000.00	-
2A10	02149MAY5	Senior	Deposit-100.00%	Fix-30/360	37,358,000.00	6.000000	121,000.00	186,790.00	307,790.00	-	37,237,000.00	-
2A11	02149MAZ2	Senior	Exchange- 0.00%	Fix-30/360	26,014,721.02	5.250000	172,000.00	113,814.40	285,814.40	-	25,842,721.02	-
2A12	02149MBA6	Senior	Exchange- 0.00%	Fix-30/360	26,014,721.02	5.500000	172,000.00	119,234.14	291,234.14	-	25,842,721.02	-
2A13	02149MBB4	Senior	Exchange- 0.00%	Fix-30/360	26,014,721.02	5.750000	172,000.00	124,653.87	296,653.87	-	25,842,721.02	-
2A14	02149MBC2	Strip IO	Exchange- 0.00%	Fix-30/360	3,251,840.13	6.000000	-	16,259.20	16,259.20	-	3,230,340.13	-
2A15	02149MBD0	Senior	Exchange- 0.00%	Fix-30/360	2,000,000.00	5.250000	-	8,750.00	8,750.00	-	2,000,000.00	-
2A16	02149MBE8	Senior	Exchange- 0.00%	Fix-30/360	2,000,000.00	5.500000	-	9,166.67	9,166.67	-	2,000,000.00	-
2A17	02149MBF5	Senior	Exchange- 0.00%	Fix-30/360	2,000,000.00	5.750000	-	9,583.33	9,583.33	-	2,000,000.00	-
2A18	02149MBG3	Strip IO	Exchange- 0.00%	Fix-30/360	250,000.00	6.000000	-	1,250.00	1,250.00	-	250,000.00	-
2A19	02149MBH1	Senior	Exchange- 0.00%	Fix-30/360	11,080,000.00	5.250000	42,000.00	48,475.00	90,475.00	-	11,038,000.00	-
2A20	02149MBJ7	Senior	Exchange- 0.00%	Fix-30/360	11,080,000.00	5.500000	42,000.00	50,783.33	92,783.33	-	11,038,000.00	-
2A21	02149MBK4	Senior	Exchange- 0.00%	Fix-30/360	11,080,000.00	5.750000	42,000.00	53,091.67	95,091.67	-	11,038,000.00	-
2A22	02149MBL2	Strip IO	Exchange- 0.00%	Fix-30/360	1,385,000.00	6.000000	-	6,925.00	6,925.00	-	1,379,750.00	-
2A23	02149MBM0	Senior	Exchange- 0.00%	Fix-30/360	57,180,388.53	5.250000	495,000.00	250,164.20	745,164.20	-	56,685,388.53	-
2A24	02149MBN8	Senior	Exchange- 0.00%	Fix-30/360	57,180,388.53	5.500000	495,000.00	262,076.78	757,076.78	-	56,685,388.53	-
2A25	02149MBP3	Senior	Exchange- 0.00%	Fix-30/360	57,180,388.53	5.750000	495,000.00	273,989.36	768,989.36	-	56,685,388.53	-
2A26	02149MBQ1	Strip IO	Exchange- 0.00%	Fix-30/360	7,147,548.57	6.000000	-	35,737.74	35,737.74	-	7,085,673.57	-
2A27	02149MBR9	Senior	Exchange- 0.00%	Fix-30/360	5,714,000.00	5.250000	-	24,998.75	24,998.75	-	5,714,000.00	-
2A28	02149MBS7	Senior	Exchange- 0.00%	Fix-30/360	5,714,000.00	5.500000	-	26,189.17	26,189.17	-	5,714,000.00	-
2A29	02149MBT5	Senior	Exchange- 0.00%	Fix-30/360	5,714,000.00	5.750000	-	27,379.58	27,379.58	-	5,714,000.00	-
2A30	02149MBU2	Strip IO	Exchange- 0.00%	Fix-30/360	714,250.00	6.000000	-	3,571.25	3,571.25	-	714,250.00	-
2A31	02149MBV0	Senior	Exchange- 0.00%	Fix-30/360	37,358,000.00	5.250000	121,000.00	163,441.25	284,441.25	-	37,237,000.00	-
2A32	02149MBW8	Senior	Exchange- 0.00%	Fix-30/360	37,358,000.00	5.500000	121,000.00	171,224.17	292,224.17	-	37,237,000.00	-
2A33	02149MBX6	Senior	Exchange- 0.00%	Fix-30/360	37,358,000.00	5.750000	121,000.00	179,007.08	300,007.08	-	37,237,000.00	-
2A34	02149MBY4	Strip IO	Exchange- 0.00%	Fix-30/360	4,669,750.00	6.000000	-	23,348.75	23,348.75	-	4,654,625.00	-
2A35	02149MBZ1	Senior	Exchange- 0.00%	Fix-30/360	62,894,388.53	5.250000	495,000.00	275,162.95	770,162.95	-	62,399,388.53	-
2A36	02149MCA5	Senior	Exchange- 0.00%	Fix-30/360	62,894,388.53	5.500000	495,000.00	288,265.95	783,265.95	-	62,399,388.53	-
2A37	02149MDC0	Senior	Exchange- 0.00%	Fix-30/360	62,894,388.53	5.750000	495,000.00	301,368.95	796,368.95	-	62,399,388.53	-
2A38	02149MDD8	Strip IO	Exchange- 0.00%	Fix-30/360	7,861,798.57	6.000000	-	39,308.99	39,308.99	-	7,799,923.57	-
2A39	02149MDE6	Senior	Exchange- 0.00%	Fix-30/360	28,014,721.02	5.250000	172,000.00	122,564.40	294,564.40	-	27,842,721.02	-
2A40	02149MDF3	Senior	Exchange- 0.00%	Fix-30/360	28,014,721.02	5.500000	172,000.00	128,400.80	300,400.80	-	27,842,721.02	-
2A41	02149MDG1	Senior	Exchange- 0.00%	Fix-30/360	28,014,721.02	5.750000	172,000.00	134,237.20	306,237.20	-	27,842,721.02	-
2A42	02149MDH9	Strip IO	Exchange- 0.00%	Fix-30/360	3,501,840.13	6.000000	-	17,509.20	17,509.20	-	3,480,340.13	-
2A43	02149MDJ5	Senior	Exchange- 0.00%	Fix-30/360	28,014,721.02	6.000000	172,000.00	140,073.61	312,073.61	-	27,842,721.02	-
2A44	02149MDK2	Senior	Exchange- 0.00%	Fix-30/360	62,894,388.53	6.000000	495,000.00	314,471.94	809,471.94	-	62,399,388.53	-
X			N/A		347,941,607.15	0.636066	-	184,428.30	184,428.30	-	346,332,631.87	-
X-1	02149MAN9	Strip IO	N/A	Var-30/360	164,494,568.59	0.448801	-	61,521.10	61,521.10	-	163,863,906.58	-
X-2	02149MAN9	Strip IO	N/A	Var-30/360	183,447,038.56	0.803985	-	122,907.20	122,907.20	-	182,468,725.29	-
3A1	02149MCH0	Senior	N/A	Fix-30/360	59,805,691.62	5.917000	358,341.09	294,891.90	653,232.99	-	59,447,350.53	-
3A2	02149MCJ6	Senior	N/A	Fix-30/360	65,636,699.61	5.729000	525,322.50	313,360.54	838,683.04	-	65,111,377.11	-
3A3	02149MCK3	Senior	N/A	Fix-30/360	2,724,000.00	6.088000	-	13,819.76	13,819.76	-	2,724,000.00	-
3A4	02149MCL1	Senior	N/A	Fix-30/360	31,868,000.00	5.755000	-	152,833.62	152,833.62	-	31,868,000.00	-
3A5	02149MCY3	Senior	N/A	Fix-30/360	7,967,000.00	5.750000	-	38,175.21	38,175.21	-	7,967,000.00	-
3AR	02149MCM9	Senior	N/A	Fix-30/360	-	0.000000	-	-	-	-	-	-
AR	02149MCC1	Senior	N/A	Fix-30/360	-	5.750000	-	0.09	0.09	-	-	-
PO			N/A		144,168.42	0.000000	207.43	-	207.43	-	143,960.99	-
PO-1	02149MCD9	Strip PO	N/A	Fix-30/360	134,537.65	0.000000	171.86	-	171.86	-	134,365.79	-
PO-2	02149MCD9	Strip PO	N/A	Fix-30/360	9,630.77	0.000000	35.57	-	35.57	-	9,595.20	-
3C	02149MCV9	Residual	N/A	Fix-30/360	184,533,639.75	0.000000	-	34,332.19	34,332.19	-	183,649,976.16	-
P	02149MCW7	Prepay Penalties	N/A	Fix-30/360	100.00	0.000000	-	-	-	-	100.00	-
3P	02149MCX5	Prepay Penalties	N/A	Fix-30/360	100.00	0.000000	-	-	-	-	100.00	-

3M1	02149MCN7	Subordinate	N/A	Fix-30/360	4,282,000.00	6.000000	-	21,410.00	21,410.00	-	4,282,000.00	-
3M2	02149MCP2	Subordinate	N/A	Fix-30/360	2,888,000.00	6.000000	-	14,440.00	14,440.00	-	2,888,000.00	-
3M3	02149MCQ0	Subordinate	N/A	Fix-30/360	4,582,000.00	6.000000	-	22,910.00	22,910.00	-	4,582,000.00	-
3B	02149MCR8	Subordinate	N/A	Fix-30/360	1,693,000.00	6.000000	-	8,465.00	8,465.00	-	1,693,000.00	-
M	02149MCE7	Subordinate	N/A	Var-30/360	12,981,280.29	5.880985	6,957.24	63,618.93	70,576.17	-	12,974,323.05	-
B1	02149MCF4	Subordinate	N/A	Var-30/360	4,844,092.95	5.880985	2,596.16	23,740.03	26,336.19	-	4,841,496.79	-
B2	02149MCG2	Subordinate	N/A	Var-30/360	3,100,021.97	5.880985	1,661.44	15,192.65	16,854.09	-	3,098,360.53	-
B3	02149MCS6	Subordinate	N/A	Var-30/360	2,131,302.14	5.880985	1,142.26	10,445.13	11,587.39	-	2,130,159.88	-
B4	02149MCT4	Subordinate	N/A	Var-30/360	1,743,774.70	5.880985	934.57	8,545.93	9,480.49	-	1,742,840.14	-
B5	02149MCU1	Subordinate	N/A	Var-30/360	1,356,319.58	5.880985	726.91	6,647.08	7,373.99	-	1,355,592.67	189.74

Totals					535,606,096.06		2,500,855.18	2,833,951.84	5,334,807.01	-	533,105,240.89	189.74

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	02149MAA7	125,000,000.00	109,648,865.21	587,978.18	587,978.18	-	-	109,060,887.03	0.872487096
1A2	02149MAB5	20,881,000.00	20,881,000.00	-	-	-	-	20,881,000.00	1.000000000
1A3	02149MAC3	8,438,000.00	7,401,737.00	39,690.88	39,690.88	-	-	7,362,046.12	0.872487096
1A4	02149MAD1	18,540,000.00	18,540,000.00	-	-	-	-	18,540,000.00	1.000000000
1A5	02149MAE9	18,540,000.00	18,540,000.00	-	-	-	-	18,540,000.00	1.000000000
1A6	02149MAF6	18,540,000.00	18,540,000.00	-	-	-	-	18,540,000.00	1.000000000
1A7	02149MAG4	1,612,173.00	1,612,173.91	-	-	-	-	1,612,173.91	1.000000566
1A8	02149MAH2	17,767,500.00	17,767,500.00	-	-	-	-	17,767,500.00	1.000000000
1A9	02149MAJ8	772,500.00	772,500.00	-	-	-	-	772,500.00	1.000000000
1A10	02149MAK5	17,367,000.00	17,367,000.00	-	-	-	-	17,367,000.00	1.000000000
1A11	02149MAL3	1,173,000.00	1,173,000.00	-	-	-	-	1,173,000.00	1.000000000
1A12	02149MAM1	133,438,000.00	117,050,602.21	627,669.06	627,669.06	-	-	116,422,933.15	0.872487096
1A13	02149MCZ0	133,438,000.00	117,050,602.21	627,669.06	627,669.06	-	-	116,422,933.15	0.872487096
1A14	02149MDA4	133,438,000.00	117,050,602.21	627,669.06	627,669.06	-	-	116,422,933.15	0.872487096
1A15	02149MDB2	11,603,304.00	10,178,313.24	-	-	-	-	10,123,733.32	0.872487122
2A1	02149MAP4	10,000,000.00	5,339,706.72	38,858.77	38,858.77	-	-	5,300,847.95	0.530084795
2A2	02149MAQ2	10,000,000.00	5,339,706.72	-	-	-	-	5,300,847.95	0.530084795
2A3	02149MAR0	26,500,000.00	26,014,721.02	172,000.00	172,000.00	-	-	25,842,721.02	0.975197020
2A4	02149MAS8	2,000,000.00	2,000,000.00	-	-	-	-	2,000,000.00	1.000000000
2A5	02149MAT6	11,500,000.00	11,080,000.00	42,000.00	42,000.00	-	-	11,038,000.00	0.959826087
2A6	02149MAU3	40,000,000.00	26,700,326.30	106,437.75	106,437.75	-	-	26,593,888.55	0.664847214
2A7	02149MAV1	40,000,000.00	26,700,326.30	-	-	-	-	26,593,888.55	0.664847214
2A8	02149MAW9	58,572,000.00	57,180,388.53	495,000.00	495,000.00	-	-	56,685,388.53	0.967789874
2A9	02149MAX7	5,714,000.00	5,714,000.00	-	-	-	-	5,714,000.00	1.000000000
2A10	02149MAY5	38,568,000.00	37,358,000.00	121,000.00	121,000.00	-	-	37,237,000.00	0.965489525
2A11	02149MAZ2	26,500,000.00	26,014,721.02	172,000.00	172,000.00	-	-	25,842,721.02	0.975197020
2A12	02149MBA6	26,500,000.00	26,014,721.02	172,000.00	172,000.00	-	-	25,842,721.02	0.975197020
2A13	02149MBB4	26,500,000.00	26,014,721.02	172,000.00	172,000.00	-	-	25,842,721.02	0.975197020
2A14	02149MBC2	3,312,500.00	3,251,840.13	-	-	-	-	3,230,340.13	0.975197020
2A15	02149MBD0	2,000,000.00	2,000,000.00	-	-	-	-	2,000,000.00	1.000000000
2A16	02149MBE8	2,000,000.00	2,000,000.00	-	-	-	-	2,000,000.00	1.000000000
2A17	02149MBF5	2,000,000.00	2,000,000.00	-	-	-	-	2,000,000.00	1.000000000
2A18	02149MBG3	250,000.00	250,000.00	-	-	-	-	250,000.00	1.000000000
2A19	02149MBH1	11,500,000.00	11,080,000.00	42,000.00	42,000.00	-	-	11,038,000.00	0.959826087
2A20	02149MBJ7	11,500,000.00	11,080,000.00	42,000.00	42,000.00	-	-	11,038,000.00	0.959826087
2A21	02149MBK4	11,500,000.00	11,080,000.00	42,000.00	42,000.00	-	-	11,038,000.00	0.959826087
2A22	02149MBL2	1,437,500.00	1,385,000.00	-	-	-	-	1,379,750.00	0.959826087
2A23	02149MBM0	58,572,000.00	57,180,388.53	495,000.00	495,000.00	-	-	56,685,388.53	0.967789874
2A24	02149MBN8	58,572,000.00	57,180,388.53	495,000.00	495,000.00	-	-	56,685,388.53	0.967789874
2A25	02149MBP3	58,572,000.00	57,180,388.53	495,000.00	495,000.00	-	-	56,685,388.53	0.967789874
2A26	02149MBQ1	7,321,500.00	7,147,548.57	-	-	-	-	7,085,673.57	0.967789874
2A27	02149MBR9	5,714,000.00	5,714,000.00	-	-	-	-	5,714,000.00	1.000000000
2A28	02149MBS7	5,714,000.00	5,714,000.00	-	-	-	-	5,714,000.00	1.000000000
2A29	02149MBT5	5,714,000.00	5,714,000.00	-	-	-	-	5,714,000.00	1.000000000
2A30	02149MBU2	714,250.00	714,250.00	-	-	-	-	714,250.00	1.000000000
2A31	02149MBV0	38,568,000.00	37,358,000.00	121,000.00	121,000.00	-	-	37,237,000.00	0.965489525
2A32	02149MBW8	38,568,000.00	37,358,000.00	121,000.00	121,000.00	-	-	37,237,000.00	0.965489525
2A33	02149MBX6	38,568,000.00	37,358,000.00	121,000.00	121,000.00	-	-	37,237,000.00	0.965489525
2A34	02149MBY4	4,821,000.00	4,669,750.00	-	-	-	-	4,654,625.00	0.965489525
2A35	02149MBZ1	64,286,000.00	62,894,388.53	495,000.00	495,000.00	-	-	62,399,388.53	0.970652841
2A36	02149MCA5	64,286,000.00	62,894,388.53	495,000.00	495,000.00	-	-	62,399,388.53	0.970652841
2A37	02149MDC0	64,286,000.00	62,894,388.53	495,000.00	495,000.00	-	-	62,399,388.53	0.970652841
2A38	02149MDD8	8,035,750.00	7,861,798.57	-	-	-	-	7,799,923.57	0.970652841
2A39	02149MDE6	28,500,000.00	28,014,721.02	172,000.00	172,000.00	-	-	27,842,721.02	0.976937580
2A40	02149MDF3	28,500,000.00	28,014,721.02	172,000.00	172,000.00	-	-	27,842,721.02	0.976937580
2A41	02149MDG1	28,500,000.00	28,014,721.02	172,000.00	172,000.00	-	-	27,842,721.02	0.976937580
2A42	02149MDH9	3,562,500.00	3,501,840.13	-	-	-	-	3,480,340.13	0.976937580
2A43	02149MDJ5	28,500,000.00	28,014,721.02	172,000.00	172,000.00	-	-	27,842,721.02	0.976937580
2A44	02149MDK2	64,286,000.00	62,894,388.53	495,000.00	495,000.00	-	-	62,399,388.53	0.970652841
X		385,884,297.00	347,941,607.15	-	-	-	-	346,332,631.87	0.897503823
X-1	02149MAN9	180,910,300.00	164,494,568.59	-	-	-	-	163,863,906.58	0.905774334
X-2	02149MAN9	204,973,997.00	183,447,038.56	-	-	-	-	182,468,725.29	0.890204260
3A1	02149MCH0	70,043,000.00	59,805,691.62	358,341.09	358,341.09	-	-	59,447,350.53	0.848726504
3A2	02149MCJ6	70,043,000.00	65,636,699.61	525,322.50	525,322.50	-	-	65,111,377.11	0.929591495
3A3	02149MCK3	2,724,000.00	2,724,000.00	-	-	-	-	2,724,000.00	1.000000000
3A4	02149MCL1	31,868,000.00	31,868,000.00	-	-	-	-	31,868,000.00	1.000000000
3A5	02149MCY3	7,967,000.00	7,967,000.00	-	-	-	-	7,967,000.00	1.000000000
3AR	02149MCM9	100.00	-	-	-	-	-	-	0.000000000
AR	02149MCC1	100.00	-	-	-	-	-	-	0.000000000
PO		164,880.07	144,168.42	207.43	207.43	-	-	143,960.99	0.873125478
PO-1	02149MCD9	136,139.61	134,537.65	171.86	171.86	-	-	134,365.79	0.986970560
PO-2	02149MCD9	28,740.46	9,630.77	35.57	35.57	-	-	9,595.20	0.333856762
3C	02149MCV9	14,304,471.00	184,533,639.75	-	-	-	-	183,649,976.16	12.838641580
P	02149MCW7	100.00	100.00	-	-	-	-	100.00	1.000000000
3P	02149MCX5	100.00	100.00	-	-	-	-	100.00	1.000000000

3M1	02149MCN7	4,282,000.00	4,282,000.00	-	-	-	-	4,282,000.00	1.000000000
3M2	02149MCP2	2,888,000.00	2,888,000.00	-	-	-	-	2,888,000.00	1.000000000
3M3	02149MCQ0	4,582,000.00	4,582,000.00	-	-	-	-	4,582,000.00	1.000000000
3B	02149MCR8	1,693,000.00	1,693,000.00	-	-	-	-	1,693,000.00	1.000000000
M	02149MCE7	13,144,500.00	12,981,280.29	6,957.24	6,957.24	-	-	12,974,323.05	0.987053372
B1	02149MCF4	4,905,000.00	4,844,092.95	2,596.16	2,596.16	-	-	4,841,496.79	0.987053372
B2	02149MCG2	3,139,000.00	3,100,021.97	1,661.44	1,661.44	-	-	3,098,360.53	0.987053372
B3	02149MCS6	2,158,100.00	2,131,302.14	1,142.26	1,142.26	-	-	2,130,159.88	0.987053372
B4	02149MCT4	1,765,700.00	1,743,774.70	934.57	934.57	-	-	1,742,840.14	0.987053372
B5	02149MCU1	1,373,565.00	1,356,319.58	726.91	726.91	-	-	1,355,592.67	0.986915556

Totals		588,453,945.07	535,606,096.06	2,500,855.18	2,500,855.18	-	-	533,105,240.89

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Deferred Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Net Rate Carryover After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	109,648,865.21	5.750000	5.750000	525,400.81	-	525,400.81	-	-	525,400.81	-	-	-
1A2	20,881,000.00	5.750000	5.750000	100,054.79	-	100,054.79	-	-	100,054.79	-	-	-
1A3	7,401,737.00	5.750000	5.750000	35,466.66	-	35,466.66	-	-	35,466.66	-	-	-
1A4	18,540,000.00	5.750000	5.750000	88,837.50	-	88,837.50	-	-	88,837.50	-	-	-
1A5	18,540,000.00	5.250000	5.250000	81,112.50	-	81,112.50	-	-	81,112.50	-	-	-
1A6	18,540,000.00	5.500000	5.500000	84,975.00	-	84,975.00	-	-	84,975.00	-	-	-
1A7	1,612,173.91	5.750000	5.750000	7,725.00	-	7,725.00	-	-	7,725.00	-	-	-
1A8	17,767,500.00	6.000000	6.000000	88,837.50	-	88,837.50	-	-	88,837.50	-	-	-
1A9	772,500.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A10	17,367,000.00	5.750000	5.750000	83,216.88	-	83,216.88	-	-	83,216.88	-	-	-
1A11	1,173,000.00	5.750000	5.750000	5,620.63	-	5,620.63	-	-	5,620.63	-	-	-
1A12	117,050,602.21	5.750000	5.750000	560,867.47	-	560,867.47	-	-	560,867.47	-	-	-
1A13	117,050,602.21	5.250000	5.250000	512,096.38	-	512,096.38	-	-	512,096.38	-	-	-
1A14	117,050,602.21	5.500000	5.500000	536,481.93	-	536,481.93	-	-	536,481.93	-	-	-
1A15	10,178,313.24	5.750000	5.750000	48,771.08	-	48,771.08	-	-	48,771.08	-	-	-
2A1	5,339,706.72	5.065000	5.065000	22,538.01	-	22,538.01	-	-	22,538.01	-	-	-
2A2	5,339,706.72	0.935000	0.935000	4,160.52	-	4,160.52	-	-	4,160.52	-	-	-
2A3	26,014,721.02	6.000000	6.000000	130,073.61	-	130,073.61	-	-	130,073.61	-	-	-
2A4	2,000,000.00	6.000000	6.000000	10,000.00	-	10,000.00	-	-	10,000.00	-	-	-
2A5	11,080,000.00	6.000000	6.000000	55,400.00	-	55,400.00	-	-	55,400.00	-	-	-
2A6	26,700,326.30	5.465000	5.465000	121,597.74	-	121,597.74	-	-	121,597.74	-	-	-
2A7	26,700,326.30	0.535000	0.535000	11,903.90	-	11,903.90	-	-	11,903.90	-	-	-
2A8	57,180,388.53	6.000000	6.000000	285,901.94	-	285,901.94	-	-	285,901.94	-	-	-
2A9	5,714,000.00	6.000000	6.000000	28,570.00	-	28,570.00	-	-	28,570.00	-	-	-
2A10	37,358,000.00	6.000000	6.000000	186,790.00	-	186,790.00	-	-	186,790.00	-	-	-
2A11	26,014,721.02	5.250000	5.250000	113,814.40	-	113,814.40	-	-	113,814.40	-	-	-
2A12	26,014,721.02	5.500000	5.500000	119,234.14	-	119,234.14	-	-	119,234.14	-	-	-
2A13	26,014,721.02	5.750000	5.750000	124,653.87	-	124,653.87	-	-	124,653.87	-	-	-
2A14	3,251,840.13	6.000000	6.000000	16,259.20	-	16,259.20	-	-	16,259.20	-	-	-
2A15	2,000,000.00	5.250000	5.250000	8,750.00	-	8,750.00	-	-	8,750.00	-	-	-
2A16	2,000,000.00	5.500000	5.500000	9,166.67	-	9,166.67	-	-	9,166.67	-	-	-
2A17	2,000,000.00	5.750000	5.750000	9,583.33	-	9,583.33	-	-	9,583.33	-	-	-
2A18	250,000.00	6.000000	6.000000	1,250.00	-	1,250.00	-	-	1,250.00	-	-	-
2A19	11,080,000.00	5.250000	5.250000	48,475.00	-	48,475.00	-	-	48,475.00	-	-	-
2A20	11,080,000.00	5.500000	5.500000	50,783.33	-	50,783.33	-	-	50,783.33	-	-	-
2A21	11,080,000.00	5.750000	5.750000	53,091.67	-	53,091.67	-	-	53,091.67	-	-	-
2A22	1,385,000.00	6.000000	6.000000	6,925.00	-	6,925.00	-	-	6,925.00	-	-	-
2A23	57,180,388.53	5.250000	5.250000	250,164.20	-	250,164.20	-	-	250,164.20	-	-	-
2A24	57,180,388.53	5.500000	5.500000	262,076.78	-	262,076.78	-	-	262,076.78	-	-	-
2A25	57,180,388.53	5.750000	5.750000	273,989.36	-	273,989.36	-	-	273,989.36	-	-	-
2A26	7,147,548.57	6.000000	6.000000	35,737.74	-	35,737.74	-	-	35,737.74	-	-	-
2A27	5,714,000.00	5.250000	5.250000	24,998.75	-	24,998.75	-	-	24,998.75	-	-	-
2A28	5,714,000.00	5.500000	5.500000	26,189.17	-	26,189.17	-	-	26,189.17	-	-	-
2A29	5,714,000.00	5.750000	5.750000	27,379.58	-	27,379.58	-	-	27,379.58	-	-	-
2A30	714,250.00	6.000000	6.000000	3,571.25	-	3,571.25	-	-	3,571.25	-	-	-
2A31	37,358,000.00	5.250000	5.250000	163,441.25	-	163,441.25	-	-	163,441.25	-	-	-
2A32	37,358,000.00	5.500000	5.500000	171,224.17	-	171,224.17	-	-	171,224.17	-	-	-
2A33	37,358,000.00	5.750000	5.750000	179,007.08	-	179,007.08	-	-	179,007.08	-	-	-
2A34	4,669,750.00	6.000000	6.000000	23,348.75	-	23,348.75	-	-	23,348.75	-	-	-
2A35	62,894,388.53	5.250000	5.250000	275,162.95	-	275,162.95	-	-	275,162.95	-	-	-
2A36	62,894,388.53	5.500000	5.500000	288,265.95	-	288,265.95	-	-	288,265.95	-	-	-
2A37	62,894,388.53	5.750000	5.750000	301,368.95	-	301,368.95	-	-	301,368.95	-	-	-
2A38	7,861,798.57	6.000000	6.000000	39,308.99	-	39,308.99	-	-	39,308.99	-	-	-
2A39	28,014,721.02	5.250000	5.250000	122,564.40	-	122,564.40	-	-	122,564.40	-	-	-
2A40	28,014,721.02	5.500000	5.500000	128,400.80	-	128,400.80	-	-	128,400.80	-	-	-
2A41	28,014,721.02	5.750000	5.750000	134,237.20	-	134,237.20	-	-	134,237.20	-	-	-
2A42	3,501,840.13	6.000000	6.000000	17,509.20	-	17,509.20	-	-	17,509.20	-	-	-
2A43	28,014,721.02	6.000000	6.000000	140,073.61	-	140,073.61	-	-	140,073.61	-	-	-
2A44	62,894,388.53	6.000000	6.000000	314,471.94	-	314,471.94	-	-	314,471.94	-	-	-
X	347,941,607.15	0.636066	0.636066	184,428.30	-	184,428.30	-	-	184,428.30	-	-	-
X-1	164,494,568.59	0.448801	0.448801	61,521.10	-	61,521.10	-	-	61,521.10	-	-	-
X-2	183,447,038.56	0.803985	0.803985	122,907.20	-	122,907.20	-	-	122,907.20	-	-	-
3A1	59,805,691.62	5.917000	5.917000	294,891.90	-	294,891.90	-	-	294,891.90	-	-	-
3A2	65,636,699.61	5.729000	5.729000	313,360.54	-	313,360.54	-	-	313,360.54	-	-	-
3A3	2,724,000.00	6.088000	6.088000	13,819.76	-	13,819.76	-	-	13,819.76	-	-	-
3A4	31,868,000.00	5.755000	5.755000	152,833.62	-	152,833.62	-	-	152,833.62	-	-	-
3A5	7,967,000.00	5.750000	5.750000	38,175.21	-	38,175.21	-	-	38,175.21	-	-	-
3AR	-	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	5.750000	0.000000	-	-	-	-	-	0.09	-	-	-
PO	144,168.42	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	134,537.65	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	9,630.77	0.000000	0.000000	-	-	-	-	-	-	-	-	-
3C	184,533,639.75	0.000000	0.223258	-	-	-	-	-	34,332.19	-	-	-
P	100.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
3P	100.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-

3M1	4,282,000.00	6.000000	6.000000	21,410.00	-	21,410.00	-	-	21,410.00	-	-	-
3M2	2,888,000.00	6.000000	6.000000	14,440.00	-	14,440.00	-	-	14,440.00	-	-	-
3M3	4,582,000.00	6.000000	6.000000	22,910.00	-	22,910.00	-	-	22,910.00	-	-	-
3B	1,693,000.00	6.000000	6.000000	8,465.00	-	8,465.00	-	-	8,465.00	-	-	-
M	12,981,280.29	5.880985	5.880985	63,618.93	-	63,618.93	-	-	63,618.93	-	-	-
B1	4,844,092.95	5.880985	5.880985	23,740.03	-	23,740.03	-	-	23,740.03	-	-	-
B2	3,100,021.97	5.880985	5.880985	15,192.65	-	15,192.65	-	-	15,192.65	-	-	-
B3	2,131,302.14	5.880985	5.880985	10,445.13	-	10,445.13	-	-	10,445.13	-	-	-
B4	1,743,774.70	5.880985	5.880985	8,545.93	-	8,545.93	-	-	8,545.93	-	-	-
B5	1,356,319.58	5.880985	5.880985	6,647.08	-	6,647.08	-	-	6,647.08	-	-	-

Totals	535,606,096.06			2,799,619.56	-	2,799,619.56	-	-	2,833,951.84	-	-	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	02149MAA7	125,000,000.00	877.190921670	4.703825441	4.203206500	872.487096229	5.750000
1A2	02149MAB5	20,881,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
1A3	02149MAC3	8,438,000.00	877.190921670	4.703825441	4.203206500	872.487096229	5.750000
1A4	02149MAD1	18,540,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
1A5	02149MAE9	18,540,000.00	1000.000000000	0.000000000	4.375000000	1000.000000000	5.250000
1A6	02149MAF6	18,540,000.00	1000.000000000	0.000000000	4.583333333	1000.000000000	5.500000
1A7	02149MAG4	1,612,173.00	1000.000566343	0.000000000	4.791669380	1000.000566343	5.750000
1A8	02149MAH2	17,767,500.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A9	02149MAJ8	772,500.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A10	02149MAK5	17,367,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
1A11	02149MAL3	1,173,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
1A12	02149MAM1	133,438,000.00	877.190921670	4.703825441	4.203206500	872.487096229	5.750000
1A13	02149MCZ0	133,438,000.00	877.190921670	4.703825441	3.837710282	872.487096229	5.250000
1A14	02149MDA4	133,438,000.00	877.190921670	4.703825441	4.020458391	872.487096229	5.500000
1A15	02149MDB2	11,603,304.00	877.190947965	0.000000000	4.203206626	872.487122383	5.750000
2A1	02149MAP4	10,000,000.00	533.970672266	3.885877413	2.253801213	530.084794853	5.065000
2A2	02149MAQ2	10,000,000.00	533.970672266	0.000000000	0.416052149	530.084794853	0.935000
2A3	02149MAR0	26,500,000.00	981.687585803	6.490566038	4.908437929	975.197019765	6.000000
2A4	02149MAS8	2,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A5	02149MAT6	11,500,000.00	963.478260870	3.652173913	4.817391304	959.826086957	6.000000
2A6	02149MAU3	40,000,000.00	667.508157480	2.660943660	3.039943401	664.847213820	5.465000
2A7	02149MAV1	40,000,000.00	667.508157480	0.000000000	0.297597387	664.847213820	0.535000
2A8	02149MAW9	58,572,000.00	976.241011517	8.451137062	4.881205058	967.789874455	6.000000
2A9	02149MAX7	5,714,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A10	02149MAY5	38,568,000.00	968.626840904	3.137315910	4.843134205	965.489524995	6.000000
2A11	02149MAZ2	26,500,000.00	981.687585803	6.490566038	4.294883188	975.197019765	5.250000
2A12	02149MBA6	26,500,000.00	981.687585803	6.490566038	4.499401435	975.197019765	5.500000
2A13	02149MBB4	26,500,000.00	981.687585803	6.490566038	4.703919682	975.197019765	5.750000
2A14	02149MBC2	3,312,500.00	981.687585803	0.000000000	4.908437929	975.197019765	6.000000
2A15	02149MBD0	2,000,000.00	1000.000000000	0.000000000	4.375000000	1000.000000000	5.250000
2A16	02149MBE8	2,000,000.00	1000.000000000	0.000000000	4.583333333	1000.000000000	5.500000
2A17	02149MBF5	2,000,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
2A18	02149MBG3	250,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A19	02149MBH1	11,500,000.00	963.478260870	3.652173913	4.215217391	959.826086957	5.250000
2A20	02149MBJ7	11,500,000.00	963.478260870	3.652173913	4.415942029	959.826086957	5.500000
2A21	02149MBK4	11,500,000.00	963.478260870	3.652173913	4.616666667	959.826086957	5.750000
2A22	02149MBL2	1,437,500.00	963.478260870	0.000000000	4.817391304	959.826086957	6.000000
2A23	02149MBM0	58,572,000.00	976.241011517	8.451137062	4.271054425	967.789874455	5.250000
2A24	02149MBN8	58,572,000.00	976.241011517	8.451137062	4.474437969	967.789874455	5.500000
2A25	02149MBP3	58,572,000.00	976.241011517	8.451137062	4.677821514	967.789874455	5.750000
2A26	02149MBQ1	7,321,500.00	976.241011517	0.000000000	4.881205058	967.789874455	6.000000
2A27	02149MBR9	5,714,000.00	1000.000000000	0.000000000	4.375000000	1000.000000000	5.250000
2A28	02149MBS7	5,714,000.00	1000.000000000	0.000000000	4.583333333	1000.000000000	5.500000
2A29	02149MBT5	5,714,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
2A30	02149MBU2	714,250.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A31	02149MBV0	38,568,000.00	968.626840904	3.137315910	4.237742429	965.489524995	5.250000
2A32	02149MBW8	38,568,000.00	968.626840904	3.137315910	4.439539687	965.489524995	5.500000
2A33	02149MBX6	38,568,000.00	968.626840904	3.137315910	4.641336946	965.489524995	5.750000
2A34	02149MBY4	4,821,000.00	968.626840904	0.000000000	4.843134205	965.489524995	6.000000
2A35	02149MBZ1	64,286,000.00	978.352806623	7.699965778	4.280293529	970.652840845	5.250000
2A36	02149MCA5	64,286,000.00	978.352806623	7.699965778	4.484117030	970.652840845	5.500000
2A37	02149MDC0	64,286,000.00	978.352806623	7.699965778	4.687940532	970.652840845	5.750000
2A38	02149MDD8	8,035,750.00	978.352806623	0.000000000	4.891764033	970.652840845	6.000000
2A39	02149MDE6	28,500,000.00	982.972667501	6.035087719	4.300505420	976.937579781	5.250000
2A40	02149MDF3	28,500,000.00	982.972667501	6.035087719	4.505291393	976.937579781	5.500000
2A41	02149MDG1	28,500,000.00	982.972667501	6.035087719	4.710077365	976.937579781	5.750000
2A42	02149MDH9	3,562,500.00	982.972667501	0.000000000	4.914863338	976.937579781	6.000000
2A43	02149MDJ5	28,500,000.00	982.972667501	6.035087719	4.914863338	976.937579781	6.000000
2A44	02149MDK2	64,286,000.00	978.352806623	7.699965778	4.891764033	970.652840845	6.000000
X		385,884,297.00	901.673402766	0.000000000	0.477936784	897.503823199	0.636066
X-1	02149MAN9	180,910,300.00	909.260382576	0.000000000	0.340064136	905.774334463	0.448801
X-2	02149MAN9	204,973,997.00	894.977125123	0.000000000	0.599623353	890.204259860	0.803985
3A1	02149MCH0	70,043,000.00	853.842519823	5.116015733	4.210155158	848.726504090	5.917000
3A2	02149MCJ6	70,043,000.00	937.091495367	7.500000000	4.473830981	929.591495367	5.729000
3A3	02149MCK3	2,724,000.00	1000.000000000	0.000000000	5.073333333	1000.000000000	6.088000
3A4	02149MCL1	31,868,000.00	1000.000000000	0.000000000	4.795833333	1000.000000000	5.755000
3A5	02149MCY3	7,967,000.00	1000.000000000	0.000000000	4.791666667	1000.000000000	5.750000
3AR	02149MCM9	100.00	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
AR	02149MCC1	100.00	0.000000000	0.000000000	0.882567247	0.000000000	5.750000
PO		164,880.07	874.383544354	1.258065938	0.000000000	873.125478416	0.000000
PO-1	02149MCD9	136,139.61	988.232964905	1.262404649	0.000000000	986.970560256	0.000000
PO-2	02149MCD9	28,740.46	335.094465317	1.237702876	0.000000000	333.856762441	0.000000
3C	02149MCV9	14,304,471.00	12900.416922094	0.000000000	2.400101855	12838.641579965	0.000000
P	02149MCW7	100.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
3P	02149MCX5	100.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000

3M1	02149MCN7	4,282,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
3M2	02149MCP2	2,888,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
3M3	02149MCQ0	4,582,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
3B	02149MCR8	1,693,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
M	02149MCE7	13,144,500.00	987.582660883	0.529288977	4.839965615	987.053371906	5.880985
B1	02149MCF4	4,905,000.00	987.582660883	0.529288977	4.839965615	987.053371906	5.880985
B2	02149MCG2	3,139,000.00	987.582660883	0.529288977	4.839965615	987.053371906	5.880985
B3	02149MCS6	2,158,100.00	987.582660883	0.529288977	4.839965615	987.053371906	5.880985
B4	02149MCT4	1,765,700.00	987.582660883	0.529288977	4.839965615	987.053371906	5.880985
B5	02149MCU1	1,373,565.00	987.444771551	0.529215076	4.839289844	986.915556475	5.880985

Totals		588,453,945.07	910.192038897	4.249874100	4.815928016	905.942164814

THE BANK OF NEW YORK
101 Barclay St, 4 West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2007-J1
Mortgage Pass-Through Certificates, Series 2007-J1

Pool Level Data
Distribution Date									1/25/2008
Cut-off Date									2/1/2007
Record Date									12/31/2007
Determination Date									1/22/2008
LIBOR Determination Date									12/21/2007
Accrual Period 30/360				Begin					12/1/2007
				End					1/1/2008
Number of Days in 30/360 Accrual Period									30

Prefunding Detail

						Group I	Group II	Group III	Total
	Target Funding Balance					185,518,431.04	206,845,414.33	199,177,324.13	591,541,169.50
	Initial Funded Balance					183,324,109.30	188,119,676.73	199,045,243.62	570,489,029.65
	Initial Unfunded Balance					2,194,321.74	18,725,737.60	132,080.51	21,052,139.85

	Ending Unfunded Amounts have been passed
	through as Principal at the End of the
	Prefunding Period

Collateral Detail

	Original Mortgage Loan Details

						Group I	Group II	Group III	Total
	Original Aggregate Loan Count					311	527	702	1,540
	Original Stated Principal Balance					185,518,431.04	206,845,414.33	199,177,324.13	591,541,169.50
	Original Weighted Average Mortgage Rate					6.40457%	7.06351%	7.29837%
	Original Weighted Average Net Mortgage Rate					6.18869%	6.83939%	7.02219%
	Original Weighted Average Remaining Term					357	358	357

	Current Mortgage Loan Details

						Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count					286	463	655	1,404
	Loans Paid Off or otherwise removed pursuant to the PSA					1	4	4	9
	Ending Aggregate Loan Count					285	459	651	1,395

	Beginning Pool Stated Principal Balance					169,058,350.29	185,101,354.54	184,533,639.75	538,693,344.58
	Scheduled Principal					101,810.26	88,153.09	89,382.71	279,346.06
	Unscheduled Principal					533,522.96	893,705.28	739,829.83	2,167,058.07
	Realized Principal Losses					-	-	54,451.05	54,451.05
	Ending Pool Stated Principal Balance					168,423,017.07	184,119,496.17	183,649,976.16	536,192,489.40

	Beginning Weighted Average Mortgage Rate					6.39821%	7.02172%	7.27304%
	Beginning Weighted Average Net Mortgage Rate					6.18211%	6.79649%	6.99393%
	Ending Weighted Average Mortgage Rate					6.39791%	7.02063%	7.27146%
	Ending Weighted Average Net Mortgage Rate					6.18179%	6.79545%	6.99227%

	Beginning Weighted Average Remaining Term to Maturity					347	348	347
	Ending Weighted Average Remaining Term to Maturity					346	347	346

	Loan Substitution

						Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed					-	-	-	-
	Aggregate Stated of Principal Balance Added					-	-	-	-
	Aggregate Principal Substitution Shortfall Amount					-	-	-	-

	Fees of the Trust

						Group I	Group II	Group III	Total
	Gross Master Servicing Fee					28,919.81	33,070.06	34,774.75	96,764.62
	Net Master Servicing Fee					28,919.81	32,000.76	33,996.48	94,917.05
	Trustee Fee					1,267.94	1,388.26	1,384.00	4,040.20
	Mortgage Insurance Premium (PMI)					257.23	283.81	6,761.80	7,302.84
	Total Net Loan Fees					30,444.98	33,672.83	42,142.28	106,260.10

	Servicer Advances

						Group I	Group II	Group III	Total
	Principal Advances					5,588.32	4,529.18	19,320.63	29,438.13
	Interest Advances					58,258.72	156,731.51	259,123.86	474,114.09
	Reimbursement for Principal & Interest Advances					-	-	-	-
	Reimbursement for Nonrecoverable Advances					-	-	-	-
	Total Advances					63,847.04	161,260.69	278,444.49	503,552.22

	Mortgage Prepayment Details

						Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full					485,000.00	887,669.79	591,887.03	1,964,556.82
	Prepayment Interest Excess					-	-	-	-
	Prepayment Interest Shortfall					-	1,069.29	778.27	1,847.56
	Compensating Interest					-	1,069.29	778.27	1,847.56
	Non-Supported Prepayment Interest Shortfall					-	-	-	-
	Prepayment Charges					-	-	-	-
	CPR %					3.72418%	5.64504%	5.04696%
	SMM %					0.31578%	0.48305%	0.43063%

All Groups - Current Delinquency Information

Loan Status	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	70	23,400,064	1	167,600	0	0	0	0	71	23,567,664
	5.02%	4.3641%	0.07%	0.0313%	0.00%	0.0000%	0.00%	0.0000%	5.09%	4.3954%

60 - 89	37	11,160,040	1	150,300	0	0	0	0	38	11,310,340
	2.65%	2.0813%	0.07%	0.0280%	0.00%	0.0000%	0.00%	0.0000%	2.72%	2.1094%

90 - 119	26	11,135,223	1	374,750	0	0	0	0	27	11,509,973
	1.86%	2.0767%	0.07%	0.0699%	0.00%	0.0000%	0.00%	0.0000%	1.94%	2.1466%

120 - 149	14	5,405,379	0	0	1	125,600	0	0	15	5,530,978
	1.00%	1.0081%	0.00%	0.0000%	0.07%	0.0234%	0.00%	0.0000%	1.08%	1.0315%

150 - 179	3	1,235,021	2	424,431	5	1,663,409	0	0	10	3,322,861
	0.22%	0.2303%	0.14%	0.0792%	0.36%	0.3102%	0.00%	0.0000%	0.72%	0.6197%

180 - 269	5	1,932,988	5	1,040,729	28	12,081,040	3	583,450	41	15,638,207
	0.36%	0.3605%	0.36%	0.1941%	2.01%	2.2531%	0.22%	0.1088%	2.94%	2.9165%

270 - 359	1	274,757	2	978,000	8	3,184,509	9	4,116,803	20	8,554,069
	0.07%	0.0512%	0.14%	0.1824%	0.57%	0.5939%	0.65%	0.7678%	1.43%	1.5953%

360+	0	0	0	0	0	0	5	272,729	5	272,729
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.36%	0.0509%	0.36%	0.0509%

Total	156	54,543,473	12	3,135,809	42	17,054,557	17	4,972,981	227	79,706,820
	11.18%	10.1724%	0.86%	0.5848%	3.01%	3.1807%	1.22%	0.9275%	16.27%	14.8653%

30+	156	54,543,473	12	3,135,809	42	17,054,557	17	4,972,981	227	79,706,820
	11.18%	10.1724%	0.86%	0.5848%	3.01%	3.1807%	1.22%	0.9275%	16.27%	14.8653%

60+	86	31,143,409	11	2,968,209	42	17,054,557	17	4,972,981	156	56,139,156
	6.16%	5.8083%	0.79%	0.5536%	3.01%	3.1807%	1.22%	0.9275%	11.18%	10.4700%

90+	49	19,983,369	10	2,817,909	42	17,054,557	17	4,972,981	118	44,828,816
	3.51%	3.7269%	0.72%	0.5255%	3.01%	3.1807%	1.22%	0.9275%	8.46%	8.3606%

120+	23	8,848,145	9	2,443,159	42	17,054,557	17	4,972,981	91	33,318,843
	1.65%	1.6502%	0.65%	0.4556%	3.01%	3.1807%	1.22%	0.9275%	6.52%	6.2140%

150+	9	3,442,767	9	2,443,159	41	16,928,958	17	4,972,981	76	27,787,865
	0.65%	0.6421%	0.65%	0.4556%	2.94%	3.1573%	1.22%	0.9275%	5.45%	5.1824%

180+	6	2,207,745	7	2,018,729	36	15,265,549	17	4,972,981	66	24,465,004
	0.43%	0.4117%	0.50%	0.3765%	2.58%	2.8470%	1.22%	0.9275%	4.73%	4.5627%

270+	1	274,757	2	978,000	8	3,184,509	14	4,389,531	25	8,826,797
	0.07%	0.0512%	0.14%	0.1824%	0.57%	0.5939%	1.00%	0.8186%	1.79%	1.6462%

360+	0	0	0	0	0	0	5	272,729	5	272,729
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.36%	0.0509%	0.36%	0.0509%

Group 1 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	10	6,676,662	0	0	0	0	0	0	10	6,676,662
	3.51%	3.9642%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	3.51%	3.9642%

60 - 89	5	2,348,552	0	0	0	0	0	0	5	2,348,552
	1.75%	1.3944%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.75%	1.3944%

90 - 119	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

120 - 149	1	704,000	0	0	0	0	0	0	1	704,000
	0.35%	0.4180%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.35%	0.4180%

150 - 179	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

180 - 269	0	0	0	0	2	1,048,000	0	0	2	1,048,000
	0.00%	0.0000%	0.00%	0.0000%	0.70%	0.6222%	0.00%	0.0000%	0.70%	0.6222%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	5	272,729	5	272,729
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.75%	0.1619%	1.75%	0.1619%

Total	16	9,729,214	0	0	2	1,048,000	5	272,729	23	11,049,943
	5.61%	5.7767%	0.00%	0.0000%	0.70%	0.6222%	1.75%	0.1619%	8.07%	6.5608%

30+	16	9,729,214	0	0	2	1,048,000	5	272,729	23	11,049,943
	5.61%	5.7767%	0.00%	0.0000%	0.70%	0.6222%	1.75%	0.1619%	8.07%	6.5608%

60+	6	3,052,552	0	0	2	1,048,000	5	272,729	13	4,373,281
	2.11%	1.8124%	0.00%	0.0000%	0.70%	0.6222%	1.75%	0.1619%	4.56%	2.5966%

90+	1	704,000	0	0	2	1,048,000	5	272,729	8	2,024,729
	0.35%	0.4180%	0.00%	0.0000%	0.70%	0.6222%	1.75%	0.1619%	2.81%	1.2022%

120+	1	704,000	0	0	2	1,048,000	5	272,729	8	2,024,729
	0.35%	0.4180%	0.00%	0.0000%	0.70%	0.6222%	1.75%	0.1619%	2.81%	1.2022%

150+	0	0	0	0	2	1,048,000	5	272,729	7	1,320,729
	0.00%	0.0000%	0.00%	0.0000%	0.70%	0.6222%	1.75%	0.1619%	2.46%	0.7842%

180+	0	0	0	0	2	1,048,000	5	272,729	7	1,320,729
	0.00%	0.0000%	0.00%	0.0000%	0.70%	0.6222%	1.75%	0.1619%	2.46%	0.7842%

270+	0	0	0	0	0	0	5	272,729	5	272,729
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.75%	0.1619%	1.75%	0.1619%

360+	0	0	0	0	0	0	5	272,729	5	272,729
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.75%	0.1619%	1.75%	0.1619%

Group 2 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	20	6,577,311	0	0	0	0	0	0	20	6,577,311
	4.36%	3.5723%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	4.36%	3.5723%

60 - 89	6	1,655,348	0	0	0	0	0	0	6	1,655,348
	1.31%	0.8991%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.31%	0.8991%

90 - 119	6	2,029,817	0	0	0	0	0	0	6	2,029,817
	1.31%	1.1024%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.31%	1.1024%

120 - 149	3	1,495,157	0	0	0	0	0	0	3	1,495,157
	0.65%	0.8121%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.65%	0.8121%

150 - 179	2	759,021	0	0	4	1,339,912	0	0	6	2,098,933
	0.44%	0.4122%	0.00%	0.0000%	0.87%	0.7277%	0.00%	0.0000%	1.31%	1.1400%

180 - 269	2	1,066,400	1	276,000	8	5,411,920	2	462,400	13	7,216,720
	0.44%	0.5792%	0.22%	0.1499%	1.74%	2.9394%	0.44%	0.2511%	2.83%	3.9196%

270 - 359	0	0	2	978,000	4	2,233,500	2	2,072,000	8	5,283,500
	0.00%	0.0000%	0.44%	0.5312%	0.87%	1.2131%	0.44%	1.1254%	1.74%	2.8696%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	39	13,583,054	3	1,254,000	16	8,985,332	4	2,534,400	62	26,356,786
	8.50%	7.3773%	0.65%	0.6811%	3.49%	4.8802%	0.87%	1.3765%	13.51%	14.3150%

30+	39	13,583,054	3	1,254,000	16	8,985,332	4	2,534,400	62	26,356,786
	8.50%	7.3773%	0.65%	0.6811%	3.49%	4.8802%	0.87%	1.3765%	13.51%	14.3150%

60+	19	7,005,743	3	1,254,000	16	8,985,332	4	2,534,400	42	19,779,475
	4.14%	3.8050%	0.65%	0.6811%	3.49%	4.8802%	0.87%	1.3765%	9.15%	10.7427%

90+	13	5,350,395	3	1,254,000	16	8,985,332	4	2,534,400	36	18,124,127
	2.83%	2.9059%	0.65%	0.6811%	3.49%	4.8802%	0.87%	1.3765%	7.84%	9.8437%

120+	7	3,320,578	3	1,254,000	16	8,985,332	4	2,534,400	30	16,094,310
	1.53%	1.8035%	0.65%	0.6811%	3.49%	4.8802%	0.87%	1.3765%	6.54%	8.7412%

150+	4	1,825,421	3	1,254,000	16	8,985,332	4	2,534,400	27	14,599,153
	0.87%	0.9914%	0.65%	0.6811%	3.49%	4.8802%	0.87%	1.3765%	5.88%	7.9292%

180+	2	1,066,400	3	1,254,000	12	7,645,420	4	2,534,400	21	12,500,220
	0.44%	0.5792%	0.65%	0.6811%	2.61%	4.1524%	0.87%	1.3765%	4.58%	6.7892%

270+	0	0	2	978,000	4	2,233,500	2	2,072,000	8	5,283,500
	0.00%	0.0000%	0.44%	0.5312%	0.87%	1.2131%	0.44%	1.1254%	1.74%	2.8696%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Group 3 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	40	10,146,091	1	167,600	0	0	0	0	41	10,313,691
	6.14%	5.5247%	0.15%	0.0913%	0.00%	0.0000%	0.00%	0.0000%	6.30%	5.6160%

60 - 89	26	7,156,140	1	150,300	0	0	0	0	27	7,306,440
	3.99%	3.8966%	0.15%	0.0818%	0.00%	0.0000%	0.00%	0.0000%	4.15%	3.9785%

90 - 119	20	9,105,407	1	374,750	0	0	0	0	21	9,480,156
	3.07%	4.9580%	0.15%	0.2041%	0.00%	0.0000%	0.00%	0.0000%	3.23%	5.1621%

120 - 149	10	3,206,221	0	0	1	125,600	0	0	11	3,331,821
	1.54%	1.7458%	0.00%	0.0000%	0.15%	0.0684%	0.00%	0.0000%	1.69%	1.8142%

150 - 179	1	476,000	2	424,431	1	323,497	0	0	4	1,223,928
	0.15%	0.2592%	0.31%	0.2311%	0.15%	0.1761%	0.00%	0.0000%	0.61%	0.6664%

180 - 269	3	866,588	4	764,729	18	5,621,120	1	121,050	26	7,373,487
	0.46%	0.4719%	0.61%	0.4164%	2.76%	3.0608%	0.15%	0.0659%	3.99%	4.0150%

270 - 359	1	274,757	0	0	4	951,009	7	2,044,803	12	3,270,569
	0.15%	0.1496%	0.00%	0.0000%	0.61%	0.5178%	1.08%	1.1134%	1.84%	1.7809%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	101	31,231,205	9	1,881,809	24	7,021,226	8	2,165,852	142	42,300,092
	15.51%	17.0058%	1.38%	1.0247%	3.69%	3.8232%	1.23%	1.1793%	21.81%	23.0330%

30+	101	31,231,205	9	1,881,809	24	7,021,226	8	2,165,852	142	42,300,092
	15.51%	17.0058%	1.38%	1.0247%	3.69%	3.8232%	1.23%	1.1793%	21.81%	23.0330%

60+	61	21,085,114	8	1,714,209	24	7,021,226	8	2,165,852	101	31,986,401
	9.37%	11.4811%	1.23%	0.9334%	3.69%	3.8232%	1.23%	1.1793%	15.51%	17.4170%

90+	35	13,928,974	7	1,563,909	24	7,021,226	8	2,165,852	74	24,679,961
	5.38%	7.5845%	1.08%	0.8516%	3.69%	3.8232%	1.23%	1.1793%	11.37%	13.4386%

120+	15	4,823,567	6	1,189,159	24	7,021,226	8	2,165,852	53	15,199,804
	2.30%	2.6265%	0.92%	0.6475%	3.69%	3.8232%	1.23%	1.1793%	8.14%	8.2765%

150+	5	1,617,346	6	1,189,159	23	6,895,626	8	2,165,852	42	11,867,983
	0.77%	0.8807%	0.92%	0.6475%	3.53%	3.7548%	1.23%	1.1793%	6.45%	6.4623%

180+	4	1,141,346	4	764,729	22	6,572,129	8	2,165,852	38	10,644,055
	0.61%	0.6215%	0.61%	0.4164%	3.38%	3.5786%	1.23%	1.1793%	5.84%	5.7958%

270+	1	274,757	0	0	4	951,009	7	2,044,803	12	3,270,569
	0.15%	0.1496%	0.00%	0.0000%	0.61%	0.5178%	1.08%	1.1134%	1.84%	1.7809%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

All Groups - Historical Delinquency Information

Loan Status	1/25/2008
30 - 59	#	Balance
	70	23,400,064
	5.02%	4.3641%

60 - 89	37	11,160,040
	2.65%	2.0813%

90 - 119	26	11,135,223
	1.86%	2.0767%

120 - 149	14	5,405,379
	1.00%	1.0081%

150 - 179	3	1,235,021
	0.22%	0.2303%

180 - 269	5	1,932,988
	0.36%	0.3605%

270 - 359	1	274,757
	0.07%	0.0512%

360+	0	0
	0.00%	0.0000%

Total Delinquent Loans	156	54,543,473
	11.18%	10.1724%

Total Bankruptcies	12	3,135,809
	0.86%	0.5848%

Total Foreclosures	42	17,054,557
	3.01%	3.1807%

Total REOs	17	4,972,981
	1.22%	0.9275%

Total BK, FC & REO	71	25,163,347
	5.09%	4.6930%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	227	79,706,820
	16.27%	14.8653%

60+	156	56,139,156
	11.18%	10.4700%

90+	118	44,828,816
	8.46%	8.3606%

120+	91	33,318,843
	6.52%	6.2140%

150+	76	27,787,865
	5.45%	5.1824%

180+	66	24,465,004
	4.73%	4.5627%

270+	25	8,826,797
	1.79%	1.6462%

360+	5	272,729
	0.36%	0.0509%

Group 1 - Historical Delinquency Information

Loan Status	1/25/2008
30 - 59	#	Balance
	10	6,676,662
	3.51%	3.9642%

60 - 89	5	2,348,552
	1.75%	1.3944%

90 - 119	0	0
	0.00%	0.0000%

120 - 149	1	704,000
	0.35%	0.4180%

150 - 179	0	0
	0.00%	0.0000%

180 - 269	0	0
	0.00%	0.0000%

270 - 359	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Total Delinquent Loans	16	9,729,214
	5.61%	5.7767%

Total Bankruptcies	0	0
	0.00%	0.0000%

Total Foreclosures	2	1,048,000
	0.70%	0.6222%

Total REOs	5	272,729
	1.75%	0.1619%

Total BK, FC & REO	7	1,320,729
	2.46%	0.7842%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	23	11,049,943
	8.07%	6.5608%

60+	13	4,373,281
	4.56%	2.5966%

90+	8	2,024,729
	2.81%	1.2022%

120+	8	2,024,729
	2.81%	1.2022%

150+	7	1,320,729
	2.46%	0.7842%

180+	7	1,320,729
	2.46%	0.7842%

270+	5	272,729
	1.75%	0.1619%

360+	5	272,729
	1.75%	0.1619%

Group 2 - Historical Delinquency Information

Loan Status	1/25/2008
30 - 59	#	Balance
	20	6,577,311
	4.36%	3.5723%

60 - 89	6	1,655,348
	1.31%	0.8991%

90 - 119	6	2,029,817
	1.31%	1.1024%

120 - 149	3	1,495,157
	0.65%	0.8121%

150 - 179	2	759,021
	0.44%	0.4122%

180 - 269	2	1,066,400
	0.44%	0.5792%

270 - 359	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Total Delinquent Loans	39	13,583,054
	8.50%	7.3773%

Total Bankruptcies	3	1,254,000
	0.65%	0.6811%

Total Foreclosures	16	8,985,332
	3.49%	4.8802%

Total REOs	4	2,534,400
	0.87%	1.3765%

Total BK, FC & REO	23	12,773,732
	5.01%	6.9377%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	62	26,356,786
	13.51%	14.3150%

60+	42	19,779,475
	9.15%	10.7427%

90+	36	18,124,127
	7.84%	9.8437%

120+	30	16,094,310
	6.54%	8.7412%

150+	27	14,599,153
	5.88%	7.9292%

180+	21	12,500,220
	4.58%	6.7892%

270+	8	5,283,500
	1.74%	2.8696%

360+	0	0
	0.00%	0.0000%

Group 3 - Historical Delinquency Information

Loan Status	1/25/2008
30 - 59	#	Balance
	40	10,146,091
	6.14%	5.5247%

60 - 89	26	7,156,140
	3.99%	3.8966%

90 - 119	20	9,105,407
	3.07%	4.9580%

120 - 149	10	3,206,221
	1.54%	1.7458%

150 - 179	1	476,000
	0.15%	0.2592%

180 - 269	3	866,588
	0.46%	0.4719%

270 - 359	1	274,757
	0.15%	0.1496%

360+	0	0
	0.00%	0.0000%

Total Delinquent Loans	101	31,231,205
	15.51%	17.0058%

Total Bankruptcies	9	1,881,809
	1.38%	1.0247%

Total Foreclosures	24	7,021,226
	3.69%	3.8232%

Total REOs	8	2,165,852
	1.23%	1.1793%

Total BK, FC & REO	41	11,068,887
	6.30%	6.0272%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	142	42,300,092
	21.81%	23.0330%

60+	101	31,986,401
	15.51%	17.4170%

90+	74	24,679,961
	11.37%	13.4386%

120+	53	15,199,804
	8.14%	8.2765%

150+	42	11,867,983
	6.45%	6.4623%

180+	38	10,644,055
	5.84%	5.7958%

270+	12	3,270,569
	1.84%	1.7809%

360+	0	0
	0.00%	0.0000%

Realized Loss Detail

	Realized Losses

						Group I	Group II	Group III	Total
	Current Period Realized Losses					-	-	54,451.05	54,451.05
	Cumulative Realized Losses					-	190.00	156,797.90	156,987.90
	Total Liquidated Loan Balance					-	-	220,383.01	220,383.01
	Total Liquidated Proceeds					-	-	165,931.96	165,931.96
	Subsequent Recoveries					-	-	(102,041.85)	(102,041.85)
	Monthly Default Rate					0.00000%	0.00000%	0.00000%
	Conditional Default Rate					0.00000%	0.00000%	0.00000%

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

				N/A

Group II

				N/A

Group III

150275498				101,500.00	87,768.98	13,731.02
155499541				118,883.01	78,162.98	40,720.03

Servicer Remittance Summary

	Interest Remittance Amount

						Group I	Group II	Group III	Total
	Scheduled Interest Collected					901,392.72	1,082,038.70	1,117,100.81	3,100,532.24
	Plus: Compensating Interest					-	1,069.29	778.27	1,847.56
	Plus: Seller Shortfall Interest Requirement					-	-	-	-
	Less: Servicing Fees					28,919.81	33,070.06	34,774.75	96,764.62
	Less: Mortgage Insurance Premium (PMI)					257.23	283.81	6,761.80	7,302.84
	Total Interest Remittance Amount					872,215.68	1,049,754.13	1,076,342.53	2,998,312.34

	Principal Remittance Amount

						Group I	Group II	Group III	Total
	Scheduled Principal					101,810.26	88,153.09	89,382.71	279,346.06
	Curtailment Principal					48,522.96	6,035.49	(17,989.16)	36,569.29
	Paid in Full Principal					485,000.00	887,669.79	591,887.03	1,964,556.82
	Repurchased Principal					-	-	-	-
	Liquidation Principal					-	-	165,931.96	165,931.96
	Subsequent Recoveries					-	-	(102,041.85)	(102,041.85)
	Less: Non-Recoverable Principal Advances relating to Principal					-	-	-	-
	Total Principal Remittance Amount					635,333.22	981,858.37	727,170.69	2,344,362.28

	Prepayment Charge					-	-	-	-
	Other Amounts Required					-	-	-	-
	Total Other Remittance					-	-	-	-

	Total Servicer Remittance					1,507,548.90	2,031,612.50	1,803,513.22	5,342,674.62

Distributable Amounts

	Principal Distribution Amount

						Group I	Group II	Group III	Total
	Principal Remittance Amount					635,333.22	981,858.37	727,170.69	2,344,362.28
	Extra Principal Distribution Amount					-	-	156,492.90	156,492.90
	Supplemental Loan Deposit					-	-	-	-
	Less: OC Reduction					-	-	-	-
	Principal Distribution Amount					635,333.22	981,858.37	883,663.59	2,500,855.18

	Interest Funds

						Group I	Group II	Group III	Total
	Interest Remittance					872,215.68	1,049,754.13	1,076,342.53	2,998,312.34
	Less: Trustee Fee					1,267.94	1,388.26	1,384.00	4,040.20
	Interest Funds					870,947.74	1,048,365.87	1,074,958.53	2,994,272.14

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								5,342,674.62
	Investment Income								1.39
	Corridor Proceeds								-
	Supplemental Loan Deposit								-
	Carryover Reserve Fund withdrawal from Initial Deposit								-
	Principal Reserve Fund withdrawal from Initial Deposit								-
	Other Amounts								-
	Total Available								5,342,676.01

	Distribution Payments

	Trustee Fee								4,040.20
	3-A-2 Insurance Premium								3,828.81
	Class Payments								5,334,807.00
	Total Payments								5,342,676.01

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposit								5,342,676.01
	Withdrawal								5,342,676.01
	Ending Balance								-

	Carryover Reserve Account

	Beginning Balance								1,000.00
	Deposits								-
	Withdrawals								-
	Ending Balance								1,000.00

	For Details on the NRC Payment, see Interest
	Detail, page 3

	Prefunding Account

	Beginning Balance								-
	Deposit								-
	Withdrawal								-
	Ending Balance								-

	Capitalized Interest Account

	Beginning Balance								-
	Deposits								-
	Withdrawals								-
	Ending Balance								-

	Corridor Contract Reserve Fund

	Beginning Balance								1,370.37
	Deposit								-
	Withdrawal								-
	Ending Balance								1,370.37

	Exchangeable Certificates Distribution
	Account

	Beginnning Balance								-
	Deposit								-
	Withdrawal								-
	Ending Balance								-

	Principal Reserve Account

	Beginning Balance								100.00
	Deposit								-
	Withdrawal								-
	Ending Balance								100.00

Yield Supplemental Amount Details

	One-Month Libor Rate								4.86500%

	Yield Supplemental Amounts

Class				Beginning Balance	Current Period Amount	Amount Paid	Ending Amount
2A1				-	-	-	-
2A6				-	-	-	-
Total				--	--	--	--

	Corridor Contract Amounts Available

Contract				Beginning Amount	Current Period Amount	Ending Amount
2A1				-	-	-
2A6				-	-	-
Total				--	--	--

Net Rate Carryover Details

	Net Rate Cap Details

	Libor Rate								4.86500%
	Net Rate Cap								6.94996%

Class				Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount
3A1				-	-	-	-	-
3A2				-	-	-	-	-
3A3				-	-	-	-	-
3A4				-	-	-	-	-
3A5				-	-	-	-	-
3M1				-	-	-	-	-
3M2				-	-	-	-	-
3M3				-	-	-	-	-
3B				-	-	-	-	-
Total				--	--	--	--	--

Senior Principal Distribution Amounts

	Group 1 PO Principal Amounts

	Beginning PO Balance					134,537.65
	PO Scheduled Principal					171.48
	PO Prepayments & Recoveries					0.38
	PO Liquidation Principal					-
	PO Principal Loss					-
	Ending PO Balance					134,365.79

	Group 1 NON-PO Principal Amounts

	Beginning Non-PO Balance					168,923,812.64
	Non-PO Scheduled Principal					101,638.78
	Non-PO Prepayments & Recoveries					533,522.58
	Non-PO Liquidation Principal					-
	Non-PO Principal Loss					-
	Ending Non-PO Balance					168,288,651.28

	Group 2 PO Principal Amounts

	Beginning PO Balance						9,630.77
	PO Scheduled Principal						10.31
	PO Prepayments & Recoveries						25.26
	PO Liquidation Principal						-
	PO Principal Loss						-
	Ending PO Balance						9,595.20

	Group 2 NON-PO Principal Amounts

	Beginning Non-PO Balance						185,091,723.77
	Non-PO Scheduled Principal						88,142.78
	Non-PO Prepayments & Recoveries						893,680.02
	Non-PO Liquidation Principal						-
	Non-PO Principal Loss						-
	Ending Non-PO Balance						184,109,900.97

Principal Distribution Amounts

	Group 1 Senior and Subordinate Percentages

	Senior Percentage Original					93.24467%
	Senior Prepayment Percentage Original					100.00000%
	Senior Percentage					92.62850%
	Senior Prepayment Percentage					100.00000%
	Subordinate Percentages					7.37150%
	Subordinate Prepayment Percentage					0.00000%

	Group 1 Principal Distribution Amounts

	Senior Principal Distribution Amount					627,669.06
	Subordinate Principal Distribution Amount					7,492.30
	PO Principal Distribution Amount					-
	Total Principal Distribution Amount					635,161.36

	Group 2 Senior and Subordinate Percentages

	Senior Percentage Original						93.24877%
	Senior Prepayment Percentage Original						100.00000%
	Senior Percentage						92.59579%
	Senior Prepayment Percentage						100.00000%
	Subordinate Percentages						7.40421%
	Subordinate Prepayment Percentage						0.00000%

	Group 2 Principal Distribution Amounts

	Senior Principal Distribution Amount						975,296.52
	Subordinate Principal Distribution Amount						6,526.28
	PO Principal Distribution Amount						-
	Total Principal Distribution Amount						981,822.80

Credit Enhancements

	Overcollateralization Details

	OC Prior								3,087,248.52
	OC Floor								995,886.62
	OC Target								3,087,248.52
	OC Deficiency								-
	OC Reduction								-
	OC Ending								3,087,248.52

	Application of Excess Cashflow

	Excess Cashflow available after application of interest payments								190,269.60
	Plus: OC Reduction Amount								-
	Plus: Carryover Reserve Fund earnings								-
	Less: Extra Principal Distribution Amount								156,492.90
	Less: Unpaid Realized Loss Amount								-
	Less: Interest Carryforward Amount								-
	Less: Carryover Shortfalls Paid								-
	Less: Transfer to Carryover Shortfall Reserve to replenish initial deposit								-
	Remaining Excess Cashflow available to Residual Class								33,776.70

Trigger Event Details

	Delinquency Trigger Test

	Current Month								31,986,400.64
	1 Month Prior								28,567,272.26
	2 Months Prior								22,011,702.98

	Three-month Rolling Delinquency Rate								14.91813%
	Senior Enhancement Percentage								8.95893%
	Specified Delinquency Rate Trigger								3.78067%

	Is Delinquency Trigger Event in Effect?							NO

	Delinquency Trigger Event applicable only on
	or after the Step-Down Date

	Cumulative Loss Trigger Test

	Cumulative Loss Percentage								0.07872%
	Specified Cumulative Loss Percentage								100.00000%

	Is Cumulative Loss Trigger Event in Effect?							NO

	Cumulative Loss Trigger Event applicable
	only on or after the Step-Down Date

	Is Trigger Event in Effect?							NO

Stepdown Date Details

	Balance of Group 3 Senior Notes ( after application of Principal Remittance Amount )								167,274,220.54
	Threshold Balance of Group 3 Senior Notes to trigger Stepdown Date								153,164,080.12
	Has the 3rd Anniversary Distribution Date occured?							NO
	Has the Balance of Group 3 Senior Notes been reduced to zero?							NO

	Has Stepdown Date been reached?							NO

	Subordination

Credit Support			Original	Current
Class A			1,822,703,080.07	1,693,466,034.11
Class A Percentage			97.856215%	97.715722%

Class 3M1			4,282,000.00	4,282,000.00
Class 3M1 Percentage			0.229890%	0.247078%

Class 3M2			2,888,000.00	2,888,000.00
Class 3M2 Percentage			0.155049%	0.166642%

Class 3M3			4,582,000.00	4,582,000.00
Class 3M3 Percentage			0.245996%	0.264389%

Class 3B			1,693,000.00	1,693,000.00
Class 3B Percentage			0.090893%	0.097689%

Class M			13,144,500.00	12,974,323.05
Class M Percentage			0.705694%	0.748639%

Class B1			4,905,000.00	4,841,496.79
Class B1 Percentage			0.263337%	0.279362%

Class B2			3,139,000.00	3,098,360.53
Class B2 Percentage			0.168525%	0.178780%

Class B3			2,158,100.00	2,130,159.88
Class B3 Percentage			0.115863%	0.122914%

Class B4			1,765,700.00	1,742,840.14
Class B4 Percentage			0.094796%	0.100565%

Class B5			1,373,565.00	1,355,592.67
Class B5 Percentage			0.073743%	0.078220%

Prepayment Loan Details

	Prepayment Penalties								-

Loan ID				Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

156911037				488,000.00	1/10/2008	-	IL	6.500	12	Paid in Full

Group II

131645437				427,717.00	12/19/2007	-	WA	7.500	14	Paid in Full
155628444				99,224.87	1/2/2008	-	PA	8.375	13	Paid in Full
155514711				146,160.01	1/3/2008	-	TX	6.375	14	Paid in Full
142227412				214,802.68	1/15/2008	-	FL	6.875	19	Paid in Full

Group III

155517640				215,408.68	12/18/2007	-	WA	6.625	13	Paid in Full
155628180				376,737.31	12/28/2007	-	NJ	8.375	14	Paid in Full

Stratification Tables

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	1.404	165,504.62	0.098
50,000.00	-	75,000.00	0	0.000	-	0.000
75,000.00	-	100,000.00	3	1.053	270,285.34	0.160
100,000.00	-	125,000.00	7	2.456	796,542.76	0.473
125,000.00	-	150,000.00	7	2.456	987,856.36	0.587
150,000.00	-	175,000.00	7	2.456	1,132,966.12	0.673
175,000.00	-	200,000.00	7	2.456	1,320,395.27	0.784
200,000.00	-	225,000.00	3	1.053	645,509.16	0.383
225,000.00	-	250,000.00	10	3.509	2,392,756.60	1.421
250,000.00	-	275,000.00	5	1.754	1,331,341.78	0.790
275,000.00	-	300,000.00	6	2.105	1,760,541.86	1.045
300,000.00	-	325,000.00	5	1.754	1,554,709.24	0.923
325,000.00	-	350,000.00	3	1.053	1,035,897.88	0.615
350,000.00	-	375,000.00	2	0.702	741,591.88	0.440
375,000.00	-	400,000.00	2	0.702	791,797.94	0.470
400,000.00	-	425,000.00	8	2.807	3,307,872.76	1.964
425,000.00	-	450,000.00	27	9.474	11,879,135.27	7.053
450,000.00	-	475,000.00	13	4.561	6,015,616.10	3.572
475,000.00	-	500,000.00	23	8.070	11,165,974.21	6.630
500,000.00	-	525,000.00	20	7.018	10,248,770.49	6.085
525,000.00	-	550,000.00	8	2.807	4,287,521.17	2.546
550,000.00	-	575,000.00	11	3.860	6,214,892.71	3.690
575,000.00	-	600,000.00	10	3.509	5,889,028.34	3.497
600,000.00	-	625,000.00	6	2.105	3,656,277.64	2.171
625,000.00	-	650,000.00	10	3.509	6,416,392.60	3.810
650,000.00	-	675,000.00	4	1.404	2,653,144.55	1.575
675,000.00	-	700,000.00	8	2.807	5,550,632.94	3.296
700,000.00	-	725,000.00	6	2.105	4,278,068.57	2.540
725,000.00	-	750,000.00	4	1.404	2,945,710.37	1.749
750,000.00	-	775,000.00	2	0.702	1,521,325.10	0.903
775,000.00	-	800,000.00	7	2.456	5,537,661.91	3.288
>		800,000.00	47	16.491	61,927,295.53	36.769
		Wgt Ave / Total:	285	100.000	168,423,017.07	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	8	1.743	334,994.90	0.182
50,000.00	-	75,000.00	25	5.447	1,518,767.66	0.825
75,000.00	-	100,000.00	20	4.357	1,776,483.05	0.965
100,000.00	-	125,000.00	14	3.050	1,552,420.80	0.843
125,000.00	-	150,000.00	26	5.664	3,560,182.62	1.934
150,000.00	-	175,000.00	22	4.793	3,580,375.58	1.945
175,000.00	-	200,000.00	37	8.061	6,906,803.14	3.751
200,000.00	-	225,000.00	27	5.882	5,728,806.43	3.111
225,000.00	-	250,000.00	21	4.575	4,961,723.81	2.695
250,000.00	-	275,000.00	22	4.793	5,753,343.03	3.125
275,000.00	-	300,000.00	19	4.139	5,484,622.91	2.979
300,000.00	-	325,000.00	3	0.654	934,968.97	0.508
325,000.00	-	350,000.00	6	1.307	2,039,006.79	1.107
350,000.00	-	375,000.00	8	1.743	2,885,490.34	1.567
375,000.00	-	400,000.00	10	2.179	3,859,843.74	2.096
400,000.00	-	425,000.00	5	1.089	2,095,592.25	1.138
425,000.00	-	450,000.00	17	3.704	7,452,077.92	4.047
450,000.00	-	475,000.00	20	4.357	9,299,103.48	5.051
475,000.00	-	500,000.00	20	4.357	9,797,304.96	5.321
500,000.00	-	525,000.00	13	2.832	6,662,234.16	3.618
525,000.00	-	550,000.00	13	2.832	6,986,752.91	3.795
550,000.00	-	575,000.00	12	2.614	6,745,438.13	3.664
575,000.00	-	600,000.00	8	1.743	4,702,197.26	2.554
600,000.00	-	625,000.00	5	1.089	3,055,710.54	1.660
625,000.00	-	650,000.00	14	3.050	8,985,507.87	4.880
650,000.00	-	675,000.00	2	0.436	1,311,524.82	0.712
675,000.00	-	700,000.00	4	0.871	2,755,212.28	1.496
700,000.00	-	725,000.00	4	0.871	2,852,194.33	1.549
725,000.00	-	750,000.00	5	1.089	3,668,781.19	1.993
750,000.00	-	775,000.00	4	0.871	3,065,242.93	1.665
775,000.00	-	800,000.00	3	0.654	2,368,249.27	1.286
>		800,000.00	42	9.150	51,438,538.10	27.938
		Wgt Ave / Total:	459	100.000	184,119,496.17	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	7	1.075	324,797.51	0.177
50,000.00	-	75,000.00	28	4.301	1,736,152.65	0.945
75,000.00	-	100,000.00	46	7.066	4,113,216.96	2.240
100,000.00	-	125,000.00	86	13.210	9,738,297.68	5.303
125,000.00	-	150,000.00	63	9.677	8,619,031.19	4.693
150,000.00	-	175,000.00	49	7.527	7,949,310.78	4.329
175,000.00	-	200,000.00	43	6.605	8,073,171.75	4.396
200,000.00	-	225,000.00	32	4.916	6,800,671.01	3.703
225,000.00	-	250,000.00	25	3.840	5,953,953.92	3.242
250,000.00	-	275,000.00	18	2.765	4,736,368.54	2.579
275,000.00	-	300,000.00	27	4.147	7,776,657.64	4.234
300,000.00	-	325,000.00	25	3.840	7,838,306.16	4.268
325,000.00	-	350,000.00	21	3.226	7,037,218.94	3.832
350,000.00	-	375,000.00	12	1.843	4,357,235.09	2.373
375,000.00	-	400,000.00	16	2.458	6,197,375.49	3.375
400,000.00	-	425,000.00	8	1.229	3,330,395.56	1.813
425,000.00	-	450,000.00	16	2.458	7,023,589.26	3.824
450,000.00	-	475,000.00	19	2.919	8,751,358.09	4.765
475,000.00	-	500,000.00	28	4.301	13,583,031.52	7.396
500,000.00	-	525,000.00	11	1.690	5,687,040.21	3.097
525,000.00	-	550,000.00	11	1.690	5,927,393.85	3.228
550,000.00	-	575,000.00	9	1.382	5,064,458.78	2.758
575,000.00	-	600,000.00	4	0.614	2,330,315.39	1.269
600,000.00	-	625,000.00	3	0.461	1,826,522.20	0.995
625,000.00	-	650,000.00	8	1.229	5,133,276.52	2.795
650,000.00	-	675,000.00	2	0.307	1,333,300.61	0.726
675,000.00	-	700,000.00	5	0.768	3,465,249.38	1.887
700,000.00	-	725,000.00	1	0.154	721,644.60	0.393
725,000.00	-	750,000.00	1	0.154	742,500.00	0.404
750,000.00	-	775,000.00	1	0.154	764,344.91	0.416
775,000.00	-	800,000.00	2	0.307	1,579,717.73	0.860
>		800,000.00	24	3.687	25,134,072.24	13.686
		Wgt Ave / Total:	651	100.000	183,649,976.16	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	1	0.351	198,293.39	0.118
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	22	7.719	10,073,548.47	5.981
6.0	-	6.5	195	68.421	124,333,209.61	73.822
6.5	-	7.0	57	20.000	32,113,647.21	19.067
7.0	-	7.5	3	1.053	910,167.94	0.540
7.5	-	8.0	2	0.702	521,421.83	0.310
8.0	-	8.5	0	0.000	-	0.000
8.5	-	9.0	5	1.754	272,728.62	0.162
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	285	100.000	168,423,017.07	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	59	12.854	24,786,523.10	13.462
6.5	-	7.0	194	42.266	96,999,139.39	52.683
7.0	-	7.5	110	23.965	37,881,082.81	20.574
7.5	-	8.0	51	11.111	14,374,495.94	7.807
8.0	-	8.5	36	7.843	8,797,694.28	4.778
8.5	-	9.0	9	1.961	1,280,560.65	0.696
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	459	100.000	184,119,496.17	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	4	0.614	1,922,895.47	1.047
5.5	-	6.0	23	3.533	10,704,035.22	5.828
6.0	-	6.5	35	5.376	15,936,415.39	8.678
6.5	-	7.0	131	20.123	45,259,034.84	24.644
7.0	-	7.5	189	29.032	49,879,958.37	27.160
7.5	-	8.0	149	22.888	32,983,329.79	17.960
8.0	-	8.5	72	11.060	17,415,228.46	9.483
8.5	-	9.0	39	5.991	7,131,244.45	3.883
9.0	-	9.5	5	0.768	1,414,467.78	0.770
9.5	-	10.0	3	0.461	927,850.93	0.505
10.0	-	10.5	1	0.154	75,515.46	0.041
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	651	100.000	183,649,976.16	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	112	39.298	75,115,098.05	44.599
		FL	22	7.719	10,944,010.35	6.498
		AZ	12	4.211	5,327,956.38	3.163
		VA	10	3.509	5,432,113.23	3.225
		WA	9	3.158	4,525,237.58	2.687
		CO	8	2.807	3,959,571.10	2.351
		Others	112	39.298	63,119,030.38	37.476
		Wgt Ave / Total:	285	100.000	168,423,017.07	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	111	24.183	60,406,507.92	32.808
		FL	76	16.558	19,680,904.59	10.689
		AZ	27	5.882	7,962,212.81	4.324
		VA	17	3.704	8,078,499.02	4.388
		WA	10	2.179	3,876,838.98	2.106
		CO	14	3.050	8,164,594.51	4.434
		Others	204	44.444	75,949,938.34	41.250
		Wgt Ave / Total:	459	100.000	184,119,496.17	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	64	9.831	34,370,707.44	18.715
		FL	92	14.132	22,673,370.86	12.346
		AZ	7	1.075	1,192,329.69	0.649
		VA	25	3.840	9,243,682.17	5.033
		WA	5	0.768	1,648,245.03	0.897
		CO	8	1.229	943,954.20	0.514
		Others	450	69.124	113,577,686.77	61.845
		Wgt Ave / Total:	651	100.000	183,649,976.16	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	1	0.351	784,917.53	0.466
180	-	300	1	0.351	403,304.24	0.239
300	-	360	283	99.298	167,234,795.30	99.295
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	285	100.000	168,423,017.07	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	1	0.218	233,718.25	0.127
300	-	360	458	99.782	183,885,777.92	99.873
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	459	100.000	184,119,496.17	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	5	0.768	797,974.87	0.435
180	-	300	0	0.000	-	0.000
300	-	360	637	97.849	180,953,538.18	98.532
>		360	9	1.382	1,898,463.11	1.034
		Wgt Ave / Total:	651	100.000	183,649,976.16	100.000

ANNEX C

[Prospectus Dated July 27, 2007]

PROSPECTUS

CWALT, INC.
Depositor

Mortgage Backed Securities
(Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the securities under “Risk Factors” beginning on page 2.

The securities will represent obligations of the related trust fund only and will not represent an interest in or obligation of CWALT, Inc., any seller, servicer, or any of their affiliates.

The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by CWALT, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

•  first lien mortgage loans secured by one- to four-family residential properties;

•  mortgage loans secured by first liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units;

•  collections arising from one or more types of the loans described above which are not used to make payments on securities issued by a trust fund, including excess servicing fees and prepayment charges;

•  mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

•  mortgage-backed securities evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund and issued by entities other than Ginnie Mae, Fannie Mae or Freddie Mac.

The Securities

CWALT, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Credit Enhancement

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

July 27, 2007

Table of Contents
Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement	1
Risk Factors	2
Limited Source Of Payments — No Recourse To Sellers, Depositor Or Servicer	2
Credit Enhancement May Not Be Sufficient To Protect You From Losses	3
Nature Of Mortgages	3
Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans	7
Impact Of World Events	7
You Could Be Adversely Affected By Violations Of Environmental Laws	8
Ratings Of The Securities Do Not Assure Their Payment	9
Book-Entry Registration	10
Secondary Market For The Securities May Not Exist	10
Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities	10
The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets	11
The Trust Fund	12
General	12
The Loans	13
Agency Securities	16
Non-Agency Mortgage-Backed Securities	21
Substitution of Trust Fund Assets	23
Available Information	23
Incorporation of Certain Documents by Reference; Reports Filed with the SEC	23
Reports to Securityholders	24
Use of Proceeds	24
The Depositor	24
Loan Program	25
Underwriting Standards	25
Qualifications of Sellers	26
Representations by Sellers; Repurchases	26
Static Pool Data	27
Description of the Securities	28
General	28
Distributions on Securities	30
Advances	32
Reports to Securityholders	32
Categories of Classes of Securities	33
Indices Applicable to Floating Rate and Inverse Floating Rate Classes	36
Book-Entry Registration of Securities	39
Exchangeable Securities	42
Credit Enhancement	45
General	45
Subordination	45
Letter of Credit	46
Insurance Policies, Surety Bonds and Guaranties	46
Overcollateralization and Excess Cash Flow	47
Reserve Accounts	47
Special Hazard Insurance Policies	47
Bankruptcy Bonds	48
Pool Insurance Policies	48
Financial Instruments	50
Cross Support	50
Yield, Maturity and Prepayment Considerations	51
Prepayments on Loans	51
Prepayment Effect on Interest	51
Delays in Realization on Property; Expenses of Realization	52
Optional Purchase	52
Prepayment Standards or Models	52
Yield	53
The Agreements	53
Assignment of the Trust Fund Assets	53
Payments on Loans; Deposits to Security Account	55
Pre-Funding Account	57
Investments in Amounts Held in Accounts	58
Sub-Servicing by Sellers	59
Collection Procedures	60
Delinquency Calculation Methods	61
Hazard Insurance	61
Application of Liquidation Proceeds	63
Realization Upon Defaulted Loans	63
Servicing and Other Compensation and Payment of Expenses	66
Evidence as to Compliance	66
Certain Matters Regarding the Master Servicer and the Depositor	67
Events of Default; Rights Upon Event of Default	67
Amendment	70
Termination; Optional Termination	71
The Trustee	72
Certain Legal Aspects of the Loans	72
General	72
Foreclosure	73
Environmental Risks	75

i

Rights of Redemption	77
Anti-Deficiency Legislation and Other Limitations On Lenders	77
Due-On-Sale Clauses	78
Enforceability of Prepayment Charges and Late Payment Fees	78
Applicability of Usury Laws	79
Servicemembers Civil Relief Act	79
Other Loan Provisions and Lender Requirements	79
Consumer Protection Laws	80
Material Federal Income Tax Consequences	81
General	81
Taxation of Debt Securities	81
Taxation of the REMIC and Its Holders	86
REMIC Expenses; Single Class REMICs	86
Taxation of the REMIC	87
Taxation of Holders of Residual Interests	88
Administrative Matters	91
Tax Status as a Grantor Trust	91
Sale or Exchange	93
Miscellaneous Tax Aspects	94
New Reporting Regulations	94
Tax Treatment of Foreign Investors	94
Tax Characterization of the Trust Fund as a Partnership	96
Tax Consequences to Holders of the Notes	96
Tax Consequences to Holders of the Certificates	98
Taxation of Classes of Exchangeable Securities	101
Other Tax Considerations	102
ERISA Considerations	102
Legal Investment	106
Method of Distribution	107
Legal Matters	108
Financial Information	108
Rating	108
Index of Defined Terms	110

ii

Important Notice About Information in This Prospectus and Each
Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

If you require additional information, the mailing address of our principal executive offices is CWALT, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund — Available Information” and “— Incorporation of Certain Documents by Reference; Reports Filed with the SEC” beginning on page 23.

Risk Factors

You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source Of Payments — No Recourse To Sellers, Depositor Or Servicer
The applicable prospectus supplement may provide that securities will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWALT, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

• funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

• funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be Sufficient To Protect You From Losses
Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the related prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of the credit enhancement may be reduced, substituted for, or even eliminated so long as the rating agencies rating the securities indicate that the change in credit enhancement would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Nature Of Mortgages Cooperative Loans May Experience Relatively Higher Losses
Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings.

If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations.  If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

If there is an underlying lease of the land, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations.  If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

Declines in Property Values May Adversely Affect You	The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

• an overall decline in the residential real estate market in the areas in which they are located,

• a decline in their general condition from the failure of borrowers to maintain their property adequately, and

• natural disasters that are not covered by insurance, such as earthquakes and floods.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays in Liquidation May Adversely Affect You
Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment, to obtain sufficient proceeds to repay the loan in full.

In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

In the event that:

• the mortgaged properties fail to provide adequate security for the related loans,

• if applicable to a series as specified in the related prospectus supplement, excess cashflow (if any) and overcollateralization (if any) is insufficient to cover these shortfalls,

• if applicable to a series as specified in the related prospectus supplement, the subordination of certain classes are insufficient to cover these shortfalls, and

•  with respect to the securities with the benefit of an insurance policy as specified in the related prospectus supplement, the credit enhancement provider fails to make the required payments under the related insurance policies, you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.

Disproportionate Effect of Liquidation Expenses May Adversely Affect You
Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May Adversely Affect You
Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect loans secured by consumers’ dwellings.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•  the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•  the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•  the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•  the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

•  the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of securities. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the related seller, will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages Are Borne by You
Some of the mortgage loans held in the trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans	Multifamily lending may expose the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to

• pay for maintenance and other operating expenses of those properties,

• fund capital improvements, and

• service any mortgage loan and any other debt that may be secured by those properties.

Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We are unable to determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

Impact Of World Events
The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.

United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the “Relief Act” ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances, during an additional period thereafter.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans which would be borne by the securityholders.

You Could Be Adversely Affected By Violations Of Environmental Laws
Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on “owners” or “operators” of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an “owner” or “operator” of the related property. A property “owner” or “operator” can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under certain circumstances. If the trust were to be considered the “owner” or “operator” of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings Of The Securities Do Not Assure Their Payment
Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the rating categories which signifies investment grade by at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

• a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

• an adverse change in the financial or other condition of a credit enhancement provider, or

• a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

Book-Entry Registration Limit on Liquidity	Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge
Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions
You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Secondary Market For The Securities May Not Exist
The related prospectus supplement for each series will specify the classes in which the underwriter intends to make a secondary market, but no underwriter will have any obligation to do so. We can give no assurance that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities
Each seller and the depositor will take steps to structure the transfer of the loans held in the trust fund by the seller to the depositor as a sale. The depositor and the trust fund will take steps to structure the transfer of the loans from the depositor to the trust fund as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets
The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. In the case of a series of notes, after an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets in connection with an event of default, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index to Defined Terms” beginning on page 110.

The Trust Fund
General

The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the “Trust Fund Assets”) consisting of:

•	a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement;

•	a pool comprised of collections arising from one or more types of loans that would otherwise be eligible to be loans included in a trust fund;

•	mortgage pass-through securities (the “Agency Securities”) issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac; or

•
other mortgage pass-through certificates or collateralized mortgage obligations (the “Non-Agency Mortgage-Backed Securities”) evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund.

The pool will be created on the first day of the month of the issuance of the related series of securities or on another date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.*

The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the “Sellers”), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Loan Program — Underwriting Standards” or as otherwise described in the related prospectus supplement. See “Loan Program — Underwriting Standards.”

The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement (each, a “Pooling and Servicing Agreement”) among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a “Sale and Servicing Agreement”) between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for these services. The Pooling and Servicing Agreements and Sale and Servicing Agreements are also referred to as “Master Servicing Agreements”) in this prospectus. See “Loan Program” and “The Agreements.” With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing those loans.

*
Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term “Pass- Through Rate” will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust, statutory trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a “Trust Agreement”) between the depositor and the trustee of the trust fund.

As used herein, “Agreement” means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Sale and Servicing Agreement, as the context requires.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related Trust Fund Assets and other assets contemplated herein and specified in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor’s rights with respect to the representations and warranties. See “The Agreements — Assignment of the Trust Fund Assets.” The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under “Loan Program — Representations by Sellers; Repurchases” and “The Agreements — Sub-Servicing By Sellers” and “— Assignment of the Trust Fund Assets”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under “Description of the Securities — Advances.” The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

The following is a brief description of the assets expected to be included in the trust funds. If specific information regarding the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) after the initial issuance of the related securities (the “Detailed Description”). A copy of the Agreement with respect to each series of securities will be filed on Form 8-K after the initial issuance of the related securities and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.  A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Loans

General. Loans will consist of single family loans or multifamily loans. If so specified, the loans may include cooperative apartment loans (“cooperative loans”) secured by security interests in shares issued by private, non-profit, cooperative housing corporations (“cooperatives”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the “FHA”) or the Department of Veterans’ Affairs (the “VA”).

The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

•
Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the “Loan Rate”) for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

•
Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, which is referred to as a “balloon payment”. Principal may include interest that has been deferred and added to the principal balance of the loan.

•
Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•
The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor’s portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

The real property which secures repayment of the loans is referred to as the mortgaged properties and is collectively referred to herein as the “Properties.” The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on the Properties. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a “Primary Mortgage Insurance Policy”). The existence, extent and duration of any coverage will be described in the applicable prospectus supplement.

The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower’s mailing address.

Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units (“Single Family Properties”). Single Family Properties may include vacation and second homes, investment properties, leasehold interests and properties which are used for both residential and commercial purposes. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In those cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

•
the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of securities or another date specified in the related prospectus supplement called a cut-off date,

•
the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties or other real property),

•	the original terms to maturity of the loans,

•	the ranges of the principal balances of the loans,

•	the earliest origination date and latest maturity date of any of the loans,

•	the ranges of the Loan-to-Value Ratios of the loans at origination,

•	the Loan Rates or range of Loan Rates borne by the loans, and

•	the geographical distribution of the loans.

If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

The “Loan-to-Value Ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The “Collateral Value” of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “Refinance Loan”), will be calculated as described in the related prospectus supplement, but if there is no description in the related prospectus supplement, it is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the “Collateral Value” of the related Property will be calculated as described in the related prospectus supplement, but if there is no description in the prospectus supplement, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

We can give no assurance that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Agency Securities

Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a “fully modified pass-through” mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program.

Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders’ instructions.

Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency

Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Non-Agency Mortgage-Backed Securities

Non-Agency Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Non-Agency Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Non-Agency Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Non-Agency Mortgage-Backed Security. Mortgage loans underlying a Non-Agency Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

The issuer of the Non-Agency Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Non-Agency Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Non-Agency Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Non-Agency Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Non-Agency Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Non-Agency Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Non-Agency Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Non-Agency Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Non-Agency Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Non-Agency Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Non-Agency Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Non-Agency Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

The mortgage loans underlying the Non-Agency Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first liens on single family residences or multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

The prospectus supplement for a series for which the trust fund includes Non-Agency Mortgage-Backed Securities will specify

•	the aggregate approximate principal amount and type of the Non-Agency Mortgage-Backed Securities to be included in the trust fund;

•	certain characteristics of the mortgage loans that comprise the underlying assets for the Non-Agency Mortgage-Backed Securities including

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the mortgage loans and

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination;

•	the maximum original term-to-stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the weighted average term-to stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

•	the weighted average pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

•
the issuer of Non-Agency Mortgage-Backed Securities, the private servicer (if other than the issuer of Non-Agency Mortgage-Backed Securities) and the private trustee for the Non-Agency Mortgage-Backed Securities;

•
certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Non-Agency Mortgage-Backed Securities or to the Non-Agency Mortgage-Backed Securities themselves;

•
the terms on which the underlying mortgage loans for the Non-Agency Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the terms on which mortgage loans may be substituted for those originally underlying the Non-Agency Mortgage-Backed Securities; and

•
as appropriate, shall indicate whether the information required to be presented with respect to the Non-Agency Mortgage-Backed Securities as a “significant obligor” is either incorporated by reference, provided directly by the issuer or provided by reference to the Exchange Act filings of another entity.

Non-Agency Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Non-Agency Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

Substitution of Trust Fund Assets

Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the applicable prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet website is http://www.sec.gov. The depositor’s SEC Securities Act file number is 333-140962.

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the applicable prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All distribution reports on Form 10-D and current reports on Form 8-K filed with the SEC for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports include (but are not limited to):

•
Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Trust Fund Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which is generally not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund’s specific number, which will be a series number assigned to the SEC Securities Act file number of the depositor.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person’s written request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See “Description of the Securities — Reports to Securityholders.” All other reports filed with the SEC concerning the trust fund will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through an Internet website of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet website of the SEC shown above under “— Available Information.”

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

The Depositor

CWALT, Inc., a Delaware corporation (the “depositor”), was incorporated in May 2003 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

The depositor’s obligations after issuance of the securities include delivery of the Trust Fund Assets and certain related documents and instruments, repurchasing Trust Fund Assets in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the Trustee and maintaining the trustee’s first priority perfected security interest in the Trust Fund Assets.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

Loan Program

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Underwriting Standards.”

Underwriting Standards

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports, among other things, the length of employment with that organization and the borrower’s current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the property to be used as collateral, an appraisal may be made of each property considered for financing. Except as described in the prospectus supplement, an appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

Each seller’s underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller’s underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor’s income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of those loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower’s income may not be sufficient to permit continued loan payments as the payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

Representations by Sellers; Repurchases

Each seller or, in some cases originator, will have made representations and warranties in respect of the loans sold by the seller or originator and evidenced by all, or a part, of a series of securities. The representations and warranties may include, among other things:

•
that a lender’s policy of title insurance (or other similar form of policy of insurance or an attorney’s certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the applicable cut-off date;

•
that the seller had good title to each loan and each loan was subject to no valid offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

•
that each loan is secured by a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that, to the seller’s knowledge, the Property was free of material damage;

•	that there were no delinquent tax or assessment liens against the Property;

•	that no payment of a principal and interest on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

•	that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the seller or originator sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by the seller or originator, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to the repurchase obligation with respect to a loan occurs after the date of sale of the loan by the seller or originator to the depositor or its affiliates. In addition, certain representations, including the condition of the related mortgaged property will be limited to the extent the seller or originator has knowledge and the seller or originator will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, those representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

The master servicer or the trustee, if the master servicer is the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller or originator cannot cure the breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller’s or originator’s obligations under those circumstances, but if it does not, then the seller or originator will be obligated either

•
to repurchase the loan from the trust fund at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance of the loan as of the date of the repurchase plus accrued interest on the loan to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller or originator is the master servicer) or

•	substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See “Description of the Securities — General.” Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under “The Agreements — Assignment of Trust Fund Assets.”
Static Pool Data

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans, Inc. (“Countrywide Home Loans”) or any other person specified in the related prospectus supplement will be made available through an Internet website. The prospectus supplement related to each series for which the static pool data is provided through an Internet website will contain the Internet website address to obtain this information. Except as stated below, the static pool data provided through any Internet website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•
with respect to information regarding prior securitized pools of Countrywide Home Loans (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

•	with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

Description of the Securities

Each series of certificates will be issued pursuant to separate Pooling and Servicing Agreements. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, and will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the “Indenture”) between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the related cut-off date and the Trust Fund Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to CWALT, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

General

The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to the related Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

•
the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement (“Retained Interest”)), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the “Cut-off Date Principal Balance”));

•	the assets required to be deposited in the related Security Account from time to time;

•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

•	any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of that series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a “Record Date”). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the “Security Register”); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Certain Issues Related to the Suitability of Investments in the Securities for Holders. Under current law the purchase and holding of certain classes of certificates by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code may result in “prohibited transactions” within the meaning of ERISA and the Code. See “ERISA Considerations.” Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

As to each series, an election may be made to treat the related trust fund or designated portions thereof as one or more “real estate mortgage investment conduits” (“REMICs”) as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. The terms and provisions applicable to the making of a REMIC election for each related series, if applicable, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute “regular interests” in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates of the series.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the related series. See “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the related series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class, but if the prospectus supplement does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. The applicable prospectus supplement may define Available Funds with references to different accounts or different amounts, but if it does not, “Available Funds” for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “Class Security Balance”) entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of that class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the related prospectus supplement. Prior to that time, in the aggregate, the Class Security Balance of the class of accrual securities will increase on each distribution date by the amount of interest that accrued during the preceding interest accrual period but that was not required to be distributed to the class on that distribution date. Thereafter, the class of accrual securities will accrue interest on its outstanding Class Security Balance as so adjusted.

Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the related prospectus supplement,

•	reduced by all distributions reported to the holders of the class of securities as allocable to principal;

•	in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities;

•	in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable; and

•	if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month in which the payment is made (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in the related prospectus supplement. The effect of this allocation of Principal Prepayments to the class or classes of securities will be to accelerate the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the securities for which the interests have been increased. See “Credit Enhancement — Subordination.”

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as the term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer’s determination that the advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advance or advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under “Credit Enhancement,” in each case as described in the related prospectus supplement.

In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See “Description of the Securities — Distributions on Securities.”

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

•
the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment charges included therein;

•	the amount of the distribution allocable to interest;

•	the amount of any advance;

•
the aggregate amount (a) otherwise allocable to the holders of the Subordinate Securities on the distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

•	the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

•	the percentage of principal payments on the loans (excluding prepayments), if any, which each class of the related securities will be entitled to receive on the following distribution date;

•	the percentage of Principal Prepayments on the loans, if any, which each class of the related securities will be entitled to receive on the following distribution date;

•
the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•
the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

•
the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of each class of the related series expected to be applicable to the next distribution to the class;

•	if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

•	the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

•	any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during the related calendar year a report (a) as to the aggregate of amounts reported pursuant to the first two items above for the related calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of the year and (b) other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the related series by reference to the following categories.

Categories of Classes	Definitions
Principal Types
Accretion Directed
A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Companion Class
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS
A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Trust Fund Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust Fund Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs
A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay	Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all

Categories of Classes	Definition
circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Trust Fund Assets.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Support Class
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class (or would not otherwise be allocated to the Senior Class) after the related classes of Subordinate Securities are no longer outstanding.

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.

Interest Types

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate or Adjustable Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only
A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions in respect of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the partial accrual class. This

Categories of Classes	Definitions
accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual
A class that accretes the amount of accrued interest otherwise distributable on the accrual class, which amount will be added as principal to the principal balance of the accrual class on each applicable distribution date. This accretion may continue until some specified event has occurred or until the accrual class is retired.

Callable	A class that is redeemable or terminable when 25% or more of the original principal balance of the mortgage loans held in the trust fund is outstanding.

Other types of securities that may be issued include classes that are entitled to receive only designated portions of the collections on the Trust Fund Assets (i.e. prepayment charges) or excess cashflow from all or designated portions of the Trust Fund Assets (sometimes referred to as “residual classes”).

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

Unless otherwise specified in the related prospectus supplement, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement quoted on the Bloomberg Terminal for the related interest determination date (as defined in the related prospectus supplement). If the rate does not appear on the Bloomberg Terminal (or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

“Reference Bank Rate” with respect to any accrual period, means

(a) the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the reference banks as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market, provided that at least two reference banks provide the rate; and

(b) If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the calculation agent, as of 11:00 a.m., New York City time, on the related interest determination date for loans in U.S. dollars to leading European banks.

Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the depositor, Countrywide Home Loans or the master servicer; and will have an established place of business in London. If a reference bank should be unwilling or unable to act as a reference bank or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

If these quotations cannot be obtained by the calculation agent and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest accrual period.

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date. So long as the Eleventh District Cost of Funds Index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of “COFI securities”) for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as the term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal (or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of that range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the “Book-Entry Securities”). Persons acquiring beneficial ownership interests in the Book-Entry Securities (“Security Owners”) may elect to hold their Book-Entry Securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg and Euroclear’s names on the books of their respective depositaries which in turn will hold the positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in those capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Unless otherwise described in the related prospectus supplement, beneficial interests in the Book-Entry Securities may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Security (a “Definitive Security”). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be Certificateholders as that term is used in the applicable Agreement. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of the Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect

Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. These credits or any transactions in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant, settled during the processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on that following business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” effective as of January 14, 2000. New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000, DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg and is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./ N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of payments on Book-Entry Securities to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” and “— Tax Consequences to Holders of the Notes — Backup Withholding” herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical certificates for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of the beneficial owners are credited.

DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those Book-Entry Securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the applicable Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of that class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of the Definitive Securities as securityholders under the applicable Agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Exchangeable Securities

General. If specified in the related prospectus supplement, a series of securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each exchangeable security will represent a beneficial ownership interest in the class or classes of securities deposited with the trustee in connection with the exchange (these classes of certificates will be referred to in the related prospectus supplement as the “depositable securities”). The classes of depositable securities will be deposited in a separate trust fund, referred to in this prospectus as the exchangeable securities trust fund, which will also be established pursuant to the pooling and servicing agreement or trust agreement establishing the trust fund that issues the depositable securities. The trustee for the trust fund which issues the depositable securities will also serve as trustee of the exchangeable securities trust fund. The exchangeable securities will be issued by the exchangeable securities trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, the class or classes of depositable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of depositable securities may be exchanged for one or more classes of related exchangeable securities. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination or for the related depositable securities. This process may be repeated again and again.

The descriptions in the related prospectus supplement of the securities of a series that includes depositable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

Exchanges. If a holder elects to exchange its depositable securities for related exchangeable securities, the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the depositable securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

•
the aggregate amount of interest payable on any distribution date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the depositable securities; and

•	the class or classes of depositable securities must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of depositable securities and of exchangeable securities that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

•
A class of depositable securities with a floating interest rate and a class of depositable securities with an inverse floating interest rate may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes of depositable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate. In addition, the aggregate principal balance of the two depositable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

•
An interest-only class and a principal only class of depositable securities may be exchangeable, together, for a class of exchangeable securities that is entitled to both principal and interest payments. The principal balance of the principal and interest class of exchangeable securities would be equal to the principal balance of the depositable principal only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the depositable interest-only class in distributions that have identical amounts and identical timing.

•
Two classes of depositable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two depositable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two depositable classes.

In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•
A class of depositable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of depositable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•
A class of depositable securities that is a Planned Principal Class or Targeted Principal Class, and a class of depositable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Planned Principal Class or Targeted Principal Class, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee in advance of the proposed exchange date. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of:

•	the subordination of one or more classes of the securities of the series,

•	letter of credit,

•	a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

•	surety bond,

•	bankruptcy bond,

•	special hazard insurance policy,

•	guaranteed investment contract,

•	overcollateralization,

•	one or more reserve funds,

•	a mortgage pool insurance policy,

•	FHA Insurance,

•	a VA Guarantee,

•	cross-collateralization feature, or

•	any combination of the foregoing.

The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the “Senior Securities”) to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities (the “Subordinate Securities”) under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the principal or notional balance (if applicable) of the related Subordinate Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of Subordinate Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinate Securities by virtue of subordination and the amount of the distributions otherwise distributable to the holders of Subordinate Securities that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinate Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

If specified in the related prospectus supplement, various classes of Senior Securities and Subordinate Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinate Securities, respectively, through preferential rights of those classes of securities to distributions in respect to the other classes of Senior Securities and Subordinate Securities, a cross-collateralization mechanism or otherwise.

As between classes of Senior Securities and as between classes of Subordinate Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinate Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the “L/C Percentage”). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See “The Agreements — Termination: Optional Termination.” A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contract pursuant to which the trust fund is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Overcollateralization and Excess Cash Flow

If so provided in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying Trust Fund Assets as of the cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if so provided in the prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in overcollateralization or increase the level of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve fund will be included in the trust fund for the related series.

The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the holders of Subordinate Securities, if any, would otherwise be entitled or (iii) as otherwise may be specified in the related prospectus supplement.

Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments. Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See “The Agreements - Hazard Insurance.” No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See “Certain Legal Aspects of the Loans - Anti-Deficiency Legislation and Other Limitations on Lenders.”

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy (“Pool Insurance Policy”) will be obtained for the pool and issued by the insurer (the “Pool Insurer”) named in the related prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

•	failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations described above, and, might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Additionally, if specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which coverage is required and loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. See “The Agreements - Realization Upon Defaulted Loans” for a discussion of these types of insurance.

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. See “The Agreements - Hazard Insurance” for a description of the coverage with respect to these policies.

Financial Instruments

If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

•
convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

•	provide payments in the event that any interest rate index related to the mortgage loans or the securities issued by the trust rises above or falls below specified levels; or

•	provide protection against interest rate changes.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. Similarly, if specified in the related prospectus supplement, certain classes of notes may be supported by cash flow and related assets of separate group of assets from other classes of notes. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in, or notes supported by, other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets included in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets included in the trust fund.

Yield, Maturity and Prepayment Considerations

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment charges. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

Prepayments on Loans

The rate of prepayment on the loans cannot be predicted. Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “The Agreements — Collection Procedures” and “Certain Legal Aspects of the Loans” for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the fixed rate loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, we can give no assurance that either will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor’s equity in the properties, and changes in the mortgagors’ housing needs, job transfers and employment status.

Prepayment Effect on Interest

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on the securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

Delays in Realization on Property; Expenses of Realization

Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

Optional Purchase

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or another person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See “The Agreements — Termination; Optional Termination”.

The relative contribution of the various factors affecting prepayment may vary from time to time. We can give no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

Prepayment Standards or Models

Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

Yield

The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

The Agreements

Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, those provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee (or trust, in the case of a series with both notes and certificates), without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. In the case of a series with both notes and certificates, the trust will pledge these assets to the trustee for the benefit of the holders of the notes. The trustee (or trust, in the case of a series with both notes and certificates) will, concurrently with the assignment, deliver the related securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate, the maturity of the loan, the Loan-to-Value Ratios at origination and certain other information.

In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or multifamily loan,

•
the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit together with a copy of the original note in lieu of any original mortgage note that has been lost,

•
the mortgage, deed of trust or similar instrument (a “Mortgage”) with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

•	an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

•
any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the seller, the depositor or the trustee, as specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee’s or the certificateholder’s interest.

With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative shares endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, the relevant financing statements and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer, the depositor, and the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. We can give no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described above under “Loan Program — Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee may be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

Notwithstanding the foregoing provisions, with respect to a trust fund for which one or more REMIC elections are to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor’s transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under “Risk Factors - Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities”. In the event that a bankruptcy court did characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee (or trust, in the case of a series with both notes and certificates). The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

Assignment of Non-Agency Mortgage-Backed Securities. The depositor will cause the Non-Agency Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Non-Agency Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Non-Agency Mortgage-Backed Security. See “The Trust Fund ─ Non-Agency Mortgage-Backed Securities.” Each Non-Agency Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Non-Agency Mortgage-Backed Security conveyed to the trustee.

Payments on Loans; Deposits to Security Account

The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the “Security Account”). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either:

•
an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have (a) the highest short-term ratings of Moody’s or Fitch and (b) one of the two highest short-term ratings of S&P (or, if such entity does not have a short-term rating from S&P, the long-term unsecured and unsubordinated debt obligations of such entity have a rating from S&P of at least “BBB+”);

•	a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity; or

•	an account or accounts otherwise acceptable to each Rating Agency.

The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment of the funds held in the Security Account and to receive any interest or other income earned on funds in the Security Account as additional compensation, and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, and the related prospectus supplement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any Retained Interest):

•	all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment charges, on the loans;

•	all payments on account of interest on the loans, net of applicable servicing compensation;

•
all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses”) incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure (“Liquidation Expenses”) and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure (“Liquidation Proceeds”) and any Subsequent Recoveries;

•
all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under “Loan Program — Representations by Sellers; Repurchases” or “— Assignment of Trust Fund Assets” above and all proceeds of any loan purchased as described under “— Termination; Optional Termination” below;

•	all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under “— Hazard Insurance” below;

•
any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the Security Account pursuant to the Agreement.

Unless otherwise specified in the related prospectus supplement the master servicer will make these deposits within two business days of receipt of the amounts or on a daily basis to the extent the master servicer’s or its parent’s credit rating does not satisfy the requirements set forth in the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

•
to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement, and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus supplement;

•
to reimburse the master servicer and the trustee for advances, which right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

•	to reimburse the master servicer and the trustee for any advances previously made which the master servicer has determined to be nonrecoverable;

•	to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

•
to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, which right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

•
to pay to the master servicer, the depositor or the applicable seller, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related Agreement, all amounts received after the purchase and not taken into account in determining the purchase price of the repurchased loan;

•	to reimburse the master servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the Agreement;

•	to pay any lender-paid primary mortgage insurance premium;

•	to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

•	to clear and terminate the Security Account upon termination of the Agreement.

In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants’ attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related Pooling and Servicing Agreement or Sale and Servicing Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants’ attestation as to its compliance with applicable servicing criteria. See “ - Evidence as to Compliance.”

Pre-Funding Account

If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the “Pre-Funding Account”), in the name of the related trustee on behalf of the related securityholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the “Pre-Funded Amount”) on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of securities or with another eligible institution, and is designed solely to hold funds to be applied during the period from the closing date to a date not more than a year after the closing date (the “Funding Period”) to pay to the depositor the purchase price for loans purchased during the Funding Period (the “Subsequent Loans”). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the securities of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or the other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed in the manner and priority specified in the related prospectus supplement.

In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or the seller will deposit in an account (the “Capitalized Interest Account”) cash in the amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above, or with respect to the related distributions dates, Countrywide Home Loans may deposit the amount of these shortfalls specified in the related prospectus supplement into the related Security Account. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Neither the monies on deposit in the Capitalized Interest Account nor any amounts paid by Countrywide Home Loans will be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Investments in Amounts Held in Accounts

Unless otherwise specified in the related prospectus supplement, funds held in a Security Account, any Pre-Funding Account, any Capitalized Interest Account, any reserve fund or any other accounts that are part of the Trust Fund Assets, may be invested in “Permitted Investments” which may include one or more of the following:

(i) obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(iii) commercial paper issued by Countrywide Home Loans or any of its affiliates; provided that the commercial paper is rated no lower than the rating specified in the related prospectus supplement;

(iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(v) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody’s is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

(vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, the terms and conditions as each Rating Agency has confirmed in writing are sufficient for the ratings originally assigned to the related securities by each such Rating Agency;

(viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, the rating shall be the highest commercial paper rating of Moody’s for any of those securities), or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(x) interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund has the highest applicable rating by each Rating Agency or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(xi) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

(xii) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency; and

(xiii) other investments that have a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that none of those investments shall be a Permitted Investment if the investments evidences the right to receive interest only payments with respect to the obligations underlying the investment.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the accounts will be set forth in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the Permitted Investments will be held in the name of the trustee for the benefit of the securityholders and may not mature later than:

•
in the case of a Security Account, the second business day next preceding the date on which funds must be transferred to the trustee in each month (except that if the Permitted Investment is an obligation of the institution that maintains the Security Account, then the Permitted Investment may not mature later than the business day next preceding that date) and may not be sold or disposed of prior to its maturity; and

•
in the case of the any other account, the business day immediately preceding the first distribution date that follows the date of the investment (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may mature not later than the related distribution date) and may not be sold or disposed of prior to its maturity.

Sub-Servicing by Sellers

Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the related Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any mortgage insurance policy required to be maintained under the related Agreement, follow collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by any mortgage insurance policy required to be maintained under the related Agreement, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, the obligation will remain during any period of that arrangement.

The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clause, but if it does not, in any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any mortgage insurance policy required to be maintained under the related Agreement. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if coverage under any required mortgage insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses”. In connection with any assumption, the terms of the related loan may not be changed.

With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Certain Legal Aspects of the Loans”. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general a “tenant-stockholder” (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

Delinquency Calculation Methods

Each prospectus supplement will describe the delinquency calculation method(s) used with respect to the related loans. These methods may include the MBA Method, the OTS Method or a combination of both methods.

Under the methodology used by the Mortgage Bankers Association (the “MBA Method”), a loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the close of business on the day immediately preceding the due date that immediately follows the due date on which the scheduled payment was originally due. For example, a loan will be considered 30 days delinquent if the borrower fails to make a scheduled payment originally due on July 1 by the close of business on July 31. A loan would be considered “60 days delinquent” with respect to a scheduled payment if such scheduled payment were not made prior to the close of business on the day prior to the loan’s second succeeding due date.

Under the methodology used by the Office of Thrift Supervision (the “OTS Method”), a loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the close of business on the due date that immediately follows the due date on which the scheduled payment was originally due. For example, a loan will be considered 30 days delinquent if the borrower fails to make a scheduled payment originally due on July 1 by the close of business on August 1. Therefore, if that loan were to be included in a trust fund with a cut-off date of August 1 and if delinquency status of that loan is determined on the cut-off date, that loan would not be considered 30 or more days delinquent. That loan would be considered 60 days delinquent if the borrower fails to make the scheduled payment due on July 1 by the close of business on September 1.

Investors should note that, except as otherwise provided in the related prospectus supplement, borrower delinquency status will be determined as of the last day of the prior month. Changes in borrower delinquency status after that time will not be disclosed until the following month. In addition, bankruptcy, foreclosure and REO property status will be determined as of the last day of the prior month. Although such loans are removed from the delinquency categories, they may count in connection with total delinquency information or delinquency triggers (if specified in the related prospectus supplement).

Generally, because of the way delinquencies are calculated as described above, delinquencies calculated under the MBA Method are a month greater than as calculated under the OTS Method, and loans which are 30 days delinquent under the MBA Method are not delinquent under the OTS Method. Investors should carefully note the method used with respect to the related securitization as described in the prospectus supplement.

Hazard Insurance

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for coverage in an amount that is at least equal to the lesser of:

•	the maximum insurable value of the improvements securing the loan; or

•	the greater of:

(1) the outstanding principal balance of the loan; and

(2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•	the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and

•	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See “Credit Enhancement”.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it from related Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries.

If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the Agreement. In the unlikely event that any proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the master servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, that payment or recovery will not result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See “Credit Enhancement”.

Application of Liquidation Proceeds

The proceeds from any liquidation of a loan will be applied in the following order of priority:

•
to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

•	to reimburse the master servicer and trustee for any unreimbursed advances with respect to the loan;

•	to accrued and unpaid interest (to the extent no advance has been made for that amount or the advance has been reimbursed) on the loan; and

•	as a recovery of principal of the loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a loan will be retained by the master servicer as additional servicing compensation.

If specified in the related prospectus supplement, if, after final liquidation of a mortgage loan, the master servicer receives a recovery specifically related to that mortgage loan, the recovery (net of any reimbursable expenses) will be distributed to the securityholders in the manner specified in the related prospectus supplement. In addition, the principal balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the principal balance of the class of securities will not be increased by more than the amount of realized losses previously applied to reduce the principal balance of each the class of securities. Holders of securities whose class principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs.

Realization Upon Defaulted Loans

Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which the coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy, claim payments previously made by the primary insurer and unpaid premiums.

Primary Mortgage Insurance Policies reimburse certain losses sustained from defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor, obligor or other persons involved in the origination of the loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; physical damage to the Property; and the related sub-servicer not being approved as a servicer by the primary insurer.

As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a loan, the insured will generally be required to

•
advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the Property and foreclosure costs, including court costs and reasonable attorneys’ fees;

•
upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

•	tender to the primary insurer good and merchantable title to and possession of the Property.

The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans.

FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

The insurance premiums for loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor’s control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular loan payments for a specified period, with the payments to be made up on or before the maturity date of the loan, or the recasting of payments due under the loan up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor’s control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended (a “VA Guaranty”). The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a loan upon its assignment to the VA.

With respect to a defaulted VA guaranteed loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-insured loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and that compensation will be retained by it from collections of interest on the loan in the related trust fund (the “Master Servicing Fee”). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

The master servicer will, to the extent permitted in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, unless otherwise specified in the related prospectus supplement, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received and in connection with the restoration of Properties, the right of reimbursement being before the rights of holders of the securities to receive any related Liquidation Proceeds (including Insurance Proceeds).

Evidence as to Compliance

Each Agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Each Agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Trust Fund Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

•	general servicing considerations;

•	cash collection and administration;

•	investor remittances and reporting; and

•	pool asset administration.

Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants’ statement (if any) may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under each Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or upon appointment of a successor servicer and with receipt by the trustee of written confirmation from each Rating Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the securities. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any breach of a representation and warranty, any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the trustee and the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of

•
any failure by the master servicer to deposit in the Security Account or remit to the trustee or trust, as applicable, any payment required to be made under the terms of the Agreement which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting Rights evidenced by the securities;

•
any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement which failure materially affects the rights of the holders of the securities and continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting Rights evidenced by the securities; and

•
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

“Voting Rights” are the portion of voting rights of all of the securities that is allocated to any security pursuant to the terms of the Agreement.

If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under “Credit Enhancement” herein in the event that payments on them are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the trustee may, and under the circumstances decided in the related Master Servicing Agreement, shall at the direction of holders of certificates having not less than 66⅔% of the Voting Rights, or notes of any class evidencing not less than 25% of the aggregate percentage interests constituting that class, and under those circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the loans and related documents. The master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

In the event that the trustee is unwilling or unable to act as the successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than, in the case of certificates, 25% of the Voting Rights evidenced by the certificates and, in the case of notes, 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

•
a default by the issuer in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

•
failure to perform in any material respect any other obligation or observe any representation or warranty of the issuer in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of insolvency with respect to the issuer; or

•
any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

Unless otherwise provided in the related prospectus supplement, if an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of not less than 51% of the then aggregate outstanding amount of the notes of that series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of that series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of not less than 51% of the percentage interests of the notes of the series.

Unless otherwise provided in the related prospectus supplement, if, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

•	the holders of 100% of the percentage interests of the notes of the series consent to the sale,

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a majority of the percentage interests of the notes of the series.

If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related noteholders.

In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture may provide that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following an Event of Default.

Amendment

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the parties to the Agreement, without the consent of any of the securityholders,

(a) to cure any ambiguity or mistake;

(b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

(c) to conform the Agreement to the related prospectus supplement or the prospectus provided to investors in connection with the initial offering of the securities;

(d) to add to the duties of the depositor, any seller or the master servicer;

(e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the SEC from time to time;

(f) to add any other provisions with respect to matters or questions arising hereunder; or

(g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement,

provided that no action pursuant to clauses (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. No opinion of counsel will be required if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the related series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that the change does not adversely affect the then current rating on the class or classes of securities of the related series that have been rated at the request of the depositor. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms or provisions related to any lower-tier REMIC, to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the parties to the related Agreement with consent of holders of securities of the related series evidencing not less than 51% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that the amendment may not

•
reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any security without the consent of the holder of the related security,

•
adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding bullet point, without the consent of the holders of securities of the class evidencing, as to the class, percentage interests aggregating 66⅔%, or

•
reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of such class covered by the Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an Agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

Termination; Optional Termination

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Sale and Servicing Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the related Agreement following the earlier of:

(i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund; and

(ii) the purchase by the master servicer, the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see “Material Federal Income Tax Consequences” below), from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets.

Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will not be made if the repurchase would result in a “prohibited transaction tax” within the meaning of Section 860F(a)(1) of the Code being imposed on any REMIC.

Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the related series.

In addition, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of a defeasance and discharge of notes of a series as described above, holders of notes of the related series would be able to look only to that money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Additionally, the notes of a series will be subject to mandatory redemption in the event of the purchase from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets as described above.

The Trustee

The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Certain Legal Aspects of the Loans

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because those legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

In this prospectus, we generally use the term “mortgage” to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See “Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator.

CERCLA imposes liability for the costs on any and all “potentially responsible parties,” including “owners” or “operators”. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest (the “secured creditor exemption”) but without “participating in the management” of the property. Thus, if a lender’s activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower’s business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act (“Asset Conservation Act”), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) “the overall management of the facility encompassing day-to-day decision making with respect to environmental compliance” or (ii) “over all or substantially all of the operational functions” of the property other than environmental compliance.

If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other “potentially responsible parties,” including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to securityholders.

CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by “participating in the management” of the tank or tank system if the lender either: (a) “exercises decision making control over the operational” aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

While the “owner” or “operator” of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from “owners” or “operators” of that property for personal injury or property damage. Environmental regulatory requirements for property “owners” or “operators,” or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations On Lenders

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-On-Sale Clauses

Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce the clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment Charges and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment charges if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts. Late fees and prepayment charges are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re- adjustment of its payment schedule beyond the completion of military service. Thus, in the event that the loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Other Loan Provisions and Lender Requirements

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

Generally lenders begin charging interest from the date the loan is disbursed. In California, regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

Consumer Protection Laws

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect the loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•
the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•
the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•
the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•
the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•
the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

•
the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Material Federal Income Tax Consequences

General

The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of the special counsel to the depositor (“Tax Counsel”) named in the prospectus supplement. The discussion is based upon the provisions and interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change can apply retroactively.

The discussion does not address all the aspects of federal income taxation that may affect either particular investors in light of their individual circumstances or certain types of investors subject to special treatment under the Code. It focuses primarily on investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are encouraged to consult their tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The federal income tax consequences of holding any particular securities will depend on whether

•	the securities are classified as indebtedness;

•	an election is made to treat the trust fund relating to the securities as a real estate mortgage investment conduit (“REMIC”) under the Code;

•	the securities are treated as representing direct ownership of some or all of the assets held by the trust fund relating to those securities (“Pass-Through Securities”); or

•	an election is made to treat the trust fund relating to the securities as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether any REMIC elections will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under “Material Federal Income Tax Consequences” herein and in the related prospectus supplement.

Taxation of Debt Securities

Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC (“Regular Interest Securities” and “Regular Interests”) is generally taxable to holders in the same manner as the income on securities classified as indebtedness. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest Securities) that are classified as indebtedness will be includible in income by holders in accordance with their usual methods of accounting. Securities classified as indebtedness and Regular Interest Securities are referred to hereinafter collectively as “Debt Securities.”

Certain Debt Securities will, and other Debt Securities may, be issued with “original issue discount” (“OID”). The following discussion is based in part on the rules governing OID, which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder (the “OID Regulations”). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero, however if it is less than a de minimis amount as determined under the Code.

The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for the class will be the fair market value of the class on the closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. Absent clarification of the OID Regulations, however, if Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. If the interval between the issue date and the first distribution date on a Debt Security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt Security has de minimis OID, the stated redemption price of the Debt Security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt Security’s stated principal over its issue price. If the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt Security, the excess amount of the distribution would be added to the Debt Security’s stated redemption price.

Under the de minimis rule, OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. The weighted average maturity of a Debt Security is the sum of the weighted maturity of each payment of the Debt Security’s stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt Security’s total stated redemption price.

Although unclear, it appears that the projected payments of stated redemption price on a debt instrument should be based on a schedule that is determined in accordance with the anticipated rate of prepayments assumed in pricing the debt instrument (the “Prepayment Assumption”). Any Prepayment Assumption with respect to a series of Debt Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. Holders may, however, elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

•	the interest is unconditionally payable at least annually,

•	the issue price of the Debt Security does not exceed the total noncontingent principal payments and

•
interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the Debt Security.

In the case of securities that initially add interest to principal or only make payments of principal (“Compound Interest Securities”), certain securities the payments on which consist solely or primarily of interest payments on underlying mortgages or on other Regular Interest Securities (“Interest Weighted Securities”), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

Regulations governing the calculation of OID on instruments having contingent interest payments do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Debt Securities, and the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its OID computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. Because no regulatory guidance currently exists under Code Section 1272(a)(6), however, we can give no assurance that the methodology represents the correct manner of calculating OID.

The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the “daily portions” of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day in an accrual period in a taxable year a pro rata portion of the original issue discount that accrued during that day. In the case of a Debt Security that is not a Regular Interest Security or that is subject to acceleration due to prepayments on the underlying loans, the amount of OID includible in income of a holder for an accrual period will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to the Debt Security in all prior accrual periods.

The amount of OID included in income by a holder of a debt instrument that is subject to acceleration due to prepayments on other debt obligations securing the instruments (a “Pay-Through Security”) is computed by taking into account the Prepayment Assumption. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without the adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a Debt Security will also be required to include OID in gross income, but if the holder purchases the Debt Security for an amount that exceeds its adjusted issue price, then the holder will be entitled (as will an initial holder who pays more than a Debt Security’s issue price) to offset the OID by comparable economic accruals of the excess.

Effects of Defaults and Delinquencies. Holders of a Pay-Through Security will be required to report income with respect to the security under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the underlying loans, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their tax advisors on this point.

Interest Weighted Securities. It is not clear how income should be accrued with respect to Interest Weighted Securities. The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See “— Tax Status as a Grantor Trust — Discount or Premium on Pass-Through Securities.”

Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of the Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on the Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities are encouraged to consult their tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

Market Discount. A security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the Debt Security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the amount of gain realized. Market discount is supposed to be accrued in a manner provided in Treasury regulations but, until the regulations are issued, Congress apparently intended that market discount would generally be accrued either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a Prepayment Assumption) or (ii) (a) in the case of securities issued without OID (or Pass-Through Securities representing ownership of loans issued without OID), on the basis of the rates of the stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities issued with OID (or Pass-Through Securities representing ownership of loans issued with OID) on the basis of the rates of the OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a security with market discount (or Pass-Through Security representing ownership of loans with market discount) over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, the sale, disposition, or repayment of the Pass-Through Security or an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount, which would mean using the Prepayment Assumption used in pricing the Debt Security. If a holder makes an election to amortize premium on a Debt Security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder on the first day of the taxable year for which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be revocable only with IRS consent. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

The Treasury regulations (the “Bond Premium Regulations”) dealing with amortizable bond premium do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS and Treasury Department, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Bond Premium Regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If the election were made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquired on and after the first day of the taxable year for which the election was made. Similarly, if the election were made with respect to a Debt Security that is acquired at a premium, the holder of the Debt Security would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owned and acquired on and after the first day of the taxable year for which the election was made. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable without IRS consent.

Taxation of the REMIC and Its Holders

General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “Regular Interests” or “Residual Interests” in a REMIC, as specified in the related prospectus supplement. (The phrases “Regular Interests” and “Regular Interest Securities” are used interchangeably).

Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets). If less than 95% of the REMIC’s assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that those REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other “miscellaneous itemized deductions” of the holder, exceed 2% of the holder’s adjusted gross income and are not deductible for purposes of computing the alternative minimum tax. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

•	3% of the excess of adjusted gross income over the applicable amount, or

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either

•
would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

•	is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interests.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the Residual Interests. As described previously under the caption “Taxation of Debt Securities,” Regular Interests are generally taxable as debt of the REMIC.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any original issue discount or market discount on loans and other assets, and

•
deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of the holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the Residual Interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See “Taxation of Debt Securities” above. A REMIC that acquires loans at a market discount, however, must include that market discount in income currently, as it accrues, on a constant yield basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method.

Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, and subject to certain exceptions, prohibited transactions include:

•	the sale or other disposition by the REMIC of any cash flow investment or qualified mortgage;

•	the receipt of any income from assets not permitted to be held by the REMIC under the Code; or

•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interests will generally be made responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interests

The holder of a “Residual Interest” will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interests in proportion to their respective holdings on that day. In addition, some of the income reported by the holder of a Residual Interest may not be subject to reduction for net operating losses and other deductions. For this reason, and because the holder of a Residual Interest must report its proportionate share of the REMIC’s taxable income whether or not the holder receives cash distributions from the REMIC, the taxes imposed on the net income attributable to a Residual Interest can substantially exceed the distributions on the interest, resulting in a negative after-tax yield.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis in the Residual Interest at the end of the calendar quarter in which the loss arises. A holder’s basis in a Residual Interest will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interests to deduct net losses may be subject to additional limitations under the Code, as to which the holders are encouraged to consult their tax advisers.

Distributions. Distributions on a Residual Interest (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest. If the amount of the payment exceeds a holder’s adjusted basis in the Residual Interest, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest) to the extent of the excess.

Sale or Exchange. A holder of a Residual Interest will recognize gain or loss on the sale or exchange of a Residual Interest equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the Residual Interest at the time of the sale or exchange. Any loss from the sale of a Residual Interest will be subject to the “wash sale” rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Interest, the seller reacquires the Residual Interest, or acquires (i) a Residual Interest in any other REMIC, (ii) a similar interest in a “taxable mortgage pool” (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Interest will be disallowed and the Residual Interest holder’s basis in the replacement interest will be the basis in the Residual Interest that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Interest and the purchase price of the replacement interest.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a Residual Interest is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. See “Tax Treatment of Foreign Investors.”

Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

In the case of a Residual Interest that has no significant value, the excess inclusion portion of a REMIC’s income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest, over the daily accruals for the quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of the Residual Interest at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in certain circumstances, transfers of Residual Interests may be disregarded. See “— Restrictions on Ownership and Transfer of Residual Interests” and “— Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interests. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any “Disqualified Organization.” Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest. In addition, no transfer of a Residual Interest will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

If a Residual Interest is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the Residual Interest at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest, the pass-through entity will be required to pay an annual tax on the Disqualified Organization’s pass-through share of the excess inclusion income of the REMIC. If an “electing large partnership” holds a Residual Interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

Noneconomic Residual Interests. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest to a “U.S. Transferee” unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under “Certain Federal Income Tax Consequences — Non-REMIC Certificates — Non-U.S. Persons.” A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the Residual Interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Interest is disregarded, the transferor continues to be treated as the owner of the Residual Interest and continues to be subject to tax on its allocable portion of the net income of the REMIC.

A Residual Interest (including a Residual Interest with a positive value at issuance) is a “Noneconomic Residual Interest” at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents, the present value of the expected future distributions on the Residual Interest at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Interest has a “significant purpose to impede the assessment or collection of tax” if, at the time of transfer, the transferor either knew or should have known (had “Improper Knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest and intends to pay taxes associated with holding the Noneconomic Residual Interest as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic Residual Interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) (“Offshore Location”) of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

A transfer of a Noneconomic Residual Interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the Residual Interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax (“AMT”) under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a Residual Interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the Residual Interest will not be paid. The consideration given to the transferee to acquire the non-economic Residual Interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the Residual Interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

Treatment of Inducement Fees. Regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Interest is expected to generate taxable income or net loss allocable to the holder. The regulations provide two safe harbor methods, which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and Residual Interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a Residual Interest sells or otherwise disposes of the Residual Interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of Noneconomic Residual Interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Interests are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Mark to Market Rules. A Residual Interest cannot be marked-to-market.

Administrative Matters

A REMIC’s books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General. As specified in the related prospectus supplement if REMIC or partnership elections are not made, in the opinion of Tax Counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a corporation (the securities of that series, “Pass-Through Securities”). In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases the Pass-Through Securities will represent disproportionate interests in the principal or interest payable on the underlying loans (“Stripped Securities”) and sale of the Stripped Securities to different holders will separate the ownership of such interests.

Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the “Servicing Fee”)), at the same time and in the same manner as those items would have been reported under the holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, that income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent “reasonable” compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, for example, because they exceed reasonable compensation) will be deductible in computing the holder’s regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and are not deductible in computing the holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

Discount or Premium on Pass-Through Securities. The holder’s purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See “— Taxation of Debt Securities; Market Discount” and “— Premium” above.

The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a different rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities (“Ratio Strip Securities”) may represent a right to receive different percentages of interest and principal on different loans. Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

Servicing fees in excess of reasonable servicing fees (“excess servicing”) will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no Prepayment Assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

The OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the “Cash Flow Bond Method”), a Prepayment Assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which represent ownership interests in the underlying loans rather than debt instruments “secured by” those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that the method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

Under certain circumstances, if the underlying loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder’s recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a holder’s recognition of income.

In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

•	in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

•	the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

•	each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans’ character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

Subject to the discussion below with respect to trust funds for which a partnership election is made, a holder’s tax basis in its security is the price the holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder’s income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder’s holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

Miscellaneous Tax Aspects

Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a holder, other than a holder of a Residual Interest, may, under certain circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

•	fails to furnish the trustee with its taxpayer identification number (“TIN”);

•	furnishes the trustee an incorrect TIN;

•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•
under certain circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the holders and to the servicer for each calendar year the amount of any “reportable payments” during the year and the amount of tax withheld, if any, with respect to payments on the securities.

New Reporting Regulations

In January 2006 the IRS and Treasury Department finalized new rules concerning the reporting of tax information with respect to “Widely Held Mortgage Trusts.” Under these new rules, the trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the holders of Pass-Through Securities, which changes may affect the timing of when a holder reports those items.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest) is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation (“Nonresidents”), the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder provided the appropriate ownership statements are received. They will, however, generally be subject to the regular United States income tax.

Payments to holders of Residual Interests who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. Until recently, excess inclusions allocated to a Nonresident were subject to United States withholding tax only when paid or distributed (or when the Residual Interest was disposed of). The Treasury, however, has exercised its statutory authority to promulgate regulations that require excess inclusions allocated to a Nonresident to be taken into account at an earlier time in order to prevent the avoidance of tax. These new regulations are discussed below. Under other REMIC Regulations, if a Residual Interest has tax avoidance potential, a transfer of a Residual Interest to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the Residual Interest amounts that will equal at least 30% of each excess inclusion, and that the amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest for purposes of the withholding tax provisions of the Code. See “— Excess Inclusions.”

New Regulations Applicable to REMIC Residuals. Effective August 1, 2006, Temporary regulations have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for the reporting of and the tax withholding on excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Treatment of Partners. Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) as a result of a distribution by the partnership to the foreign partner or a disposition of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Treatment of Other Pass-Through Holders. Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, the company, the fund, or the organization would be taken into account.

Withholding Obligations. Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements. In general, under the eliminated exception, a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Tax Characterization of the Trust Fund as a Partnership

Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) is less than a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a “foreign person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

•
is not actually or constructively a “10 percent shareholder” of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code and

•
provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the “Withholding Agent”) with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is an individual or corporation for federal income tax purposes and a foreign person and providing the foreign person’s name and address.

Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable income tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” and income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to that holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. If the loans are not issued with OID, then the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the “old partnership”) to a new partnership (the “new partnership”) in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder’s basis in its certificates would remain the same.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Among Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Taxation of Classes of Exchangeable Securities

General. For United States federal income tax purposes, the arrangement established to hold the depositable securities will be classified as a trust (the “ES Trust”) and the holders of the exchangeable securities will be treated as owning under Section 671 of the Code the interests in the depositable securities that underlie their exchangeable securities.

If the interests in the depositable securities underlying an exchangeable security can be traded separately before deposit to, and after withdrawal from, the ES Trust, then the interests in each depositable security underlying the exchangeable security will be accounted for separately and will have the same consequences to the holder of the exchangeable security as if such interests in the underlying, depositable security were held outside the ES Trust as described earlier. Except as discussed below under “—Alternative Tax Consequences,” the remaining discussion is based on the assumption that each interest in a depositable security underlying an exchangeable security can otherwise be separately traded before deposit to, and after withdrawal from, the ES Trust.

Acquisition and Disposition. No gain or loss will be realized upon depositing in the ES Trust the depositable securities underlying an exchangeable security. Regardless of the value of the exchangeable security, at the time of deposit, each underlying depositable security will have the same basis as it did immediately before the deposit (that is, each depositable security will have a separate basis for federal income tax purposes, based on its acquisition cost, adjusted as necessary for accruals of discount and premium and payments on the depositable security). If more than one underlying depositable security is acquired at the same time (including by acquiring an exchangeable security), then the initial cost of the depositable securities must be determined by apportioning the aggregate cost for the depositable securities (or the cost of the exchangeable security) among the individual depositable securities based on their relative fair market values on the acquisition date.

No gain or loss will be realized upon withdrawing the depositable securities underlying an exchangeable security from the ES Trust. Regardless of the value of the exchangeable security at the time of withdrawal, each depositable security will have the same separate basis as it did immediately before the withdrawal. If more than one underlying depositable security is disposed of at the same time (including by disposing of an exchangeable security) such as through sale or exchange, then the amount realized from the sale or exchange of each depositable security will be determined by apportioning the aggregate sales proceeds from the depositable securities (or the sales proceeds from the exchangeable security) among the individual depositable securities based on their relative fair market values on the disposition date.

Alternative Tax Consequences. If an exchangeable security represents an interest in an underlying depositable security of a type that cannot be separately traded before the underlying depositable security is deposited to, or after it is withdrawn from, the ES Trust and if such interest represents disproportionate ownership of the principal and interest payable on the underlying depositable security, then the exchangeable security may be subject to special income tax consequences. Specifically, if the depositor of the underlying depositable security separately disposes of such exchangeable security, then the depositor will be stripping the underlying “bond.” In that case, the sale of the exchangeable security and its treatment in the hands of the new holder will be governed by Section 1286 of the Code. In general, the exchangeable security will be treated as representing beneficial ownership of a newly issued discount bond. If an exchangeable security is subject to treatment as a “stripped bond” or “stripped coupon” under Section 1286 of the Code, then the consequences will also be discussed in the prospectus supplement. Investors are encouraged to consult their tax advisors regarding the consequences of stripping a bond and owning a stripped bond or stripped coupon.

Other Tax Considerations

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who bear specified relationships to Plans (“Parties in Interest”) or are fiduciaries with respect to those Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of those plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the “Plan Assets Regulation”)). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an “equity” investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no “substantial equity features.” If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan’s investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan’s investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer’s assets. Trust certificates are “equity interests” for purposes of the Plan Asset Regulation.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to that Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities — for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”; or the service provider exception provided under Section (408)(b)(17) of ERISA and Section 4975(d)(20) of the Code. We can give no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions generally do not expressly address transactions incidental to the operation of the trust. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of the investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Underwriter Exemptions also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Underwriter Exemptions.

The entity may hold an interest-rate swap (a “swap” or “swap agreement”) if the swap: (a) is an “eligible swap”; (b) is with a bank or other financial institution that meets certain rating requirements (an “eligible counterparty”); (c) meets certain additional specific conditions concerning the consequences if the rating of the counterparty is reduced or withdrawn, which conditions depend on whether the ratings of the securities to which the swap applies are dependent on the swap and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Any class of securities to which one or more swap agreements applies may be acquired and held in reliance upon the Underwriter Exemptions only by a “qualified plan investor.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the Class Security Balance of the class of securities to which the swap relates, or (ii) the portion of the Class Security Balance of such class represented by obligations (“allowable notional amount”); (d) is not “leveraged” (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

A “qualified plan investor” is a plan for which the decision to buy such class of securities is made by an independent fiduciary that is qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that (a) is a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) is an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

The entity may hold a yield supplement agreement if it satisfies the conditions of an “eligible yield supplement agreement.” Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional principal amount and is purchased by or on behalf of the trust to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

(1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2) the securities acquired by the Plan have received a rating at the time of the acquisition that is one of the four highest generic rating categories from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), DBRS Limited or DBRS, Inc. (each, a “Rating Agency”);

(3) the trustee is not an affiliate of any other member of the Restricted Group, as defined below (other than an underwriter);

(4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for the person’s services under the agreement pursuant to which the loans are pooled and reimbursements of the person’s reasonable expenses in connection therewith; and

(5) the Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

The issuer must also meet the following requirements:

(i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

(ii) securities in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of securities; and

(iii) securities evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

•	the Plan’s investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

•
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

•	the Plan is not sponsored by a member of the Restricted Group, as defined below.

The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties (the “Restricted Group”).

The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the “obligations”) supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.) A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

Any Plan fiduciary which proposes to cause a Plan to purchase securities are encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making that investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Legal Investment

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to “mortgage related securities”, securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a “mortgage related security”). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities”, which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities not entitled to distributions allocated to principal or interest, and Subordinate Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security”, and whether the purchase (or retention) of that product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” or in securities which are issued in book-entry form.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors.

Method of Distribution

Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

•
by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of any series by the depositor or any of its affiliates;

•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and

•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to those underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters’ obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any of those securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

Legal Matters

The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, as specified in the prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Rating

It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a “Rating Agency”) specified in the related prospectus supplement.

The rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to the class and will reflect the Rating Agency’s assessment solely of the likelihood that holders of a class of securities of the class will receive payments to which the securityholders are entitled under the related Agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of the prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We can give no assurance that any the rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of the series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each the class. We can give no assurance that the historical data supporting the actuarial analysis will accurately reflect future experience nor assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Index of Defined Terms

Accretion Directed	34
Accrual	36
Adjustable Rate	35
Agency Securities	12
Agreement	13
AMT	90
Asset Conservation Act	76
Available Funds	30
beneficial owner	39
Bond Premium Regulations	85
Book-Entry Securities	39
Callable	36
Capitalized Interest Account	58
Cash Flow Bond Method	92
CERCLA	75
CI	40
Class Security Balance	30
Clearstream, Luxembourg	40
Code	81
COFI securities	37
Collateral Value	16
Companion Class	34
Component Securities	34
Compound Interest Securities	83
Cooperative	41
cooperative loans	13
cooperatives	13
Cut-off Date Principal Balance	28
DBC	40
Debt securities	82
Definitive Security	39
depositable securities	43
depositor	24
Detailed Description	13
Disqualified Organization	89
DOL	103
DTC	39
Eleventh District	37
ERISA	102
ES Trust	101
Euroclear	39
Euroclear Operator	41
Euroclear Participants	41
European Depositaries	39
excess servicing	92
Exchange Act	23
FHA	13
FHLBSF	37
Financial Intermediary	39
Fitch	104
Fixed Rate	35
Floating Rate	35
foreign person	97
Funding Period	57
Garn-St Germain Act	78
Improper Knowledge	90
Indenture	28
Indirect Participants	39
Insurance Proceeds	56
Insured Expenses	56
Interest Only	35
Interest Weighted Securities	83
Inverse Floating Rate	35
L/C Bank	46
L/C Percentage	46
Liquidation Expenses	56
Liquidation Proceeds	56
Loan Rate	14
Loan-to-Value Ratio	16
Master Servicing Agreements	12
Master Servicing Fee	66
MBA Method	61
Moody’s	104
Mortgage	53
mortgage related security	106
NAS	34
National Cost of Funds Index	37
NCUA	106
New CI	40
new partnership	99
Non-Accelerated Senior	34
Non-Agency Mortgage-Backed Securities	12
Noneconomic Residual Interest	89
Nonresidents	94
Notional Amount Securities	34
obligations	105
Offshore Location	90
OID	82
OID Regulations	82
old partnership	99
OTS	37
OTS Method	61
PACs	34
Partial Accrual	35
Participants	39
Parties in Interest	102, 103
Pass-Through Securities	91
Pay-Through Security	83
Permitted Investments	58
Plan Assets Regulation	103
Planned Principal Class	34
Plans	102
Policy Statement	107
Pool Insurance Policy	48
Pool Insurer	48
Pooling and Servicing Agreement	12

Pre-Funded Amount	57
Pre-Funding Account	57
Prepayment Assumption	83
Primary Mortgage Insurance Policy	15
Prime Rate	38
Principal Only	35
Principal Prepayments	31
Properties	14
PTCE	103
Purchase Price	27
Rating Agency	104, 108
Ratio Strip Securities	92
RCRA	76
Record Date	29
Reference Bank Rate	36
Refinance Loan	16
Regular Interest Securities	81
Regular Interests	81
Relevant Depositary	39
Relevant Implementation Date	108
Relevant Member State	107
Relief Act	7, 79
REMIC	29, 81
Residual Interest	88
Restricted Group	105
Retained Interest	28
Rules	39
S&P	104
Sale and Servicing Agreement	12
Scheduled Principal Class	34
SEC	13
secured creditor exemption	76
Securities Act	23
Security Account	55
Security Owners	39
Security Register	29
Sellers	12
Senior Securities	45
Sequential Pay	34
Servicing Fee	91
Short-Term Note	96
Single Family Properties	15
SMMEA	106
Strip	35
Stripped Securities	91
Subordinate Securities	45
Subsequent Loans	57
Super Senior	35
Support Class	35
TACs	35
Targeted Principal Class	35
Tax Counsel	81
Terms and Conditions	41
TIN	94
Title V	79
Trust Agreement	13
Trust Fund Assets	12
UCC	75
Underwriter Exemptions	103
VA	13
VA Guaranty	65
Variable Rate	35
Voting Rights	68
W-8BEN	97
Withholding Agent	97